      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            IMS HEALTH INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                            7374                           06-1506026
  (State or other Jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
      of Incorporation or           Classification Code Number)           Identification No.)
         Organization)
                                          200 NYALA FARMS
                                    WESTPORT, CONNECTICUT 06880
                                           (203) 222-4200

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         ------------------------------

                            KENNETH S. SIEGEL, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                                200 NYALA FARMS
                          WESTPORT, CONNECTICUT 06880
                                 (203) 222-4200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                         ------------------------------

                                   COPIES TO:

      PETER J. GORDON, ESQ.               ROBERT A. SCHWED, ESQ.
    SIMPSON THACHER & BARTLETT          REBOUL, MACMURRAY, HEWITT,
       425 LEXINGTON AVENUE                 MAYNARD & KRISTOL
        NEW YORK, NY 10017                 45 ROCKEFELLER PLAZA
                                            NEW YORK, NY 10111

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement is declared effective.
                            ------------------------

    If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
         SECURITIES TO BE REGISTERED(1)              REGISTERED(2)            UNIT              PRICE(3)             FEE(3)
Common Stock, par value of $.01 per share           6,292,141 shares     Not applicable       $173,173,865         $51,303.68

(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock, par value $.01 per share ("Walsh Common Stock"), of Walsh International Inc., a Delaware corporation ("Walsh"), in the proposed acquisition of Walsh (the "Merger") by the Registrant or by Cognizant Corporation ("Cognizant"), a Delaware corporation, which presently is the parent company of IMS HEALTH.

(2) The amount of common stock, par value $.01 per share, of the Registrant ("IMS HEALTH Common Stock") to be registered has been determined on the basis of an exchange ratio of .5346 of a share of IMS HEALTH Common Stock for each outstanding share of Walsh Common Stock and the maximum aggregate number of shares of Walsh Common Stock (11,769,811) to be exchanged in the Merger for shares of IMS Health Common Stock, assuming solely for the purpose of calculating the registration fee that (i) all outstanding Walsh stock options are exercised prior to the effective time of the Merger and
    (ii) all outstanding Walsh warrants are exercised prior to the effective time of the Merger.

(3) The registration fee was calculated, pursuant to Rule 457(f)(1), based on the market value of shares of Walsh Common Stock computed, in accordance with Rule 457(c), on the high and low prices per share of Walsh Common Stock on the Nasdaq National Market on May 27, 1998. In accordance with Rule 457(b), the total registration fee of $51,303.68 has been reduced by $51,303.68, which was paid in respect of this Merger transaction in connection with the Registration Statement on Form S-4 filed by Cognizant on June 2, 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            WALSH INTERNATIONAL INC.
                                PROXY STATEMENT
                           --------------------------

                             COGNIZANT CORPORATION
                            IMS HEALTH INCORPORATED
                                   PROSPECTUS

    This Proxy Statement/Prospectus is being furnished to the stockholders of Walsh International Inc., a Delaware corporation ("Walsh" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Walsh (the "Walsh Board") for use at the special meeting of stockholders of Walsh to be held on June 24, 1998, at 10:00 a.m, local time, at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, 11th floor, New York, New York (including any adjournments or postponements thereof, the "Special Meeting").

    At the Special Meeting, the holders of shares of common stock, par value $.01 per share, of Walsh (together with the associated Walsh Rights (as defined herein), the "Walsh Common Stock") will consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of March 23, 1998 (the "Merger Agreement"), among Cognizant Corporation, a Delaware corporation ("Cognizant"), WAC Inc., a Delaware corporation and a wholly owned subsidiary of Cognizant ("Merger Sub"), and Walsh with respect to the merger of Merger Sub with and into Walsh upon the terms and subject to the conditions thereof (the "Merger"). Pursuant to the Merger Agreement, each share of Walsh Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (the "Effective Time of the Merger") will be converted into a fraction of a share of either (i) common stock, par value $.01 per share, of Cognizant (together with the associated fraction of a Cognizant Right (as defined below), the "Cognizant Common Stock"), or (ii) common stock, par value $.01 per share, of IMS Health Incorporated, a Delaware corporation ("IMS HEALTH") (together with the associated fraction of an IMS HEALTH Right (as defined herein), the "IMS HEALTH Common Stock" and, together with the Cognizant Common Stock, the "Merger Stock"). The form of Merger Stock and terms of conversion will depend upon whether the Effective Time of the Merger occurs prior or subsequent to the Cognizant Distribution Record Date (as defined below). As more fully described in this Proxy Statement/Prospectus, Cognizant has announced plans for a tax-free spin-off distribution (the "Cognizant Distribution") that will result in its reorganization into two separately-owned, publicly-traded corporations: IMS HEALTH and Nielsen Media Research, Inc., a Delaware corporation ("NMR"). Pursuant to a distribution agreement to be entered into prior to the Cognizant Distribution, the assets and liabilities relating to the IMS HEALTH business will be allocated to IMS HEALTH, and the assets and liabilities relating to the Nielsen Media Research business will be allocated to NMR. See "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution," "IMS HEALTH Business" and "Nielsen Media Research Business" in Annex IV hereto. Cognizant has received a ruling from the Internal Revenue Service (the "IRS") to the effect that the Cognizant Distribution will be tax-free for Federal income tax purposes. Assuming the Merger is approved at the Special Meeting as scheduled, it is probable that the Effective Time of the Merger will occur prior to the Cognizant Distribution Record Date and that the stockholders of Walsh will receive Cognizant Common Stock as Merger Stock.

    If the Effective Time of the Merger occurs prior to the record date for the determination of holders of Cognizant Common Stock entitled to receive shares of IMS HEALTH Common Stock in the Cognizant Distribution (the "Cognizant Distribution Record Date"), each share of Walsh Common Stock issued and outstanding immediately prior to the Effective Time of the Merger will be converted into a fraction of a share of Cognizant Common Stock, based upon an exchange ratio determined by reference to the average of the closing sale prices per share of Cognizant Common Stock on the New York Stock Exchange Composite Transactions Tape (the "Composite Tape") on each of the 15 consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Merger (the "Cognizant Common Stock Price"), as more fully described under the caption "The Merger--Merger Consideration" in this Proxy Statement/ Prospectus. The former stockholders of Walsh would then (i) participate in the Cognizant Distribution, (ii) receive shares of IMS HEALTH Common Stock on the same basis as other Cognizant stockholders and (iii) own shares of IMS HEALTH Common Stock and of common stock, par value $.01 per share, of NMR ("NMR Common Stock") after the Cognizant Distribution.

    If the Effective Time of the Merger occurs after the Cognizant Distribution Record Date, each share of Walsh Common Stock issued and outstanding immediately prior to the Effective Time of the Merger will be converted into a fraction of a share of IMS HEALTH Common Stock, based upon an exchange ratio determined by reference to the average of the closing sale prices per share of IMS HEALTH Common Stock on the Composite Tape on each of the 10 consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Merger (the "IMS HEALTH Common Stock Price"), as more fully described under the caption "The Merger--Merger Consideration" in this Proxy Statement/ Prospectus. The former stockholders of Walsh would therefore have no ownership interest in NMR as a result of the Merger.

    There are certain risks that may apply with respect to the consideration to be received by Walsh stockholders in the Merger if the Effective Time of the Merger occurs after the Cognizant Distribution Record Date. See "Risk Factors--Risks Relating to Cognizant Distribution and Merger--Nonparticipation in NMR Future Performance" and "--Risks Relating to

                                                        (CONTINUED ON NEXT PAGE)

    HOLDERS OF WALSH COMMON STOCK SHOULD CAREFULLY READ THIS PROXY STATEMENT/PROSPECTUS, INCLUDING ITS ANNEXES, THE MATERIALS IT INCORPORATES BY REFERENCE AND THE MATERIAL UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 32.

    This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Walsh on or about June 2, 1998.

                           --------------------------

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
          STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

                           --------------------------

          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JUNE 2, 1998.

IMS HEALTH--Absence of Prior Trading Market for the IMS HEALTH Common Stock." Whether the Effective Time of the Merger occurs prior to or after the Cognizant Distribution Record Date is expected to be principally dependent upon whether the stockholders of Walsh approve and adopt the Merger Agreement prior to the Cognizant Distribution Record Date. It currently is anticipated that the Cognizant Distribution Record Date will be on or about June 25, 1998.

    The equivalent per share value for the Walsh Common Stock received in the Merger will vary under the terms of the foregoing exchange ratios depending upon a number of factors, including: (a) if the Merger occurs prior to the Cognizant Distribution Record Date, the trading prices of the Cognizant Common Stock during the specified trading period preceding the Merger; and (b) if the Merger occurs after the Cognizant Distribution Record Date, both the relative trading prices of the NMR Common Stock and the IMS HEALTH Common Stock during the specified trading period following the Cognizant Distribution and the trading prices of the IMS HEALTH Common Stock during the specified trading period preceding the Merger. Walsh stockholders may call toll-free 1-877-530-8879 at any time until June 24, 1998 to hear a tape-recorded message stating what the relevant exchange ratio would be if that date were the closing date of the Merger. See "Risk Factors--Risks Relating to the Cognizant Distribution and Merger--The Effect of Stock Price Fluctuations on the Consideration to be Received by Holders of Walsh Common Stock in the Merger."

    The aggregate and per share consideration (whether the consideration is Cognizant Common Stock or IMS HEALTH Common Stock) to be received by stockholders of Walsh will be determined based on the exchange ratio applicable to the date on which the Merger is consummated. The terms of the Merger Agreement do not provide for minimum or maximum exchange ratios or for minimum or maximum share amounts to be issued in the Merger. For purposes of illustration, if the closing sale price of the Cognizant Common Stock on The New York Stock Exchange, Inc. (the "NYSE") on May 27, 1998-- $50 1/2--was the Cognizant Common Stock Price (as defined below), the Cognizant Exchange Ratio (as defined below) would have been 0.3041 and each outstanding share of Walsh Common Stock would have been converted into 0.3041 shares of Cognizant Common Stock, which would have resulted in the aggregate issuance of 3,228,382 shares of Cognizant Common Stock, at an aggregate consideration amount of approximately $163,033,000. The actual value and number of shares to be issued in the Merger will not be determined, however, until immediately prior to the Effective Time of the Merger.

    THE WALSH BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF WALSH VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    This Proxy Statement/Prospectus also serves as a Prospectus of Cognizant and IMS HEALTH under the Securities Act of 1933, as amended (the "Securities Act"), relating to shares of Merger Stock issuable in connection with the Merger. The Cognizant Common Stock is listed for trading on the NYSE. On May 27, 1998, the closing sale price of Cognizant Common Stock as reported on the Composite Tape was $50 1/2. As of the date hereof, there is no established trading market for the IMS HEALTH Common Stock. It is a condition to the Cognizant Distribution that the IMS HEALTH Common Stock be accepted for listing on the NYSE, and a "when issued" market is expected to develop prior to the Cognizant Distribution. There can be no assurance, however, as to the prices at which the IMS HEALTH Common Stock may trade in such "when issued" market or upon commencement of "regular way" trading.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           1

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS............................................................           2

SUMMARY....................................................................................................           3
    The Special Meeting....................................................................................           3
    The Parties............................................................................................           4
    The Merger.............................................................................................           6

SELECTED HISTORICAL FINANCIAL DATA.........................................................................          13

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA................................................................          15

COMPARATIVE PRICES OF COGNIZANT AND WALSH COMMON STOCK AND DIVIDEND INFORMATION............................          25

ABSENCE OF PRIOR TRADING MARKET FOR IMS HEALTH COMMON STOCK................................................          26

COMPARATIVE PER SHARE DATA (UNAUDITED).....................................................................          27

RISK FACTORS...............................................................................................          32
    Risks Relating to Cognizant Distribution and Merger....................................................          32
    Risks Relating to IMS HEALTH...........................................................................          35
    Risks Relating to NMR..................................................................................          37

THE SPECIAL MEETING........................................................................................          40
    Date, Time and Place...................................................................................          40
    Matters To Be Considered at the Special Meeting........................................................          40
    Vote Required..........................................................................................          40
    Voting of Proxies......................................................................................          40
    Revocability of Proxies................................................................................          41
    Record Date; Stock Entitled to Vote; Quorum............................................................          41
    Solicitation of Proxies................................................................................          41

THE PARTIES................................................................................................          42
    Cognizant Corporation and IMS Health Incorporated......................................................          42
    Walsh International Inc................................................................................          42
    WAC Inc................................................................................................          43

THE MERGER.................................................................................................          44
    General................................................................................................          44
    Background of the Merger...............................................................................          44
    Reasons for the Merger.................................................................................          45
    Recommendation of the Walsh Board......................................................................          47
    Opinion of Financial Advisor to Walsh..................................................................          47
    Structure of the Merger................................................................................          51
    Merger Consideration...................................................................................          52
    Effective Time of the Merger...........................................................................          58
    Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares.......................          58
    Representations and Warranties.........................................................................          58
    Conduct of Business Pending Merger.....................................................................          59
    No Solicitation........................................................................................          60

                                                                                                                PAGE
                                                                                                                -----
    Conditions to the Consummation of the Merger...........................................................          61
    Stock Exchange Listings................................................................................          62
    Regulatory Approvals Required..........................................................................          62
    Termination............................................................................................          62
    Termination Fee and Expense Reimbursement..............................................................          63
    Amendment and Waiver...................................................................................          64
    Contemplated Assignment................................................................................          64
    Expenses...............................................................................................          64
    Effect on Employee Benefits, Stock Plans and Stock Options.............................................          64
    Effect on Warrants.....................................................................................          65
    United States Federal Income Tax Consequences..........................................................          65
    Anticipated Accounting Treatment.......................................................................          66
    Interests of Certain Persons in the Merger.............................................................          67
    Stock Option Agreement.................................................................................          68
    Amendment to Walsh Rights Agreement....................................................................          69
    Resale of Merger Stock.................................................................................          70
    No Appraisal Rights....................................................................................          70

COMPARISON OF STOCKHOLDER RIGHTS...........................................................................          71
    General................................................................................................          71
    Comparison of Rights of Holders of Walsh Common Stock and Rights of Holders of Cognizant Common Stock
     and IMS HEALTH Common Stock Following the Merger......................................................          71

DESCRIPTION OF COGNIZANT CAPITAL STOCK.....................................................................          76
    Authorized Capital Stock...............................................................................          76
    Cognizant Common Stock.................................................................................          76
    Cognizant Preferred Stock and Cognizant Series Common Stock............................................          76
    Authorized But Unissued Capital Stock..................................................................          76
    Cognizant Rights Plan..................................................................................          77
    Certain Effects of the Cognizant Rights Agreement......................................................          79
    No Preemptive Rights...................................................................................          80
    Delaware General Corporation Law.......................................................................          80
    Provisions of Cognizant Charter and Cognizant By-Laws Affecting Change in Control......................          80
    Indemnification and Limitation of Liability for Directors and Officers.................................          83
    Transfer Agent and Registrar...........................................................................          83
    Stock Exchange Listing; Delisting and Deregistration of Walsh Common Stock.............................          83

DESCRIPTION OF IMS HEALTH CAPITAL STOCK....................................................................          84
    Authorized Capital Stock...............................................................................          84
    IMS HEALTH Common Stock................................................................................          84
    IMS HEALTH Preferred Stock and IMS HEALTH Series Common Stock..........................................          84
    Authorized But Unissued Capital Stock..................................................................          85
    IMS HEALTH Rights Plan.................................................................................          85
    Certain Effects of the IMS HEALTH Rights Agreement.....................................................          88
    No Preemptive Rights...................................................................................          88
    Delaware General Corporation Law.......................................................................          88
    Provisions of IMS HEALTH Charter and IMS HEALTH By-Laws Affecting Change in Control....................          89
    Indemnification and Limitation of Liability for Directors and Officers.................................          91
    Transfer Agent and Registrar...........................................................................          91
    Stock Exchange Listing; Delisting and Deregistration of Walsh Common Stock.............................          91

                                                                                                                PAGE
                                                                                                                -----
CERTAIN MATTERS RELATING TO COGNIZANT
    Cognizant Management's Discussion and Analysis of Financial Condition and Results of Operations........          92
    Cognizant Business.....................................................................................          92
    Cognizant Management and Executive Compensation........................................................          92
    Cognizant Security Ownership by Certain Beneficial Owners and Management...............................          92
    Cognizant Financial Statements.........................................................................          92

CERTAIN MATTERS RELATING TO WALSH..........................................................................          92
    Walsh Management's Discussion and Analysis of Financial Condition and Results of Operations............          92
    Walsh Business.........................................................................................          96
    Walsh Security Ownership By Certain Beneficial Owners and Management...................................         103

EXPERTS....................................................................................................         105

LEGAL OPINIONS.............................................................................................         105

STOCKHOLDER PROPOSALS......................................................................................         105

INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE OF
  WALSH INTERNATIONAL INC. AND SUBSIDIARIES................................................................         F-1

ANNEXES

Annex I    Agreement and Plan of Merger
Annex II   Stock Option Agreement
Annex III  Opinion of NationsBanc Montgomery Securities
Annex IV   Additional Information Relating to the Cognizant Distribution

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COGNIZANT CORPORATION, WALSH INTERNATIONAL INC. OR IMS HEALTH INCORPORATED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF COGNIZANT CORPORATION, WALSH INTERNATIONAL INC. OR IMS HEALTH INCORPORATED SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF, EXCEPT TO THE EXTENT THAT APPLICABLE LAW REQUIRES COGNIZANT CORPORATION, WALSH INTERNATIONAL INC. OR IMS HEALTH INCORPORATED TO MODIFY THE INFORMATION SET FORTH THEREIN.

                             AVAILABLE INFORMATION

    Cognizant and Walsh are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Each of Cognizant and IMS HEALTH has filed with the Commission a Registration Statement on Form S-4 (collectively, together with any amendments thereto, the "Registration Statements") under the Securities Act with respect to the Merger Stock issuable to holders of Walsh Common Stock pursuant to the Merger Agreement. The Registration Statements and the exhibits thereto, as well as the reports, proxy statements and other information filed by Cognizant (File No. 1-12275) and Walsh (File No. 0-28202) with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates or through the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). Recent materials filed by Cognizant and Walsh also may be accessed electronically by means of the Commission's homepage on the Internet at http://www.sec.gov. In addition, the Cognizant Common Stock is listed on the NYSE, and material filed by Cognizant can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Following the Cognizant Distribution it is expected that IMS HEALTH Common Stock will be listed on the NYSE and material filed by IMS HEALTH will be available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York, 10005. The Walsh Common Stock is quoted on the Nasdaq National Market ("Nasdaq"), and material filed by Walsh can be inspected at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statements and the exhibits thereto, a portion of which has been omitted in accordance with the rules and regulations of the Commission.

    Although statements contained in this Proxy Statement/Prospectus, or in any document incorporated in this Proxy Statement/Prospectus by reference, as to the contents of any contract or other document referred to herein or therein are accurate in all material respects, such statements are qualified in all respects by reference to the copy of such contract or other document filed as an exhibit to the Registration Statements or such other document incorporated herein by reference. Such documents are available through EDGAR.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This Proxy Statement/Prospectus (including the documents incorporated herein by reference) and other materials filed or to be filed by Cognizant, IMS HEALTH and Walsh with the Commission, as well as information included in oral statements or other written statements made or to be made by Cognizant, IMS HEALTH and Walsh, contain statements which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this document and include, but are not limited to, all statements and information relating to the financial and operating effects of the transactions contemplated by the Merger Agreement and other planned acquisition transactions, other plans for future growth and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition, the terms of the Cognizant Distribution and all other statements regarding the intent, plans, belief or expectations of the parties or their directors or officers. Walsh stockholders are cautioned that such forward looking statements are not assurances of future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward looking statements. These risks and uncertainties include, but are not limited to, risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks; to the extent the companies seek growth through acquisition, the ability to identify and consummate acquisitions on satisfactory terms; the ability of the companies to complete development of or to develop new or advanced technologies and systems for their businesses on a cost-effective basis; the ability to successfully achieve estimated effective tax rates and corporate overhead levels; competition, particularly in the markets for pharmaceutical information and audience measurement services; regulatory and legislative initiatives, particularly in the area of medical privacy; the ability to timely and cost-effectively resolve any problems associated with the Year 2000 issue; leverage and debt service (including sensitivity to fluctuations in interest rates); compliance with covenants in loan agreements; the ability to obtain future financing on satisfactory terms; deterioration in economic conditions, particularly in the pharmaceutical, healthcare, media, information technology or other industries in which customers operate; conditions in the securities markets which may affect the value or liquidity of portfolio investments; the determination and allocation of the purchase price in connection with the proposed Merger; and the final allocation of assets and liabilities between IMS HEALTH and NMR in the Cognizant Distribution. Consequently, all the forward looking statements contained in this Proxy Statement/Prospectus are qualified by the information contained or incorporated herein, including, but not limited to, the information contained under this heading and in "Selected Unaudited Financial Data," "Risk Factors," "The Merger" and Annex IV hereto. None of Cognizant, Walsh or IMS HEALTH has any obligation to publicly release any revision to any forward looking statement contained or incorporated herein to reflect any future events or occurrences.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/ PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY.

                              THE SPECIAL MEETING

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DATE, TIME AND PLACE..............  The Special Meeting will be held at 10:00 a.m., local time, on June 24, 1998 at the offices of Reboul,
                                    MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller
                                    Plaza, 11th floor, New York, New York.

MATTERS TO BE CONSIDERED AT THE
  SPECIAL MEETING.................  At the Special Meeting, holders of Walsh Common Stock will be asked to consider and vote upon a proposal to
                                    approve and adopt the Merger Agreement.

RECORD DATE.......................  The record date for the Special Meeting is the close of business in New York on May 14, 1998 (the "Record
                                    Date"). See "The Special Meeting--Record Date; Stock
                                    Entitled to Vote; Quorum."

VOTE REQUIRED.....................  The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a
                                    majority of the shares of Walsh Common Stock outstanding
                                    on the Record Date.

                                    Holders of Walsh Common Stock as of the Record Date are
                                    entitled to one vote per share on each matter to be
                                    voted on at the Special Meeting. The approval and
                                    adoption of the Merger Agreement does not require the
                                    approval of the holders of any other outstanding
                                    securities of Walsh. See "The Special Meeting--Votes
                                    Required."

SECURITY OWNERSHIP OF MANAGEMENT
  AND OTHERS......................  As of the Record Date, directors and executive officers of Walsh and their affiliates beneficially owned and
                                    were entitled to vote 450,955 shares of Walsh Common
                                    Stock, which represented approximately 4.23% of the
                                    shares of Walsh Common Stock outstanding on the Record
                                    Date. Each Walsh director and executive officer has
                                    indicated his present intention to vote, or cause to be
                                    voted, the Walsh Common Stock so owned by him for
                                    approval and adoption of the Merger Agreement. See "The
                                    Special Meeting--Votes Required" and "The
                                    Merger--Interests of Certain Persons in the Merger."
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                                       3

                                  THE PARTIES

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COGNIZANT CORPORATION, IMS HEALTH
  INCORPORATED AND NIELSEN MEDIA
  RESEARCH, INC...................  Cognizant is a Delaware corporation that was incorporated in 1996 and began operating as an
                                    independent publicly held company on November 1, 1996 as
                                    a result of its spin-off from The Dun & Bradstreet
                                    Corporation ("D&B"). Prior to that spin-off, Cognizant
                                    was wholly owned by D&B. Cognizant primarily is engaged
                                    in the integration of information and technology to
                                    create business insight. IMS HEALTH is a newly created
                                    Delaware corporation. Following the Cognizant
                                    Distribution, the businesses of IMS HEALTH will focus on
                                    information solutions to the pharmaceutical and
                                    healthcare industries. Providing services in over 90
                                    countries with over 7,200 employees worldwide, IMS
                                    HEALTH's businesses will include those of I.M.S.
                                    International, Inc. ("IMS"), the leading global supplier
                                    of market information and decision-support services to
                                    the pharmaceutical and healthcare industries; Erisco,
                                    Inc. ("Erisco"), a leading supplier of software-based
                                    administrative and analytical solutions to the managed
                                    care industry; Cognizant Enterprises, Inc.
                                    ("Enterprises"), a venture capital unit with a principal
                                    focus on investments in emerging healthcare businesses;
                                    Cognizant Technology Solutions Corporation ("CTS"), a
                                    provider of software application development and
                                    maintenance services and Year 2000 and Eurocurrency
                                    compliance services; and a substantial equity interest
                                    (47.2% on March 31, 1998) in Gartner Group, Inc.
                                    ("Gartner") the leading supplier of research and
                                    analysis to the information technology industry.
                                    Simultaneously with the execution and delivery of the
                                    Merger Agreement, Cognizant entered into a similar
                                    agreement to acquire Pharmaceutical Marketing Services
                                    Inc. ("PMSI"), which provides a range of information
                                    services to pharmaceutical and healthcare companies in
                                    the United States, Europe and Japan to enable them to
                                    optimize their sales and marketing performance. Most of
                                    PMSI's information services are generated from databases
                                    containing unique prescription, managed care, healthcare
                                    market and medical prescriber data. The PMSI acquisition
                                    is expected to be consummated following the Cognizant
                                    Distribution, at which time PMSI will become a wholly
                                    owned subsidiary of IMS HEALTH.
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                                       4

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                                    As a result of the Cognizant Distribution, the
                                    electronic audience measurement services business of NMR
                                    will remain with Cognizant, and, concurrently with the
                                    Cognizant Distribution, Cognizant will change its name
                                    to Nielsen Media Research, Inc. If the Merger is
                                    consummated prior to the Cognizant Distribution Record
                                    Date, stockholders of Walsh will receive common stock of
                                    IMS HEALTH and NMR in the Cognizant Distribution on the
                                    same basis as all other stockholders of Cognizant.

                                    The principal executive offices of each of Cognizant,
                                    IMS HEALTH and NMR currently are located at 200 Nyala
                                    Farms, Westport, Connecticut 06880 and their telephone
                                    number is (203) 222-4200.

                                    ANNEX IV TO THIS PROXY STATEMENT/PROSPECTUS CONTAINS
                                    DETAILED INFORMATION WITH RESPECT TO IMS HEALTH AND NMR,
                                    AS WELL AS THE TERMS OF THE COGNIZANT DISTRIBUTION.
                                    HOLDERS OF WALSH COMMON STOCK ARE URGED TO CAREFULLY
                                    READ ANNEX IV IN ITS ENTIRETY.

WALSH INTERNATIONAL INC...........  Walsh develops, markets, provides and supports comprehensive sales and marketing information systems
                                    for pharmaceutical companies to assist them in more
                                    efficient management of their sales organizations. Walsh
                                    is a market leader in providing electronic territory
                                    management systems ("ETMS") and sales management
                                    information solutions ("SMIS") to the pharmaceutical
                                    industry worldwide. Walsh also provides data services
                                    and marketing support services based on proprietary
                                    databases of medical professionals and others who
                                    influence prescribing decisions.

                                    Walsh's principal executive offices are located at 105
                                    Terry Drive, Suite 118, Newtown, Pennsylvania 18940 and
                                    its telephone number is (215) 860-4949.

WAC INC...........................  Merger Sub is a Delaware corporation and a wholly owned subsidiary of Cognizant which was formed solely for the
                                    purpose of entering into the Merger Agreement and
                                    consummating the Merger. If the Merger is not
                                    consummated prior to the Cognizant Distribution Record
                                    Date, Cognizant will transfer its ownership in Merger
                                    Sub to IMS HEALTH.
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                                       5

                                   THE MERGER

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RECOMMENDATION OF THE WALSH BOARD;  The Walsh Board has determined that the terms of the
  REASONS FOR THE MERGER..........  Merger Agreement and the Stock Option Agreement (as
                                    defined herein) and the transactions contemplated
                                    thereby, including the Merger, are fair to and in the
                                    best interests of the stockholders of Walsh. The Walsh
                                    Board has, by unanimous vote of all directors, approved
                                    the Merger Agreement and the Stock Option Agreement and
                                    the transactions contemplated thereby and recommends
                                    that Walsh's stockholders vote to approve and adopt the
                                    Merger Agreement. See "The Merger-- Recommendation of
                                    the Walsh Board."

                                    In making its determination to approve the Merger
                                    Agreement, the Stock Option Agreement and the
                                    transactions contemplated thereby, the Walsh Board
                                    considered a number of factors described under "The
                                    Merger--Reasons for the Merger-- Walsh." In making its
                                    determination to approve the Merger Agreement, the Stock
                                    Option Agreement and the transactions contemplated
                                    thereby, the Cognizant Board considered a number of
                                    factors described under "The Merger--Reasons for the
                                    Merger--Cognizant."

OPINION OF FINANCIAL ADVISOR TO     NationsBanc Montgomery Securities ("NMS"), the financial
  WALSH...........................  advisor to Walsh, has delivered to the Walsh Board its written opinion, dated March 23, 1998, to the effect
                                    that, as of the date of such opinion, the Cognizant
                                    Exchange Ratio and the IMS HEALTH Adjustment Factor (as
                                    defined in the Merger Agreement) are fair, from a
                                    financial point of view, to the holders of Walsh Common
                                    Stock (other than Cognizant and its affiliates). The
                                    full text of the opinion of NMS, which sets forth the
                                    assumptions made, procedures followed, matters
                                    considered and limitations on the review undertaken, is
                                    attached to this Proxy Statement/Prospectus as Annex
                                    III. HOLDERS OF WALSH COMMON STOCK ARE URGED TO READ THE
                                    OPINION OF NATIONSBANC MONTGOMERY SECURITIES CAREFULLY
                                    IN ITS ENTIRETY.

                                    Walsh has agreed to pay to NMS aggregate fees of up to
                                    1.3% of the equity value of Walsh for NMS' services in
                                    connection with the Merger, 50% of which is contingent
                                    upon consummation of the Merger. Based on the price for
                                    Cognizant Common Stock on the date of the Merger
                                    Agreement, the aggregate fee payable to NMS would be
                                    approximately $2.3 million, plus reasonable out-
                                    of-pocket expenses.

                                    For information on the assumptions made, procedures
                                    followed, matters considered and limitations on the
                                    review undertaken by NMS, see "The Merger--Opinion of
                                    Financial Advisor to Walsh."

EFFECTS OF THE MERGER.............  At the Effective Time of the Merger, Merger Sub will merge with and into Walsh, with Walsh surviving the
                                    Merger as a wholly owned subsidiary of Cognizant (if the
                                    Effective Time of the Merger occurs prior to the
                                    Cognizant Distribution Record Date)
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                                       6

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                                    or IMS HEALTH (if the Effective Time of the Merger
                                    occurs after the Cognizant Distribution Record Date)
                                    (Walsh, as the surviving corporation in the Merger, is
                                    sometimes referred to herein as the "Surviving
                                    Corporation").

                                    At the Effective Time of the Merger, subject to certain
                                    exceptions as described herein with respect to shares
                                    owned by Cognizant, Walsh or their respective
                                    subsidiaries, each outstanding share of Walsh Common
                                    Stock will be automatically converted into: (a) if the
                                    Effective Time of the Merger occurs prior to the
                                    Cognizant Distribution Record Date, a fraction equal to
                                    the Cognizant Exchange Ratio (as defined herein) of a
                                    share of Cognizant Common Stock, and (b) if the
                                    Effective Time of the Merger occurs on or after the
                                    Cognizant Distribution Record Date, a fraction equal to
                                    the IMS HEALTH Exchange Ratio (as defined herein) of a
                                    share of IMS HEALTH Common Stock, except that, in either
                                    case, cash will be paid in lieu of fractional shares of
                                    Merger Stock.

EXCHANGE RATIOS...................  The "Cognizant Exchange Ratio" and the "IMS HEALTH
                                    Exchange Ratio" are defined and described under "The
                                    Merger--Merger Consideration." Also see "Risk Factors--
                                    Risks Relating to the Cognizant Distribution and
                                    Merger--The Effect of Stock Price Fluctuations on the
                                    Consideration to be Received by the Holders of Walsh
                                    Common Stock in the Merger," "The Merger--Termination"
                                    and "--Conversion of Shares; Procedures for Exchange of
                                    Certificates; Fractional Shares."

                                    The aggregate and per share consideration (whether the
                                    consideration is Cognizant Common Stock or IMS HEALTH
                                    Common Stock) to be received by stockholders of Walsh
                                    will be determined based on the exchange ratio
                                    applicable to the date on which the Merger is
                                    consummated. The terms of the Merger Agreement do not
                                    provide for minimum or maximum exchange ratios or for
                                    minimum or maximum share amounts to be issued in the
                                    Merger. For purposes of illustration, if the closing
                                    sale price of Cognizant Common Stock on the NYSE on May
                                    27, 1998--$50 1/2--was the Cognizant Common Stock Price,
                                    the Cognizant Exchange Ratio would have been 0.3041 and
                                    each outstanding share of Walsh Common Stock would have
                                    been converted into 0.3041 shares of Cognizant Common
                                    Stock, which would have resulted in the aggregate
                                    issuance of 3,228,382 shares of Cognizant Common Stock
                                    on such date (at an aggregate consideration amount of
                                    approximately $163,033,000). The actual value and number
                                    of shares to be issued in the Merger will not be
                                    determined, however, until immediately prior to the
                                    Effective Time of the Merger. See "The Merger--Merger
                                    Consideration."
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                                       7

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                                    The following table provides examples of the Cognizant
                                    Exchange Ratio, the aggregate consideration to be issued
                                    in the Merger and certain other exchange information
                                    utilizing representative Cognizant Common Stock Prices.

                                                 AGGREGATE SHARES
                                                   OF COGNIZANT          PER SHARE
   COGNIZANT      COGNIZANT                        COMMON STOCK         EQUIVALENT
    COMMON        EXCHANGE     CONSIDERATION         ISSUABLE         PRICE OF WALSH
  STOCK PRICE       RATIO      (IN MILLIONS)       (IN MILLIONS)       COMMON STOCK
---------------  -----------  ---------------  ---------------------  ---------------
   $      15         0.4621      $    73.5               4.898           $    6.93
   $      30         0.3953      $   125.7               4.190           $   11.86
   $      45         0.3162      $   150.8               3.352           $   14.23
   $      50         0.3041      $   161.2               3.223           $   15.21
   $      60         0.2878      $   183.0               3.051           $   17.27
   $      70         0.2592      $   192.3               2.748           $   18.14
   $      85         0.2282      $   205.6               2.419           $   19.40

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                                    The following table provides examples of the IMS HEALTH
                                    Exchange Ratio, the aggregate consideration to be issued
                                    in the Merger and certain other exchange information
                                    utilizing representative IMS HEALTH Common Stock Prices.

                                                AGGREGATE SHARES OF
                     IMS                         IMS HEALTH COMMON       PER SHARE
      IMS          HEALTH                              STOCK            EQUIVALENT
 HEALTH COMMON    EXCHANGE     CONSIDERATION         ISSUABLE         PRICE OF WALSH
  STOCK PRICE       RATIO      (IN MILLIONS)       (IN MILLIONS)       COMMON STOCK
---------------  -----------  ---------------  ---------------------  ---------------
   $      15         0.4931      $    78.4               5.227           $    7.40
   $      30         0.4193      $   133.3               4.445           $   12.58
   $      45         0.3379      $   161.2               3.582           $   15.21
   $      50         0.3379      $   179.1               3.582           $   16.90
   $      60         0.2969      $   188.8               3.147           $   17.81
   $      70         0.2734      $   202.9               2.898           $   19.14
   $      85         0.2394      $   215.7               2.538           $   20.35

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CONDITIONS TO THE MERGER..........  The obligations of Cognizant and Merger Sub, on the one hand, and Walsh, on the other hand, to consummate the
                                    Merger are subject to various conditions, including,
                                    among others: obtaining Walsh stockholder approval of
                                    the Merger Agreement at the Special Meeting; the
                                    termination or expiration of the waiting period under
                                    the Hart-Scott-Rodino Antitrust Improvements Act of
                                    1976, as amended (the "HSR Act"), and the receipt of
                                    certain regulatory and third party approvals; the
                                    effectiveness of the Registration Statements; and
                                    approval for listing on the NYSE, subject to official
                                    notice of issuance, of the shares of Merger Stock to be
                                    issued pursuant to the Merger. See "The
                                    Merger--Conditions to the Consummation of the Merger."

REGULATORY APPROVALS REQUIRED.....  See "The Merger--Regulatory Approvals Required" for
                                    matters relating to regulatory approvals required in
                                    connection with the Merger, each of which has been
                                    obtained.

TERMINATION.......................  The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or
                                    after approval and adoption by the stockholders of
                                    Walsh, (i) by mutual written consent of Cognizant and
                                    Walsh, (ii) by either party if (A) any governmental
                                    authority shall have taken any
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

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                                    final, nonappealable action permanently enjoining,
                                    restraining or otherwise prohibiting the Merger, (B) the
                                    approval of stockholders of Walsh required for
                                    consummation of the Merger shall not have been obtained
                                    at the Special Meeting or (C) the Merger shall not have
                                    been consummated on or before December 31, 1998, (iii)
                                    by Cognizant, if the Walsh Board shall have withdrawn or
                                    adversely modified or amended its approval or
                                    recommendation of the Merger Agreement, failed to
                                    include such recommendation therein, failed to timely
                                    mail this Proxy Statement/Prospectus to Walsh's
                                    stockholders, failed to recommend rejection of a third
                                    party Transaction Proposal (as defined under "The
                                    Merger--No Solicitation"), or failed to recommend the
                                    rejection of any tender offer or exchange offer for more
                                    than 15% of the outstanding shares of the Walsh Common
                                    Stock, or (iv) by Walsh, if in compliance with the
                                    Merger Agreement, the Walsh Board shall have concluded,
                                    based on written advice of outside counsel, that in
                                    order to avoid acting contrary to its fiduciary duties
                                    it must not make or must withdraw or modify its
                                    recommendation of the Merger Agreement.

TERMINATION FEE...................  Walsh has agreed to pay Cognizant a termination fee of
                                    $4,700,000 and to reimburse Cognizant's out-of-pocket
                                    expenses up to a maximum of $850,000 if (i) the Merger
                                    Agreement shall have been terminated (other than because
                                    a final, nonappealable order or other action has been
                                    issued or taken by a governmental authority permanently
                                    prohibiting the Merger) and either (A) prior to such
                                    termination a Person (as defined below) shall have
                                    become the owner of more than 15% of the Walsh Common
                                    Stock then outstanding (it being understood that no
                                    owner of Walsh Common Stock as of the date of the Merger
                                    Agreement shall be deemed such a Person unless, after
                                    the date of the Merger Agreement, it acquires beneficial
                                    ownership of at least 3% of the outstanding Walsh Common
                                    Stock or becomes a member of a group of which it was not
                                    a member as of such date or which includes a person
                                    which was not a member thereof as of such date) or (B)
                                    (1) prior to such termination a person or group shall
                                    have made a Transaction Proposal or made public its
                                    intention to make such a proposal and (2) on or prior to
                                    March 23, 1999, Walsh shall have consummated or agreed
                                    to consummate a Transaction Proposal or (ii) the Merger
                                    Agreement is terminated under certain other
                                    circumstances. See "The Merger--Termination," "--
                                    Termination Fee and Expense Reimbursement" and "--No
                                    Solicitation."

UNITED STATES FEDERAL INCOME TAX    The Merger is intended by the parties to be a tax-free
  CONSEQUENCES....................  reorganization under Section 368(a) of the Internal
                                    Revenue Code of 1986, as amended (the "Code"), and, more
                                    likely than not, the Merger should constitute such a
                                    reorganization. Assuming the Merger qualifies as such a
                                    reorganization, no amount of gain or loss will be
                                    recognized by Cognizant (or IMS HEALTH, as applicable),
                                    Merger Sub or Walsh, and no gain or loss will be
                                    recognized by Walsh stockholders, except in respect
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                                    of cash received by holders of Walsh Common Stock in
                                    lieu of fractional shares of Cognizant Common Stock (or
                                    IMS HEALTH Common Stock, as applicable). Consummation of
                                    the Merger, however, is not conditioned upon either a
                                    ruling from the IRS or opinions of counsel to the effect
                                    that the Merger will constitute such a reorganization.
                                    If the Merger occurs prior to the Cognizant
                                    Distribution, the IRS may take the position that the
                                    Merger does not qualify as such a reorganization. In the
                                    event that the Merger were determined not to constitute
                                    a reorganization under Section 368(a) of the Code, a
                                    stockholder of Walsh will recognize gain or loss equal
                                    to the difference between the fair market value of the
                                    Cognizant Common Stock received by the stockholder and
                                    the stockholder's adjusted tax basis in the shares of
                                    Walsh Common Stock surrendered pursuant to the Merger.
                                    See "Risk Factors--Risks Relating to Cognizant
                                    Distribution and Merger--Potential Taxation of Merger"
                                    and "The Merger--United States Federal Income Tax
                                    Consequences."

ANTICIPATED ACCOUNTING              The Merger will be treated as a "purchase" for
  TREATMENT.......................  accounting and financial reporting purposes. See "The
                                    Merger--Anticipated Accounting Treatment."

INTERESTS OF CERTAIN PERSONS IN     It is anticipated that after consummation of the Merger
  THE MERGER......................  certain employees of Walsh, including certain senior officers, will be employed by the Surviving Corporation
                                    or IMS HEALTH. Cognizant anticipates that Michael Hauck,
                                    Chief Executive Officer, Robert Mander, President and
                                    Chief Operating Officer, and Martyn Williams, Chief
                                    Financial Officer of Walsh, will be employed by IMS
                                    HEALTH. Cognizant is currently discussing the terms of
                                    such employment, but no definitive agreements have been
                                    reached.

                                    In the event he ceases to be employed by Walsh for any
                                    reason (including if he chooses to cease such employment
                                    for any reason), Mr. Hauck will become entitled to
                                    receive approximately $1.5 million upon the consummation
                                    of the Merger because it constitutes a "change of
                                    control" pursuant to his existing employment agreement
                                    with Walsh. Pursuant to his agreement with Walsh, Dennis
                                    Turner, Chairman of the Board of Walsh, is entitled to a
                                    payment of $300,000 if for any reason he ceases to serve
                                    on the Walsh Board following a change of control. While
                                    Messrs. Hauck and Turner were involved in the
                                    negotiations of the Merger Agreement, the Merger
                                    Agreement was unanimously approved by all six members of
                                    the Walsh Board, after full disclosure to the Walsh
                                    Board of the interests and potential interests described
                                    above.

                                    Each of Robert Mander, Martyn Williams and Leonard
                                    Benjamin (none of whom was involved in the negotiation
                                    of the Merger Agreement) will become entitled to receive
                                    lump sum cash payments if, following the Merger (which
                                    constitutes a "change of control" pursuant to their
                                    existing employment agreements with Walsh), such
                                    executive officer is terminated without cause or
                                    terminates his employment with good reason (as such
                                    terms are defined under their respective employment
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                                       10

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                                    agreements). The aggregate of such payments for the
                                    three executive officers is approximately $2.3 million.

                                    As of the Effective Time of the Merger, each vested and
                                    unvested option to purchase shares of Walsh Common Stock
                                    will become an option to acquire, on the same terms and
                                    conditions as were applicable under such Walsh option,
                                    the number of shares of Cognizant Common Stock (or IMS
                                    HEALTH Common Stock, if the Effective Time of the Merger
                                    occurs on or after the Cognizant Distribution Record
                                    Date) which the holder of such Walsh option would have
                                    been entitled to receive pursuant to the Merger if such
                                    holder had exercised such Walsh option in full
                                    immediately prior to the Effective Time of the Merger.
                                    Options to purchase 280,075 shares of Walsh Common Stock
                                    with an average exercise price of $10.64 per share will
                                    become vested as a result of the Merger. Assuming a
                                    price of Cognizant Common Stock to be received as Merger
                                    Consideration of $51.792 per Cognizant share (or $15.75
                                    per share of Walsh Common Stock), the aggregate option
                                    spread would be approximately $1.4 million (or an
                                    average of $5.11 per option). In addition, Cognizant
                                    (or, as the case may be, IMS HEALTH) will establish an
                                    employee stock option plan for the grant of additional
                                    options at the Effective Time of the Merger to certain
                                    employees of Walsh, which plan will be comparable to
                                    currently existing Cognizant stock option plans, and
                                    Cognizant (or, as the case may be, IMS HEALTH) may issue
                                    restricted stock to certain employees of Walsh after the
                                    Effective Time of the Merger.

                                    Under the Merger Agreement, during the period preceding
                                    the Merger, Walsh may enter into commitments with
                                    certain Walsh employees (other than Walsh's executive
                                    officers) with respect to the payment of "stay bonuses"
                                    and similar incentive compensation not exceeding
                                    $300,000 in the aggregate. In addition, Cognizant and
                                    the Surviving Corporation have agreed to indemnify, and
                                    maintain directors' and officers' insurance covering,
                                    directors and officers of Walsh following the Merger.
                                    See "The Merger--Effect on Employee Benefits, Stock
                                    Plans and Stock Options" and "--Interests of Certain
                                    Persons in the Merger."

                                    The Walsh Board, in determining annual bonuses of
                                    certain senior officers, conditioned part of such
                                    bonuses on the completion of the Merger.

STOCK OPTION AGREEMENT............  Concurrently with and as a condition to entering into the Merger Agreement, Cognizant and Walsh entered into a
                                    Stock Option Agreement, dated as of March 23, 1998 (the
                                    "Stock Option Agreement"), pursuant to which Walsh has
                                    granted to Cognizant the option to purchase up to an
                                    aggregate of 2,111,815 shares of Walsh Common Stock
                                    (subject to adjustment under certain circumstances) at a
                                    price of $15.75 per share. The option may be exercised
                                    only upon the termination of the Merger Agreement under
                                    circumstances that would entitle Cognizant (presently or
                                    in the future) to receive a termination fee. No such
                                    circumstances exist as of the date hereof. Upon the
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                                       11

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                                    occurrence of certain events (none of which has occurred
                                    as of the date hereof), the Stock Option Agreement
                                    requires Walsh, upon request of Cognizant or any holder
                                    of Walsh Common Stock issued upon exercise of the
                                    option, to repurchase the option and/or any shares
                                    previously issued upon exercise thereof. The Stock
                                    Option Agreement provides that the maximum compensation
                                    received by Cognizant under the Stock Option Agreement,
                                    together with any termination fee and expense
                                    reimbursement received under the Merger Agreement, shall
                                    not exceed $5,550,000. See "The Merger--Stock Option
                                    Agreement."

NO APPRAISAL RIGHTS...............  No holder of Walsh Common Stock will have any appraisal rights under Delaware law in connection with, or as a
                                    result of, the matters to be acted upon at the Special
                                    Meeting. See "The Merger--No Appraisal Rights."

COMPARISON OF STOCKHOLDER           The rights of stockholders of Walsh currently are
  RIGHTS..........................  determined by reference to the Delaware General
                                    Corporation Law (the "DGCL"), Walsh's Restated
                                    Certificate of Incorporation, as amended (the "Walsh
                                    Charter"), and Walsh's amended and restated by-laws (the
                                    "Walsh By-Laws"). At the Effective Time of the Merger,
                                    stockholders of Walsh will become stockholders of either
                                    Cognizant or IMS HEALTH. As a result, their rights as
                                    stockholders will then be determined by reference to the
                                    DGCL and the provisions of either Cognizant's Amended
                                    and Restated Certificate of Incorporation (the
                                    "Cognizant Charter") and Cognizant's amended and
                                    restated by-laws ( the "Cognizant By-Laws") or IMS
                                    HEALTH's Restated Certificate of Incorporation (the "IMS
                                    HEALTH Charter") and IMS HEALTH's amended and restated
                                    by-laws (the "IMS HEALTH By-Laws"). See "Description of
                                    Cognizant Capital Stock," "Description of IMS HEALTH
                                    Capital Stock" and "Comparison of Stockholder Rights."

                       SELECTED HISTORICAL FINANCIAL DATA
                                  (UNAUDITED)

    Set forth below is the selected historical financial data (unaudited) for Walsh for the year ended December 31, 1992, the six months ended June 30, 1993, for each of the four years in the period ended June 30, 1997 and the nine-month periods ended March 31, 1998 and 1997. Set forth on page F-31 of Annex IV hereto is selected historical financial data of IMS HEALTH(1) for each of the years in the five years ended December 31, 1997 and for the three months ended March 31, 1998 and 1997. All such information has been derived from and should be read in conjunction with the audited consolidated financial statements of IMS HEALTH (as accounting successor to Cognizant) and Walsh, including the respective notes thereto and management's discussions and analyses of financial condition and results of operations, which are included in Annex IV hereto, in the case of IMS HEALTH, and are included elsewhere herein, in the case of Walsh. The selected historical financial information (unaudited) for the three-month periods ended March 31, 1998 and 1997, in the case of IMS HEALTH (as accounting successor to Cognizant), and for the nine-month periods ended March 31, 1998 and 1997, in the case of Walsh, in each case reflect, in the opinion of the managements of IMS HEALTH and Walsh, respectively, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of IMS HEALTH and Walsh, as the case may be, for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period.

------------------------

(1) Because of the relative significance of the IMS HEALTH business to Cognizant, IMS HEALTH will be treated as the "accounting successor" to Cognizant for financial reporting purposes; see "The Distribution--Form of Transaction; Basis of Presentation" in Annex IV to this Proxy Statement/ Prospectus.

                            WALSH INTERNATIONAL INC.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                                  (UNAUDITED)

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          SIX
                                                           YEAR         MONTHS                     YEAR ENDED
                                                           ENDED         ENDED                      JUNE 30,
                                                       DECEMBER 31,    JUNE 30,    ------------------------------------------
                                                           1992          1993        1994       1995       1996       1997
                                                       -------------  -----------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
Revenues.............................................    $  33,293     $  16,506   $  34,532  $  40,269  $  47,262  $  54,088
                                                       -------------  -----------  ---------  ---------  ---------  ---------
Costs and expenses:
  Production costs...................................       16,023         7,374      15,401     17,733     18,442     20,049
  Selling, general and administrative expenses.......       24,080        11,121      21,366     19,423     21,348     24,433
  Research and development costs.....................        3,898         1,152       3,049      3,953      3,510      3,683
  In process research and development write-off......           --            --          --         --         --         --
  Amortization of intangible assets..................        4,982           142         138        112        130        144
  Restructuring costs................................           --            --         824         --         --         --
                                                       -------------  -----------  ---------  ---------  ---------  ---------
Total costs and expenses.............................       48,983        19,789      40,778     41,221     43,430     48,309
                                                       -------------  -----------  ---------  ---------  ---------  ---------
Operating profit (loss)..............................      (15,690)       (3,283)     (6,246)      (952)     3,832      5,779
  Interest income....................................          793           132         525        950        843        796
  Interest expense...................................       (2,393)       (1,162)     (2,076)    (2,325)    (2,045)      (265)
  Gain on sale of shares in PMSI.....................       10,026            --       2,420        402         --         --
  Equity income of PMSI..............................        3,165           555         973      1,180         --         --
  Other income, net..................................           --           838          --         --         --         --
  Minority interest..................................           --            --          --         --        113         20
                                                       -------------  -----------  ---------  ---------  ---------  ---------
Income (loss) from continuing operations before
  income taxes.......................................       (4,099)       (2,920)     (4,404)      (745)     2,743      6,330
Income tax benefit (provision).......................          483           237      (1,509)    (2,212)      (658)    (1,540)
                                                       -------------  -----------  ---------  ---------  ---------  ---------
(Loss) income from continuing operations.............       (3,616)       (2,683)     (5,913)    (2,957)     2,085      4,790
Discontinued operations:
  Loss from discontinued operations, net.............      (18,214)       (5,123)     (5,800)    (1,554)    (1,755)        --
                                                       -------------  -----------  ---------  ---------  ---------  ---------
Net (loss) income....................................    $ (21,830)    $  (7,806)  $ (11,713) $  (4,511) $     330  $   4,790
                                                       -------------  -----------  ---------  ---------  ---------  ---------
                                                       -------------  -----------  ---------  ---------  ---------  ---------
Income (loss) per share data (1):
  Continued operations, basic........................    $   (0.67)    $   (0.48)  $   (1.02) $   (0.51) $    0.31  $    0.46
  Net (loss) income, basic...........................    $   (4.06)    $   (1.41)  $   (2.02) $   (0.78) $    0.05  $    0.46
  Continued operations, diluted......................    $   (0.67)    $   (0.48)  $   (1.02) $   (0.51) $    0.25  $    0.45
  Net (loss) income, diluted.........................    $   (4.06)    $   (1.41)  $   (2.02) $   (0.78) $    0.04  $    0.45


                                                        NINE MONTHS ENDED

                                                            MARCH 31,
                                                       --------------------
                                                         1997       1998
                                                       ---------  ---------
STATEMENT OF OPERATIONS DATA:
Revenues.............................................  $  39,815  $  45,632
                                                       ---------  ---------
Costs and expenses:
  Production costs...................................     15,043     17,453
  Selling, general and administrative expenses.......     18,087     19,165
  Research and development costs.....................      2,812      2,757
  In process research and development write-off......         --      2,000
  Amortization of intangible assets..................        108        214
  Restructuring costs................................         --         --
                                                       ---------  ---------
Total costs and expenses.............................     36,050     41,589
                                                       ---------  ---------
Operating profit (loss)..............................      3,765      4,043
  Interest income....................................        578        436
  Interest expense...................................       (191)      (194)
  Gain on sale of shares in PMSI.....................         --         --
  Equity income of PMSI..............................         --         --
  Other income, net..................................         --        424
  Minority interest..................................         78       (122)
                                                       ---------  ---------
Income (loss) from continuing operations before
  income taxes.......................................      4,230      4,587
Income tax benefit (provision).......................     (1,004)    (1,655)
                                                       ---------  ---------
(Loss) income from continuing operations.............      3,226      2,932
Discontinued operations:
  Loss from discontinued operations, net.............         --         --
                                                       ---------  ---------
Net (loss) income....................................  $   3,226  $   2,932
                                                       ---------  ---------
                                                       ---------  ---------
Income (loss) per share data (1):
  Continued operations, basic........................  $    0.31  $    0.28
  Net (loss) income, basic...........................  $    0.31  $    0.28
  Continued operations, diluted......................  $    0.30  $    0.27
  Net (loss) income, diluted.........................  $    0.30  $    0.27

                                                                                                                     AS AT
                                                 AS AT                         AS AT JUNE 30,                      MARCH 31,
                                              DECEMBER 31,  -----------------------------------------------------  ---------
                                                  1992        1993       1994       1995       1996       1997       1997
                                              ------------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
  Cash and cash equivalents.................   $    1,901   $   2,083  $  11,881  $  15,110  $   8,629  $   5,784  $   6,833
  Working capital (deficit) (2).............       (3,536)     (6,448)     7,061    (14,168)     2,323      4,825      5,122
  Total assets..............................       58,771      40,440     51,402     49,391     44,017     40,288     40,704
  Total long-term debt and capital lease
    obligations (less current portion)......       17,101      17,115     17,792     17,022      2,757      2,667      2,808
  Series A convertible preferred stock,
    redemption value $25,000,000............           --          --     23,491     23,911         --         --         --
  Total stockholders' (deficit) equity......         (232)    (24,406)   (35,878)   (38,844)     4,546      9,657      8,041


                                                1998
                                              ---------
BALANCE SHEET DATA:
  Cash and cash equivalents.................  $  10,553
  Working capital (deficit) (2).............      6,338
  Total assets..............................     42,849
  Total long-term debt and capital lease
    obligations (less current portion)......      2,699
  Series A convertible preferred stock,
    redemption value $25,000,000............         --
  Total stockholders' (deficit) equity......     12,930

------------------------
(1) Walsh adopted the provision of Statement of Financial Accounting Standards No. 128 "Earnings Per Share" and accordingly all per share data has been restated to comply with this standard.
(2) As at June 30, 1995, includes net liabilities of discontinued operations of $10,310.

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

    The following Unaudited Pro Forma Combined Condensed Balance Sheet and notes thereto as of March 31, 1998 ("Pro Forma Balance Sheet") and the Unaudited Pro Forma Combined Condensed Income Statements and notes thereto for the year ended December 31, 1997 and the three-month period ended March 31, 1998 ("Pro Forma Income Statements") combine certain financial data for Cognizant and Walsh and include unaudited pro forma adjustments, as described in the accompanying notes.

    The historical financial information of Cognizant is the historical financial information of IMS HEALTH. This determination reflects the relative significance of the IMS HEALTH business to Cognizant, and the fact that IMS HEALTH will be treated as the "accounting successor" to Cognizant for financial reporting purposes after the Cognizant Distribution. For purposes of the pro forma financial presentation, the pro forma statements of IMS HEALTH (accounting successor to Cognizant) give effect to NMR as a discontinued operation, although not yet required to be reflected as such in the historical financial statements. Upon approval of the plan of the Cognizant Distribution, the historical financial statements of IMS HEALTH (accounting successor to Cognizant) will be restated to present NMR as a discontinued operation for accounting purposes.

    The Cognizant Distribution is subject to, and requires the approval of, the Cognizant Board of Directors of the plan of the Cognizant Distribution as well as of the material terms of distribution, tax sharing, employee benefits and other similar agreements pursuant to which assets and liabilities are allocated as part of the Cognizant Distribution.

    The Pro Forma Income Statements give effect to the Merger as if it had occurred on January 1, 1997. The Pro Forma Balance Sheet gives effect to the Merger as if it had occurred on the Balance Sheet date. These Pro Forma Statements are based on pro forma historical financial statements of IMS HEALTH (accounting successor to Cognizant) and Walsh (see Notes to Pro Forma Income Statements), adjusted to conform to IMS HEALTH's fiscal year ended December 31, 1997. The unaudited pro forma adjustments give effect to the Merger, including the impact of purchase accounting.

    If the Merger occurs before the Cognizant Distribution Record Date, Walsh stockholders will receive shares of Cognizant Common Stock in exchange for shares of Walsh Common Stock based upon the Cognizant Exchange Ratio. The former stockholders of Walsh would then (i) participate in the Cognizant Distribution,
(ii) receive shares of IMS Health Common Stock on the same basis as other Cognizant stockholders and (iii) own shares of both IMS HEALTH Common Stock and NMR Common Stock after the Cognizant Distribution. The selected unaudited pro forma financial data present the impact of the Merger on IMS HEALTH. Financial statements for NMR are included in Annex IV.

    If the Merger occurs after the Cognizant Distribution Record Date, Walsh stockholders will receive shares of IMS HEALTH Common Stock in exchange for shares of Walsh Common Stock, and they would therefore have no ownership interest in NMR as a result of the Merger.

    The information herein is qualified in its entirety by the consolidated historical financial statements and respective notes thereto of IMS HEALTH (which are included at pages F-2 through F-33 in Annex IV to this Proxy Statement/Prospectus) and Walsh (which are attached hereto). The determination and allocation of the purchase price and the unaudited pro forma adjustments described in the notes to the following tables are based upon current preliminary estimates and certain assumptions that Cognizant and Walsh management believe are reasonable in such circumstances. The unaudited pro forma data are presented for comparative purposes only and are not necessarily indicative of the combined financial position or results of operations which would have been realized had the Merger been consummated during the period or as of the date for which the pro forma data are presented.

    Cognizant expects to incur one-time expenses as a result of the Merger. These expenses include a write-off related to in-process research and development, currently estimated in the range of $50,000,000 to $55,000,000. These one-time expenses have not been factored into the pro forma income statement information.

    A substantial portion of the purchase price for the Merger is currently expected to be allocated to acquired completed technologies and acquired in-process research and development. Completed technologies, which are expected to have reached technological feasibility by the acquisition date, include certain existing products of Walsh that will continue to be offered subsequent to the Merger. In-process research and development, which is not expected to have reached technological feasibility by the acquisition date and which will have no alternative future use, includes: certain research and development projects that are currently underway at Walsh which are expected to continue after the Merger, and certain existing products of Walsh, which are expected to be integrated into existing IMS HEALTH products or research and development projects to form new products to be offered subsequent to the Merger. If, due to the uncertainties surrounding the successful completion of the acquired in-process research and development, IMS HEALTH is unable to establish technological feasibility and produce a commercially viable product, then anticipated incremental future cash flows attributable to expected profits from such new products may not be realized. Although there are significant technological issues to be overcome in order to successfully complete the acquired in-process research and development, including migrating to new software platforms, adding new features and functionality, integrating and expanding data using processes that are statistically valid, comparable to past data and compatible with existing or newly-developed data processing systems, IMS HEALTH expects to successfully complete the in-process research and development to be acquired from Walsh. Furthermore, the anticipated efforts necessary and risks related to completing the acquired in-process research and development, as well as the potential changes in future target markets and limited product life cycles, have been taken into account in estimating the values.

    For purposes of the preliminary purchase price allocation, Cognizant has assumed an in-process research and development write-off of $50,000,000. To the extent the actual in-process research and development write-off differs from this amount, the goodwill and resulting amortization expense will change.

    Cognizant also anticipates that the Merger will provide the combined company with financial benefits including, among other things, reduced operating expenses. These anticipated expense reductions, as well as expected growth in operating income of Walsh, have not been factored into the pro forma income statement information. Such expense reductions and operating income growth are expected to offset any earnings per share dilution.

    Simultaneously with the execution and delivery of the Merger Agreement, Cognizant entered into a similar agreement to acquire PMSI. The PMSI acquisition is expected to be consummated following the Cognizant Distribution, at which time PMSI will become a wholly owned subsidiary of IMS HEALTH.

    Based on the terms of the PMSI merger agreement, Cognizant estimates that PMSI stockholders will receive approximately 3,852,000 shares of IMS HEALTH Common Stock (or, based on an IMS HEALTH Common Stock Price (as defined in the PMSI merger agreement) of $46.613, consideration of approximately $179,600,000). The number of shares of IMS HEALTH Common Stock to be issued in connection with the PMSI acquisition is subject to a collar adjustment based on the price of IMS HEALTH Common Stock during a period prior to the closing of the PMSI acquisition. In connection with the PMSI transaction, a one-time non-cash charge to write off in-process research and development is expected in the range of $60,000,000 to $70,000,000. The following pro forma financial statements do not reflect the pro forma impact of the PMSI acquisition. Without regard to the one-time non-cash charge, had the PMSI acquisition occurred as of the beginning of the period presented, the impact would not be material to the pro forma combined IMS HEALTH/Walsh revenue and net income.

    The estimated amount of the in-process research and development charge represents a preliminary estimate which could materially differ from the actual results that will be experienced by IMS HEALTH, as final values will not be established until after the closing of the PMSI acquisition, when integration plans are finalized and the status of these and other projects are determined. To the extent that it is determined that there is no allocable in-process research and development, these amounts would be allocated to other intangible assets and amortized over the expected life of such assets (currently estimated at 15 years). If it is determined that there is no allowable research and development, amortization costs of such intangible assets are expected to increase by $4,700,000 per year and reduce earnings per share ("EPS") by $.02.

    The total purchase price of the PMSI acquisition, exclusive of debt assumed, is currently estimated at $235,200,000, including $179,600,000 of estimated consideration for the outstanding common stock of PMSI ("PMSI Common Stock"), $16,400,000 for estimated stock options to be issued, and $39,200,000 of estimated accrued acquisition and integration costs (principally severance, lease terminations and cancellations of duplicate and other contracts). The basis for determining the consideration to be issued is a price per share of IMS HEALTH Common Stock equal to $46.613, the midpoint of the range of IMS HEALTH Common Stock prices at which the IMS HEALTH Exchange Ratio will equal 0.3111 for the PMSI acquisition. Such price per share is provided for illustration purposes only, and the actual IMS HEALTH Common Stock Price to be used in determining such consideration (which will not be determined until immediately prior to consummation of the PMSI acquisition) may vary. Stock options to be issued have been valued at fair value using the Black-Scholes method. Accrued acquisition and integration costs are based on Cognizant management's current estimates of expected PMSI employee, lease and contract terminations. For purposes of the preliminary purchase price allocation, as of the pro forma balance sheet date, Cognizant has estimated $159,068,000 of tangible assets acquired, $124,028,000 of assumed liabilities, $130,190,000 of intangible assets, and an in-process research and development write-off of $70,000,000. To the extent the actual in-process research and development write-off differs from this amount, the goodwill and resulting amortization expense will change. Tangible assets to be acquired principally include cash, accounts receivable and other current assets. Liabilities to be assumed principally include accounts payable, accrued and other current liabilities, and convertible debt of $69,041,000, which is expected to be purchased for cash at face value as a consequence of the PMSI acquisition.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1998
                          DOLLAR AMOUNTS IN THOUSANDS

                                                            IMS HEALTH                    WALSH        IMS HEALTH/
                                                            PRO FORMA       WALSH       PRO FORMA         WALSH
                                                           HISTORICAL(1)  REPORTED    ADJUSTMENTS(2)    PRO FORMA
                                                           ------------  -----------  --------------  --------------
Cash and Cash Equivalents................................   $  340,247    $  10,553     $        0      $  350,800
Accounts Receivable--Net.................................      250,081       17,569              0         267,650
Other Current Assets.....................................       72,094        1,010              0          73,104
                                                           ------------  -----------  --------------  --------------
Current Assets...........................................      662,422       29,132              0         691,554
Investment in Gartner Group..............................      212,863            0              0         212,863
Property,Plant and Equipment-Net                               175,555        4,147              0         179,702
Notes Receivable and Other Investments...................       99,956            0              0          99,956
Goodwill.................................................       91,464        5,087        122,452(3)      219,003
Other Assets--Net                                              182,776        4,483         12,047(4)      199,306

Net Assets of Discontinued Operations....................      131,176            0              0         131,176
                                                           ------------  -----------  --------------  --------------
Total Assets.............................................   $1,556,212    $  42,849     $  134,499      $1,733,560
                                                           ------------  -----------  --------------  --------------
                                                           ------------  -----------  --------------  --------------
Accounts and Notes Payable, Accrued Income Taxes and
 Deferred Revenues.......................................   $  197,383    $  11,224     $        0      $  208,607
Accrued and Other Liabilities............................      184,701       11,570         14,200(5)      210,471
                                                           ------------  -----------  --------------  --------------
Current Liabilities......................................      382,084       22,794         14,200         419,078
Long-Term debt...........................................            0        1,151              0           1,151
Other Long-Term Liabilities..............................      301,866        5,974          4,384(6)      312,224
                                                           ------------  -----------  --------------  --------------
Total Liabilities........................................      683,950       29,919         18,584         732,453
Total Shareholders' Equity                                     872,262       12,930        115,915(7)    1,001,107
                                                           ------------  -----------  --------------  --------------
Total Liabilities and Shareholders' Equity...............   $1,556,212    $  42,849     $  134,499      $1,733,560
                                                           ------------  -----------  --------------  --------------
                                                           ------------  -----------  --------------  --------------

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(1) IMS HEALTH Pro Forma Historical gives effect to NMR as a discontinued operation as of the balance sheet date, although not yet required to be reflected in the historical financial statements. A description of the pro forma adjustments made to IMS HEALTH historical financial statements is included in Annex IV to this Proxy Statement/Prospectus under "IMS HEALTH Unaudited Consolidated Pro Forma Statement of Financial Position."

(2) The pro forma adjustments assume that the Merger occurred on March 31, 1998. The actual number of shares to be issued in connection with the Merger is subject to collar adjustments based on the price of Cognizant Common Stock (or IMS HEALTH Common Stock, if the effective date of the Merger is after the Cognizant Distribution Record Date) during a period prior to the closing of the Merger, which could result in a total purchase price that is higher or lower than that used herein.

    - The total purchase price of the Merger is estimated at $193,000, including $166,900 of common stock, $11,900 of stock options to be issued and $14,200 of accrued acquisition and integration costs (consisting of severance of $3,100, lease terminations of Walsh facilities of $1,800, direct acquisition costs of $5,300 and other costs related to the integration of the Walsh business of $4,000). The basis of the common stock value is a price per share of Cognizant Common Stock equal to $51.792, the midpoint of the range of Cognizant Common Stock prices at which the Cognizant Exchange Ratio will equal 0.3041 for the Merger. Such price per share is provided for illustration purposes only, and the actual Cognizant Common Stock Price to be used in determining such consideration (which will not be determined until immediately prior to the Effective Time of the Merger) may vary. Stock options to be issued have been valued at their fair value using the Black-Scholes method. Accrued acquisition and integration costs are based on IMS HEALTH's current estimates of such costs.

    - The accrual of the acquisition and integration costs represents estimated direct costs incurred in connection with the Merger, as well as assumed liabilities related to costs to exit certain activities of the acquired company. These estimated integration costs are incremental to other costs and will be incurred as a direct result of the plan to exit certain activities as part of the overall integration effort (i.e., severance costs related to Walsh employees (currently estimated to be 50 to 70 employees primarily from the administration, finance and certain redundant operating functions)) and certain contractual cancellation costs (i.e., Walsh leases). Although the current estimates are preliminary, at the Effective Time of the Merger Cognizant's management expects to have completed its assessment and to have authorized the specific actions which are expected to be completed within six months after the consummation of the Merger. The elimination of these activities and employees is not expected to result in a corresponding reduction in revenues.

    - The estimated total purchase price has been preliminarily allocated as follows:

            Total Purchase Price......................................................................  $  193,045
                                                                                                        ----------

            Allocated to:
              In-process Research and Development.....................................................      50,000
              Tangible Assets Acquired................................................................      33,809
              Liabilities Assumed.....................................................................     (29,919)
              Fair Values Assigned to Intangibles Acquired, net of Deferred Taxes of $4,384                 11,616
              Goodwill................................................................................     127,539

          Tangible assets of Walsh acquired in the Merger principally include cash and accounts receivable. Liabilities of Walsh assumed in the Merger principally include accounts payable and accrued and other current liabilities.

       - Although Cognizant's management's estimate of the purchase price and the related preliminary allocation thereof have been made in good faith based on currently available information and Cognizant's management does not expect significant changes to such estimated purchase price and preliminary allocation thereof, such estimated purchase price and preliminary allocation are nonetheless subject to change due to a number of factors, including:

       - The Cognizant Common Stock Price (or, if the Effective Time of the Merger is after the Cognizant Distribution Record Date, the IMS HEALTH Common Stock Price) used to determine the Cognizant Exchange Ratio (or the IMS HEALTH Exchange Ratio) and the actual purchase price.

       - Actual tangible assets acquired and liabilities assumed as of the Effective Time of the Merger.

       - Finalization of integration plans, acquisition and integration costs, and valuation of intangibles (completed technology) and in-process research and development. The value of completed technology (ranging from $14,000 to $18,200) was estimated using a risk-adjusted discounted cash flow model, taking into account risks related to existing and future markets and assessment of the remaining life expectancy of the completed technology.

       - The projects identified as in-process research and development at Walsh include enhancement at Walsh's Windows-based sales management information system, enhancement of its pharmaceutical marketing database and development of a next-stage integrated and enhanced sales management information system. These projects were identified as underway at Walsh and would, after consummation of the Merger, require additional effort to establish technological feasibility. If technological feasibility is ultimately achieved, these projects are expected to generate future income. However, with respect to these identified projects, there are identifiable technological risk factors which indicate that even though successful completion is expected, it is not assured. If an identified project is not successfully completed, there is no alternative use for the project and the expected future income will not be realized.

          A preliminary estimate of the value of this in-process research and development at Walsh is $50,000 to $55,000, with aggregate costs of completion of $6,000 to $10,000 that are estimated to be incurred ratably over the twenty-four months following consummation of the Merger. It is expected that IMS HEALTH will begin realizing the benefits from these various identified projects through product introductions at launch dates ranging from January 1999 through June 2000.

          An income approach was utilized to estimate the approximate value of the Walsh in-process research and development. This method uses a projection of product line revenues and expenses, which are based upon experience with similar products. The projected revenue growth rate on a compounded annualized basis for these product enhancements and new products range from approximately 10% to 20% for product enhancements and approximately 25% for new product introductions. The growth rates reflect the anticipated product life cycles. It is estimated that the benefits will be realized by IMS HEALTH as a result of increased revenue and cash flows through the year 2005 for product enhancements and through the year 2008 for new products. The estimated incremental future cash flows that are expected to be realized as a result of successful completion of the projects under development were reduced by amounts that represent the necessary investment in fixed and working capital and other collateral assets and a fair return on those assets, including income from existing product lines, and the estimated cost of completion effort. These net incremental future cash flows for these projects were discounted at rates of 20%, reflecting the risks of possible failure to complete the individual projects and for potential changes in the target markets.

          The estimated amount of the in-process research and development charge represents a preliminary estimate which could materially differ from the actual results that will be experienced by IMS HEALTH, as final values will not be established until after the closing of the Merger, when integration plans are finalized and the status of these, and other projects are determined. To the extent that it is determined that there is no allocable in-process research and development, these amounts would be allocated to other intangible assets and amortized over the expected life of such assets (currently estimated at 15 years). If it is determined that there is no allowable research and development, amortization costs of such intangible assets would increase by $3,300 per year and reduce the IMS HEALTH/Walsh 1997 pro forma earnings per share ("EPS") by $.01.

       - The estimated amortization periods are based on current estimates of the intangible assets to be acquired in connection with the Merger, which will be finalized as part of the final purchase price allocation upon consummation of the Merger.

(3) The adjustment to "Goodwill" reflects the elimination of goodwill on the Walsh Reported Balance Sheet ($5,087) and the inclusion of the goodwill arising from the Merger ($127,539).

(4) The adjustment to "Other Assets--Net" reflects the elimination of intangibles on the Walsh Reported Balance Sheet ($3,953) and the inclusion of the intangible assets arising from the Merger ($16,000).

(5) The adjustment to "Accrued and Other Liabilities" reflects the accrual of acquisition and integration costs arising from the Merger ($14,200).

(6) The adjustment to "Other Long-Term Liabilities" reflects the inclusion of deferred taxes on other intangible assets ($4,384).

(7) The adjustment to "Shareholders' Equity" reflects the elimination of Walsh Reported Shareholders' Equity ($12,930) and the impact of the issuance of Cognizant Common Stock (or IMS HEALTH Common Stock, if the Effective Time of the Merger is after the Cognizant Distribution Record Date)($166,926) and stock options ($11,919), less the one-time write-off of in-process research and development ($50,000).

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1997
             DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

                                                                          IMS
                                                                         HEALTH                       WALSH        IMS HEALTH/
                                                                      PRO FORMA(1)     WALSH        PRO FORMA       WALSH PRO
                                                                       HISTORICAL   HISTORICAL(2) ADJUSTMENTS(3)      FORMA
                                                                      ------------  ------------  --------------  --------------
Revenues............................................................  $  1,059,559   $   57,251     $        0     $  1,116,810

Operating Costs.....................................................       432,654       21,275              0          453,929
Selling and Administrative Expenses.................................       310,644       24,885              0          335,529
Depreciation and Amortization.......................................        88,651          190         10,424(4)        99,265
Other...............................................................             0        3,493              0            3,493
Operating Income....................................................       227,610        7,408        (10,424)         224,594
Gartner Equity Income...............................................        65,120            0              0           65,120
Other Income........................................................        29,744          238              0           29,982
                                                                      ------------  ------------  --------------  --------------
Non-Operating Income--Net...........................................        94,864          238              0           95,102
Income from Continuing Operations Before Taxes......................       322,474        7,646        (10,424)         319,696
Provision for Income Taxes..........................................       (88,358)      (1,960)         4,274          (86,044)
                                                                      ------------  ------------  --------------  --------------
Income from Continuing Operations...................................       234,116        5,686         (6,150)         233,652
Income from Discontinued Operations.................................        78,234            0              0           78,234
                                                                      ------------  ------------  --------------  --------------
Net Income..........................................................  $    312,350   $    5,686     $   (6,150)    $    311,886
                                                                      ------------  ------------  --------------  --------------
                                                                      ------------  ------------  --------------  --------------
EARNINGS PER SHARE, ASSUMING THE MERGER OCCURS PRE-DISTRIBUTION
Basic Earnings Per Share, Continuing Operations.....................  $       1.42                                 $       1.39
Earnings Per Share Discontinued Operations..........................  $       0.47                                 $        .46
Basic Earnings Per Share of Common Stock............................  $       1.89                                 $       1.85
Diluted Earnings Per Share Continuing Operations....................  $       1.40                                 $       1.37
Diluted Earnings Per Share Discontinued Operations..................  $        .46                                 $        .46
Diluted Earnings Per Share of Common Stock..........................  $       1.86                                 $       1.83
IMS HEALTH Average Number of Shares Outstanding--Basic before the
  Merger............................................................   165,163,000                                  165,163,000
Pro Forma Merger Impact on Average Shares Outstanding...............             0                                    3,223,000
                                                                      ------------                                --------------
Pro Forma IMS HEALTH Average Number of Shares
  Outstanding--Basic(5).............................................   165,163,000                                  168,386,000
Dilutive Effect of Shares Issuable as of Year-End Under Stock Option
  Plans.............................................................     1,667,000                                    1,667,000
Merger Option Conversion = 178,043 * .3041..........................             0                                       54,143
Adjustment of shares applicable to exercised stock options and
  restricted stock..................................................       660,000                                      660,000
Pro Forma IMS HEALTH Average Number of Shares
  Outstanding--Diluted(6)...........................................   167,490,000                                  170,767,143

EARNINGS PER SHARE, ASSUMING THE MERGER OCCURS POST-DISTRIBUTION
Basic Earnings Per Share Continuing Operations......................  $       1.42                                 $       1.38
Basic Earnings Per Share Discontinued Operations....................  $       0.47                                 $       0.46
Basic Earnings Per Share of Common Stock............................  $       1.89                                 $       1.84
Diluted Earnings Per Share Continuing Operations....................  $       1.40                                 $       1.36
Diluted Earnings Per Share Discontinued Operations..................  $        .46                                 $       0.46
Diluted Earnings Per Share of Common Stock..........................  $       1.86                                 $       1.82
IMS HEALTH Average Number of Shares Outstanding--Basic before the
  Merger............................................................   165,163,000                                  165,163,000
Pro Forma Merger Impact on Average Shares Outstanding...............             0                                    3,581,000
                                                                      ------------                                --------------
Pro Forma IMS HEALTH
Average Number of Shares Outstanding--Basic(7)                         165,163,000                                  168,744,000
Dilutive Effect of Shares Issuable as of Year-End Under Stock Option
  Plans.............................................................     1,667,000                                    1,667,000
Merger Option Conversion = 178,043 * .3041 * 1.111..................             0                                       60,153
Adjustment of shares applicable to exercised stock options and
  restricted stock..................................................       660,000                                      660,000
Pro Forma IMS HEALTH Average Number of Shares
  Outstanding--Diluted(7)...........................................   167,490,000                                  171,131,153

SEE NOTES ON PAGE 22.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

(1) IMS HEALTH Pro Forma Historical gives effect to NMR as a discontinued operation as of the beginning of the period presented, although not yet required to be reflected in the historical financial statements. A description of the pro forma adjustments made to IMS HEALTH historical financial statements is included in Annex IV to this Proxy Statement/Prospectus under "IMS HEALTH Unaudited Consolidated Pro Forma Statement of Income."

(2) The information presented as "Walsh Historical" reflects results for the twelve months ended December 31, 1997. Walsh's current fiscal year end is June 30. To reflect Walsh results on a calendar year basis consistent with Cognizant's fiscal year, the following restatement was made:

                                                      WALSH            LESS, SIX      PLUS, SIX MONTHS    WALSH
                                                   FISCAL YEAR          MONTHS             ENDED        HISTORICAL
                                                 ENDED 6/30/97(A)  ENDED 12/31/96(B)    12/31/97(B)     12/31/97
                                                 ----------------  -----------------  ----------------  ---------
Revenues.......................................     $   54,088         $ (26,111)        $   29,274     $  57,251
Operating Expenses:
  Production costs.............................         20,049            (9,774)            11,000        21,275
  Selling, general and administrative
    expenses...................................         24,433           (12,195)            12,647        24,885
  Research and development costs...............          3,683            (1,919)             1,729         3,493
  Amortization of intangible assets............            144               (72)               118           190
                                                 ----------------       --------      ----------------  ---------
Operating Income...............................          5,779            (2,151)             3,780(c)      7,408
Other Income/(Expense).........................            551              (398)                85           238
                                                 ----------------       --------      ----------------  ---------
Income/(Loss) from Continuing Operations Before
  Taxes........................................          6,330            (2,549)             3,865(c)      7,646
Provision for Income Taxes.....................         (1,540)              624             (1,044)       (1,960)
                                                 ----------------       --------      ----------------  ---------
Net Income/(Loss)..............................     $    4,790         $  (1,925)        $    2,821     $   5,686
                                                 ----------------       --------      ----------------  ---------
                                                 ----------------       --------      ----------------  ---------
Basic Earnings Per Share Common Stock..........     $     0.45                                          $     .54
Diluted Earnings Per Share Common Stock........     $     0.45                                          $     .53
Average Number of Shares Outstanding--Basic....     10,657,920                                          10,525,359
Dilutive effect of options.....................              0                                            178,043
                                                 ----------------                                       ---------
Average Number of Shares
  Outstanding--Diluted.........................     10,657,920                                          10,703,402

------------------------

    (a) As disclosed in the Annual Report on Form 10-K of Walsh for the fiscal year ended June 30, 1997 (except for share and per share information).

    (b) As disclosed in the Quarterly Report on Form 10-Q of Walsh for the fiscal quarter ended December 31, 1997.

    (c) Excludes a non-recurring and not tax deductible charge of $2,000 for the write-off of in-process research and development associated with an acquisition.

(3) The "Walsh Pro Forma Adjustments" exclude a non-recurring charge for the write-off of in-process research and development currently estimated in the range of $50,000 to $55,000, which for purposes of the preliminary purchase price allocation has been estimated at $50,000.

(4) This pro forma adjustment to "Depreciation and Amortization" reflects the amortization of goodwill and other intangibles associated with the Merger. Goodwill is amortized on a straight-line basis over its estimated useful life of fifteen years, and other intangibles are amortized over an estimated useful life of six years.

(5) The pro forma basic weighted average shares outstanding for IMS HEALTH/Walsh consists of:

    (i) The weighted average shares outstanding reported by Cognizant in its 1997 Annual Report on Form 10-K (the "Cognizant 1997 Form 10-K"); and

    (ii) 3,223,000 common shares representing the estimated number of shares to be issued by Cognizant to the stockholders of Walsh.

(6) The pro forma diluted weighted average shares outstanding for IMS HEALTH/Walsh consists of:

    (i) The diluted weighted average shares outstanding reported by Cognizant in the Cognizant 1997 Form 10-K, in conformity with SFAS No. 128; and

    (ii) adjustments for Walsh equal to the dilutive impact of stock options and other common stock equivalents, as reported by Walsh in the Quarterly Reports on Form 10-Q for the second and third fiscal quarters, in conformity with SFAS No. 128, multiplied by a conversion factor of .3041, representing the expected conversion factor of Cognizant Common Stock for Walsh Common Stock.

(7) The pro forma basic and diluted weighted average shares outstanding for IMS HEALTH/Walsh are as above, adjusted for the conversion ratio for the issuance of IMS HEALTH Common Stock if the Effective Time of the Merger is after the Cognizant Distribution Record Date.

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                    THREE-MONTH PERIOD ENDED MARCH 31, 1998
             DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

                                                                        IMS HEALTH                    WALSH        IMS HEALTH/
                                                                        PRO FORMA       WALSH       PRO FORMA         WALSH
                     CONDENSED INCOME STATEMENT                        HISTORICAL(1) REPORTED(2)  ADJUSTMENTS(3)    PRO FORMA
---------------------------------------------------------------------  ------------  -----------  --------------  --------------
Revenues.............................................................  $    240,968   $  16,358     $              $    257,326

Operating Costs......................................................       119,592       6,453                         126,045
Selling & Administrative Expenses....................................        80,954       6,518                          87,472
Depreciation & Amortization..........................................        21,694          96          2,534(4)        24,324
Other................................................................             0       1,028                           1,028
                                                                       ------------  -----------  --------------  --------------
Operating Income.....................................................        18,728       2,263         (2,534)          18,457
Gartner Equity Income................................................        15,574           0                          15,574
Gains from Dispositions-Net..........................................        13,600           0                          13,600
Other Income/(Expenses)..............................................         9,115         459                           9,574
                                                                       ------------  -----------  --------------  --------------
Non-Operating Income-Net.............................................        38,289         459              0           38,748

Income/(Loss) from Continuing Operations Before Taxes................        57,017       2,722         (2,534)          57,205
Provision for Income Taxes...........................................       (15,622)       (611)         1,039          (15,194)
                                                                       ------------  -----------  --------------  --------------
Income from Continuing Operations....................................        41,395       2,111         (1,495)          42,011
Income from Discontinued Operations..................................        18,692           0                          18,692
                                                                       ------------  -----------  --------------  --------------
Net Income...........................................................  $     60,087   $   2,111     $   (1,495)    $     60,703
                                                                       ------------  -----------  --------------  --------------
                                                                       ------------  -----------  --------------  --------------

EARNINGS PER SHARE ASSUMING MERGER OCCURS PRE-DISTRIBUTION
Basic Earnings Per Share Continuing Operations.......................  $        .26                                $        .25
Basic Earnings Per Share Discontinued Operations.....................  $       0.11                                $       0.11
Basic Earnings Per Share of Common Stock.............................  $       0.37                                $       0.36

Diluted Earnings Per Share Continuing Operations.....................  $       0.25                                $       0.25
Diluted Earnings Per Share Discontinued Operations...................  $       0.11                                $       0.11
Diluted Earnings Per Share of Common Stock...........................  $       0.36                                $       0.36
IMS HEALTH Average Number of Shares Outstanding Basic before the
 Merger..............................................................   162,406,000                                 162,406,000
Pro Forma Merger Impact on Average Shares Outstanding................             0                                   3,223,000
                                                                       ------------                               --------------
Pro Forma IMS HEALTH Average Number of Shares
 Outstanding--Basic(5)...............................................   162,406,000                                 165,629,000

Dilutive Effect of Shares Issuable as of March 31, 1998 Under Stock
 Option Plans........................................................     4,276,000                                   4,276,000
Merger Options Conversion = 234,248 * .3041..........................             0                                      71,235
Adjustment of shares applicable to exercised stock options and
 restricted stock....................................................       600,000                                     600,000

Pro Forma IMS HEALTH Average Number of Shares Outstanding-Diluted
 (6).................................................................   167,282,000                                 170,576,235

SEE NOTES ON PAGE 24.

                    THREE-MONTH PERIOD ENDED MARCH 31, 1998
             DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

                                                                        IMS HEALTH                     WALSH        IMS HEALTH/
                                                                        PRO FORMA       WALSH        PRO FORMA         WALSH
                     CONDENSED INCOME STATEMENT                        HISTORICAL(1) REPORTED(2)  ADJUSTMENTS(3)     PRO FORMA
---------------------------------------------------------------------  ------------  -----------  ---------------  --------------

EARNINGS PER SHARE ASSUMING MERGER OCCURS POST-DISTRIBUTION
Basic Earnings Per Share Continuing Operations.......................  $       0.26                                 $       0.25
Basic Earnings Per Share Discontinued Operations.....................  $       0.11                                 $       0.11
Basic Earnings Per Share of Common Stock.............................  $       0.37                                 $       0.36
Diluted Earnings Per Share Continuing Operations.....................  $       0.25                                 $       0.25
Diluted Earnings Per Share Discontinued Operations...................  $       0.11                                 $       0.11
Diluted Earnings Per Share of Common Stock...........................  $       0.36                                 $       0.36
IMS HEALTH Average Number of Shares Outstanding--Basic Before the
 Merger..............................................................   162,406,000                                  162,406,000
Pro Forma Merger Impact on Average Shares Outstanding................             0                                    3,581,000
Pro Forma IMS HEALTH Average Number of Shares Outstanding-Basic(7)...   162,406,000                                  165,987,000
Dilutive Effect of Shares Issuable as of March 31, 1998 Under Stock
 Option Plans........................................................     4,276,000                                    4,276,000
Merger Options Conversion=234,248 * .3041* 1.111.....................             0                                       79,142
Adjustment of shares applicable to exercised stock options and
 restricted stock....................................................       600,000                                      600,000
Pro Forma IMS HEALTH Average Number of Shares
 Outstanding--Diluted(7).............................................   167,282,000                                  170,942,142

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

(1) IMS HEALTH Pro Forma historical gives effect to NMR as a discontinued operation as of the beginning of the period presented, although not yet required to be reflected in the historical financial statements. A description of the pro forma adjustments made to IMS HEALTH financial statements is included in Annex IV to this Proxy Statement/Prospectus under "IMS HEALTH Unaudited Consolidated Pro Forma Financial Statements."

(2) The information presented as "Walsh Reported" reflects operating results for the three months ended March 31, 1998.

(3) The "Walsh Pro Forma Adjustments" exclude an in-process research and development write-off currently estimated in the range of $50,000 to $55,000, which for purposes of the preliminary purchase price allocation has been estimated at $50,000.

(4) The pro forma adjustment to "Depreciation and Amortization" reflects the amortization of goodwill and other intangibles associated with the Merger. Goodwill is amortized on a straight-line basis over its estimated useful life of fifteen years and other intangibles over an estimated useful life of six years.

(5) The pro forma basic weighted average shares outstanding for IMS HEALTH/Walsh consists of:

    (i) The weighted average shares outstanding reported by Cognizant in the Cognizant 1997 Form 10-K; and

    (ii) 3,223,000 common shares representing the estimated number of shares to be issued by Cognizant to the stockholders of Walsh.

(6) The pro forma diluted weighted average shares outstanding for IMS HEALTH/Walsh consists of:

    (i) The diluted weighted average shares outstanding reported by Cognizant in the Cognizant 1997 Form 10-K, in conformity with SFAS No. 128; and

    (ii) adjustments for Walsh equal to the dilutive impact of stock options and other common stock equivalents, as reported by Walsh in its Quarterly Reports on Form 10-Q for the second and third fiscal quarters, in conformity with SFAS No. 128, multiplied by a conversion factor of .3041, representing the expected conversion factor of Cognizant Common Stock for Walsh Common Stock.

(7) The pro forma basic and diluted weighted average shares outstanding for IMS HEALTH/Walsh are as above, adjusted for the conversion ratio for the issuance of IMS HEALTH Common Stock if the Effective Time of the Merger is after the Cognizant Distribution Record Date.

                   COMPARATIVE PRICES OF COGNIZANT AND WALSH
                     COMMON STOCK AND DIVIDEND INFORMATION

    Cognizant Common Stock is listed on the NYSE (symbol: "CZT") and the Walsh Common Stock is quoted on Nasdaq (symbol: "WSHI"). See "The Merger--Stock Exchange Listings." The following table sets forth, for the calendar quarters indicated, the high and low prices per share of Cognizant Common Stock as reported on the Composite Tape (Cognizant commenced "regular way" trading on the NYSE in the fourth quarter of 1996) and of Walsh Common Stock on Nasdaq (Walsh commenced trading on Nasdaq on April 17, 1996), in each case based on published financial sources, and the dividends declared on such stock. Walsh has never declared a cash dividend on the Walsh Common Stock.

                                                    COGNIZANT COMMON STOCK                 WALSH COMMON STOCK
                                              ----------------------------------  ------------------------------------
                                                                         CASH                                 CASH
                                                                      DIVIDENDS                             DIVIDENDS
  CALENDAR QUARTER                               HIGH         LOW      DECLARED      HIGH         LOW       DECLARED
--------------------------------------------  -----------  ---------  ----------  -----------  ----------  -----------
1996
  Second Quarter............................      N/A         N/A        N/A        $15 3/8        $9          --
  Third Quarter.............................      N/A         N/A        N/A        10 7/8       6 3/4         --
  Fourth Quarter............................    $36 7/8     $31 3/8       --          10           7           --
1997
  First Quarter.............................    34 7/8      29 1/8       $.03         10           7           --
  Second Quarter............................      40        28 1/2       .03         9 1/4       7 3/8         --
  Third Quarter.............................    44 5/8      38 3/8       .03        12 1/2       8 1/4         --
  Fourth Quarter............................   44 13/16     35 1/16      .03        12 3/4       8 3/4         --
1998
  First Quarter.............................   57 15/16     44 3/8       .03        15 3/4       9 1/4         --
  Second Quarter (through May 27, 1998).....    58 3/4        49         .03        16 1/4       14 1/4        --

    On March 23, 1998, the last trading day before the public announcement of the Merger Agreement, the closing prices of Cognizant Common Stock and Walsh Common Stock as reported on the Composite Tape and Nasdaq, respectively, were $52 5/16 per share and $14 5/8 per share, respectively. Assuming such price per share of Cognizant Common Stock was the Cognizant Common Stock Price, the pro forma equivalent per share value of the Walsh Common Stock on such date would be $15.87 per share.

    On May 27, 1998, the closing prices of Cognizant Common Stock and Walsh Common Stock as reported on the Composite Tape and Nasdaq, respectively, were $50 1/2 per share and $14 3/4 per share, respectively. Assuming such price per share of Cognizant Common Stock was the Cognizant Common Stock Price, the pro forma equivalent per share value of the Walsh Common Stock on such date would be $15.28 per share.

    Stockholders are urged to obtain current quotations for the market prices of the Cognizant Common Stock, the Walsh Common Stock and (when available) the IMS HEALTH Common Stock and the common stock, par value $.01 of NMR (the "NMR Common Stock") (the adjustment factor to be used if the Effective Time of the Merger is on or after the Cognizant Distribution Record Date is based on the relative market prices of the IMS HEALTH Common Stock and the NMR Common Stock; see "The Merger--Merger Consideration"). Walsh stockholders may call toll-free 1-877-530-8879 at any time until June 24, 1998 to hear a tape-recorded message stating what the relevant exchange ratio would be if that date were the closing date of the Merger. No assurance can be given as to the market price of the Cognizant Common Stock, the Walsh Common Stock, the NMR Common Stock or the IMS HEALTH Common Stock at the Effective Time of the Merger.

    See "The Merger--Merger Consideration."

DIVIDENDS

    The payment and level of cash dividends by Cognizant are subject to the discretion of the board of directors of Cognizant. Although Cognizant has declared and anticipates that it will declare quarterly dividends in the range of 5% to 8% of earnings, dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of Cognizant.

    See "Dividend Policies--IMS HEALTH" in Annex IV attached hereto for a description of the expected dividend policies of IMS HEALTH.

    Walsh has never paid dividends to holders of its Common Stock. If the Merger is not consummated, Walsh intends to retain all earnings to finance the operation and growth of its business and does not anticipate paying cash dividends in the foreseeable future.

          ABSENCE OF PRIOR TRADING MARKET FOR IMS HEALTH COMMON STOCK

    As of the date hereof, there is no established trading market for the IMS HEALTH Common Stock, although it is a condition to the Cognizant Distribution that the IMS HEALTH Common Stock be accepted for listing on the NYSE. There can be no assurance as to the prices at which the IMS HEALTH Common Stock will trade either before or after the Cognizant Distribution. See "Risk Factors--Risks Relating to IMS HEALTH--Absence of Prior Trading Market for the IMS HEALTH Common Stock."

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1997

    The following table presents the earnings per share of common stock, book value per share of common stock and cash dividends per share of common stock on a pro forma basis for IMS HEALTH, giving effect to the Merger, assuming that the Merger was effective for the entire period presented.

                                                   IMS
                                                 HEALTH                         WALSH       IMS HEALTH/
                                              PRO FORMA(1)       WALSH       EQUIVALENT        WALSH
                                               HISTORICAL    HISTORICAL(2)  PRO FORMA(3)   PRO FORMA(4)
                                              -------------  -------------  -------------  -------------
Assuming the Merger occurs prior to
  Cognizant Distribution:

  Earnings per share from continuing
    operations--basic.......................    $    1.42      $     .54      $     .42      $    1.39
  Earnings per share from continuing
    operations--diluted.....................         1.40            .53            .41           1.37

  Book value per share--end of period.......         4.95           1.05           1.71           5.63
  Cash dividends declared per share.........          .12         --             --                .12

Assuming the Merger occurs after
  Cognizant Distribution:

  Earnings per share from continuing
    operations--basic.......................    $    1.42      $     .54      $     .46      $    1.38
  Earnings per share from continuing
    operations--diluted.....................         1.40            .53            .46           1.36

  Book value per share--end of period.......         4.95           1.05           1.90           5.62
  Cash dividends declared per share.........          .12         --             --                .12

NOTES TO COMPARATIVE PER SHARE DATE:

(1) IMS HEALTH Pro Forma Historical gives effect to NMR as a discontinued operation as of the beginning of the period presented, although not yet required to be reflected in the historical financial statements. A description of the pro forma adjustments made to IMS HEALTH historical financial statements is included in Annex IV to this Proxy Statement/Prospectus under "IMS HEALTH Unaudited Consolidated Pro Forma Statement of Income." The average shares outstanding of Cognizant Common Stock assumed for the basic EPS calculation are 167,490,000 and for the diluted EPS calculation are 165,163,000.

(2) The information presented as "Walsh Historical" reflects results for the twelve months ended December 31, 1997. Walsh's current fiscal year end is June 30.

(3) The "Walsh Equivalent Pro Forma" adjusts the IMS HEALTH/Walsh pro forma information to an equivalent Walsh per share basis. The basic and diluted per share amounts were computed as follows:

    i. Assuming the Merger occurs prior to the Cognizant Distribution Record Date, the pro forma per share amounts outstanding of Cognizant Common Stock are multiplied by a conversion factor of .3041 to convert them into an equivalent number of shares of Walsh Common Stock.

    ii. Assuming the Merger occurs after the Cognizant Distribution Record Date, pro forma per share amounts outstanding of IMS HEALTH Common Stock are multiplied by a conversion factor of .3379 to convert them into an equivalent number of shares of Walsh Common Stock.

(4) The per share amounts give effect to the Merger as if it had occurred at the beginning of the period presented and assume the following:

    i. The Merger occurs prior to the Cognizant Distribution Record Date and the per share amounts assume a $51.792 per share price of Cognizant Common Stock. The average shares outstanding of Cognizant Common Stock for the basic EPS calculation are 168,386,000 and for the diluted EPS calculation are 170,767,143. The actual number of shares of Cognizant Common Stock to be issued in the Merger may be more or less than 3,223,000, depending upon the average closing price of Cognizant Common Stock during a period prior to the Effective Time of the Merger. The pro forma earnings per share calculation excludes anticipated cost savings to be realized subsequent to the Merger as well as expected growth in the operating income of Walsh; such cost savings and operating income growth are expected to offset the earnings per share dilution.

    ii. The Merger occurs after the Cognizant Distribution Record Date, and the per share amounts assume a $46.613 per share price of IMS HEALTH Common Stock. The average shares outstanding of IMS HEALTH Common Stock assumed for the basic EPS calculation are 168,744,000 and for the diluted EPS calculation are 171,131,153. The actual number of shares of IMS HEALTH Common Stock to be issued in the Merger may be more or less than 3,581,000, depending upon the average closing price of IMS HEALTH Common Stock during a period prior to the Effective Time of the Merger. The pro forma earnings per share calculation excludes anticipated cost savings to be realized subsequent to the Merger as well as expected growth in the operating income of Walsh; such cost savings and operating income growth are expected to offset the earnings per share dilution.

                     COMPARATIVE PER SHARE DATA SENSITIVITY
                                  (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1997

    The following table presents the impact on (i) basic earnings per share on a continuing operations basis and (ii) book value per share, in each case resulting from increases or decreases in the fair market value of the Cognizant Common Stock above and below $51.792 per share, and the IMS HEALTH Common Stock above and below $46.613 per share.

                                     BASIC EPS IMPACT
------------------------------------------------------------------------------------------
  ASSUMING THE MERGER OCCURS PRIOR TO THE         ASSUMING THE MERGER OCCURS AFTER THE
     COGNIZANT DISTRIBUTION RECORD DATE            COGNIZANT DISTRIBUTION RECORD DATE
--------------------------------------------  --------------------------------------------
                            IMS HEALTH/                                   IMS HEALTH/
      COGNIZANT                WALSH               IMS HEALTH                WALSH
     SHARE PRICE             PRO FORMA             SHARE PRICE             PRO FORMA
---------------------  ---------------------  ---------------------  ---------------------
$      15.000          $        .01           $      13.500          $        .01
       30.000                   .00                  27.000                   .01
       45.000                   .00                  40.500                   .01
       50.000                   .00                  45.000                   .01
       51.792                   .00                  46.613                   .00
       60.000                  (.01)                 54.000                   .00
       70.000                  (.01)                 63.000                   .00
       85.000                  (.01)                 76.500                   .00

                               BOOK VALUE PER SHARE IMPACT
------------------------------------------------------------------------------------------
  ASSUMING THE MERGER OCCURS PRIOR TO THE         ASSUMING THE MERGER OCCURS AFTER THE
     COGNIZANT DISTRIBUTION RECORD DATE            COGNIZANT DISTRIBUTION RECORD DATE
--------------------------------------------  --------------------------------------------
                            COGNIZANT/                                    IMS HEALTH/
      COGNIZANT                WALSH               IMS HEALTH                WALSH
     SHARE PRICE             PRO FORMA             SHARE PRICE             PRO FORMA
---------------------  ---------------------  ---------------------  ---------------------
$      15.000          $       (.64)          $      13.500          $       (.65)
       30.000                  (.29)                 27.000                  (.31)
       45.000                  (.11)                 40.500                  (.11)
       50.000                  (.04)                 45.000                  (.04)
       51.792                   .00                  46.613                   .00
       60.000                   .11                  54.000                   .09
       70.000                   .17                  63.000                   .18
       85.000                   .27                  76.500                   .30

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)
                        THREE MONTHS ENDED MARCH 31,1998

    The following table presents the earnings per share of common stock, book value per share of common stock and cash dividends per share of common stock on a pro forma basis for IMS HEALTH, giving effect to the Merger, assuming that the Merger was effective for the entire period presented.

                                                         IMS
                                                       HEALTH                          WALSH         IMS HEALTH/
                                                      PRO FORMA        WALSH        EQUIVALENT          WALSH
                                                    HISTORICAL(1)  HISTORICAL(2)   PRO FORMA(3)     PRO FORMA(4)
                                                    -------------  -------------  ---------------  ---------------
Assuming the Merger occurs prior to
  Cognizant Distribution:

  Earnings per share from continuing
    operations--basic.............................    $     .26      $     .20       $     .08        $     .25
  Earnings per share from continuing operations--
    diluted.......................................          .25            .20             .08              .25

  Book value per share--end of period.............         5.36           1.22            1.83             6.03
  Cash dividends declared per share...............          .03         --              --                  .03

Assuming the Merger occurs after
  Cognizant Distribution:

  Earnings per share from continuing
    operations--basic.............................    $     .26      $     .20       $     .08        $     .25
  Earnings per share from continuing operations--
    diluted.......................................          .25            .20             .08              .25

  Book value per share--end of period.............         5.36           1.22            2.03             6.02
  Cash dividends declared per share...............          .03         --              --                  .03

NOTES TO COMPARATIVE PER SHARE DATA:

(1) IMS HEALTH Pro Forma Historical presents NMR as a discontinued operation as of the beginning of the period presented, although not yet required to be reflected in the historical financial statements. A description of the pro forma adjustments made to IMS HEALTH historical financial statements is included in Annex IV to this Proxy Statement/Prospectus under "IMS HEALTH Unaudited Consolidated Pro Forma Statement of Income." The average shares outstanding of Cognizant Common Stock assumed for the basic EPS calculation are 162,406,000 and for the diluted EPS calculation are 167,282,000.

(2) The information presented as "Walsh Historical" reflects results for the three months ended March 31, 1998.

(3) The "Walsh Equivalent Pro Forma" adjusts the IMS HEALTH/Walsh pro forma information to an equivalent Walsh per share basis. The basic and diluted per share amounts were computed as follows:

    i. Assuming the Merger occurs prior to the Cognizant Distribution Record Date, pro forma per share amounts outstanding of Cognizant Common Stock are multiplied by a conversion factor of .3041 to convert them into an equivalent number of shares of Walsh Common Stock.

    ii. Assuming the Merger occurs after the Cognizant Distribution Record Date, pro forma per share amounts outstanding of IMS HEALTH Common Stock are multiplied by a conversion factor of .3379 to convert them into an equivalent number of shares of Walsh Common Stock.

(4) The per share amounts give effect to the Merger as if it had occurred at the beginning of the period presented and assume the following:

    i. The Merger occurs prior to the Cognizant Distribution Record Date, and the per share amounts assume a $51.792 per share price of Cognizant Common Stock. The average shares outstanding of Cognizant Common Stock assumed for the basic EPS calculation are 165,629,000 and for the diluted EPS calculation are 170,576,235. The actual number of shares of Cognizant Common Stock to be issued in the Merger may be more or less than 3,223,000, depending upon the average closing price of Cognizant Common Stock during a period prior to the closing of the Merger. See "The Merger--Merger Consideration." The pro forma earnings per share calculation excludes anticipated cost savings to be realized subsequent to the Merger as well as expected growth in the operating income of Walsh; such cost savings and operating income growth are expected to offset the earnings per share dilution.

    ii. The Merger occurs after the Cognizant Distribution Record Date, and the per share amounts assume a $46.613 per share price of IMS HEALTH Common Stock. The average shares outstanding of IMS HEALTH Common Stock assumed for the basic EPS calculation are 165,987,000 and for the diluted EPS calculation are 170,942,142. The actual number of shares of IMS HEALTH Common Stock to be issued in the Merger may be more or less than 3,581,000, depending upon the average closing price of IMS HEALTH Common Stock during a period prior to the closing of the Merger. See "The Merger--Merger Consideration." The pro forma earnings per share calculation excludes anticipated cost savings to be realized subsequent to the Merger as well as expected growth in the operating income of Walsh; such cost savings and operating income growth are expected to offset the earnings per share dilution.

                                  RISK FACTORS

    WALSH STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS (INCLUDING ANNEX IV HERETO), WHEN EVALUATING COGNIZANT AND IMS HEALTH AND THEIR RESPECTIVE BUSINESSES (INCLUDING THE BUSINESS OF WALSH FOLLOWING THE MERGER) IN CONNECTION WITH THEIR VOTE ON APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RISKS RELATING TO COGNIZANT DISTRIBUTION AND MERGER

    POTENTIAL TAXATION OF COGNIZANT DISTRIBUTION

    Cognizant has received a ruling from the IRS to the effect that, among other things, the Cognizant Distribution will qualify as a tax-free spin-off under
Section 355 of the Code.

    The IRS ruling is based on certain factual representations made by Cognizant. If such factual representations were incorrect in a material respect, such ruling could become invalid. Cognizant is not aware of any facts or circumstances which would cause such representations to be incorrect in any material respect. Each of Cognizant and IMS HEALTH will agree in a distribution agreement to be entered into in connection with the Cognizant Distribution to certain restrictions on its future actions to provide further assurances that
Section 355 of the Code will apply to the Cognizant Distribution.

    If the Cognizant Distribution were not to qualify under Section 355 of the Code, then, in general, a corporate tax (which would be very substantial) would be payable by the consolidated group, of which Cognizant is the common parent and which would include IMS HEALTH and its subsidiaries following the Cognizant Distribution. In addition, under the consolidated return rules, each member of the consolidated group would be jointly and severally liable for such tax liability. If the Cognizant Distribution occurred and it were not to qualify under Section 355 of the Code, the resulting tax liability would have a material adverse effect on the financial position, results of operations and cash flows of each of IMS HEALTH and NMR. Cognizant estimates that the aggregate shared tax liability in this regard of IMS HEALTH and NMR would be in the range of approximately $2.5 to $3.0 billion.

    Moreover, if the Cognizant Distribution were not to qualify under Section 355 of the Code, each Cognizant stockholder receiving shares of IMS HEALTH Common Stock in the Cognizant Distribution (including Walsh stockholders if the Merger is consummated prior to the Cognizant Distribution Record Date) would be treated as if such stockholder had received a taxable distribution in an amount equal to the fair market value of the IMS HEALTH Common Stock received. It is anticipated that the fair market value of the IMS HEALTH Common Stock will be a substantial portion of the fair market value of the Cognizant Common Stock immediately prior to the Cognizant Distribution.

    POTENTIAL TAXATION OF MERGER

    It is intended that the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code. However, if the Merger occurs prior to the Cognizant Distribution Record Date, the Internal Revenue Service may take the position that the Merger does not qualify as a reorganization under Section 368(a) of the Code. If the Merger does not qualify as a reorganization under Section 368(a) of the Code, a stockholder of Walsh will recognize gain or loss equal to the difference between the fair market value of the Cognizant Common Stock received by the stockholder and the stockholder's adjusted tax basis in the shares of Walsh Common Stock surrendered pursuant to the Merger (I.E., a stockholder of Walsh may have a tax liability without receiving any cash in the Merger to pay such liability). See "The Merger--United States Federal Income Tax Consequences."

    CERTAIN ANTITAKEOVER PROVISIONS

    At the time of the Cognizant Distribution, the Restated Certificate of Incorporation and Amended and Restated By-Laws of each of Cognizant, IMS HEALTH and NMR will contain provisions that may have the effect of discouraging an acquisition of control of Cognizant, IMS HEALTH or NMR, respectively, not approved by their respective Board of Directors. Such provisions may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of Cognizant, IMS HEALTH or NMR, although such proposals, if made, might be considered desirable by a majority of the stockholders of Cognizant, IMS HEALTH or NMR, as the case may be. Such provisions could further have the effect of making it more difficult for third parties to cause the replacement of the Board of Directors of Cognizant, IMS HEALTH or NMR. These provisions have been designed to enable each of Cognizant, IMS HEALTH and NMR to develop its businesses and foster its long-term growth without disruptions caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of Cognizant, IMS HEALTH or NMR, as the case may be, and their stockholders. Certain provisions of the Cognizant Distribution Agreement may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of IMS HEALTH or NMR. See "Relationship between NMR and IMS HEALTH after the Distribution--Distribution Agreement" in Annex IV hereto.

    Moreover, at the time of the Cognizant Distribution, each of Cognizant, IMS HEALTH and NMR will have a stockholder rights plan. These stockholder rights plans are designed to protect stockholders in the event of an unsolicited offer and other takeover tactics which, in the opinion of the relevant Board of Directors, could impair its ability to represent stockholder interests. The provisions of these stockholder rights plans may render an unsolicited takeover of Cognizant, IMS HEALTH or NMR, as the case may be, more difficult or less likely to occur or might prevent such a takeover. See "Description of IMS HEALTH Capital Stock--IMS HEALTH Rights Plan" and "--Certain Effects of the IMS HEALTH Rights Agreement" and "Description of Cognizant Capital Stock--Cognizant Rights Plan" and "--Certain Effects of the Cognizant Rights Agreement."

    Each of Cognizant, IMS HEALTH and NMR will be subject to the provisions of Delaware corporate law which may restrict certain business combination transactions. See "Description of Cognizant Capital Stock--Delaware General Corporation Law" and "Description of IMS HEALTH Capital Stock--Delaware General Corporation Law."

    See "Comparison of Stockholder Rights" for additional information regarding statutory, charter, by-law and agreement provisions that may have the effect of discouraging an acquisition of control of Cognizant or IMS HEALTH not approved by their respective Boards of Directors.

    See "Description of Cognizant Capital Stock--Authorized But Unissued Capital Stock" for additional information regarding the ability of Cognizant to issue additional shares of capital stock without stockholder approval and certain possible effects of such issuances.

    YEAR 2000

    Many existing computer systems and software applications use two digits, rather than four, to record years. Unless modified, such systems will not properly record or interpret years after 1999, which could lead to business disruptions (the "Year 2000 issue"). Cognizant and its subsidiaries depend, and, after the Cognizant Distribution, IMS HEALTH and NMR and their respective subsidiaries will depend, on systems and software both for their internal operations as well as for the receipt of data used in their information products and the transmission of those products to its customers. Cognizant and its subsidiaries began to address the Year 2000 issue in 1996. Cognizant expects to complete upgrading or replacing substantially all affected programs during 1998, with testing to be done during 1999.

    In addition, Cognizant is communicating with its customers and data suppliers to assess their ability to address the Year 2000 issue. Failures by customers to be Year 2000 compliant could hinder their ability to make use of Cognizant's products. Failures by data suppliers could disrupt the flow of data used in Cognizant's products. While Cognizant believes most companies it deals with are addressing the issue, it is unable to determine the effect, if any, such failures might have on Cognizant's businesses or future results of operations.

    The costs of addressing the Year 2000 issue and the date on which Cognizant expects to achieve Year 2000 compliance are based on the best estimates of Cognizant management, which were derived utilizing various assumptions regarding future events. There can be no guarantee that these estimates will be achieved, and actual results may differ materially. Specific factors that may cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area of expertise, the ability to locate and correct all relevant computer codes, and the success of customers and suppliers in addressing the Year 2000 issue. See also "IMS HEALTH (Accounting Successor to Cognizant) Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000" and "Nielsen Media Research Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000" in Annex IV hereto.

    NONPARTICIPATION IN NMR FUTURE PERFORMANCE

    If the Merger is consummated subsequent to the Cognizant Distribution Record Date, stockholders of Walsh will not receive an equity interest in NMR and will not benefit from the future performance of NMR's businesses or any future increase in the value of such businesses.

    RELATIVE MARKET VALUES OF IMS HEALTH AND NMR

    The adjustment factor to be used to determine the number of shares of IMS Health Common Stock which a Walsh stockholder shall receive if the Effective Time of the Merger is on or after the Cognizant Distribution Record Date is based on the relative market prices of the IMS Common Stock and the NMR Common Stock. There can be no assurance as to the prices at which IMS HEALTH Common Stock and NMR Common Stock will trade after the Cognizant Distribution.

    THE EFFECT OF STOCK PRICE FLUCTUATIONS ON THE CONSIDERATION TO BE RECEIVED
     BY HOLDERS OF WALSH COMMON STOCK IN THE MERGER

    The price of shares of Cognizant Common Stock at the Effective Time of the Merger may vary significantly from the price as of the date of execution of the Merger Agreement, the date hereof or the date of the Special Meeting. These variances may be due to changes in the business, operations, results and prospects of Cognizant, matters relating to the Cognizant Distribution, general market conditions and economic conditions and other factors. For example, between February 1, 1998 and May 15, 1998, the closing prices of Cognizant Common Stock ranged from a high of $58 1/2 to a low of $46 15/16. In addition, the stock market has generally experienced significant price and volume fluctuations from time to time. These market fluctuations could have a material adverse effect on the market price or liquidity of Cognizant Common Stock and IMS HEALTH Common Stock. The Cognizant Exchange Ratio (or, if the Effective Time of the Merger is after the Cognizant Distribution Record Date, the IMS HEALTH Exchange Ratio), which will determine the actual number of shares of Cognizant Common Stock (or IMS HEALTH Common Stock, as applicable) to be issued to holders of Walsh Common Stock, will be based on the average of the closing sale prices of Cognizant Common Stock (or of IMS HEALTH Common Stock, as applicable) on the Composite Table on each of the 15 consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Merger. See "The Merger--Merger Consideration." The terms of the Merger Agreement do not provide for (i) any minimum or maximum Cognizant Exchange Ratio (or IMS HEALTH Exchange Ratio) or (ii) any right of Walsh to terminate based on any minimum or maximum value of Cognizant Common Stock (or IMS HEALTH Common Stock).

    Holders of Walsh Common Stock may call toll-free 1-877-530-8879 at any time until June 24, 1998 to hear a tape-recorded message stating what the Cognizant Exchange Ratio (or, after the Cognizant Distribution Record Date, the IMS HEALTH Exchange Ratio) would be if that date were the Closing

Date. However, the actual Cognizant Exchange Ratio will not be determined until shortly before the Merger is completed.

RISKS RELATING TO IMS HEALTH

    ABSENCE OF PRIOR TRADING MARKET FOR THE IMS HEALTH COMMON STOCK

    Prior to the date hereof, there has not been any established trading market for IMS HEALTH Common Stock. Application will be made to list the shares of IMS HEALTH Common Stock on the NYSE under the symbol "RX," and trading is expected to commence on a "when issued" basis prior to the Cognizant Distribution.

    In the event that the Effective Time of the Merger does not occur prior to the Cognizant Distribution Record Date, the Effective Time of the Merger will be deferred until at least the date that is 18 NYSE trading days following the commencement of "regular way" trading in the IMS HEALTH Common Stock. Such deferral is estimated by Cognizant and Walsh to be sufficient to permit the full distribution of the IMS HEALTH Common Stock and provide a period of 10 trading days during which the IMS HEALTH Exchange Ratio will be determined. There can be no assurance, however, that such estimate will prove correct.

    CHANGES IN TRADING PRICES OF IMS HEALTH COMMON STOCK

    There can be no assurance as to the prices at which the IMS HEALTH Common Stock will trade before, on or after the Cognizant Distribution. Until the IMS HEALTH Common Stock is fully distributed and an orderly market develops in the IMS HEALTH Common Stock, the price at which such stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for the IMS HEALTH Common Stock will be determined in the marketplace and may be influenced by many factors, including
(i) the depth and liquidity of the market for IMS HEALTH Common Stock, (ii) developments affecting the businesses of IMS HEALTH generally and the impact of those factors referred to below in particular, (iii) investor perception of IMS HEALTH and (iv) general economic and market conditions. Management expects that the market will characterize IMS HEALTH Common Stock as a healthcare information systems and services stock, which category of stock has historically experienced relatively greater price volatility than broader market indices.

    NON-UNITED STATES OPERATIONS

    IMS HEALTH operates globally, deriving 61% of its revenue and 79% of its operating income in 1997 from non-U.S. operations. As a result, fluctuations in the value of foreign currencies relative to the U.S. dollar may increase the volatility of U.S. dollar-denominated operating results. IMS HEALTH's geographic expansion in emerging markets such as Eastern Europe, Africa and Asia Pacific is expected to continue. Emerging markets tend to be considerably less stable than established markets which may further contribute to volatility in operating results. In addition, IMS HEALTH is subject to the usual risks inherent in carrying on business in certain countries outside the U.S., including possible nationalization, expropriation, price controls or other restrictive government actions. Management believes that the risk of nationalization or expropriation is reduced because IMS HEALTH's basic service is the delivery of information, rather than the production of products which require manufacturing facilities or use of natural resources.

    ACQUISITIONS

    Although an important aspect of IMS HEALTH's business strategy is growth through acquisitions (such as the Merger and the proposed acquisition of PMSI), there can be no assurance that management of IMS HEALTH will be able to identify and consummate acquisitions on satisfactory terms. Furthermore, every acquisition entails some degree of uncertainty and risk, and even if consummated, may not produce the operating results or increases in value over time which were expected at the time of acquisition.

    On March 23, 1998, Cognizant announced the signing of definitive agreements for IMS HEALTH to acquire PMSI. After the Cognizant Distribution, PMSI will become a subsidiary of IMS HEALTH. Although this acquisition has been approved by the Boards of Directors of Cognizant and PMSI, it is still subject to the approval of the PMSI stockholders, the receipt of regulatory and other required approvals and consents and customary closing conditions. In addition, while management of IMS HEALTH believes that the PMSI and Walsh acquisitions will enhance IMS HEALTH's ability to compete globally in the healthcare sales and marketing services industry and increase revenue growth rates, there can be no assurance that such expectations will materialize.

    TECHNOLOGY

    IMS HEALTH competes in businesses which demand or sell sophisticated information systems, software and other technology. The types of systems which IMS HEALTH's businesses require or sell can be expected to be subject to refinements as such systems and underlying technologies are upgraded and advanced, and there can be no guarantee that as various systems and technologies become outdated, IMS HEALTH will be able to replace them, to replace them as quickly as IMS HEALTH's competition or to develop and market new and better products and services in the future on a cost-effective basis.

    GARTNER GROUP, INC.

    The IMS HEALTH businesses include IMS HEALTH's ownership of a significant block of the outstanding shares of Gartner Group, a publicly traded provider of research and analysis of the computer hardware, software, communications and related technology industries. In the third quarter of 1997, IMS HEALTH's voting interest in Gartner Group fell below 50% based upon the exercise of Gartner Group employee stock options and employee stock purchases. Accordingly, as of September 30, 1997, Cognizant deconsolidated Gartner Group and is accounting for its ownership interest on the equity basis, and such accounting treatment will be continued by IMS HEALTH after the Cognizant Distribution. Gartner Group's common stock has historically traded at higher multiples than market averages and has generally experienced greater price volatility than the market as a whole. It can be expected that variations in the market value of the Gartner Group shares held by IMS HEALTH will have an impact on the trading prices of IMS HEALTH Common Stock. Gartner Group's results of operations may also be subject to the various factors described in Gartner Group's reports filed with the Commission from time to time.

    PRICE CONTROLS

    A number of countries in which IMS HEALTH operates have enacted regulations limiting the prices pharmaceutical companies may charge for drugs. IMS HEALTH believes that such cost containment measures will cause pharmaceutical companies to seek more effective means of marketing their products (which will benefit IMS HEALTH in the medium and long term). However, such governmental regulation may cause pharmaceutical companies to revise or reduce their marketing programs in the near term.

    PRIVACY LEGISLATION

    Certain of the data services provided by IMS HEALTH relate to the diagnosis and treatment of disease. The use of patient-specific information is anticipated to be an increasingly important tool in the design, development and marketing of pharmaceuticals. To protect privacy, no individual patient is identified in any IMS HEALTH database. Recently, there have been a number of regulatory and legislative initiatives in the area of medical privacy at the federal, state and foreign government levels. Most of these initiatives seek to place restrictions on the use and disclosure of patient-identifiable information without consent and consequently would not apply to IMS HEALTH's business. However, there can be no assurance that future initiatives would not adversely affect IMS HEALTH's ability to generate or assemble data or to develop or market current or future products and services.

    LITIGATION

    On July 29, 1996, Information Resources, Inc. ("IRI") filed a complaint in the United States District Court for the Southern District of New York, naming as defendants D&B, A.C. Nielsen Company and I.M.S. International, Inc., which will be a wholly owned subsidiary of IMS HEALTH following the Cognizant Distribution (the "IRI Action"). The complaint alleges, among other things, various violations of the antitrust laws and damages in excess of $350 million, which amount IRI has asked to be trebled under the antitrust laws. IRI also seeks punitive damages in an unspecified amount. In connection with such action, D&B, ACNielsen Corporation ("ACNielsen") and Cognizant entered into an Indemnity and Joint Defense Agreement (the "Indemnity and Joint Defense Agreement") pursuant to which ACNielsen agreed to be responsible for any potential liabilities which may ultimately be incurred by D&B or Cognizant as a result of such action, up to a maximum amount to be determined by an independent investment bank if and when any such liabilities are incurred. The determination of such maximum amount will be based on ACNielsen's ability to satisfy such liabilities and remain financially viable, subject to certain assumptions and limitations. However, Cognizant and D&B agreed that to the extent that ACNielsen is unable to satisfy any such liabilities in full and remain financially viable, Cognizant and D&B will each be responsible for 50% of the difference between the amount, if any, which may be payable as a result of such litigation and the maximum amount which ACNielsen is then able to pay as determined by such investment bank. Under the terms of the Distribution Agreement, dated as of October 28, 1996, among Cognizant, D&B and ACNielsen (the "1996 Distribution Agreement"), pursuant to which shares of Cognizant and ACNielsen were distributed to the stockholders of D&B (the "1996 Distribution"), as a condition to the Cognizant Distribution, IMS HEALTH and NMR are required to undertake to be jointly and severally liable to D&B and ACNielsen for Cognizant's obligations under the 1996 Distribution Agreement. However, pursuant to the Cognizant Distribution Agreement, IMS HEALTH and NMR have agreed that, as between themselves, IMS HEALTH will assume 75%, and NMR will assume 25%, of any payments to be made in respect of the IRI Action under the Indemnity and Joint Defense Agreement or otherwise, including any legal fees and expenses related thereto incurred in 1999 or thereafter. IMS HEALTH has agreed to be fully responsible for any legal fees and expenses incurred during 1998. NMR's aggregate liability to IMS HEALTH for payments in respect of the IRI Action and certain other contingent liabilities shall not exceed $125 million. Management of Cognizant, IMS HEALTH and NMR are unable to predict at this time the final outcome of the IRI Action or whether the resolution of such matter could materially affect Cognizant's, IMS HEALTH's or NMR's results of operations, cash flows or financial position.

RISKS RELATING TO NMR

    COMPETITION

    In the past, NMR's ratings systems have been criticized by various participants in the television industry. Such criticism, in part, has increased the likelihood of additional competition in its business. In particular, a television ratings project funded by the Committee on Nationwide Television Audience Measurement ("CONTAM") and designed and operated by Statistical Research, Inc. ("SRI"), is operating a 500 household sample in Philadelphia as a national television ratings laboratory. SRI's Philadelphia sample has provided limited program level data, although SRI has recently announced plans to provide more complete program level data from a subset of the sample in 1998. Funding has been contributed primarily by the three major broadcast networks, ABC, CBS, and NBC. During 1996, ABC, CBS, and NBC, through CONTAM, contributed $10 million (in addition to the $30 million in 1994) in funding for the completion of the Philadelphia test. In addition to the other three major networks, Fox Broadcasting as well as four cable networks, fifteen major advertising agencies and buying services, one program syndicator and five of the nation's largest advertisers have agreed to support and participate in the testing phase. Some of these companies have contributed to the funding of SRI and SRI is actively seeking financial support from major media companies for a national ratings service. The Philadelphia sample is viewed by some as a test market for a national ratings service. In addition, NBC and CBS broadcast television networks have asked SRI for a business plan for the creation of a national measurement system that could provide an alternative to the Nielsen Television Index service.

    On the local level, ADCOM offers individual cable system measurement. It is currently collecting and issuing local cable measurement data in Jacksonville, Florida.

    In Canada, BBM, an established media research organization, has joined with Taylor Nelson/AGB, a U.K.-based media research company, and announced plans to provide a competing metered service in Vancouver. BBM, alone or with Taylor Nelson/AGB, could offer other competitive services in Canada.

    NMR's Monitor-Plus Service has significant competition from Competitive Media Reports, a subsidiary of VNU, a Netherlands-based media company which has long been the major participant in this market.

    TECHNOLOGY

    NMR operates in businesses which require sophisticated information systems, software and other technology. The technology underlying the media industry continues to undergo rapid change and NMR will need to develop and refine techniques for data collection to accommodate such changes, including digital television, interactive television transmission and Internet usage. There can be no guarantee that NMR will be able to develop and refine new techniques for data collection or that it will be able to do so as quickly or cost-effectively as its competition.

    INDEBTEDNESS

    In connection with the Cognizant Distribution, Cognizant will borrow $300 million, the proceeds of which will be used to repay intercompany indebtedness to certain entities included in IMS HEALTH. Such intercompany indebtedness represents primarily demand notes that are payable on two days' notice. The proceeds of these demand loans have been used by Cognizant for general corporate purposes, including its share repurchase program. This debt will be an obligation of NMR after the Cognizant Distribution. After the Cognizant Distribution, NMR will be more leveraged than Cognizant was prior to such transaction and will have indebtedness that is significant in relation to its stockholders' equity.

    While management believes NMR's cash flow will be sufficient to service its debt and to reinvest in its business, a substantial portion of NMR's cash flow will be dedicated to payments of interest on debt, thereby reducing funds available for other purposes such as investment in new technologies necessary to perform in the emerging television environment. Covenants in the credit facility or other financing agreements relating to such debt may restrict NMR's ability to dispose of assets, incur additional indebtedness, repay other indebtedness, pay dividends, create liens on assets, make investments or acquisitions, engage in mergers or consolidations, make capital expenditures or engage in other corporate activities. In addition, NMR's ability to obtain additional financing on favorable terms may be impaired in the future by reason of such indebtedness.

    CAPITAL EXPENDITURES; ACCESS TO CAPITAL AS AN INDEPENDENT COMPANY

    NMR maintains an active investment program to enhance existing services and develop new services in response to technological and marketplace changes. NMR will need to make significant capital expenditures over the next several years, particularly in light of the rapid technological changes affecting its business. Prior to the Cognizant Distribution, NMR has relied on Cognizant for various financial and administrative services. After the Cognizant Distribution, NMR will be an independent entity responsible for financing its own operations. To the extent that NMR needs additional funding to finance its operations and capital expenditures, no assurance can be given that NMR will be able to access the capital markets or otherwise obtain necessary financing in the future, or that any such financing can be obtained in a timely manner or on commercially favorable terms.

    EFFECT OF COGNIZANT DISTRIBUTION ON TRADING MARKET OF NMR COMMON STOCK

    The Common Stock of NMR (i.e., the "old" Cognizant Common Stock) will continue to trade on the NYSE after the Cognizant Distribution, but the symbol under which it trades will change from "CZT" to "NMR." However, because of the significant changes that will take place at Cognizant as a result of the Cognizant Distribution, the trading market for Common Stock of NMR after the Cognizant Distribution may be significantly different from that for Cognizant Common Stock prior to the Cognizant Distribution. The market may view NMR as a "new" company after the Cognizant Distribution and, due to its smaller size, it may not be the subject of significant research analyst coverage. There can be no assurance as to the prices at which the Common Stock of NMR will trade before, on or after the Cognizant Distribution Record Date. Unless and until an orderly market develops in the NMR Common Stock, the price at which it trades may fluctuate significantly. Prices for NMR Common Stock will be determined in the marketplace and may be influenced by many factors, including (i) the depth and liquidity of the market for NMR Common Stock, (ii) developments affecting the business of NMR, including the impact of the factors referred to above, (iii) investor perception of NMR and (iv) general economic and market conditions.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE

    The Special Meeting will be held at 10:00 a.m., local time, on June 24, 1998, at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, 11th floor, New York, New York.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, holders of Walsh Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement and such other matters as may properly be brought before the Special Meeting.

    THE WALSH BOARD, BY UNANIMOUS VOTE OF ALL DIRECTORS, HAS APPROVED THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

VOTE REQUIRED

    The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of record of a majority of the shares of Walsh Common Stock outstanding on the Record Date.

    Holders of record of Walsh Common Stock as of the Record Date are each entitled to one vote per share on each matter to be considered at the Special Meeting. Holders of other outstanding securities of Walsh are not entitled to vote on the approval and adoption of the Merger Agreement.

    As of the Record Date, directors and executive officers of Walsh and their affiliates beneficially owned and were entitled to vote 450,955 shares of Walsh Common Stock, which represented approximately 4.23% of the shares of Walsh Common Stock outstanding on the Record Date. Each Walsh director and executive officer has indicated his present intention to vote the Walsh Common Stock so owned by him for approval and adoption of the Merger Agreement. See "The Merger--Interests of Certain Persons in the Merger."

VOTING OF PROXIES

    Shares represented by all properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders thereof. Properly executed proxies which do not contain voting instructions will be voted in favor of the Merger Agreement.

    Walsh intends to count shares of Walsh Common Stock present in person at the Special Meeting but not voting, and shares of Walsh Common Stock for which they have received proxies but with respect to which holders of shares have abstained on any matter, as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

    For voting purposes at the Special Meeting, only shares affirmatively voted in favor of approval and adoption of the Merger Agreement will be counted as favorable votes for such approval and adoption. The failure to submit a proxy (or to vote in person) or the abstention from voting with respect to such approval and adoption will have the same effect as a vote against approval and adoption of the Merger Agreement. Broker nonvotes will also have the same effect as a vote against the Merger.

    It is not expected that any matter other than the matter referred to herein will be brought before the Special Meeting. If, however, other matters are properly presented for a vote, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

    The persons named as proxies by a Walsh stockholder may propose and vote for one or more adjournments of the Special Meeting to permit further solicitations of proxies in favor of approval and adoption of the Merger Agreement; provided, however, that no proxy which is voted against the approval and adoption of the Merger Agreement will be voted in favor of any such adjournment.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed form does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Walsh a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing and voting in person at the Special Meeting. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    Only holders of record of Walsh Common Stock on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. On the Record Date, 10,616,167 shares of Walsh Common Stock were issued and outstanding and held by approximately 76 holders of record.

    A majority of the shares of Walsh Common Stock outstanding on the Record Date must be represented in person or by proxy at the Special Meeting in order for a quorum to be present for purposes of voting on approval and adoption of the Merger Agreement.

SOLICITATION OF PROXIES

    Walsh will bear the cost of the solicitation of proxies from its stockholders, except that Cognizant and Walsh will share equally the cost of filing, printing and distributing the Registration Statements and this Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of Walsh may solicit proxies from stockholders of Walsh by telephone or telegram or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Walsh will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

    W.F. Doring & Co. Inc. will assist in the solicitation of proxies by Walsh for a fee not to exceed $5,000, plus reasonable out-of-pocket costs and expenses.

    STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER AGREEMENT IS APPROVED AND ADOPTED BY WALSH'S STOCKHOLDERS AND THE MERGER IS CONSUMMATED, TRANSMITTAL FORMS AND INSTRUCTIONS WILL BE SENT FOR THE EXCHANGE OF SHARES OF WALSH COMMON STOCK.

                                  THE PARTIES

COGNIZANT CORPORATION AND IMS HEALTH INCORPORATED

    Cognizant is a Delaware corporation that began operating as an independent publicly held company on November 1, 1996 as a result of its spin-off from D&B. Prior to that spin-off, Cognizant was wholly owned by D&B. Cognizant primarily is engaged in the integration of information and technology to create business insight. IMS HEALTH is a newly formed Delaware corporation. Following the Cognizant Distribution, the businesses of IMS HEALTH will focus on information solutions to the pharmaceutical and healthcare industries. Providing services in over 90 countries with over 7,200 employees worldwide, IMS HEALTH's businesses will include those of IMS, the leading global supplier of market information and decision-support services to the pharmaceutical and healthcare industries; Erisco, a leading supplier of software-based administrative and analytical solutions to the managed care industry; Enterprises, a venture capital unit focused on investments in emerging healthcare businesses; CTS, a provider of software application development and maintenance services and Year 2000 and Eurocurrency compliance services; and a substantial equity interest (48.02% at December 31, 1997) in Gartner Group, the leading supplier of research and analysis to the information technology industry. In the event the acquisition of Walsh is consummated, Walsh will become a subsidiary of IMS HEALTH following the Cognizant Distribution. See "The Merger--Structure of the Merger."

    As a result of the Cognizant Distribution, the electronic audience measurement services business of NMR will remain with Cognizant, and concurrently with the Cognizant Distribution, Cognizant will change its name to Nielsen Media Research, Inc.

    The principal executive offices of each of Cognizant, IMS HEALTH and NMR currently are located at 200 Nyala Farms, Westport, Connecticut 06880 and their telephone number is (203) 222-4200.

    ANNEX IV TO THIS PROXY STATEMENT/PROSPECTUS CONTAINS DETAILED INFORMATION WITH RESPECT TO IMS HEALTH AND NMR, AS WELL AS THE TERMS OF THE COGNIZANT DISTRIBUTION. HOLDERS OF WALSH COMMON STOCK ARE URGED TO CAREFULLY READ ANNEX IV IN ITS ENTIRETY.

WALSH INTERNATIONAL INC.

    Walsh develops, markets, provides and supports comprehensive sales and marketing information systems for pharmaceutical companies to assist them in more efficient management of their sales organizations. Walsh is a market leader in providing ETMS and SMIS to the pharmaceutical industry worldwide. Walsh also provides data services and marketing support services based on proprietary databases of medical professionals and others who influence prescribing decisions.

    Walsh was incorporated in Delaware in 1988. In December 1991 the business of PMSI was spun off from Walsh and taken public. Following the spin-off of PMSI, Walsh operated in two business segments, the current Walsh business described above and the Source business, which develops and provides proprietary databases of prescriptions dispensed by retail outlets internationally.

    On April 16, 1996, all of the issued and outstanding capital stock of a newly-formed holding company for the Source business, Source Informatics Inc. ("Source"), was spun-off to Walsh's stockholders (the "Source Spin-Off"). The results of the Source business are presented as "discontinued operations" in the consolidated financial statements of Walsh for the fiscal year ended June 30, 1996.

    Walsh provides three types of services that are designed to work either independently or together to provide a comprehensive sales and marketing information solution:

- Technology Services, consisting of Premiere-SM-, the Company's SMIS, which was launched in fiscal 1996, and Precise-SM-, the Company's established advanced ETMS;

-  Data Services, consisting of the Pharbase-SM- customer database service; and

- Marketing Support Services, consisting of Pharbase-SM--driven selection direct marketing services, which support the sales organization, research and consulting services.

    Walsh's principal executive offices are located at 105 Terry Drive, Suite 118, Newtown, Pennsylvania 18940, and its telephone number is (215) 860-4949.

WAC INC.

    Merger Sub is a Delaware corporation organized in 1998 as a wholly owned subsidiary of Cognizant solely for the purpose of entering into the Merger Agreement and effecting the Merger. If the Merger is not consummated prior to the Cognizant Distribution Record Date, ownership of Merger Sub will be transferred to IMS HEALTH.

                                   THE MERGER

GENERAL

    THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER, INCLUDING THE PRINCIPAL TERMS OF THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT. COPIES OF THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT ARE ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX I AND ANNEX II, RESPECTIVELY, AND ARE INCORPORATED HEREIN BY REFERENCE. ALTHOUGH THE DESCRIPTIONS SET FORTH BELOW OF THE TERMS OF THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT ARE ACCURATE IN ALL MATERIAL RESPECTS, SUCH DESCRIPTIONS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO ANNEX I AND ANNEX II, RESPECTIVELY. ALL STOCKHOLDERS OF WALSH ARE URGED TO READ THE MERGER AGREEMENT AND THE STOCK AGREEMENT IN THEIR ENTIRETY.

BACKGROUND OF THE MERGER

    At a regular meeting held on April 9, 1997, the Walsh Board discussed various strategies to increase stockholder value and to expand Walsh's business either through an acquisition of, or a joint venture with, a complementary business. At that meeting, the Walsh Board authorized management to begin discussions with Cognizant regarding the possibility of a combination with Cognizant's Sales Technologies, Inc. subsidiary ("STI") which would result in Walsh continuing as a publicly held company. At various meetings from the end of April through August 1997, management of Walsh and Cognizant met to discuss the general terms and possible business models of both a merger and a joint venture between Walsh and STI. In connection with those discussions, Walsh and Cognizant executed a mutual Confidentiality Agreement on April 22, 1997.

    After the announcement in August 1997 of the transactions among PMSI, Source and National Data Corporation, discussions of a business combination were deferred until the end of 1997.

    In September 1997, Walsh management was approached by another company interested in pursuing a business combination with Walsh. At its regular meeting on October 21, 1997, the Walsh Board authorized management to engage NMS to assist Walsh in connection with potential strategic combinations. From September 1997 through January 1998, Walsh management had a series of meetings with the potential merger partner, during which the parties discussed the form of a possible transaction (which was envisaged as a stock for stock merger), the valuation of Walsh and related matters. In mid-December 1997, NMS contacted three companies to inquire as to their interest in a strategic combination with Walsh. Of the three companies contacted, two expressed very preliminary interest and NMS provided them with public information about Walsh. None of these companies requested additional information about Walsh.

    In January 1998, after deciding to reopen discussions with Cognizant, members of Walsh management again met with members of Cognizant management to update the information that had been shared in the course of earlier meetings. While these discussions also encompassed various forms of a possible transaction, including a merger of Walsh into Cognizant, Cognizant expressed a preference for a joint venture with Walsh in which Cognizant would own a majority interest.

    On January 15, 1998, Cognizant announced the Cognizant Distribution. Cognizant announced that IMS HEALTH would focus its efforts on healthcare information services and that a key element of IMS HEALTH's strategy would be targeted acquisitions in the healthcare information industry. Also on that date, Cognizant and Walsh commenced their respective preliminary financial and business due diligence reviews.

    Concurrent with discussions with Walsh management, Cognizant was meeting with PMSI and in mid-February advised Walsh that Cognizant was interested in acquiring both Walsh and PMSI in separate merger transactions. Management of each of Walsh and Cognizant continued to meet through February during which period they discussed the integration of the two companies and negotiated the per share consideration to be paid to Walsh stockholders and the timing of the transaction.

    On February 17, management of Cognizant briefed the Cognizant Board on the status of discussions with Walsh. This included a presentation of potential transaction structures, consideration and financial effects. On February 18, Cognizant proposed to Walsh a merger transaction that would proceed independently of any transaction with PMSI and in which, assuming satisfactory completion of Cognizant's due diligence review of Walsh, stockholders of Walsh would receive stock of Cognizant valued at $15.75 per share of Walsh Common Stock. The Walsh Board authorized management to continue negotiations with Cognizant toward an agreement that would adequately compensate Walsh stockholders in the event the merger with Cognizant could not be consummated prior to the Cognizant Distribution and Walsh stockholders were to then receive only stock of IMS HEALTH.

    On February 25, the Walsh Board met to review the status of negotiations. NMS presented a preliminary fairness analysis of the proposed transaction, as well as an analysis of the prospects for Walsh as an independent enterprise. Walsh's legal advisors also presented a summary of the proposed terms of the transaction and the status of the issues remaining open in the negotiations. After considering the information presented, the Walsh Board instructed management to continue discussions with Cognizant regarding the terms of the transaction with a view to reaching a definitive agreement.

    The due diligence process continued from the end of February through mid-March. Discussions between the two companies included proposed exchange ratios given possible fluctuations in the prices of Cognizant Common Stock, the form and amount of consideration to be received by Walsh stockholders in the event a merger was not completed prior to the Cognizant Distribution Record Date, the scope of the representations and warranties to be made by the parties, the conditions to consummation of a merger, the treatment of outstanding stock options to purchase Walsh Common Stock and other matters related to the impact of the transaction on Walsh employees, and the grant of an option to purchase Walsh Common Stock that Cognizant had demanded in connection with any transaction.

    On March 23, members of Walsh's senior management, along with its legal and financial advisors, met with the Walsh Board and reviewed such matters as the terms of the Merger Agreement, including the timing of completion of the Merger, and the potential benefits and risks of the transaction. NMS made a presentation to the Walsh Board and rendered its oral opinion that, as of such date, the Cognizant Exchange Ratio and the IMS HEALTH Adjustment Factor are fair to the stockholders of Walsh from a financial point of view. The Walsh Board voted unanimously to authorize management to enter into the Merger Agreement and the Stock Option Agreement. Also on March 23, members of Cognizant senior management met with Cognizant's Board to review the terms of the Walsh acquisition. The terms of the Walsh acquisition were unanimously approved by all Cognizant directors participating at the meeting.

    On March 23, 1998, following the meetings of the Walsh Board and Cognizant's Board, the Merger Agreement and the Stock Option Agreement were executed and a joint press release was issued announcing the execution and delivery of the agreements.

REASONS FOR THE MERGER

    COGNIZANT. The principal strategy of the IMS HEALTH business is to capitalize on significant new growth opportunities in the healthcare information services business through internal investment and carefully targeted acquisitions. IMS HEALTH has identified expansion in ETMS and SMIS as an element of that strategy. In evaluating the proposed Merger, the Cognizant Board recognized that Walsh's ETMS and SMIS businesses were complementary to those provided by IMS HEALTH's Sales Technologies unit and could therefore help further IMS HEALTH's overall strategy.

    In particular, the Board expects that the addition of Walsh will provide the critical mass necessary to enable IMS HEALTH to address customers' desires for a global solution provider in the ETMS and SMIS businesses. The Board specifically noted that Sales Technologies strengths are largely focused on the North American market, while Walsh has developed a significant presence and infrastructure in Europe and the Asia-Pacific region. The Board believed that the Merger will enable IMS HEALTH to benefit from the combined strengths of the two entities and become a more effective global competitor in the ETMS and SMIS markets.

    In evaluating the proposed Merger, the Cognizant Board reviewed presentations from its management and advisors. In reaching its determination to approve the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby, the Cognizant Board considered a number of factors, including the factors described above.

    None of the foregoing factors or groups of factors had particular prominence in the decision of the Cognizant Board to approve the Merger Agreement, the Stock Option Agreement and the other transactions contemplated thereby, and none was assigned any specific or relative weight.

    WALSH. The Walsh Board unanimously approved the terms and provisions of the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby, including the Merger, at a special meeting held on March 23, 1998. In evaluating the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby and arriving at its approval, the Walsh Board considered a number of factors, including the factors listed below:

    1. the Walsh Board's belief that the financial and operational achievements of Walsh since the initial public offering of Walsh Common Stock have not been fully reflected in the market price of Walsh Common Stock (Walsh Common Stock consistently has traded below its initial public offering price) and that, in contrast, the Exchange Ratios offered by Cognizant place an immediate premium valuation on Walsh Common Stock;

    2. the fact that the Merger would provide Walsh stockholders with the opportunity to have continued equity participation in a larger, more diversified enterprise with an equity value that is considerably larger than Walsh's current equity value and that offers significantly greater liquidity;

    3. the Walsh Board's belief that the post-Merger combined business would be an industry leader in electronic territory management and sales force automation products and services and would provide greater opportunity for the development and commercial exploitation of Walsh's products by utilizing Cognizant's broader geographic scope and client base, thus allowing Walsh to both attract Cognizant's clients as new customers for Walsh products and to offer Cognizant's products to Walsh's current clients;

    4. the Walsh Board's belief that synergies between the two companies will create potential for significant operational savings;

    5. the fact that a combination with Cognizant will provide Walsh with access to significantly greater financial and operations resources, thereby enabling Walsh to better fund its technology development programs and potential acquisitions;

    6. the Walsh Board's belief that the joining of the Cognizant business with that of Walsh would complement and expand Walsh's operations both domestically and internationally;

    7. the results of the due diligence review with respect to Cognizant's operations and financial results; and

    8. the oral opinion of NMS, delivered March 23, 1998, confirmed in writing as of March 23, 1998, that, as of the date of the Merger Agreement, the Cognizant Exchange Ratio and IMS HEALTH Adjustment Factor provided for by the Merger Agreement are fair, from a financial point of view, to the stockholders of Walsh, as well as the underlying financial analyses of NMS presented in connection therewith.

    Stockholders of Walsh should be aware that certain officers and directors of Walsh have interests in the Merger that are in addition to those of stockholders of Walsh generally. See "The Merger--Interests of Certain Persons in the Merger."

    None of the foregoing factors or group of factors had particular prominence in the decision of the Walsh Board to approve the Merger Agreement, the Merger, the Stock Option Agreement and the other transactions contemplated thereby and none was assigned any specific or relative weight.

RECOMMENDATION OF THE WALSH BOARD

    FOR THE REASONS STATED ABOVE, THE WALSH BOARD HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF WALSH'S STOCKHOLDERS. THE WALSH BOARD, BY UNANIMOUS VOTE OF ALL DIRECTORS, HAS APPROVED THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT WALSH'S STOCKHOLDERS APPROVE AND ADOPT THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO WALSH

    THE FULL TEXT OF THE OPINION OF NMS, DATED MARCH 23, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX III TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF WALSH COMMON STOCK ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. ALTHOUGH THE SUMMARY OF THE NMS OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE IN ALL MATERIAL RESPECTS, SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    Pursuant to an engagement letter dated October 15, 1997 (the "NMS Engagement Letter"), the Walsh Board retained NationsBanc Montgomery Securities LLC ("NMS") to act as Walsh's financial advisor in connection with its consideration of a possible business combination transaction involving Walsh. NMS is an internationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Pursuant to the NMS Engagement Letter, the Walsh Board engaged NMS to act as its financial advisor in connection with a possible sale of Walsh. Walsh has also agreed to pay NMS up to 1.3% of the equity value of Walsh upon the sale of Walsh that involves the rendering of a fairness opinion to the Walsh Board. Fifty percent of such fees are contingent upon consummation of the transaction. Based on the price for Cognizant Common Stock on the date of the Merger Agreement, the aggregate fee payable to NMS would be approximately $2.3 million. Walsh also has agreed to reimburse NMS for NMS' reasonable out-of-pocket expenses. Pursuant to a separate letter agreement, Walsh has agreed to indemnify NMS, its affiliates and their directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under federal securities laws.

    In the ordinary course of business, NMS actively trades equity securities of Walsh for its own account and for the account of customers and holds a long position in such securities. NMS also has performed investment banking services for Walsh. In April 1993, NMS acted as a lead manager of a private placement of Walsh preferred stock. In April 1996, NMS acted as co-manager of the underwritten initial public offering of Walsh Common Stock, for which it received compensation of approximately $950,000.

    Walsh selected NMS as its financial advisor on the basis of its experience and expertise in transactions similar to the Merger, its reputation in the healthcare information services sector, healthcare services sector and investment communities and its knowledge of and familiarity with Walsh resulting from the investment banking services it has previously provided to Walsh. NMS was not retained to, nor did it, advise the Walsh Board with respect to alternatives to the Merger (other than a possible business combination transaction with another company referred to in "--Background of the Merger") or Walsh's underlying decision to proceed with or effect the Merger.

    On March 23, 1998, NMS rendered its opinion to the Walsh Board that pursuant to the terms of the Merger Agreement, the Cognizant Exchange Ratio and the IMS HEALTH Adjustment Factor are fair to the stockholders of Walsh from a financial point of view, as of the date thereof. No limitations were imposed by the Walsh Board on the scope of NMS's investigation or the procedures to be followed by NMS in rendering its opinion. NMS did not determine the form of consideration to be received by Walsh in connection with the Merger, which was agreed to as a result of arms-length negotiations between Walsh and Cognizant.

    THE FULL TEXT OF NMS' WRITTEN OPINION TO THE WALSH BOARD IS ATTACHED HERETO AS ANNEX III AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY OF NMS' OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. NMS' OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE STOCKHOLDERS OF WALSH OF THE COGNIZANT EXCHANGE RATIO AND THE IMS HEALTH ADJUSTMENT FACTOR, AS SET FORTH IN THE MERGER AGREEMENT. NMS' OPINION HAS BEEN PROVIDED FOR THE USE OF THE WALSH BOARD IN ITS EVALUATION OF THE MERGER, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER. NMS' OPINION IS ADDRESSED TO THE WALSH BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF WALSH AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER.

    In connection with its opinion, NMS, among other things: (i) reviewed certain publicly available financial and other data with respect to Walsh and Cognizant, including the consolidated financial statements for recent years and interim period to December 31, 1997 and certain other relevant financial and operating data relating to Walsh and Cognizant made available to NMS from published sources and from the internal records of Walsh and Cognizant, (iii) reviewed the financial terms and conditions of the Merger Agreement; (iv) reviewed certain publicly available information concerning the trading of, and the trading market for, Walsh Common Stock and Cognizant Common Stock; (v) compared Walsh and Cognizant from a financial point of view with certain other companies in the healthcare information services and marketing information systems industries which NMS deemed to be relevant; (vi) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the healthcare services and software industries which NMS deemed to be comparable, in whole or in part, to the Merger; (vii) reviewed and discussed with representatives of the management of Walsh and Cognizant certain information of a business and financial nature regarding Walsh and Cognizant, including financial forecasts and related assumptions of Walsh furnished to NMS by Walsh and financial forecasts and related assumptions for Cognizant prepared by NMS in consultation with management of Cognizant; (viii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Walsh's management and legal counsel; and
(ix) performed such other analyses and examinations as NMS deemed appropriate.

    In connection with NMS' review, NMS did not assume any obligation to verify independently the foregoing information and relied on such information being accurate and complete in all material respects. With respect to the financial forecast for Walsh provided to NMS by Walsh's management and the financial forecast for Walsh prepared by NMS in consultation with management of Walsh, upon the advice of management of Walsh and Cognizant and with Walsh's consent, NMS assumed for purposes of its opinion that the forecasts (including the assumptions regarding expected revenue enhancements and cost savings, the amount of goodwill that can be attributed to the write-down of research and development costs and other Merger related costs) have been reasonably prepared on bases reflecting the best available estimates and judgments of the respective managements of Walsh and Cognizant at the time of preparation as to the future financial performance of Walsh and Cognizant and that they provide a reasonable basis upon which NMS can form its opinion. NMS also assumed that there have been no material changes in Walsh's or Cognizant's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to NMS. In its review of the proposed Merger and its financial terms and conditions, NMS was not asked to, nor did it make any assessment of the proposed structure or likelihood of the Cognizant Distribution, nor did NMS make any evaluation of the likely trading prices for the IMS HEALTH Common Stock following the completion of the Cognizant Distribution. NMS relied on advice of legal counsel and independent accountants to Walsh as to all legal, tax and financial reporting matters with respect to Walsh, the Merger and the Merger Agreement. NMS assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. In addition, NMS did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Walsh or Cognizant, nor was NMS furnished with any such appraisals. NMS assumed that the Merger will be recorded as a purchase under generally accepted accounting principles. Finally, NMS' opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to NMS as of, March 23, 1998. Accordingly, although subsequent developments may effect NMS' opinion, NMS has not assumed any obligation to update, revise or reaffirm its opinion.

    The following is a brief summary of the report presented to the Walsh Board by NMS on March 23, 1998, in connection with NMS' opinion.

    COMPARABLE PUBLIC COMPANY ANALYSIS: NMS compared the historical financial, operating and stock market performances of certain publicly traded companies that it considered relevant in evaluating the historical financial and operating performance of Walsh. In particular, these companies were analyzed with respect to their price/earnings ("P/E") multiples (defined as most recent stock price divided by the 1998 expected earnings per share) and secular growth rates.

    NMS examined the P/E multiples of healthcare database companies, pharmaceutical specific healthcare information management companies and other marketing information services companies. The healthcare database companies that NMS used for its analysis included APACHE Medical Systems, Inc., Mecon, Inc., MedQuist Inc., Summit Medical Systems, HCIA, Inc., HBO & Company and Cerner Corp. As of March 20, 1998, the average and median P/E multiples were 38.8x and 40.5x, respectively, with a range of from 33.0x to 44.2x. The pharmaceutical specific healthcare information companies included Dendrite International, Inc., Walsh and Cognizant. As of March 20, 1998, the average and median P/E multiples of these companies were 27.0x and 24.8x, respectively, with a range of from 20.0x to 36.2x. The other marketing information services companies included Abacus Direct Corporation, Axciom Corp., American Business Information Inc., May & Speh, Inc., LCS Industries Inc., Information Resources, Inc. and Snyder Communications, Inc. As of March 20, 1998, the average and median P/E multiples of these companies were 29.5x and 25.4x, respectively, with a range of from 9.2x to 49.4x. Based on the businesses and growth rates of the companies used in NMS' analysis, NMS deemed certain companies to be more relevant for this analysis. The relevant companies included HBO & Company, Cerner Corp., Cognizant, Dendrite International, Inc., May & Speh, Inc. and Information Resources, Inc. As of March 20, 1998, the average and median P/E multiples of the relevant companies were 30.8x and 29.6x, respectively, with a range of from 20.0x to 44.2x. As of March 20, 1998, the average and median P/E multiples of all the companies used in this analysis were 31.6x and 33.0x, respectively, with a range of from 9.2x to 49.4x.

    NMS also examined the implied P/E multiples based on the P/E to secular growth ratio of the comparable companies. As of March 20, 1998, the implied P/E multiples based on the P/E to secular growth ratio of the relevant companies were 31.1x and 31.4x, respectively, and the average and median implied P/E multiples based on the P/E to secular growth ratio of all the companies used in this analysis were 30.2x and 31.0x, respectively.

    Based on the low liquidity and trading volume of Walsh Common Stock, NMS deemed the comparable public companies based valuation methodology to have limited relevance to Walsh's stand-alone valuation.

    COMPARABLE TRANSACTION ANALYSIS: NMS examined 75 pending and completed business combinations in the healthcare information services sector, with a special emphasis on 14 healthcare database and software business combinations that were deemed more relevant, with regards to the last twelve months ("LTM") revenue, LTM EBIT and LTM net income multiples paid in these transactions. The relevant transactions include (target / acquiror) Medicus Systems Corp. / QuadraMed Corp., National Health Enhancement Systems, Inc. / HBO & Company, HPR Inc. / HBO & Company, Enterprise Systems, Inc. / HBO & Company, GMIS Inc. / HBO & Company, Management Software Inc. / HBO & Company, CyCare Systems, Inc. / HBO & Company, Versy Incorporated / Physician Computer Network, Inc., Clinicom Incorporated / HBO & Company, GTE Health Systems Incorporated / Shared Medical Systems Corporation, Serving Software, Inc. / HBO & Company, Health Economics Corp. / Equifax Inc., Allcare Medication Services Inc. / Synetic, Inc., IMS International / The Dun & Bradstreet Corporation. The average and median LTM revenue multiples paid in the relevant business combinations were 3.5x and 3.6x, respectively, with a range of from 0.6x to 9.4x and a range of implied stock prices of from $4.31 to $47.56. The average and median LTM EBIT multiples paid in the relevant business combinations were 33.5x and 34.3x, respectively, with a range of from 13.2x to 57.4x and a range of implied stock prices of from $9.77 to $37.88. The average and median LTM net income multiples paid in the relevant business combinations were 41.0x and 39.9x, respectively, with a range of from 13.0x to 61.6x and a range of implied stock prices of from $6.03 to $25.83. The average and median LTM revenue multiples paid in all transactions were 3.2x and 2.6x, respectively, with a range of from 0.3x to 16.0x and a range of implied stock prices of from $2.94 to $80.06. The average and median LTM EBIT multiples paid in all transactions were 22.6x and 18.8x, respectively, with a range of from 4.1x to 57.4x and a range of implied stock prices of from $3.98 to $37.88. The average and median LTM net income multiples paid in all transactions were 31.7x and 29.1x, respectively, with a range of from 5.6x to 61.6x and a range of implied stock prices of from $3.03 to $25.83.

    Based on the transaction structures and the financial condition of the targets and acquirors at the time of these transactions, NMS deemed the comparable transactions based valuation methodology to be moderately relevant.

    PREMIUM PAID ANALYSIS: NMS reviewed the premiums paid in 16 transactions in the healthcare services industry and 25 transactions in the technology and software industries that were deemed to be comparable to the Merger with transaction values between $100 million and $250 million since 1993. In each of the transactions analyzed, NMS calculated the premiums of the price paid by acquirors over the target company's stock price one day, one week and one month prior to public announcement of the transaction. These calculations yielded median premiums based on the target company's stock price one day, one week and one month prior to public announcement of the transaction of 21.2%, 34.0% and 35.4%, respectively. NMS then applied these premiums to Walsh's stock price one day, one week and one month prior to March 23, 1998. These calculations yielded implied value per share based on premiums paid one day, one week and one month prior to the announcement of the Merger of $16.51, $15.41 and $13.88, respectively. NMS deemed the historical premiums based valuation methodology to be most relevant.

    DISCOUNTED CASH FLOW ANALYSIS: NMS performed a discounted cash flow analysis on certain projected financial statements that were provided to NMS by the management of Walsh. In performing this analysis, NMS calculated the projected stand-alone unleveraged after-tax cash flow of Walsh for the calendar years 1998 through 2007. NMS calculated Walsh's terminal values in calendar year 2007 based on the aggregate value/EBIT multiples ranging from 16.0x to 20.0x. The unleveraged after-tax cash flows and the terminal values were discounted to the present using discount rates ranging from 13.0% to 17.0%. This analysis yielded an equity value range for Walsh of $11.83 and $17.53 per fully diluted share. NMS deemed the discounted cash flow based valuation methodology to be relevant.

    CONTRIBUTION ANALYSIS: NMS analyzed and compared the respective contributions of Walsh and Cognizant to the pro forma combined company's net income for calendar years 1997 and 1998 and to the pro forma ownership of the respective stockholders in the combined company upon consummation of the Merger. Based on the historical financial statements for 1997 for Walsh and Cognizant, Walsh contributed 1.8% of the net income in 1997. Based on management projections for Walsh and NMS projections for Cognizant for 1998, Walsh would contribute 2.2% of the net income in 1998 of the pro forma combined company. Based on the Exchange Ratios, Walsh's existing stockholders would own approximately 2.0% of the pro forma combined company, on a fully diluted basis, upon consummation of the Merger. NMS deemed the contributions valuation methodology to be relevant.

    PRO FORMA MERGER ANALYSIS. NMS analyzed the impact of the Merger on Cognizant stockholders on a pro forma fully diluted EPS basis for calendar years 1998 and 1999. NMS used management estimates for calendar year 1998 for Walsh and used NMS estimates for 1999 for Walsh and for 1998 and 1999 for Cognizant. NMS performed the analysis without giving effect to the synergies anticipated by the managements of Walsh and Cognizant to result from the Merger (excluding nonrecurring costs resulting from the Merger) in each year. The analysis indicated that, for Cognizant stockholders, the Merger would be EPS neutral in 1998 and EPS accretive in 1999. The actual results achieved by the pro forma combined company may vary from projected results and the variations may be material.

    The summary set forth above does not purport to be a complete description of the presentation by NMS to the Walsh Board or the analyses performed by NMS. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. NMS believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all the analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Walsh Board. In addition, NMS may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions so that the valuation figures resulting from any particular analysis described above should not be taken to be NMS' view of the actual value of Walsh. In arriving at its opinion, NMS did not ascribe a specific range of values to Walsh, but rather made its determination as to the fairness, from a financial point of view, to the stockholders of Walsh of the Cognizant Exchange Ratio and the IMS HEALTH Adjustment Factor as set forth in the Merger Agreement on the basis of the financial and comparative analyses described above.

    In performing its analyses, NMS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by NMS are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of NMS' analysis of the fairness, from a financial point of view, to the stockholders of Walsh, of the Cognizant Exchange Ratio and the IMS HEALTH Adjustment Factor, as set forth in the Merger Agreement and were provided to the Walsh Board in connection with the delivery of NMS' opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. NMS used in its analyses various projections of future performance prepared by the management of both Walsh and Cognizant. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

STRUCTURE OF THE MERGER

    Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time of the Merger, Merger Sub will merge with and into Walsh. Walsh will be the Surviving Corporation in the Merger, and will continue its corporate existence under Delaware law as a wholly owned subsidiary of either Cognizant or IMS HEALTH, depending upon whether the Effective Time of the Merger occurs prior or subsequent to the Cognizant Distribution Record Date. If the Effective Time of the Merger occurs prior to the Cognizant Distribution Date, the Surviving Corporation will become a subsidiary of IMS HEALTH following the Cognizant Distribution.

    At the Effective Time of the Merger, the separate corporate existence of Merger Sub will terminate. The Walsh Charter, as in effect immediately prior to the Effective Time of the Merger, will be the certificate of incorporation of the Surviving Corporation, and the by-laws of Merger Sub, as in effect immediately prior to the Effective Time of the Merger, will be the by-laws of the Surviving Corporation.

MERGER CONSIDERATION

    Upon consummation of the Merger, except as described below, each outstanding share of Walsh Common Stock, other than shares held in Walsh's treasury or held by Cognizant (or IMS HEALTH following the Cognizant Distribution), Merger Sub or any subsidiary of Cognizant (or IMS HEALTH following the Cognizant Distribution), will be automatically converted into a fraction of a share of either Cognizant Common Stock or IMS HEALTH Common Stock, depending upon whether the Effective Time of the Merger occurs prior or subsequent to the Cognizant Distribution Record Date. Assuming the Merger is approved at the Special Meeting as currently scheduled, it is probable that the Effective Time of the Merger will occur prior to the Cognizant Distribution Record Date.

    If the Effective Time of the Merger occurs before the Cognizant Distribution Record Date, each share of Walsh Common Stock will be converted into a fraction of a share of Cognizant Common Stock (rounded to the nearest 1/1,000th) equal to: (1) 0.3041, if the Cognizant Common Stock Price is at least equal to $46.792 but not more than $56.792; (2) $17.27 divided by the Cognizant Common Stock Price (rounded to the nearest 1/10,000th), if the Cognizant Common Stock Price is more than $56.792 but not more than $62.792; (3) $14.23 divided by the Cognizant Common Stock Price (rounded to the nearest 1/10,000th), if the Cognizant Common Stock Price is less than $46.792 but not less than $40.792; (4) the fraction of a share of Cognizant Common Stock indicated in the table immediately below if the Cognizant Common Stock Price is either more than $62.792 but not more than $82.792 or less than $40.792 but not less than $20.792 (with the Cognizant Exchange Ratio to be calculated on the basis of straight line interpolation if the Cognizant Common Stock Price is between any two amounts set forth in such table); and (5) a fraction of a share of Cognizant Common Stock determined on the same basis as the fractions set forth in the table below if the Cognizant Common Stock Price is more than $82.792 or less than $20.792. As previously indicated in this Proxy Statement/Prospectus, the "Cognizant Common Stock Price" means the average of the closing sales prices of Cognizant Common Stock on the Composite Tape on each of the 15 consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Merger.

     COGNIZANT          COGNIZANT
COMMON STOCK PRICE   EXCHANGE RATIO
-------------------  ---------------
     $  20.792             0.4362
        22.792             0.4272
        23.792             0.4228
        24.792             0.4183
        25.792             0.4139
        26.792             0.4094
        27.792             0.4050
        28.792             0.4006
        29.792             0.3962
        30.792             0.3918
        31.792             0.3874
        32.792             0.3830
        33.792             0.3786
        34.792             0.3743
        35.792             0.3699
        36.792             0.3656
        37.792             0.3613
        38.792             0.3571
        39.792             0.3529
        40.792             0.3488

     COGNIZANT          COGNIZANT
COMMON STOCK PRICE   EXCHANGE RATIO
-------------------  ---------------

     $  41.792             0.3405
        42.792             0.3325
        43.792             0.3249
        44.792             0.3177
        45.792             0.3107
        46.792             0.3041
        47.792             0.3041
        48.792             0.3041
        49.792             0.3041
        50.792             0.3041
        51.792             0.3041
        52.792             0.3041
        53.792             0.3041
        54.792             0.3041
        55.792             0.3041
        56.792             0.3041
        57.792             0.2988
        58.792             0.2938
        59.792             0.2888
        60.792             0.2841
        61.792             0.2795
     COGNIZANT          COGNIZANT
COMMON STOCK PRICE   EXCHANGE RATIO
-------------------  ---------------

     $  62.792             0.2750
        63.792             0.2727
        64.792             0.2704
        65.792             0.2682
        66.792             0.2661
        67.792             0.2639
        68.792             0.2618
        69.792             0.2596
        70.792             0.2575
        71.792             0.2554
        72.792             0.2533
        73.792             0.2512
        74.792             0.2491
        75.792             0.2471
        76.792             0.2450
        77.792             0.2429
        78.792             0.2409
        79.792             0.2388
        80.792             0.2368
        81.792             0.2347
        82.792             0.2327

    The chart below indicates the operation of the Cognizant Exchange Ratio at various Cognizant Common Stock Prices.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      COGNIZANT EXCHANGE RATIO

Per Share Equivilent Price of Walsh Common Stock Under Exchange
Ratio
ctz price                                                             shi price   exchange
20.792                                                                   $09.07     0.4362
22.792                                                                   $09.74     0.4272
23.792                                                                   $10.06     0.4228
24.792                                                                   $10.37     0.4183
25.792                                                                   $10.67     0.4139
26.792                                                                   $10.97     0.4094
27.792                                                                   $11.28     0.4050
28.792                                                                   $11.53     0.4008
29.792                                                                   $11.80     0.3982
30.792                                                                   $12.08     0.3918
31.792                                                                   $12.32     0.3874
32.792                                                                   $12.66     0.3830
33.792                                                                   $12.79     0.3786
34.792                                                                   $13.02     0.3743
35.792                                                                   $13.24     0.3699
36.792                                                                   $13.45     0.3656
37.792                                                                   $13.68     0.3613
38.792                                                                   $13.85     0.3571
39.792                                                                   $14.04     0.3529
40.792                                                                   $14.23     0.3488
41.792                                                                   $14.23     0.3406
42.792                                                                   $14.23     0.3326
43.792                                                                   $14.23     0.3249
44.792                                                                   $14.23     0.3177
45.792                                                                   $14.23     0.3107
46.792                                                                   $14.23     0.3041
47.792                                                                   $14.53     0.3041
48.792                                                                   $14.84     0.3041
49.792                                                                   $15.14     0.3041
50.792                                                                   $15.45     0.3041
51.792                                                                   $15.75     0.3041
52.792                                                                   $16.05     0.3041
53.792                                                                   $16.36     0.3041
54.792                                                                   $16.66     0.3041
55.792                                                                   $16.97     0.3041
56.792                                                                   $17.27     0.3041
57.792                                                                   $17.27     0.2988
58.792                                                                   $17.27     0.2938
59.792                                                                   $17.27     0.2888
60.792                                                                   $17.27     0.2841
61.792                                                                   $17.27     0.2795
62.792                                                                   $17.27     0.2750
63.792                                                                   $17.40     0.2727
64.792                                                                   $17.52     0.2704
65.792                                                                   $17.65     0.2682
66.792                                                                   $17.77     0.2661
67.792                                                                   $17.88     0.2639
68.792                                                                   $18.01     0.2618
69.792                                                                   $18.12     0.2598
70.792                                                                   $18.23     0.2575
71.792                                                                   $18.34     0.2564
72.792                                                                   $18.44     0.2533
73.792                                                                   $18.54     0.2512
74.792                                                                   $18.63     0.2491
75.792                                                                   $18.73     0.2471
76.792                                                                   $18.81     0.2450
77.792                                                                   $18.90     0.2429
78.792                                                                   $18.98     0.2409
79.792                                                                   $19.06     0.2388
80.792                                                                   $19.13     0.2368
81.792                                                                   $19.20     0.2347
82.792                                                                   $19.26     0.2327
83.792                                                                   $19.33     0.2306
84.792                                                                   $19.38     0.2286
85.792                                                                   $19.44     0.2268
86.792                                                                   $19.49     0.2245
87.792                                                                   $19.54     0.2225
88.792                                                                   $19.58     0.2205
89.792                                                                   $19.62     0.2185
90.792                                                                   $19.65     0.2166
91.792                                                                   $19.68     0.2145
92.792                                                                   $19.71     0.2124
93.792                                                                   $19.74     0.2104
94.792                                                                   $19.76     0.2084
95.792                                                                   $19.77     0.2064
96.792                                                                   $19.79     0.2044
97.792                                                                   $19.80     0.2024
98.792                                                                   $19.80     0.2004
99.792                                                                   $19.80     0.1984
Cognizant Common Stock Price

    If the Effective Time of the Merger occurs on or after the Cognizant Distribution Record Date, each share of Walsh Common Stock will be converted into a fraction of a share of IMS HEALTH Common Stock (rounded to the nearest 1/1,000th) equal to: (1) the product of 0.3041 multiplied by the IMS HEALTH Adjustment Factor (as defined below), if the IMS HEALTH Common Stock Price is at least equal to the Base Price (as defined below) minus the First Threshold (as defined below) but is not more than the Base Price plus the First Threshold; (2) $17.27 divided by the IMS HEALTH Common Stock Price (rounded to the nearest 1/10,000th), if the IMS HEALTH Common Stock Price is more than the sum of the Base Price plus the First Threshold but not more than the sum of the Base Price plus the Second Threshold (as defined below); (3) $14.23 divided by the IMS HEALTH Common Stock Price, if the IMS HEALTH Common Stock Price (rounded to the nearest 1/10,000th) is less than the Base Price minus the First Threshold but not less than the Base Price minus the Second Threshold; (4) the fraction determined in accordance with the calculation described in the paragraph and the first table below if the IMS HEALTH Common Stock Price is greater than the Base Price plus the Second Threshold (or determined on the same basis as the fractions in such table if such excess exceeds $20 per share of IMS HEALTH Common Stock); and (5) the fraction determined in accordance with the calculation described in the third succeeding paragraph second table below if the IMS HEALTH Common Stock Price is less than the Base Price minus the Second Threshold (or determined on the same basis as the fractions in such table if such shortage exceeds $20 per share of IMS HEALTH Common Stock).

    The chart below indicates the operation of the IMS HEALTH Exchange Ratio at various IMS HEALTH Common Stock Prices and assumes an IMS Adjustment Factor of
1.111. The per share equivalent price of Walsh Common Stock corresponding to a particular IMS HEALTH Common Stock Price will vary depending upon whether the actual IMS Adjustment Factor is greater or less than 1.111 (which is dependent upon the relative prices of IMS HEALTH Common Stock and NMR Common Stock following the Cognizant Distribution).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   IMS HEALTH EXCHANGE RATIO

Per Share Equivilent of Walsh Common Stock Under Exchange Ratio
czt price                                                        shi price   exchange
18.713                                                               08.10     0.4848
18.713                                                               08.86     0.4747
19.713                                                               09.26     0.4698
20.713                                                               09.63     0.4648
21.713                                                               09.96     0.4599
22.713                                                               10.33     0.4549
23.713                                                               10.67     0.4500
24.713                                                               11.00     0.4451
25.713                                                               11.32     0.4402
26.713                                                               11.63     0.4353
27.713                                                               11.93     0.4304
28.713                                                               12.22     0.4258
29.713                                                               12.50     0.4207
30.713                                                               12.77     0.4159
31.713                                                               13.04     0.4110
32.713                                                               13.29     0.4062
33.713                                                               13.63     0.4015
34.713                                                               13.77     0.3958
35.713                                                               14.00     0.3921
36.713                                                               14.23     0.3878
37.113                                                               14.23     0.3834
38.113                                                               14.23     0.3734
39.113                                                               14.23     0.3838
40.113                                                               14.23     0.3547
41.113                                                               14.23     0.3461
42.113                                                               14.23     0.3379
42.613                                                               14.40     0.3379
43.613                                                               14.74     0.3379
44.613                                                               15.07     0.3379
45.613                                                               15.41     0.3379
46.613                                                               15.75     0.3379
47.613                                                               16.09     0.3379
48.613                                                               16.43     0.3379
49.613                                                               16.76     0.3379
50.613                                                               17.10     0.3379
51.113                                                               17.27     0.3370
52.113                                                               17.27     0.3314
53.113                                                               17.27     0.3262
54.113                                                               17.27     0.3192
55.113                                                               17.27     0.3134
56.113                                                               17.27     0.3078
56.513                                                               17.27     0.3056
57.513                                                               17.43     0.3030
58.513                                                               17.58     0.3005
59.513                                                               17.74     0.2980
60.513                                                               17.89     0.2956
61.513                                                               18.04     0.2932
62.513                                                               18.18     0.2908
63.513                                                               18.32     0.2885
64.513                                                               18.46     0.2861
65.513                                                               18.59     0.2838
66.513                                                               18.72     0.2815
67.513                                                               18.85     0.2791
68.513                                                               18.97     0.2788
69.513                                                               19.08     0.2745
70.513                                                               19.19     0.2722
71.513                                                               19.30     0.2699
72.513                                                               19.41     0.2676
73.513                                                               19.51     0.2653
74.513                                                               19.60     0.2631
75.513                                                               19.69     0.2608
76.513                                                               19.78     0.2586
77.513                                                               19.86     0.2563
78.513                                                               19.94     0.2540
79.513                                                               20.02     0.2517
80.513                                                               20.09     0.2495
81.513                                                               20.15     0.2472
82.513                                                               20.22     0.2460
83.513                                                               20.27     0.2428
84.513                                                               20.33     0.2405
85.513                                                               20.38     0.2383
86.513                                                               20.42     0.2360
87.513                                                               20.46     0.2338
88.513                                                               20.50     0.2316
89.513                                                               20.53     0.2294
90.513                                                               20.56     0.2271
91.513                                                               20.58     0.2249
92.513                                                               20.60     0.2227
93.513                                                              $20.62     0.2205
IMS Health Common Stock Price

    If the IMS Common Stock Price is greater than the Base Price plus the Second Threshold, the IMS HEALTH Exchange Ratio shall be .2750 multiplied by the IMS HEALTH Adjustment Factor, subject to a downward adjustment (the "Excess Ratio Adjustment") for each dollar (or portion thereof) by which the IMS HEALTH Common Stock Price exceeds the Base Price plus the Second Threshold (the "Excess"). The Excess Ratio Adjustment shall be as specified opposite the applicable Excess in the table below (subject to straight line interpolation (rounded to the nearest 1/10,000th) between the nearest two indicated Excess amounts to give effect to fractions of a dollar).

EXCESS     EXCESS RATIO ADJUSTMENT
---------  -----------------------
     1.00            -.0024
     2.00            -.0046
     3.00            -.0068
     4.00            -.0090
     5.00            -.0111
     6.00            -.0133
     7.00            -.0154
     8.00            -.0175
     9.00            -.0196
    10.00            -.0217
    11.00            -.0238
    12.00            -.0259
    13.00            -.0280
    14.00            -.0301
    15.00            -.0321
    16.00            -.0342
    17.00            -.0362
    18.00            -.0383
    19.00            -.0403
    20.00            -.0424

By way of illustrating the foregoing, if the IMS HEALTH Adjustment Factor is
1.1111 and the Excess is $10.50, then the IMS Exchange Ratio would be .2802, calculated as follows: (x) .2750 multiplied by 1.1111, plus (y) one half of the product obtained by multiplying 1.1111 by -.0455 (i.e., the sum of -.0217 and -.0238).

    If the IMS HEALTH Common Stock Price is less than the Base Price minus the Second Threshold, the IMS Exchange Ratio shall be .3488 multiplied by the IMS HEALTH Adjustment Factor, subject to an upward adjustment (the "Shortfall Ratio Adjustment") for each dollar (or portion thereof) by which the Base Price minus the Second Threshold exceeds the IMS HEALTH Common Stock Price (the "Shortfall"). The Shortfall Ratio Adjustment shall be as specified opposite the applicable Shortfall in the table below (subject to straight line interpolation (rounded to the nearest 1/10,000th) between the nearest two indicated Shortfall amounts to give effect to fractions of a dollar).

                  SHORTFALL RATIO
 SHORTFALL          ADJUSTMENT
-----------  -------------------------
      1.00               .0041
      2.00               .0083
      3.00               .0125
      4.00               .0168
      5.00               .0211
      6.00               .0254
      7.00               .0298
      8.00               .0342
      9.00               .0385
     10.00               .0429
     11.00               .0473
     12.00               .0518
     13.00               .0562
     14.00               .0606
     15.00               .0650
     16.00               .0695
     17.00               .0739
     18.00               .0784
     19.00               .0829
     20.00               .0873

    By way of illustrating the foregoing, if the IMS HEALTH Adjustment Factor is
1.1111 and the Shortfall is $5.50, then the IMS Exchange Ratio would be .4134, calculated as follows: (x) .3488 multiplied by 1.1111, plus (y) one half of the product obtained by multiplying 1.1111 by .0466 (i.e., the sum of .0211 and
 .0254).

    As used above, the following terms have the indicated meanings:

    "BASE PRICE" means $51.792 multiplied by the IMS HEALTH Fraction.

    "FIRST THRESHOLD" means $5.00 multiplied by the IMS HEALTH Fraction.

    "IMS HEALTH ADJUSTMENT FACTOR" means a fraction, the numerator of which is the sum of the IMS HEALTH Reference Price and the NMR Reference Price, and the denominator of which is the IMS HEALTH Reference Price.

    "IMS HEALTH COMMON STOCK PRICE" means the average of the closing sales prices of IMS HEALTH Common Stock on the Composite Tape on the 10 consecutive trading days immediately preceding the second trading day prior to the Closing Date.

    "IMS HEALTH FRACTION" means a fraction, the numerator of which is the IMS HEALTH Reference Price and the denominator of which is the sum of the IMS HEALTH Reference Price and the NMR Reference Price.

    "IMS HEALTH REFERENCE PRICE" means the average of the closing sales prices of the IMS HEALTH Common Stock on the Composite Tape on the 10 consecutive trading days commencing on the sixth trading day following the date on which "regular way" trading in the IMS HEALTH Common Stock begins on the NYSE.

    "NMR REFERENCE PRICE" means the average of the closing sales prices of the Cognizant Common Stock on the Composite Tape on the 10 consecutive trading days commencing on the sixth trading day following the date on which "regular way" trading in Cognizant Common Stock begins under the name "Nielsen Media Research, Inc." on the NYSE.

    "SECOND THRESHOLD" means $11.00 multiplied by the IMS HEALTH Fraction.

    In all cases, cash will be paid in lieu of fractional shares of Merger Stock as described under "-- Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares" below.

    The Cognizant Exchange Ratio and the IMS HEALTH Exchange Ratio were determined through arm's-length negotiations between Cognizant and Walsh.

    Any shares of Walsh Common Stock owned immediately prior to the Effective Time of the Merger by Cognizant (or IMS HEALTH, if the Effective Time of the Merger is on or after the Cognizant Distribution Record Date), Walsh or any of their respective subsidiaries will be cancelled.

EFFECTIVE TIME OF THE MERGER

    The Effective Time of the Merger will be the time on the Closing Date a certificate of merger with respect to the Merger (the "Certificate of Merger") is filed with the Secretary of State of the State of Delaware or such later time on the Closing Date as is permissible in accordance with the DGCL and as is specified in such Certificate of Merger. The filing of the Certificate of Merger will occur on the first business day after satisfaction of the conditions to consummation of the Merger set forth in the Merger Agreement, unless another date is agreed to in writing by Cognizant and Walsh. See "--Conditions to the Consummation of the Merger" below.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

    The conversion of Walsh Common Stock into Merger Stock will occur automatically at the Effective Time of the Merger.

    As soon as practicable after the Effective Time of the Merger, First Chicago Trust Company of New York, in its capacity as exchange agent (the "Exchange Agent"), will send a transmittal form to each former Walsh stockholder. The transmittal form will contain instructions with respect to the surrender of certificates previously representing Walsh Common Stock (together with the attached Walsh Rights) to be exchanged for Merger Stock.

    WALSH COMMON STOCKHOLDERS SHOULD NOT FORWARD WALSH COMMON STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. WALSH COMMON STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

    After the Effective Time of the Merger, each certificate that previously represented shares of Walsh Common Stock will represent only the shares of Merger Stock into which such shares were converted in the Merger and the right to receive cash in lieu of fractional shares of Merger Stock as described below.

    Holders of certificates previously representing Walsh Common Stock will not be paid dividends or distributions with a record date on or after the Effective Time of the Merger on the shares of Merger Stock into which such shares have been converted, and will not be paid cash in lieu of fractional shares of Merger Stock, until such certificates are surrendered to the Exchange Agent for exchange. Subject to applicable law, when such certificates are surrendered, any unpaid dividends and any cash in lieu of fractional shares of Merger Stock payable as described below will be paid without interest.

    All shares of Merger Stock issued upon conversion of shares of Walsh Common Stock, together with any cash issued in lieu of any fractional shares of Merger Stock, shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Walsh Common Stock.

    No fractional shares of Merger Stock will be issued to any Walsh stockholder upon surrender of certificates previously representing Walsh Common Stock. In lieu of such fractional shares that would otherwise be issued, former Walsh stockholders will be paid an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such holder would otherwise be entitled by (b) the average of the closing sales prices for a share of Merger Stock on the Composite Tape for the five trading days immediately preceding the Effective Time of the Merger.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary mutual representations and warranties of Cognizant and Merger Sub, on the one hand, and Walsh, on the other hand, relating to, among other things, (a) corporate organization and similar corporate matters; (b) capitalization; (c) corporate authorization, execution, delivery, performance and enforceability of the Merger Agreement and the Stock Option Agreement and related matters; (d) documents filed by each of Walsh and Cognizant with the Commission and the accuracy of information contained therein; (e) the accuracy of information supplied by each of Walsh and Cognizant in connection with the Registration Statements and this Proxy Statement/Prospectus; (f) the absence of material adverse changes; (g) compliance with applicable laws and the absence of material litigation; (h) votes required for the Merger; (i) ownership of stock of the other party; and (j) brokers' and finders' fees. The Merger Agreement also contains additional representations and warranties of Walsh relating to among other things, (a) subsidiaries; (b) labor matters and matters relating to retirement and other employee plans and to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (c) filing of tax returns and payment of taxes; (d) title to properties; (e) environmental matters; (f) certain contracts and debt instruments; (g) the delivery of an opinion of a financial adviser; (h) intellectual property; (i) the inapplicability of Section 203 of the DGCL relating to business combinations with interested stockholders, to the Merger Agreement and related agreements and transactions; and (j) amendment of the Walsh Rights Agreement (as defined under "Comparison of Stockholder Rights-- Rights Plan").

CONDUCT OF BUSINESS PENDING MERGER

    Pursuant to the Merger Agreement, Walsh has agreed (except as permitted by Cognizant or as otherwise expressly contemplated by the Merger Agreement) to carry on its business in the ordinary course consistent with past practice and use its and its subsidiaries' respective reasonable efforts to preserve substantially intact its and their current business organizations, keep available the services of its and their current officers and employees and preserve its and their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having significant business dealings with it and them. Walsh has also agreed that, pending the Merger, neither it nor any of its subsidiaries will: (a) declare dividends or make distributions on its capital stock (excluding dividends and distributions by any wholly owned domestic subsidiary to its parent), split, combine or reclassify such capital stock or authorize the issuance or issue any securities in lieu of or substitution for shares of capital stock or acquire shares of capital stock of Walsh or any subsidiary or securities convertible into or exercisable for such capital stock; (b) subject to certain exceptions, authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of capital stock of Walsh or any subsidiary or securities convertible into or exercisable for such capital stock; (c) amend the Walsh Charter, the Walsh By-Laws or comparable documents of any subsidiary or amend or terminate the Walsh Rights Agreement;
(d) acquire any business; (e) subject to certain exceptions, sell, lease, license, mortgage or otherwise encumber or dispose of any assets having a value in excess of $100,000 individually or $500,000 in the aggregate; (f) subject to certain limited exceptions, (i) incur indebtedness or guarantee obligations, issue debt securities or warrants, enter into "keep well" agreements or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances, capital contributions or investments; (g) acquire assets, other than inventory in the ordinary course of business consistent with past practice, or make capital expenditures, except capital expenditures contemplated by Walsh's capital budget and other capital expenditures which do not exceed $100,000 in the aggregate; (h) satisfy any claims, liabilities or obligations, except (x) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date of the Merger Agreement and other liabilities and obligations not exceeding $75,000 individually or $250,000 in the aggregate or (y) litigation claims to the extent permitted in the Merger Agreement; (i) subject to certain limited exceptions, waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract or other document; (j) adopt a plan of complete or partial liquidation; (k) authorize any dissolution, merger, consolidation, restructuring, recapitalization or reorganization; (l) enter into or amend any collective bargaining agreement; (m) change any material accounting principle, except as required by generally accepted accounting principles; (n) settle any litigation, other than settlements that do not provide for injunctive relief and where the amount paid does not exceed $75,000 individually or $250,000 for all such settlements; (o) enter into transactions with affiliates; (p) subject to certain exceptions, transfer intellectual property rights; (q) enter into or amend agreements granting exclusive rights with respect to its products or technology; or (r) authorize, or commit or agree to take, any of the foregoing actions.

    In addition, Cognizant agreed that pending the Merger, it will not: (a) other than the Cognizant Distribution and regular quarterly cash dividends in an amount determined in a manner consistent with past practice, declare or pay dividends on its capital stock; (b) split, combine or reclassify its capital stock; (c) amend the Cognizant Charter or the Cognizant By-Laws in a manner that would be materially adverse to holders of Cognizant Common Stock (it being understood that an increase in the authorized number of shares of Cognizant Common Stock or other capital stock of Cognizant would not be deemed to be materially adverse to holders of Cognizant Common Stock); or (d) authorize, or commit or agree to take, any or the foregoing actions.

NO SOLICITATION

    The Merger Agreement provides that neither Walsh nor any of its subsidiaries will (whether directly or indirectly through advisors, agents or other intermediaries), nor will Walsh or any of its subsidiaries authorize or permit any of its or their officers, directors, agents, representatives or advisors to,
(a) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any person (other than Merger Sub or Cognizant) relating to (i) any acquisition or purchase of 15% or more of the consolidated assets of Walsh and its subsidiaries or of over 15% of any class of equity securities of Walsh or, other than as described in the Merger Agreement, any of its subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person (as defined under "--Termination Fee and Expense Reimbursement" below) beneficially owning 15% or more of any class of equity securities of Walsh or any of its significant subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Walsh or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of Walsh other than the transactions contemplated by the Merger Agreement, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "Transaction Proposals"), or agree to or endorse any Transaction Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Merger Sub or Cognizant) to do or seek any of the foregoing; PROVIDED, HOWEVER, that Walsh is not prohibited (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter (no less favorable to Walsh in any material respect than the confidentiality agreement between Walsh and Cognizant) concerning Walsh and its businesses, properties or assets to a third party who has made an unsolicited bona fide written Transaction Proposal, (ii) engaging in discussions or negotiations with such a third party who has made an unsolicited bona fide written Transaction Proposal, (iii) following receipt of an unsolicited bona fide written Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, (iv) following receipt of an unsolicited bona fide written Transaction Proposal, failing to make or withdrawing or modifying its recommendation of the Merger Agreement and the transactions contemplated thereby and/or (v) taking any action required to be taken by Walsh pursuant to an order (other than an order that has been reversed, withdrawn or stayed) by any court of competent jurisdiction, but in each case referred to in the foregoing clauses
(i) through (v) only to the extent that the Walsh Board shall have concluded in good faith on the basis of written advice from outside counsel that the failure to take such action would be contrary to the fiduciary duties of the Walsh Board to the stockholders of Walsh under applicable law; PROVIDED, FURTHER, that Walsh has agreed in the Merger Agreement that, to the extent that it may do so without acting in a manner contrary to its fiduciary duties under applicable law, the Walsh Board will advise Cognizant promptly with respect to taking of any such action and, in addition, if the

Walsh Board receives a Transaction Proposal, then Walsh shall promptly inform Cognizant of the material terms and conditions of such proposal and the identity of the person making it.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    Each party's obligation to effect the Merger is subject to the following conditions:

        (a) The stockholders of Walsh shall have approved and adopted the Merger Agreement and approved the Merger.

        (b) Waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act and other applicable laws shall have been terminated or shall have expired.

        (c) No order issued by any court of competent jurisdiction, whether Federal, state or foreign, or other legal restraint which materially restricts, prevents or prohibits the consummation of the Merger shall be in effect.

        (d) The Registration Statements shall have become effective and shall not be the subject of any stop order or proceedings seeking a stop order, and any material state securities laws applicable to the registration and qualification of the Merger Stock issuable or required to be reserved pursuant to the Merger Agreement shall have been complied with.

        (e) The shares of Merger Stock issuable or required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

        (f) Other than the filing of merger documents under Delaware law, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, notices or declarations required to be made, by Walsh or Cognizant prior to the consummation of the Merger and the other transactions contemplated by the Merger Agreement shall have been obtained from, and made with, all required governmental entities, except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make would not have a material adverse effect with respect to Cognizant.

    In addition, each party's obligation to effect the Merger is subject to the satisfaction by the other party of the following conditions:

        (a) Each of the representations and warranties of the other party contained in the Merger Agreement that is qualified as to "materiality," "Material Adverse Change" or "Material Adverse Effect" shall be true and correct, and each of the other representations and warranties of the other party contained in the Merger Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of the Closing Date, except for (i) changes specifically permitted by the Merger Agreement and (ii) those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date.

        (b) The other party shall have performed in all material respects all obligations required to be performed by it prior to the Effective Time of the Merger.

    The obligation of Cognizant and Merger Sub to effect the Merger is subject to satisfaction of the following additional conditions:

        (a) There shall not be pending or threatened by any governmental authority, any suit, action or proceeding, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the Stock Option Agreement or seeking to obtain any material amount of damages, (ii) seeking to prohibit or limit the ownership or operation by Walsh or Cognizant or any of their respective affiliates of any material portion of their business or assets or to dispose of or hold separate any material portion of their business or assets, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement or the

    Stock Option Agreement, (iii) seeking to impose limitations on the ability of Cognizant to acquire or hold, or exercise full rights of ownership of, any shares of the common stock of the Surviving Corporation, including, without limitation, the right to vote such common stock or (iv) seeking to prohibit Cognizant or any of its subsidiaries from effectively controlling in any material respect the business or operations of Walsh and its subsidiaries taken as a whole. No suit, action or proceeding by any other person shall be pending that seeks any of the relief or remedies described in clauses (i) through (iv) of the immediately preceding sentence as to which there is a reasonable possibility of success or that otherwise could reasonably be expected to have a material adverse effect with respect to Cognizant.

        (b) No triggering event shall have occurred with respect to the Walsh Rights, and the Walsh Rights shall not have become nonredeemable and shall not become nonredeemable upon consummation of the Merger.

STOCK EXCHANGE LISTINGS

    It is a condition to the Merger that the shares of Merger Stock to be issued in the Merger be authorized for listing on the NYSE upon official notice of issuance. The Walsh Common Stock is currently quoted on Nasdaq.

REGULATORY APPROVALS REQUIRED

    Consummation of the Merger is subject to the expiration of the waiting period provided under the HSR Act. Under the HSR Act, the Merger cannot be consummated until notifications have been given to the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") and specified waiting period requirements have been satisfied. Cognizant and Walsh each filed with the FTC and the DOJ a Notification and Report Form for Certain Mergers and Acquisitions with respect to the Merger on March 31, 1998, and the applicable waiting period under the HSR Act expired on April 30, 1998.

    Consummation of the Merger in Germany is subject to the expiration of the waiting period provided under the German Act Against Restraints of Competition ("ARC"). Under the ARC, the Merger cannot be consummated in Germany prior to the expiration of a one-month period after the filing of the transaction with the Bundeskartellamt ("BKartA"), unless the BKartA clears the transaction in writing prior to the expiration of the one-month period or decides to investigate the transaction further, in which case the consummation in Germany will be delayed for a further three months. Cognizant filed with the BKartA a pre-merger notification in early April, 1998 and the BKartA cleared the transaction in writing on April 16, 1998.

    Cognizant has given notice of this transaction under the Canadian Investment Canada Act, and Cognizant has been advised by the Deputy Director of Investments under the Canadian Investment Canada Act that the transaction is not reviewable under such Act.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval by the stockholders of
Walsh: (a) by mutual written consent of Cognizant and Walsh; (b) by either Cognizant or Walsh if (i) any governmental authority shall have taken any final, nonappealable action permanently enjoining, restraining or otherwise prohibiting the Merger, (ii) the Merger shall not have been consummated on or before December 31, 1998 (other than due to the failure of the party seeking to terminate the Merger Agreement to perform its obligations thereunder) or (iii) the holders of a majority of the outstanding shares of Walsh Common Stock fail to approve the Merger, the Merger Agreement and the consummation of the transactions contemplated thereby at the Special Meeting; (c) by Cognizant, if Walsh or the Walsh Board shall have (1) withdrawn, modified or amended in any respect adverse to Cognizant its approval or recommendation of the Merger Agreement or any of the transactions contemplated thereby, (2) failed as promptly as practicable after the Registration Statements are declared effective to mail this Proxy Statement/Prospectus to its stockholders or failed to include such recommendation therein, (3) recommended any Transaction Proposal from a person other than Cognizant or any of its affiliates, (4) resolved to do any of the foregoing or (5) in response to the commencement of any tender offer or exchange offer for more than 15% of the outstanding shares of Walsh Common Stock, not recommended rejection of such tender offer or exchange offer; or (d) by Walsh, if, in compliance with the requirements described under "No Solicitation" above, the Walsh Board concludes in good faith, based on written advice from outside counsel, that in order to avoid acting in a manner contrary to the fiduciary duties of the Walsh Board to Walsh's stockholders under the DGCL, the Walsh Board must not make or must withdraw or modify its recommendation of the Merger Agreement and the Walsh Board does not make or withdraws or modifies such recommendation.

TERMINATION FEE AND EXPENSE REIMBURSEMENT

    Walsh has agreed to pay Cognizant a fee of $4,700,000 upon the occurrence of either of the following events:

        (i) the Merger Agreement is terminated in accordance with its terms (except pursuant to subclause (b)(i) under "Termination" above) and either of the following shall have occurred: (A) prior to such termination, any corporation (including Walsh or any of its subsidiaries or affiliates), partnership, person, other entity or "group" (as referred to in Section 13(d)(3) of the Exchange Act) other than Cognizant, Merger Sub or any of their respective affiliates (collectively, "Persons"), shall have become the beneficial owner of more than 15% of the outstanding shares of Walsh Common Stock (no owner of Walsh Common Stock as of the date of the Merger Agreement shall be deemed a Person unless it acquires at least 3% of the outstanding Walsh Common Stock after such date or becomes a member of a group of which it was not a member as of such date or which includes a person which was not a member thereof as of such date); or (B)(x) prior to such termination, any Person shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public a bona fide intention to make a Transaction Proposal (as defined under "No Solicitation" above), including by making such a Transaction Proposal, and (y) on or prior to March 23, 1999, Walsh either consummates with a Person a transaction the proposal of which would otherwise qualify as a Transaction Proposal or enters into a definitive agreement with a Person with respect to a transaction the proposal of which would otherwise qualify as a Transaction Proposal (whether or not such Person is the Person referred to in clause (x) above); or

        (ii) the Merger Agreement is terminated as described in clause (c) or
    (d) under "Termination" above.

In addition, Walsh has agreed that, in any case in which a fee is payable as provided above, Walsh shall promptly reimburse Cognizant and Merger Sub for documented reasonable out-of-pocket expenses incurred by either of them in connection with the Merger Agreement and the Stock Option Agreement, including reasonable accounting, investment banking and legal fees and expenses; provided that the amount of such reimbursement shall not exceed $850,000 in the aggregate.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the parties in writing at any time before or after approval thereof by Walsh's stockholders; provided that after such approval, no amendment of the Merger Agreement may be effected that by law requires further approval by Walsh's stockholders without the further approval of such stockholders.

CONTEMPLATED ASSIGNMENT

    Under the terms of the Merger Agreement, if the Closing Date shall not have occurred prior to the Cognizant Distribution Record Date, then, on the Cognizant Distribution Record Date: (i) Cognizant shall cause all of the outstanding capital stock of Merger Sub to be transferred to IMS HEALTH; (ii) all of Cognizant's rights and obligations under the Merger Agreement and the Stock Option Agreement shall be assigned and delegated to IMS HEALTH; and (iii) Cognizant shall cause IMS HEALTH to execute and deliver to Walsh a written instrument, in form and substance reasonably satisfactory to Walsh, evidencing such assignment and assumption. In such event, unless the context otherwise requires, except for certain exceptions, references to "Parent" in the Merger Agreement shall thereafter be deemed to be references to IMS HEALTH and certain representations and warranties of IMS HEALTH (as "Parent") shall be deemed amended as provided in the Merger Agreement.

EXPENSES

    Except as described under "Termination Fee and Expense Reimbursement" above, and except for certain expenses of the Surviving Corporation that Cognizant has agreed to pay in the event the Merger is consummated, the parties to the Merger Agreement have agreed that all costs and expenses incurred in connection with the Merger Agreement and the Stock Option Agreement will be paid by the party incurring such expenses, except that the cost of filing, printing and distributing the Registration Statements and this Proxy Statement/Prospectus will be borne equally by Cognizant and Walsh.

EFFECT ON EMPLOYEE BENEFITS, STOCK PLANS AND STOCK OPTIONS

    BENEFIT PLANS. Cognizant has agreed to cause the Surviving Corporation to maintain employee benefit plans (as defined in Section 3(3) of ERISA) for the benefit of employees of Walsh or its subsidiaries that are no less favorable in the aggregate than those that cover similarly situated employees of Cognizant. Cognizant has also agreed to cause the Surviving Corporation to waive limitations as to preexisting conditions, exclusions and waiting periods with respect to participation by Walsh's employees in applicable Cognizant benefit plans following the Effective Time of the Merger and to provide credit for amounts paid by Walsh employees prior to the Effective Time of the Merger in satisfying co-payments and deductibles under Cognizant's welfare plans.

    STOCK OPTIONS. As of the Effective Time of the Merger, each vested and unvested option to purchase shares of Walsh Common Stock shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Walsh option, the number of shares of Cognizant Common Stock (or IMS HEALTH Common Stock, if the Effective Time of the Merger occurs on or after the Cognizant Distribution Record Date) which the holder of such Walsh option would have been entitled to receive pursuant to the Merger if such holder had exercised such Walsh option in full immediately prior to the Effective Time of the Merger. The exercise price per share shall be adjusted to equal (x) the aggregate exercise price for the shares of Walsh Common Stock purchasable pursuant to the Walsh options, divided by (y) the number of full shares of Merger Stock deemed purchasable pursuant to such Walsh option, provided that incentive stock options shall be further adjusted to the extent necessary to comply with the Code.

    Cognizant (or IMS HEALTH, if the Effective Time of the Merger occurs after the Cognizant Distribution Record Date) will establish an employee stock option plan having terms and conditions comparable to Cognizant's 1996 Key Employee Stock Incentive Plan pursuant to which Cognizant will offer to grant options to purchase Cognizant Common Stock (or IMS HEALTH Common Stock if the Effective Time of the Merger occurs after the Cognizant Distribution Record Date) at fair market value, as of the Effective Time of the Merger, to certain employees of Walsh.

EFFECT ON WARRANTS

    At the Effective Time of the Merger, each warrant to purchase Walsh Common Stock (a "Walsh Warrant") that is outstanding and unexercised immediately prior thereto shall, pursuant to the terms of such Walsh Warrant, cease to represent a right to acquire shares of Walsh Common Stock and shall be converted automatically into a warrant to purchase such number of shares of Merger Stock as the holder of such Walsh Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Walsh Warrant in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Walsh Common Stock otherwise purchasable pursuant to such Walsh Warrant divided by (z) the number of full shares of Merger Stock deemed purchasable pursuant to such Walsh Warrant.

    Cognizant is required to reserve for issuance a sufficient number of shares of Merger Stock for delivery upon the exercise of the Walsh Warrants.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a discussion of the material federal income tax consequences of the Merger to the Walsh stockholders under existing federal income tax law. This discussion is based on the Code, the Treasury regulations promulgated thereunder, and published administrative rulings and court decisions as of the date hereof. All of the foregoing legal authorities are subject to change, possibly with retroactive effect, and any such change could affect the accuracy of the following discussion. This discussion assumes that stockholders hold Walsh Common Stock as a capital asset as of the Effective Time of the Merger. This discussion does not address all aspects of federal income taxation which may be relevant to particular stockholders in light of their personal circumstances, such as stockholders whose stock was acquired pursuant to the exercise of an employee stock option or otherwise as compensation or stockholders who are subject to special treatment under the federal income tax laws (for example, financial institutions, insurance companies, tax-exempt organizations, broker-dealers and foreign persons). This discussion also does not address any aspects of state, local or foreign tax law. No ruling has been or will be sought from the IRS with respect to any tax matters relating to the Merger. Each stockholder is advised to consult his or her own tax advisors as to the federal, state, local and foreign income and other tax consequences of the Merger.

    It is intended that the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code. Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to Walsh, is of the opinion that, more likely than not, the Merger should qualify as a reorganization under
Section 368(a) of the Code. Such opinion assumes that the Merger will take place as described in the Merger Agreement and that certain factual matters with respect to Cognizant, IMS HEALTH, Merger Sub and Walsh, described in certain representation letters to be addressed to such counsel, will be true and correct as of the Effective Time. Counsel is unable to render an unqualified opinion that the Merger will qualify as a reorganization under Section 368(a) of the Code because of the proximity of the Merger to the Cognizant Distribution. If the Merger occurs prior to the Cognizant Distribution, the IRS may attempt to combine these two transactions, with the result that one of the requirements for tax-free reorganization treatment, the "control" requirement of Section 368(a)(2)(E) of the Code, may not be satisfied. Because of the unique characteristics of these transactions, there are no judicial or administrative interpretations of similar transactions that would resolve with certainty the federal income tax treatment of the Merger. Assuming that the Merger is treated as a reorganization under Section 368(a) of the Code:

        1. No gain or loss will be recognized by the stockholders of Walsh upon the exchange of their Walsh Common Stock solely for shares of Cognizant Common Stock (or IMS HEALTH Common Stock, if applicable) pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares;

        2. The aggregate tax basis of the shares of Cognizant Common Stock (or IMS HEALTH Common Stock, if applicable) received solely in exchange for Walsh Common Stock pursuant to the Merger (including fractional shares for which cash is received) will be the same as the aggregate tax basis of the Walsh Common Stock exchanged therefor;

        3. The holding period for shares of Cognizant Common Stock (or IMS HEALTH Common Stock, if applicable) received solely in exchange for Walsh Common Stock pursuant to the Merger will include the holding period of the Walsh Common Stock exchanged therefor; and

        4. A stockholder of Walsh who receives cash in lieu of a fractional share of Cognizant Common Stock (or IMS HEALTH Common Stock, if applicable) generally will recognize gain or loss equal to the difference, if any, between the amount of cash received and the portion of such stockholder's aggregate tax basis (as described in clause (2) above) allocated to such fractional share.

    If the Merger does not qualify as a reorganization under Section 368(a) of the Code, a stockholder of Walsh will recognize gain or loss equal to the difference between the fair market value (determined as of the Effective Time of the Merger) of the Cognizant Common Stock received by the stockholder and the stockholder's adjusted tax basis in the shares of Walsh Common Stock surrendered pursuant to the Merger.

    If a stockholder of Walsh recognizes gain or loss on the surrender of its Walsh Common Stock pursuant to the Merger and such stock is held as a capital asset, the gain or loss will be capital gain or loss. Capital gains of individuals, trusts and estates derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation which may vary depending upon the holding period of such capital assets. The deductibility of capital losses is subject to certain limitations.

    Each Walsh stockholder will be required to retain certain records and file with such holder's federal income tax return a statement setting forth certain facts relating to the Merger.

    EACH STOCKHOLDER OF WALSH IS STRONGLY ADVISED TO CONSULT HIS OR HER OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS).

ANTICIPATED ACCOUNTING TREATMENT

    The Merger will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. Accordingly, the assets and liabilities of Walsh will be recorded at their respective fair values and added to those of Cognizant (or IMS HEALTH, as the case may be) as of the Effective Time of the Merger. Financial Statements of Cognizant or (IMS HEALTH, as the case may be) issued after the Effective Time of the Merger will reflect such values and will not be restated retroactively to reflect the historical financial position or results of Walsh.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    It is anticipated that after consummation of the Merger certain employees of Walsh, including certain senior officers, will be employed by the Surviving Corporation or IMS HEALTH. Cognizant anticipates that Michael Hauck, Chief Executive Officer, Robert Mander, President and Chief Operating Officer, and Martyn Williams, Chief Financial Officer of Walsh, will be employed by IMS HEALTH. Cognizant is currently discussing the terms of such employment but no definitive agreements have been reached.

    In the event he ceases to be employed by Walsh for any reason (including if he chooses to cease such employment for any reason), Mr. Hauck will become entitled to receive a lump sum cash payment of approximately $1.5 million upon the consummation of the Merger because it constitutes a "change of control" pursuant to his existing employment agreement with Walsh. Pursuant to his agreement with Walsh, Dennis Turner, Chairman of the Board of Walsh, is entitled to a payment of $300,000 if for any reason he ceases to serve on the Walsh Board following a change of control. While Messrs. Hauck and Turner were involved in the negotiation of the Merger Agreement, the Merger Agreement was unanimously approved by all six members of the Walsh Board after full disclosure to the Walsh Board of the interests and potential interests described above.

    Each of Robert Mander, Martyn Williams and Leonard Benjamin (none of whom was involved in the negotiation of the Merger Agreement) will become entitled to receive lump sum cash payments if, following the Merger (which constitutes a "change of control" pursuant to his existing employment agreements with Walsh), such executive officer is terminated without cause or terminates his employment with good reason (as such terms are defined under his respective employment agreements). The aggregate of such payments for the three executive officers is approximately $2.3 million.

    As of the Effective Time of the Merger, all vested and unvested options to purchase Walsh Common Stock will become options to acquire, on the same terms and conditions as were applicable under such Walsh options, the number of shares of Cognizant Common Stock or, as the case may be, IMS HEALTH Common Stock which the holder of such Walsh option would have been entitled to receive pursuant to the Merger if such holder had exercised such Walsh Option in full immediately prior to the Effective Time of the Merger. Under the terms of certain Walsh options, the Walsh options would vest immediately upon effectiveness of the Merger. Options to purchase 280,075 shares of Walsh Common Stock with an average exercise price of $10.64 per share will become vested as a result of the Merger. Assuming a price of Cognizant Common Stock to be received as Merger Consideration of $51.792 per Cognizant share (or $15.75 per share of Walsh Common Stock), the aggregate option spread would be approximately $1.4 million or an average of $5.11 per option. In addition, Cognizant (or, as the case may be, IMS HEALTH) will establish an employee stock option plan for the grant of additional options to certain employees of Walsh, which plan will be comparable to currently existing Cognizant stock option plans, and Cognizant (or, as the case may be, IMS HEALTH) may issue restricted stock to certain employees of Walsh after the effective time of the Merger. See "--Effect on Employee Benefits, Stock Plans and Stock Options."

    The Walsh options (and their aggregate spread) that will accelerate upon consummation of the Merger and are held by executive officers are as follows:

                                                                    NUMBER
EXECUTIVE OFFICER                                                 OF OPTIONS   AGGREGATE SPREAD
----------------------------------------------------------------  -----------  ----------------
Michael A. Hauck................................................      74,500      $  382,813
Robert Mander...................................................      59,250         303,123
Martyn Williams.................................................      41,550         221,259
Leonard Benjamin................................................      16,325          87,426

    Under the Merger Agreement, during the period preceding the Merger, Walsh may enter into commitments with certain Walsh employees (other than Walsh's executive officers) with respect to the payment of "stay bonuses" and similar incentive compensation not exceeding $300,000 in the aggregate. Such bonuses will be expensed as incurred. In addition, Cognizant and the Surviving Corporation have agreed to indemnify, and maintain directors' and officers' insurance covering, directors and officers of Walsh following the Merger. See "--Effect on Employee Benefits, Stock Plans and Stock Options."

    The Walsh Board, in determining the annual bonuses of certain senior officers, conditioned part of such bonuses on the completion of the Merger.

STOCK OPTION AGREEMENT

    Concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement thereto, Cognizant and Walsh entered into the Stock Option Agreement pursuant to which Walsh granted Cognizant an option to purchase up to an aggregate of 2,111,815 shares of Walsh Common Stock (subject to adjustments under certain circumstances) at a price per share of $15.75.

    The following is a summary of certain provisions of the Stock Option Agreement which is attached as Annex II to this Proxy Statement/Prospectus and is incorporated herein by reference. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

    EXERCISE OF THE OPTION. The option is exercisable only upon the occurrence of a "Purchase Event", which is defined in the Stock Option Agreement to mean the termination of the Merger Agreement under any circumstance which would entitle Cognizant to receive the termination fee described above under "-- Termination Fee and Expense Reimbursement", PROVIDED, HOWEVER, that a Purchase Event shall occur upon the occurrence of an event described in clause (i)(B)(x) under "--Termination Fee and Expense Reimbursement" above notwithstanding the absence of the occurrence an event described under clause (i)(B)(y) thereunder.

    ADJUSTMENT OF NUMBER OF SHARES. The number and type of securities subject to the option and the exercise price of the option will be adjusted for any change in the Walsh Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, such that Cognizant will receive (upon exercise of the option) the same number and type of securities as if the option had been exercised immediately prior to the occurrence of such event (or the record date therefor). The number of shares of Walsh Common Stock subject to the option will also be adjusted in the event Walsh issues additional shares of Walsh Common Stock at a price per share less than $15.75, such that the number of shares of Walsh Common Stock subject to the option represents 19.9% of the Walsh Common Stock then outstanding, without giving effect to shares subject to or issued pursuant to the option.

    SUBSTITUTE OPTION. In the event Walsh enters into any agreement to (A) merge or consolidate with any person other than Cognizant or one of its subsidiaries such that Walsh is not the surviving corporation, (B) permit any person other than Cognizant or one of its subsidiaries to merge into Walsh and Walsh is the surviving corporation, but, in connection with such merger, the Walsh Common Stock is exchanged for any other securities or other property or the outstanding shares of Walsh Common Stock prior to such merger represent less than 50% of the outstanding Walsh Common Stock following such merger, or (C) sell or otherwise transfer all or substantially all of its assets to a person other than Cognizant or one of its subsidiaries, the option will be converted into an option (the "Substitute Option") to purchase securities of either the acquiring person, a person that controls the acquiring person or Walsh (if Walsh is the surviving entity), in all cases at the option of Cognizant. The Substitute Option would be subject to immediate exercise by Cognizant and repurchase by Walsh at the request of Cognizant, at prices, and subject to conditions, specified in the Stock Option Agreement.

    REPURCHASE OF OPTION AND OPTION SHARES. At any time commencing upon the first occurrence of a Repurchase Event (as defined below) and ending 12 months after the occurrence of a Purchase Event, Walsh (or any successor entity thereof) is required (i) at the request of Cognizant, to repurchase the option at a price equal to the excess, if any, of (x) the Applicable Price (as defined below) for a share of Walsh Common Stock over (y) the exercise price of the option (subject to adjustment), multiplied by the number of shares of Walsh Common Stock with respect to which the option has not been exercised; and (ii) at the request of an owner of shares of Walsh Common Stock issued upon exercise of the option, to repurchase such number of shares of Walsh Common Stock as such owner shall designate at a price equal to the Applicable Price multiplied by the number of shares of Walsh Common Stock requested to be repurchased by such owner. "Applicable Price" is defined in the Stock Option Agreement to mean the highest of (A) the highest price per share at which a tender offer or exchange offer has been made for shares of Walsh Common Stock, (B) the price per share to be paid by any third party for shares of Walsh Common Stock or the consideration per share to be received by holders of Walsh Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Walsh or (C) the highest closing sale price per share of Walsh Common Stock during the 60 business days preceding such date.

    REGISTRATION RIGHTS. Cognizant has certain rights to require registration of any shares of Walsh Common Stock purchased pursuant to the option under the securities laws if necessary for Cognizant to be able to sell such shares.

    LIMITATION OF PROFITS. The Stock Option Agreement limits Cognizant's Total Profit (as defined below) to $5,550,000, and, if such Total Profit otherwise would exceed such amount, requires Cognizant to either (i) reduce the number of shares subject to the option, (ii) deliver shares of Walsh Common Stock for cancellation, (iii) pay cash to Walsh or (iv) any combination of the foregoing, so that Cognizant's Total Profit does not exceed $5,550,000 after taking into account the foregoing actions. "Total Profit" is defined in the Stock Option Agreement to mean: (i) the aggregate amount of (A) the excess of (x) the net cash amounts received by Cognizant pursuant to a sale of shares of Walsh Common Stock issued upon exercise of the option (or securities into which such shares are converted or exchanged) to any unaffiliated third party within 12 months after the exercise of the option, over (y) Cognizant's exercise price with respect to such shares (or other securities), PLUS (B) any amounts received by Cognizant on the transfer of the option, PLUS (C) any equivalent amounts with respect to the Substitute Option, PLUS (D) any termination fee received by Cognizant under the Merger Agreement (see "--Termination Fee and Expense Reimbursement" above), minus (ii) the amount of cash or shares paid or delivered to Walsh as a result of such limitation on Total Profit.

    EFFECT OF STOCK OPTION AGREEMENT. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement and could increase the cost to a third party of acquiring Walsh. Consequently, the Stock Option Agreement may have the effect of discouraging persons who now or prior to the Effective Time of the Merger might be interested in acquiring all of or a significant interest in Walsh from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for Walsh Common Stock than that implicit in the Exchange Ratio.

    ACCOUNTING TREATMENT. When and if the Stock Option Agreement vests, the fair value of the option as of the vesting date will be measured in accordance with the Black-Scholes option pricing model and expensed in the period in which vesting occurs.

    TERMINATION. Notwithstanding any other provision to the contrary in the Stock Option Agreement, the Stock Option Agreement shall terminate, and Cognizant shall have no rights thereunder, upon payment in full of any and all amounts described in paragraph (i) and (ii) under "--Termination Fee and Expense Reimbursement" above.

AMENDMENT TO WALSH RIGHTS AGREEMENT

    Walsh has amended the Walsh Rights Agreement (as defined under "Comparison of Stockholder Rights--Rights Plans") to provide that neither the approval, execution or delivery of the Merger Agreement or the Stock Option Agreement nor the consummation of the transactions contemplated by the Merger Agreement and the Stock Option Agreement will cause the Walsh Rights issued to become exercisable pursuant to the Walsh Rights Agreement (as defined under "Comparison of Stockholder Rights--Stockholder Rights Plans").

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RESALE OF MERGER STOCK

    Merger Stock issued pursuant to the Merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Walsh stockholder who may be deemed to be an "affiliate" of Walsh for purposes of Rule 145 under the Securities Act. This Proxy Statement/Prospectus does not cover resales of Merger Stock received by any person who may be deemed to be such an affiliate.

NO APPRAISAL RIGHTS

    No holder of Walsh Common Stock will be entitled to appraisal rights under the DGCL in connection with, or as a result of, the matters to be acted upon at the Special Meeting.

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                        COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

    The rights of holders of Walsh Common Stock are governed by the DGCL and the Walsh Charter and Walsh By-Laws. The rights of holders of Cognizant Common Stock are governed by the DGCL and Cognizant Charter and Cognizant By-Laws, and the rights of holders of IMS HEALTH Common Stock will be governed by the DGCL and the IMS HEALTH Charter and IMS HEALTH By-Laws. Accordingly, upon consummation of the Merger, (i) if the Walsh Common Stock is converted into Cognizant Common Stock, the rights of Walsh will be governed by the DGCL, the Cognizant Charter and the Cognizant By-Laws, and (ii) if the Walsh Common Stock is converted into IMS HEALTH Common Stock, the rights of Walsh will be governed by the DGCL, the IMS HEALTH Charter and the IMS HEALTH By-Laws.

    The following is a summary of the principal differences between the current rights of holders of Walsh Common Stock, on the one hand, and the holders of Cognizant Common Stock and holders of IMS HEALTH Common Stock, on the other hand. As the Cognizant Charter and Cognizant By-Laws are substantially the same in all material respects as the IMS HEALTH Charter and the IMS HEALTH By-Laws, holders of Walsh Common Stock will have substantially the same rights in all material respects as of the Effective Time of the Merger regardless of whether they receive Cognizant Common Stock or IMS HEALTH Common Stock.

    The following discussions are not intended to be complete and are qualified by reference to the DGCL, the Walsh Charter, the Walsh By-Laws, the Cognizant Charter, the Cognizant By-Laws, the IMS HEALTH Charter and the IMS HEALTH By-Laws. Copies of the Walsh Charter, the Walsh By-Laws, the Cognizant Charter, the Cognizant By-Laws, the IMS HEALTH Charter and the IMS HEALTH By-Laws will be sent to holders of shares of Walsh Common Stock upon request. See "Available Information."

    Neither the Walsh Charter nor the Walsh By-Laws are being amended in connection with the Merger, except that the Walsh Charter is being amended to delete references to the Series A Convertible Preferred Stock (the "Walsh Series A Preferred Stock") (including, without limitation, to delete in its entirety Section C of Article Fourth of the Walsh Charter), none of the shares of which are currently outstanding.

COMPARISON OF RIGHTS OF HOLDERS OF WALSH COMMON STOCK AND RIGHTS OF HOLDERS OF COGNIZANT
COMMON STOCK AND IMS HEALTH COMMON STOCK FOLLOWING THE MERGER

    The rights of holders Walsh Common Stock under the DGCL and the Walsh Charter and Walsh By-Laws prior to the Merger are substantially the same as (i) the rights of holders of Cognizant Common Stock under the DGCL and the Cognizant Charter and Cognizant By-Laws and (ii) the rights of holders of IMS HEALTH Common Stock under the DGCL and the IMS HEALTH Charter and IMS HEALTH By-Laws, in each case with the following principal exceptions.

    AUTHORIZED CAPITAL STOCK. The authorized capital stock of Walsh consists of 25,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share, of which 1,041,677 shares have been designated Series A Convertible Preferred Stock. As of May 14, 1998, there were approximately 76 holders of record of Walsh Common Stock. The authorized capital stock of Cognizant is set forth under "Description of Cognizant Capital Stock--Authorized Capital Stock," and the authorized capital stock of IMS HEALTH is set forth under "Description of IMS HEALTH Capital Stock--Authorized Capital Stock."

    INCREASING AUTHORIZED CAPITAL STOCK. Under Section 242(b)(2) of the DGCL, the holders of the outstanding shares of a class of Walsh stock shall be entitled to vote as a class on a proposed amendment to the Walsh Charter, whether or not otherwise entitled to vote thereon, if, among other things, the amendment would increase or decrease the aggregate number of authorized shares of such class.

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    As permitted by Section 242(b)(2) of the DGCL, each of the Cognizant Charter and the IMS HEALTH Charter provides that the number of authorized shares of (i) the Cognizant Common Stock, the preferred stock, par value $.01 per share, of Cognizant ("Cognizant Preferred Stock"), or the series common stock, par value $.01 per share, of Cognizant ("Cognizant Series Common Stock"), or (ii) the IMS HEALTH Common Stock, the preferred stock, par value $.01 per share, of IMS
HEALTH (the "IMS HEALTH Preferred Stock"), or the series common stock, par value $.01 per share, of IMS HEALTH (the "IMS HEALTH Series Common Stock"), as the case may be, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Cognizant Preferred Stock, Cognizant Common Stock or Cognizant Series Common Stock or any of the IMS HEALTH Preferred Stock, IMS HEALTH Common Stock or IMS HEALTH Series Common Stock, as the case may be, voting separately as a class shall be required thereof.

    BOARD OF DIRECTORS. The board of directors of Walsh (the "Walsh Board of Directors") currently consists of six directors, and the Walsh By-Laws provide that the number of directors shall be not less than five nor more than ten. The board of directors of Cognizant (the "Cognizant Board of Directors") currently consists of eight directors, and the board of directors of IMS HEALTH (the "IMS HEALTH Board of Directors") currently consists of three directors. Each of the Cognizant By-Laws and the IMS HEALTH By-Laws provide that their respective boards shall be comprised of not less than three directors and not more than fifteen.

    FILLING VACANCIES ON THE BOARD; REMOVING DIRECTORS. The Walsh By-Laws provide that newly created directorships and director vacancies shall be filled
(i) by the affirmative vote of a majority of directors at a meeting of the Walsh Board of Directors at which a quorum is present, (ii) if the number of directors then in office is less than a quorum, by a majority of the directors then in office, (iii) by a sole remaining director or (iv) by action of the holders of record of a majority of the issued and outstanding stock of Walsh (A) present in person or by a proxy at a meeting of stockholders and entitled to vote thereon or (B) pursuant to a signed written consent. The Walsh By-Laws also provide that any director may be removed at any time, with cause, by action of the holders of record of the majority of the outstanding stock of Walsh (x) present in person or by proxy at a meeting of the holders of such stock and entitled to vote thereon or (y) pursuant to a signed written consent.

    The requirements for filling newly created directorships and director vacancies and for removing directors under the Cognizant Charter and Cognizant By-Laws and the IMS HEALTH Charter and IMS HEALTH By-Laws, as the case may be, are described under "Description of Cognizant Capital Stock-- Provisions of Cognizant Charter and Cognizant By-Laws Affecting Change in Control--Number of Directors; Filling of Vacancies; Removal" and "Description of IMS HEALTH Capital Stock--Provisions of IMS HEALTH Charter and IMS HEALTH By-Laws Affecting Change in Control--Number of Directors; Filling of Vacancies; Removal," respectively.

    LIABILITY OF DIRECTORS TO STOCKHOLDERS. The Walsh Charter provides that no person shall be personally liable to Walsh or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper benefit.

    Each of the Cognizant Charter and the IMS HEALTH Charter provides that a director of Cognizant or IMS HEALTH, as the case may be, shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same may be amended.

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
    ADVANCE NOTICE OF MAKING NOMINATIONS AT MEETINGS OR FOR RAISING
BUSINESS. Nominations of persons for election to the Walsh Board of Directors may be made by any stockholder entitled to vote for the election of directors in a written notice provided not later than (a) in the case of an election to be held at an annual meeting of stockholders, sixty days in advance of such meeting, and (b) in the case of an election to be held at a special meeting of stockholders, at the close of business on the tenth business day following the date on which notice of such meeting is first given to the stockholders. Each such notice is required to set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is the holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in such notice;
(iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would have been required to be filed pursuant to the proxy rules of the Commission had each nominee been nominated, or intended to be nominated, by the Walsh Board of Directors; and (v) the consent of each nominee to serve as a director if so elected. The chairman of such meeting may refuse to acknowledge the nomination of any person that was not made in accordance with the foregoing. Under the Walsh By-Laws, written notice of any annual or special meeting of stockholders shall be given to each person entitled to vote thereat no less than ten nor more than sixty days before the date of such meeting. Although any notice of a special meeting of the stockholders of Walsh is required to state briefly the objects and objectives of such special meeting, no provision that limits the business of any meeting of the stockholders of Walsh to matters contained in the notice of such meeting is included in either the Walsh Charter or Walsh By-Laws.

    The requirements under the Cognizant Charter and Cognizant By-Laws and the IMS HEALTH Charter and IMS HEALTH By-Laws for advance notice for raising business and making nominations at stockholder meetings are described under "Description of Cognizant Capital Stock--Provisions of Cognizant Charter and Cognizant By-Laws Affecting Change in Control--Advance Notice for Raising Business or Making Nominations at Meetings" and "Description of IMS HEALTH Capital Stock--Provisions of IMS HEALTH Charter and IMS HEALTH By-Laws Affecting Change in Control--Advance Notice for Raising Business or Making Nominations at Meetings," respectively.

    STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS. The Walsh By-Laws provide that any action required or permitted to be taken at an annual or special meeting of the stockholders of Walsh (including the election of directors) may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A special meeting of the stockholders of Walsh may be called by Walsh's chairman of the board or chief executive officer or the Walsh Board of Directors or upon the written request of stockholders of Walsh holding of record a majority of the outstanding shares of stock of Walsh entitled to vote at such meeting.

    Each of the Cognizant Charter and Cognizant By-Laws and the IMS HEALTH Charter and IMS HEALTH By-Laws provide that stockholder action can be taken only at an annual meeting or special meeting and cannot be taken by written consent in lieu of a meeting. The procedures for calling a special meeting of the stockholders of Cognizant or IMS HEALTH, as the case may be, are set forth under "Description of Cognizant Capital Stock--Provisions of Cognizant Charter and Cognizant By-Laws Affecting Change in Control--No Stockholder Action by Written Consent; Special Meetings" and "Description of IMS HEALTH Capital Stock--Provisions of IMS HEALTH Charter and IMS HEALTH By-Laws Affecting Change in Control--No Stockholder Action by Written Consent; Special Meetings," respectively.

    AMENDMENT TO CORPORATE CHARTER AND BY-LAWS. Any amendment to the Walsh Charter requires approval by a majority of the outstanding stock entitled to vote. The Walsh By-Laws may be amended by a

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
majority of the entire Walsh Board of Directors at any regular or special meeting of such board of directors or by the affirmative vote of a majority the issued and outstanding stock of Walsh (i) present in person or by proxy at a meeting of the holders of such stock and entitled to vote thereon or (ii) pursuant to a written consent signed by such majority of issued and outstanding stock.

    The procedures for amending the Cognizant Charter and/or Cognizant By-Laws and the IMS HEALTH Charter and/or IMS HEALTH By-Laws are described under (i) "Description of Cognizant Capital Stock--Provisions of Cognizant Charter and Cognizant By-Laws Affecting Change in Control-- Amendments to the Cognizant By-Laws" and "--Amendments to the Cognizant Charter" and (ii) "Description of IMS HEALTH Capital Stock--Provisions of IMS HEALTH Charter and IMS HEALTH By-Laws Affecting Change in Control--Amendments to the IMS HEALTH By-Laws" and "--Amendments to the IMS HEALTH Charter," respectively.

    STOCKHOLDER RIGHTS PLANS. On October 14, 1997, the Walsh Board of Directors authorized and declared a dividend, payable on October 27, 1997 (the "Record Date"), of one right (a "Walsh Right") for each outstanding share of Walsh Common Stock. The Walsh Board of Directors also authorized the issuance of one Walsh Right with respect to each share of Walsh Common Stock that shall become outstanding between the Record Date and the earliest of (i) the events described in the definitions of "Cognizant Rights Distribution Date" and "IMS HEALTH Rights Distribution Date" below (except that, where references to certain acquisitions of Cognizant Common Stock or IMS HEALTH Common Stock, as the case may be, are made, references to acquisitions of Walsh Common Stock should be substituted therefor), (ii) the date on which the Walsh Rights are redeemed by Walsh and (iii) October 14, 2007 (the "Walsh Final Expiration Date"). When exercisable, each Walsh Right entitles the registered holder to purchase from Walsh one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $1.00 per share, of Walsh (the "Walsh Series B Preferred Stock"), at a price of $55.00, subject to adjustment. The Walsh Rights are exercisable, if at all, on or prior to the Walsh Final Expiration Date. The description and terms of the Walsh Rights are set forth in a rights agreement, dated as of October 14, 1997 (the "Walsh Rights Agreement"), between Walsh and Harris Trust Company of New York, as rights agent.

    Walsh has amended the Walsh Rights Agreement to ensure that entering into the Merger Agreement and Stock Option Agreement and consummating the transactions contemplated thereunder did not and will not result in the grant of rights to any person under the Walsh Rights Agreement or enable or require the Walsh Rights to be exercised, distributed or triggered.

    The Cognizant Rights Plan and the Cognizant Rights Agreement are defined and described under "Description of Cognizant Capital Stock--Cognizant Rights Plan" and "--Certain Effects of the Cognizant Rights Agreement", and the IMS HEALTH Rights Plan and the IMS HEALTH Rights Agreement (the IMS HEALTH Rights Plan is expected to be adopted, and the IMS HEALTH Rights Agreement is expected to be entered into, prior to the Cognizant Distribution) are defined and described under "Description of IMS HEALTH Capital Stock--IMS HEALTH Rights Plan" and "--Certain Effects of the IMS HEALTH Rights Agreement."

    The rights set forth in the Walsh Rights Agreement are substantially similar in all material respects to those set forth in each of the Cognizant Rights Agreement and those expected to be set forth in the IMS HEALTH Rights Agreement described below (except that, (i) in instances in which the Cognizant Rights and the IMS HEALTH Rights would be exercisable or exchangeable into securities or assets of Cognizant and IMS HEALTH, as the case may be, the Walsh Rights are exercisable or exchangeable into securities or assets of Walsh; (ii) in instances where one one-thousandth of a share of preferred stock of Cognizant or IMS HEALTH, as the case may be, is the relevant measure, one one-hundredth of a share of Walsh Series B Preferred Stock should be the relevant measure; (iii) the Walsh "Redemption Price" is $.001 per Walsh Right whereas the "Redemption Price" for the Cognizant Rights are, and the IMS HEALTH Rights will be, $.01 per Right; (iv) whereas the Cognizant Rights Agreement permits, and the IMS HEALTH Rights Agreement will permit, the Cognizant Board of Directors and the IMS HEALTH Board of

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Directors, as the case may be, to redeem the Cognizant Rights or the IMS HEALTH
Rights, as the case may be at any time prior to the time an Acquiring Person becomes such, the Walsh Rights Agreement permits the Walsh Board of Directors to redeem the Walsh Rights at any time prior to the close of business on the tenth day following a public announcement that an Acquiring Person has become such an Acquiring Person; and (v) the Walsh Rights Agreement provides that, from and after the time that any person becomes an Acquiring Person, the decision to redeem the Walsh Rights shall require the concurrence of a majority of the Continuing Directors (defined as any member of the Walsh Board of Directors who was a member of the Board prior to the time that any person became an Acquiring Person, and any person who is subsequently elected to the Walsh Board of Directors if such person is recommended or approved by a majority of the Continuing Directors, provided that an Acquiring Person cannot be a Continuing Director)).

    A copy of the Walsh Rights Agreement is available free of charge from Walsh. The summary description of the Walsh Rights set forth above does not purport to be complete and is qualified in its entirety by reference to the Walsh Rights Agreement, as the same may be amended from time to time.

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
                     DESCRIPTION OF COGNIZANT CAPITAL STOCK

    The summary of the terms of the capital stock of Cognizant set forth below is qualified by reference to the Cognizant Charter and Cognizant By-Laws.

AUTHORIZED CAPITAL STOCK

    The total number of shares of all classes of stock that Cognizant has authority to issue under the Cognizant Charter is 420,000,000 shares, of which 400,000,000 represent shares of Cognizant Common Stock, 10,000,000 represent shares of Cognizant Preferred Stock and 10,000,000 represent shares of Cognizant Series Common Stock.

COGNIZANT COMMON STOCK

    As of March 31, 1998, 162,848,673 shares of Cognizant Common Stock were issued and outstanding.

    Subject to any preferential rights of any Cognizant Preferred Stock or Cognizant Series Common Stock created by the Cognizant Board, each holder of Cognizant Common Stock will be entitled to such dividends, if any, as may be declared from time to time by the Cognizant Board. Each holder of Cognizant Common Stock is entitled to one vote for each share of Cognizant Common Stock held of record on the applicable record date on all matters submitted to a vote of stockholders. In the event of liquidation, dissolution or winding up of Cognizant, holders of Cognizant Common Stock are entitled to receive on a pro rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of Cognizant Preferred Stock and Cognizant Series Common Stock.

    There are no conversion rights, redemption rights or sinking fund provisions with respect to Cognizant Common Stock. The outstanding shares of Cognizant Common Stock are, and any shares of Cognizant Common Stock issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable.

COGNIZANT PREFERRED STOCK AND COGNIZANT SERIES COMMON STOCK

    As of March 31, 1998, no shares of Cognizant Preferred Stock and no shares of Cognizant Series Common Stock were issued or outstanding. Each of the authorized Cognizant Preferred Stock and the authorized Cognizant Series Common Stock is available for issuance from time to time in one or more series at the discretion of the Cognizant Board without stockholder approval. The Cognizant Board has the authority to prescribe for each series of Cognizant Preferred Stock or Cognizant Series Common Stock it establishes the number of shares in that series, the voting rights (if any) to which such shares in that series are entitled, the consideration for such shares in that series and the designations, powers, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions of the shares in that series. Depending upon the rights of such Preferred Stock or Series Common Stock, as applicable, the issuance of Cognizant Preferred Stock or Cognizant Series Common Stock, as applicable, could have an adverse effect on holders of Cognizant Common Stock by delaying or preventing a change in control of Cognizant, making removal of the present management of Cognizant more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of Cognizant Common Stock.

AUTHORIZED BUT UNISSUED CAPITAL STOCK

    Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the Cognizant Common Stock remained listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Cognizant Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings

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to raise additional capital or to facilitate corporate acquisitions. Cognizant currently does not have any plans to issue additional shares of Cognizant Common Stock, Cognizant Preferred Stock or Cognizant Series Common Stock other than in connection with employee compensation plans. See "Certain
Considerations--Considerations Relevant to Cognizant--Acquisitions."

    One of the effects of the existence of unissued and unreserved Cognizant Common Stock, Cognizant Preferred Stock and Cognizant Series Common Stock may be to enable the Cognizant Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Cognizant by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Cognizant's management and possibly deprive the stockholders of Cognizant of opportunities to sell their shares of Cognizant Common Stock at prices higher than prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of Cognizant pursuant to the operation of the Cognizant Rights Plan, which is discussed below.

COGNIZANT RIGHTS PLAN

    On October 15, 1996 the Cognizant Board declared a dividend, payable on October 23, 1996, of one preferred share purchase right (a "Cognizant Right") for each outstanding share of Cognizant Common Stock. Each Cognizant Right entitles the registered holder to purchase from Cognizant one one-thousandth of a share of Series A Junior Participating Cognizant Preferred Stock, par value $.01 per share (the "Cognizant Participating Preferred Stock"), of Cognizant at a price of $210 per one one-thousandth of a share of Cognizant Participating Preferred Stock (hereinafter referred to in this description of Cognizant Rights as the "Cognizant Purchase Price"), subject to adjustment. The description and terms of the Cognizant Rights are set forth in a rights agreement dated as of October 15, 1996, as the same may be amended from time to time (the "Cognizant Rights Agreement"), between Cognizant and First Chicago Trust Company, as the Cognizant Rights Agent (the "Cognizant Rights Agent").

    Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, hereinafter referred to in this description of Cognizant Rights, an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding shares of Cognizant Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Cognizant Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Cognizant Common Stock (the earlier of such dates hereinafter referred to in this description of Cognizant Rights as the "Cognizant Rights Distribution Date"), the Cognizant Rights will be evidenced by such Cognizant Common Stock certificate together with a summary of Cognizant Rights.

    The Cognizant Rights Agreement provides that, until the Cognizant Rights Distribution Date (or earlier redemption or expiration of the Cognizant Rights), the Cognizant Rights will be transferred with and only with the Cognizant Common Stock. Until the Cognizant Rights Distribution Date (or earlier redemption or expiration of the Cognizant Rights), new Cognizant Common Stock certificates issued after the Cognizant Record Date upon transfer or new issuances of Cognizant Common Stock will contain a notation incorporating the Cognizant Rights Agreement by reference. Until the Cognizant Rights Distribution Date (or earlier redemption or expiration of the Cognizant Rights), the surrender for transfer of any certificates for shares of Cognizant Common Stock outstanding as of the Cognizant Record Date, even without such notation or a summary of Cognizant Rights, will also constitute the transfer of the Cognizant Rights associated with the shares of Cognizant Common Stock represented by such certificate. As soon as practicable following the Cognizant Rights Distribution Date, separate certificates evidencing the Cognizant Rights ("Cognizant Right Certificates") will be mailed to holders of record of the Cognizant Common

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Stock as of the close of business on the Cognizant Rights Distribution Date and such separate Cognizant Right Certificates alone will evidence the Cognizant Rights.

    The Cognizant Rights are not exercisable until the Cognizant Rights Distribution Date. The Cognizant Rights will expire on October 23, 2006 (hereinafter referred to in this description of Cognizant Rights as the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Cognizant Rights are earlier redeemed or exchanged by Cognizant, in each case as described below.

    The Cognizant Purchase Price payable, and the number of shares of Cognizant Participating Preferred Stock or other securities or property issuable, upon exercise of the Cognizant Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Cognizant Participating Preferred Stock,
(ii) upon the grant to holders of the Cognizant Participating Preferred Stock of certain rights or warrants to subscribe for or purchase Cognizant Participating Preferred Stock at a price, or securities convertible into Cognizant Participating Preferred Stock with a conversion price, less than the then-current market price of the Cognizant Participating Preferred Stock or
(iii) upon the distribution to holders of the Cognizant Participating Preferred Stock of evidence of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Cognizant Participating Preferred Stock) or of subscription rights or warrants (other than those referred to above).

    The Cognizant Rights are also subject to adjustment in the event of a stock split of the Cognizant Common Stock or a stock dividend on the Cognizant Common Stock payable in shares of Cognizant Common Stock or subdivisions, consolidations or combinations of the Cognizant Common Stock occurring, in any such case, prior to the Cognizant Rights Distribution Date.

    Shares of Cognizant Participating Preferred Stock purchasable upon exercise of the Cognizant Rights will not be redeemable. Each share of Cognizant Participating Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Cognizant Common Stock. In the event of liquidation, dissolution or winding up of Cognizant, the holders of the Cognizant Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) and will be entitled to an aggregate payment of 1,000 times the payment made per share of Cognizant Common Stock. Each share of Cognizant Participating Preferred Stock will have 1,000 votes, voting together with the Cognizant Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Cognizant Common Stock are converted or exchanged, each share of Cognizant Participating Preferred Stock will be entitled to receive 1,000 times the amount received per share of Cognizant Common Stock. These rights are protected by customary antidilution provisions.

    Because of the nature of the Cognizant Participating Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Cognizant Participating Preferred Stock purchasable upon exercise of each Cognizant Right should approximate the value of one share of Cognizant Common Stock.

    In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Cognizant Right, other than Cognizant Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Cognizant Right and payment of the Cognizant Purchase Price, that number of shares of Cognizant Common Stock having a market value of two times the Cognizant Purchase Price.

    In the event that, after a person or group has become an Acquiring Person, Cognizant is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Cognizant Right (other than Cognizant Rights beneficially owned by an Acquiring Person which will have become void) will thereafter

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have the right to receive, upon the exercise thereof at the then current exercise price of the Cognizant Right, that number of shares of common stock of the person with whom Cognizant has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the Cognizant Right.

    At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Cognizant Common Stock or the occurrence of an event described in the prior paragraph, the Cognizant Board may exchange the Cognizant Rights (other than Cognizant Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Cognizant Common Stock, or one one-thousandth of a share of Cognizant Participating Preferred Stock (or of a share of a class or series of Cognizant's preferred stock having equivalent rights, preferences and privileges), per Cognizant Right (subject to adjustment).

    With certain exceptions, no adjustment in the Cognizant Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Cognizant Purchase Price. No fractional shares of Cognizant Participating Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Cognizant Participating Preferred Stock, which may, at the election of Cognizant, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Cognizant Participating Preferred Stock on the last trading day prior to the date of exercise.

    At any time prior to the time an Acquiring Person becomes such, the Cognizant Board may redeem the Cognizant Rights in whole, but not in part, at a price of $.01 per Cognizant Right (hereinafter referred to in this description of Cognizant Rights as the "Cognizant Redemption Price"). The redemption of the Cognizant Rights may be made effective at such time, on such basis and with such conditions as the Cognizant Board in its sole discretion may establish. Immediately upon any redemption of the Cognizant Rights, the right to exercise the Cognizant Rights will terminate and the only right of the holders of Cognizant Rights will be to receive the Cognizant Redemption Price.

    For so long as the Cognizant Rights are then redeemable, Cognizant may, except with respect to the redemption price, amend the Cognizant Rights in any manner. After the Cognizant Rights are no longer redeemable, Cognizant may, except with respect to the redemption price, amend the Cognizant Rights in any manner that does not adversely affect the interests of holders of the Cognizant Rights.

    Until a Cognizant Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Cognizant, including, without limitation, the right to vote or to receive dividends.

    A copy of the Cognizant Rights Agreement is available free of charge from Cognizant. The summary description of the Cognizant Rights set forth above does not purport to be complete and is qualified in its entirety by reference to the Cognizant Rights Agreement, as the same may be amended from time to time.

CERTAIN EFFECTS OF THE COGNIZANT RIGHTS AGREEMENT

    The Cognizant Rights Agreement is designed to protect stockholders of Cognizant in the event of unsolicited offers to acquire Cognizant and other coercive takeover tactics which, in the opinion of the Cognizant Board, could impair its ability to represent stockholder interests. The provisions of the Cognizant Rights Agreement may render an unsolicited takeover of Cognizant more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer Cognizant's stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the stockholders of Cognizant.

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NO PREEMPTIVE RIGHTS

    No holder of any class of stock of Cognizant authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of Cognizant of any kind or class.

DELAWARE GENERAL CORPORATION LAW

    The terms of Section 203 of the DGCL apply to Cognizant since it is a Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless (a) the transaction that results in the person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder, (b) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans or
(c) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders. Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.
Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. The Cognizant Charter does not exclude Cognizant from the restrictions imposed under
Section 203.

    Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring Cognizant to negotiate in advance with the Cognizant Board, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the Cognizant Board. It is further possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

PROVISIONS OF COGNIZANT CHARTER AND COGNIZANT BY-LAWS AFFECTING CHANGE IN
  CONTROL

    Certain provisions of the Cognizant Charter and the Cognizant By-laws may delay or make more difficult unsolicited acquisitions or changes of control of Cognizant. It is believed that such provisions will enable Cognizant to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of Cognizant and its stockholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of Cognizant, although such proposals, if made, might be considered desirable by a majority of Cognizant's stockholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current Cognizant Board. These provisions include (i) the availability of capital stock

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for issuance from time to time at the discretion of the Cognizant Board (see
"--Authorized but Unissued Capital Stock"), (ii) prohibitions against stockholders calling a special meeting of stockholders or acting by written consent in lieu of a meeting, (iii) requirements for advance notice for raising business or making nominations at stockholders' meetings, (iv) a classified board of directors and (v) the ability of the board of directors to increase the size of the board and to appoint directors to newly created directorships.

    NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS. The Cognizant Charter and the Cognizant By-laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent in lieu of a meeting. The Cognizant Charter and Charter By-laws also provide that special meetings of the stockholders can be called only by the Chief Executive Officer of Cognizant or by a vote of the majority of the Cognizant Board. Furthermore, the Cognizant By-laws provide that only such business as is specified in the notice of any such special meeting of stockholders may come before such meeting.

    ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS. The Cognizant By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the Chairman of the Cognizant Board, or by a stockholder of Cognizant who is entitled to vote at the meeting who has given to the Secretary of Cognizant timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. The chairman of such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, the Chairman of the Cognizant Board, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of Cognizant.

    To be timely, a stockholder's notice of business to be brought before an annual meeting and nominations of candidates for election as directors at any annual meeting shall be delivered to the Secretary of Cognizant at the principal executive offices of Cognizant not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

    To be timely, a stockholder's notice of nominations of persons for election to the Cognizant Board may be made at such a special meeting of stockholders if the stockholder's notice shall be delivered to the Secretary of Cognizant at the principal executive offices of Cognizant not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Cognizant Board to be elected at such meeting.

    The notice of any nomination for election as a director must set forth the name and address of, and the class and number of shares of Cognizant held by, the stockholder who intends to make the nomination and, the beneficial owner, if any, on whose behalf the nomination is being made; the name and address of the person or persons to be nominated; a representation that the stockholder is a holder of record of stock of Cognizant entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other

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
information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Cognizant Board; and the consent of each nominee to serve as a director if so elected.

    NUMBER OF DIRECTORS; FILLING OF VACANCIES; REMOVAL. The Cognizant Charter and the Cognizant By-laws provide that newly created directorships resulting from any increase in the authorized number of directors (or any vacancy) may be filled only by a vote of a majority of directors then in office. Accordingly, the Cognizant Board may be able to prevent any stockholder from obtaining majority representation on the Cognizant Board by increasing the size of the board and filling the newly created directorships with its own nominees. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% in voting power of all shares of Cognizant entitled to vote generally in the election of directors, voting as a single class. Directors may be removed only for cause, and only by the affirmative vote of at least 80% in voting power of all shares of Cognizant entitled to vote generally in the election of directors, voting as a single class.

    CLASSIFIED BOARD OF DIRECTORS. The Cognizant Charter provides for the Cognizant Board to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one third of the Cognizant Board will be elected each year.

    Cognizant believes that a classified board will help to assure the continuity and stability of the Cognizant Board, and its business strategies and policies as determined by its Board of Directors, because a majority of the directors at any given time will have prior experiences as directors of Cognizant. This provision should also help to ensure that the Cognizant Board, if confronted with an unsolicited proposal from a third party that has acquired a block of Cognizant's voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders.

    This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Cognizant Board until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest, could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Cognizant and could thus increase the likelihood that incumbent directors will retain their positions.

    AMENDMENTS TO THE COGNIZANT BY-LAWS. The Cognizant By-Laws provide that the affirmative vote of the holders of at least 80% in voting power of all the shares of Cognizant entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal any provision of the Cognizant By-Laws which is to the same effect as provisions contained in the Cognizant Charter relating to (i) the amendment of the Cognizant By-Laws, (ii) the classified board of directors and the filling of director vacancies and (iii) calling and taking actions at meetings of stockholders and prohibiting stockholders from taking action by written consent. The Cognizant Charter also provides that the Cognizant Board shall be authorized to make, amend, alter, change, add to or repeal the Cognizant By-Laws.

    AMENDMENTS TO THE COGNIZANT CHARTER. The Cognizant Charter requires the affirmative vote of the holders of at least 80% in voting power of all the shares of Cognizant entitled to vote generally in the election of directors, voting together as a single class, to alter, amend or repeal provisions of the Cognizant Charter relating to (i) the amendment of the Cognizant Charter and/or the Cognizant By-Laws, (ii) the classified board of directors and the filling of director vacancies and (iii) calling and taking actions at meetings of stockholders and prohibiting stockholders from taking action by written consent.

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INDEMNIFICATION AND LIMITATION OF LIABILITY FOR DIRECTORS AND OFFICERS

    The Cognizant Charter provides that Cognizant shall indemnify directors and officers to the fullest extent permitted by the laws of the State of Delaware. The Cognizant Charter also provides that a director of Cognizant shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

    The indemnification rights conferred by the Cognizant Charter are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. Cognizant will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

TRANSFER AGENT AND REGISTRAR

    First Chicago Trust Company of New York is the transfer agent and registrar for the Cognizant Common Stock.

STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF WALSH COMMON STOCK

    It is a condition to the Merger that any shares of Cognizant Common Stock or IMS HEALTH Common Stock, as the case may be, issuable in the Merger be approved for listing on the NYSE on or prior to the Effective Time of the Merger, subject to official notice of issuance. If the Merger is consummated, Walsh Common Stock will cease to be listed on the Nasdaq.

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                    DESCRIPTION OF IMS HEALTH CAPITAL STOCK

    The summary of the terms of the capital stock of IMS HEALTH set forth below is qualified by reference to the IMS HEALTH Charter and IMS HEALTH By-Laws.

AUTHORIZED CAPITAL STOCK

    The total number of shares of all classes of stock that IMS HEALTH has authority to issue under the IMS HEALTH Charter is 420,000,000 shares, of which 400,000,000 represent shares of IMS HEALTH Common Stock, 10,000,000 represent shares of IMS HEALTH Preferred Stock and 10,000,000 represent shares of IMS HEALTH Series Common Stock.

IMS HEALTH COMMON STOCK

    As of May 26, 1998, 100 shares of IMS HEALTH Common Stock were issued and outstanding. Subject to any preferential rights of any IMS HEALTH Preferred Stock or IMS HEALTH Series Common Stock created by the IMS HEALTH Board of Directors, each outstanding share of IMS HEALTH Common Stock will be entitled to such dividends, if any, as may be declared from time to time by the IMS HEALTH Board of Directors. Each holder of IMS HEALTH Common Stock is entitled to one vote for each share of IMS HEALTH Common Stock held of record on the applicable record date on all matters submitted to a vote of stockholders. In the event of liquidation, dissolution or winding up of IMS HEALTH, holders of IMS HEALTH Common Stock are entitled to receive on a pro rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of IMS HEALTH Preferred Stock and IMS HEALTH Series Common Stock.

    There are no conversion rights, redemption rights or sinking fund provisions with respect to the IMS HEALTH Common Stock. The outstanding shares of IMS HEALTH Common Stock are, and any shares of IMS HEALTH Common Stock issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable.

IMS HEALTH PREFERRED STOCK AND IMS HEALTH SERIES COMMON STOCK

    As of May 26, 1998, no shares of IMS HEALTH Preferred Stock and no shares of IMS HEALTH Series Common Stock were issued or outstanding. Each of the authorized IMS HEALTH Preferred Stock and the authorized IMS HEALTH Series Common Stock is available for issuance from time to time in one or more IMS HEALTH series at the discretion of the IMS HEALTH Board of Directors without stockholder approval. The IMS HEALTH Board of Directors has the authority to prescribe for each series of IMS HEALTH Preferred Stock or IMS HEALTH Series Common Stock it establishes the number of shares in that series, the voting rights (if any) to which such shares in that series are entitled, the consideration for such shares in that series and the designation, powers, preference and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions of the shares in that series. Depending upon the rights of such Preferred Stock or Series Common Stock, as applicable, the issuance of IMS HEALTH Preferred Stock or IMS HEALTH Series Common Stock, as applicable, could have an adverse effect on holders of IMS HEALTH Common Stock by delaying or preventing a change in control of IMS HEALTH, making removal of the present management of IMS HEALTH more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of IMS HEALTH Common Stock.

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AUTHORIZED BUT UNISSUED CAPITAL STOCK

    Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the IMS HEALTH Common Stock remained listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of IMS HEALTH Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions. Other than any issuance of shares of IMS HEALTH Common Stock in connection with (i) the Merger or (ii) the acquisition of PMSI, IMS HEALTH currently does not have any other plans to issue additional shares of IMS HEALTH Common Stock, IMS HEALTH Preferred Stock or IMS HEALTH Series Common Stock other than in connection with employee compensation plans. See, however, "Risk Factors--Risks Relating to IMS HEALTH--Acquisitions."

    One of the effects of the existence of unissued and unreserved IMS HEALTH Common Stock, IMS HEALTH Preferred Stock and IMS HEALTH Series Common Stock may be to enable the IMS HEALTH Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of IMS HEALTH by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of IMS HEALTH's management and possibly deprive the stockholders of IMS HEALTH of opportunities to sell their shares of IMS HEALTH Common Stock at prices higher than prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of IMS HEALTH pursuant to the operation of the IMS HEALTH Rights Plan, which is discussed below.

IMS HEALTH RIGHTS PLAN

    Prior to the Cognizant Distribution, the IMS HEALTH Board of Directors will declare a dividend of one preferred share purchase right (an "IMS HEALTH Right") for each outstanding share of IMS HEALTH Common Stock. The dividend will be payable to Cognizant on a date prior to the Cognizant Distribution which is set by the IMS HEALTH Board of Directors (the "IMS HEALTH Record Date"). Cognizant will be the sole stockholder of record on the IMS HEALTH Record Date. Each IMS HEALTH Right will entitle the registered holder to purchase from IMS HEALTH one one-thousandth of a share of Series A Junior Participating IMS HEALTH Preferred Stock, par value $.01 per share (the "IMS HEALTH Participating Preferred Stock"), of IMS HEALTH at a price per one one-thousandth of a share of IMS HEALTH Participating Preferred Stock to be determined by the IMS HEALTH Board of Directors (as the same may be adjusted, hereinafter referred to as the "IMS HEALTH Purchase Price"), subject to adjustment. The description and terms of the IMS HEALTH Rights will be set forth in a rights agreement (the "IMS HEALTH Rights Agreement") to be entered into by IMS HEALTH and First Chicago Trust Company of New York, as the IMS HEALTH Rights Agent (the "IMS HEALTH Rights Agent").

    It is anticipated that until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, hereinafter referred to in this description of IMS HEALTH Rights, an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding shares of IMS HEALTH Common Stock or (ii) 10 business days (or such later date as may be determined by action of the IMS HEALTH Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of IMS HEALTH Common Stock (the earlier of such dates hereinafter referred to in this description of IMS HEALTH Rights as the "IMS HEALTH Rights Distribution Date"), the IMS HEALTH Rights will be evidenced by the certificates representing IMS HEALTH Common Stock.

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
    The IMS HEALTH Rights Agreement is expected to provide that, until the IMS HEALTH Rights Distribution Date (or earlier redemption or expiration of the IMS HEALTH Rights), the IMS HEALTH Rights will be transferred with and only with the IMS HEALTH Common Stock. Until the IMS HEALTH Rights Distribution Date (or earlier redemption or expiration of the IMS HEALTH Rights), IMS HEALTH Common Stock certificates will contain a notation incorporating the IMS HEALTH Rights Agreement by reference. Until the IMS HEALTH Rights Distribution Date (or earlier redemption or expiration of the IMS HEALTH Rights), the surrender for transfer of any certificates for shares of IMS HEALTH Common Stock will also constitute the transfer of the IMS HEALTH Rights associated with the shares of IMS HEALTH Common Stock represented by such certificate. As soon as practicable following the IMS HEALTH Rights Distribution Date, separate certificates evidencing the IMS HEALTH Rights ("IMS HEALTH Rights Certificates") will be mailed to holders of record of the IMS HEALTH Common Stock as of the close of business on the IMS HEALTH Rights Distribution Date and such separate IMS HEALTH Right Certificates alone will evidence the IMS HEALTH Rights.

    The IMS HEALTH Rights will not be exercisable until the IMS HEALTH Rights Distribution Date. The IMS HEALTH Rights are expected to expire on June 30, 2008 (hereinafter referred to in this description of IMS HEALTH Rights as the "IMS HEALTH Final Expiration Date"), unless the IMS HEALTH Final Expiration Date is advanced or extended or unless the IMS HEALTH Rights are earlier redeemed or exchanged by IMS HEALTH, in each case as described below.

    The IMS HEALTH Purchase Price payable, and the number of shares of IMS HEALTH Participating Preferred Stock or other securities or property issuable, upon exercise of the IMS HEALTH Rights will be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the IMS HEALTH Participating Preferred Stock, (ii) upon the grant to holders of the IMS HEALTH Participating Preferred Stock of certain rights or warrants to subscribe for or purchase IMS HEALTH Participating Preferred Stock at a price, or securities convertible into IMS HEALTH Participating Preferred Stock with a conversion price, less than the then-current market price of the IMS HEALTH Participating Preferred Stock or
(iii) upon the distribution to holders of the IMS HEALTH Participating Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in IMS HEALTH Participating Preferred Stock) or of subscription rights or warrants (other than those referred to above).

    The IMS HEALTH Rights will also be subject to adjustment in the event of a stock dividend on the IMS HEALTH Common Stock payable in shares of IMS HEALTH Common Stock or subdivisions, consolidations or combinations of the IMS HEALTH Common Stock occurring, in any such case, prior to the IMS HEALTH Rights Distribution Date.

    Shares of IMS HEALTH Participating Preferred Stock purchasable upon exercise of the IMS HEALTH Rights will not be redeemable. Each share of IMS HEALTH Participating Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of IMS HEALTH Common Stock. In the event of liquidation, dissolution or winding up of IMS HEALTH, the holders of the IMS HEALTH Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) and will be entitled to an aggregate payment of 1,000 times the payment made per share of IMS HEALTH Common Stock. Each share of IMS HEALTH Participating Preferred Stock will have 1,000 votes, voting together with the IMS HEALTH Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of IMS HEALTH Common Stock are converted or exchanged, each share of IMS HEALTH Participating Preferred Stock will be entitled to receive 1,000 times the amount received per share of IMS HEALTH Common Stock. These rights will be protected by customary antidilution provisions.

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    Because of the nature of the IMS HEALTH Participating Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of IMS HEALTH Participating Preferred Stock purchasable upon exercise of each IMS HEALTH Right should approximate the value of one share of IMS HEALTH Common Stock.

    In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of an IMS HEALTH Right, other than IMS HEALTH Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of an IMS HEALTH Right and payment of the IMS HEALTH Purchase Price, that number of shares of IMS HEALTH Common Stock having a market value of two times the IMS HEALTH Purchase Price.

    In the event that, after a person or group has become an Acquiring Person, IMS HEALTH is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of an IMS HEALTH Right (other than IMS HEALTH Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof, that number of shares of common stock of the person with whom IMS HEALTH has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the IMS HEALTH Purchase Price.

    At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of IMS HEALTH Common Stock or the occurrence of an event described in the prior paragraph, the IMS HEALTH Board of Directors will be able to exchange the IMS HEALTH Rights (other than IMS HEALTH Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of IMS HEALTH Common Stock, or a fractional share of IMS HEALTH Participating Preferred Stock of equivalent value (or of a share of a class or series of IMS HEALTH's preferred stock having similar rights, preferences and privileges), per IMS HEALTH Right (subject to adjustment).

    With certain exceptions, no adjustment in the IMS HEALTH Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such IMS HEALTH Purchase Price. No fractional shares of IMS HEALTH Participating Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of IMS HEALTH Participating Preferred Stock, which may, at the election of IMS HEALTH, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the IMS HEALTH Participating Preferred Stock on the last trading period to the date of exercise.

    At any time prior to the time an Acquiring Person becomes such, the IMS HEALTH Board of Directors will be able to redeem the IMS HEALTH Rights in whole, but not in part, at a price of $.01 per IMS HEALTH Right (hereinafter referred to in this description of IMS HEALTH Rights as the "IMS HEALTH Redemption Price"). It is expected that the redemption of the IMS HEALTH Rights may be made effective at such time, on such basis and with such conditions as the IMS HEALTH Board of Directors in its sole discretion may establish. Immediately upon any redemption of the IMS HEALTH Rights, the right to exercise the IMS HEALTH Rights will terminate and the only right of the holders of IMS HEALTH Rights will be to receive the IMS HEALTH Redemption Price.

    For so long as the IMS HEALTH Rights are then redeemable, IMS HEALTH may, except with respect to the IMS HEALTH Redemption Price, amend the IMS HEALTH Rights in any manner. After the IMS HEALTH Rights are no longer redeemable, IMS HEALTH may, except with respect to the IMS HEALTH Redemption Price, amend the IMS HEALTH Rights in any manner that does not adversely affect the interests of holders of the IMS HEALTH Rights.

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    Until an IMS HEALTH Right is exercised, the holder thereof, as such, will have no rights as a stockholder of IMS HEALTH, including, without limitation, the right to vote or to receive dividends.

    A copy of the IMS HEALTH Rights Agreement will be filed as an exhibit to the Registration Statement on Form 10 of IMS HEALTH in connection with the registration of the IMS HEALTH Common Stock under the Exchange Act. A copy of the IMS HEALTH Rights Agreement is available free of charge from IMS HEALTH. The summary description of the IMS HEALTH Rights set forth above does not purport to be complete and is qualified in its entirety by reference to the IMS HEALTH Rights Agreement, as the same may be amended from time to time.

CERTAIN EFFECTS OF THE IMS HEALTH RIGHTS AGREEMENT

    The IMS HEALTH Rights Agreement will be designed to protect stockholders of IMS HEALTH in the event of unsolicited offers to acquire IMS HEALTH and other coercive takeover tactics which, in the opinion of the IMS HEALTH Board of Directors, could impair its ability to represent stockholder interests. The provisions of the IMS HEALTH Rights Agreement may render an unsolicited takeover of IMS HEALTH more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer IMS HEALTH's stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the stockholders of IMS HEALTH.

NO PREEMPTIVE RIGHTS

    No holder of any class of stock of IMS HEALTH authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of IMS HEALTH of any kind or class.

DELAWARE GENERAL CORPORATION LAW

    The terms of Section 203 of the DGCL apply to IMS HEALTH since it is a Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless (a) the transaction that results in the person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder, (b) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans or
(c) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders. Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.
Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares, but such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. The IMS HEALTH Charter does not exclude IMS HEALTH from the restrictions imposed under Section 203.

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    Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of
Section 203 may encourage companies interested in acquiring IMS HEALTH to negotiate in advance with IMS HEALTH's Board of Directors, because the stockholder approval requirement would be avoided if the IMS HEALTH Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the IMS HEALTH Board of Directors. It is further possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

PROVISIONS OF IMS HEALTH CHARTER AND IMS HEALTH
  BY-LAWS AFFECTING CHANGE IN CONTROL

    Certain provisions of the IMS HEALTH Charter and the IMS HEALTH By-Laws may delay or make more difficult unsolicited acquisitions or changes of control of IMS HEALTH. It is believed that such provisions will enable IMS HEALTH to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by the IMS HEALTH Board of Directors to be in the best interests of IMS HEALTH and its stockholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of IMS HEALTH, although such proposals, if made, might be considered desirable by a majority of IMS HEALTH's stockholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current IMS HEALTH Board of Directors. These provisions include (i) the availability of capital stock for issuance from time to time at the discretion of the IMS HEALTH Board of Directors (see "--Authorized but Unissued Capital Stock"), (ii) prohibitions against stockholders calling a special meeting of stockholders or acting by written consent in lieu of a meeting, (iii) requirements for advance notice for raising business or making nominations at stockholders' meetings, (iv) the ability of the IMS HEALTH Board of Directors to increase the size of the board and to appoint directors to newly created directorships, (v) a classified board of directors and (vi) higher than majority requirements to make certain amendments to the IMS HEALTH By-Laws and IMS HEALTH Charter.

    NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS. The IMS HEALTH Charter and the IMS HEALTH By-Laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent in lieu of a meeting. The IMS HEALTH Charter and the IMS HEALTH By-Laws also provide that special meetings of the stockholders can be called only by the Chief Executive Officer of IMS HEALTH or by a vote of the majority of the IMS HEALTH Board of Directors. Furthermore, the IMS HEALTH By-Laws provide that only such business as is specified in the notice of any such special meeting of stockholders may come before such meeting.

    ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS. The IMS HEALTH By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the Chairman of the IMS HEALTH Board of Directors, or by a stockholder of IMS HEALTH who is entitled to vote at the meeting who has given to the Secretary of IMS HEALTH timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. The chairman of such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, the Chairman of the IMS HEALTH Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of IMS HEALTH.

    To be timely, a stockholder's notice of business to be brought before an annual meeting and nominations of candidates for election as directors at any annual meeting shall be delivered to the

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Secretary of IMS HEALTH at the principal executive offices of IMS HEALTH not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

    To be timely, a stockholder's notice of nominations of persons for election to the IMS HEALTH Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice shall be delivered to the Secretary of IMS HEALTH at the principal executive offices of IMS HEALTH not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the IMS HEALTH Board of Directors to be elected at such meeting.

    The notice of any nomination for election as a director must set forth the name and address of, and the class and number of shares of IMS HEALTH held by, the stockholder who intends to make the nomination and the beneficial owner, if any, on whose behalf the nomination is being made; the name and address of the person or persons to be nominated; a representation that the stockholder is a holder of record of stock of IMS HEALTH entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the IMS HEALTH Board of Directors; and the consent of each nominee to serve as a director if so elected.

    NUMBER OF DIRECTORS; FILLING OF VACANCIES; REMOVAL. The IMS HEALTH Charter and the IMS HEALTH By-Laws provide that newly created directorships resulting from an increase in the authorized number of directors (or any vacancy) may be filled only by a vote of a majority of directors then in office. Accordingly, the IMS HEALTH Board of Directors may be able to prevent any stockholder from obtaining majority representation on the IMS HEALTH Board of Directors by increasing the size of the board and filling the newly created directorships with its own nominees. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% in voting power of all shares of IMS HEALTH entitled to vote generally in the election of directors, voting as a single class. Directors may be removed only for cause, and only by the affirmative vote of at least 80% in voting power of all shares of IMS HEALTH entitled to vote generally in the election of directors, voting as a single class.

    CLASSIFIED BOARD OF DIRECTORS. The IMS HEALTH Charter provides for the IMS HEALTH Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one third of the IMS HEALTH Board of Directors will be elected each year. See "IMS HEALTH Management and Executive Compensation--IMS HEALTH Board of Directors" in Annex IV hereto.

    IMS HEALTH believes that a classified board will help to assure the continuity and stability of the IMS HEALTH Board of Directors, and its business strategies and policies as determined by its Board of Directors, because a majority of the directors at any given time will have prior experiences as directors of IMS HEALTH. This provision should also help to ensure that IMS HEALTH's Board of Directors, if confronted with an unsolicited proposal from a third party that has acquired a block of IMS HEALTH's

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voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders.

    This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of IMS HEALTH's Board of Directors until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest, could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of IMS HEALTH and could thus increase the likelihood that incumbent directors will retain their positions.

    AMENDMENTS TO THE IMS HEALTH BY-LAWS. The IMS HEALTH By-Laws provide that the affirmative vote of the holders of at least 80% in voting power of all the shares of IMS HEALTH entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the IMS HEALTH By-Laws which is to the same effect as provisions contained in the IMS HEALTH Charter relating to (i) the amendment of the IMS HEALTH By-Laws, (ii) the classified board of directors and the filling of director vacancies and (iii) calling and taking actions at meetings of stockholders and prohibiting stockholders from taking action by written consent. The IMS HEALTH Charter also provides that the IMS HEALTH Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the IMS HEALTH By-Laws.

    AMENDMENTS TO THE IMS HEALTH CHARTER. The IMS HEALTH Charter requires the affirmative vote of the holders of at least 80% in voting power of all the shares of IMS HEALTH entitled to vote generally in the election of directors, voting together as a single class, to alter, amend or repeal provisions of the IMS HEALTH Charter relating to (i) the amendment of the IMS HEALTH Charter and/or the IMS HEALTH By-Laws, (ii) the classified board of directors and the filling of director vacancies and (iii) calling and taking actions at meetings of stockholders and prohibiting stockholders from taking action by written consent.

INDEMNIFICATION AND LIMITATION OF LIABILITY FOR DIRECTORS AND OFFICERS

    The IMS HEALTH Charter provides that IMS HEALTH shall indemnify directors and officers to the fullest extent permitted by the laws of the State of Delaware. The IMS HEALTH Charter also provides that a director of IMS HEALTH shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

    The indemnification rights conferred by the IMS HEALTH Charter are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. IMS HEALTH will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them, while acting in their capacities as directors or officers.

TRANSFER AGENT AND REGISTRAR

    First Chicago Trust Company of New York will be the transfer agent and registrant for the IMS HEALTH Common Stock.

STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF WALSH COMMON STOCK

    If a condition to the Merger that any shares of IMS HEALTH Common Stock or Cognizant Common Stock, as the case may be, issuable in the Merger be approved for listing on the NYSE on or prior to the Effective Time of the Merger, subject to official notice of issuance. If the Merger is consummated, Walsh Common Stock will cease to be listed on the Nasdaq.

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
                     CERTAIN MATTERS RELATING TO COGNIZANT

COGNIZANT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS

    See "IMS HEALTH (Accounting Successor to Cognizant) Management's Discussion and Analysis of Financial Condition and Results of Operations" in Annex IV attached hereto for Cognizant management's discussion and analysis of financial condition and results of operations.

COGNIZANT BUSINESS

    The business of Cognizant is described under "Information Statement Summary--Businesses of Cognizant, IMS HEALTH and Nielsen Media Research," "IMS HEALTH Business" and "Nielsen Media Research Business" in Annex IV attached hereto.

COGNIZANT MANAGEMENT AND EXECUTIVE COMPENSATION

    Cognizant management and executive compensation information is included under "Cognizant/IMS HEALTH Management and Executive Compensation" in Annex IV attached hereto.

COGNIZANT SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Information relating to ownership of Cognizant Common Stock by certain beneficial owners and management is set forth under "Cognizant/IMS HEALTH Security Ownership by Certain Beneficial Owners and Management" in Annex IV attached hereto.

COGNIZANT FINANCIAL STATEMENTS

    See the Index to Financial Statements in Annex IV attached hereto.
                       CERTAIN MATTERS RELATING TO WALSH
WALSH MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS
    OVERVIEW
    Since its inception in 1988, Walsh has been built principally through the acquisition of companies providing technology and data services to the pharmaceutical industry. Until April 16, 1996 Walsh operated in two business segments: (i) the Walsh Business, which includes sales force management and integrated sales and marketing information services, associated medical professional databases and other services related to those databases such as direct mail marketing and consulting and (ii) the Source Business, which includes a range of products and services primarily marketed under the name "Source," that utilize proprietary databases of prescriptions dispensed by retail outlets in the United States.
    The Walsh Board decided that the businesses needed separate management focus, as two independent companies. Accordingly, prior to Walsh's public stock offering in April 1996, all the issued and outstanding capital stock of Source was spun off to Walsh's stockholders (the "Source Spin-Off"). The results of the Source Business are presented as discontinued operations in the Walsh Consolidated Financial Statements.
    Walsh's future results will be dependent in part upon management's ability to take advantage of the operating leverage in the Walsh Business by increasing revenues from both existing and new services.

    The following discussion should be read in conjunction with the financial information of Walsh included elsewhere herein. See "Selected Historical Financial Data" and Walsh Consolidated Financial Statements.

    NINE MONTHS ENDED MARCH 31, 1998 AND 1997

    Revenue for the nine months ended March 31, 1998 was $45.6 million, an increase of 22% over the corresponding period of fiscal 1997 excluding the impact of currency, which comes primarily from the increase in Walsh's technology products (Premiere-SM-, Precise-SM- and Pharbase-SM-) with significant growth in

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both the Pacific and European markets. Growth in the Pacific markets comprises a mixture of organic growth and direct mail growth as a result of the acquisition of Pharmaceutical Marketing Solutions Pty Ltd ("PMS"), a privately held Australian company.

    Production costs for the nine months ended March 31, 1998 were $17.5 million (38.2% of revenues), versus $15.0 million (37.8% of revenues) for the comparable period of fiscal 1997. The increase in production costs reflects the continuing investment in technical staff for the roll-out and support for Premiere-SM- and increased lower margin direct mail revenues resulting from the acquisition of PMS. The increase as a percentage of revenue reflects the sale of some low margin third party software plus increased lower margin direct mail revenues as a result of acquiring PMS.

    Selling, general and administrative expenses were $19.2 million in the nine months ended March 31, 1998 (42.0% of revenues), versus $18.1 million (45.4% of revenues) for the first nine months of 1997. This reflects Walsh's continued investment in sales resources and client service personnel to meet the growing demand for Premiere-SM-. The reduction in selling, general and administrative expenses as a percentage of revenue reflects Walsh's operating leverage.

    Research and development costs for the nine months ended March 31, 1998 were $2.8 million, the same level as the comparable nine months of fiscal 1997. Research and development costs are primarily incurred in Belgian Francs and, excluding currency movements, were 13% higher than the previous nine months. In the earlier part of the year some research staff were reassigned to work on support for the delivered product.

    An in-process research and development write-off totalling $2.0 million has arisen in the nine month period ended March 31, 1998 as a result of the acquisition of PMS. The $2.0 million is the value attributable to acquired technology products which are to be integrated within Walsh's own salesforce management information system, Premiere-SM-.

    Net interest income for the nine months to March 31, 1998 is $0.2 million, versus $0.4 million in the nine months to March 31, 1997. The decrease in interest income is due to the initial payment out of Walsh funds of the purchase consideration of PMS in fiscal 1998 prior to putting in place debt financing.

    Other income of $0.4 million for the nine months ended March 31, 1998 reflects a gain on the repayment of a loan of Australian dollars 4.5 million in January 1998.

    LIQUIDITY AND CAPITAL RESOURCES

    At March 31, 1998, Walsh's cash and cash equivalents totalled $10.6 million, an increase of $4.8 million from the $5.8 million balance at June 30, 1997. Walsh generated $2.6 million of cash from operating activities in the nine months ended March 31, 1998 due to improved profitability and working capital management.

    In January 1998, to take advantage of the Australian dollar exchange rates, Walsh repaid debt and liquidated its professionally managed portfolio of marketable securities.

    Walsh believes that the anticipated cash flow from operations and existing cash balances will satisfy Walsh's projected working capital and capital expenditure requirements through at least the end of fiscal 1999.

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
  YEARS ENDED JUNE 30, 1997, 1996 AND 1995
    Walsh derives its revenues primarily from technology services, including Precise-SM- and Premiere-SM-, along with other sales force management products, and from data services, principally Pharbase-SM-. Technology services and data services accounted for approximately 76% of Walsh's revenues in fiscal 1997. To a lesser extent, revenues are also generated by marketing support services, including direct mail marketing, market research and other data services. Walsh sells its Precise-SM- and Premiere-SM- services under multi-year contracts, generally with an initial term of two or three years and subject to automatic renewal annually thereafter unless terminated. Precise-SM- revenues are recognized proportionately over the life of the contract with the exception of certain set-up and training charges, which are recognized on delivery. Revenues from Premiere-SM- are recognized in the same manner. Over 95% of Precise-SM-contracts are renewed annually. Walsh has also achieved a high degree of repeat business with respect to other products and services that are not provided under multi-year agreements. Because Walsh has a short lead time between contract signing and commencing service delivery, it does not have material backlog.
    Revenues increased to $54.1 million for fiscal 1997, compared to $47.3 million for fiscal 1996, an increase of 18% excluding adverse currency movements in the year. The growth in revenues primarily reflected a growing demand for Premiere-SM- with 22% growth in Premiere-SM- and Precise-SM- revenues (27% excluding currency). Pharbase-SM- revenues showed strong growth of 14% for the year. The revenue increases were spread across substantially all geographic markets, most notably the U.S., U.K. and Spain.
    Revenues increased to $47.3 million for fiscal 1996, compared to $40.3 million for fiscal 1995, representing an increase of 17%. The increase in revenues for fiscal 1996 primarily reflected an 18% increase in Precise-SM-revenues and start-up Premiere-SM- revenues.
    Walsh's production costs include internal computer costs, the cost of data collection, the amortization of capitalized software development costs and costs attributable to personnel involved in both database maintenance and the processing and delivery of Walsh's services. Walsh expenses, as incurred, the costs associated with the creation, development and maintenance of its databases. As a consequence, Walsh's balance sheets do not reflect a value assigned to such databases. Certain elements of production costs for technology services and database services, such as data collection costs and amortization of capitalized software development costs are fixed costs that do not increase as a result of adding new clients. Most of the remaining production costs, such as personnel and internal computer costs, generally have increased at a lower rate than revenues. These costs are variable in nature, but do not increase directly in proportion to the number of new clients or end-users. Such costs increase from time to time as new hardware or staff are required to support a larger client base.
    As a result of this operating leverage, production costs have consistently declined as a percentage of revenues for the periods presented. The decline also reflects, to a lesser degree, that revenues from direct mail services decreased as a percentage of total revenues over the periods presented. Production costs for direct mail marketing services are significantly higher as a percentage of associated revenues than production costs for other Walsh services, reflecting their relatively higher labor costs.
    Production costs were $20.0 million (37% of revenues) for fiscal 1997, compared to $18.4 million (39% of revenues) for fiscal 1996. The increase in costs was due to the increased revenue; the decrease as a percentage of revenues demonstrate the Company's operating leverage and the increased percentage of high margin technology product sales.
    Production costs were $18.4 million (39% of revenues) for fiscal 1996, compared to $17.7 million (44% of revenues) for fiscal 1995. The increase in dollar amount for fiscal 1996 was due to increased revenues. Production costs have declined as a percentage of revenues reflecting the Company's operating leverage.
    Selling, general and administrative expenses increased to $24.4 million (45% of revenues) for fiscal 1997 from $21.3 million (45% of revenues) in fiscal 1996. This increase of $3.1 million reflects the continued investment in senior sales and client service personnel made to meet the growing demand for Premiere-SM-.
    Selling, general and administrative expenses increased to $21.3 million (45% of revenues) for fiscal 1996 from $19.4 million (48% of revenues) for fiscal 1995. This increase of $1.9 million is primarily due to increased selling costs, including expansion of its worldwide management and sales capacities at both the corporate and local levels and costs incurred with the launch of Premiere-SM-.
    Walsh has made significant investments in Premiere-SM- and actively invests in expanding its databases and enhancing its technology and services. Walsh's accounting policy is to expense as incurred costs associated with developing Walsh's databases and computer technology for internal use. Expenditures to develop software for resale to clients are capitalized pursuant to SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Walsh has capitalized no more than 22% of its total research and development costs in any period. Capitalized costs are amortized (as part of production costs) over the life of the software. See Note 1 to the Walsh Consolidated Financial Statements included in this Proxy Statement/Prospectus.
    Research and development costs were $3.7 million (7% of revenues) for fiscal 1997, compared to $3.5 million (7% of revenues) for fiscal 1996. This reflected the on going commitment to product development.
    Research and development costs were $3.5 million (7% of revenues) for fiscal 1996, compared to $4.0 million (10% of revenues) for fiscal 1995 due to the reduction in consultants required for developing Premiere-SM-.
    Interest expense in 1997 was $0.3 million, versus $2.0 million in 1996, due to the repayment of $14.7 million subordinated debentures from the proceeds from the initial public offering discussed below, during the fourth quarter of 1996. In 1995, interest expense was $2.3 million. The decrease by $0.3 million to $2.0 million in 1996 was due to the reduction in the average remaining debt outstanding.
    Federal, foreign and state income taxes in the consolidated financial statements have been computed for each country according to the fiscal and legal structure under which the various entities operate. Although Walsh incurred losses on a consolidated basis for the year ended June 30, 1995, income taxes were paid by profitable foreign subsidiaries due to the inability to offset profitable operations against loss making operations in the differing tax jurisdictions.
    Statutory income tax rates on such profitable foreign subsidiaries ranged in fiscal years 1997, 1996 and 1995 from approximately 33% to approximately 41%. Walsh's provision for taxes in fiscal years ended June 30, 1995, 1996 and 1997 represented primarily accruals for foreign taxes. Walsh's 1997 effective income tax rate benefited from the reassessment of income tax reserves established in prior periods. United States federal and state income taxes for fiscal years ended June 30, 1995, 1996 and 1997 were not provided as a result of current year operating losses. At June 30, 1997, Walsh had available foreign net operating losses ("NOLs") of approximately $12.7 million and U.S. NOLs of approximately $24.0 million, which may provide future tax benefits.

    SFAS No. 109 "Accounting for Income Taxes" ("SFAS No. 109"), requires that a valuation allowance be recorded against tax assets which are not likely to be realized. Walsh's carryforwards expire at various future dates. Realization is entirely dependent upon future earnings in specific tax jurisdictions. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced the tax benefits of the carryforwards may be recorded in future operations as a reduction of Walsh's income tax expense. Due to the uncertainty of their ultimate realization based upon past performance and expiration dates, as of June 30, 1995 Walsh had established a full valuation allowance against these carryforward benefits. Pursuant to the requirements of SFAS No. 109, in the year ended June 30, 1996 Walsh recognized a tax benefit for the reversal of previously established valuation allowances principally related to the transfer of shares of PMSI stock by Walsh to Source in the Source Spin-Off and a reassessment of the carryforwards available in Spain and Italy. In the year ended June 30, 1997, a full valuation allowance has been recorded against all deferred tax assets. See Note 12 of Notes to Consolidated Financial Statements of Walsh included in this Proxy Statement/Prospectus.
    Walsh received a ruling from the IRS that the Source Spin-Off of the Source business qualified as a tax-free distribution pursuant to Section 355 of the Code.
    Walsh had income from continuing operations of $4.8 million for the year ended June 30, 1997, compared with income from continuing operations of $2.1 million for the comparable period of fiscal 1996. The improvement in Walsh's results reflects a $6.8 million (14%) increase in revenues and a smaller increase in total operating costs and expenses ($4.9 million or 11%). Walsh's income from continuing operations was $2.1 million for fiscal 1996, compared to a net loss of $3.0 million for fiscal 1995. For fiscal 1996, revenues increased by 17% while total operating costs and expenses increased by 5%.
    The reported net income (loss) of foreign subsidiaries will be affected by changes in the exchange rates of foreign currencies against the U.S. dollar. Approximately 89% of Walsh's revenues for fiscal 1997 were generated outside the United States in local currencies. Although most of Walsh's services are priced in the local currency of the client's operations, the effects of foreign currency fluctuations are mitigated by the fact that expenses of the local operating company servicing its clients are generally incurred in the same currency as the sales to such clients. The foreign currency risk applicable to the operations of Walsh has not been hedged.
  YEAR 2000
    Premiere-SM- has been developed to ensure compliance for the year 2000. Precise-SM- V3.7 is now completely year 2000 compliant.
    The internal systems within Walsh's local operations are being reviewed for the impact of the year 2000. No significant impact on the Company's results of operations, financial condition or liquidity, is expected.
  NEW ACCOUNTING STANDARDS
    In June 1997, the FASB issued "Reporting Comprehensive Income", which is effective for financial statements issued for fiscal years commencing on or after December 15, 1997. Comprehensive income represents the change in net assets of a company as a result of non-owner transactions. Walsh is currently evaluating the new standard and does not believe that it will have a significant impact.
    In October 1997 the AICPA issued Statement of Position 97-2, "Software Revenue Recognition," which is effective for transactions entered into by Walsh commencing July 1, 1998. Walsh is currently evaluating the new standard and does not believe that it will have a significant impact on Walsh's current revenue recognition policy.
WALSH BUSINESS
    Walsh develops, markets, provides and supports comprehensive sales and marketing information systems for pharmaceutical companies to assist them in more efficient management of their sales organizations. Walsh is a market leader in providing ETMS and SMIS to the pharmaceutical industry worldwide. Walsh also provides data services and marketing support services based on proprietary databases of medical professionals and others who influence prescribing decisions.
    SERVICES
    Walsh provides three types of services that it has designed to work either independently or together to provide a comprehensive sales and marketing information solution:

    - Technology Services, consisting of Premiere-SM-, Walsh's SMIS which was launched in fiscal 1996 and Precise-SM-, Walsh's established advanced ETMS;
    - Data Services, consisting of the Pharbase-SM- customer database service;
      and
    - Marketing Support Services, consisting of Pharbase-SM--driven selective direct marketing services which support the sales organization, research and consulting services.
    TECHNOLOGY SERVICES
    Premiere-SM-, Walsh's SMIS introduced in fiscal 1996, is a Windows-based system designed to support both the client's sales and marketing teams and all other employees within the client company who interact with customers, including general management, medical, clinical research and planning personnel.
    Premiere-SM- is a true Windows-based application, rather than an upgrade of a DOS-based system with a Windows user interface. As a result, Premiere-SM- does not have the file size and networking limitations imposed by a DOS-based system. Additionally, it allows multi-tasking by end-users through an icon-driven graphical user interface. Premiere-SM- is based on a proprietary, highly sophisticated and flexible data model which both reflects the current healthcare environment and, importantly, also permits any changes or unforeseen requirements to be incorporated quickly. It is due to this extensive data model that the Premiere-SM- relational database can integrate data from many different sources--clients' own data, third-party data or Walsh's own data. In addition, its relational links ensure that each user has fast access to the information which is relevant to them, without having to go through large quantities of data. Like Precise-SM-, Premiere-SM- is designed to handle data over a wide area network ("WAN"). Multiple file servers can operate on a local area network ("LAN"), giving Premiere-SM- the capability of supporting the largest of pharmaceutical sales forces. Premiere-SM- supports both Oracle and SQL server database engines under Windows NT at the server end, and Oracle and SQL Anywhere database engines under Windows 3.11 and Windows '95 at the remote end.
    Premiere-SM- is an open system and, due to the fact that it is Open Data Base Connectivity ("ODBC") compliant, Premiere-SM- can be developed to support other ODBC compliant database engines as the need arises. This allows any client selecting Premiere-SM- to standardize database software enterprise-wide, if required.
    As of June 30, 1997, Walsh and its licensee had implemented Premiere-SM- for more than 50 sales forces.
    Precise-SM- is an advanced DOS-based ETMS that can be run on virtually any PC, enabling the Company to convert clients from other systems without the requirement for a hardware upgrade. As of June 30, 1997, the Company and its licensee had implemented Precise-SM- for more than 440 sales forces.
    Premiere-SM- and Precise-SM- systems are customized for each client to meet the needs of the various end-users within the client organization. Premiere-SM- and Precise-SM-systems have been developed to help clients maintain their competitive edge by making the initial application build, the implementation and any post-installation changes quickly in response to evolving market conditions. These changes are made, not by reprogramming which can be costly, but by applying the unique, Walsh-developed suite of "Application Builders" which enables the modified system to be operational more quickly than other systems that rely on source code reprogramming. Sales representatives are provided with a user-friendly, comprehensive system enabling them to:
    - maintain sophisticated customer databases;
    - plan sales calls;
    - report sales calls on medical and other health professionals;
    - analyze calling activity;

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
    - track sales and promotional activity;
    - collate and report discretionary promotional expenditure;
    - communicate and coordinate across sales forces and divisions within the client organization; and
    - manage promotional meetings, samples and inventories;
    Field and head office managers are able to:
    - monitor and direct the activities of sales representatives;
    - analyze calling and promotional activities versus sales and marketing strategy;
    - compare the performance of sales representatives or sales forces;
    - analyze effort versus results;
    - set and monitor individual representative training and development plans; and
    - allocate resources;
    Walsh currently maintains client sales and support teams and facilities management centers for Premiere-SM- and Precise-SM- clients in 13 countries through its local operating companies and one licensee. These operations are responsible for the initial implementation and ongoing support of a Premiere-SM- or Precise-SM- system. Because installations are conducted by these local operating companies, each of which can customize a client's system using proprietary Application Builders, Walsh can implement multi-national contracts for Premiere-SM- or Precise-SM- in different countries concurrently.
    Walsh's clients receive only fully executable applications. Walsh retains the source codes for Premiere-SM- and Precise-SM- at its development center, distributing only executable program code and Application Builders to the local operating companies for use in the installation process. The process, which usually takes between three and five months, typically involves:
    - project management designed to ensure delivery of an application to specification on time and on budget;
    - design consultancy to assist the client in creating detailed specifications for its system;
    - system customization to the client's specific requirements;
    - software loading and testing with Premiere-SM- or Precise-SM-;
    - data loading with Pharbase-SM-, the client's own data and/or third-party data;
    - user documentation customized to match the client's functionality;
    - LAN set-up, as appropriate; and
    - end-user training on the Premiere-SM- or Precise-SM- system, as appropriate.
    All Premiere-SM- and Precise-SM- systems are available in the client's language of choice. Walsh has delivered systems that operate in over 15 languages. Where appropriate to the market (e.g., Canada and Belgium) the system is delivered in a dual or multi-language format.
    Premiere-SM- and Precise-SM- are generally offered to clients as part of an overall service package under initial two- or three-year contracts, which then become "evergreen" (subject to automatic annual renewal unless terminated). All contracts require Walsh to customize its Premiere-SM- or Precise-SM- technology with Application Builders to deliver a client-specific version of the service, with applications appropriate for sales representatives, field managers and head office users. In most markets, the majority of Walsh's clients also contract for comprehensive facilities management by the Walsh facilities management center, including location and maintenance of the file server, telecommunications server and lines, full data back-up and archiving procedures, user help line support, user problem reporting, change management, hardware swap and other client support. Continuing support is provided to each client by Walsh's local operating company in the country where the client operates.
    In South Africa, Walsh has licensed Precise-SM- technology to a third party and receives royalties on the revenue.
    In July 1997 Walsh acquired 100% of the stock of PMS, which gives Walsh the additional technology services of EPIC and RXPLORE. EPIC is a salesforce automation system based on Lotus Notes. It was developed by PMS to meet the requirements of the many pharmaceutical companies in Australia which specify Lotus Notes as a corporate standard. RXPLORE is a sophisticated analysis report generator which is capable of operating as an integration product between a data warehouse and any proprietary salesforce automation system. Both these products are complementary to, and not in competition with, the other Walsh technology services and will form part of the Premiere-SM- range of products.
    DATA SERVICES
    Pharbase-SM- provides demographic information and data on physicians in most national markets and on their professional affiliations and other prescribing influences. In some of these markets, the database also contains information on other medical professionals, such as pharmacists and key administrators. Pharbase-SM- is a leading source of pharmaceutical industry customer data, with government and healthcare agencies in certain markets using Pharbase-SM--driven mail programs to communicate with medical professionals for critical medical information such as drug recalls, contra-indication notices, etc.
    Pharbase-SM- is available in Europe, Canada, Australia and New Zealand and is used by over 350 sales forces. It is delivered to clients embedded in Premiere-SM-, Precise-SM-, or can be used in a third-party ETMS for integration with a client's head office systems, or as part of a direct marketing campaign, often in support of the sales force's activities. See "--Marketing Support Services." Over 75% of Premiere-SM- and Precise-SM- clients also contract for Pharbase-SM- to provide data for their Premiere-SM- and Precise-SM-applications. Data services are generally provided under contracts with an initial two- or three-year term that become "evergreen."
    Pharbase-SM- is available on a country-by-country basis. Through Pharbase-SM--Link, clients can also reach healthcare professionals throughout the world from a single point of contact. Access to data on a global scale is supported by a full range of direct marketing, list selection, mailing and fulfillment services, including the creation of a responder database.
    Each of Walsh's local operating companies has a database maintenance team that is responsible for the maintenance of the comprehensive national Pharbase-SM- databases, subsets of which are delivered to clients as part of the Pharbase-SM- service. The primary sources of information for the maintenance of the Pharbase-SM- databases are client pharmaceutical companies, questionnaires to physicians and hospital administrators, mailing returns and publications. Every client that contracts to use Pharbase-SM- within Premiere-SM-, Precise-SM-or another ETMS agrees to notify the Company of any additions, deletions or changes within its customer database (such as changes of location, affiliation or medical specialty of medical professionals). By these means, Pharbase-SM-data is kept up to date and in some countries is used as the government reference.

    ALLIANCES
    In addition to developing its own databases and system technology, Walsh works closely with a number of organizations to provide its clients with the most effective solution for their particular needs.
    These organizations include:
    - Microsoft Consulting Services, which works with Walsh as a development partner for Premiere-SM-. Microsoft has been involved in the design, specification and programming of the source code for Premiere-SM-. It also advises on how Microsoft technologies and products could be developed for use in the future.
    - Oracle, with which Walsh entered into a strategic partnership in fiscal year 1997 with Premiere-SM- as the focus of this global business alliance. The partnership enables the Premiere-SM- system to run on Oracle's database technology at both the server and field sales level. The two organizations also work together to optimise the integration of Oracle's latest On-Line Analytical Processing ("OLAP") technology into Premiere-SM-enabling powerful analysis to be carried out quickly at every level of the client's organization.
    - Zuellig Pharma S.A. ("Zuellig"), which is the Pacific Rim's leading pharmaceutical distribution and services company. Walsh and Zuellig have established a joint venture, Walsh Asia-Pacific, to promote the Walsh product range in the region, including Premiere-SM-.
    MARKETING SUPPORT SERVICES
    In certain of its markets, Walsh provides marketing support services using the Pharbase-SM- databases. Marketing support services generally include direct mail and market research services, and are contracted on a project-by-project basis.
    Walsh's direct mail services provide a cost-effective means for its clients to reinforce the impact of personal sales calls by their representatives. Walsh is able to enhance the effectiveness of a client's direct mail promotions by using Data Selector programs to extract from Pharbase-SM- databases specific information regarding the targeted mailing audience. In Belgium, Spain and Australia, Walsh provides a selective mailing label supply service. In the United Kingdom, the Netherlands, Germany and Canada, Walsh combines this service with mailing facilities capable of processing the range and size of mailings required by the pharmaceutical and healthcare industries to provide full-service direct mail marketing.
    Walsh's market research services include data analysis, interviews (in person or by telephone) and postal surveys. These services, which are available in Canada, Australia and New Zealand, support the primary Walsh services by focusing on the effectiveness of the sales and marketing process and general market forces. They include both syndicated and client-specific services.
    SALES AND MARKETING
    Walsh has organized its business in substantially all its current national markets through local operating companies. Walsh believes that the local expertise developed by these companies permits Walsh to develop integrated, customized solutions specific to each national selling environment. Each local operating company has a team of sales and client support staff responsible for sales and support of Walsh's services in its market, providing services in local languages, and take into account local market conditions.
    Walsh's locally based sales executives are supported by a corporate sales and marketing group responsible for initiating, coordinating and managing multi-national sales opportunities and creating strategic relationships with Walsh's multi-national clients. Increasingly, international pharmaceutical companies are making decisions regarding sales and marketing information systems centrally. Together with the local operating companies, the corporate sales and marketing group has developed strategies specific to each client and potential client in order to address more effectively all key influencers and decision-makers wherever they may be in the client's organisation. Walsh also presents a consistent service and company image internationally to its clients and potential clients through international marketing campaigns, industry exhibitions, client meetings and regular user group forums.
    COMPETITION
    The market for sales and marketing information systems is highly competitive. Many companies offer ETMS and other sales force automation products, although few focus on the pharmaceutical industry. Walsh believes that there are approximately 10 other companies that supply products automating sales, marketing and customer service functions and specifically target the pharmaceutical industry. Certain of these companies have a significantly greater market share than Walsh in certain of the markets in which Premiere-SM- and Precise-SM- are offered, including Dendrite International, Sales Technologies and CorNET in the United States and Cegedim in France.
    Sales and marketing information systems differ greatly in terms of functionality, flexibility and the type of hardware platform supported. Walsh's products and services compete with others principally on the basis of market and data expertise, product functionality, flexibility and speed of customization, name recognition, global coverage, service standards, breadth of customer base, technical support and cost. Management believes Walsh's systems compete favorably with respect to these factors. In particular, Walsh believes that its development strategy, which permits system customization and modification without changing the underlying source code, allows Walsh to deliver a fully customized or updated system more rapidly and more cost effectively than competing systems.
    Some of Walsh's existing competitors, as well as a number of potential market entrants, have larger technical staffs, larger marketing and sales organizations and greater financial resources than Walsh. Walsh believes that its unique Application Builder technology, which allows Premiere-SM- and Precise-SM- to be customised and modified without re-programming the source code, removes the need for large numbers of technical staff. Additionally, the corporate parent of one of Walsh's competitors, Sales Technologies, controls certain of the proprietary data collection systems that provide prescription sales data in some countries (including the United States) to pharmaceutical companies. It may be possible for Sales Technologies to gain a competitive advantage in the pricing of its ETMS for customers who are interested in purchasing the data collected by its corporate affiliate. However, Walsh believes that its Preferred Technology Partnership with Source, which offers similar prescription sales data, will enable Walsh to compete effectively.
    Competition will increase in the future if new competitors enter the market to supply sales management systems to the pharmaceutical industry and as existing competitors expand and enhance their product lines. Walsh may encounter additional competition in the future from firms offering outsourcing of information technology services, from vendors of software products providing specialized applications not offered by Walsh and from the development and/or operation of in-house systems by pharmaceutical companies.
    GOVERNMENT REGULATION
    Walsh's pharmaceutical industry clients are subject to constraints put in place by government payers in certain countries that restrict prescriber choices among various drugs, and may also be subject to changes in the healthcare delivery systems in Europe, the United States and other countries in which Walsh operates. These factors may affect the sales and marketing budget of pharmaceutical companies and, in turn, reduce the demand for Walsh's products and services. There can be no assurance that Walsh will respond effectively to all of these or other changes in the marketplace.
    In addition to regulations affecting its pharmaceutical industry clients, Walsh is directly subject to certain restrictions on the collection of data. There have been legislative efforts in many markets to limit the dissemination and sale of certain information about individuals who may be considered patients. Walsh believes that its data collection and dissemination practices comply with the requirements of applicable national data privacy legislation, as well as industry-promulgated and nationally recognized codes of conduct. However, there can be no assurance that future legislation or regulations will not directly or indirectly restrict the collection or dissemination of information regarding physicians, the prescribing history of physicians or other data currently collected or disseminated by Walsh. Any such restrictions could have a material adverse effect on the operations of Walsh.
    EMPLOYEES
    As of June 30, 1997, Walsh employed approximately 537 employees in 13 countries. Local operating companies in the United States, Australia, Belgium, Canada, France, Germany, Italy, the Netherlands, Spain and the United Kingdom employ at least 20 people dedicated to client sales and support, facilities management and database maintenance. Walsh has completed an extensive personal development program for its senior country management, as well as skills training for its client sales, support and technical specialists at both a local and regional level.
    Walsh believes that relations with employees are good. There are no collective bargaining agreements in place. In the Netherlands, France and Germany, Walsh has Workers Councils, which is a legal requirement in those countries.
    PROPERTIES
    Walsh's principal executive offices in the United States are located in Newtown, Pennsylvania. Walsh owns office space consisting of 10,000 square feet in the United Kingdom. Walsh leases 150,000 square feet of office and warehouse space in various locations in the United States, Canada, Europe, Australia, New Zealand and Singapore. Management believes that its current facilities, and other space which is readily available, are adequate to meet its needs for the foreseeable future.
    Online, batch processing and file server operations, which are performed at Walsh's database maintenance and facilities management centers, are backed up each night in fireproof surroundings and stored off-site weekly. Copies of Walsh's operating systems, key applications and critical client data are maintained off-site. Walsh does not rely on unique hardware systems, and its purchase and maintenance agreements with third parties provide for backup support in the event of a computer failure. Each center has a documented disaster recovery plan, which is subject to regular test.
    All clients require that Walsh hold their confidential databases separate from those of other clients. Facilities management centers are maintained as secure areas.
    LEGAL PROCEEDINGS
    Walsh is not currently engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the business, results of operations, liquidity or financial condition of Walsh.

WALSH SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    CERTAIN BENEFICIAL OWNERS
    To Walsh's knowledge, the only persons or groups that may be deemed to own beneficially 5% or more of Walsh Common Stock as of the Record Date are as follows:

                                                                                            SHARES     PERCENT OF
                                                                                          BENEFICIALLY OUTSTANDING
NAME AND ADDRESS                                                                             OWNED       SHARES
----------------------------------------------------------------------------------------  -----------  -----------
Welsh, Carson, Anderson & Stowe V, L.P..................................................   1,259,239(1)      11.86%
Welsh, Carson, Anderson & Stowe IV, L.P.................................................     964,505(1)       9.08
  320 Park Avenue, Suite 2500
  New York, New York 10022
The Kaufman Fund, Inc...................................................................   1,273,400        11.99
  140 East 45th Street, 43rd Floor
  New York, New York 10017
State of Wisconsin Investment Board.....................................................     650,000         6.12
  P.O. Box 7842
  Madison, Wisconsin 53707

------------------------
1. Does not include an additional 320,403 shares of Walsh Common Stock owned by other investment partnerships affiliated with Welsh, Carson, Anderson & Stowe.

    DIRECTORS AND EXECUTIVE OFFICERS
    The following table sets forth certain information regarding beneficial ownership of Walsh Common Stock as of the Record Date by (i) each Walsh director, (ii) each executive officer of Walsh named in Walsh's most recent proxy statement and (iii) Walsh's directors and named executive officers as a group. Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares shown as being owned by him.

                                                                                           SHARES       PERCENT OF
                                                                                         BENEFICIALLY   OUTSTANDING
                                         NAME                                               OWNED         SHARES
---------------------------------------------------------------------------------------  -----------  ---------------
Michael A. Hauck.......................................................................       94,386(1)        *
Dennis M. J. Turner....................................................................      371,540(2)          3.4%
Robert Mander..........................................................................      234,078(3)          2.1
Martyn D. Williams.....................................................................       32,451(4)        *
Leonard R. Benjamin....................................................................        8,125(5)        *
James W. Stevens.......................................................................       14,000(6)        *
Harry C. Groome........................................................................        9,000(6)        *
Leonard M. Lodish......................................................................       17,000(7)        *
All executive officers and directors as a group (8 persons)............................      780,580(8)          7.1

------------------------
*   Less than 1%
1. Includes options to purchase 73,000 shares granted pursuant to Walsh's Restated Stock Option and Restricted Stock Plan (the "Stock Plan") that are exercisable within 60 days of the date hereof.
2. Includes options to purchase 136,750 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof. Does not include 6,883 shares owned by immediate family members of Mr. Turner as to which Mr. Turner may be deemed to be the beneficial owner. His share total includes 172,858 shares owned by a trust administered for the benefit of his family. Mr. Turner disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.
3. Includes (i) 146,622 shares held by Silicon Dream Inc., a company controlled by Mr. Mander, (ii) 34,206 shares held by Reredos Corporation, as nominee for the trustee of a trust for the benefit of Mr. Mander's children, and
    (iii) options to purchase 53,250 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof.
4. Includes options to purchase 29,700 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof.
5. Includes options to purchase 7,925 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof.
6. Includes options to purchase 8,000 shares granted prusuant to the Stock Plan that are exercisable within 60 days of the date hereof.
7. Includes options to purchase 13,000 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof.
8. Includes options to purchase 329,625 shares granted pursuant to the Stock Plan that are exercisable within 60 days of the date hereof.

                                    EXPERTS

    The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997 of Cognizant Corporation attached hereto in Annex IV of this Proxy Statement/Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated balance sheets as of June 30, 1997 and 1996 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1997 and the financial statement schedule of Walsh International Inc. and its subsidiaries included in this Proxy Statement/Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated balance sheets as of September 30, 1997 and 1996 and the consolidated statements of operations, changes in stockholder's equity and cash flows for each of the two years in the period ended September 30, 1997 of Gartner Group and its subsidiaries included in this Proxy Statement/Prospectus have been included herein in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated statements of operations and cash flows for the year ended September 30, 1995 of Gartner Group and its subsidiaries in this Proxy Statement/Prospectus have been included herein on the report of Price Waterhouse LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    Representatives of Coopers & Lybrand L.L.P., Walsh's independent accountants, are expected to be present at the Special Meeting, will have the opportunity to make a statement at the Special Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

                                 LEGAL OPINIONS

    The legality of the shares of Merger Stock to be issued to holders of Walsh Common Stock pursuant to the Merger will be passed upon for Cognizant or IMS HEALTH, as the case may be, by Simpson Thacher & Bartlett, New York, New York.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders of Walsh must be received no later than the close of business on July 1, 1998 at Walsh's principal executive offices in order to be included in Walsh's proxy statement for that meeting. Any such proposal must comply with the rules and regulations of the Commission.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL
                               STATEMENT SCHEDULE

                                                                                                               PAGE
                                                                                                             ---------
Consolidated Financial Statements
Report of Independent Accountants..........................................................................  F-2
Financial Statements:
  Consolidated Balance Sheets as of June 30, 1996 and 1997.................................................  F-3
  Consolidated Statements of Operations for the years ended June 30, 1995, 1996 and 1997...................  F-4
  Consolidated Statements of Stockholders' Equity (Deficit) for the years ended June 30, 1995, 1996 and
    1997...................................................................................................  F-5
  Consolidated Statements of Cash Flows for the years ended June 30, 1995, 1996 and 1997...................  F-6
  Notes to Consolidated Financial Statements...............................................................  F-8
Report of Independent Accountants on Financial Statement Schedule..........................................  F-23
Financial Statement Schedule:
  Schedule II -- Valuation and Qualifying Accounts for the years ended June 30, 1997, 1996 and 1995........  F-24

All financial statement schedules not mentioned above are omitted for the reason that they are not required or are not applicable, or the information is included in the Consolidated Financial Statements or the Notes thereto.

Interim Consolidated Financial Statements (Unaudited):
  Consolidated Statements of Operations for the Nine Months Ended March 31, 1998 and
    1997.............................................................................  F-26
  Consolidated Balance Sheet as of March 31, 1998....................................  F-27
  Consolidated Statements of Cash Flows for the Nine Months Ended March 31, 1998 and
    1997.............................................................................  F-28
  Notes to Consolidated Financial Statements.........................................  F-29

                       REPORT OF INDEPENDENT ACCOUNTANTS
To the Board of Directors and Stockholders of Walsh International Inc.
    We have audited the accompanying consolidated balance sheets of Walsh International Inc. and Subsidiaries as of June 30, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Walsh International Inc. and Subsidiaries as of June 30, 1996 and 1997 and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.
                                          COOPERS & LYBRAND L.L.P.
Stamford, Connecticut
August 20, 1997

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                                AS OF JUNE 30,
                                                                                            ----------------------
                                                                                               1996        1997
                                                                                            ----------  ----------
                                          ASSETS
Current Assets:
  Cash and cash equivalents...............................................................  $    8,629  $    5,784
  Marketable securities...................................................................       9,992       6,803
  Accounts receivable, principally trade (less allowance for doubtful accounts of $336 and
    $454, respectively)...................................................................      13,050      14,227
  Prepaid expenses and other current assets...............................................         923         702
                                                                                            ----------  ----------
Total current assets......................................................................      32,594      27,516
Property and equipment, net...............................................................       4,663       4,169
Goodwill, net.............................................................................       3,551       3,439
Marketable securities.....................................................................          --       1,437
Other assets, net.........................................................................       3,209       3,727
                                                                                            ----------  ----------
Total assets..............................................................................  $   44,017  $   40,288
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt....................................................  $       12  $       17
  Current portion of capital lease obligations............................................         443         509
  Accounts payable........................................................................       7,808       6,896
  Accrued liabilities.....................................................................      17,467      11,166
  Unearned income.........................................................................       4,541       4,103
                                                                                            ----------  ----------
Total current liabilities.................................................................      30,271      22,691
                                                                                            ----------  ----------
Long-term debt............................................................................       1,105       1,260
Capital lease obligations.................................................................       1,652       1,407
Other liabilities.........................................................................       6,295       5,145
Minority interest.........................................................................         148         128
Commitments
Stockholders' equity:
  Common stock, $0.01 par value, 20,000,000 shares authorized and 10,484,835 and
    10,533,960 shares issued, respectively................................................         105         105
  Paid-in capital.........................................................................     119,175     119,475
  Accumulated deficit.....................................................................    (114,948)   (110,158)
  Cumulative translation adjustment.......................................................         675         657
  Unrealized (loss) gain on available for sale securities, net of tax.....................          (4)         35
  Treasury stock, at cost, 20,750 shares..................................................        (457)       (457)
                                                                                            ----------  ----------
Total stockholders' equity................................................................       4,546       9,657
                                                                                            ----------  ----------
Total liabilities and stockholders' equity................................................  $   44,017  $   40,288
                                                                                            ----------  ----------
                                                                                            ----------  ----------

   The accompanying notes are an integral part of these financial statements

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    YEARS ENDED JUNE 30,
                                                                            ------------------------------------
                                                                               1995        1996         1997
                                                                            ----------  ----------  ------------
Revenue...................................................................  $   40,269  $   47,262  $     54,088
                                                                            ----------  ----------  ------------
Costs and expenses:
  Production costs........................................................      17,733      18,442        20,049
  Selling, general and administrative expenses............................      19,423      21,348        24,433
  Research and development costs..........................................       3,953       3,510         3,683
  Amortization of intangible assets.......................................         112         130           144
                                                                            ----------  ----------  ------------
Total costs and expenses..................................................      41,221      43,430        48,309
                                                                            ----------  ----------  ------------
Operating profit (loss)...................................................        (952)      3,832         5,779
Interest income...........................................................         950         843           796
Interest expense..........................................................      (2,325)     (2,045)         (265)
Gain on sale of shares in PMSI............................................         402          --            --
Equity income of PMSI.....................................................       1,180          --            --
Minority Interest.........................................................          --         113            20
                                                                            ----------  ----------  ------------
Income (loss) from continuing operations before income taxes..............        (745)      2,743         6,330
Income tax provision......................................................      (2,212)       (658)       (1,540)
                                                                            ----------  ----------  ------------
Income (loss) from continuing operations..................................      (2,957)      2,085         4,790
Discontinued operations:
Loss from discontinued operations, net....................................      (1,554)     (1,755)           --
                                                                            ----------  ----------  ------------
Net income (loss).........................................................  $   (4,511) $      330  $      4,790
                                                                            ----------  ----------  ------------
                                                                            ----------  ----------  ------------
Income (loss) per share from continuing operations........................  $    (0.40) $     0.25  $       0.45
Loss per share from discontinued operations, net..........................       (0.21)      (0.21)           --
                                                                            ----------  ----------  ------------
Net income (loss) per share...............................................  $    (0.61) $     0.04  $       0.45
                                                                            ----------  ----------  ------------
                                                                            ----------  ----------  ------------
Shares used in computing income (loss) per share..........................   7,346,274   8,197,796    10,657,920
                                                                            ----------  ----------  ------------
                                                                            ----------  ----------  ------------

   The accompanying notes are an integral part of these financial statements

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                       (DOLLARS AND SHARES IN THOUSANDS)

                                                                                                                         TREASURY
                                          COMMON STOCK                                   CUMULATIVE    NET UNREALIZED      STOCK
                                   --------------------------   PAID-IN   ACCUMULATED    TRANSLATION     GAIN/(LOSS)    -----------
                                     SHARES       PAR VALUE     CAPITAL     DEFICIT      ADJUSTMENT      NET OF TAX       SHARES
                                   -----------  -------------  ---------  ------------  -------------  ---------------  -----------
Balance at June 30, 1994.........       5,803     $      58    $  74,076   $ (110,755)    $   1,103          --                (20)
Net loss for 1995................      --            --           --           (4,511)       --              --             --
Exercise of stock options........           6        --               29       --            --              --             --
Accretion of preferred stock.....      --            --             (420)      --            --              --
Cumulative translation
  adjustment.....................      --            --           --           --              (171)         --             --
Unrealized gain of available for
  sale securities, net of tax....      --            --           --           --            --           $   2,107         --
                                   -----------        -----    ---------  ------------       ------          ------     -----------
Balance June 30, 1995............       5,809            58       73,685     (115,266)          932           2,107            (20)
Net income for 1996..............      --            --           --              330        --              --             --
Initial public offering, net.....       3,187            32       33,329       --            --              --             --
Conversion of preferred stock....       1,486            15       12,094       --            --              --             --
Cumulative translation
  adjustment.....................      --            --           --           --              (257)         --             --
Net unrealized gain on available
  for sale securities, net of
  tax............................      --            --           --           --            --               2,046         --
Purchase of treasury stock.......      --            --           --           --            --              --                 (1)
Spin-off of Source business......      --            --           --              (12)       --              (4,157)        --
Shares issued....................           3        --               67       --            --              --             --
                                   -----------        -----    ---------  ------------       ------          ------     -----------
Balance June 30, 1996............      10,485           105      119,175     (114,948)          675              (4)           (21)
Exercise of stock options........          49        --              300       --            --              --             --
Net income for 1997..............      --            --           --            4,790        --              --             --
Cumulative translation
  adjustment.....................      --            --           --           --               (18)         --             --
Net unrealized gain on available
  for sale securities, net of
  tax............................      --            --           --           --            --                  39         --
                                   -----------        -----    ---------  ------------       ------          ------     -----------
Balance June 30, 1997............      10,534     $     105    $ 119,475   $ (110,158)    $     657       $      35            (21)
                                   -----------        -----    ---------  ------------       ------          ------     -----------
                                   -----------        -----    ---------  ------------       ------          ------     -----------


                                     AMOUNT
                                   -----------
Balance at June 30, 1994.........   $    (360)
Net loss for 1995................      --
Exercise of stock options........      --
Accretion of preferred stock.....
Cumulative translation
  adjustment.....................      --
Unrealized gain of available for
  sale securities, net of tax....      --
                                   -----------
Balance June 30, 1995............        (360)
Net income for 1996..............      --
Initial public offering, net.....      --
Conversion of preferred stock....      --
Cumulative translation
  adjustment.....................      --
Net unrealized gain on available
  for sale securities, net of
  tax............................      --
Purchase of treasury stock.......         (97)
Spin-off of Source business......      --
Shares issued....................      --
                                   -----------
Balance June 30, 1996............        (457)
Exercise of stock options........      --
Net income for 1997..............      --
Cumulative translation
  adjustment.....................      --
Net unrealized gain on available
  for sale securities, net of
  tax............................      --
                                   -----------
Balance June 30, 1997............   $    (457)
                                   -----------
                                   -----------

   The accompanying notes are an integral part of these financial statements.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                         YEARS ENDED JUNE 30,
                                                                                   --------------------------------
                                                                                     1995        1996       1997
                                                                                   ---------  ----------  ---------
Cash flows from operating activities:
  Net income (loss)..............................................................  $  (4,511) $      330  $   4,790
  Loss from discontinued operations..............................................      1,554       1,755         --
Adjustments to reconcile net income (loss) to net cash provided by (used in)
  operating activities:
  Depreciation and amortization..................................................      1,485       1,241      1,688
  Gain on sale of shares in PMSI.................................................       (402)         --         --
  Equity income of PMSI..........................................................     (1,180)         --         --
  Deferred taxes.................................................................       (286)     (2,739)       371
  Minority interest..............................................................         --        (113)       (20)
  Gain on sale of marketable securities..........................................         --          --       (162)
Change in assets and liabilities:
  (Increase) decrease in accounts receivable.....................................      2,922         500       (471)
  (Increase) decrease in prepaid expenses and other current assets...............        228        (588)       (87)
  (Decrease) increase in accounts payable and accrued liabilities................      8,628       1,153     (6,818)
  (Decrease) increase in unearned income.........................................        381      (2,459)      (622)
  Other..........................................................................         25         753       (572)
                                                                                   ---------  ----------  ---------
  Net cash (used in) provided by operating activities............................      8,844        (167)    (1,903)
                                                                                   ---------  ----------  ---------
Cash flows (used in) provided by investing activities:
  Sales (purchases) of marketable securities.....................................         --      (9,936)     1,953
  Proceeds from sale of shares in PMSI...........................................      7,811          --         --
  Capital expenditures...........................................................       (697)       (780)      (826)
  Capitalized software...........................................................     (1,092)       (896)    (1,010)
                                                                                   ---------  ----------  ---------
  Net cash (used in) provided by investing activities............................  $   6,022  $  (11,612) $     117
                                                                                   ---------  ----------  ---------

                            (continued on next page)
   The accompanying notes are an integral part of these financial statements

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

                                                                                        YEARS ENDED JUNE 30,
                                                                                  ---------------------------------
                                                                                     1995        1996       1997
                                                                                  ----------  ----------  ---------
Cash provided by (used in) financing activities:
  Collateral receipts...........................................................  $       --  $    1,088  $      --
  Issuance of common stock......................................................          28      34,519        300
  Common stock issuance costs...................................................          --          --     (1,174)
  Treasury stock purchases......................................................          --         (97)        --
  Dividend to Source business...................................................          --      (5,182)        --
  Repayments of long-term debt..................................................          (8)    (15,737)        --
  Repayments of capital leases..................................................        (335)       (358)      (360)
Cash provided by minority interest..............................................          --         261        111
                                                                                  ----------  ----------  ---------
Net cash (used in) provided by financing activities.............................        (315)     14,494     (1,123)
                                                                                  ----------  ----------  ---------
  Effect of exchange rate movements.............................................         278        (856)        64
                                                                                  ----------  ----------  ---------
  Effect of discontinued operations.............................................     (11,600)     (8,340)        --
                                                                                  ----------  ----------  ---------
Net (decrease) increase in cash and cash equivalents............................       3,229      (6,481)    (2,845)
Cash and cash equivalents at beginning of year..................................      11,881      15,110      8,629
                                                                                  ----------  ----------  ---------
Cash and cash equivalents at end of year........................................  $   15,110  $    8,629  $   5,784
                                                                                  ----------  ----------  ---------
                                                                                  ----------  ----------  ---------
Supplemental disclosures of cash flow information:
Cash paid during the period for:
  Interest......................................................................  $    2,213  $    1,989  $     201
                                                                                  ----------  ----------  ---------
                                                                                  ----------  ----------  ---------
  Income taxes..................................................................  $    3,339  $    1,995  $     964
                                                                                  ----------  ----------  ---------
                                                                                  ----------  ----------  ---------
Supplemental disclosures of non-cash investing and financing activities:
Capital lease obligations.......................................................  $       89  $      444  $     509
Spin-off of the Source Business:
PMSI shares.....................................................................              $   13,663
Unrealized gain on PMSI shares..................................................              $   (4,157)
Net liabilities of Source business..............................................              $   (4,124)
Preferred stock.................................................................              $  (11,802)
Other corporate assets..........................................................              $    1,250

   The accompanying notes are an integral part of these financial statements

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
THE COMPANY
    Walsh International Inc. ("Walsh" or the "Company") provides electronic territory management systems and sales management information solutions, as well as data services and associated support services, to the pharmaceutical and healthcare industries. The Company's principal markets are located in Australia, Austria, Belgium, Canada, France, Germany, Italy, the Netherlands, New Zealand, Singapore, Spain, the United Kingdom and the United States.
INITIAL PUBLIC OFFERING
    On April 16, 1996 the Company consummated an Initial Public Offering ("IPO" or "Offering"). The Offering resulted in the issuance of approximately 3,187,000 shares of the Company's common stock and generated net proceeds of $33.3 million.
BASIS OF PRESENTATION
    The consolidated financial statements include the accounts of Walsh and all of its majority-owned subsidiaries. The consolidated financial statements have been restated for discontinued operations (see Note 2). The accompanying notes present amounts related only to continuing operations. All inter-company balances and transactions have been eliminated on consolidation. On February 21, 1996 the Company's Board of Directors approved a one-for-four reverse stock split of the Company's Common and Series A Convertible Preferred Stock ("Preferred Stock"). All references in the accompanying consolidated financial statements to the number of shares and per share amounts have been retroactively adjusted to reflect the reverse stock split.
GOODWILL
    Under the purchase method of accounting, the excess of the purchase price of businesses acquired over the fair value of tangible and identifiable intangible assets at the dates of acquisition has been assigned to goodwill. The net assets and results of operations of the acquisitions have been included in the consolidated financial statements of the Company from their respective dates of purchase. The goodwill reflected in the Company's balance sheets principally relates to the Company's direct mail marketing business and is amortized on a straight-line basis over periods not exceeding 40 years.
    The Company assesses the recoverability of its goodwill, on a subsidiary by subsidiary basis, by determining whether amortization of goodwill can be recovered through undiscounted projected net income, excluding goodwill amortization, of the respective subsidiary. Impairment, if any, is measured based on projected discounted net income, excluding goodwill amortization, using a discount rate reflecting the Company's cost of funds.
PROPERTY AND EQUIPMENT
    Property and equipment are recorded at cost. All maintenance and repairs are expensed as incurred.
    Depreciation and amortization are provided on the straight-line basis. Furniture, office equipment and computer equipment are depreciated over five years. Leasehold improvements are amortized over the estimated useful lives of the assets or the lease terms (maximum of 10 years), whichever are shorter. Buildings are being depreciated over 50 years.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    On disposal, costs and accumulated depreciation are removed from the balance sheet and gains (losses) are recognized in the statement of operations. CAPITALIZED SOFTWARE DEVELOPMENT COSTS
    The Company capitalizes certain costs related to the development of new software products or the enhancement of existing software products for sale or license. These costs are capitalized from the point in time that technological feasibility has been established, as evidenced by a working model or a detailed working program design, to the point in time that the product is available for general release to customers.
    Capitalized software development costs are amortized on a product-by-product basis over the ratio of current revenues to total anticipated revenues or on a straight-line basis over the estimated economic lives of the products (no longer than five years), using whichever method yields the greater amortization, beginning with the release to the customer. Research and development costs incurred prior to establishing technological feasibility and costs incurred subsequent to general product release to customers are charged to expense as incurred. The Company continually evaluates whether events or circumstances have occurred that indicate that the remaining useful life of the capitalized software development costs should be revised or that the remaining balance of such assets may not be recoverable. As of June 30, 1997 management believes that no revisions to the remaining useful life or write-down of capitalized development costs are required.
REVENUE RECOGNITION
    The Company recognizes revenue in accordance with Statement of Position No 91-1, "Software Revenue Recognition." The Company recognizes revenue from the usage of its electronic territory management systems ratably over the term of the customer agreements. The contract bundles the fees for the use of the software together with post contract support revenues of maintenance, support and related data server/network management fees ("on-going fees"). As part of providing these services, certain fees ("one-time fees") relating to project scope and design, application building and testing, loading and installation of user equipment and training are recognized as revenues when the service has been completed and accepted by the customer. Other special projects are recognized as revenue upon completion of the project.
    Revenue from market research and direct mail marketing is recognized on delivery of the product. Revenue from medical professional database services is recognized ratably over the term of the contract.
    Prebillings for products that have not been delivered or for services not rendered are classified as unearned income until the earnings process is complete.
CONCENTRATION OF CREDIT RISK
    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash balances, marketable securities and trade receivables. The Company invests its excess cash with major banks and cash equivalent and marketable securities in a professionally managed fund. The Company's customer base principally comprises companies within the pharmaceutical industry. The Company maintains reserves for potential credit losses and such losses have been within management's expectations given the generally strong credit ratings of the customers. The Company does not require collateral from its customers.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) FOREIGN CURRENCY
    The balance sheet and results of operations of the Company's foreign subsidiaries that operate outside the United States are measured using local currency as the functional currency.
    Assets and liabilities have been translated into United States dollars at the rates of exchange at the balance sheet date. Revenues and expenses are translated into United States dollars at the average rate during the period. Translation gains and losses arising from the use of differing exchange rates from year to year are included in the cumulative translation adjustment on the balance sheet.
    Transaction gains and losses are recognized in the statement of operations as incurred. For the years presented, these amounts were not material.
INCOME TAXES
    Federal, foreign and state income taxes in the consolidated financial statements have been computed on a stand-alone return basis according to the fiscal and legal structure under which the various tax-paying entities operate. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and financial reporting amounts at each year-end.
CASH AND CASH EQUIVALENTS
    The Company considers all highly liquid investments with maturity dates of three months or less from the date of acquisition by the Company to be cash equivalents.
INVESTMENTS
    Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and re-evaluates such determination at each balance sheet date. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale, along with any investments in equity securities. Securities available for sale are carried at fair value, as determined by the quoted market value at the balance sheet date, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. At June 30, 1997, the Company had no investments that qualified as trading or held to maturity. EARNINGS (LOSS) PER SHARE
    Earnings (loss) per share is computed using the weighted average number of shares of Common Stock outstanding. Common equivalent shares from stock options and warrants (using the treasury stock method) have been included in the computation when dilutive except that, pursuant to the Securities and Exchange Commission Staff Accounting Bulletin, all stock options and warrants issued by the Company at an exercise price below the public offering price during the twelve-month period, prior to the offering, have been included in the calculations as if they were outstanding for all periods presented prior to the offering using the treasury stock method and the IPO price of $12.00. Common equivalent shares from the Preferred Stock (using the if-converted method) have been included for all periods in which the Preferred shares were outstanding.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
FAIR VALUE OF FINANCIAL INSTRUMENTS
    The carrying value of certain of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable and other accrued liabilities approximates fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its capital lease obligations approximates fair value.
EMPLOYEE STOCK OPTION AND PURCHASE PLANS
    The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Generally, compensation expense would be recorded over the vesting period if the current market price of the underlying stock exceeded the exercise price on the date of grant. On July 1, 1996, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation." Under SFAS No. 123, the Company must disclose proforma net income and proforma earnings per share for employee stock option grants and employee stock purchases made in 1995 and future years as if the fair value based method defined in SFAS No 123 had been employed.
IMPAIRMENT OF LONG-LIVED ASSETS
    The Financial Accounting Standards Board recently adopted SFAS No. 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of." This statement requires long-lived assets to be evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company adopted SFAS No 121 on July 1, 1996. The adoption of SFAS No 121 did not have a material impact on the Company's consolidated results of operations.
2. DISCONTINUED OPERATIONS--SOURCE BUSINESS
    In conjunction with the IPO, the Company spun off the Source Business to its stockholders (the "Spin-Off") as of April 16, 1996. The Source Business provides a range of data services for pharmaceutical companies primarily based on a proprietary database of prescriptions dispensed in the United States. The Spin-Off was accomplished by the distribution of all the issued and outstanding capital stock of Source International Inc., a holding company formed for purposes of the Spin-Off.
    Pursuant to the amendments to the Preferred Stock, at the time of the Spin-Off, one-half of the shares of the Company's Preferred Stock were exchanged for shares of Preferred Stock of Source having substantially similar terms. Based on the relative fair value of Walsh and Source, $11,802,000 of obligations of the Preferred Stock were transferred to the newly issued Source Preferred Stock. The Company also

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. DISCONTINUED OPERATIONS--SOURCE BUSINESS (CONTINUED) contributed the Pharmaceutical Marketing Services Inc. ("PMSI") shares; certain other corporate assets of the Company with a carrying value of $1,250,000; the identifiable net liabilities of the Source business in the amount of $4,124,000 and $5,182,000 of cash to consummate the Spin-Off.
    The remaining issued and outstanding Preferred Stock after the Spin-Off was converted into 1,486,252 shares of Common Stock concurrently with the consummation of the offering.
    The results of operations of Source have been reclassified to identify them as discontinued operations. The summarized data for Source, through the date of the Spin-Off, is as follows:

                                                                                              YEARS ENDED JUNE 30,
                                                                                              --------------------
                            RESULTS OF DISCONTINUED OPERATIONS:                                 1995       1996
--------------------------------------------------------------------------------------------  ---------  ---------
                                                                                              DOLLARS IN THOUSANDS
Revenues....................................................................................  $  48,710  $  40,181
Loss from operations:
Loss before taxes...........................................................................     (2,653)    (1,570)
Income tax provision........................................................................     --         --
                                                                                              ---------  ---------
Loss from operations........................................................................     (2,653)    (1,570)
                                                                                              ---------  ---------
(Loss) gain on disposal of operations:
(Loss) gain on disposal.....................................................................      1,322       (185)
Income taxes on disposal....................................................................       (223)    --
                                                                                              ---------  ---------
(Loss) gain on disposal, net................................................................      1,099       (185)
                                                                                              ---------  ---------
Loss from discontinued operations, net......................................................  $  (1,554) $  (1,755)
                                                                                              ---------  ---------
                                                                                              ---------  ---------

3. TRANSACTIONS WITH SOURCE
    In connection with the Spin-off, Walsh and Source have entered into several agreements:
    PREFERRED TECHNOLOGY PARTNER AGREEMENT. Walsh and Source have created a preferred technology partnership whereby the companies collaborate to build, maintain and promote a seamless data interface between their respective technologies to facilitate delivery by means of Premiere of prescription data at the sales representative level. No compensation is payable under this agreement.
    PHARBASE LICENSE. Walsh has granted to Source a non-exclusive license to its Pharbase medical professional databases in certain European countries. Source is allowed to use the Pharbase databases only for internal purposes and in connection with the development, delivery and marketing of its prescriber-linked prescription databases. The initial term of the license runs for ten years and the license is renewable for two additional five-year terms. Source has agreed to provide Walsh with all updating information which it receives with regard to medical professionals, their specialties, affiliations and locations generated as a result of the use of PHARBASE by Source. Source has agreed to pay $1.00 per prescriber in the database universe in the first year of prescription data collection in a particular market. In consideration of Source's obligation to provide updating information to Walsh, such fee will be reduced to $0.75 in the second year, $0.50 in the third year and $0.25 per prescriber thereafter. In addition, Source has agreed to pay Walsh 75% of the list price of the PHARBASE service for each Source client to which it delivers prescriber-level data and which does not have a current PHARBASE license.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. TRANSACTIONS WITH SOURCE (CONTINUED)
    TRANSITIONAL SERVICES ARRANGEMENTS. All transitional service agreements were completed during fiscal year 1997. The Chief Executive Officer of Source, who serves as the Chairman of Walsh continues to be made available as a consultant to Walsh.
4. INVESTMENTS
    On January 25, 1996, the Company entered into a Joint Venture Agreement with an affiliate of Zuellig Pharma S.A., pursuant to which the parties have established a joint venture for the commercialization of the Company's PRECISE, PREMIERE and PHARBASE services in 12 countries in Asia-Pacific. The joint venture company has been formed in Singapore. Walsh owns 51% of the equity and has operational control of the joint venture. As such, the Company has included the results of operations of the joint venture in its consolidated statement of operations since January 25, 1996.
5. MARKETABLE SECURITIES
    Marketable securities consist of the following as of June 30, 1997 (in thousands):

                                                       AMORTIZED
                                                     COST OF EACH
      NAME OF ISSUER AND TITLE OF EACH ISSUE             ISSUE           FAIR VALUE           UNREALIZED GAINS
---------------------------------------------------  -------------  ---------------------  -----------------------
CURRENT ASSETS:
Corporate debt securities..........................    $   4,985          $   5,000               $      15
Debt securities issued by the U.S. Treasury and
  other U.S. government corporations and
  agencies.........................................        1,047              1,056                       9
Debt securities issued by foreign governments......          741                747                       6
                                                          ------             ------                  ------
                                                       $   6,773          $   6,803               $      30
                                                          ------             ------                  ------
                                                          ------             ------                  ------
NON-CURRENT ASSETS:
Debt securities issued by the U.S. Treasury and
  other U.S. government corporations and
  agencies.........................................    $     348          $     348               $   -
Debt securities issued by foreign governments......        1,084              1,089                       5
                                                          ------             ------                  ------
                                                       $   1,432          $   1,437               $       5
                                                          ------             ------                  ------
                                                          ------             ------                  ------
Maturities:
Due after one year through five years..............    $     805          $     808               $       3
Due after five years...............................          627                629                       2
                                                          ------             ------                  ------
                                                       $   1,432          $   1,437               $       5
                                                          ------             ------                  ------
                                                          ------             ------                  ------

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES

5. MARKETABLE SECURITIES (CONTINUED)
    Marketable securities consist of the following as of June 30, 1996 (in thousands):

                                                                   AMORTIZED COST OF
             NAME OF ISSUER AND TITLE OF EACH ISSUER                  EACH ISSUE      FAIR VALUE     UNREALIZED LOSSES
-----------------------------------------------------------------  -----------------  -----------  ---------------------
Corporate debt securities........................................      $   6,608       $   6,606         $      (2)
Debt securities issued by the U.S. Treasury and other U.S.
  government corporations and agencies...........................          2,613           2,613            --
Debt securities issued by foreign governments....................            775             773                (2)
                                                                                                                --
                                                                          ------      -----------
                                                                       $   9,996       $   9,992         $      (4)
                                                                                                                --
                                                                                                                --
                                                                          ------      -----------
                                                                          ------      -----------
Maturities:
Short-term investments...........................................      $   6,794       $   6,790         $      (4)
Due after one year through five years............................          2,260           2,260            --
Due after five years.............................................            942             942            --
                                                                                                                --
                                                                          ------      -----------
                                                                       $   9,996       $   9,992         $      (4)
                                                                                                                --
                                                                                                                --
                                                                          ------      -----------
                                                                          ------      -----------

    The fair value of the marketable securities has been reflected entirely within current assets in the balance sheet at June 30, 1996 as it was the Company's intention to utilize the marketable securities within the next operating cycle.
    During 1997 the following sales of securities took place (there were no sales of securities in 1996)
(in thousands):

Net Proceeds of Sale...............................................................  $  43,612
Cost...............................................................................    (43,450)
                                                                                     ---------
Realized Gain......................................................................  $     162
                                                                                     ---------
                                                                                     ---------

6. PROPERTY AND EQUIPMENT
    Property and equipment at June 30, 1996 and 1997 comprised the following (in thousands):

                                                                                                      JUNE 30,
                                                                                                --------------------
                                                                                                  1996       1997
                                                                                                ---------  ---------
Property including leasehold improvements.....................................................  $   2,702  $   2,514
Furniture, computer & office equipment........................................................     12,716     11,058
                                                                                                ---------  ---------
                                                                                                   15,418     13,572
Less accumulated depreciation and amortization................................................    (10,755)    (9,403)
                                                                                                ---------  ---------
                                                                                                $   4,663  $   4,169
                                                                                                ---------  ---------
                                                                                                ---------  ---------

    Depreciation and amortization charged to operations for the years ended June 30, 1995, 1996 and 1997 were $839,000, $1,106,000 and $1,297,000 respectively.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES

7. OTHER ASSETS
    Other assets at June 30, 1996 and 1997 comprised the following (in thousands):

                                                                                                       JUNE 30,
                                                                                                 --------------------
                                                                                                   1996       1997
                                                                                                 ---------  ---------
Capitalized software...........................................................................  $   2,035  $   3,045
Deferred Taxes.................................................................................        250          0
Collateral and other deposits..................................................................        924        924
                                                                                                 ---------  ---------
                                                                                                     3,209      3,969
Less accumulated amortization..................................................................     --           (242)
                                                                                                 ---------  ---------
                                                                                                 $   3,209  $   3,727
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The Company capitalized software development costs of $896,000 and $1,010,000 for the years ended June 30, 1996 and 1997, respectively. Amortization expense and adjustments to net realizable value charged to production costs amounted to $520,000, $0 and $242,000 for the years ended June 30, 1995, 1996 and 1997, respectively.
8. LONG-TERM DEBT
    Long-term debt at June 30, 1996 and 1997 comprised the following (in thousands):

                                                                                                       JUNE 30,
                                                                                                 --------------------
                                                                                                   1996       1997
                                                                                                 ---------  ---------
Long-term debt (1).............................................................................  $   1,117  $   1,277
Less current portion...........................................................................        (12)       (17)
                                                                                                 ---------  ---------
                                                                                                 $   1,105  $   1,260
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

------------------------
(1) Long-term debt is principally comprised of the carrying value of a note payable to PMSI to cover taxes payable by Walsh on gains on the sale of the Source segment targeting business. This note which is due in fiscal year 2000, is non-interest bearing with a face value of $1.2 million.
    Aggregate maturities of long-term debt at June 30, 1997 for the next five fiscal years are as follows: 1998-$17,000; 1999-$14,000; 2000-$1,131,000; and
2002-$115,000.
9. ACCRUED LIABILITIES
    Accrued liabilities at June 30, 1996 and 1997 comprised the following (in thousands):

                                                                                                    JUNE 30,
                                                                                              --------------------
                                                                                                1996       1997
                                                                                              ---------  ---------
Employee compensation and benefits..........................................................  $   4,374      4,101
Sales taxes.................................................................................        978      1,057
Other liabilities...........................................................................     12,115      6,008
                                                                                              ---------  ---------
                                                                                              $  17,467  $  11,166
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES

10. EQUITY PLANS
    A Stock Option and Restricted Stock Purchase Plan (the "Plan") has been established by the Company for selected employees, officers and directors of the Company or any of its subsidiaries. There are 1,500,000 shares of Common Stock reserved for issuance under the Plan and a registration statement for such stock was filed on August 22, 1996. At June 30, 1997 the Company had available 381,299 shares of Common Stock outstanding for issuance under the Plan.
    Under the Plan, the exercise price for incentive options is at least 100% of the fair market value on the date of the grant and options generally expire in 10 years. Vesting periods are determined by the Board of Directors and generally provide for shares to vest ratably over 5 years.
    During 1993, the Company established a Non-Employee Director's Stock Option Plan (the "Director's Plan"). There are 120,000 shares reserved for issuance under the Director's Plan. The options granted under the Director's Plan have a vesting term of 3 years and expire after 10 years.
    Information relating to the Company's Fixed Option Plan is as follows:

                                                                                        AT JUNE 30,
                                                                          ---------------------------------------
                                                                             1995          1996          1997
                                                                          -----------  -------------  -----------
Options outstanding at beginning of year................................      584,543        626,951      992,576
Options granted.........................................................       93,189        401,250      172,200
Options exercised.......................................................       (6,825)           (50)     (49,125)
Options lapsed..........................................................      (43,956)       (35,575)     (51,700)
                                                                          -----------  -------------  -----------
Options outstanding at end of year......................................      626,951        992,576    1,063,951
                                                                          -----------  -------------  -----------
                                                                          -----------  -------------  -----------
Options exercisable at end of year......................................      344,863        392,950      507,880
Option prices per share:
Granted.................................................................  $      6.36  $  6.36-12.00  $      8.87
Exercised...............................................................  $ 2.12-6.36  $        6.36  $ 2.12-8.48

    Under agreements dated May 31, 1994 and December 8, 1995, the Company issued warrants to purchase 25,789 shares of Common Stock to a supplier. These warrants are exercisable at $12.72 per share at any time for a period of three years from April 16, 1996.
    The exercise price of outstanding options and warrants to purchase Walsh Common Stock was allocated, as of the date of the Spin-Off, between such options and warrants and the options and warrants to be granted by Source in proportion to the relative fair market values of the Walsh Common Stock and the Source common stock as of such date. As such, the ratio of the exercise price per option to the market value per share has not been reduced. The vesting provisions and the option period of the original grant have not been affected by the amendments to the exercise price.
11. ACCOUNTING FOR STOCK-BASED COMPENSATION
    The Company has elected to continue to use the intrinsic value based method to account for all of its employee stock-based compensation plans. Under APB Opinion No. 25, "Accounting for Stock Issued to Employees," the Company has recorded no compensation costs related to its stock option plans for the years ended June 30, 1995, 1996 and 1997.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES

11. ACCOUNTING FOR STOCK-BASED COMPENSATION (CONTINUED)
    Pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation," the Company is required to disclose the pro-forma effects on net income and net income per share data as if the Company had elected to use the fair value approach to account for all its employee stock-based compensation plans.
    Had compensation cost for the Company's plans been determined consistent with the fair value approach enumerated in SFAS No. 123 the Company's net income and net income per share for the year ended June 30, 1997 and 1996 would have been decreased as indicated below (in thousands, except per share data):

                                                                                                        JUNE 30,
                                                                                                  --------------------
                                                                                                    1996       1997
                                                                                                  ---------  ---------
Net Income as reported..........................................................................  $     330  $   4,790
    pro forma...................................................................................  $     230  $   4,355
Net Income Per Share as reported................................................................  $    0.04  $    0.45
    pro forma...................................................................................  $    0.02  $    0.41

    The weighted average fair value of options granted during the period at exercise price equal to market price at grant date is $6.32 and $5.51 for the fiscal years ended June 30, 1996 and 1997 respectively.
    The fair value of options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1997; risk-free interest rate of 6.4%; weighted average expected life of 5 years; 60% expected volatility and no dividends.
    A summary of the status of the Company's fixed option plans as of June 30, 1996 and 1997 and changes during the years ended on those dates is presented below:

                                                                                 YEARS ENDED
                                                        -------------------------------------------------------------
                                                               JUNE 30, 1996                   JUNE 30, 1997
                                                        ----------------------------  -------------------------------

                                                                   WEIGHTED AVERAGE
                                                                    EXERCISE PRICE                 WEIGHTED AVERAGE
                                                         SHARES           ($)           SHARES    EXERCISE PRICE ($)
                                                        ---------  -----------------  ----------  -------------------
Fixed Options:
Outstanding at beginning of year......................    626,951           6.49         992,576            8.13
Granted...............................................    401,250          10.56         172,200            8.87
Exercised.............................................        (50)          6.36         (49,125)           6.02
Cancelled.............................................    (35,575)          6.65         (51,700)           9.04
                                                        ---------          -----      ----------             ---
Outstanding at end of year............................    992,576           8.13       1,063,951            8.23
                                                        ---------          -----      ----------             ---
                                                        ---------          -----      ----------             ---
Options vested at year end............................    392,950           6.49         507,880            7.10
                                                        ---------          -----      ----------             ---
                                                        ---------          -----      ----------             ---

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES

11. ACCOUNTING FOR STOCK-BASED COMPENSATION (CONTINUED)
    A summary of information regarding the options outstanding and those exerciseable at the year end is provided in the two tables below:
                      OPTIONS OUTSTANDING AT JUNE 30, 1997

                                             WEIGHTED AVERAGE
                                           REMAINING CONTRACTUAL
EXERCISE PRICE ($)   NUMBER OF OPTIONS          LIFE (YRS)
-------------------  ------------------  -------------------------
          2.12                 8,094                  1.73
          6.36               503,045                  5.63
          7.42                93,800                  8.38
          8.48                30,737                  5.74
          8.87               170,200                  9.26
         10.60                13,325                  5.37
         12.00               244,750                  8.81
                          ----------                   ---
                           1,063,951                  7.15
                          ----------                   ---
                          ----------                   ---

                      OPTIONS EXERCISABLE AT JUNE 30, 1997

                                                                                                NUMBER OF OPTIONS
EXERCISE PRICE ($)                                                                                 EXERCISABLE
----------------------------------------------------------------------------------------------  ------------------
2.12..........................................................................................           8,094
6.36..........................................................................................         390,269
7.42..........................................................................................          18,650
8.48..........................................................................................          28,837
8.87..........................................................................................          --
10.60.........................................................................................          13,080
12.00.........................................................................................          48,950
                                                                                                       -------
                                                                                                       507,880
                                                                                                       -------
                                                                                                       -------

    A Directors' Deferred Fee Program was approved by the Board of Directors on June 27, 1996. This provides non-employee directors to defer income until termination of status as a director. Amounts deferred in a calendar year will be deemed to have been invested in shares of Walsh International Inc. Common Stock.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES

12. INCOME TAX
    The components of the income tax provision for the years ended June 30, 1995, 1996 and 1997 are comprised of the following (in thousands):

                                                                                         YEARS ENDED JUNE 30,
                                                                                    -------------------------------
                                                                                      1995       1996       1997
                                                                                    ---------  ---------  ---------
U.S. state taxes currently payable................................................  $  --      $  --      $     (45)
Foreign taxes currently payable...................................................     (2,498)    (3,397)    (1,124)
Deferred income taxes.............................................................        286      2,739       (371)
                                                                                    ---------  ---------  ---------
                                                                                    $  (2,212) $    (658) $  (1,540)
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

    The domestic and foreign components of income (loss) from continuing operations before income taxes were as follows (in thousands):

                                                                                         YEARS ENDED JUNE 30,
                                                                                    -------------------------------
                                                                                      1995       1996       1997
                                                                                    ---------  ---------  ---------

Domestic..........................................................................  $  (4,728) $  (3,729) $  (2,732)
Foreign...........................................................................      3,983      6,472      9,062
                                                                                    ---------  ---------  ---------
                                                                                    $    (745) $   2,743  $   6,330
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

    Deferred tax (assets) liabilities comprised the following at June 30, 1996 and 1997 (in thousands):

                                                                                                     JUNE 30,
                                                                                               --------------------
                                                                                                 1996       1997
                                                                                               ---------  ---------
Deferred tax liabilities:
Other........................................................................................  $  --      $     121
                                                                                               ---------  ---------
Gross deferred tax liabilities...............................................................     --            121
                                                                                               ---------  ---------
Deferred tax assets:
Loss carryforwards...........................................................................    (13,625)   (13,629)
Capitalized software.........................................................................     (3,335)    (1,561)
Other accrued liabilities....................................................................     (1,215)      (694)
Other........................................................................................       (513)       (47)
                                                                                               ---------  ---------
Gross deferred tax assets....................................................................    (18,688)   (15,931)
Valuation allowance..........................................................................     18,438     15,931
                                                                                               ---------  ---------
Net deferred tax assets......................................................................       (250)         0
                                                                                               ---------  ---------
Deferred taxes, net..........................................................................  $    (250) $     121
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES

12. INCOME TAX (CONTINUED)
    A reconciliation of federal statutory and effective income tax rates follows:

                                                                                                 YEARS ENDED
                                                                                                  JUNE 30,
                                                                                            ---------------------
                                                                                            1995    1996    1997
                                                                                            -----   -----   -----
U.S. federal rate.........................................................................  (34)%    34%     34%
Effect of:
Net operating losses......................................................................  321     (54)      5
Foreign income taxes......................................................................    9      44      (1)
Reduction of taxes provided in prior years................................................  --      --      (15)
State taxes...............................................................................    1     --        1
                                                                                            -----   -----   -----
Effective income tax rate.................................................................  297%     24%     24%
                                                                                            -----   -----   -----
                                                                                            -----   -----   -----

    At June 30, 1997 there were available for U.S. federal income tax purposes operating loss carryforwards of approximately $24,015,000 expiring in the years 2008, 2009, 2010 and 2011 which may provide future tax benefits for U.S. federal income tax purposes.
    At June 30, 1997 there were available for foreign income tax purposes operating loss carryforwards of approximately $12,719,000. These operating loss carryforwards may provide future tax benefits totaling $5,465,000, expiring as follows: 1999, $227,000; 2000, $302,000; 2001, $267,000; 2002, $588,000 and
thereafter, $4,081,000.
    U.S. income taxes have not been provided at June 30, 1997, on unremitted earnings aggregating $13,176,000 of entities located outside of the United States, as such earnings are considered to be permanently invested. If such earnings were to be remitted without offsetting tax credits in the United States, withholding taxes would be approximately $562,000.
    Included within accounts payable is $2,948,000 and $3,008,000 of current income taxes payable for the years ended June 30, 1996 and 1997, respectively.
13. EMPLOYEE BENEFIT PLANS
    In the U.S., the Company maintains a defined contribution profit-sharing plan. The Company's contribution is a discretionary amount to match employee contributions.
    In the United Kingdom, a money purchase plan is maintained with the Company contributing an average of approximately 5% of salaries.
    In the Netherlands, a defined contribution plan was established in 1990. The contributions (which vary, depending on age and salary) are between 8% and 13% of each employee's basic salary less a fixed deduction. The Company pays 60% of the premiums and the employee pays the remaining 40%.
    In Belgium the Company maintains a defined contribution plan. The Company's contribution is 5% of basic salary.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES

13. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The total costs associated with these plans were as follows (in thousands):

                                                                                                 YEARS ENDED JUNE 30,
                                                                                         -------------------------------------
                                                                                            1995         1996         1997
                                                                                         -----------  -----------  -----------
United States..........................................................................   $      16    $       6    $      24
United Kingdom.........................................................................         185          214          251
The Netherlands........................................................................          89           79           62
Belgium................................................................................          48           59           60
                                                                                              -----        -----        -----
                                                                                          $     338    $     358    $     397
                                                                                              -----        -----        -----
                                                                                              -----        -----        -----

14. LEASING ARRANGEMENTS
    The Company leases certain property and equipment.
    Obligations under long-term and non-cancelable lease agreements expiring at various dates have the following aggregate approximate annual minimum rentals (in thousands):

DOLLARS IN THOUSANDS                                                             CAPITAL LEASING  OPERATING LEASES
-------------------------------------------------------------------------------  ---------------  -----------------
June 30, 1998..................................................................     $     568         $   3,011
June 30, 1999..................................................................           541             2,168
June 30, 2000..................................................................           160             1,228
June 30, 2001..................................................................           160               720
June 30, 2002..................................................................           160               433
After June 30, 2002............................................................           501             1,508
                                                                                       ------            ------
Total minimum lease payments...................................................         2,090         $   9,068
                                                                                                         ------
                                                                                                         ------
Less amount representing interest..............................................          (174)
                                                                                       ------
Present value of minimum lease payments........................................         1,916
Less current portion...........................................................          (509)
                                                                                       ------
                                                                                    $   1,407
                                                                                       ------
                                                                                       ------

    Rental Expense for the years ended June 30, 1995, 1996 and 1997 was $2,901,000, $2,633,000 and $3,474,000, respectively.
    Included in property and equipment at June 30, 1996 and 1997 are assets subject to capitalized leases with a cost of $3,206,000 and $3,459,000, respectively, and accumulated amortization of $874,000 and $1,346,000 for the years ended June 30, 1996 and 1997, respectively.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES

15. GEOGRAPHIC DATA
    The following table presents information about the Company by geographic area (in thousands):

                                                                                     YEAR ENDED JUNE 30, 1995
                                                                               ------------------------------------
                                                                                           OPERATING
                                                                                            PROFIT     IDENTIFIABLE
                                                                               REVENUES     (LOSS)        ASSETS
                                                                               ---------  -----------  ------------
United States................................................................  $   3,010   $  (1,480)   $    2,073
Canada.......................................................................      4,384         465         2,193
Europe.......................................................................     30,179       3,957        23,464
Pacific......................................................................      2,696          26           695
General corporate............................................................     --          (3,920)       20,966
                                                                               ---------  -----------  ------------
                                                                               $  40,269   $    (952)   $   49,391
                                                                               ---------  -----------  ------------
                                                                               ---------  -----------  ------------

                                                                                      YEAR ENDED JUNE 30, 1996
                                                                                 -----------------------------------
                                                                                             OPERATING
                                                                                              PROFIT     IDENTIFIABLE
                                                                                 REVENUES     (LOSS)       ASSETS
                                                                                 ---------  -----------  -----------
United States..................................................................  $   3,351   $     373    $     861
Canada.........................................................................      4,163         190        2,065
Europe.........................................................................     36,256       6,714       25,280
Pacific........................................................................      3,432         (68)        (667)
Other..........................................................................         60          60       --
General Corporate..............................................................     --          (3,437)      16,478
                                                                                 ---------  -----------  -----------
                                                                                 $  47,262   $   3,832    $  44,017
                                                                                 ---------  -----------  -----------
                                                                                 ---------  -----------  -----------

                                                                                      YEAR ENDED JUNE 30, 1997
                                                                                 -----------------------------------
                                                                                             OPERATING
                                                                                              PROFIT     IDENTIFIABLE
                                                                                 REVENUES     (LOSS)       ASSETS
                                                                                 ---------  -----------  -----------
United States..................................................................  $   6,041   $     124    $   2,048
Canada.........................................................................      3,955           2        1,833
Europe.........................................................................     39,241       9,253       20,863
Pacific........................................................................      4,790        (254)       1,779
Other..........................................................................         61          61       --
General corporate..............................................................     --          (3,407)      14,015
                                                                                 ---------  -----------  -----------
                                                                                 $  54,088   $   5,779    $  40,538
                                                                                 ---------  -----------  -----------
                                                                                 ---------  -----------  -----------

16. SUBSEQUENT EVENTS
    On July 24, 1997, the Company acquired 100% of the equity of Pharmaceutical Marketing Solutions Pty Ltd (PMS), a privately held Australian company for $3.8 million in cash. PMS uses a salesforce automation system based on Lotus Notes and an analysis system which operates as an integration product between a data warehouse and proprietary salesforce automation system.
    The Company is in the process of completing its valuation of the acquired assets and cannot therefore estimate the allocation of the purchase price.

                       REPORT OF INDEPENDENT ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE
The Board of Directors and Stockholders of
  Walsh International Inc.
    Our report on the consolidated financial statements of Walsh International Inc. is included on Page F-2 of this Proxy Statement/Prospectus. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in the index on Page F-1 of this Proxy Statement/Prospectus.
    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.
                                          COOPERS & LYBRAND L.L.P.
Stamford, Connecticut
August 20, 1997

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                    YEARS ENDED JUNE 30, 1997, 1996 AND 1995

                                                          COLUMN C
                               COLUMN B                   ADDITIONS
                              BALANCE AT    -------------------------------------                    COLUMN E
                               BEGINNING        CHARGED                                               BALANCE
COLUMN A                          OF            TO COSTS          CHARGED TO          COLUMN D        AT END
DESCRIPTION                     PERIOD        AND EXPENSES      OTHER ACCOUNTS       DEDUCTIONS      OF PERIOD
---------------------------  -------------  ----------------  -------------------  --------------  -------------
Allowance for doubtful
  accounts
June 30, 1997..............   $   336,000          147,000            --                (29,000)   $     454,000
June 30, 1996..............   $   214,000          181,000              (9,000)         (50,000)   $     336,000
June 30, 1995..............   $   261,000           15,000              20,000          (82,000)   $     214,000
Valuation allowance for
  deferred tax assets
June 30, 1997..............   $18,438,000       (2,507,000)           --                 --        $  15,931,000
June 30, 1996..............   $13,015,000        5,423,000            --                 --        $  18,438,000
June 30, 1995..............   $12,695,000          320,000            --                 --        $  13,015,000

                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            NINE MONTHS ENDED
                                                                                        --------------------------
                                                                                         MARCH 31,     MARCH 31,
                                                                                            1998          1997
                                                                                        ------------  ------------

                                                                                               (UNAUDITED)
Revenue...............................................................................  $     45,632  $     39,815
                                                                                        ------------  ------------
Costs and expenses:
  Production costs....................................................................        17,453        15,043
  Selling, general and administrative expenses........................................        19,165        18,087
  Research and development costs......................................................         2,757         2,812
  In process research and development write-off.......................................         2,000       --
  Amortization of intangible assets...................................................           214           108
                                                                                        ------------  ------------
Total costs and expenses..............................................................        41,589        36,050
                                                                                        ------------  ------------
Operating profit......................................................................         4,043         3,765
Interest income.......................................................................           436           578
Interest expense......................................................................          (194)         (191)
Minority Interest.....................................................................          (122)           78
Other Income..........................................................................           424       --
                                                                                        ------------  ------------
Income before income taxes............................................................         4,587         4,230
Income tax provision..................................................................        (1,655)       (1,004)
                                                                                        ------------  ------------
Net income............................................................................  $      2,932  $      3,226
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Basic earnings per share..............................................................  $       0.28  $       0.31
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Diluted earnings per share............................................................  $       0.27  $       0.30
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Shares used in computing basic earnings per share.....................................    10,556,579    10,498,369
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Shares used in computing diluted earnings per share...................................    10,784,409    10,595,987
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                    WALSH INTERNATIONAL INC AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                                                         AS OF
                                                                                                       MARCH 31,
                                                                                                         1998
                                                                                                      -----------
                                                                                                      (UNAUDITED)
                                               ASSETS
Current assets:
  Cash and cash equivalents.........................................................................   $  10,553
  Marketable securities.............................................................................      --
  Accounts receivable, principally trade............................................................      17,569
  Prepaid expenses and other current assets.........................................................       1,010
                                                                                                      -----------
Total current assets................................................................................      29,132
Property and equipment, net.........................................................................       4,147
Goodwill, net.......................................................................................       5,087
Marketable securities...............................................................................          --
Other assets, net...................................................................................       4,483
                                                                                                      -----------
Total assets........................................................................................   $  42,849
                                                                                                      -----------
                                                                                                      -----------
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt..............................................................   $     112
  Current portion of capital lease obligations......................................................         531
  Accounts payable..................................................................................       6,692
  Accrued liabilities...............................................................................      10,927
  Unearned income...................................................................................       4,532
                                                                                                      -----------
Total current liabilities...........................................................................      22,794
                                                                                                      -----------
Long-term debt......................................................................................       1,151
Capital lease obligations...........................................................................       1,548
Other liabilities...................................................................................       4,176
Minority interest...................................................................................         250
Commitments
Stockholders' equity:
  Common stock, $0.01 par value, 20,000,000 shares authorized and 10,630,937 shares issued..........         106
  Paid-in capital...................................................................................     120,097
  Accumulated deficit...............................................................................    (107,226)
  Cumulative translation adjustment.................................................................         410
  Unrealized gain on available for sale securities, net of tax......................................          --
  Treasury stock, at cost, 20,750 shares............................................................        (457)
                                                                                                      -----------
Total stockholders' equity..........................................................................      12,930
                                                                                                      -----------
Total liabilities and stockholders' equity..........................................................   $  42,849
                                                                                                      -----------
                                                                                                      -----------

   The accompanying notes are an integral part of these financial statements.

                    WALSH INTERNATIONAL INC AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                NINE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                               --------------------
                                                                                                 1998       1997
                                                                                               ---------  ---------
                                                                                                   (UNAUDITED)
Net cash flows provided by (used in) operating activities....................................  $   2,582  $  (1,221)
                                                                                               ---------  ---------
Cash flows provided by (used in) investing activities:
  Sale of marketable securities..............................................................      8,399      1,489
  Acquisition of PMS Pty Ltd.................................................................     (4,027)    --
  Capital expenditures.......................................................................       (634)      (618)
  Capitalized software.......................................................................       (787)      (665)
                                                                                               ---------  ---------
Net cash provided by investing activities....................................................      2,951        206
                                                                                               ---------  ---------
Cash flows provided by (used in) financing activities:
  Common stock issuance costs................................................................     --         (1,086)
  Proceeds from issuance of bank loan........................................................      3,337     --
  Options exercised..........................................................................        623        274
  Repayment of long-term debt/capital leases.................................................     (3,275)      (269)
  Loan proceeds received from minority interest..............................................     --            111
  Other......................................................................................         95     --
                                                                                               ---------  ---------
Net cash provided by (used in) financing activities..........................................        780       (970)
                                                                                               ---------  ---------
Effect of exchange rate movements............................................................     (1,544)       189
                                                                                               ---------  ---------
Net increase/(decrease) in cash and cash equivalents.........................................      4,769     (1,796)
Cash and cash equivalents at beginning of period.............................................      5,784      8,629
                                                                                               ---------  ---------
Cash and cash equivalents at end of period...................................................  $  10,553  $   6,833
                                                                                               ---------  ---------
                                                                                               ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. INTERIM UNAUDITED FINANCIAL INFORMATION
    The consolidated financial statements include the accounts of Walsh International Inc. (the "Company") and all of its majority-owned subsidiaries.
    The accompanying consolidated statements of operations and cash flows for the nine months ended March 31, 1998 and 1997, and the consolidated balance sheet as of March 31, 1998 and the related information of Walsh International Inc. included in these notes to the consolidated financial statements are unaudited. In the opinion of management, the interim financial information reflects all adjustments (consisting only of items of a normal recurring nature) necessary for the fair presentation of the financial position, results of operations and cash flows for the periods presented. Results of operations for the nine months ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire year.
    These interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included elsewhere in this Proxy Statement/Prospectus.
2. EARNINGS PER SHARE
    The Company has adopted the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 128 "Earnings Per Share." Basic earnings per share is computed using the weighted average number of shares of common stock outstanding. Diluted earnings per share includes common equivalent shares, where dilutive, from stock options and warrants (using the treasury stock method). All historical periods presented have been restated applying SFAS 128.
    For all periods presented, income used in both basic earnings per share and the diluted earnings per share calculations is net income as stated in the consolidated statement of operations. The only common equivalent shares in the diluted calculations are stock options calculated using the treasury stock method. These calculations are summarized below:

                                                                                            NINE MONTHS ENDED
                                                                                        --------------------------
                                                                                         MARCH 31,     MARCH 31,
                                                                                            1998          1997
                                                                                        ------------  ------------
DILUTED EARNINGS PER SHARE
Weighted average common shares outstanding (basic)....................................    10,556,579    10,498,369
Assumed exercise of in the money stock options........................................       758,521       417,113
Less assumed buy-back under the treasury stock method.................................      (530,691)     (319,495)
                                                                                        ------------  ------------
Shares used in diluted earnings per share.............................................    10,784,409    10,595,987
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    Options to purchase 318,250 and 331,025 shares of common stock at prices ranging from $10.60 to $12.00 were outstanding at March 31, 1998 but were not included in the computation of diluted earnings per share for the nine months ended March 31, 1998, because the options' exercise price was greater than the average market price of the common shares.
3. INCOME TAXES
    For the nine months ended March 31, 1998, the effective tax rate was 36%, compared to 24% for the equivalent period of fiscal 1997. The effective income tax rate was negatively impacted by the non-

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

deductible charge for the write-off of in-process research and development costs offset, in part, by a reduction of taxes provided in prior years. For 1997, the effective income tax rate was impacted by a reduction of taxes provided for in prior years.
4. ACQUISITION OF PHARMACEUTICAL MARKETING SOLUTIONS PTY LTD
    In July 1997 the Company acquired 100% of the equity of Pharmaceutical Marketing Solutions Pty Ltd (PMS), a privately held Australian company, for $3.8 million in cash and $0.6 million of associated acquisition costs. PMS uses a salesforce automation system based on Lotus Notes and an analysis system which operates as an integration product between a data warehouse and proprietary salesforce automation system. The acquisition has been accounted for by the purchase method and the results of operations of PMS have been included in the income statement from the acquisition date. The total purchase price of $4.4 million has been allocated as:

In-Process Research and Development...................................  $     2.0
Completed Technology..................................................        0.6
Goodwill..............................................................        1.8
                                                                              ---
                                                                        $     4.4
                                                                              ---
                                                                              ---

    The goodwill is expected to have an economic life of 20 years and the completed technology a life of between 3 and 5 years. Goodwill and completed technologies are being amortized on a straight-line basis over their economic lives. The in-process research and development costs have been written off immediately.
    Pro-forma results from operations of the Company as if the acquisition of PMS had occurred on July 1, 1996 for the nine months ended March 31, 1997 are:

                                                                            NINE MONTHS ENDED
                                                                              MARCH 31, 1997
                                                                            ------------------
Revenue...................................................................      $   42,238
Net Income................................................................      $    3,281
Basic Earnings per Share..................................................      $     0.31

    The difference between the pro forma operating results of the acquisition of PMS on the Company's actual operating results, had the acquisition occurred on July 1, 1997, was not material.
    On October 14, 1997, the Company obtained an Australian dollar variable rate commercial loan facility of $3.3 million (Australian $4.5 million). The term of this facility was 5 years with annual principal repayments of approximately $660,000 commencing in year 2. Interest accrued at a variable rate (5.25% during the quarter). $3.2 million of the total marketable securities were pledged as collateral for this loan. In January 1998, the Company repaid the loan in full for US $2.9 million.
5. STOCKHOLDER RIGHTS PLAN.
    On October 14, 1997, the Board of Directors adopted a stockholder rights plan and declared a dividend of one right (a "Right") for each share of common stock of the Company. The Rights were payable to holders of record of the common stock of the Company at the close of business on October 27, 1997. The Rights will automatically trade with the Company's common stock. Additional rights are issuable upon subsequent issuances of common stock by the Company so long as the Rights Plan is in effect.

                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

    The Rights are not currently exercisable but become exercisable upon the earlier of (i) ten days after the first public announcement that a person or group, which did not beneficially own 5% of the common stock as of September 22, 1997, has acquired beneficial ownership of 15 percent or more of the Company's common stock or (ii) ten business days after a person or group announces an offer the consummation of which would result in such person or group beneficially owning 15 percent or more of the Company's common stock. The Stockholder Rights Plan was amended as of March 23, 1998 to exclude Cognizant Corporation and its subsidiaries from being considered such person or group.
    Once exercisable, the holder will be entitled to buy from the Company one one-hundredth of a share of new series B of junior participating preferred stock, of which 250,000 shares have been authorised, for $55.00 per Right or in certain circumstances to buy at the Rights exercise price a number of shares of the Company's common stock having a market value of twice the exercise price of each Right or, if the Company is acquired in a merger or a business combination, to buy at the Rights exercise price a number of shares of common stock of an acquiring Company having a market value of twice the exercise price of each Right. At the Company's option, the Rights are redeemable prior to becoming exercisable for $0.001 per Right. The Rights expire on October 14, 2007.
    Preferred shares purchasable upon exercise of the Rights will not be subject to redemption by the Company. Each preferred share will be entitled to a minimum preferential quarterly dividend payment of $0.01 per share but will be entitled to an aggregate dividend of 100 multiplied by the dividend declared per common share. Each holder of preferred stock will be entitled to 100 votes per share on each matter on which holders of the common stock are entitled to vote.
6. EMPLOYEE STOCK PURCHASE PLAN
    An Employee Stock Purchase Plan (the "ESPP") has been adopted by the Company and the ESPP was approved on October 23, 1997 at the Company's Annual Meeting of Stockholders.
    Under the ESPP, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code, options to purchase shares of Common Stock will be granted to eligible employees of the Company and its subsidiaries at an exercise price of 85% of the fair market value of the shares of Common Stock subject to such option on the date of grant, based upon the closing price of the Common Stock on the NASDAQ National Market.
    An aggregate of 100,000 shares of Common Stock have been reserved for issuance pursuant to the ESPP. To date there have been no grants under the ESPP.
7. ACQUISITION OF WALSH INTERNATIONAL INC.
    On March 23, 1998 the Company, Cognizant Corporation and WAC Inc. signed a definitive agreement for the acquisition of the Company. Under the terms of the agreement, Walsh shareholders will receive 0.3041 shares of Cognizant common stock per Walsh share or a consideration of approximately $167 million. The number of Cognizant shares received is subject to a collar adjustment based on the price of Cognizant shares during a period prior to the closing of the transaction. If the acquisition is consummated after the spin off by Cognizant Corporation of its subsidiary IMS Health Incorporated, the acquisition consideration will be paid in shares of IMS Health. On completion of the transaction, investment banker fees will be payable amounting to 1.3% of the total consideration, an amount of approximately $2.2 million.

                             COGNIZANT CORPORATION
                                      AND
                            WALSH INTERNATIONAL INC.
                              ANNEXES TO THE PROXY
                              STATEMENT/PROSPECTUS

       I.  Agreement and Plan of Merger

      II.  Stock Option Agreement

     III.  Opinion of NationsBanc Montgomery Securities

      IV.  Additional Information Relating to the Cognizant Distribution

                                    ANNEX I

                                                                         ANNEX I

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                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 23, 1998

                                     AMONG

                             COGNIZANT CORPORATION,

                                    WAC INC.

                                      AND

                            WALSH INTERNATIONAL INC.

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
                               TABLE OF CONTENTS

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
                                                 ARTICLE I
THE MERGER.................................................................................................           1
SECTION 1.01. THE MERGER...................................................................................           1
SECTION 1.02. CLOSING......................................................................................           2
SECTION 1.03. EFFECTIVE TIME OF THE MERGER.................................................................           2
SECTION 1.04. EFFECTS OF THE MERGER........................................................................           2
SECTION 1.05. CERTIFICATE OF INCORPORATION; BY-LAWS........................................................           2
SECTION 1.06. DIRECTORS....................................................................................           2
SECTION 1.07. OFFICERS.....................................................................................           2

                                                ARTICLE II
                             EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS...................................................................................           2
SECTION 2.01. EFFECT ON CAPITAL STOCK......................................................................           2
SECTION 2.02. EXCHANGE OF CERTIFICATES.....................................................................           3
SECTION 2.03. TREATMENT OF OPTIONS.........................................................................           5
SECTION 2.04. TREATMENT OF DEBT SECURITIES AND WARRANTS....................................................           6

                                                ARTICLE III
REPRESENTATIONS AND WARRANTIES.............................................................................           6
SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................           6
SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.............................................          18

                                                ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER..................................................          22
SECTION 4.01. CONDUCT OF BUSINESS..........................................................................          22

                                                 ARTICLE V
ADDITIONAL AGREEMENTS......................................................................................          25
SECTION 5.01. PREPARATION OF FORM S-4 AND PROXY STATEMENT; STOCKHOLDER MEETING.............................          25
SECTION 5.02. ACCESS TO INFORMATION; CONFIDENTIALITY.......................................................          26
SECTION 5.03. REASONABLE EFFORTS...........................................................................          26
SECTION 5.04. INDEMNIFICATION..............................................................................          27
SECTION 5.05. PUBLIC ANNOUNCEMENTS.........................................................................          28
SECTION 5.06. NO SOLICITATION..............................................................................          28
SECTION 5.07. BENEFIT MATTERS..............................................................................          29
SECTION 5.08. STOCK EXCHANGE LISTING.......................................................................          29
SECTION 5.09. LETTERS OF THE COMPANY'S ACCOUNTANTS.........................................................          29
SECTION 5.10. LETTERS OF PARENT'S ACCOUNTANTS..............................................................          29
SECTION 5.11. TAKEOVER STATUTE.............................................................................          29

                                                ARTICLE VI
CONDITIONS PRECEDENT.......................................................................................          30
SECTION 6.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.................................          30
SECTION 6.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND SUB.......................................          30
SECTION 6.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY..........................................          31

                                       i
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                                                ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER..........................................................................          32
SECTION 7.01. TERMINATION..................................................................................          32
SECTION 7.02. EFFECT OF TERMINATION........................................................................          32
SECTION 7.03. AMENDMENT....................................................................................          32
SECTION 7.04. EXTENSION; WAIVER............................................................................          33
SECTION 7.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER....................................          33

                                               ARTICLE VIII
GENERAL PROVISIONS.........................................................................................          33
SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES................................................          33
SECTION 8.02. FEES AND EXPENSES............................................................................          33
SECTION 8.03. NOTICES......................................................................................          34
SECTION 8.04. DEFINITIONS..................................................................................          35
SECTION 8.05. INTERPRETATION...............................................................................          38
SECTION 8.06. COUNTERPARTS.................................................................................          38
SECTION 8.07. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES...............................................          38
SECTION 8.08. GOVERNING LAW................................................................................          38
SECTION 8.09. ASSIGNMENT...................................................................................          38
SECTION 8.10. ENFORCEMENT..................................................................................          39

SCHEDULES

Company Disclosure Schedule
Parent Disclosure Schedule

EXHIBITS
Exhibit A             Form of Amended and Restated Certificate of Incorporation of the
                      Company
Exhibit B             Form of Stock Option Agreement
Exhibit C             Parent Exchange Ratios
Exhibit D             IMS Representations
Exhibit E             IMS Exchange Ratio
Exhibit F             IMS Exchange Ratio

    AGREEMENT AND PLAN OF MERGER, dated as of March 23, 1998, among Cognizant Corporation, a Delaware corporation ("PARENT"), WAC Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("SUB"), and Walsh International Inc., a Delaware corporation (the "COMPANY").

    WHEREAS, the respective Boards of Directors of Parent, Sub and the 31 upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective stockholders;

    WHEREAS, such Boards of Directors have approved the Merger, pursuant to which each share of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK", which term also refers to and includes, unless the context otherwise requires, the associated Rights, as defined in Section 8.04) issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section 1.03), other than shares owned, directly or indirectly, by the Company or any subsidiary (as defined in Section 8.04) of the Company or by Parent, Sub or any subsidiary of Parent, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c));

    WHEREAS, the Merger and this Agreement require the vote of the holders of a majority of the outstanding shares of the Company Common Stock for the approval thereof (the "COMPANY STOCKHOLDER APPROVAL");

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition of Parent's willingness to enter into this Agreement, Parent and the Company are entering into a stock option agreement, dated as of the date hereof, in the Form of Exhibit A hereto (the "STOCK OPTION AGREEMENT"), pursuant to which the Company is granting Parent an option to purchase shares of Company Common Stock;

    WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and the Stock Option Agreement, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time of the Merger. At the Effective Time of the Merger, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation.

    SECTION 1.02. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m. on the first business day after satisfaction of the conditions set forth in Section 6.01 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) (the "CLOSING DATE"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto. Notwithstanding the foregoing, in the event that the Closing Date otherwise would occur during the period beginning on the record date (the "DISTRIBUTION RECORD DATE") for the determination of holders of common stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK") entitled to receive shares of common stock, par value $0.01 per share ("IMS COMMON STOCK" and, together with the Parent Common Stock, the "MERGER STOCK"), of IMS Health Incorporated, a Delaware corporation ("IMS"), in the proposed dividend of IMS Common Stock to Parent's stockholders (the "PARENT TRANSACTION") and ending on the date that is 17 trading days following the date of commencement of "regular way" trading in the IMS Common Stock on the New York Stock Exchange ("NYSE"), the Closing Date shall be deferred to the date that is 18 trading days following the date of commencement of "regular way" trading in the IMS Common Stock on the NYSE.

    SECTION 1.03. EFFECTIVE TIME OF THE MERGER. Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time on the Closing Date as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time on the Closing Date as is permissible in accordance with the DGCL and as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME OF THE MERGER").

    SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL. As used herein, "SURVIVING CORPORATION" shall mean and refer to the Company, at and after the Effective Time of the Merger, as the surviving corporation in the Merger.

    SECTION 1.05. CERTIFICATE OF INCORPORATION; BY-LAWS. (a) At the Effective Time of the Merger, and without any further action on the part of the Company or Sub, the certificate of incorporation of the Company shall be amended and restated in the form attached hereto as Exhibit A (the "AMENDED AND RESTATED COMPANY CHARTER"), which Amended and Restated Company Charter shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

    (b) At the Effective Time of the Merger, and without any further action on the part of the Company or Sub, the by-laws of Sub as in effect immediately prior to the Effective Time of the Merger shall be the by-laws of the Surviving Corporation at the Effective Time of the Merger until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.06. DIRECTORS. The directors of Sub immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation at the Effective Time of the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.07. OFFICERS. The officers of Sub immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation at the Effective Time of the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS

    SECTION 2.01. EFFECT ON CAPITAL STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Company, Sub or any holder of any shares of Company Common Stock or any shares of capital stock of Sub:

    (a) COMMON STOCK OF SUB. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

    (b)  CANCELLATION OF TREASURY STOCK AND PARENT-OWNED COMPANY COMMON
STOCK. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no cash, Merger Stock or other consideration shall be delivered or deliverable in exchange therefor.

    (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares cancelled pursuant to Section 2.01(b)) shall be converted into: (i) if the Effective Time of the Merger occurs prior to the Distribution Record Date, a fraction of a share of Parent Common Stock equal to the Parent Exchange Ratio (as defined in Section 8.04); and (ii) if the Effective Time of the Merger occurs after the Distribution Record Date, a fraction of a share of IMS Common Stock equal to the IMS Exchange Ratio (as defined in Section 8.04). The amount of Merger Stock into which each such share of Company Common Stock is converted is referred to herein as the "MERGER CONSIDERATION".

    (d) CANCELLATION AND RETIREMENT OF COMPANY COMMON STOCK. As of the Effective Time of the Merger, all shares of Company Common Stock and the associated Rights issued and outstanding immediately prior to the Effective Time of the Merger shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (collectively, the "CERTIFICATES") shall, to the extent such Certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration (and cash in lieu of fractional shares) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02.

    SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) Exchange Agent. As of the Effective Time of the Merger, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent (the "EXCHANGE AGENT") which shall provide that Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of holders of the Certificates, for exchange in accordance with this Article II, certificates representing the shares of Merger Stock (such shares of Merger Stock, together with any dividends or distributions with respect thereto with a record date on or after the Effective Time of the Merger and any cash payable in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "EXCHANGE FUND"), issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of Certificates immediately prior to the Effective Time of the Merger whose shares were converted into shares of Merger Stock pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Merger Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Merger Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II (after taking into account all shares of Company Common Stock then held by such holder) and cash in lieu of any fractional shares of Merger Stock as contemplated by
Section 2.02(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Merger Stock may be issued to a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the Merger Stock into which the shares of Company Common Stock represented by such

Certificate have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional shares of Merger Stock as contemplated by this Section 2.02.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Merger Stock with a record date on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Merger Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate there also shall be paid to the holder of the Certificate representing whole shares of Merger Stock issued in exchange therefor without interest (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Merger Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of any dividends or other distributions with a record date on or after the Effective Time of the Merger theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Merger Stock, and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date on or after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Merger Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Merger Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof, and all cash paid pursuant to Sections 2.02(c) and 2.02(e), shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock (including with respect to the Rights), and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

    (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Merger Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of such issuance of fractional shares, Parent shall pay each holder of Certificates an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held immediately prior to the Effective Time of the Merger by such holder) would otherwise be entitled by (b) the average of the closing sale prices for a share of Merger Stock on the NYSE Composite Transaction Tape for the five trading days immediately preceding the Effective Time of the Merger.

        (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates, subject to and in accordance with the terms of
Section 2.02(c).

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund deposited with the Exchange Agent pursuant to this Section 2.02 which remains undistributed to the holders of the Certificates for six months after the Effective Time of the Merger shall be delivered to Parent, upon demand, and any holders of Certificates prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for Merger Stock, cash in lieu of fractional shares of Merger Stock and any dividends or distributions with respect to Merger Stock to which such holders may be entitled.

    (g) NO LIABILITY. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Merger Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to three years after the Effective Time of the Merger, or immediately prior to such earlier date on which any Merger Consideration, any cash in lieu of fractional shares of Merger Stock or any dividends or distributions with respect to Merger Stock would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration or cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

    (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

    SECTION 2.03. TREATMENT OF OPTIONS. (a) At the Effective Time of the Merger, each outstanding option to purchase Company Common Stock (a "COMPANY STOCK OPTION") issued pursuant to the Company's Non-Employee Directors' Stock Option Plan (the "DIRECTORS' PLAN") or the Company's Restated Stock Option and Restricted Stock Purchase Plan (the "OPTION PLAN" and, collectively with the Directors' Plan, the "COMPANY STOCK PLANS"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, those shares which the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger if such holder had exercised such option in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Merger Stock deemed purchasable pursuant to such Company Stock Option (a "Converted Option"); PROVIDED, HOWEVER, that in the case of any option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("INCENTIVE STOCK OPTIONS"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code, PROVIDED FURTHER that if the Closing Date occurs prior to the Distribution Record Date each Converted Option shall be adjusted or substituted, as the case may be, pursuant to the Parent Transaction.

    (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 2.03 after giving effect to the Merger and the provisions set forth above and until otherwise determined). If necessary, Parent shall comply with the terms of the Company Stock Plans and ensure, to the extent required by, and subject to the provisions of, the Company Stock Plans, that Company Stock Options that qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

    (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Merger Stock for delivery upon exercise of Company Stock Options. As soon as practicable after the Effective Time of the Merger, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Merger Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), where applicable, Parent shall administer the Company Stock Plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Company Stock Plans complied with such rule prior to the Merger.

    SECTION 2.04. TREATMENT OF DEBT SECURITIES AND WARRANTS. (a) All debt securities of the Company that are outstanding as of the Effective Time of the Merger shall remain outstanding after the Effective Time of the Merger in accordance with their respective terms and provisions.

    (b) At the Effective Time of the Merger, each Warrant (as defined in Section 3.01(c)) that is outstanding and unexercised immediately prior thereto shall, pursuant to the terms of such Warrant, cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into a warrant to purchase such number of shares of Merger Stock as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Warrant divided by (z) the number of full shares of Merger Stock deemed purchasable pursuant to such Warrant.

    (c) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Warrants appropriate notices setting forth such holders' rights pursuant to the applicable warrant agreements with respect thereto to the extent required by the terms of the warrant agreements with respect thereto.

    (d) Parent shall take (or cause to be taken) all corporate action necessary to reserve for issuance a sufficient number of shares of Merger Stock for delivery upon conversion of the exercise of the Warrants.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Sub as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and each of its Subsidiaries (as defined in Section 3.01(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.04) with respect to the Company. Attached as Section 3.01(a) of the disclosure schedule delivered by the Company to Parent and Sub at the time of execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") are complete and correct copies of the Company's Restated Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), and the Company's Amended and Restated By-laws, as amended (the "BY-LAWS"), as currently in effect. The Company has made available to Parent and Sub complete and correct copies of the certificates of incorporation and by-laws (or other organizational documents) of each of the Company's Subsidiaries, in each case as amended to the date of this Agreement.

    (b) SUBSIDIARIES. The only direct or indirect subsidiaries (as defined in Section 8.04) of the Company are those listed in Section 3.01(b) of the Company Disclosure Schedule (collectively, the "SUBSIDIARIES"). All of the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable and, except as disclosed in Section 3.01(b) of the Company Disclosure Schedule, are owned (of record and beneficially) by the Company, by another wholly owned subsidiary of the Company or by the Company and another such wholly owned subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"). Except for the ownership interests set forth in Section 3.01(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, business association, joint venture or other entity.

    (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of (x) 20,000,000 shares of Company Common Stock, par value $.01 per share, and
(y) 5,000,000 shares of preferred stock, par value $1.00 per share ("COMPANY PREFERRED STOCK"), of which 1,667,000 shares have been designated as Series A Convertible Preferred Stock. As of the close of business on March 20, 1998, there were: (i) 10,612,137 shares of Company Common Stock issued and outstanding; (ii) 20,750 shares of Company Common Stock held in the treasury of the Company; (iii) 261,398 shares of Company Common Stock reserved for issuance upon exercise of Company Stock Options available for grant pursuant to the Company Stock Plans; (iv) 1,086,425 shares of Company Common Stock issuable upon exercise of awarded but unexercised Company Stock Options, with an exercise price per each awarded but unexercised Company Stock Option as is set forth in
Section 3.01(c)(iv) of the Company Disclosure Schedule; (v) 250,000 shares of Company Preferred Stock issuable pursuant to the Rights; (vi) 100,000 shares of Company Common Stock reserved for issuance pursuant to the Company's Employee Stock Purchase Plan (as defined below); (vii) 55,781 shares of Company Common Stock issuable upon exercise of currently outstanding warrants to purchase Company Common Stock, all as more particularly described in Section 3.01(c)(vii) of the Company Disclosure Schedule (collectively, the "WARRANTS"), and with an exercise price for each such Warrant equal to $12.72 per share of Company Common Stock; (viii) no shares of Company Preferred Stock issued and outstanding; and
(ix) no shares of Company Preferred Stock in the treasury of the Company. Except as set forth above, as of the close of business on March 20, 1998, there were no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans, the Rights and the Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All securities issued by the Company were issued in compliance in all material respects with all applicable federal and state securities laws and all applicable rules and regulations promulgated thereunder. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except pursuant to the Stock Option Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than the Stock Option Agreement and except as disclosed in Section 3.01(c) of the Company Disclosure Schedule, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its Subsidiaries and (ii) to the knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any of its Subsidiaries. Except as set forth in Section 3.01(c) of the Company Disclosure Schedule, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities of the Company or any of its Subsidiaries under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or other agreements or arrangements with or, to the knowledge of the Company, among any securityholders of the Company or any of its Subsidiaries with respect to securities of the Company or any of its Subsidiaries.

    Since June 30, 1997, except as disclosed in Section 3.01(c) of the Company Disclosure Schedule, the Company has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company or any of its Subsidiaries, other than
(1) pursuant to the Stock Option Agreement, (2) the grant of any employee stock options prior to the date of this Agreement pursuant to the Company Stock Plans,
(3) the issuance of Company Common Stock upon exercise of the options granted pursuant to the Company Stock Plans prior to the date of this

Agreement and (4) upon exercise of Warrants outstanding on such date; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more Subsidiaries, any shares of capital stock of the Company or any of its Subsidiaries; or (C) declared, set aside, made or paid to the stockholders of the Company or any of its Subsidiaries dividends or other distributions on the outstanding shares of capital stock of the Company or any of its Subsidiaries (excluding dividends declared, set aside, made or paid by wholly owned Subsidiaries to the Company or any wholly owned Subsidiaries).

    (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into each of this Agreement and the Stock Option Agreement and, subject to the Company Stockholder Approval in the case of this Agreement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to the Company Stockholder Approval. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Sub) constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. No holder of capital stock of the Company will be entitled to appraisal rights under the DGCL or otherwise as a result of the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby. Except as set forth in Section 3.01(d) of the Company Disclosure Schedule, the execution and delivery of each of this Agreement and the Stock Option Agreement does not, and the consummation by the Company of the transactions contemplated by each of this Agreement and the Stock Option Agreement and compliance by the Company with the provisions hereof and thereof will not, conflict with, or result in any breach or violation of, or any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien under, (i) the Certificate of Incorporation or By-laws or the comparable charter or organizational documents of any of the Company's Subsidiaries, (ii) any loan or credit agreement, note, note purchase agreement, bond, mortgage, indenture, lease or any other contract, agreement, instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any international organization, the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial, local or otherwise, or any court, administrative agency or commission or other governmental authority, regulatory body or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), or any other third party, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company or the consummation by the Company of the transactions contemplated hereby and thereby or the performance by the Company of its obligations hereunder or thereunder, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the filing of such applications or notices by the Company as may be required pursuant to merger control, antitrust, foreign investment or similar laws or regulations in effect in Canada, Germany or any political subdivision thereof, (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers (the "NASD") of (A) a proxy statement relating to the Company Stockholder Approval (such proxy statement as amended or supplemented from time to time, the "PROXY STATEMENT,") and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to make or obtain, individually or in the aggregate, could not reasonably be expected to
(x) prevent or materially delay consummation of the Merger or the transactions contemplated hereby or performance of the Company's obligations hereunder or under the Stock Option Agreement or (y) have a Material Adverse Effect with respect to the Company.

    (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. The Company has filed with the SEC all reports, schedules, forms, statements and other documents required pursuant to the Securities Act and the Exchange Act since January 1, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. As of their respective dates, (i) none of the SEC Documents (including any and all financial statements included therein) filed pursuant to the Securities Act or any rule or regulation thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) none of the SEC Documents (including any and all financial statements included therein) filed pursuant to the Exchange Act or any rule or regulation thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all SEC Documents filed since January 1, 1996 (the "SEC FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly financial statements, as permitted by Form 10-Q of the SEC), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). The SEC Financial Statements fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal recurring audit adjustments). Except as disclosed in
Section 3.01(e) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto, except (i) liabilities reflected in the audited consolidated balance sheet of the Company as of June 30, 1997 or the notes thereto (the "1997 BALANCE SHEET") included in the SEC Documents, (ii) liabilities disclosed in any Recent SEC Document and (iii) liabilities incurred since June 30, 1997 in the ordinary course of business consistent with past practice.

    (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of Merger Stock in the Merger (the "FORM S-4") will, at the time the

Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 5.01(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent or Sub specifically for inclusion or incorporation by reference therein.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 3.01(g) of the Company Disclosure Schedule or in the Recent SEC Documents (as defined in Section 8.04), during the period from June 30, 1997 through and including the date hereof, each of the Company and each of its Subsidiaries has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been since June 30, 1997: (i) any Material Adverse Change (as defined in Section 8.04) with respect to the Company; (ii) any condition, event or occurrence which, as of the date of this Agreement, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or give rise to a Material Adverse Change with respect to the Company; (iii) any action or failure to act which, if it had been taken or not taken after the execution of this Agreement, would have required the consent of Parent pursuant to this Agreement; or (iv) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or perform its obligations hereunder or thereunder.

    (h) LITIGATION; LABOR MATTERS; COMPLIANCE WITH LAWS. (i) Except as disclosed in Section 3.01(h)(i) of the Company Disclosure Schedule or in the Recent SEC Documents, as of the date hereof, there is (1) no suit, action, arbitration or proceeding pending, and (2) to the knowledge of the Company, no suit, action, arbitration or proceeding threatened against or investigation pending, in each case with respect to the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or to perform its obligations hereunder or thereunder, nor is there any judgment, decree, citation, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries which, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or to perform its obligations hereunder or thereunder. To the knowledge of the Company, except as disclosed in Section 3.01(h)(i) of the Company Disclosure Schedule or in the Recent SEC Documents, as of the date hereof there is no reasonable basis for any action, suit, arbitration or proceeding that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or to perform its obligations hereunder or thereunder.

        (ii) Except as disclosed in Section 3.01(h)(ii) of the Company Disclosure Schedule or in the Recent SEC Documents, (1) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (2) as of the date hereof, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (3) as of the date hereof, there is no strike, work stoppage or other similar labor dispute involving it or any of its Subsidiaries pending or, to its knowledge, threatened; (4) as of the date hereof, no grievance is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company; (5) to the knowledge of the Company, the Company and each of its Subsidiaries is in compliance with all applicable laws (domestic and foreign), agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment except for failures so to comply, if any, that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company; (6) the Company and each of its Subsidiaries has complied in all material respects with its payment obligations to all employees of the Company and its Subsidiaries in respect of all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under any policy, practice, agreement, plan, program of the Company or any of its Subsidiaries or any statute or other law; (7) neither the Company nor any of its Subsidiaries is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of the Company or any of its Subsidiaries, nor to the knowledge of the Company will the Company or any of its Subsidiaries have any liability which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any of its Subsidiaries of any persons employed by the Company or any of its Subsidiaries on or prior to the Effective Time of the Merger, excluding any such payment or liability which does not exceed $50,000 individually or $500,000 in the aggregate with all such other payments and liabilities not disclosed in Section 3.01(h)(ii) of the Company Disclosure Schedule; and (8) the Company and each of its Subsidiaries is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), to the extent applicable, and all other employee notification and bargaining obligations arising under any collective bargaining agreement or statute.

        (iii) Each of the Company and each of its Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of the Company and its Subsidiaries, taken as a whole (the "COMPANY PERMITS"). The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company. Except as disclosed in Section 3.01(h)(iii) of the Company Disclosure Schedule, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law (domestic or foreign), ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

        (iv) Each of the Company and each of its Subsidiaries have in the past duly complied, and are presently duly complying, with all applicable laws (whether statutory or otherwise), rules, regulations, orders, judgments or decrees (the "LAWS") of all Governmental Entities, including, without limitation, privacy and data protection Laws of any Governmental Entity, except where the failure to have so complied or to be presently complying would neither have a Material Adverse Effect with respect to the Company nor constitute violations of criminal laws that could subject the Company or any Subsidiary to criminal liability. Neither the Company nor any Subsidiary has received any notification of or has any knowledge of any asserted material failure by it to comply with any of such Laws.

    (i) EMPLOYEE BENEFIT PLANS. (i) Section 3.01(i) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), governmental plan or government-mandated plan or arrangement providing for retirement or health or other employee benefits for which contributions are required under any applicable Law ("GOVERNMENTAL PLANS"), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to employment, benefits or entitlements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not under which any employee or former employee of the Company or any of its Subsidiaries has any present or future right to benefits or under which the Company or any of its Subsidiaries has any present or future liability (all such plans, agreements, programs, policies and arrangements are herein collectively referred to as the "COMPANY PLANS"); PROVIDED that such list does not include any employment agreement which (i) provides for the payment of annual cash compensation in an amount less than $50,000 and (ii) does not impose any material obligation upon any of the Company and its Subsidiaries (the "EXCLUDED EMPLOYMENT AGREEMENTS").

        (ii) With respect to each Company Plan (other than the Excluded Employment Agreements), the Company has delivered to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement, annuity contract or other funding instrument; (B) the most recent determination letter; (C) the current summary plan description and other written communications by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and (D) for the most recent year (I) the Form 5500 and attached schedules; (II) audited financial statements; (III) actuarial valuation reports; and (IV) attorney's response to an auditor's request for information.

        (iii) (A) Each Company Plan has been established and administered in material compliance with its terms and with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction); (B) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and, except for the Walsh America 401(k) Retirement Plan, has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, no facts or circumstances exist which could give rise to any such actions, suits or claims and the Company will promptly notify Parent in writing of any pending claims or, to the knowledge of the Company, any threatened claims arising between the date hereof and the Effective Time of the Merger; (D) neither the Company nor, to the knowledge of the Company, any other party has engaged in a prohibited transaction, as such term is defined under
Section 4975 of the Code or ERISA Section 406, which would subject the Company or Parent or its Subsidiaries to any material taxes, penalties or other liabilities under the Code or ERISA; (E) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its "CONTROLLED GROUP" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any material tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction); (F) all insurance premiums required to be paid and all contributions required to be made under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction) as of the Effective Time of the Merger have been or will be timely paid or made prior thereto and adequate reserves have been provided for on the Company's balance sheet for any premiums (or portions thereof) and for all benefits attributable to service on or prior to the Effective Time of the Merger; (G) except for the Source

Information America, PMSI Scott-Levin and Walsh America 401(k) Retirement Plan, each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and (H) no Company Plan provides for an increase in benefits on or after the Effective Time of the Merger.

        (iv) No Company Plan is subject to Title IV of ERISA, and no Company Plan is a multiemployer plan as defined in Section 4001(A)(3) of ERISA. The Company has never been required to contribute to or sponsored any multiemployer plan or any plan subject to Title IV of ERISA.

        (v) Except as set forth in Section 3.01(i)(v) of the Company Disclosure Schedule, no Company Plan exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Company employee as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

        (vi) (i) Each Company Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements; and (ii) the Company has received a favorable determination from the Internal Revenue Service with respect to any trust intended to be qualified within the meaning of Section 501(c)(9) of the Code.

        (vii) Except as provided in Section 3.01(i)(vii) of the Company Disclosure Schedule, no independent contractor or other contract employee has participated or is entitled to participate in any Company Plan.

        (viii) The Employee Stock Purchase Plan approved by the Board of Directors of the Company as of December 30, 1997 (the "Employee Stock Purchase Plan") has not been put into effect and no person, including any employee of the Company or any of its Subsidiaries, has purchased or has any right to purchase any shares of capital stock of the Company thereunder.

    (j) TAXES. Except as disclosed in Section 3.01(j) of the Company Disclosure
Schedule: (i) the Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group of which the Company or any of its Subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired; (ii) all such Tax Returns are complete and correct in all material respects; (iii) the Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group of which the Company or any of it Subsidiaries is or has been a member, has paid all Taxes due or has provided adequate reserves in its financial statements (other than in respect of deferred taxes) for any Taxes that have not been paid;
(iv) no material claim for unpaid Taxes has been asserted by a Tax authority or has become a lien against the property of the Company or any of its Subsidiaries (other than with respect to Taxes not yet due and payable) or is being asserted against the Company or any of its Subsidiaries; (v) no audit or other proceeding with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries or any Tax Return filed by the Company or any of its Subsidiaries is being conducted by any governmental or Tax authority and the Company and its Subsidiaries have not received notification in writing that any such audit or other proceeding with respect to Taxes or any Tax Return is pending; (vi) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its Subsidiaries; and (vii) neither the Company nor any of its Subsidiaries is subject to liability for Taxes of any Person (other than the Company or its Subsidiaries), including, without limitation, liability arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise. As used herein, "TAXES" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, social security, transfer, net worth, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "TAX RETURN" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

    (k) PROPERTIES. Except as disclosed in Section 3.01(k) of the Company Disclosure Schedule, the Company or one of its Subsidiaries (i) has good and marketable title to all the properties and assets (A) reflected in the 1997 Balance Sheet as being owned by the Company or one of its Subsidiaries (other than any such properties or assets sold or disposed of since June 30, 1997 in the ordinary course of business consistent with past practice) and (B) acquired after June 30, 1997 which are material to the Company's business on a consolidated basis, in each case free and clear of all Liens, except statutory Liens securing payments not yet due and such Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates (x) reflected in the 1997 Balance Sheet and
(y) acquired after June 30, 1997 which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto (except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing), and there is no default thereunder by the lessee or, to the Company's knowledge, as of the date hereof, the lessor that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company. As of the date hereof, the Company has not received written notice and does not otherwise have knowledge of any pending, threatened or contemplated condemnation proceeding affecting any premises owned or leased by the Company or any of its Subsidiaries or any part thereof or of any sale or other disposition of any such owned or leased premises or any part thereof in lieu of condemnation.

    (l) ENVIRONMENTAL MATTERS. Except as could not reasonably be expected to result in any liability under or relating to Environmental Laws (as defined in Section 8.04) to the Company or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company:

        (i) each of the Company and each of its Subsidiaries holds and is, and has been, in compliance with all Environmental Permits (as defined in Section 8.04), and each of the Company and each of its Subsidiaries is, and has been, otherwise in compliance with all Environmental Laws and, to the knowledge of the Company, there are no conditions that might prevent or interfere with such compliance in the future;

        (ii) neither the Company nor any of its Subsidiaries has received any written Environmental Claim or has knowledge of any other Environmental Claim or threatened Environmental Claim;

        (iii) neither the Company nor any of its Subsidiaries has entered into any consent decree, order or agreement under or relating to any Environmental Law;

        (iv) there are no past (including, without limitation, with respect to assets or businesses formerly owned, leased or operated by the Company or any of its Subsidiaries) or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, that could reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under any Environmental Laws; and

        (v) no modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or any of its Subsidiaries following such consummation.

    (m) CONTRACTS; DEBT INSTRUMENTS. (i) Neither the Company nor any of its Subsidiaries is, or has received any notice or has any knowledge that any other party, as of the date hereof, is, or by virtue of the transactions contemplated hereby, will be, in default in any respect under any contract, agreement, commitment, arrangement, lease, policy or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such subsidiary is bound, except for those defaults which could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to the Company; and, to the knowledge of the Company, there has not occurred any event, nor will this transaction by its terms cause the occurrence of any event, that with the lapse of time or the giving of notice or both would constitute such a default.

        (ii) The Company has made available to Parent (x) true and correct copies (or accurate English translations) of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness (as defined in section 8.04) of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred and (y) accurate information regarding the respective principal amounts currently outstanding thereunder.

        (iii) Except as set forth in Section 3.01(m)(iii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any agreement nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Company or any of its Subsidiaries, that, following the Effective Time of the Merger, would impose any material restriction on the ability of Parent or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) to conduct any of the businesses currently conducted by any of them.

        (iv) Except as set forth in Section 3.01(m)(iv) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any agreement which, pursuant to the requirements of Form 10-K under the Exchange Act, would be required to be filed as an exhibit to an Annual Report on Form 10-K of the Company, except agreements included or incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 or any Recent SEC Document.

        (v) Set forth in Section 3.01(m)(v) of the Company Disclosure Schedule are all (a) (i) data supply contracts and (ii) customer contracts between the Company or any of its Subsidiaries and third parties involving the provision of products or services in more than one country; (b) contracts between the Company or any of its Subsidiaries, on the one hand, and any of their respective directors, officers, employees or affiliates, or any former directors, officers, employees or affiliates of the Company, on the other hand (other than the Excluded Employment Agreements); (c) joint venture and/or agreements and development agreements to which the Company or any of its Subsidiaries is a party; and (d) contracts between the Company or any of its Subsidiaries, on the one hand, either National Data Corporation, Source Informatics Inc. and/or Pharmaceutical Marketing Services Inc. or any of their respective subsidiaries, on the other hand.

        (vi) Except as disclosed in Section 3.01(m)(vi) of the Company Disclosure Schedule, (i) as of the date of this Agreement, with respect to each of its current customers, neither the Company nor any of its Subsidiaries has received notice to the effect that (or has knowledge that) any such customer intends to terminate or otherwise modify its relationship with the Company or any of its Subsidiaries or decrease or limit the services rendered or products sold by the Company or its Subsidiaries, which termination, modification, decrease or limit would in the aggregate result in a decrease in revenues of the Company and its Subsidiaries in an amount in excess of $500,000 on an annualized basis and (ii) during the fiscal year ended June 30, 1997, no customer of the Company or its Subsidiaries terminated or otherwise modified its relationship with the Company or any of its Subsidiaries or decreased or limited the services rendered or products sold by the Company or its Subsidiaries, which termination, modification, decrease or limit resulted in an aggregate decrease in revenues of the Company and its Subsidiaries in an amount in excess of $500,000 for the fiscal year ended June 30, 1997 as compared to the fiscal year ended June 30, 1996.

        (vii) The Company has not entered into any material purchase commitment, customer contract or other arrangement with any third party that was not entered into in the ordinary course of business of the Company and consistent with its past practice or which contains any material term that is not customary with respect to commitments, contracts or arrangements of such type.

    (n) BROKERS. Except as disclosed in Section 3.01(n) of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other person, other than NationsBanc Montgomery Securities ("NMS"), the fees and expenses of which will be paid by the Company (pursuant to fee agreements, copies of which have been provided to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Stock Option Agreement based upon arrangements made by or on behalf of the Company. The Company agrees to indemnify Parent and Sub and to hold Parent and Sub harmless from and against any and all claims, liabilities or obligations with respect to any other fee, commission or expense asserted by any person on the basis of any act or statement alleged to have been made by the Company or any of its affiliates.

    (o) OPINION OF FINANCIAL ADVISOR. The Company has received as of the date of this Agreement the opinion of NMS to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Parent and its affiliates).

    (p) BOARD RECOMMENDATION; STATE ANTITAKEOVER LAW. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, including the Merger, taken together, are fair to and in the best interests of the stockholders of the Company and has taken all actions necessary on the part of the Company to render the restrictions on business combinations contained in
Section 203 of the DGCL inapplicable to this Agreement, the Merger and the Stock Option Agreement and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

    (q) REQUIRED COMPANY VOTE. The Company Stockholder Approval, being the affirmative vote of a majority of the outstanding shares of the Company Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby. There is no vote of the holders of any class or series of the Company's securities necessary to approve the Stock Option Agreement.

    (r) INTELLECTUAL PROPERTY. (i) Except as otherwise noted in Section 3.01(r)(i) of the Company Disclosure Schedule, the Company or one of its Subsidiaries owns or has the right to use all Intellectual Property material to the operation of the business of the Company and its Subsidiaries as currently conducted or to products or services currently under development by the Company or any of its Subsidiaries (collectively, "MATERIAL INTELLECTUAL PROPERTY"), and has the right to use, license, sublicense or assign the same without liability to, or any requirement of consent from, any other person or party; in this regard, to the knowledge of the Company as of the date hereof, no facts or circumstances exist which would affect the validity, subsistence or existence of any Material Intellectual Property. Except as set forth in Section 3.01(r)(i) of the Company Disclosure Schedule, all Material Intellectual Property is either owned by the Company or its Subsidiaries free and clear of all Liens or is used pursuant to an agreement or license and each such agreement or license is valid and enforceable and in full force and effect and neither the Company nor any of its Subsidiaries is in default under or in breach of any such license or agreement and, to the knowledge of the Company as of the date hereof, none of the licensors is in default under or in breach of any such license or agreement. Unless otherwise noted in Section 3.01(r)(i) of the Company Disclosure Schedule,
(i) none of the Material Intellectual Property infringes or otherwise conflicts with any proprietary or other right of any person or party; (ii) as of the date hereof, there is no pending or threatened litigation, adversarial proceeding, administrative action or other challenge or claim relating to any of the Material Intellectual Property; (iii) there is no outstanding judgment, order, writ, injunction or decree relating to any of the Material Intellectual Property; (iv) as of the date hereof, there is currently no infringement by any third party of any of the Material Intellectual Property; and (v) the Material Intellectual Property owned, used or possessed by the Company or its Subsidiaries is sufficient and adequate to conduct the business of the Company and its Subsidiaries to the full extent as such business is currently conducted.

        (ii) Each of the Company and each of its Subsidiaries has taken reasonable steps to protect, maintain and safeguard their Material Intellectual Property, including any Material Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has executed appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing.

        (iii) The Company or one of its Subsidiaries is the sole and exclusive owner of all Software (which term includes, without limitation, all computer programs, whether in source code or object code form, algorithms, edit controls, methodologies, applications, flow charts and any and all systems documentation (including, but not limited to, data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, and file layouts and written narratives of all procedures used in the coding or maintenance of the foregoing) that is required to conduct the businesses of the Company and its Subsidiaries to the full extent such businesses are currently conducted. Except as set forth in Section 3.01(r)(iii)(b) of the Company Disclosure Schedule, all of the Software owned by the Company or any of its Subsidiaries, including, without limitation, Premiere and Precise, is Year 2000 Compliant (as defined in Section 8.04). Notwithstanding anything to the contrary set forth in this Section 3.01(r)(iii), the term "Software" does not include any software used or held for use by the Company or its Subsidiaries and not owned by the Company or its Subsidiaries, including but not limited to any software licensed or leased by third parties to the Company or its Subsidiaries and commonly available "shrink wrap" software copyrighted by third parties (collectively, the "THIRD PARTY SOFTWARE"). All of the Third Party Software required to conduct the businesses of the Company and its Subsidiaries to the full extent such businesses are currently conducted is used pursuant to an agreement or license and each such agreement or license is valid and enforceable and in full force and effect and neither the Company nor any of its Subsidiaries is in default under or in breach of any such license or agreement and, to the knowledge of the Company as of the date hereof, none of the licensors is in default under or in breach of any such license or agreement. To the Company's knowledge as of the date hereof, except as set forth in Section 3.01(r)(iii)(c) of the Company Disclosure Schedule, all of the Third Party Software is Year 2000 Compliant.

        (iv) The Company or one of its Subsidiaries is the sole and exclusive owner of all Databases (which term includes, without limitation, all databases, documentation and written narratives of all procedures used in connection with the collection, processing and distribution of data contained in the databases) that are required to conduct the businesses of the Company and its Subsidiaries to the full extent such businesses are currently conducted. The Databases, together with the Third Party Databases (as defined below), contain that data heretofore used by the Company and its Subsidiaries in the operation of their respective businesses. Except as set forth in Section 3.01(r)(iv)(b) of the Company Disclosure Schedule, the Databases are Year 2000 Compliant. Notwithstanding anything to the contrary set forth in this Section 3.1(r)(iv), the term "Databases" does not include any databases used or held for use by the Company and its Subsidiaries and not owned by the Company and its Subsidiaries, including, but not limited to, any databases licensed or leased by third parties to the Company and databases generally available to the public (collectively, the "THIRD PARTY DATABASES"). All of the Third Party Databases required to conduct the businesses of the Company and its Subsidiaries to the full extent such businesses are currently conducted are used pursuant to an agreement or license and each such agreement or license is valid and enforceable and in full force and effect and neither the Company nor any of its Subsidiaries is in default under or in breach of any such license or agreement and, to the knowledge of the Company as of the date hereof, none of the licensors is in default under or in breach of any such license or agreement. To the Company's knowledge as of the date hereof, except as set forth in Section 3.01(r)(iv)(c) of the Company Disclosure Schedule, all of the Third Party Databases are Year 2000 Compliant.

        (v) Except as set forth in Section 3.01(r)(v) of the Company Disclosure Schedule, to the knowledge of the Company, no confidential or trade secret information of the Company or any of its Subsidiaries has been provided to any party except subject to written confidentiality agreements.

    (s) OWNERSHIP OF PARENT COMMON STOCK. Neither the Company nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent which in the aggregate represent 5% or more of the outstanding shares of such capital stock.

    (t) RIGHTS AGREEMENT. (i) The Company has taken all actions necessary so as to provide that neither Parent nor Sub will become an "Acquiring Person" and that no "Flip-In Event", "Flip-In Trigger Date", "Flip-Over Event", "Shares Acquisition Date", "Redemption Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Stock Option Agreement or the consummation of the Merger or the acquisition of shares of Company Common Stock by Parent pursuant to the Stock Option Agreement.

        (ii) The Company has taken all actions necessary with respect to all of the outstanding Rights so that, immediately prior to the Effective Time of the Merger, (A) neither Company nor Parent will have any obligations under the Rights or the Rights Agreement and (B) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

    SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub represent and warrant to the Company as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent, Sub and each of Parent's "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) (collectively, the "PARENT SUBSIDIARIES") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent, Sub and each of the Parent Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect with respect to Parent. Parent has made available to the Company complete and correct copies of its articles of incorporation and by-laws and the certificate of incorporation and by-laws of Sub.

    (b) CAPITAL STRUCTURE. (i) As of the date of this Agreement, the authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock, 10,000,000 shares of Series Common Stock, $.01 per share, of Parent ("SERIES STOCK") and 10,000,000 shares of preferred stock, par value $.01 per share, of Parent ("PARENT PREFERRED STOCK"). As of the close of business on March 10, 1998, there were: (i) 171,120,069 shares of Parent Common Stock issued and outstanding; (ii) 7,702,009 shares of Parent Common Stock held in the treasury of Parent; (iii) 12,189,852 shares of Parent Common Stock reserved for issuance pursuant to Parent's stock option and stock purchase plans (such plans, collectively, the "PARENT STOCK PLANS"); (iv) 15,002,581 shares of Parent Common Stock issuable upon exercise of awarded but unexercised stock options; and (v) no shares of Series Stock or Parent Preferred Stock outstanding. Except as set forth above and except for shares of junior participating preferred stock issuable pursuant to the Rights Agreement, dated as of October 15, 1996, between Parent and First Chicago Trust Company of New York, as of the close of business on March 10, 1998 there were no shares of capital stock or other equity securities of Parent issued, reserved for issuance or outstanding. All outstanding shares of capital stock of

Parent are, and all shares which may be issued as described above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Parent may vote. Except as set forth above or in Section 3.02(b) of the disclosure schedule delivered by Parent and Sub to the Company at the time of execution of this Agreement (the "Parent Disclosure Schedule"), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent.

        (ii) During the period from March 10, 1998 through the date of this Agreement, except as set forth in Section 3.02(b) of the Parent Disclosure Schedule, Parent did not (A) issue or permit to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of Parent, other than pursuant to or as permitted by the terms of the Parent Stock Plans; (B) repurchase, redeem or otherwise acquire, directly or indirectly through one or more subsidiaries, any shares of capital stock of Parent; or (C) declare, set aside, make or pay to the stockholders of Parent dividends or other distributions on the outstanding shares of capital stock of Parent (other than regular quarterly cash dividends on the Parent Common Stock).

        (iii) As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of any Lien.

        (iv) As of the Closing Date, all the issued and outstanding shares of the common stock of Sub will be owned by Parent free and clear of any Lien.

    (c) AUTHORITY; NONCONTRAVENTION. Parent and Sub have all requisite corporate power and authority to enter into each of this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of this Agreement and the Stock Option Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and the Stock Option Agreement have been duly executed and delivered by each of Parent and Sub and (assuming due authorization, execution and delivery by the Company) constitute valid and binding obligations of Parent and Sub, enforceable against them in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The execution and delivery of each of this Agreement and the Stock Option Agreement does not, and the consummation by Parent and Sub of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement and the Stock Option Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien under, (i) the certificate of incorporation or by-laws of Parent, Sub or any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, instrument, permit, concession, franchise or license to which Parent, Sub or any other subsidiary of Parent is a party or by which any of their respective properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the Stock Option Agreement by Parent and Sub or the consummation by Parent and Sub of any of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification and report form under the HSR Act and the filing of such applications or notices by Parent and Sub as may be required pursuant to merger control, antitrust, foreign investment or similar laws or regulations in effect in Canada, Germany or any political subdivision thereof, (ii) the filing with the SEC and the NYSE of (A) the Form S-4 and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to make or obtain, individually or in the aggregate, could not reasonably be expected to
(x) prevent or materially delay consummation of the Merger or the other transactions contemplated hereby or performance of Parent's and Sub's obligations hereunder and under the Stock Option Agreement or (y) have a Material Adverse Effect with respect to Parent.

    (d) PARENT SEC DOCUMENTS; UNDISCLOSED LIABILITIES. Parent has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the Securities Act and the Exchange Act since November 1, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "PARENT SEC DOCUMENTS"). Except as set forth in Section 3.02(d) of the Parent Disclosure Schedule, as of their respective dates, the Parent SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.02(d) of the Parent Disclosure Schedule, except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in
Section 3.02(d) of the Parent Disclosure Schedule, the consolidated financial statements of Parent included in all Parent SEC Documents filed since November 1, 1996 (the "PARENT SEC FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly financial statements, as permitted by Form 10-Q of the SEC), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal recurring year-end audit adjustments). Except as disclosed in Section 3.02(d) of the Parent Disclosure Schedule, as of the date hereof, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto, except (i) liabilities reflected in the audited consolidated balance sheet of Parent as of December 31, 1997, (ii) liabilities disclosed in any SEC Document filed by Parent prior to the date of this Agreement with respect to any period ending, or date occurring, after December 31, 1997 and (iii) liabilities incurred since December 31, 1997 in the ordinary course of business consistent with past practice.

    (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company specifically for inclusion or incorporation by reference therein.

    (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 3.02(f) of the Parent Disclosure Schedule, during the period from December 31, 1997 through and including the date hereof, there is not and has not been: (i) any Material Adverse Change with respect to Parent; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to Parent; (iii) any action or failure to act which, if it had been taken or not taken after the execution of this Agreement, would have required the consent of the Company pursuant to this Agreement; or (iv) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or perform its obligations hereunder or under the Stock Option Agreement.

    (g) LITIGATION; COMPLIANCE WITH LAWS. (i) Except as disclosed in Section 3.02(g)(i) of the Parent Disclosure Schedule or in the Parent SEC Documents, as of the date hereof, there is (1) no suit, action, arbitration or proceeding pending, and (2) to the knowledge of Parent, no suit, action, arbitration or proceeding threatened against or investigation pending, in each case with respect to Parent or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent or prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or to perform their obligations hereunder and under the Stock Option Agreement nor is there any judgment, decree, citation, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries which, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or to perform its obligations hereunder or thereunder. To the knowledge of Parent, except as disclosed in Section 3.02(g)(i) of the Parent Disclosure Schedule or in any SEC Document filed by Parent prior to the date of this Agreement with respect to any period ending, or date occurring, after December 31, 1997, as of the date hereof there is no reasonable basis for any action, suit, arbitration or proceeding that, individually or in the aggregate, could reasonable be expected to have a Material Adverse Effect with respect to Parent or prevent or materially delay the ability of Parent or Sub to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or to perform their obligations hereunder or thereunder.

    (ii) Except as disclosed in Section 3.02(g)(ii) of the Parent Disclosure Schedule, the businesses of Parent and its subsidiaries are not being conducted in violation of any law (domestic or foreign), ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect with respect to Parent.

    (h) BROKERS. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub. Parent agrees to indemnify the Company and to hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other fee, commission or expense asserted by any person on the basis of any act or statement alleged to have been made by Parent or its affiliates.

    (i) INTERIM OPERATIONS OF SUB. Sub was formed on March 11, 1998 solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

    (j) REQUIRED VOTE. This Agreement has been approved by Parent, as the sole stockholder of Sub. No other vote of holders of any class or series of securities of Parent or Sub is necessary to approve this Agreement, the Merger, the Stock Option Agreement and the transactions contemplated hereby and thereby.

    (k) OWNERSHIP OF COMPANY COMMON STOCK. Neither Parent nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company, which in the aggregate represent 5% or more of the outstanding shares of such capital stock.

                                   ARTICLE IV
           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

    SECTION 4.01. CONDUCT OF BUSINESS. (A) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise expressly contemplated by the terms of this Agreement), and except as approved by Parent, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its and their respective businesses in the ordinary course of business consistent with past practice and use its and their respective reasonable efforts to preserve substantially intact its and their current business organizations, keep available the services of its and their current officers and employees and preserve its and their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having significant business dealings with it and them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, and shall not permit any of its Subsidiaries to:

        (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned domestic Subsidiary to its parent, (y) split, combine or reclassify any capital stock of the Company or any of its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or any of its Subsidiaries, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (ii) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), other than the issuance of

    Company Common Stock upon (i) the exercise of Warrants outstanding on the date of this Agreement in accordance with their present terms and (ii) the exercise of Company Stock Options awarded prior to the date of this Agreement but unexercised on the date of this Agreement in accordance with their present terms;

        (iii) (A) amend the Certificate of Incorporation or By-Laws or comparable charter or organizational documents of any Subsidiary, or (B) amend or terminate the Rights Agreement;

        (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

        (v) other than as set forth in Section 4.01(a)(v) of the Company Disclosure Schedule with respect to the sale of certain assets at not less than the fair market value thereof, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than any such properties or assets the value of which do not exceed $100,000 individually and $500,000 in the aggregate, except sales of inventory in the ordinary course of business consistent with past practice;

        (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice and intercompany indebtedness between the Company and its wholly-owned Subsidiaries or between such wholly owned Subsidiaries, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Subsidiary;

        (vii) acquire or agree to acquire any assets, other than inventory in the ordinary course of business consistent with past practice, or make or agree to make any capital expenditures, except capital expenditures that either are contemplated (with respect to both nature and amount) by the Company's capital budget for the fiscal year ending June 30, 1998 (a true and correct copy of which is included Schedule 4.01(a)(vii) of the Company Disclosure Schedule) or do not exceed $100,000 in the aggregate;

        (viii) pay, discharge or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of (x) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof and other liabilities and obligations not exceeding $75,000 individually or $250,000 in the aggregate, or (y) claims settled or compromised to the extent permitted by Section 4.01(a)(xii), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

        (ix) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

        (x) enter into or amend any collective bargaining agreement;

        (xi) change any material accounting principle used by it, except as required by generally accepted accounting principles;

        (xii) settle or compromise any litigation or claim (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation or claims that neither provide for injunctive or similar relief that could be material to the business or operations of the Company or any of its Subsidiaries nor require payments (after giving effect to insurance proceeds actually received or reasonably believed by management of the Company to be receivable) in settlement or compromise exceeding $75,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $250,000;

        (xiii) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404, other than such transactions of the same general nature, scope and magnitude as are disclosed in the Company SEC Documents;

        (xiv) transfer to any person or entity any rights to its Intellectual Property, other than the provision of data or the granting of end-user licenses in the ordinary course of business consistent with past practice to customers of the Company or its Subsidiaries;

        (xv) enter into or amend any agreement pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology; or

        (xvi) authorize, or commit or agree to take, any of the foregoing actions.

    (b) CONDUCT OF BUSINESS BY PARENT. During the period from the date of this Agreement to the Effective Time of the Merger, Parent shall not:

        (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (1) in connection with the Parent Transaction and (2) regular quarterly cash dividends (in an amount determined in a manner consistent with Parent's past practice) with customary record and payment dates, or (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in lieu of or in substitution for shares of its capital stock;

        (ii) amend Parent's articles of incorporation or by-laws in a manner that would be materially adverse to the holders of Merger Stock (it being understood that an amendment to the articles of incorporation of Parent increasing the number of authorized shares of Parent Common Stock or other capital stock of Parent shall not be deemed to be materially adverse to the holders of Merger Stock); or

        (iii) authorize, or commit or agree to take, any of the foregoing actions.

    (c) CHANGES IN EMPLOYMENT ARRANGEMENTS. Neither the Company nor any of its Subsidiaries shall (i) adopt or amend (except as may be required by law) any Company Plan for the benefit or welfare of any employee, officer, director or former director, officer or employee, (ii) other than increases for individuals (other than executive officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, officer, employee or former director, officer or employee or pay any benefit not required by any existing plan, arrangement or agreement or (iii) take any action to implement the Employee Stock Purchase Plan; provided that the foregoing shall not prohibit the Company from entering into commitments with respect to the payment of "stay bonuses" and similar incentive compensation not exceeding $300,000 in the aggregate.

    (d) SEVERANCE. Except as contemplated by the proviso to the immediately preceding paragraph (c), neither the Company nor any of its Subsidiaries shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

    (e) WARN. Neither the Company nor any of its Subsidiaries shall effectuate a "plant closing" or "mass layoff," as those terms are defined in WARN, or a similar restructuring affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries, without notifying Parent or its affiliates in advance and without complying with the notice requirements and other provisions of WARN or any applicable foreign laws or regulations.

    (f) TAX ELECTIONS. Except as consistent with past practice, neither the Company nor any of its Subsidiaries shall make any tax election or settle or compromise any federal, state, local or foreign tax liability.

    (g) TAX-FREE REORGANIZATION TREATMENT. No party shall, and none shall permit any of its subsidiaries to, intentionally take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of
Section 368(a) of the Code; provided that the foregoing shall not be construed to restrict Parent from completing the Parent Transaction.

    (h) NOMINEE SHARES. The Company shall cause any person who owns any shares of capital stock of any of the Company's Subsidiaries, whether in trust or pursuant to any nominee arrangement with the Company or any of its Subsidiaries, to transfer, effective not later than the Effective Time of the Merger, all right, title and interest in and to such shares to Parent or any person designated by Parent.

    (i) OTHER ACTIONS. Neither the Company nor Parent shall, or shall permit any of their respective subsidiaries to, (i) intentionally take any action or fail to take any action that, if taken or not taken on or prior to the date of this Agreement, would have resulted in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or (ii) intentionally take any action that would or reasonably might be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of the Stock Option Agreement. The Company and Parent shall promptly advise the other party orally and in writing of (x) any action or failure to act of the type set forth in clause (i) above,
(y) the failure by such party to comply with any covenant, condition or agreement hereunder or under the Stock Option Agreement and (z) any event which could reasonably be expected to cause the conditions set forth in Article VI not being satisfied; PROVIDED, HOWEVER, that no such notice shall affect the representations, warranties, covenants and agreement of the parties or the conditions to their obligations hereunder.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01. PREPARATION OF FORM S-4 AND PROXY STATEMENT; STOCKHOLDER MEETING. (a) Promptly following the date of this Agreement, the Company shall prepare the Proxy Statement, and Parent shall prepare and file (or cause to be prepared and filed) with the SEC the Form S-4 in which the Proxy Statement will be included. Parent and the Company shall each use its reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any state in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the registration and qualification of the Merger Stock to be issued in the Merger, and the Company shall furnish all information relating to the Company and its stockholders as may be reasonably requested in connection with any such action. The information provided and to be provided by Parent, Sub and the Company, respectively, (i) for use in the Form S-4, at the time the Form S-4 becomes effective, shall be true and accurate in all material respects and shall not omit to state a material fact required to be stated therein or necessary to make such information not misleading and (ii) for use in the Proxy Statement, on the date the Proxy Statement is mailed to the Company's stockholders and on the date of the Stockholders Meeting referred to below, shall be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information, in the light of the circumstances under which the statements therein were made, not misleading, and the Company and Parent each agree to correct any information provided by it for use in the Form S-4 and/or the Proxy Statement which shall have become false or misleading.

    (b) All mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Parent (such approval not to be unreasonably withheld or delayed).

    (c) The Company will, as promptly as practicable following the date of this Agreement and in consultation with Parent, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDERS MEETING") for the purpose of approving this Agreement and the transactions contemplated by this Agreement to the extent required by the DGCL. The Company will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters, as set forth in Section 3.01(p); PROVIDED, HOWEVER, that the Board of Directors of the Company may fail to make or withdraw or modify such recommendation, but only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of written advice from outside counsel that the failure to take such action would be contrary to the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under applicable law. Any such recommendation, together with a copy of the opinion referred to in Section 3.01(o), shall be included in the Proxy Statement. The Company will use its best efforts to hold such meeting as soon as practicable after the Form S-4 shall have been declared effective.

    SECTION 5.02. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Each of the Company and Parent shall, and shall cause its respective subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to the other party and its representatives reasonable access during normal business hours, during the period prior to the Effective Time of the Merger, to its properties, books, contracts, commitments, personnel and records, and, during such period, each of the Company and Parent shall, and shall cause its respective subsidiaries, officers, employees and representatives to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Each of the Company and Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated April 22, 1997, between Parent and the Company (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement shall continue in full force and effect following the execution and delivery of this Agreement.

    (b) No investigation pursuant to this Section 5.02 or otherwise shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

    SECTION 5.03. REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including
(i) obtaining all consents, approvals, waivers, licenses, permits or authorizations as are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any Governmental Entities or third parties in connection with the transactions contemplated by this Agreement, (ii) defending any lawsuits or other proceedings challenging this Agreement and (iii) accepting and delivering additional instruments necessary to consummate the transactions contemplated by this Agreement. The parties agree that each of Parent and Sub, on the one hand, and the Company, on the other hand, shall have the opportunity to negotiate and consult directly with all applicable Governmental Entities and third parties in connection with their consideration of the transactions contemplated by this Agreement. Notwithstanding anything in this Section 5.03 to the contrary, neither party shall be required to: (i) expend material sums of money or grant material financial or other accommodations to any party, (ii) divest any material operations or (iii) set aside any material assets in order to satisfy the terms of this Section 5.03.

    SECTION 5.04. INDEMNIFICATION. (a) From and after the Effective Time of the Merger, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger, eligible for indemnification pursuant to the Certificate of Incorporation and By-Laws or the constituent organizational documents of any Subsidiary (the "INDEMNIFIED PARTIES') against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries, pertaining to any matter existing or occurring at or prior to the Effective Time of the Merger, whether asserted or claimed prior to, or at or after, the Effective Time of the Merger (the "INDEMNIFIED LIABILITIES") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the extent the Company or such Subsidiary would have been permitted under the Certificate of Incorporation and By-laws, or such other constituent organizational documents, as the case may be, to indemnify such person. Nothing contained herein shall limit any rights to indemnification which any Indemnified Party may have under any indemnification agreement or the Certificate of Incorporation or By-Laws or the constituent organizational documents of any Subsidiary. In the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time of the Merger), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time of the Merger shall be reasonably satisfactory to Parent and the Surviving Corporation (it being understood that Reboul, MacMurray, Hewitt, Maynard & Kristol is acceptable to Parent and the Surviving Corporation); (ii) after the Effective Time of the Merger, Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time of the Merger, the Surviving Corporation will cooperate in the defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.04, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent and the Surviving Corporation (but the failure so to notify Parent or the Surviving Corporation shall not relieve them from any liability which they may have under this Section
5.04 except to the extent such failure materially prejudices Parent and the Surviving Corporation), and shall deliver to Parent and the Surviving Corporation the undertaking, if any, required by Section 145(e) of the DGCL. Parent and the Surviving Corporation shall be liable for the fees and expenses hereunder with respect to only one law firm to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable joint or multiple representation of such parties.

    (b) Parent shall cause to be maintained in effect for six years from the Effective Time of the Merger directors' and officers' liability insurance coverage covering persons who are directors and officers of the Company on the date of this Agreement, with respect to matters occurring prior to the Effective Time of the Merger, and containing terms and conditions which are not less advantageous to such persons than the policies of the Company in effect on the date hereof (the "COMPANY INSURANCE"); PROVIDED that Parent shall not be required to spend annually in excess of 150% of the annual premium for the Company Insurance paid by the Company as of the date of this Agreement (the "CURRENT PREMIUM"), which Current Premium the Company represents is $175,000 per annum; PROVIDED, FURTHER, that if Parent would be required to spend annually in excess of 150% of the Current Premium to obtain insurance having terms not less advantageous than the Company Insurance, the Surviving Corporation will be required to spend up to such amount to maintain or procure as much insurance coverage as can be procured for such premium.

    SECTION 5.05. PUBLIC ANNOUNCEMENTS. Neither Parent and Sub, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the Stock Option Agreement, including the Merger, without the other party's prior consent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable law, court process or by obligations pursuant to any agreement with any securities exchange or quotation system on which securities of the disclosing party are listed or quoted. In addition to the foregoing, Parent, Sub and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

    SECTION 5.06. NO SOLICITATION. Neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives or advisors to, (a) solicit, initiate or take any action knowingly to encourage or facilitate the submission of inquiries, proposals or offers from any person (other than Sub or Parent) relating to (i) any acquisition or purchase of 15% or more of the consolidated assets of the Company and its Subsidiaries or of over 15% of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person (as defined in Section 8.02) beneficially owning 15% or more of any class of equity securities of the Company or any of its significant Subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of the Company other than the transactions contemplated by this Agreement, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Merger (collectively, "TRANSACTION PROPOSALS"), or agree to or endorse any Transaction Proposal, or
(b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Sub or Parent) to do or seek any of the foregoing; PROVIDED, HOWEVER, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to the Company in any material respect than the Confidentiality Agreement) concerning the Company and its businesses, properties or assets to a third party who has made an unsolicited bona fide written Transaction Proposal, (ii) engaging in discussions or negotiations with such a third party who has made an unsolicited bona fide written Transaction Proposal, (iii) following receipt of an unsolicited bona fide written Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, (iv) following receipt of an unsolicited bona fide written Transaction Proposal, failing to make or withdrawing, modifying or amending its recommendation referred to in
Section 3.01(p), and/or (v) taking any action required to be taken by the Company pursuant to an order by any court of competent jurisdiction (other than an order that has been reversed, withdrawn or stayed), but in each case referred to in the foregoing clauses (i) through (v) only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of written advice from outside counsel that the failure to take such action would be contrary to the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under applicable law; PROVIDED, FURTHER, that, to the extent that it may do so without acting in a manner contrary to its fiduciary duties under applicable law, the Board of Directors of the Company shall advise Parent promptly with respect to the taking of any such action and, in addition, if the Board of Directors of the Company receives a Transaction Proposal, then the Company shall promptly inform Parent of the material terms and conditions of such proposal and the identity of the person making it. The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party.

    SECTION 5.07. BENEFIT MATTERS. (a) Parent shall cause the Surviving Corporation to maintain employee benefit plans (as defined in Section 3(3) of ERISA) for the benefit of employees of the Company or its Subsidiaries, which are, in the aggregate, no less favorable than those that cover similarly situated employees of Parent.

    (b) Parent will cause the Surviving Corporation to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company and its Subsidiaries under any Parent welfare plan that such employees may be eligible to participate in after the Effective Time of the Merger and
(ii) provide each employee of the Company and its Subsidiaries with credit for any co-payments and deductibles paid prior to the Effective Time of the Merger in satisfying any applicable deductible or out-of-pocket requirements under any Parent welfare plans that such employees are eligible to participate in after the Effective Time of the Merger.

    (c) Prior to the Closing Date, Parent (or IMS if the Closing Date occurs after the Distribution Record Date) shall establish an employee stock option plan, having terms and conditions comparable to Parent's 1996 Key Employees Stock Incentive Plan, pursuant to which it will offer to grant, as of the Effective Time of the Merger, options to purchase an aggregate of 250,000 shares of Parent Common Stock (or the appropriate corollary number of shares of IMS Common Stock in light of the Parent and IMS Exchange Ratios if the Closing Date occurs after the Distribution Record Date) at fair market value, as of the Closing Date, to certain employees of the Company and its Subsidiaries who are expected to be Continuing Employees; the names of such employees and the number of options to be offered to each shall be set forth in a letter to be delivered by Parent (or IMS if the Closing Date occurs after the Distribution Record Date) to the Company prior to the Closing Date.

    SECTION 5.08. STOCK EXCHANGE LISTING. Parent shall use all reasonable efforts to cause the shares of Merger Stock to be issued in the Merger and the shares of Merger Stock to be reserved for issuance upon exercise of Company Stock Options and/or Warrants to be approved for listing on the NYSE, subject to official notice of issuance.

    SECTION 5.09. LETTERS OF THE COMPANY'S ACCOUNTANTS. The Company shall use its reasonable efforts to cause to be delivered to Parent a letter of Coopers & Lybrand L.L.P., the Company's independent public accountants, dated a date within two business days before the Form S-4 shall become effective and a letter of Coopers & Lybrand L.L.P., dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    SECTION 5.10. LETTERS OF PARENT'S ACCOUNTANTS. Parent shall use its reasonable efforts to cause to be delivered to the Company a letter of Coopers & Lybrand L.L.P., Parent's independent public accountants, dated a date within two business days before the Form S-4 shall become effective and a letter of Coopers & Lybrand L.L.P. dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    SECTION 5.11. TAKEOVER STATUTE. If any "fair price", "moratorium", "control share acquisition", "interested shareholder" or other similar anti-takeover statute or regulation is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, each of Parent and the Company and their respective boards of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Stock Option Agreement, as the case may be, or the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    SECTION 6.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

    (a) EFFECTIVENESS OF FORM S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or Parent, threatened by the SEC. Any material "blue sky" and other state securities laws applicable to the registration and qualification of the Merger Stock issuable or required to be reserved for issuance pursuant to this Agreement shall have been complied with.

    (b) STOCKHOLDER APPROVAL. The Company Stockholder Approval shall have been obtained.

    (c) NO ORDER. No Governmental Entity or federal, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; PROVIDED, HOWEVER, that the parties shall use all reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

    (d) HSR ACT AND OTHER WAITING PERIODS. The applicable waiting period under the HSR Act shall have expired or been terminated and all other waiting periods specified under applicable laws, and all extensions thereof, the passing of which is legally required prior to the consummation of the Merger, shall have expired or been terminated.

    (e) NYSE LISTING. The shares of Merger Stock issuable to stockholders of the Company in accordance with this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

    (f) OTHER APPROVALS. Other than the filing of merger documents in accordance with Delaware Law, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, notices or declarations required to be made, by the Company and Parent prior to the consummation of the Merger and the other transactions contemplated hereunder shall have been obtained from, and made with, all required Governmental Entities and all waiting periods specified under applicable laws and all extensions thereof, the passing of which is necessary for such consummation shall have passed, except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not have a Material Adverse Effect with respect to Parent.

    SECTION 6.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger and the transactions contemplated in this Agreement are also subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to "materiality," "Material Adverse Change" or "Material

Adverse Effect" shall be true and correct, and each of the other representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date. Parent shall have received a certificate of the chief executive officer and chief financial officer of the Company to such effect.

    (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have received a certificate of the chief executive officer and chief financial officer of the Company to that effect.

    (c) NO LITIGATION. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated by this Agreement or the Stock Option Agreement or seeking to obtain from the Company, Sub or Parent or any of their respective affiliates any material amount of damages, (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company or any of their respective affiliates of any material portion of their business or assets or to dispose of or hold separate any material portion of their business or assets, as a result of the Merger or any other transaction contemplated by this Agreement or the Stock Option Agreement, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of the common stock of the Surviving Corporation, including, without limitation, the right to vote such common stock on all matters properly presented to the stockholders of the Surviving Corporation or (iv) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company and its Subsidiaries taken as a whole. No suit, action or proceeding by any other person shall be pending that seeks any of the relief or remedies described in clauses (i) through (iv) of the immediately preceding sentence as to which there is a reasonable possibility of success or that otherwise could reasonably be expected to have a Material Adverse Effect with respect to Parent or the Company.

    (d) RIGHTS AGREEMENT. None of the events described in Section 3, 7, 11, 13, 23 or 24 of the Rights Agreement shall have occurred, and the Rights shall not have become nonredeemable and shall not become nonredeemable upon consummation of the Merger.

    SECTION 6.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified as to "materiality," "Material Adverse Change" or "Material Adverse Effect" shall be true and correct, and each of the other representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company shall have received a certificate of a duly authorized officer of Parent and Sub to such effect.

    (b) AGREEMENTS AND COVENANTS. Parent and Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Company shall have received a certificate of a duly authorized officer of Parent and Sub to that effect.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.01. Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, whether before or after the Company Stockholder Approval:

    (a) by mutual written consent of Parent and the Company; or

    (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

    (c) by either Parent or the Company if the Merger shall not have been consummated on or before December 31, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger); or

    (d) by either Parent or the Company if at the duly held meeting of the stockholders of the Company (including any adjournment thereof) held for the purpose of voting on the Merger, this Agreement and the consummation of the transactions contemplated hereby, the holders of a majority of the outstanding shares of Company Common Stock shall not have approved the Merger, this Agreement and the consummation of the transactions contemplated hereby; or

    (e) by Parent, if the Company or its Board of Directors shall have (1) withdrawn, modified or amended in any respect adverse to Parent its approval or recommendation of this Agreement or any of the transactions contemplated herein (it being understood that a communication by the Company that contains only the information described in Rule 14d-9(e) under the Exchange Act shall not be deemed to be such a modification or amendment or an action described in clause
(5) below), (2) failed as promptly as practicable after the Form S-4 is declared effective to mail the Proxy Statement to its stockholders or failed to include in such statement such recommendation, (3) recommended any Transaction Proposal from a person other than Parent or any of its affiliates, (4) resolved to do any of the foregoing or (5) in response to the commencement of any tender offer or exchange offer for more than 15% of the outstanding shares of Company Common Stock, not recommended rejection of such tender offer or exchange offer; or

    (f) by the Company, if, pursuant to and in compliance with Section 5.06 hereof, the Board of Directors of the Company concludes in good faith, based on written advice from outside counsel, that in order to avoid acting in a manner contrary to the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under the DGCL, the Board of Directors must not make or must withdraw or modify its recommendation referred to in Section 3.01(p) and the Board of Directors does not make or withdraws or modifies such recommendation.

    SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(n), Section 3.02(h), the last sentence of Section 5.02(a) (and the provisions of the Confidentiality Agreement referred to therein), this Section 7.02, Section 8.02, Section 8.07 and Section 8.08. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement (including, without limitation, liability for damages as a result of any such breach that gives rise to an inability to satisfy any of the conditions to Closing set forth in Article VI).

    SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; PROVIDED, HOWEVER, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

    SECTION 7.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section
7.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger and all such representations and warranties will be extinguished on consummation of the Merger and neither the Company, Parent, Sub, nor any officer, director or employee or stockholder of any of them shall be under any liability whatsoever with respect to any such representation or warranty after such time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

    SECTION 8.02. FEES AND EXPENSES. (a) (i) If this Agreement shall have been terminated in accordance with its terms (except pursuant to Section 7.01(b)) AND either of the following shall have occurred: (A) prior to such termination, any corporation (including the Company or any of its Subsidiaries or affiliates), partnership, person, other entity or "group" (as referred to in Section 13(d)(3) of the Exchange Act) other than Parent, Sub or any of their respective affiliates (collectively, "PERSONS"), shall have become the beneficial owner of more than 15% of the outstanding shares of Company Common Stock (it being understood that no beneficial owner of Company Common Stock as of the date hereof shall be deemed such a "Person" unless it acquires beneficial ownership of at least 3% of the outstanding Common Stock after the date hereof or becomes a member of a group of which it was not a member as of the date hereof or which includes a person which was not a member thereof as of the date hereof); or (B)
(x) prior to such termination, any Person shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public a bona fide intention to make a Transaction Proposal (including by making such a Transaction Proposal) and (y) on or prior to March 23, 1999, the Company either consummates with a Person a transaction the proposal of which would otherwise qualify as a Transaction Proposal under Section 5.06 or enters into a definitive agreement with a Person with respect to a transaction the proposal of which would otherwise qualify as a Transaction Proposal under Section 5.06 (whether or not such Person is the Person referred to in clause (x) above); or

        (ii) if this Agreement is terminated pursuant to Section 7.01(e) or
Section 7.01(f);

then the Company shall, (1) in the case of clauses (a)(i)(A) and (a)(ii) above, promptly, but in no event later than one business day after the termination of this Agreement and (2) in the case of clause (a)(i)(B) above, promptly, but in no event later than one business day after an event specified in subclause (y) thereof shall have occurred, pay Parent a fee of $4,700,000 in cash which fee shall be payable in same day funds. No termination of this Agreement at a time when a fee is reasonably expected to be payable pursuant to this Section 8.02(a) following termination of this Agreement shall be effective until such fee is paid.

    (b) In addition, in any case in which a fee is payable pursuant to paragraph
(a) above, the Company shall promptly reimburse Parent and Sub for documented reasonable out-of-pocket expenses incurred by either of them in connection with this Agreement and the Stock Option Agreement, including reasonable accounting, investment banking and legal fees and expenses; provided that the amount of such reimbursement shall not exceed $850,000 in the aggregate.

    (c) Except as provided otherwise in paragraphs (a) and (b) above, all costs and expenses incurred in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that the cost of filing, printing and distributing the Proxy Statement and the Form S-4 shall be borne equally by Parent and the Company.

    SECTION 8.03. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or transmitted by confirmed facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Sub, to

            Cognizant Corporation
           200 Nyala Farms
           Westport, CT 06880

            Attention: General Counsel
           Fax Number: (203) 222-4313

    with a copy to:

            Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, NY 10017

            Attention: Peter J. Gordon, Esq.
           Fax Number: (212) 455-2502

    (b) if to the Company, to

            Walsh International Inc.
           105 Terry Drive, Suite 118
           Newtown, PA 18940

            Attention: General Counsel
           Fax Number: (215) 860-3277
    with a copy to:

            Reboul, MacMurray, Hewitt, Maynard & Kristol
           45 Rockefeller Plaza
           New York, NY 10111

            Attention: Robert A. Schwed, Esq.
           Fax Number: (212) 841-5725

    SECTION 8.04. DEFINITIONS. For purposes of this Agreement:

    (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

    (b) "BASE PRICE" means $51.792 multiplied by the IMS Fraction;

    (c) "CONTINUING EMPLOYEES" means all persons who are actively employed on a full-time basis by the Company or its Subsidiaries immediately following the Effective Time of the Merger, other than such persons, if any, as may be identified in writing by Parent to the Company not less then five business days prior to the Closing Date;

    (d) "ENVIRONMENTAL CLAIM" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (A) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries, (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (C) otherwise relating to obligations or liabilities under any Environmental Laws;

    (e) "ENVIRONMENTAL LAWS" means all applicable foreign, federal, state, provincial and local statutes, rules, regulations, ordinances, orders, decrees and common or civil law relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state and foreign laws;

    (f) "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations and other governmental authorizations required under Environmental Laws for the Company and its Subsidiaries to conduct their operations and businesses;

    (g) "FIRST THRESHOLD" means $5.00 multiplied by the IMS Fraction;

    (h) "HAZARDOUS MATERIALS" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, friable asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, and substances regulated pursuant to, or that could reasonably be expected to provide the basis of liability under, any Environmental Law;

    (i) "IMS ADJUSTMENT FACTOR" means a fraction, the numerator of which is the sum of the IMS Reference Price and the NMR Reference Price, and the denominator of which is the IMS Reference Price;

    (j) "IMS COMMON STOCK PRICE" means the average of the closing sales prices of IMS Common Stock on the NYSE Composite Transactions Tape on the 10 consecutive trading days immediately preceding the second trading day prior to the Closing Date;

    (k) "IMS EXCHANGE RATIO" means a fraction of a share of IMS Common Stock (rounded to the nearest 1/1,000th) equal to: (1) the product of 0.3041 multiplied by the IMS Adjustment Factor if the IMS Common Stock Price is at least equal to the Base Price minus the First Threshold but is not more than the Base Price plus the First Threshold; (2) $17.27 divided by the IMS Common Stock Price (rounded to the nearest 1/10,000th) if the IMS Common Stock Price is more than the sum of the Base Price plus the First Threshold but not more than the sum of the Base Price plus the Second Threshold; (3) $14.23 divided by the IMS Common Stock Price if the IMS Common Stock Price (rounded to the nearest 1/10,000th) is less than the Base Price minus the First Threshold but not less than the Base Price minus the Second Threshold; (4) the fraction determined in accordance with Exhibit E hereto if the IMS Common Stock Price is more than the Base Price plus the Second Threshold (or determined on the same basis as the fractions indicated in Exhibit E if such excess exceeds $20 per share of IMS Common Stock); and (5) the fraction determined in accordance with Exhibit F hereto if the IMS Common Stock Price is less than the Base Price minus the Second Threshold (or determined on the same basis as the fractions indicated in Exhibit F if such shortage exceeds $20 per share of IMS Common Stock);

    (l) "IMS FRACTION" means a fraction, the numerator of which is the IMS Reference Price and the denominator of which is the sum of the IMS Reference Price and the NMR Reference Price;

    (m) "IMS REFERENCE PRICE" means the average of the closing sales prices of IMS Common Stock on the NYSE Composite Transactions Tape on the 10 consecutive trading days commencing on the sixth trading day following the date on which "regular way" trading in the IMS Common Stock begins on the NYSE;

    (n) "INDEBTEDNESS" means, with respect to any person, without duplication,
(A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (D) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (E) all capitalized lease obligations of such person, (F) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (G) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (H) all letters of credit issued for the account of such person and (I) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person;

    (o) "INTELLECTUAL PROPERTY" means all rights, privileges and priorities provided under federal, state, foreign and multinational law relating to intellectual property, whether registered or unregistered, including, without limitation, all (i) (a) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, and confidential information, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (b) copyrights and copyrightable works, including computer applications, programs, Software, Databases and related items; (c) trademarks, service marks, trade names, brand names, product names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and (d) trade secrets, data and other confidential information; and
(ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing;

    (p) "KNOWLEDGE" means, with respect to any matter, (i) in the case of Parent, the knowledge of any director, executive officer or the General Counsel of Parent after due inquiry into such matter and (ii) in the case of the Company, the knowledge of Messrs. Turner, Hauck, Mander, Williams, Benjamin and Waugh after due inquiry into such matter;

    (q) "MATERIAL ADVERSE CHANGE" means, when used with respect to the Company or Parent, any change that, either individually or in the aggregate with all other such changes, is materially adverse to the Company or Parent, as the case may be, and their respective subsidiaries taken as a whole;

    (r) "MATERIAL ADVERSE EFFECT" means, when used with respect to the Company or Parent, any change, effect, event or occurrence that, either individually or in the aggregate with all other such changes, effects, events and occurrences, either (a) is materially adverse to the business, properties, financial condition or results of operations of the Company or Parent, as the case may be, and their respective subsidiaries taken as a whole, or (b) will be materially adverse to the business, properties, financial condition or results of operations of Parent and its subsidiaries (including the Surviving Corporation) taken as a whole following the Effective Time of the Merger;

    (s) "NMR REFERENCE PRICE" means the average of the closing sales prices of Parent Common Stock on the NYSE Composite Transactions Tape on the 10 consecutive trading days commencing on the sixth trading day following the date on which "regular way" trading in Parent Common Stock begins under the name "Nielsen Media Research, Inc." on the NYSE;

    (t) "PARENT" shall have the meaning specified in the first paragraph of this Agreement; provided that in the event of an assignment of this Agreement as provided in Section 8.09(b), the term "Parent" thereafter shall have the meaning specified in such Section;

    (u) "PARENT COMMON STOCK PRICE" means the average of the closing sales prices of Parent Common Stock on the New York Stock Exchange Composite Transactions Tape on each of the 15 consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Merger;

    (v) "PARENT EXCHANGE RATIO" means a fraction of a share of Parent Common Stock (rounded to the nearest 1/1000th) equal to: (1) 0.3041, if the Parent Common Stock Price is equal to at least $46.792 but not more than $56.792; (2) $17.27 divided by the Parent Common Stock Price (rounded to the nearest 1/10,000th) if the Parent Common Stock Price is more than $56.792 but not more than $62.792; (3) $14.23 divided by the Parent Common Stock Price (rounded to the nearest 1/10,000th) if the Parent Common Stock Price is less than $46.792 but not less than $40.792; (4) the indicated fraction of a share of Parent Common Stock set forth opposite the applicable Parent Common Stock Price in Exhibit C hereto if the Parent Common Stock Price is either more than $62.792 but not more than $82.792 or less than $40.792 but not less than $20.792; or (5) a fraction of a share of Parent Common Stock determined on the same basis as the fractions set forth in Exhibit C hereto if the Parent Common Stock Price is more than $82.792 or less than $20.792;

    (w) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

    (x) "RECENT SEC DOCUMENTS" means any SEC Documents filed by the Company prior to the date of this Agreement with respect to any period ending, or any date occurring, on or after June 30, 1997;

    (y) "RIGHTS" means the rights to acquire one-third of a share of Company Common Stock pursuant to the Rights Agreement;

    (z) "RIGHTS AGREEMENT" means the Rights Agreement, dated as of January 28, 1998 between the Company and Harris Trust Company of New York;

    (aa) "SECOND THRESHOLD" means $11.00 multiplied by the IMS Fraction;

    (bb) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

    (cc) "YEAR 2000 COMPLIANT" means, when used with respect to any Software or Database, that such Software or Database will operate accurately and, without interruption, accept, possess and in all manner retain full functionality when referring to, or involving, any year or date in the twentieth or twenty-first centuries.

    SECTION 8.05. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    SECTION 8.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 8.07. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement, other than Section 5.04, is not intended to confer upon any person other than the parties any rights or remedies.

    SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

        (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY RELATED DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

        (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

        (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE PARTY AT ITS ADDRESS SET FORTH IN SECTION 8.03 OR AT SUCH OTHER ADDRESS OR TO THE ATTENTION OF SUCH OTHER PERSON, AS ANY PARTY SHALL HAVE SPECIFIED BY NOTICE IN WRITING TO THE OTHER PARTIES;

        (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

        (v) WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (i) ABOVE.

    SECTION 8.09. ASSIGNMENT. (a) Except as provided in paragraph (b) below, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    (b) If the Closing Date shall not have occurred prior to the Distribution Record Date, then, on the Distribution Record Date: (i) Parent shall cause all of the outstanding capital stock of Sub to be transferred to IMS; (ii) all of Parent's rights and obligations hereunder and under the Stock Option Agreement shall be assigned and delegated to IMS; and (iii) Parent shall cause IMS to execute and deliver to the Company a written instrument, in form and substance reasonably satisfactory to the Company, evidencing such assignment and assumption. In the event of such assignment and assumption, all references herein to "Parent" (other than in Sections 3.02(b)(ii) and (iii) and Sections 3.02(f) through (k)) shall thereafter be deemed to be references to IMS (including, without limitation, paragraph (a) of Section 6.03), the provisions of Section 3.02 (other than Sections 3.02(b)(ii) and (iii) and Sections 3.02(f) through (k)) shall be deemed amended in their entirety to read as set forth in Exhibit D.

    SECTION 8.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                             COGNIZANT CORPORATION

                                             By:        /s/ KENNETH S. SIEGEL
                                                        ------------------------------------------
                                                        Name: Kenneth S. Siegel
                                                        Title: Senior Vice President, General
                                                             Counsel and Secretary

                                             WAC INC.

                                             By:        /s/ KENNETH S. SIEGEL
                                                        ------------------------------------------
                                                        Name: Kenneth S. Siegel
                                                        Title: President

                                             WALSH INTERNATIONAL INC.

                                             By:        /s/ MICHAEL HAUCK
                                                        ------------------------------------------
                                                        Name: Michael Hauck
                                                        Title: Chief Executive Officer

                                                                       EXHIBIT A

                                    FORM OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            WALSH INTERNATIONAL INC.

                            ------------------------

                    (Pursuant to Sections 242 and 245 of the
               General Corporation Law of the State of Delaware)

                            ------------------------

    WALSH INTERNATIONAL INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    1. The name of the Corporation is WALSH INTERNATIONAL INC. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 27, 1988.

    2. The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated and further amended to read in its entirety as follows:

    "FIRST:    The name of the Corporation is

                 WALSH INTERNATIONAL INC.

    SECOND:    The address of the registered office of the Corporation in the
State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

    THIRD:    The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    FOURTH:    The total number of shares of all classes of stock that the
Corporation shall have authority to issue is 25,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, $1.00 par value (the "Preferred Stock"), and 20,000,000 shares of Common Stock, $.01 par value (the "Common Stock"). All cross-references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

    The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                                       I.
                                PREFERRED STOCK

    A. The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized.

    B. Authority is hereby vested in the Board of Directors from time to time to authorize the issuance of one or more series of Preferred Stock and, in connection with the creation of such series, to fix by resolution or resolutions providing for the issue of shares thereof the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series, including, without limitation, the following:

        1. The maximum number of shares to constitute such series and the distinctive designation thereof and the stated value thereof if different than the par value thereof;

        2. Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

        3. The dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividend shall be cumulative or non-cumulative;

        4. Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

        5. The rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

        6. Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

        7. Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

        8. The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

        9. The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

        10. Any other preference and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with this Article FOURTH.

                                      II.
                                  COMMON STOCK

    All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

    (a) DIVIDENDS. When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

    (b) VOTING RIGHTS. Except as otherwise provided by law, each holder of Common Stock shall be entitled to one vote per share.

    (c) LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Preferred Stock of the full amounts to which they may respectively be entitled as provided for herein, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders. Neither the merger or consolidation of another corporation into or with the Corporation, nor the sale, transfer or lease of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

    FIFTH:     Election of directors of the Corporation need not be by written ballot, unless and to the extent provided in the By-laws of the Corporation.

    SIXTH:    No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit.

    For the purposes of this Article SIXTH, "fiduciary duty as directors" shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

    Each of the rights conferred by this Article SIXTH shall be a contract right and any repeal or amendment of the provisions of this Article SIXTH shall not adversely affect any right hereunder of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and, further, such repeal or amendment shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

    SEVENTH:    The Corporation shall be subject to the following provisions regarding indemnification:

                                       I.
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    A. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permissible under Delaware law, as the same exists or may hereafter exist in the future, each person who was or is made a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors, administrators and legal representatives. The Corporation shall be required to indemnify a director or officer, in accordance with this Section I of this Article SEVENTH in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation.

    B. PREPAYMENT OF EXPENSES. The Corporation shall pay expenses actually incurred by a director or officer in connection with any proceeding in advance of its final disposition; PROVIDED, HOWEVER, that if Delaware law then requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SEVENTH or otherwise.

    C. CLAIMS. If a claim under paragraph A of this Section I of this Article SEVENTH is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the claimant is permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct. In any such action, the Corporation shall have the burden of proving that the director or officer was not entitled to the requested indemnification or payment of expenses under applicable law.

                                      II.
                    INDEMNIFICATION OF EMPLOYEES AND AGENTS

    The Corporation may, in the discretion of the Board of Directors of the Corporation, provide indemnification to employees and agents of the Corporation to the fullest extent permissible under Delaware law.

                                      III.
                               GENERAL PROVISIONS

    A. EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the Corporation, is by reasons of such position, or position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

    B. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article SEVENTH.

    C. INDEMNITY AGREEMENTS. The Corporation may enter into agreements with any director, officer, employees or agent of the Corporation providing for indemnification to the fullest extent permissible under Delaware law.

    D. SEPARABILITY. Each and every paragraph, sentence, term and provision of this Article SEVENTH is separate and distinct, so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article SEVENTH may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article SEVENTH and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law.

    E. CONTRACT RIGHT. Each of the rights conferred on directors and officers of the Corporation by Section I of this Article SEVENTH and on directors, officers, employees or agents of the Corporation by Section III-A of this Article SEVENTH shall be a contract right and any repeal or amendment of the provisions of this Article SEVENTH shall not adversely affect any right hereunder of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and, further, such repeal or amendment shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

    F. NONEXCLUSIVITY. The rights conferred on any person by this Article SEVENTH shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested directors or the Certificate of Incorporation or the By-laws of the Corporation or otherwise.

    G. OTHER INDEMNIFICATION. Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person has collected as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

    EIGHTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-laws made by the Board of Directors.

    NINTH:    The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article NINTH.

    IN WITNESS WHEREOF, WALSH INTERNATIONAL INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Michael A. Hauck, its Chief Executive Officer, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and
deed, this       day of       , 1998.

                                          WALSH INTERNATIONAL INC.

                                          By:___________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT B

      AN EXECUTED COPY OF STOCK OPTION AGREEMENT IS CONTAINED IN ANNEX II
                      TO THIS PROXY STATEMENT/PROSPECTUS.

                                                                       EXHIBIT C

                    EXHIBIT C IS REPRODUCED IN THE TABLE ON
                                PAGE 52 OF THIS
                          PROXY STATEMENT/PROSPECTUS.

                                                                       EXHIBIT D

                              IMS REPRESENTATIONS

    SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF IMS. IMS represents and warrants to the Company as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of IMS and each of IMS's "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) (collectively, the "IMS Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of IMS and each of the IMS Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adviser Effect with respect to IMS. IMS has made available to the Company complete and correct copies of its articles of incorporation and by-laws.

    (b) CAPITAL STRUCTURE. As of the Distribution Record Date, [relevant number of shares of IMS capital stock as of such date to be inserted below the
authorized capital stock of IMS consists of         shares of IMS Common Stock,
        shares of Series Common Stock, $.01 per share, of IMS ("IMS Series
Stock") and         shares of preferred stock, par value $.01 per share, of IMS
("IMS Preferred Stock"). As of the close of business on the Distribution Record Date, [relevant number of shares of IMS capital stock as of such date to be
inserted below] there were: (i)           shares of IMS Common Stock issued and
outstanding; (ii)         shares of IMS Common Stock held in the treasury of
IMS; (iii)         shares of IMS Common Stock reserved for issuance pursuant to
IMS's stock option and stock purchase plans (such plans, collectively, the "IMS
Stock Plans"); (iv)         shares of IMS Common Stock issuable upon exercise of
awarded but unexercised stock options; and (v)         shares of IMS Series
Stock or IMS Preferred Stock outstanding. Except as set forth above and except for shares of junior participating preferred stock issuable pursuant to the
Rights Agreement, dated as of           , 1998, between IMS and First Chicago
Trust Company of New York, as of the close of business on the Distribution Record Date, there were no shares of capital stock or other equity securities of IMS issued, reserved for issuance or outstanding. All outstanding shares of capital stock of IMS are, and all shares which may be issued as described above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of IMS having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the IMS may vote. Except as set forth above or in the disclosure schedule delivered by IMS to the Company as of the Record Distribution Date (the "IMS Disclosure Schedule"), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which IMS is a party or by which it is bound obligating IMS to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of IMS or obligating IMS to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of IMS to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of IMS.

    As of the Closing Date, all of the issued and outstanding shares of common stock of Sub will be owned by IMS free and clear of any lien.

    (c) AUTHORITY; NONCONTRAVENTION. IMS has all requisite corporate power and authority to assume all of the rights and obligations of Parent under Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The assumption by IMS of all the rights and obligations of Parent under each of this Agreement and the Stock Option Agreement by IMS and the consummation by IMS of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of IMS. This Agreement and the Stock Option Agreement

(assuming due authorization, execution and delivery by the Company) constitute valid and binding obligations of IMS, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The assumption by IMS of all the rights and obligations of Parent under each of this Agreement and the Stock Option Agreement does not, and the consummation by IMS of the transactions contemplated by this Agreement and compliance by IMS with the provisions of this Agreement and the Stock Option Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien under, (i) the certificate of incorporation or by-laws of IMS or any subsidiary of IMS, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, instrument, permit, concession, franchise or license to which IMS or any subsidiary of IMS is a party or by which any of their respective properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to IMS or any subsidiary of IMS or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to IMS. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other third party is required by or with respect to IMS in connection with the assumption by IMS of all of the rights and obligations of Parent under this Agreement or the Stock Option Agreement by IMS or the consummation by IMS of any of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification and report form under the HSR Act and the filing of such applications or notices by IMS as may be required pursuant to merger control, antitrust, foreign investment or similar laws or regulations in effect in Canada, Germany or Sweden or any political subdivision thereof, (ii) the filing with the SEC and the NYSE of (A) the Form S-4 and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be require under the "takeover" or "blue sky" laws of various states and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to make or obtain, individually or in the aggregate, could not reasonably be expected to
(x) prevent or materially delay consummation of the Merger or the other transactions contemplated hereby or performance of IMS's obligations hereunder and under the Stock Option Agreement or (y) have a Material Adverse Effect with respect to IMS.

    (d) IMS SEC DOCUMENTS. IMS has filed with the SEC all reports, schedules, forms, statements and other Documents required to be filed by it pursuant to the Securities Act and the Exchange Act (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "IMS SEC Documents"). As of their respective dates, the IMS SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such IMS SEC Documents, and none of the IMS SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any IMS SEC Document has been revised or superseded by a later filed IMS SEC Document, none of the IMS SEC Documents (including any and all financial statements included therein) contained any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by IMS for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The From S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation is made by IMS with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company specifically for inclusion or incorporation by reference therein.

                                                                       EXHIBIT E

                    EXHIBIT E IS REPRODUCED IN THE TABLE ON
                                PAGE 55 OF THIS
                          PROXY STATEMENT/PROSPECTUS.

                                                                       EXHIBIT F

                      EXHIBIT F IS REPRODUCED IN THE TABLE ON
                                PAGE 56 OF THIS
                          PROXY STATEMENT/PROSPECTUS.

                                    ANNEX II

                                                                        ANNEX II

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of March 23, 1998 (the "Agreement"), by and between Walsh International Inc., a Delaware corporation ("Issuer"), and Cognizant Corporation, a Delaware corporation ("Grantee").

    WHEREAS, Grantee, Issuer and WAC Inc., a Delaware corporation and a wholly-owned subsidiary of Grantee ("Sub"), are concurrently herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Sub with and into Issuer with Issuer as the surviving corporation; and

    WHEREAS, as a condition to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

    1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 2,111,815 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $.01 per share, of Issuer (the "Issuer Common Stock") at a purchase price of $15.75 per Option Share (the "Purchase Price").

    2. EXERCISE OF OPTION. (a) If not in material breach of the Merger Agreement, Grantee may exercise the Option, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below) and until termination of this Agreement pursuant to Section 15 hereof; PROVIDED that, except as otherwise provided herein, the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time of the Merger, (ii) 12 months after the first occurrence of a Purchase Event or (iii) termination of the Merger Agreement prior to the occurrence of a Purchase Event. Notwithstanding the termination of the Option, but subject to Section 15 hereof, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option pursuant to this
Section 2(a) in accordance with the terms hereof prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

    (b) As used herein, a "Purchase Event" means the termination of the Merger Agreement under any circumstance which would entitle Grantee or Issuer to receive any fee from Issuer pursuant to Section 8.02(a) of the Merger Agreement, PROVIDED, HOWEVER, that the termination of the Merger Agreement (except pursuant to Section 7.01(b) thereof) after the occurrence of any event described in
Section 8.02(a)(i)(B)(x) thereof shall constitute a Purchase Event hereunder whether or not any event described in Section 8.02(a)(i)(B)(y) of the Merger Agreement shall have occurred.

    (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (the "Closing"; and the date of such Closing, the "Closing Date"); PROVIDED that the Closing shall be held only if (A) such purchase would not otherwise violate or cause the violation of applicable law (including the HSR Act) and (B) no statute, rule, regulation, decree, order or injunction shall have been promulgated, enacted, entered into, or enforced by any Governmental Entity which prohibits delivery of the Option Shares, whether temporary, preliminary or permanent; PROVIDED, HOWEVER, that the parties hereto shall use their best efforts to have any such decree, order or injunction vacated or reversed. If the Closing cannot be consummated by reason of a restriction set forth in clause (A) or (B) above, notwithstanding the provisions of Section 2(a), the Closing Date shall be within 20 business days following the elimination of such restriction.

    3. PAYMENT AND DELIVERY OF CERTIFICATES. (a) On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

    (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall not have redeemed the Rights, or shall have issued any similar securities, then each Option Share issued pursuant to such exercise shall also represent a corresponding Right or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under the Rights Agreement or any similar agreement then in effect.

    (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

    THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MARCH 23, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
(ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

    4. AUTHORIZED STOCK. Issuer hereby represents and warrants to Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option or any Substitute Option (as hereinafter defined) terminates, will have reserved for issuance, upon exercise of the Option or any Substitute Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option or Substitute Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option or Substitute Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option or Substitute Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or Substitute Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Liens, including any preemptive rights of any stockholder of Issuer.

    5. PURCHASE NOT FOR DISTRIBUTION. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option or Substitute Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

    6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement at a price per share less than the Purchase Price, the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

    (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (I) the Acquiring Corporation (as defined below) or (II) any person that controls the Acquiring Corporation (any such person specified in clause (I) or (II) being referred to as "Substitute Option Issuer").

    (c) The Substitute Option shall have the same terms as the Option; PROVIDED that the exercise price therefor and number of shares subject thereto shall be as set forth in this Section 6 and the repurchase rights relating thereto shall be as set forth in Section 8; PROVIDED, FURTHER, that the Substitute Option shall be exercisable immediately upon issuance without the occurrence of a Purchase Event with respect to the Substitute Option; and PROVIDED, FURTHER, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option (subject to the variations described in the foregoing provisos), such terms shall be as similar as possible and in no event less advantageous to Grantee. Substitute Option Issuer shall also enter into an agreement with Grantee in substantially the same form as this Agreement (subject to the variations described in the foregoing provisos), which shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as defined below) as is equal to the Assigned Value (as defined below) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as defined below), rounded up to the nearest whole share. The exercise price per share of Substitute Common Stock of the Substitute Option (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

    (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of outstanding Substitute Common Stock but for the limitation in the first sentence of this Section 6(e), Substitute Option Issuer shall make a cash payment to

Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 6(e) over
(ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 6(e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

    (f) Issuer shall not enter into any transaction described in Section 6(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Agreement are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights comparable to the Rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by Substitute Option Issuer (other than any diminution in value resulting from the fact, if applicable, that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision)).

    (g) For purposes of this Agreement, the following terms have the following meanings:

        (1) "Acquiring Corporation" means (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
    (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation and (iii) the transferee of all or substantially all of Issuer's assets.

        (2) "Assigned Value" means the highest of (w) the price per share of Issuer Common Stock at which a tender offer or exchange offer for Issuer Common Stock has been made after the date hereof and prior to the consummation of the consolidation, merger or sale referred to in Section 6(b), (x) the price per share to be paid by any third party or the consideration per share to received by holders of Issuer Common Stock, in each case pursuant to the agreement with Issuer with respect to the consolidation, merger or sale referred to in Section 6(b), (y) the highest closing sales price per share for Issuer Common Stock quoted on the NYSE (or if such Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 12-month period immediately preceding the consolidation, merger or sale referred to in
    Section 6(b) and (z) in the event the transaction referred to in Section 6(b) is a sale of all or substantially all of Issuer's assets, an amount equal to (i) the sum of the price paid in such sale for such assets (including assumed liabilities) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Grantee, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a tender offer or exchange offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Grantee.

        (3) "Average Price" means the average closing sales price per share of a share of Substitute Common Stock quoted on the NYSE (or if such Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) for the twenty trading days immediately preceding the fifth business day prior to the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Substitute Option Issuer is Issuer, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Grantee may elect.

        (4) "Substitute Common Stock" means the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

    7. REPURCHASE OF OPTION AND OPTION SHARES. (a) Notwithstanding the provisions of Section 2(a), but subject to Section 15 hereof, at any time commencing upon the first occurrence of a Repurchase Event (as defined below) and ending 12 months after the occurrence of a Purchase Event, Issuer (or any successor entity thereof) shall:

        (i) at the request of Grantee, repurchase from Grantee the Option (if and to the extent not previously terminated) at a price equal to the excess, if any, of (x) the Applicable Price (as defined below) as of the Section 7 Request Date (as defined below) for a share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised (the "Option Repurchase Price"); and

        (ii) at the request of an owner of Option Shares from time to time, repurchase such number of Option Shares as such owner shall designate at a price equal to the Applicable Price as of the Section 7 Request Date multiplied by the number of Option Shares requested to be repurchased by such owner (the "Option Share Repurchase Price").

    (b) If Grantee or an owner of Option Shares exercises its rights under this
Section 7, Issuer shall, within 10 business days after the Section 7 Request Date, pay the Option Repurchase Price or Option Share Repurchase Price, as the case may be, in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option or Option Shares, as the case may be.

    (c) For purposes of this Agreement, the following terms have the following meanings:

        (i) "Applicable Price," as of any date, means the highest of (A) the highest price per share at which a tender offer or exchange offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to such date, (B) the price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Issuer entered into on or prior to such date or (C) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 60 business days preceding such date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (A) or (B) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

        (ii) "Repurchase Event" means the occurrence of a Purchase Event followed by the consummation of any transaction the proposal of which would constitute a Transaction Proposal.

       (iii) 'Section 7 Request Date" means the date on which Grantee or an owner of Option Shares exercises its rights under this Section.

    8. REPURCHASE OF SUBSTITUTE OPTION. (a) At any time after issuance of the Substitute Option and prior to the expiration of the Substitute Option, Substitute Option Issuer (or any successor entity thereof) shall:

        (i) at the request of Grantee, repurchase from Grantee the Substitute Option (if and to the extent not previously terminated) at a price equal to the excess, if any, of (x) the Highest Closing Price as of the Section 8 Request Date (as defined below) for a share of Substitute Common Stock over
    (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Substitute Common Stock with respect to which the Substitute Option has not been exercised (the "Substitute Option Repurchase Price"); and

        (ii) at the request of an owner of shares of Substitute Common Stock issued upon exercise of the Substitute Option, repurchase such number of shares of Substitute Common Stock as such owner shall designate at a price equal to the Highest Closing Price as of the Section 8 Request Date multiplied by the number of shares of Substitute Common Stock requested to be repurchased by such owner (the "Substitute Share Repurchase Price").

    (b) If Grantee or an owner of shares of Substitute Common Stock issued upon exercise of the Substitute Option exercises its rights under this Section 8, Substitute Option Issuer shall, within 10 business days after the Section 8 Request Date, pay the Substitute Option Repurchase Price or Substitute Share Repurchase Price, as the case may be, in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option or shares of Substitute Common Stock, as the case may be.

    (c) For purposes of this Agreement, the following terms have the following meanings:

        (i) "Highest Closing Price" means the highest closing sales price for shares of Substitute Common Stock quoted on the NYSE (or if the Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the six-month period preceding the Section 8 Request Date; and

        (ii) "Section 8 Request Date" means the date on which Grantee or an Owner exercises its rights under this Section.

    9. MANDATORY REPURCHASE OF OPTION. (a) In the event that any person who has participated in a Purchase Event enters into any agreement or understanding with Grantee with respect to Grantee's exercise of, or its election not to exercise, any of Grantee's rights set forth in Section 2 or 7 of this Agreement, Grantee shall, by written notice to Issuer, require that Issuer repurchase, and Issuer shall repurchase, (I) the Option and (II) all (but not less than all) the shares of Issuer Common Stock purchased by Grantee pursuant hereto; PROVIDED, HOWEVER, that the parties shall not be obligated to effect such mandatory repurchase if the Board of Directors of Issuer determines, after having consulted with and considered the written advice of outside counsel, that such mandatory repurchase would cause the members of the Board of Directors to breach their fiduciary duties; and PROVIDED, further, that any such determination by the Board of Directors of Issuer shall not operate to limit Grantee's rights pursuant to
Section 7 hereof. Issuer shall:

        (i) repurchase from Grantee the Option (if and to the extent not previously terminated) at a price equal to the excess, if any, of (x) the
    Section 9 Applicable Price (as defined below) as of the Section 9 Notice Date (as defined below) for a share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised (the "Section 9 Option Repurchase Price"); and

        (ii) repurchase such number of Option Shares as an owner of Option Shares shall designate at a price equal to the Section 9 Applicable Price as of the Section 9 Notice Date multiplied by the number of Option Shares requested to be repurchased by such owner (the "Section 9 Option Share Repurchase Price").

    (b) In the event that Issuer is, as a result of law or regulation, prohibited from performing any of its obligations under this Section 9, Issuer shall not thereafter enter into any acquisition transaction unless the other parties thereto agree to assume Issuer's obligations under this Section 9 to the extent not previously performed. The foregoing sentence shall not operate to limit or waive any remedies Grantee may have against Issuer for Issuer's failure to perform its obligations under this Section 9.

    (c) If Grantee or an owner of Option Shares exercises its rights under this
Section 9, Issuer shall, within 10 business days after the Section 9 Notice Date, pay the Section 9 Option Repurchase Price or Section 9 Option Share Repurchase Price, as the case may be, in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option or Option Shares, as the case may be.

    (d) For purposes of this Agreement, the following terms have the following meanings:

        (i) "Section 9 Applicable Price," as of any date, means the highest of
    (A) the highest price per share at which a tender offer or exchange offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to such date, (B) the price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Issuer entered into on or prior to such date or (C) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 60 business days preceding such date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (A) or (B) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

        (ii) "Section 9 Notice Date" means the date on which Grantee or an owner of Option Shares exercises its rights under this Section.

       (iii) "Section 9 Repurchase Consideration" means the aggregate price paid by Issuer to Grantee under the terms of this Section 9.

    10. REGISTRATION RIGHTS. Issuer shall, if requested by Grantee or any owner of Option Shares (collectively with Grantee, the "Owners") at any time and from time to time within three years of the first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to such Owners upon exercise of the Option in accordance with the intended method of sale or other disposition stated by such Owners, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 30 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 10, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Owners' counsel related thereto. The Owners shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 10 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Owners the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for the Owners under this Section 10; PROVIDED that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by the Owners pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 10, Issuer and the Owners shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

    11. LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE, Issuer, upon the request of any Owner, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE and will use its best efforts to obtain approval of such listing as soon as practicable.

    12. LIMITATION OF GRANTEE PROFIT. (a) Notwithstanding any other provision herein, in no event shall Grantee's Total Profit (as defined below) exceed $5,550,000, and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either (i) reduce the number of shares subject to the Option,
(ii) deliver to Issuer for cancellation shares of Issuer Common Stock (or other securities into which such Option Shares are converted or exchanged), (iii) pay cash to Issuer, or (iv) any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed $5,550,000 after taking into account the foregoing actions.

    (b) For purposes of this Agreement, "Total Profit" shall mean: (i) the aggregate amount of (A) the excess of (x) the net cash amounts received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) to any unaffiliated third party within 12 months after the exercise of the Option, over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), PLUS (B) all amounts received by Grantee on the transfer of the Option, PLUS (C) all equivalent amounts with respect to the Substitute Option, PLUS (D) all amounts received by Grantee pursuant to Section 8.02(a) and (b) of the Merger Agreement, MINUS (ii) all amounts of cash previously paid to Issuer pursuant to this
Section 12 plus the value of the Option Shares (or other securities) previously delivered to Issuer for cancellation pursuant to this Section 12.

    (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, any payment provided for in Section 8.02(a) or (b) of the Merger Agreement; PROVIDED that if and to the extent the Total Profit received by Grantee would exceed $5,550,000 following receipt of such payment, Grantee shall be obligated to comply with the terms of Section 12(a) within 30 days of the latest of (i) the date of receipt of such payment, (ii) the date of receipt of the net cash by Grantee pursuant to the sale of Option Shares (or securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months after the exercise of this Option with respect to such Option Shares, (iii) the date of receipt of net cash from disposition of the Option and (iv) the date of receipt of equivalent amounts pursuant to the sale of the Substitute Option or shares of Substitute Common Stock (or other securities into which such Substitute Common Stock is converted or exchanged).

    (d) For purposes of Section 12(a) and clause (ii) of Section 12(b), the value of any Option Shares delivered to Issuer shall be the Assigned Value of such Option Shares and the value of any Substitute Common Stock delivered to Issuer shall be the Highest Closing Price of such Substitute Common Stock.

    13. LOSS, THEFT, ETC. OF AGREEMENT. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    14. MISCELLANEOUS. (a) EXPENSES. Except as otherwise provided in Section 10 hereof or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (c) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY; SEVERABILITY. Except as otherwise set forth in the Merger Agreement, this Agreement, together with the Merger Agreement, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer (or Substitute Option Issuer) to repurchase, the full number of shares of Issuer Common Stock (or Substitute Common Stock) as provided in Sections 2, 7 and 9 (or in the case of Substitute Common Stock Sections 2 and
8), as adjusted pursuant to Section 6, it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

    (D) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW RULES.

    (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to Grantee to:

       Cognizant Corporation
       200 Nyala Farms
       Westport, CT 06880
       Attention: General Counsel
       Telecopier No.: (203) 222-4313

    with a copy to:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York 10017
       Attention: Peter J. Gordon, Esq.
       Telecopier No.: (212) 455-2502

    If to Issuer to:

       Walsh International Inc.
       105 Terry Drive, Suite 118
       Newtown, PA 18940
       Attention: General Counsel
       Telecopier No.: (215) 860-3277

    with a copy to:

       Reboul, MacMurray, Hewitt, Maynard
         & Kristol
       45 Rockefeller Plaza
       New York, NY 10111
       Attention: Karen C. Wiedemann, Esq.
       Telecopier No.: (212) 841-5725

    (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

    (h) ASSIGNMENT. Grantee may assign this Agreement in whole to any affiliate of Grantee at any time. Except as provided in the next sentence, Grantee may not, without the prior written consent of Issuer (which shall not be unreasonably withheld), assign this Agreement to any other person. Upon the occurrence of a Purchase Event, Grantee may sell, transfer, assign or otherwise dispose of, in whole at any time, its rights and obligations hereunder. In the case of any sale, transfer, assignment or disposition of this Option, Issuer shall do all things reasonably necessary to facilitate such transaction. This Agreement shall not be assignable by Issuer except by operation of law. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Sections 3.01(a) and 3.02(a) of the Merger Agreement, and, to the extent they relate to this Stock Option Agreement, in Sections 3.01(c),(d), (p),
(q) and (t) and 3.02(c) of the Merger Agreement, are incorporated herein by reference.

    (j) FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (k) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

    15. TERMINATION. Notwithstanding any other provision to the contrary contained in this Agreement, this Agreement shall terminate, and Grantee shall have no further rights hereunder, upon the payment in full of any and all amounts due under Sections 8.02(a) and 8.02(b) of the Merger Agreement.

    IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          WALSH INTERNATIONAL INC.

                                          By:/S/ MICHAEL A. HAUCK_______________
                                             Name: Michael A. Hauck
                                             Title: Chief Executive Officer

                                          COGNIZANT CORPORATION.

                                          By:/S/ KENNETH S. SIEGEL______________
                                             Name: Kenneth S. Siegel
                                             Title: Chief Executive Officer

                                   ANNEX III

                                                                       ANNEX III

                       NATIONSBANC MONTGOMERY SECURITIES

March 23, 1998

Board of Directors
Walsh International Inc.
Swan House
24 Bridge Street
Leatherhead
Surrey KT22 8BZ
United Kingdom

Gentlemen:

    We understand that Walsh International Inc., a Delaware corporation ("Seller"), and Cognizant Corporation, a Delaware corporation ("Buyer"), have entered into a Merger Agreement dated as of March 23, 1998 (the "Merger Agreement"), pursuant to which a wholly owned subsidiary of Buyer will be merged with and into Seller, which will be the surviving entity (the "Merger"). We also understand that on January 15, 1998, Buyer declared a dividend payable to its stockholders of record on a date to be determined by Buyer of all the outstanding common stock of it's wholly-owned subsidiary, IMS Health Incorporated, a Delaware corporation ("Parent Transaction"). Pursuant to the Merger, as more fully described in the Merger Agreement, we understand that (i) if the Merger becomes effective before such record date, each outstanding share of the common stock, $0.01 par value per share ("Seller Common Stock"), of Seller will be converted into and exchangeable for a fraction of a share of the common stock, $0.01 par value per share ("Buyer Common Stock"), of Buyer equal to the Parent Exchange Ratio (as defined in the Merger Agreement), and (ii) if the Merger becomes effective after such record date, each outstanding share of Seller Common Stock will be converted into and exchangeable for a fraction of a share of the common stock, $0.01 par value per share ("IMS Common Stock"), of IMS Health Incorporated calculated with reference to the IMS Adjustment Factor (as defined in the Merger Agreement). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

    You have asked for our opinion as investment bankers as to whether the Parent Exchange Ratio and the IMS Adjustment Factor are fair to the stockholders of Seller from a financial point of view, as of the date hereof.

    In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller and Buyer, including the consolidated financial statements for recent years and interim periods to December 31, 1997 and certain other relevant financial and operating data relating to Seller and Buyer made available to us from published sources and from the internal records of Seller and Buyer; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock and Buyer Common Stock; (iv) compared Seller and Buyer from a financial point of view with certain other companies in the health care information services and marketing information systems industries which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the health care services and software industries which we deemed to be comparable, in whole or in part, to the Merger;

(vi) reviewed and discussed with representatives of the management of Seller and Buyer certain information of a business and financial nature regarding Seller and Buyer, including financial forecasts and related assumptions of Seller furnished to us by Seller and financial forecasts and related assumptions for Buyer prepared by us in consultation with management of Buyer; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Seller's management and Seller's counsel; and
(viii) performed such other analyses and examinations as we have deemed appropriate.

    In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecast for Seller provided to us by their management and the financial forecast for Buyer prepared by us in consultation with management of Buyer, upon the advice of management of Seller and Buyer and with your consent we have assumed for purposes of our opinion that the forecasts (including the assumptions regarding expected revenue enhancements and cost savings, the amount of goodwill that can be attributed to the write-down of research and development costs, and other merger related costs) have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Seller and Buyer and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in Seller's or Buyer's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. In our review of the proposed Merger and its financial terms and conditions, we were not asked to, nor did we, make any assessment of the proposed structure or likelihood of the Parent Transaction, nor did we make any evaluation of the likely trading prices for the IMS Common Stock following the completion of the Parent Transaction. We have relied on advice of counsel and independent accountants to Seller as to all legal, tax and financial reporting matters with respect to Seller, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Merger will be recorded as a purchase under generally accepted accounting principles. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

    We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Seller of any of the conditions to its obligations thereunder.

    We have acted as financial advisor to Seller in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of Seller and Buyer for our own account and for the accounts of customers and may at any time hold a long or a short position in such securities. We currently hold a long position in such securities of Seller. We have also acted as an underwriter in connection with offerings of securities of Seller and performed various investment banking services for Seller.

    Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Parent Exchange Ratio and the IMS Adjustment Factor are fair to the stockholders of Seller from a financial point of view, as of the date hereof.

    We are not expressing an opinion regarding the price at which the Buyer Common Stock or the IMS Common Stock may trade at any future time. The market value of the Buyer Common Stock or the IMS Common Stock to be received by the stockholders of Seller pursuant to the Merger is fixed only within certain limits and, accordingly, outside such limits the market value of such stock may vary significantly.

    This opinion is directed to the Board of Directors of Seller in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Parent Exchange Ratio and the IMS Adjustment Factor to the stockholders and does not address the relative merits of the Merger and any alternatives to the Merger, Seller's underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement, tender offer statement or prospectus to be filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                      Very truly yours,
                                      NATIONSBANC MONTGOMERY SECURITIES LLC

                                    ANNEX IV

           ADDITIONAL INFORMATION RELATING TO COGNIZANT DISTRIBUTION

    This Annex IV consists of an Information Statement substantially in the form in which it is expected to be mailed to holders of Cognizant Common Stock in connection with the Cognizant Distribution. In addition to the terms defined in the Proxy Statement/Prospectus to which this Information Statement is annexed, the following capitalized terms used herein without definition have the indicated meanings: "Distribution" means the Cognizant Distribution (as defined in the Proxy Statement/Prospectus); and "Record Date" means the Cognizant Distribution Record Date (as defined in the Proxy Statement/ Prospectus).

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE DISTRIBUTION AND RELATED MATTERS...........................................           1
INFORMATION STATEMENT SUMMARY..............................................................................           3
FORWARD-LOOKING STATEMENTS.................................................................................          13
RISK FACTORS...............................................................................................          14
THE DISTRIBUTION...........................................................................................          20
RELATIONSHIP BETWEEN IMS HEALTH AND NIELSEN MEDIA RESEARCH AFTER THE DISTRIBUTION..........................          25
DIVIDEND POLICIES..........................................................................................          30
IMS HEALTH (ACCOUNTING SUCCESSOR TO COGNIZANT) CAPITALIZATION..............................................          31
IMS HEALTH (ACCOUNTING SUCCESSOR TO COGNIZANT) SELECTED FINANCIAL DATA.....................................          32
IMS HEALTH (ACCOUNTING SUCCESSOR TO COGNIZANT) UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS.......          33
IMS HEALTH (ACCOUNTING SUCCESSOR TO COGNIZANT) UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF
  FINANCIAL POSITION.......................................................................................          39
IMS HEALTH (ACCOUNTING SUCCESSOR TO COGNIZANT) MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS................................................................................          41
IMS HEALTH BUSINESS........................................................................................          52
COGNIZANT/IMS HEALTH MANAGEMENT AND EXECUTIVE COMPENSATION.................................................          61
COGNIZANT/IMS HEALTH SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................          74
DESCRIPTION OF IMS HEALTH CAPITAL STOCK....................................................................          76
NIELSEN MEDIA RESEARCH CAPITALIZATION......................................................................          84
NIELSEN MEDIA RESEARCH SELECTED FINANCIAL DATA.............................................................          85
NIELSEN MEDIA RESEARCH UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS...............................          86
NIELSEN MEDIA RESEARCH MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...............................................................................................          90
NIELSEN MEDIA RESEARCH BUSINESS............................................................................          95
NIELSEN MEDIA RESEARCH MANAGEMENT AND EXECUTIVE COMPENSATION...............................................         103
NIELSEN MEDIA RESEARCH SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......................         109
DESCRIPTION OF NIELSEN MEDIA RESEARCH CAPITAL STOCK........................................................         111
AVAILABLE INFORMATION......................................................................................         119
REPORTS OF IMS HEALTH......................................................................................         119
INDEX TO FINANCIAL STATEMENTS..............................................................................         F-1

                             QUESTIONS AND ANSWERS
                   ABOUT THE DISTRIBUTION AND RELATED MATTERS

Q1: WHAT IS THE DISTRIBUTION?

A: The Distribution is the method by which Cognizant Corporation ("Cognizant") will be separated into two publicly traded companies: (i) IMS Health Incorporated ("IMS HEALTH"), the leading global provider of information solutions to the pharmaceutical and healthcare industries and (ii) Nielsen Media Research, the leader in television audience measurement services in North America. Pursuant to the Distribution, Cognizant will distribute to its stockholders in a tax-free dividend one share of common stock, par value $0.01 per share, of IMS HEALTH ("IMS HEALTH Common Stock") for each share of common stock par value $0.01 per share, of Cognizant ("Cognizant Common Stock") held. Immediately after the Distribution, Cognizant's stockholders will still own all of Cognizant's current businesses, but they will own them as two separate investments rather than as a single investment.

Q2: WHAT IS IMS HEALTH?

A: IMS HEALTH is a new company the businesses of which will include: IMS, the leading global supplier of information and decision-support services to the pharmaceutical and healthcare industries; Erisco, a leading supplier of software-based administrative and analytical solutions to the managed care industry; Enterprises, a venture capital unit principally focused on investments in emerging healthcare businesses; Cognizant Technology Solutions, a provider of software application development and maintenance services and Year 2000 and Eurocurrency compliance services; and an equity investment in Gartner Group, the leading supplier of research and analysis to the information technology industry.

Q3: WHAT IS NIELSEN MEDIA RESEARCH?

A: Nielsen Media Research is the leading source of television audience measurement services in North America, providing audience estimates for national and local television programming sources, including broadcast networks, cable networks, syndicators and local television stations. Since after the Distribution Cognizant's only business will be the Nielsen Media Research business, at the time of the Distribution Cognizant will change its name to Nielsen Media Research, Inc.

Q4: WHY IS COGNIZANT SEPARATING ITS BUSINESSES?

A: Cognizant believes that separating its businesses in the Distribution will allow IMS HEALTH and Nielsen Media Research to pursue opportunities that will improve their competitive position, enhance their valuation and create wealth for stockholders. Cognizant believes the separation will enhance management focus on the businesses, allowing corporate policies and strategies to be tailored to particular needs. Cognizant also believes the separation will facilitate IMS HEALTH's ability to pursue acquisition and growth opportunities and will lead to better investor understanding of the different businesses.

Q5: HAS COGNIZANT DONE THIS BEFORE?

A: Cognizant is experienced in effecting spin-off transactions, as Cognizant itself is the product of a spin-off from The Dun & Bradstreet Corporation in November 1996. Since that spin-off, Cognizant has made significant progress in pursuing its strategic goals and objectives, and the proposed spin-off will allow it to continue that progress.

Q6: WHAT IS THE TAX EFFECT OF THE DISTRIBUTION?

A: The Distribution is the most tax-efficient means of separating Cognizant's businesses. Cognizant has received a ruling from the Internal Revenue Service that for Federal income tax purposes the

    Distribution of the shares of IMS HEALTH Common Stock to Cognizant stockholders will be tax-free to Cognizant and its stockholders.

Q7: WHAT WILL COGNIZANT STOCKHOLDERS RECEIVE IN THE DISTRIBUTION?

A: In the Distribution, Cognizant stockholders will receive one share of IMS
    HEALTH Common Stock, and an associated Right under IMS HEALTH's Shareholder Rights Plan, for each share of Cognizant Common Stock they own. Immediately after the Distribution, Cognizant's stockholders will still own their shares of Cognizant Common Stock and the same stockholders will still own all of Cognizant's businesses, but they will own them as two separate investments rather than as a single investment. After the Distribution, certificates representing the "old" Cognizant Common Stock will represent such stockholders' interests in the Nielsen Media Research business and certificates representing IMS HEALTH Common Stock stockholders receive in the Distribution will represent their interests in the IMS HEALTH businesses.

Q8: WHAT HAPPENS TO COGNIZANT SHARES AFTER THE DISTRIBUTION?

A: Shares of Cognizant Common Stock will represent ownership of the Nielsen
    Media Research business after the Distribution. Cognizant stock certificates will still be valid after Cognizant changes its name to Nielsen Media Research, Inc.

Q9: WHAT DOES A COGNIZANT STOCKHOLDER NEED TO DO NOW?

A: Cognizant stockholders do not need to take any action. The approval of the Cognizant stockholders is not required to effect the Distribution and Cognizant is not seeking a proxy from any stockholders. COGNIZANT STOCKHOLDERS SHOULD NOT SEND IN THEIR COGNIZANT SHARE CERTIFICATES. Cognizant stockholders will automatically receive their shares of IMS HEALTH Common Stock when the Distribution is effected.

Q10:WHERE CAN COGNIZANT STOCKHOLDERS GET MORE INFORMATION?

A: Cognizant stockholders with additional questions related to the Distribution should contact First Chicago Trust Company of New York, the Distribution Agent for the Distribution, at Mail Suite 4694, P.O. Box 2536, Jersey City, NJ 06303-2536, 1-800-519-3111. Questions may also be directed to the Vice President--Investor Relations of Cognizant at 200 Nyala Farms, Westport, Connecticut 06880, (203) 222-4238.

                         INFORMATION STATEMENT SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. THIS SUMMARY IS INCLUDED FOR CONVENIENCE ONLY AND SHOULD NOT BE CONSIDERED COMPLETE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT. IN THIS INFORMATION STATEMENT, UNLESS THE CONTEXT OTHERWISE REQUIRES, "COGNIZANT" REFERS TO COGNIZANT CORPORATION PRIOR TO THE DISTRIBUTION DATE AND "NIELSEN MEDIA RESEARCH" REFERS TO COGNIZANT'S SUBSIDIARY WITH THAT NAME PRIOR TO THE DISTRIBUTION AND TO THE RENAMED COGNIZANT ON AND AFTER THE DISTRIBUTION DATE. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS INFORMATION STATEMENT.

         BUSINESSES OF COGNIZANT, IMS HEALTH AND NIELSEN MEDIA RESEARCH

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Cognizant....................  Cognizant is a Delaware corporation that began operating as an independent public company on November 1, 1996 as a
                               result of its spin-off from The Dun & Bradstreet Corporation
                               ("D&B"). Prior to that spin-off, Cognizant was owned by D&B.
                               Cognizant primarily is engaged in the integration of
                               information and technology to create business insight. In
                               the Distribution, Cognizant will be separated into two
                               publicly traded companies, IMS HEALTH and Nielsen Media
                               Research.

IMS HEALTH...................  IMS HEALTH is a newly created Delaware corporation, the businesses of which will focus on information solutions to the pharmaceutical and healthcare industries. Covering over
                               90 countries with over 7,200 employees worldwide, IMS
                               HEALTH's businesses will include those of I.M.S.
                               International, Inc. ("IMS"), the leading global supplier of market information and decision-support services to the
                               pharmaceutical and healthcare industries; Erisco, Inc.
                               ("Erisco"), a leading supplier of software-based
                               administrative and analytical solutions to the managed care industry; Cognizant Enterprises, Inc. ("Enterprises"), a
                               venture capital unit focused on investments in emerging
                               healthcare businesses; Cognizant Technology Solutions
                               Corporation ("CTS"), a provider of software application
                               development and maintenance services and Year 2000 and
                               Eurocurrency compliance services; SSJ K.K. ("Super Systems
                               Japan"), an entity based in Japan which markets financial
                               application software products and services tailored for the
                               Japanese market; and an equity investment in Gartner Group,
                               Inc. ("Gartner"), the leading supplier of research and
                               analysis to the information technology industry
                               (collectively, the "IMS HEALTH Business").

                               Robert E. Weissman is currently Chairman and Chief Executive
                               Officer of Cognizant and Chairman and Chief Executive
                               Officer of IMS HEALTH. Mr. Weissman will resign from such
                               positions at Cognizant effective upon the Distribution Date;
                               however, he will continue as a director of Cognizant (which will be renamed Nielsen Media Research, Inc. as described
                               below) after the Distribution. The Board of Directors of IMS
                               HEALTH will be composed of certain persons who are currently directors of Cognizant. See "Cognizant/ IMS HEALTH
                               Management and Executive Compensation--IMS HEALTH Board of
                               Directors". In addition to Mr. Weissman, the other executive officers of IMS HEALTH will be drawn from the
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                                       3
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                               current management of Cognizant or its subsidiaries. See
                               "Cognizant/ IMS HEALTH Management and Executive
                               Compensation--IMS HEALTH Executive Officers".

Nielsen Media Research.......  Nielsen Media Research is the leading source of television audience measurement services in North America. As a result of the Distribution, the television audience measurement
                               services business of Nielsen Media Research (the "Nielsen
                               Media Research Business") will remain with Cognizant, and at the time of the Distribution, Cognizant will change its name to Nielsen Media Research, Inc.

                               William G. Jacobi is currently Chairman of Nielsen Media
                               Research and will be the Chairman of Nielsen Media Research after the Distribution. John A. Dimling is currently
                               President and Chief Operating Officer of Nielsen Media
                               Research and will be President and Chief Executive Officer of Nielsen Media Research after the Distribution. The
                               directors of Nielsen Media Research will be composed of
                               certain persons who are currently directors of Cognizant and certain persons who are not currently directors of
                               Cognizant. See "Nielsen Media Research Management and
                               Executive Compensation--Nielsen Media Research Board of
                               Directors". In addition to Mr. Dimling, the other executive officers of Nielsen Media Research will be drawn primarily from the current management of Nielsen Media Research. See
                               "Nielsen Media Research Management and Executive
                               Compensation--Nielsen Media Research Executive Officers".

                                     THE DISTRIBUTION

Form of Transaction;
  Basis of Presentation......  The Distribution is the method by which Cognizant will be separated into two publicly traded companies, IMS HEALTH and
                               Nielsen Media Research. In the Distribution, Cognizant will distribute to its stockholders shares of IMS HEALTH Common
                               Stock, which will represent a continuing interest in
                               Cognizant's healthcare information and related businesses to be conducted by IMS HEALTH. After the Distribution,
                               Cognizant's only business will be the Nielsen Media Research television audience measurement services business, and the shares of Cognizant Common Stock held by Cognizant
                               stockholders will represent a continuing ownership interest in that business. At the time of the Distribution, Cognizant will change its name to Nielsen Media Research, Inc. From
                               and after the Distribution Date, Cognizant Common Stock will therefore become "Nielsen Media Research Common Stock".

                               Stockholders should note that notwithstanding the legal form of the Distribution described above whereby Cognizant
                               expects to spin off IMS HEALTH, because of the relative
                               significance of the IMS HEALTH Business to Cognizant, IMS
                               HEALTH will be treated as the "accounting successor" to
                               Cognizant for financial reporting purposes. Therefore, the historical financial information for IMS HEALTH included
                               herein is that of Cognizant and does not currently
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                                       4

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                               reflect the separation of the IMS HEALTH Business from the
                               Nielsen Media Research Business which will occur through the
                               Distribution. Upon approval of the plan of Distribution, the historical financial statements of IMS HEALTH as accounting successor to Cognizant will be restated to present Nielsen
                               Media Research as a "discontinued operation" for accounting purposes.

                               The Distribution is subject to, and requires approval of,
                               the Cognizant Board of Directors of the plan of the
                               Distribution as well as of material terms of any
                               distribution, tax sharing, employee benefits, or other
                               similar agreements pursuant to which assets and liabilities are allocated as part of the Distribution.

Shares to be Distributed.....  The Distribution will be made to holders of record as of the close of business on the Record Date of issued and
                               outstanding shares of Cognizant Common Stock. Each holder of
                               Cognizant Common Stock on the Record Date will receive as a dividend one share of IMS HEALTH Common Stock for every
                               share of Cognizant Common Stock held. Based on the
                               162,848,673 shares of Cognizant Common Stock outstanding as of March 31, 1998, the Distribution would consist of
                               162,848,673 shares of IMS HEALTH Common Stock.

                               The Board of Directors of IMS HEALTH will adopt a
                               stockholder rights plan (the "IMS HEALTH Rights Plan") prior to the Distribution. Certificates evidencing shares of IMS
                               HEALTH Common Stock issued in the Distribution will
                               therefore represent the same number of IMS HEALTH Rights (as defined below) issued under the IMS HEALTH Rights Plan. See
                               "Description of IMS HEALTH Capital Stock--IMS HEALTH Rights
                               Plan". Unless the context otherwise requires, references
                               herein to the IMS HEALTH Common Stock include the related
                               IMS HEALTH Rights.

                               Cognizant stockholders will not have to make any payment or surrender or exchange certificates representing shares of
                               Cognizant Common Stock in order to receive their pro rata
                               share of the Distribution. No vote of holders of Cognizant
                               Common Stock is required or sought in connection with the
                               Distribution.

Record Date..................  The Record Date will be determined by the Board of Directors of Cognizant and is expected to occur in June 1998. In order to be entitled to receive shares of IMS HEALTH Common Stock in the Distribution, holders of shares of Cognizant Common
                               Stock must be stockholders as of the close of business on
                               the Record Date.

Distribution Date............  The "Distribution Date" is presently expected to be on or about June 30, 1998.

Distribution Agent...........  First Chicago Trust Company of New York will be the
                               Distribution Agent (the "Distribution Agent") for the
                               Distribution.

Federal Income Tax
  Consequences of the
  Distribution...............  Cognizant has received a ruling from the Internal Revenue
                               Service to the effect that the Distribution will be tax-free for Federal income tax purposes. Cognizant stockholders will apportion their tax basis in Cognizant Common Stock held
                               immediately before the Distribution
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                                       5
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                               Date among such Cognizant Common Stock (which will represent each such stockholder's interest in Nielsen Media Research after the Distribution) and IMS HEALTH Common Stock received in the Distribution, based on the relative fair market
                               values of the Cognizant Common Stock and the IMS HEALTH
                               Common Stock as of the Distribution Date. Cognizant will
                               provide appropriate information to each holder of record of
                               Cognizant Common Stock as of the close of business on the
                               Record Date concerning the basis allocation. See "The
                               Distribution--Federal Income Tax Consequences of the
                               Distribution".

Stock Exchange Listing and
  Trading....................  Prior to the date hereof, there has not been any established trading market for the IMS HEALTH Common Stock. Application will be made for listing the shares of IMS HEALTH Common
                               Stock on the New York Stock Exchange (the "NYSE") under the symbol "RX", and trading is expected to commence on a
                               "when-issued" basis prior to the Distribution Date. On the first NYSE trading day following the Distribution Date,
                               "when-issued" trading in respect of the IMS HEALTH Common
                               Stock will end and "regular-way" trading will begin. See
                               "The Distribution--Listing and Trading of IMS HEALTH Common
                               Stock and Nielsen Media Research Common Stock".

                               Nielsen Media Research Common Stock (I.E. the "old"
                               Cognizant Common Stock) will continue to trade on the NYSE after the Distribution Date, but the symbol under which it trades will change from "CZT" to "NMR". However, because of the significant changes that will take place to Cognizant as a result of the Distribution, the trading market for Nielsen
                               Media Research Common Stock after the Distribution may be
                               significantly different from that for Cognizant Common Stock prior to the Distribution. See "The Distribution-- Listing and Trading of IMS HEALTH Common Stock and Nielsen Media
                               Research Common Stock".

Relationship Between
  IMS HEALTH and
  Nielsen Media Research
  After the Distribution.....  After the Distribution, neither IMS HEALTH nor Nielsen Media
                               Research will have any ownership interest in the other,
                               except as set forth under "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution", and each of IMS HEALTH and Nielsen Media Research will be an
                               independent public company. IMS HEALTH and Cognizant (which will become Nielsen Media Research at the time of the
                               Distribution) will enter into certain agreements governing the relationship between IMS HEALTH and Nielsen Media
                               Research subsequent to the Distribution and providing for
                               the allocation of tax, employee benefits and certain other assets and liabilities and obligations arising from periods prior to the Distribution, including contingent liabilities relating to certain litigation. In addition, there will be individuals on the Boards of Directors of IMS HEALTH and
                               Nielsen Media Research who will also serve on the Board of
                               Directors of the other company. See
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                                       6
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                               "Relationship Between IMS HEALTH and Nielsen Media Research
                               After the Distribution".

Certain Indebtedness and
  Minority-Interest
  Financing..................  In connection with the Distribution, Cognizant will borrow
                               $300 million, the proceeds of which will be used to repay
                               existing intercompany indebtedness to certain entities
                               included in IMS HEALTH. This debt will be an obligation of
                               Nielsen Media Research after the Distribution. Upon or soon after the Distribution, IMS HEALTH intends to borrow $50
                               million in short-term debt. IMS HEALTH also will retain $100 million in pre-existing minority-interest financing. See
                               "The Distribution--Nielsen Media Research and IMS HEALTH
                               Indebtedness and Minority-Interest Financing".

Dividend Policies............  The payment and level of cash dividends by IMS HEALTH and
                               Nielsen Media Research after the Distribution will be
                               subject to the discretion of the IMS HEALTH Board of
                               Directors and the Nielsen Media Research Board of Directors,
                               respectively. It is anticipated that IMS HEALTH will
                               initially pay a dividend equal to Cognizant's current
                               annualized dividend of $0.12 per share. Nielsen Media
                               Research does not anticipate paying a dividend in the near future. Dividend decisions will be based on, and affected
                               by, a number of factors, including the respective operating results and financial requirements of IMS HEALTH and Nielsen
                               Media Research on a stand-alone basis as well as applicable legal and contractual restrictions. See "Dividend Policies".

Antitakeover Provisions......  At the time of the Distribution, the Restated Certificate of
                               Incorporation and Amended and Restated By-laws of each of
                               IMS HEALTH and Nielsen Media Research will contain
                               provisions that may have the effect of discouraging an
                               acquisition of control of IMS HEALTH or Nielsen Media
                               Research, respectively, not approved by their respective
                               Board of Directors. Such provisions may also have the effect of discouraging third parties from making proposals
                               involving an acquisition or change of control of IMS HEALTH or Nielsen Media Research, although such proposals, if made, might be considered desirable by a majority of the
                               stockholders of IMS HEALTH or Nielsen Media Research, as the case may be. Such provisions could further have the effect of making it more difficult for third parties to cause the replacement of the Board of Directors of IMS HEALTH or
                               Nielsen Media Research. These provisions have been designed to enable each of IMS HEALTH and Nielsen Media Research to develop its businesses and foster its long-term growth
                               without disruptions caused by the threat of a takeover not deemed by its Board of Directors to be in the best interest of IMS HEALTH or Nielsen Media Research, as the case may be, and their respective stockholders. Certain provisions of the
                               Distribution Agreement to be entered into between IMS HEALTH and Cognizant (which will change its name to Nielsen Media
                               Research, Inc. at the time of the Distribution) may also
                               have the effect of discouraging third parties from making
                               proposals involving an acquisition or change of control of
                               IMS HEALTH or Nielsen Media Research. See "Relationship
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                                       7

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                               Between IMS HEALTH and Nielsen Media Research After the
                               Distribution--Distribution Agreement".

                               At the time of the Distribution, each of IMS HEALTH and
                               Nielsen Media Research will have stockholder rights plans.
                               These stockholder rights plans are designed to protect
                               stockholders in the event of an unsolicited offer or other takeover tactics which, in the opinion of the relevant Board of Directors, could impair its ability to represent
                               stockholder interests. The provisions of the stockholder
                               rights plans may render an unsolicited takeover of IMS
                               HEALTH or Nielsen Media Research, as the case may be, more difficult or less likely to occur or might prevent such a
                               takeover. See "Description of IMS HEALTH Capital Stock--IMS
                               HEALTH Rights Plan" and "Description of Nielsen Media
                               Research Common Stock--Nielsen Media Research Rights Plan".

                               Each of IMS HEALTH and Nielsen Media Research will be
                               subject to provisions of Delaware corporate law which may
                               restrict certain business combination transactions. See
                               "Description of IMS HEALTH Capital Stock--Delaware General
                               Corporation Law" and "Description of Nielsen Media Research
                               Capital Stock--Delaware General Corporation Law".

                               See also "Description of IMS HEALTH Capital
                               Stock--Provisions of IMS HEALTH Restated Certificate of
                               Incorporation and Amended and Restated By-laws Affecting
                               Change in Control" and "Description of Nielsen Media
                               Research Capital Stock--Provisions of Nielsen Media Research
                               Restated Certificate of Incorporation and Amended and
                               Restated By-laws Affecting Change in Control".

Risk Factors.................  Stockholders should carefully consider the matters discussed under the section entitled "Risk Factors" in this
                               Information Statement.

Recent Developments..........  On March 23, 1998, Cognizant announced the signing of definitive agreements to acquire Walsh International Inc.
                               ("Walsh"), which develops and markets leading-edge sales
                               force automation systems for pharmaceutical companies, and
                               Pharmaceutical Marketing Services Inc. ("PMSI"), which
                               provides information services to pharmaceutical and
                               healthcare companies in the U.S., Europe and Japan
                               (collectively, the "Acquisitions").

                               Under terms of the agreements, Walsh shareholders will
                               receive .3041 shares of Cognizant Common Stock per Walsh
                               share (or, based on a Cognizant share price of $51.792,
                               consideration of approximately $166,900,000), and PMSI
                               shareholders will receive .2800 shares of Cognizant Common
                               Stock per PMSI share (or, based on a Cognizant share price of $51.792, consideration of approximately $179,600,000).

                               The total purchase price of the Walsh acquisition is
                               currently estimated at $193,000,000, including $166,900,000 of common stock, $11,900,000 of stock options to be issued and $14,200,000 of accrued acquisition and integration costs
                               (principally severance and lease terminations).
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                               The aggregate purchase price, excluding debt assumed, of the
                               PMSI acquisition is currently estimated at $235,200,000,
                               including $179,600,000 of common stock, $16,400,000 of stock options to be issued, and $39,200,000 of accrued acquisition and integration costs (principally severance, lease
                               terminations and cancellations of duplicate and other
                               contracts, all related to PMSI). The estimated aggregate
                               purchase price of each of the Acquisitions is subject to
                               adjustment as described below.

                               The number of shares of Cognizant Common Stock to be issued in connection with each of the Acquisitions is subject to a collar adjustment based on the price of Cognizant Common
                               Stock during a period prior to the closing of each
                               Acquisition. Currently Walsh and PMSI have approximately
                               10.6 million and approximately 12.4 million shares
                               outstanding, respectively. Cognizant expects to issue
                               approximately 6.7 million shares from treasury stock to
                               consummate the Acquisitions. In the event the Acquisitions are not completed prior to the Record Date, Walsh and PMSI shareholders will receive, in lieu of Cognizant Common
                               Stock, IMS HEALTH Common Stock pursuant to a formula
                               designed to recalibrate the collar computations based on the relative value of IMS HEALTH to the total value of IMS
                               HEALTH and Nielsen Media Research following the
                               Distribution. The Acquisitions, which have been
                               independently authorized by the Cognizant, Walsh and PMSI
                               Boards of Directors, are subject to approval by Walsh and
                               PMSI shareholders, the receipt of regulatory and other
                               required approvals and consents and customary closing
                               conditions. Each of the Acquisitions is an independent
                               transaction and neither is conditioned upon the consummation of the other or upon the consummation of the Distribution.
                               In connection with the Distribution, Walsh and PMSI will
                               become part of IMS HEALTH.

                               On April 9, 1998, CTS filed a registration statement with
                               the Securities and Exchange Commission (the "SEC") with
                               respect to an underwritten offering of 2,917,000 shares of
                               Class A Common Stock, par value $0.01 per share, of CTS
                               (3,354,550 if the underwriters' over-allotment option
                               granted by Cognizant is exercised in full). Of such shares,
                               2,500,000 are to be offered by CTS and 417,000 shares are to be offered by Cognizant. Following the offering, Cognizant will own 66.7% of the outstanding common stock of CTS and
                               approximately 95.3% of the combined voting power of CTS's
                               outstanding common stock. The initial offering price is
                               estimated to be between $11.00 and $13.00 per share. A
                               portion of the proceeds to be received by CTS in the
                               offering will be used to repay an intercompany balance. The transaction is expected to result in a significant one-time gain to the Company. The registration statement has not
                               become effective under the Securities Act of 1933, as
                               amended (the "Securities Act"). If the offering is not
                               completed prior to the Distribution Date, IMS HEALTH will be the selling stockholder in the offering. See "IMS HEALTH
                               Business--Recent Developments".

                                     * * *

    This Information Statement is being furnished by Cognizant solely to provide information to stockholders of Cognizant who will receive IMS HEALTH Common Stock in the Distribution and who will continue to own Nielsen Media Research Common Stock immediately after the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of Cognizant, IMS HEALTH or Nielsen Media Research. The information contained in this Information Statement is believed by Cognizant and IMS HEALTH to be accurate with respect to Cognizant, IMS HEALTH and Nielsen Media Research as of the date set forth on the cover. Changes may occur after that date, and Cognizant, IMS HEALTH and Nielsen Media Research will not update the information except in the normal course of their respective public disclosure practices.

                                   IMS HEALTH
                      (ACCOUNTING SUCCESSOR TO COGNIZANT)
                             SUMMARY FINANCIAL DATA

    Notwithstanding the legal form of the Distribution, whereby Cognizant expects to spin off IMS HEALTH, for accounting purposes the transaction is accounted for as if Cognizant will spin off Nielsen Media Research. For financial reporting purposes, the following financial information relates to IMS HEALTH, the accounting successor to Cognizant. The financial data as of and for all years ended December 31, are the audited financial statements of Cognizant, which statements for 1997, 1996 and 1995 are contained elsewhere in this Information Statement. The financial data as of and for the three months ended March 31, 1998 and 1997 are unaudited. The historical financial information set forth below relates to Cognizant. See "The Distribution--Form of Transaction; Basis of Presentation". The following financial data should also be read in conjunction with, and is qualified in its entirety by, the information set forth under "IMS HEALTH (Accounting Successor to Cognizant) Selected Financial Data" and "IMS HEALTH (Accounting Successor to Cognizant) Management's Discussion and Analysis of Financial Condition and Results of Operations" and Cognizant's Consolidated Financial Statements and Notes thereto appearing elsewhere in this Information Statement.

                                               THREE MONTHS ENDED
                                              AND AS OF MARCH 31,               YEAR ENDED AND AS OF DECEMBER 31,
                                         ------------------------------  -----------------------------------------------
                                              1998            1997        1997(1)     1996(2)     1995(3)      1994(4)
                                         --------------  --------------  ----------  ----------  ----------  -----------
                                          (UNAUDITED)     (UNAUDITED)

                                                         ($ AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Operating Revenue(6)...................    $  337,032      $  315,576    $1,418,153  $1,730,596  $1,542,340   $1,257,415
Income Before Cumulative Effect of
  Accounting Changes...................    $   60,087      $   52,905    $  312,350  $  195,451  $   88,881   $ 146,405
Earnings Per Share of Common Stock on
  Income Before Cumulative Effect of
  Accounting Changes--Basic............    $     0.37      $     0.31    $     1.89  $     1.15  $     0.52   $    0.86
Earnings Per Share of Common Stock on
  Income Before Cumulative Effect of
  Accounting Changes--Diluted..........    $     0.36      $     0.31    $     1.86  $     1.15  $     0.52   $    0.85
BALANCE SHEET DATA:
Total Assets...........................    $1,630,331      $1,405,430    $1,579,520  $1,874,982  $1,442,090   $1,331,038
Long-Term Debt.........................    $    2,813      $    3,463    $    2,912  $    3,736  $   10,485   $  15,484


                                           1993(5)
                                         -----------

INCOME STATEMENT DATA:
Operating Revenue(6)...................   $1,039,259
Income Before Cumulative Effect of
  Accounting Changes...................   $ 108,857
Earnings Per Share of Common Stock on
  Income Before Cumulative Effect of
  Accounting Changes--Basic............   $      --
Earnings Per Share of Common Stock on
  Income Before Cumulative Effect of
  Accounting Changes--Diluted..........   $      --
BALANCE SHEET DATA:
Total Assets...........................   $1,158,764
Long-Term Debt.........................   $   5,374

------------------------
(1) Income before Cumulative Effect of Accounting Changes in 1997 includes an unrealized gain on its investment in Gartner of $10,664 and gains from dispositions-net of $6,818.

(2) Income before Cumulative Effect of Accounting Changes in 1996 includes a one-time acquisition-related charge of $32,778 related to Gartner's acquisition of J3 Learning Corporation and gains from dispositions-net of $112.

(3) Income before Cumulative Effect of Accounting Changes in 1995 includes a non-recurring charge of $49,268, an incremental provision of postemployment benefits of $17,778, restructuring expense of $7,002 and gains from dispositions-net of $8,269.

(4) Income before Cumulative Effect of Accounting Changes in 1994 includes restructuring expense of $7,957 and a gain from disposition of $12,806.

(5) Income before Cumulative Effect of Accounting Changes in 1993 includes restructuring expense of $46,408 and a gain from disposition of $13,676.

(6) Operating Revenue for the three months ended March 31, 1998 and 1997 and the year ended December 31, 1997 reflects Gartner on the equity method of accounting; accordingly no Gartner revenue is reflected. Operating Revenue for the years ended December 31, 1996, 1995, 1994 and 1993 reflects Gartner on a consolidated basis.

                 NIELSEN MEDIA RESEARCH SUMMARY FINANCIAL DATA

    The following data are qualified in their entirety by the financial statements of Nielsen Media Research and other information contained elsewhere in this Information Statement. The financial data as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, have been derived from the audited financial statements of Nielsen Media Research contained elsewhere in this Information Statement. The financial data as of March 31, 1998 and 1997, and December 31, 1994 and 1993, for the three months ended March 31, 1998 and 1997 and for the years ended December 31, 1994 and 1993, are unaudited. The historical financial statements of Nielsen Media Research contained in this Information Statement are presented as if Nielsen Media Research were a separate entity for all periods presented. The following financial data should be read in conjunction with the information set forth under "Nielsen Media Research Selected Financial Data" and "Nielsen Media Research Management's Discussion and Analysis of Financial Condition and Results of Operations" and Nielsen Media Research's Consolidated Financial Statements and Notes thereto appearing elsewhere in this Information Statement.

                                       THREE MONTHS ENDED
                                      AND AS OF MARCH 31,                YEAR ENDED AND AS OF DECEMBER 31,
                                     ----------------------  ----------------------------------------------------------
                                        1998        1997        1997        1996        1995        1994        1993
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                          (UNAUDITED)                                                 (UNAUDITED)

                                                      ($ AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Operating Revenue..................  $   96,064  $   86,271  $  358,594  $  319,404  $  288,652  $  250,303  $  209,894
Net Income.........................  $   14,246  $   12,730  $   52,475  $   47,605  $   40,412  $   30,115  $   19,661
Earnings Per Share of Common
  Stock--Basic.....................  $     0.09  $     0.07  $     0.32  $     0.28  $     0.24  $     0.18  $       --
Earnings Per Share of Common
  Stock--Diluted...................  $     0.09  $     0.07  $     0.32  $     0.28  $     0.24  $     0.18  $       --

BALANCE SHEET DATA:
Total Assets.......................  $  199,645  $  178,598  $  192,434  $  170,331  $  134,521  $  138,842  $   97,831
Long-Term Debt.....................  $       --  $       --  $       --  $       --  $       78  $      244  $      411

                           FORWARD-LOOKING STATEMENTS

    This Information Statement and other materials filed or to be filed by Cognizant (which will become Nielsen Media Research at the time of the Distribution) and IMS HEALTH with the SEC, as well as information included in oral statements or other written statements made or to be made by Cognizant and IMS HEALTH, contain statements which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this document and include, but are not limited to, all statements relating to plans for future growth and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition, the terms of the Distribution and all other statements regarding the intent, plans, beliefs or expectations of the parties or their directors or officers. Stockholders are cautioned that such forward-looking statements are not assurances of future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks; to the extent IMS HEALTH or Nielsen Media Research seek growth through acquisition, the ability to identify and consummate acquisitions on satisfactory terms; the ability to develop new or advanced technologies and systems for their businesses on a cost-effective basis; the ability to successfully achieve estimated effective tax rates and corporate overhead levels; competition, particularly in the markets for pharmaceutical information and audience measurement services; regulatory and legislative initiatives, particularly in the area of medical privacy; the ability to timely and cost-effectively resolve any problems associated with the Year 2000 issue; leverage and debt service (including sensitivity to fluctuations in interest rates); compliance with covenants in loan agreements; the ability to obtain future financing on satisfactory terms; deterioration in economic conditions, particularly in the pharmaceutical, healthcare, media, or other industries in which customers operate; conditions in the securities markets which may affect the value or liquidity of portfolio investments; and the final allocation of assets and liabilities between IMS HEALTH and Nielsen Media Research. Consequently, all the forward-looking statements contained in this Information Statement are qualified by the information contained or incorporated herein, including, but not limited to, the information contained under this heading and in "Information Statement Summary--The Distribution--Recent Developments", "Risk Factors", "The Distribution", "IMS HEALTH (Accounting Successor to Cognizant) Capitalization", "IMS HEALTH (Accounting Successor to Cognizant) Management's Discussion and Analysis of Financial Condition and Results of Operations", "IMS HEALTH Business", "Nielsen Media Research Capitalization", "Nielsen Media Research Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Nielsen Media Research Business". Neither Cognizant (which will become Nielsen Media Research at the time of the Distribution) nor IMS HEALTH has any obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.

                                  RISK FACTORS

RISKS RELATING TO IMS HEALTH AND NIELSEN MEDIA RESEARCH

    POTENTIAL TAXATION

    Cognizant has received a ruling from the Internal Revenue Service to the effect that, among other things, the Distribution will qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

    The Internal Revenue Service ruling is based on certain factual representations made by Cognizant. If such factual representations were incorrect in a material respect, such ruling could become invalid. Cognizant is not aware of any facts or circumstances which would cause such representations to be incorrect in a material respect. Each of Cognizant (which will become Nielsen Media Research at the time of the Distribution) and IMS HEALTH will agree in the Distribution Agreement to certain restrictions on its future actions to provide further assurances that Section 355 of the Internal Revenue Code will apply to the Distribution. See "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution".

    If the Distribution were not to qualify under Section 355 of the Internal Revenue Code, then, in general, a corporate tax (which would be very substantial) would be payable by the consolidated group, of which Cognizant is the common parent. In addition, under the consolidated return rules, each member of the consolidated group would be jointly and severally liable for such tax liability. If the Distribution occurred and it were not to qualify under Section 355 of the Internal Revenue Code, the resulting tax liability would have a material adverse effect on the financial position, results of operations and cash flows of each of IMS HEALTH and Nielsen Media Research. Cognizant estimates that the aggregate shared tax liability in this regard of IMS HEALTH and Nielsen Media Research would be in the range of approximately $2.5 to $3.0 billion. See "The Distribution--Federal Income Tax Consequences of the Distribution".

    Moreover, if the Distribution were not to qualify under Section 355 of the Internal Revenue Code, each Cognizant stockholder receiving shares of IMS HEALTH Common Stock in the Distribution would be treated as if such stockholder had received a taxable distribution in an amount equal to the fair market value of the IMS HEALTH Common Stock received. See "The Distribution--Federal Income Tax Consequences of the Distribution".

    YEAR 2000

    Many existing computer systems and software applications use two digits, rather than four, to record years. Unless modified, such systems will not properly record or interpret years after 1999, which could lead to business disruptions (the "Year 2000 issue"). Each of IMS HEALTH and Nielsen Media Research depends on systems and software both for its internal operations as well as for the receipt of data used in its information products and the transmission of those products to its customers. Cognizant began to address the Year 2000 issue in 1996. IMS HEALTH and Nielsen Media Research expect to complete upgrading or replacing affected programs during 1998, with testing to be done during 1999. The two companies' expected costs of upgrading or replacing substantially all affected programs and the date on which they expect to complete Year 2000 compliance are based on management's best estimates, which were derived utilizing numerous assumptions relating to future events.

    In addition, IMS HEALTH and Nielsen Media Research are communicating with their customers and data suppliers to assess their ability to address the Year 2000 issue. Failures by customers to be Year 2000 compliant could hinder their ability to make use of IMS HEALTH's and Nielsen Media Research's products. Failures by data suppliers could disrupt the flow of data used in IMS HEALTH's and Nielsen Media Research's products. While IMS HEALTH and Nielsen Media Research believe most companies they deal with are addressing the issue, they are unable to determine the effect, if any, such failures might have on their respective businesses or future results of operations.

    The costs of addressing the Year 2000 issue and the date on which each of IMS HEALTH and Nielsen Media Research expects to complete Year 2000 compliance are based on their respective best estimates, which were derived utilizing numerous assumptions of future events. There can be no guarantee that these estimates will be achieved, and actual results may differ materially. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area of expertise, the ability to locate and correct all relevant computer codes, and the success of customers and suppliers in addressing the Year 2000 issue.

    CERTAIN ANTITAKEOVER PROVISIONS

    At the time of the Distribution, the Restated Certificate of Incorporation and Amended and Restated By-laws of each of IMS HEALTH and Nielsen Media Research will contain provisions that may have the effect of discouraging an acquisition of control of IMS HEALTH or Nielsen Media Research, respectively, not approved by their respective Board of Directors. Such provisions may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of IMS HEALTH or Nielsen Media Research, although such proposals, if made, might be considered desirable by a majority of the stockholders of IMS HEALTH or Nielsen Media Research, as the case may be. Such provisions could further have the effect of making it more difficult for third parties to cause the replacement of the Board of Directors of IMS HEALTH or Nielsen Media Research. These provisions have been designed to enable each of IMS HEALTH and Nielsen Media Research to develop its businesses and foster its long-term growth without disruptions caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of IMS HEALTH or Nielsen Media Research, as the case may be, and their stockholders. Certain provisions of the Distribution Agreement may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of IMS HEALTH or Nielsen Media Research. See "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution--Distribution Agreement".

    At the time of the Distribution, each of IMS HEALTH and Nielsen Media Research will have a stockholder rights plan. These stockholder rights plans are designed to protect stockholders in the event of an unsolicited offer and other takeover tactics which, in the opinion of the relevant Board of Directors, could impair its ability to represent stockholder interests. The provisions of these stockholder rights plans may render an unsolicited takeover of IMS HEALTH or Nielsen Media Research, as the case may be, more difficult or less likely to occur or might prevent such a takeover. See "Description of IMS HEALTH Capital Stock--IMS HEALTH Rights Plan" and "Description of Nielsen Media Research Capital Stock-- Nielsen Media Research Rights Plan".

    Each of IMS HEALTH and Nielsen Media Research will be subject to the provisions of Delaware corporate law which may restrict certain business combination transactions. See "Description of IMS HEALTH Capital Stock--Delaware General Corporation Law" and "Description of Nielsen Media Research Capital Stock--Delaware General Corporation Law".

    LITIGATION

    On July 29, 1996, Information Resources, Inc. ("IRI") filed a complaint in the United States District Court for the Southern District of New York, naming as defendants D&B, A.C. Nielsen Company and IMS (the "IRI Action"). The complaint alleges, among other things, various violations of the antitrust laws and damages in excess of $350 million, which amount IRI has asked to be trebled under the antitrust laws. IRI also seeks punitive damages in an unspecified amount. In connection with such action, D&B, ACNielsen Corporation ("ACNielsen") and Cognizant entered into an Indemnity and Joint Defense Agreement (the "Indemnity and Joint Defense Agreement") pursuant to which ACNielsen agreed to be responsible for any potential liabilities which may ultimately be incurred by D&B or Cognizant as a result of such action, up to a maximum amount to be determined by an independent investment bank if and when any such liabilities are incurred. The determination of such maximum amount will be based on ACNielsen's ability to satisfy such liabilities and remain financially viable, subject to certain assumptions and limitations. However, Cognizant and D&B have agreed that to the extent that ACNielsen is unable to satisfy any such liabilities in full and remain financially viable, Cognizant and D&B will each be responsible for 50% of the difference between the amount, if any, which may be payable as a result of such litigation and the maximum amount which ACNielsen is then able to pay as determined by such investment bank. Under the terms of the Distribution Agreement dated as of October 28, 1996, among Cognizant, D&B and ACNielsen (the "1996 Distribution Agreement"), pursuant to which shares of Cognizant and ACNielsen were distributed to the stockholders of D&B (the "D&B spin-off"), as a condition to the Distribution, IMS HEALTH and Nielsen Media Research are required to undertake to be jointly and severally liable to D&B and ACNielsen for Cognizant's obligations under the 1996 Distribution Agreement. However, pursuant to the Distribution Agreement, IMS HEALTH and Nielsen Media Research have agreed that, as between themselves, IMS HEALTH will assume 75%, and Nielsen Media Research will assume 25%, of any payments to be made in respect of the IRI Action under the Indemnity and Joint Defense Agreement or otherwise, including any legal fees and expenses related thereto incurred in 1999 or thereafter. IMS HEALTH has agreed to be fully responsible for any legal fees and expenses incurred during 1998. Nielsen Media Research's aggregate liability to IMS HEALTH for payments in respect of the IRI Action and certain other contingent liabilities shall not exceed $125 million. Management of Nielsen Media Research and IMS HEALTH are unable to predict at this time the final outcome of the IRI Action or whether the resolution of such matter could materially affect Nielsen Media Research's or IMS HEALTH's respective results of operations, cash flows or financial position.

RISKS RELATING TO IMS HEALTH

    ABSENCE OF PRIOR TRADING MARKET FOR THE IMS HEALTH COMMON STOCK

    Prior to the date hereof, there has not been any established trading market for IMS HEALTH Common Stock. Application will be made to list the shares of IMS HEALTH Common Stock on the NYSE under the symbol "RX", and trading is expected to commence on a "when-issued" basis prior to the Distribution Date. See "The Distribution--Listing and Trading of IMS HEALTH Common Stock and Nielsen Media Research Common Stock".

    CHANGES IN TRADING PRICES OF IMS HEALTH COMMON STOCK

    There can be no assurance as to the prices at which the IMS HEALTH Common Stock will trade before, on or after the Distribution Date. Until the IMS HEALTH Common Stock is fully distributed and an orderly market develops in the IMS HEALTH Common Stock, the price at which such stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for the IMS HEALTH Common Stock will be determined in the marketplace and may be influenced by many factors, including
(i) the depth and liquidity of the market for IMS HEALTH Common Stock, (ii) developments affecting the businesses of IMS HEALTH generally and the impact of those factors referred to below in particular, (iii) investor perception of IMS HEALTH and (iv) general economic and market conditions. Management expects that the market will characterize IMS HEALTH Common Stock as a healthcare information systems and services stock, which category of stock has historically experienced relatively greater price volatility than broader market indices.

    NON-UNITED STATES OPERATIONS

    IMS HEALTH operates globally, deriving a significant portion of its revenues and operating income in 1997 from non-U.S. operations. As a result, fluctuations in the value of foreign currencies relative to the U.S. dollar may increase the volatility of U.S. dollar-denominated operating results. IMS HEALTH's geographic expansion in emerging markets such as Eastern Europe, Africa and Asia Pacific is expected to continue. Emerging markets tend to be considerably less stable than established markets which may further contribute to volatility in operating results. In addition, IMS HEALTH is subject to the usual risks inherent in carrying on business in certain countries outside the U.S., including possible nationalization, expropriation, price controls or other restrictive government actions. Management believes that the risk of nationalization or expropriation is reduced because its basic service is the delivery of information, rather than the production of products which require manufacturing facilities or use of natural resources.

    ACQUISITIONS

    Although an important aspect of IMS HEALTH's business strategy is growth through acquisitions, there can be no assurance that management of IMS HEALTH will be able to identify and consummate acquisitions on satisfactory terms. Furthermore, every acquisition will entail some degree of uncertainty and risk, and even if consummated, may not produce the operating results or increases in value over time which were expected at the time of acquisition.

    On March 23, 1998, Cognizant announced the signing of definitive agreements to acquire Walsh and PMSI. Although they have been approved by the Boards of Directors of Cognizant, Walsh and PMSI, the Acquisitions are still subject to the approval of the Walsh and PMSI shareholders, the receipt of regulatory and other required approvals and consents and customary closing conditions. In addition, while management of IMS HEALTH believes that these acquisitions will enhance IMS HEALTH's ability to compete globally in the healthcare sales and marketing services industry, there can be no assurance that such expectations will materialize.

    TECHNOLOGY

    IMS HEALTH competes in businesses which demand or sell sophisticated information systems, software and other technology. The types of systems which IMS HEALTH's businesses require or sell can be expected to be subject to refinements as such systems and underlying technologies are upgraded and advanced, and there can be no guarantee that as various systems and technologies become outdated, IMS HEALTH will be able to replace them, to replace them as quickly as IMS HEALTH's competition or to develop and market new and better products and services in the future on a cost-effective basis.

    GARTNER GROUP, INC.

    The IMS HEALTH Business will include IMS HEALTH's ownership of a significant block of the outstanding shares of Gartner, a publicly traded provider of research and analysis of the computer hardware, software, communications and related technology industries. In the third quarter of 1997, IMS HEALTH's voting interest in Gartner fell below 50% based upon the exercise of Gartner employee stock options and employee stock purchases. Accordingly, as of September 30, 1997, IMS HEALTH deconsolidated Gartner and is accounting for its ownership interest on the equity basis. Gartner's common stock has historically traded at higher multiples than market averages and has generally experienced greater price volatility than the market as a whole. It can be expected that variations in the market value of the Gartner shares held by IMS HEALTH will have an impact on the trading prices of IMS HEALTH Common Stock. Gartner's results of operations may also be subject to the various factors described in Gartner's reports filed with the SEC from time to time.

    PRICE CONTROLS

    A number of countries in which IMS HEALTH operates have enacted regulations limiting the prices pharmaceutical companies may charge for drugs. IMS HEALTH believes that such cost containment measures will cause pharmaceutical companies to seek more effective means of marketing their products

(which will benefit IMS HEALTH in the medium and long term). However, such governmental regulation may cause pharmaceutical companies to revise or reduce their marketing programs in the near term.

    PRIVACY LEGISLATION

    Certain of the data services provided by IMS HEALTH relate to the diagnosis and treatment of disease. The use of patient-specific information is anticipated to be an increasingly important tool in the design, development and marketing of pharmaceuticals. To protect privacy, no individual patient is identified in any IMS HEALTH database. Recently, there have been a number of regulatory and legislative initiatives in the area of medical privacy at the federal, state and foreign government levels. Most of these initiatives seek to place restrictions on the use and disclosure of patient-identifiable information without consent and consequently would not apply to the IMS HEALTH Business. However, there can be no assurance that future initiatives would not adversely affect IMS HEALTH's ability to generate or assemble data or to develop or market current or future products and services.

RISKS RELATING TO NIELSEN MEDIA RESEARCH

    COMPETITION

    In the past, Nielsen Media Research's ratings systems have been criticized by various participants in the television industry. Such criticism, in part, has increased the likelihood of additional competition in its business. In particular, a television ratings project funded by the Committee on Nationwide Television Audience Measurement ("CONTAM") and designed and operated by Statistical Research, Inc. ("SRI"), is operating a 500 household sample in Philadelphia as a national television ratings laboratory. SRI's Philadelphia sample has provided limited program level data, although SRI has recently announced plans to provide more complete program level data from a subset of the sample in early 1998. Funding has been contributed primarily by the three major broadcast networks, ABC, CBS, and NBC. During 1996, ABC, CBS, and NBC together through CONTAM contributed $10 million (in addition to the $30 million they contributed in 1994) in funding for the completion of the Philadelphia test. In addition to the other three major networks, Fox Broadcasting as well as four cable networks, fifteen major advertising agencies and buying services, one program syndicator and five of the nation's largest advertisers have agreed to support and participate in the testing phase. Some of these companies have contributed to the funding of SRI and SRI is actively seeking financial support from major media companies for a national ratings service. The Philadelphia sample is viewed by some as a test market for a national ratings service. In addition, the NBC and CBS broadcast television networks have asked SRI for a business plan for the creation of a national measurement system that could provide an alternative to the Nielsen Television Index service.

    On the local level, ADCOM offers individual cable system measurement. It is currently collecting and issuing local cable measurement data in Jacksonville, Florida. Arbitron continues to develop its passive people meter technology and is believed to be testing this technology for possible use in the television audience measurement business. Indirectly, on both a national and local basis, competition stems from other marketing research services offering product movement and television audience data and services.

    In Canada, BBM, an established media research organization, has joined with Taylor Nelson/AGB, a U.K.-based media research company, and announced plans to provide a competing metered service in Vancouver. BBM, alone or with Taylor Nelson/AGB, could offer other competitive services in Canada.

    Nielsen Media Research's Monitor-Plus service has significant competition from Competitive Media Reports, a subsidiary of VNU, a Netherlands-based media company, which has long been the major participant in this market. See "Nielsen Media Research Business--Competition".

    TECHNOLOGY

    Nielsen Media Research operates in businesses which require sophisticated information systems, software and other technology. The technology underlying the media industry continues to undergo rapid change and Nielsen Media Research will need to develop and refine techniques for data collection to accommodate such changes, including digital television, interactive television transmission and Internet usage. There can be no guarantee that Nielsen Media Research will be able to develop and refine new techniques for data collection or that it will be able to do so as quickly or cost-effectively as its competition.

    INDEBTEDNESS

    In connection with the Distribution, Cognizant will borrow $300 million, the proceeds of which will be used by Nielsen Media Research to repay existing intercompany indebtedness to certain entities included in IMS HEALTH. This debt will be an obligation of Nielsen Media Research after the Distribution. After the Distribution, Nielsen Media Research will be more leveraged than Cognizant was prior to such transaction and will have indebtedness that is significant in relation to its stockholders' equity.

    While management believes Nielsen Media Research's cash flow will be sufficient to service its debt and to reinvest in its business, a substantial portion of Nielsen Media Research's cash flow will be dedicated to payments of interest on debt, thereby reducing funds available for other purposes such as investment in new technologies necessary to perform in the emerging television environment. Covenants in the credit facility or other financing agreements relating to such debt may restrict Nielsen Media Research's ability to dispose of assets, incur additional indebtedness, repay other indebtedness, pay dividends, create liens on assets, make investments or acquisitions, engage in mergers or consolidations, make capital expenditures or engage in other corporate activities. In addition, Nielsen Media Research's ability to obtain additional financing on favorable terms may be impaired in the future by reason of such indebtedness.

    CAPITAL EXPENDITURES; ACCESS TO CAPITAL AS AN INDEPENDENT COMPANY

    Nielsen Media Research maintains an active investment program to enhance existing services and develop new services in response to technological and marketplace changes. Nielsen Media Research will need to make significant capital expenditures over the next several years, particularly in light of the rapid technological changes affecting its business. Prior to the Distribution, Nielsen Media Research has relied on Cognizant for various financial and administrative services. After the Distribution, Nielsen Media Research will be an independent entity responsible for financing its own operations. To the extent that Nielsen Media Research needs additional funding to finance its operations and capital expenditures, no assurance can be given that Nielsen Media Research will be able to access the capital markets or otherwise obtain necessary financing in the future, or that any such financing can be obtained in a timely manner or on commercially favorable terms.

    EFFECT OF DISTRIBUTION ON TRADING MARKET OF NIELSEN MEDIA RESEARCH COMMON
     STOCK

    Nielsen Media Research Common Stock (I.E. the "old" Cognizant Common Stock) will continue to trade on the NYSE after the Distribution, but the symbol under which it trades will change from "CZT" to "NMR". However, because of the significant changes that will take place to Cognizant as a result of the Distribution, the trading market for Nielsen Media Research Common Stock after the Distribution may be significantly different from that for Cognizant Common Stock prior to the Distribution. The market may view Nielsen Media Research as a "new" company after the Distribution, and due to its smaller size, it may not be the subject of significant research analyst coverage. There can be no assurance as to the prices at which the Nielsen Media Research Common Stock will trade before, on or after the Distribution Date, and until an orderly market develops in the Nielsen Media Research Common Stock, the price at which it trades may fluctuate significantly. Prices for Nielsen Media Research Common Stock will be determined in the marketplace and may be influenced by many factors, including
(i) the depth and liquidity of the market for Nielsen Media Research Common Stock, (ii) developments affecting the businesses of Nielsen Media Research including the impact of the factors referred to above, (iii) investor perception of Nielsen Media Research and (iv) general economic and market conditions.

                                THE DISTRIBUTION

INTRODUCTION

    On January 15, 1998, the Board of Directors of Cognizant approved in principle a plan to distribute IMS HEALTH Common Stock to all holders of outstanding Cognizant Common Stock. The Distribution is subject to, and requires the approval of, the Cognizant Board of Directors of the plan of the Distribution as well as of the material terms of any distribution, tax sharing, employee benefits and other similar agreements pursuant to which assets and liabilities are allocated as part of the Distribution. In June 1998, the Cognizant Board of Directors is expected to formally approve the Distribution and declare a dividend payable to each holder of record at the close of business on the Record Date of one share of IMS HEALTH Common Stock for each share of Cognizant Common Stock held by such holder as of the close of business on the Record Date.

    Cognizant has received a tax ruling from the Internal Revenue Service to the effect that, among other things, that the receipt by Cognizant stockholders of the IMS HEALTH Common Stock in the Distribution will be tax-free to such stockholders and Cognizant for Federal income tax purposes. On or before the Distribution Date, Cognizant will deliver all of the outstanding shares of IMS HEALTH Common Stock to the Distribution Agent for transfer and distribution to the holders of record of Cognizant Common Stock as of the close of business on the Record Date. The Distribution is expected to be made June 30, 1998.

    Questions relating to the Distribution prior to the Distribution Date or relating to transfers of IMS HEALTH Common Stock after the Distribution Date should be directed to: First Chicago Trust Company of New York, Mail Suite 4694, P.O. Box 2536, Jersey City, NJ 06303-2536, 1-800-519-3111.

REASONS FOR THE DISTRIBUTION

    The Board of Directors of Cognizant believes that the Distribution is in the best interests of Cognizant and Cognizant's stockholders and that the separation of IMS HEALTH will provide each of IMS HEALTH and Nielsen Media Research with greater managerial, operational and financial flexibility to respond to changing market conditions in their different business environments. The discussion of the reasons for the Distribution set forth herein includes forward-looking statements that are based upon numerous assumptions with respect to the trading characteristics of the IMS HEALTH Common Stock and the Nielsen Media Research Common Stock, the ability of IMS HEALTH management to successfully take advantage of growth and acquisition opportunities and the ability of Nielsen Media Research to successfully operate as a stand-alone company. Many of such factors are discussed above under the captions "Forward-Looking Statements" and "Risk Factors".

    MANAGEMENT CONSIDERATIONS. At present, the Nielsen Media Research Business and the IMS HEALTH Business are conducted as separate operating groups under the direction of Cognizant. The Distribution should be beneficial to each of Cognizant's operating groups, because it will enable the management of each group to design and advance corporate policies and strategies that are based primarily on the business characteristics of the group and to concentrate its financial resources wholly on its own operations.

    The Distribution will also permit each of IMS HEALTH and Nielsen Media Research to design incentive compensation programs that relate more directly to its own business characteristics and performance and will provide each company with a "pure play" publicly traded equity security for use in its compensation programs.

    FACILITATE GROWTH OF IMS HEALTH. IMS HEALTH intends to pursue acquisition and growth opportunities in its business areas. Such acquisitions and growth may be pursuant to transactions in which IMS HEALTH Common Stock is offered in exchange for the stock of the target, or may be pursuant to cash acquisitions financed through the sale of capital stock of IMS HEALTH. In either event, management of Cognizant believes that the Distribution will facilitate such acquisition and growth strategy because it believes that the IMS HEALTH Common Stock will generally trade at higher price-earnings multiples than those at which Cognizant Common Stock has historically traded. Such higher multiples would make such stock a more attractive acquisition currency for IMS HEALTH to deliver, and, to the extent such stock is perceived to be a high-growth stock, a generally more attractive investment opportunity for the typical seller of a business in IMS HEALTH's industries.

    INVESTOR UNDERSTANDING. Investors should be able to evaluate better the financial performance of each of IMS HEALTH and Nielsen Media Research and their respective strategies, thereby enhancing the likelihood that each will achieve appropriate market valuation. In addition, each of the businesses will be better able to focus its public relations efforts on cultivating the public image it desires. In connection with the Distribution, the healthcare businesses will be able to adopt the name "IMS HEALTH", which will provide them with a clearly defined public identity.

FORM OF TRANSACTION; BASIS OF PRESENTATION

    The Distribution is the method by which Cognizant will be separated into two publicly traded companies, IMS HEALTH and Nielsen Media Research. In the Distribution, Cognizant will distribute to its stockholders shares of IMS HEALTH Common Stock, which will represent a continuing interest in Cognizant's healthcare information and related businesses to be conducted by IMS HEALTH. After the Distribution, Cognizant's only business will be the Nielsen Media Research television audience measurement services business, and the shares of Cognizant Common Stock held by Cognizant stockholders will represent a continuing ownership interest in that business. At the time of the Distribution, Cognizant will change its name to Nielsen Media Research, Inc. From and after the Distribution Date, Cognizant Common Stock will therefore become "Nielsen Media Research Common Stock".

    Stockholders should note that notwithstanding the legal form of the Distribution described above, because of the relative significance of the IMS HEALTH Business to Cognizant, IMS HEALTH will be treated as the "accounting successor" to Cognizant for financial reporting purposes. Therefore, the historical financial information for IMS HEALTH included herein is that of Cognizant and does not currently reflect the separation of the IMS HEALTH Business from the Nielsen Media Research Business which will occur through the Distribution. Upon approval of the plan of Distribution, the historical financial statements of IMS HEALTH as accounting successor to Cognizant will be restated to present Nielsen Media Research as a "discontinued operation" for accounting purposes.

MANNER OF EFFECTING THE DISTRIBUTION

    The Distribution will be made on the Distribution Date to stockholders of record of Cognizant at the close of business on the Record Date. Based on the 162,848,673 shares of Cognizant Common Stock outstanding as of March 31, 1998, the Distribution would consist of 162,848,673 shares of IMS HEALTH Common Stock. Prior to the Distribution Date, Cognizant will deliver all outstanding shares of IMS HEALTH Common Stock to the Distribution Agent for distribution. The Distribution Agent will mail, on or about the Distribution Date, certificates representing the shares of IMS HEALTH Common Stock to Cognizant stockholders of record as of the close of business on the Record Date. Cognizant stockholders will not be required to pay for shares of IMS HEALTH Common Stock received in the Distribution, or to surrender or exchange certificates representing shares of Cognizant Common Stock in order to receive shares of IMS HEALTH Common Stock. No vote of Cognizant stockholders is required or sought in connection with the Distribution.

    IN ORDER TO BE ENTITLED TO RECEIVE SHARES OF IMS HEALTH COMMON STOCK IN THE DISTRIBUTION, COGNIZANT STOCKHOLDERS MUST BE STOCKHOLDERS AT THE CLOSE OF BUSINESS ON THE RECORD DATE.

    The Board of Directors of IMS HEALTH will adopt a stockholder rights plan prior to the Distribution. Certificates evidencing shares of IMS HEALTH Common Stock issued in the Distribution will therefore represent the same number of IMS HEALTH Rights issued under the IMS HEALTH Rights Plan. See "Description of IMS HEALTH Capital Stock--IMS HEALTH Rights Plan". Unless the context otherwise requires, references herein to the IMS HEALTH Common Stock include the related IMS HEALTH Rights.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

    Cognizant has received a ruling letter from the Internal Revenue Service to the effect that, among other things, the Distribution will qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code. Under Section 355 of the Internal Revenue Code, in general:

        1. Holders of Cognizant Common Stock will not recognize any income, gain or loss as a result of the Distribution.

        2. Holders of Cognizant Common Stock will apportion the tax basis of their Cognizant Common Stock between such Cognizant Common Stock and IMS HEALTH Common Stock received by such holder in the Distribution in proportion to the relative fair market values of such stock on the Distribution Date. Cognizant will provide appropriate information to each holder of record of Cognizant Common Stock as of the close of business on the Record Date concerning the basis allocation.

        3. The holding period for the IMS HEALTH Common Stock received in the Distribution by holders of Cognizant Common Stock will include the period during which such holder held the Cognizant Common Stock with respect to which the Distribution was made, provided that such Cognizant Common Stock is held as a capital asset by such holder on the Distribution Date.

        4. The Distribution will not be treated as a taxable disposition of IMS HEALTH by Cognizant.

    Current Treasury regulations require each holder of Cognizant Common Stock who receives IMS HEALTH Common Stock pursuant to the Distribution to attach to his or her Federal income tax return for the year in which the Distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Internal Revenue Code to the Distribution. Cognizant will convey the appropriate information to each holder of record of Cognizant Common Stock as of the close of business on the Record Date.

    The Internal Revenue Service ruling is based on certain factual representations made by Cognizant. If such factual representations were incorrect in a material respect, such ruling could become invalid. Cognizant is not aware of any facts or circumstances which would cause such representations to be incorrect in a material respect. In the Distribution Agreement, each of Cognizant and IMS HEALTH will agree to certain restrictions on its future actions to provide further assurances that Section 355 of the Internal Revenue Code will apply to the Distribution. See "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution". If the Distribution were not to qualify under Section 355 of the Internal Revenue Code, then, in general, a corporate tax (which, as noted below, would be very substantial) would be payable by the consolidated group, of which Cognizant is the common parent, based upon the difference between (x) the fair market value of the IMS HEALTH Common Stock and (y) the adjusted basis of such IMS HEALTH Common Stock. In addition, under the consolidated return rules, each member of the consolidated group would be jointly and severally liable for such tax liability. If the

Distribution occurred and it were not to qualify under Section 355 of the Internal Revenue Code, the resulting tax liability would have a material adverse effect on the financial position, results of operations and cash flows of each of IMS HEALTH and Nielsen Media Research. Cognizant estimates that the aggregate shared tax liability in this regard of IMS HEALTH and Nielsen Media Research would be in the range of approximately $2.5 to $3.0 billion.

    Furthermore, if the Distribution were not to qualify as a tax-free spin-off, each Cognizant stockholder receiving shares of IMS HEALTH Common Stock in the Distribution would be treated as if such stockholder had received a taxable distribution in an amount equal to the fair market value of IMS HEALTH Common Stock received, which would result in (i) a dividend to the extent of such stockholder's pro rata share of Cognizant's current and accumulated earnings and profits, (ii) a reduction in such stockholder's basis in Cognizant Common Stock to the extent the amount received exceeds such stockholder's share of earnings and profits and (iii) a capital gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the stockholder's basis.

    The foregoing summary of the anticipated Federal income tax consequences of the Distribution is for general information only. COGNIZANT STOCKHOLDERS SHOULD CONSULT THEIR OWN ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE DISTRIBUTION, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL TAX LAWS.

LISTING AND TRADING OF IMS HEALTH COMMON STOCK AND NIELSEN MEDIA RESEARCH COMMON
  STOCK

    Prior to the date hereof, there has not been any established trading market for IMS HEALTH Common Stock. Application will be made to list the shares of IMS HEALTH Common Stock on the NYSE under the symbol "RX", and trading is expected to commence on a "when-issued" basis at least two days prior to the Record Date. On the first NYSE trading day following the Distribution Date, "when-issued" trading in respect of the IMS HEALTH Common Stock will end and "regular-way" trading will begin.

    There can be no assurance as to the prices at which the IMS HEALTH Common Stock will trade before, on or after the Distribution Date. Until the IMS HEALTH Common Stock is fully distributed and an orderly market develops in the IMS HEALTH Common Stock, the price at which it trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for the IMS HEALTH Common Stock will be determined in the marketplace and may be influenced by many factors, including (i) the depth and liquidity of the market for IMS HEALTH Common Stock, (ii) developments affecting the businesses of IMS HEALTH generally including the impact of the factors referred to in "Risk Factors" above, (iii) investor perception of IMS HEALTH and (iv) general economic and market conditions.

    Shares of IMS HEALTH Common Stock distributed to Cognizant stockholders will be freely transferable, except for shares of IMS HEALTH Common Stock received by persons who may be deemed to be "affiliates" of IMS HEALTH under the Securities Act. Persons who may be deemed to be affiliates of IMS HEALTH after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, IMS HEALTH, and may include certain officers and directors of IMS HEALTH, as well as principal stockholders of IMS HEALTH. Persons who are affiliates of IMS HEALTH will be permitted to sell their shares of IMS HEALTH Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption for the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 thereunder.

    Nielsen Media Research Common Stock (I.E., the "old" Cognizant Common Stock) will continue to trade on the NYSE after the Distribution, but the symbol under which it trades will change from "CZT" to "NMR". However, because of the significant changes that will take place to Cognizant as a result of the Distribution, the trading market for Nielsen Media Research Common Stock after the Distribution may be significantly different from that for Cognizant Common Stock prior to the Distribution. The market may view Nielsen Media Research as a "new" company after the Distribution, and due to its smaller size, it may not be the subject of significant research analyst coverage. There can be no assurance as to the prices at which Nielsen Media Research Common Stock will trade before, on or after the Distribution Date, and until an orderly market develops in the Nielsen Media Research Common Stock, the price at which it trades may fluctuate significantly. Prices for Nielsen Media Research Common Stock will be determined in the marketplace and may be influenced by many factors, including (i) the depth and liquidity of the market for Nielsen Media Research Common Stock, (ii) developments affecting the businesses of Nielsen Media Research including the impact of the factors referred to in "Risk Factors" above, (iii) investor perception of Nielsen Media Research and (iv) general economic and market conditions.

NIELSEN MEDIA RESEARCH AND IMS HEALTH INDEBTEDNESS AND MINORITY-INTEREST
  FINANCING

    In connection with the Distribution, Cognizant will borrow $300 million, the proceeds of which will be used to repay existing intercompany indebtedness to certain entities included in IMS HEALTH. This debt will be an obligation of Nielsen Media Research after the Distribution. The borrowing is expected to bear interest at prevailing market interest rates and to have a term of 7 to 10 years. IMS HEALTH will retain $100 million in pre-existing minority-interest financing.

                        RELATIONSHIP BETWEEN IMS HEALTH
               AND NIELSEN MEDIA RESEARCH AFTER THE DISTRIBUTION

    IMS HEALTH is wholly owned by Cognizant and the results of operations of entities that are or will be its subsidiaries have been included in Cognizant's consolidated financial statements and results of operations. After the Distribution, Cognizant (to be renamed Nielsen Media Research, Inc.) will not have any ownership interest in IMS HEALTH, and IMS HEALTH will be an independent public company. In addition, after the Distribution, IMS HEALTH will not have any ownership interest in Nielsen Media Research (other than 800,000 shares of Nielsen Media Research Common Stock which IMS HEALTH will own as a result of Cognizant Common Stock currently held by a subsidiary of IMS HEALTH and which pursuant to the Distribution Agreement IMS HEALTH will agree to sell to Nielsen Media Research and Nielsen Media Research will agree to repurchase on the first NYSE trading day after the Distribution Date at a market formula price), and Nielsen Media Research will be an independent public company. Furthermore, except as described below, all contractual relationships existing prior to the Distribution between Cognizant (to be renamed Nielsen Media Research, Inc.) and IMS HEALTH will be terminated except for contracts specifically set forth in a schedule to the Distribution Agreement.

    Prior to the Distribution, Cognizant (which will become Nielsen Media Research) and IMS HEALTH will enter into certain agreements as described below, which will govern the relationship between Nielsen Media Research and IMS HEALTH subsequent to the Distribution and provide for the allocation of tax, employee benefits and certain other liabilities and obligations arising from periods prior to the Distribution. Copies of the forms of such agreements are filed as exhibits to the Registration Statement of IMS HEALTH in respect of the registration of the IMS HEALTH Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, Cognizant (which will become Nielsen Media Research) will file a Current Report on Form 8-K in connection with the Distribution, and the agreements will be filed as exhibits to the Form 8-K. Such agreements may be amended by Cognizant prior to the Distribution Date. In addition, there will be individuals on the Boards of Directors of IMS HEALTH and Nielsen Media Research who will also serve on the Board of Directors of the other company. See "Cognizant/IMS HEALTH Management and Executive Compensation--Board of Directors" and "Nielsen Media Research Management and Executive Compensation--Board of Directors".

    The following description summarizes certain terms of such agreements, but is qualified by reference to the texts of such agreements, which are incorporated herein by reference.

DISTRIBUTION AGREEMENT

    Cognizant and IMS HEALTH will enter into the Distribution Agreement providing for, among other things, certain corporate transactions required to effect the Distribution and other arrangements between Nielsen Media Research and IMS HEALTH subsequent to the Distribution.

    In particular, the Distribution Agreement defines the assets and liabilities which are being allocated to and assumed by IMS HEALTH and those which will remain with Nielsen Media Research. The Distribution Agreement also defines what constitutes the "IMS HEALTH Business" and what constitutes the "Nielsen Media Research Business".

    Pursuant to the Distribution Agreement, Cognizant is obligated to transfer or cause to be transferred all its right, title and interest in the assets comprising the IMS HEALTH Business and other assets not specifically included in the Nielsen Media Research Business to IMS HEALTH and IMS HEALTH is obligated to transfer or cause to be transferred all its right, title and interest in the assets comprising the Nielsen Media Research Business to Cognizant. All assets are being transferred without any representation or warranty, "as is-where is", and the relevant transferee bears the risk that any necessary consent to transfer is not obtained. Each party also agrees to exercise its respective commercially reasonable efforts promptly to obtain any necessary consents and approvals and to take such actions as may be reasonably necessary or desirable to carry out the purposes of the Distribution Agreement and the other agreements summarized below.

    The Distribution Agreement provides for, among other things, assumptions of liabilities and cross indemnities designed to allocate generally, effective as of the Distribution Date, financial responsibility for the liabilities arising out of or in connection with (i) the businesses conducted by Nielsen Media Research and certain other liabilities formerly within Cognizant to Nielsen Media Research and (ii) all other liabilities, including liabilities of the IMS HEALTH Business, to IMS HEALTH. For a discussion of such businesses, see "IMS HEALTH Business" and "Nielsen Media Research Business". The Distribution Agreement provides for the allocation generally of the financial responsibility for the liabilities arising out of or in connection with former businesses, including those formerly conducted by or associated with Cognizant or IMS HEALTH, to IMS HEALTH. The Distribution Agreement also allocates between IMS HEALTH and Nielsen Media Research contingent liabilities related to certain prior business transactions.

    Pursuant to the terms of the 1996 Distribution Agreement, as a condition to the Distribution, IMS HEALTH and Nielsen Media Research are required to undertake to be jointly and severally liable to D&B and ACNielsen for any liabilities arising thereunder. The Distribution Agreement allocates between IMS HEALTH and Nielsen Media Research the financial responsibility for such liabilities. Among other things, IMS HEALTH and Nielsen Media Research have agreed that, as between themselves, IMS HEALTH will assume 75%, and Nielsen Media Research will assume 25%, of any payments to be made in respect of the IRI Action under the Indemnity and Joint Defense Agreement or otherwise, including any legal fees and expenses related thereto incurred in 1999 or thereafter. IMS HEALTH has agreed to be fully responsible for any legal fees and expenses incurred during 1998. Nielsen Media Research's aggregate liability to IMS HEALTH for payments in respect of the IRI Action and certain other contingent liabilities referred to in the previous paragraph shall not exceed $125 million.

    In addition, the Distribution Agreement provides that on the Distribution Date, Cognizant will contribute to IMS HEALTH all cash in Cognizant's accounts other than (i) cash required by Cognizant (to be renamed Nielsen Media Research) to satisfy certain specified obligations and (ii) such additional cash as is necessary for the net borrowings of Cognizant (to be renamed Nielsen Media Research) (excluding the items referred to in clause (i)) to be $300 million as of the Distribution Date.

    The Distribution Agreement includes provisions governing the administration of certain insurance programs and the procedures for making claims. The Distribution Agreement also allocates the right to proceeds and the obligation to satisfy deductibles under certain insurance policies.

    In the event that any transfers contemplated by the Distribution Agreement are not effected on or prior to the Distribution Date, the parties will be required to cooperate to effect such transfers as promptly as practicable following the Distribution Date, and pending any such transfers, to hold any asset not so transferred in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto), and to retain any liability not so transferred for the account of the party by whom such liability is to be assumed.

    The Distribution Agreement provides that Cognizant (which will become Nielsen Media Research) and IMS HEALTH will comply with and otherwise not take action inconsistent with each representation and statement made to the Internal Revenue Service in connection with Cognizant's request for a ruling letter as to certain tax aspects of the Distribution. Each of Cognizant and IMS HEALTH agrees to maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Internal Revenue Code, until the second anniversary of the Distribution Date. Neither Nielsen Media Research nor IMS HEALTH expects this limitation to inhibit its financing or other activities or its ability to respond to unanticipated developments. Under the Distribution Agreement, Cognizant (which will become Nielsen Media Research) agrees that until two years after the Distribution Date it will not (i) merge or consolidate with another corporation, (ii) liquidate or partially liquidate, (iii) sell or transfer all or substantially all of its assets, (iv) redeem or repurchase its stock (except in certain limited circumstances), or (v) take any other action which would result in one or more persons acquiring a 50 percent or greater interest in Cognizant, unless, prior to taking such action, it obtains a written opinion of a law firm or a supplemental ruling from the Internal Revenue Service that such action will not affect the tax-free treatment of the Distribution. As a result of the representations in the request for a ruling letter and the covenants in the Distribution Agreement, the acquisition of control of each of Nielsen Media Research and IMS HEALTH prior to the second anniversary of the Distribution Date may be more difficult or less likely to occur because of the potential substantial liability associated with a breach of such representations or covenants. The Distribution Agreement provides that if a party fails to comply with the obligations described above or takes or fails to take any action and such failure, act or omission contributes to a determination that the Distribution is not tax-free to Cognizant, IMS HEALTH or their stockholders, such party must indemnify the other party and its stockholders from any taxes arising therefrom.

    Under the Distribution Agreement, each of Cognizant and IMS HEALTH agrees to provide to the other party, subject to certain conditions, access to certain corporate records and information and to provide or cause to be provided certain services on such terms as are set forth in a Transition Services Agreement between such parties.

    The Distribution Agreement also provides that, except as otherwise set forth therein or in any related agreement, all costs or expenses incurred and for which invoices have been submitted on or prior to the Distribution Date in connection with the Distribution will be charged to and paid by Cognizant. Except as set forth in the Distribution Agreement or any related agreement, all costs and expenses incurred or for which invoices are submitted after the Distribution Date in connection with the Distribution will be charged to and paid by IMS HEALTH. IMS HEALTH will agree to be liable for any claims arising from or based upon (i) the Acquisitions and any filings with the SEC related thereto and (ii) "controlling person" liability relating to the Registration Statement on Form 10 filed with the SEC by IMS HEALTH. Except as set forth in the Distribution Agreement or any related agreement, each party shall bear its own costs and expenses incurred after the Distribution Date.

TAX ALLOCATION AGREEMENT

    Cognizant and IMS HEALTH will enter into a Tax Allocation Agreement under which IMS HEALTH will pay any taxes, or receive any refunds or credits of taxes, shown as due on a U.S. federal, state or local income or franchise tax return for a taxable period beginning prior to the Distribution Date (including the current taxable period to the extent such taxes, refunds or credits are attributable to the portion of such taxable period up to and including the Distribution Date). Any subsequent adjustment of such taxes shall be allocated to IMS HEALTH if such adjustment relates to the IMS HEALTH Business and to Nielsen Media Research if such adjustment relates to the Nielsen Media Research Business, except that any adjustment of such taxes attributable to tax items or positions initially determined by Cognizant's corporate office shall be allocated to IMS HEALTH.

    All taxes other than U.S. federal, state and local income and franchise taxes will be the responsibility of IMS HEALTH if they are attributable to the IMS HEALTH Business and of Nielsen Media Research if they are attributable to the Nielsen Media Research Business.

    For taxable periods beginning on or after the Distribution Date (and the portion of the current taxable period beginning after the Distribution Date), IMS HEALTH and Nielsen Media Research will be responsible for their own taxes.

EMPLOYEE BENEFITS AGREEMENT

    Cognizant and IMS HEALTH will enter into an Employee Benefits Agreement (the "Employee Benefits Agreement"), which allocates responsibility for certain employee benefits matters on and after the Distribution Date.

    The Employee Benefits Agreement provides that IMS HEALTH will adopt a new defined benefit pension plan for employees of the IMS HEALTH Business ("IMS HEALTH Employees") and former employees of the IMS HEALTH Business who terminated employment on or prior to the Distribution Date ("IMS HEALTH Retirees") and that Nielsen Media Research will continue to sponsor Cognizant's current plan for the benefit of employees of the Nielsen Media Research Business ("Nielsen Media Research Employees") and former employees of the Nielsen Media Research Business who terminated employment on or prior to the Distribution Date ("Nielsen Media Research Retirees"). Assets and liabilities of the current Cognizant pension plan that are attributable to IMS HEALTH Employees and IMS HEALTH Retirees will be transferred to the new IMS HEALTH plan.

    In addition, IMS HEALTH will adopt a new savings plan for IMS HEALTH Employees and IMS HEALTH Retirees, and Nielsen Media Research will continue to sponsor its savings plan for the benefit of Nielsen Media Research Employees and Nielsen Media Research Retirees. The account balances of IMS HEALTH Employees and IMS HEALTH Retirees will be transferred to the new IMS HEALTH plan.

    IMS HEALTH will adopt new nonqualified supplemental pension plans for the benefit of IMS HEALTH Employees and IMS HEALTH Retirees, and Nielsen Media Research will retain the liability for benefits under Cognizant's nonqualified supplemental pension plans with respect to Nielsen Media Research Employees and Nielsen Media Research Retirees.

    The Employee Benefits Agreement also provides that Nielsen Media Research will continue to sponsor its welfare plans for Nielsen Media Research Employees and Nielsen Media Research Retirees. As of the Distribution Date, IMS HEALTH will adopt welfare plans for the benefit of IMS HEALTH Employees and IMS HEALTH Retirees. Each of IMS HEALTH and Nielsen Media Research will provide retiree welfare benefits, where applicable, to its own employees and retirees.

    Nielsen Media Research and IMS HEALTH will each generally retain the severance liabilities of their respective employees who terminated employment prior to the Distribution Date.

    With respect to equity-based plans, the Employee Benefits Agreement provides that unexercised Cognizant stock options held by Nielsen Media Research Employees as of the Distribution Date will be adjusted to reflect the Distribution. The number of shares of Nielsen Media Research Common Stock covered by each adjusted stock option will be determined by (i) multiplying the number of shares of Cognizant Common Stock covered by the unexercised Cognizant stock option by a fraction, the numerator of which is the average of the Daily Average Trading Prices per share of Cognizant Common Stock for the five consecutive trading days immediately preceding the first date on which Cognizant Common Stock is traded ex-dividend, and the denominator of which is the average of the Daily Average Trading Prices per share of Nielsen Media Research Common Stock for the five consecutive trading days starting on the first date on which Nielsen Media Research Common Stock is traded ex-dividend (the "Nielsen Media Research Ratio"), and (ii) rounding down the result to a whole number of shares. The Daily Average Trading Price of a given stock on a given day means the average of the high and low trading prices for such stock on such date. The exercise price per share of an adjusted Cognizant stock option will be determined by dividing the exercise price per share of an unexercised Cognizant stock option by the Nielsen Media Research Ratio. The adjustment of the Cognizant stock options will not result in a compensation charge to Cognizant or Nielsen Media Research.

    Unexercised Cognizant stock options held by IMS HEALTH Employees as of the Distribution Date will be canceled and replaced with options that are exercisable into shares of IMS HEALTH Common Stock. The number of shares of IMS HEALTH Common Stock covered by each replacement stock option will be determined by (i) multiplying the number of shares of Cognizant Common Stock covered by the canceled Cognizant stock option by a fraction, the numerator of which is the average of the Daily Average Trading Prices per share of Cognizant Common Stock for the five consecutive trading days immediately preceding the first date on which Cognizant Common Stock is traded ex-dividend, and the denominator of which is the average of the Daily Average Trading Prices per share of IMS HEALTH Common Stock for the five consecutive trading days starting on the first date on which IMS HEALTH Common Stock is traded regular way (the "IMS HEALTH Ratio"), and (ii) rounding down the result to a whole number of shares. The exercise price per share of a replacement stock option will be determined by dividing the exercise price per share of the canceled Cognizant stock option by the IMS HEALTH Ratio. Except as otherwise provided in the applicable plans, all other terms of the replacement stock options will remain substantially identical to the terms of the canceled Cognizant stock options. The issuance of the replacement stock options will not result in a compensation charge to IMS HEALTH.

    All limited stock appreciation rights will be adjusted or converted in substantially the same manner as the unexercised Cognizant stock options. See "Cognizant Management and Executive Compensation-- Option Grants on Cognizant Common Stock to Cognizant Executives in Last Fiscal Year" and "Cognizant/ IMS HEALTH Management and Executive Compensation--Option Grants on Cognizant Common Stock to Executives in Last Fiscal Year".

    With respect to restricted stock, IMS HEALTH restricted stock received by Nielsen Media Research Employees in the Distribution shall be forfeited and each such individual shall receive a number of additional shares of Nielsen Media Research restricted stock, determined by multiplying the number of shares of forfeited IMS HEALTH restricted stock by the Nielsen Media Research Ratio and the reciprocal of the IMS HEALTH Ratio, having the same terms as the Cognizant restricted stock from which they arose.

    Cognizant restricted stock held by IMS HEALTH Employees and IMS HEALTH restricted stock received by IMS HEALTH Employees in the Distribution shall be forfeited and such individuals shall receive replacement IMS HEALTH restricted stock equal to (i) the number of shares of forfeited IMS HEALTH restricted stock plus (ii) the number of shares of forfeited Cognizant restricted stock multiplied by the IMS HEALTH Ratio and the reciprocal of the Nielsen Media Research Ratio, such replacement IMS HEALTH restricted stock to have the same terms as the Cognizant restricted stock from which they arose.

    From and after the Distribution Date, Nielsen Media Research shall continue to sponsor an Employee Stock Purchase Plan. IMS HEALTH shall adopt the IMS HEALTH Employee Stock Purchase Plan for the benefit of IMS HEALTH Employees.

    As of the Distribution Date, IMS HEALTH Employees will generally cease participation in Cognizant's employee benefit plans, and IMS HEALTH will generally recognize, among other things, their respective employees' past service with Cognizant under their respective employee benefit plans. Except as specifically provided therein, nothing in the Employee Benefits Agreement restricts Nielsen Media Research's or IMS HEALTH's ability to amend or terminate any of their respective employee benefit plans after the Distribution Date.

INTELLECTUAL PROPERTY AGREEMENT

    Cognizant and IMS HEALTH will enter into an Intellectual Property Agreement (the "IP Agreement") which provides for the allocation and recognition by and between Nielsen Media Research and IMS HEALTH of rights under patents, copyrights, software, technology, trade secrets and certain other intellectual property owned by IMS HEALTH and Nielsen Media Research and their respective subsidiaries as of the Distribution Date. See "IMS HEALTH Business--Intellectual Property" and "Nielsen Media Research Business--Intellectual Property".

SHARED TRANSACTION SERVICES AGREEMENTS

    Cognizant and IMS HEALTH will enter into Shared Transaction Services Agreements providing for the orderly continuation, for a transitional period after the Distribution Date, of certain of the shared transaction and other services (such as payroll, accounts payable, general accounting and computer processing and support) currently being provided by or to Nielsen Media Research and IMS HEALTH.

DATA SERVICES AGREEMENTS

    Cognizant and IMS HEALTH will enter into Data Services Agreements providing for the orderly continuation, for a transitional period after the Distribution Date, of certain specified computer processing and related services to be provided by or to Nielsen Media Research and IMS HEALTH.

TRANSITION SERVICES AGREEMENT

    Cognizant and IMS HEALTH will enter into a Transition Services Agreement pursuant to which Nielsen Media Research and IMS HEALTH have agreed to certain basic terms governing the provision by or to the other party of specified administrative or other support services for a transitional period after the Distribution Date.

OVERLAPPING DIRECTORS

    After the Distribution Date, there will be individuals on the Boards of Directors of IMS HEALTH and Nielsen Media Research who will also serve on the Board of Directors of the other company. Robert E. Weissman and M. Bernard Puckett will serve on the Boards of Directors of both companies. See "Cognizant/IMS HEALTH Management and Executive Compensation--Board of Directors" and "Nielsen Media Research Management and Executive Compensation--Board of Directors".

                               DIVIDEND POLICIES

IMS HEALTH

    The payment and level of cash dividends by IMS HEALTH after the Distribution will be subject to the discretion of the Board of Directors of IMS HEALTH. It is anticipated that IMS HEALTH will initially pay a dividend equal to Cognizant's current annualized dividend of $0.12 per share. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of IMS HEALTH on a stand-alone basis.

NIELSEN MEDIA RESEARCH

    The payment and level of cash dividends by Nielsen Media Research after the Distribution will be subject to the discretion of the Board of Directors of Nielsen Media Research. Nielsen Media Research currently intends to retain future earnings for the development of its business and does not anticipate paying cash dividends in the near future. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of Nielsen Media Research on a stand-alone basis as well as applicable legal and contractual restrictions. There can be no assurance that any dividends will be declared or paid.

         IMS HEALTH (ACCOUNTING SUCCESSOR TO COGNIZANT) CAPITALIZATION

    Notwithstanding the legal form of the Distribution, whereby Cognizant expects to spin off IMS HEALTH, for accounting purposes the transaction is accounted for as if Cognizant will spin off Nielsen Media Research. For financial reporting purposes, the following financial information relates to IMS HEALTH, the accounting successor to Cognizant.

    The following table sets forth the capitalization of IMS HEALTH at March 31, 1998 on a historical basis, and at March 31, 1998 on a pro forma basis as adjusted to give effect to the Distribution and the transactions contemplated thereby. Accordingly, the table does not reflect the proposed acquisitions of Walsh and PMSI. The historical financial information set forth below relates to Cognizant. See "The Distribution--Form of Transaction; Basis of Presentation". The following data is qualified in its entirety by the consolidated financial statements of Cognizant and other information contained elsewhere in this Information Statement. See "Risk Factors".

                                                                     IMS HEALTH
                                                                (AT MARCH 31, 1998)
                                                                    (UNAUDITED)
                                                              ------------------------
                                                              HISTORICAL    PRO FORMA
                                                              -----------  -----------
                                                              ($ AMOUNTS IN THOUSANDS)
Cash and Cash Equivalents...................................   $ 340,247      640,247(1)
                                                              -----------  -----------
Long-Term Debt..............................................       2,352        2,352
Minority Interests..........................................     102,891      102,891
Shareholders' Equity:
  Preferred Stock, par value $.01 per share,
    authorized -- 10,000,000 shares;
    outstanding -- none.....................................      --           --
  Series Common Stock, par value $.01 per share, authorized
    -- 10,000,000 shares;
    outstanding -- none.....................................      --           --
  Common Stock, par value $.01 per share, authorized --
    400,000,000 shares;
    issued -- 171,120,069 shares (Historical) and
      162,848,673
      (Pro forma)...........................................       1,711        1,628(3)
Capital Surplus.............................................     808,015      507,848(3)
Retained Earnings...........................................     413,643      583,110(1)(2)
Cumulative Translation Adjustment...........................     (75,868)     (76,511)(2)
Unrealized Gains on Investments.............................      25,011       25,011
Treasury Stock--8,271,396 shares (Historical) and 0 shares
  (Pro forma)...............................................    (300,250)      --    (3)
                                                              -----------  -----------
    Total Equity............................................     872,262    1,041,086
                                                              -----------  -----------
    Total Capitalization....................................   $ 977,966    $1,146,329
                                                              -----------  -----------
                                                              -----------  -----------

SUMMARY OF SIGNIFICANT PRO FORMA CAPITALIZATION ASSUMPTIONS

    The capitalization table presented above gives effect to the Distribution Agreement and the transactions contemplated thereby. See "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution--Distribution Agreement." The Distribution Agreement is to be entered into by Cognizant and IMS HEALTH prior to the Distribution and is subject to approval by Cognizant's Board of Directors. The assumptions upon which this capitalization table is based therefore remain to be finalized and do not necessarily reflect all the factors that may affect the capitalization of IMS HEALTH at the time of the Distribution.

(1) In connection with the Distribution, Cognizant will borrow $300 million, which will be used to repay existing intercompany liabilities. This debt will be the obligation of Nielsen Media Research after the Distribution. The adjustment is reflected as an increase in cash and cash equivalents resulting from the proceeds of the debt.

(2) This adjustment reflects the dividend of Nielsen Media Research in connection with the Distribution.

(3) The adjustment reflects the recapitalization of IMS HEALTH including the elimination of treasury stock which will be treasury shares of Nielsen Media Research after the Distribution.

                                   IMS HEALTH
                      (ACCOUNTING SUCCESSOR TO COGNIZANT)
                            SELECTED FINANCIAL DATA

    Notwithstanding the legal form of the Distribution, whereby Cognizant expects to spin off IMS HEALTH, for accounting purposes the transaction is accounted for as if Cognizant will spin off Nielsen Media Research. For financial reporting purposes, the following financial information relates to IMS HEALTH, the accounting successor to Cognizant. The financial data as of and for all years ended December 31, are from the audited financial statements of Cognizant, which statements for 1997, 1996 and 1995 are contained elsewhere in this Information Statement. The financial data as of and for the three months ended March 31, 1998 and 1997 are unaudited. The historical financial information set forth below relates to Cognizant. See "The Distribution-Form of Transaction; Basis of Presentation". The following financial data should also be read in conjunction with the information set forth under "IMS HEALTH (Accounting Successor to Cognizant) Management's Discussion and Analysis of Financial Condition and Results of Operations" and Cognizant's Consolidated Financial Statements and Notes thereto appearing elsewhere in this Information Statement.

                               THREE MONTHS ENDED AND
                                       AS OF
                                     MARCH 31,                      YEAR ENDED AND AS OF DECEMBER 31,
                              ------------------------  ---------------------------------------------------------
                                 1998         1997       1997(1)    1996(2)    1995(3)     1994(4)      1993(5)
                              -----------  -----------  ---------  ---------  ---------  -----------  -----------
                              (UNAUDITED)  (UNAUDITED)
                                                ($ AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Operating Revenue(6)........   $ 337,032    $ 315,576   $1,418,153 $1,730,596 $1,542,340  $1,257,415   $1,039,259
Income before Cumulative
  Effect of Accounting
  Changes...................   $  60,087    $  52,905   $ 312,350  $ 195,451  $  88,881   $ 146,405    $ 108,857
Earnings Per Share of Common
  Stock on Income before
  Cumulative Effect of
  Accounting
  Changes--Basic............   $    0.37    $    0.31   $    1.89  $    1.15  $    0.52   $    0.86    $  --
Earnings Per Share of Common
  Stock on Income before
  Cumulative Effect of
  Accounting Changes--
  Diluted...................   $    0.36    $    0.31   $    1.86  $    1.15  $    0.52   $    0.85    $  --
BALANCE SHEET DATA:
Total Assets................   $1,630,331   $1,405,430  $1,579,520 $1,874,982 $1,442,090  $1,331,038   $1,158,764
Long-Term Debt..............   $   2,813    $   3,463   $   2,912  $   3,736  $  10,485   $  15,484    $   5,374

------------------------
(1) Income before Cumulative Effect of Accounting Changes in 1997 includes an unrealized gain on its investment in Gartner of $10,664 and gains from dispositions-net of $6,818.

(2) Income before Cumulative Effect of Accounting Changes in 1996 includes a one-time acquisition-related charge of $32,778 related to Gartner's acquisition of J3 Learning Corporation and gains from dispositions-net of $112.

(3) Income before Cumulative Effect of Accounting Changes in 1995 includes a non-recurring charge of $49,268, an incremental provision of postemployment benefits of $17,778, restructuring expense of $7,002 and gains from dispositions-net of $8,269.

(4) Income before Cumulative Effect of Accounting Changes in 1994 includes restructuring expense of $7,957 and a gain from disposition of $12,806.

(5) Income before Cumulative Effect of Accounting Changes in 1993 includes restructuring expense of $46,408 and a gain from disposition of $13,676.

(6) Operating Revenue for the three months ended March 31, 1998 and 1997 and the year ended December 31, 1997 reflects Gartner on the equity method of accounting; accordingly no Gartner revenue is reflected. Operating Revenue for the years ended December 31, 1996, 1995, 1994 and 1993 reflects Gartner on a consolidated basis.

IMS HEALTH (ACCOUNTING SUCCESSOR TO COGNIZANT) UNAUDITED CONSOLIDATED PRO FORMA
                              FINANCIAL STATEMENTS

    Notwithstanding the legal form of the Distribution, whereby Cognizant expects to spin off IMS HEALTH, for accounting purposes the transaction is accounted for as if Cognizant will spin off Nielsen Media Research. For financial reporting purposes, the following financial information relates to IMS HEALTH, the accounting successor to Cognizant. The historical Consolidated Statement of Income for IMS HEALTH is from the historical (pre-Distribution) Consolidated Statement of Income of Cognizant. The Unaudited Consolidated Pro Forma Statement of Income for IMS HEALTH for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995 present the results of operations of IMS HEALTH and material pro forma adjustments necessary for this purpose.

    The Unaudited Consolidated Pro Forma Statement of Income and Statement of Financial Position of IMS HEALTH should be read in conjunction with the historical consolidated financial statements of Cognizant contained elsewhere in this Information Statement. The pro forma data are for informational purposes only and may not necessarily reflect future results of operations and or what the results of operations would have been had IMS HEALTH been operated as a separate entity.

    As described under "The Distribution--Form of Transaction; Basis of Presentation", for financial reporting purposes, IMS HEALTH will be treated as the "accounting successor" to Cognizant. Therefore, the historical financial information for IMS HEALTH included herein is that of Cognizant. The following tables set forth the IMS HEALTH historical Consolidated Statement of Income for the three months ended March 31, 1998, and years ended December 31, 1997, 1996 and 1995, giving effect, on a pro forma basis, to Nielsen Media Research as a discontinued operation as of the beginning of the periods presented, although not yet required to be reflected in the historical financial statements. The IMS HEALTH historical Unaudited Condensed Consolidated Pro Forma Statement of Financial Position as of March 31, 1998 gives effect to Nielsen Media Research as a discontinued operation. Upon approval of the plan of Distribution, the historical financial statements of IMS HEALTH as accounting successor to Cognizant will be restated to present Nielsen Media Research as a "discontinued operation" for accounting purposes.

    The Distribution requires approval by the Cognizant Board of Directors of the plan of the Distribution as well as material terms of any distribution, tax sharing, employee benefits, or other similar agreements pursuant to which assets and liabilities are allocated as part of the Distribution.

                                   IMS HEALTH
                      (ACCOUNTING SUCCESSOR TO COGNIZANT)
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF INCOME(1)

                                                                   THREE MONTHS ENDED MARCH 31, 1998
                                                              -------------------------------------------
                                                               ($ AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                                                 DATA)       IMS HEALTH
                                                               HISTORICAL     PRO FORMA       PRO FORMA
                                                               IMS HEALTH   ADJUSTMENTS(2)   HISTORICAL
                                                              ------------  --------------  -------------
OPERATING REVENUE                                              $  337,032     $  (96,064)    $   240,968

Operating Costs and Selling and Administrative Expense            263,739        (63,193)        200,546
Depreciation and Amortization                                      28,816         (7,122)         21,694
                                                              ------------  --------------  -------------
OPERATING INCOME                                                   44,477        (25,749)         18,728
Gartner Equity Income                                              15,574             --          15,574
Other Non-Operating Income--Net                                    22,713              2          22,715
Non-Operating Income--Net(3)                                       38,287              2          38,289
                                                              ------------  --------------  -------------
Income from Continuing Operations Before Provision for
 Income Taxes                                                      82,764        (25,747)         57,017
Provision for Income Taxes                                         22,677         (7,055)         15,622
                                                              ------------  --------------  -------------
Income from Continuing Operations                                  60,087        (18,692)         41,395
Income From Discontinued Operations--Net of Income Taxes           --             18,692          18,692
                                                              ------------  --------------  -------------
NET INCOME                                                     $   60,087     $        0     $    60,087
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------
BASIC EARNINGS PER SHARE CONTINUING OPERATIONS                 $     0.37     $    (0.12)    $      0.25
BASIC EARNINGS PER SHARE DISCONTINUED OPERATIONS                   --               0.12            0.12
                                                              ------------  --------------  -------------
BASIC EARNINGS PER SHARE OF COMMON STOCK                       $     0.37     $     0.00     $      0.37
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------
DILUTED EARNINGS PER SHARE CONTINUING OPERATIONS               $     0.36     $    (0.12)    $      0.24
DILUTED EARNINGS PER SHARE DISCONTINUED OPERATIONS                 --               0.12            0.12
                                                              ------------  --------------  -------------
DILUTED EARNINGS PER SHARE OF COMMON STOCK                     $     0.36     $     0.00     $      0.36
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------

Average Number of Shares Outstanding--Basic.................  162,406,000                   162,406,000
Average Number of Shares Outstanding--Diluted...............  167,282,000                   167,282,000

  See Summary of Adjustments to Unaudited Consolidated Pro Forma Statements of
                              Income, on page 38.

                                   IMS HEALTH
                      (ACCOUNTING SUCCESSOR TO COGNIZANT)
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF INCOME(1)

                                                                     YEAR ENDED DECEMBER 31, 1997
                                                              -------------------------------------------
                                                               ($ AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                                                 DATA)       IMS HEALTH
                                                               HISTORICAL     PRO FORMA       PRO FORMA
                                                               IMS HEALTH   ADJUSTMENTS(2)   HISTORICAL
                                                              ------------  --------------  -------------
OPERATING REVENUE                                              $1,418,153    $   (358,594)   $ 1,059,559

Operating Costs and Selling and Administrative Expense            965,497        (222,199)       743,298
Depreciation and Amortization                                     117,314         (28,663)        88,651
                                                              ------------  --------------  -------------
OPERATING INCOME                                                  335,342        (107,732)       227,610
                                                              ------------  --------------  -------------
Gartner Equity Income                                              65,120              --         65,120
Other Non-Operating Income--Net                                    29,773             (29)        29,744
Non-Operating Income--Net(3)                                       94,893             (29)        94,864
                                                              ------------  --------------  -------------
Income from Continuing Operations Before Provision for
  Income Taxes                                                    430,235        (107,761)       322,474
Provision for Income Taxes                                        117,885         (29,527)        88,358
                                                              ------------  --------------  -------------
Income from Continuing Operations                                 312,350         (78,234)       234,116
Income From Discontinued Operations--Net of Income Taxes           --              78,234         78,234
                                                              ------------  --------------  -------------
NET INCOME                                                     $  312,350    $          0    $   312,350
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------
BASIC EARNINGS PER SHARE CONTINUING OPERATIONS                 $     1.89    $      (0.47)   $      1.42
BASIC EARNINGS PER SHARE DISCONTINUED OPERATIONS                   --                0.47           0.47
                                                              ------------  --------------  -------------
BASIC EARNINGS PER SHARE OF COMMON STOCK                       $     1.89    $       0.00    $      1.89
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------
DILUTED EARNINGS PER SHARE CONTINUING OPERATIONS               $     1.86    $      (0.47)   $      1.39
DILUTED EARNINGS PER SHARE DISCONTINUED OPERATIONS                 --                0.47           0.47
                                                              ------------  --------------  -------------
DILUTED EARNINGS PER SHARE OF COMMON STOCK                     $     1.86    $       0.00    $      1.86
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------

AVERAGE NUMBER OF SHARES OUTSTANDING--BASIC.................  165,163,000                   165,163,000
AVERAGE NUMBER OF SHARES OUTSTANDING--DILUTED...............  167,490,000                   167,490,000

  See Summary of Adjustments to Unaudited Consolidated Pro Forma Statements of
                              Income, on page 38.

                                   IMS HEALTH
                      (ACCOUNTING SUCCESSOR TO COGNIZANT)
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF INCOME(1)

                                                                     YEAR ENDED DECEMBER 31, 1996
                                                              -------------------------------------------
                                                               ($ AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                                                 DATA)       IMS HEALTH
                                                               HISTORICAL     PRO FORMA       PRO FORMA
                                                               IMS HEALTH   ADJUSTMENTS(2)   HISTORICAL
                                                              ------------  --------------  -------------
OPERATING REVENUE                                              $1,730,596    $   (319,404)   $ 1,411,192

Operating Costs and Selling and Administrative Expense          1,253,567        (194,714)     1,058,853
Depreciation and Amortization                                     133,861         (25,229)       108,632
                                                              ------------  --------------  -------------
OPERATING INCOME                                                  343,168         (99,461)       243,707
Non-Operating Income--Net(3)                                        5,853         --               5,853
                                                              ------------  --------------  -------------
Income from Continuing Operations Before Provision for
  Income Taxes                                                    349,021         (99,461)       249,560
Provision for Income Taxes                                        153,570         (43,764)       109,806
                                                              ------------  --------------  -------------
Income from Continuing Operations                                 195,451         (55,697)       139,754
Income From Discontinued Operations--Net of Income Taxes           --              55,697         55,697
                                                              ------------  --------------  -------------
NET INCOME                                                     $  195,451    $          0    $   195,451
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------
BASIC EARNINGS PER SHARE CONTINUING OPERATIONS                 $     1.15    $      (0.33)   $      0.82
BASIC EARNINGS PER SHARE DISCONTINUED OPERATIONS                   --                0.33           0.33
                                                              ------------  --------------  -------------
BASIC EARNINGS PER SHARE OF COMMON STOCK                       $     1.15    $       0.00    $      1.15
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------
DILUTED EARNINGS PER SHARE CONTINUING OPERATIONS               $     1.15    $      (0.33)   $      0.82
DILUTED EARNINGS PER SHARE DISCONTINUED OPERATIONS                 --                0.33           0.33
                                                              ------------  --------------  -------------
DILUTED EARNINGS PER SHARE OF COMMON STOCK                     $     1.15    $       0.00    $      1.15
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------

AVERAGE NUMBER OF SHARES OUTSTANDING--BASIC.................  169,944,000                   169,944,000
AVERAGE NUMBER OF SHARES OUTSTANDING--DILUTED...............  170,500,000                   170,500,000

  See Summary of Adjustments to Unaudited Consolidated Pro Forma Statements of
                              Income, on page 38.

                                   IMS HEALTH
                      (ACCOUNTING SUCCESSOR TO COGNIZANT)
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF INCOME(1)

                                                                     YEAR ENDED DECEMBER 31, 1995
                                                              -------------------------------------------
                                                               ($ AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                                                 DATA)       IMS HEALTH
                                                               HISTORICAL     PRO FORMA       PRO FORMA
                                                               IMS HEALTH   ADJUSTMENTS(2)   HISTORICAL
                                                              ------------  --------------  -------------
OPERATING REVENUE                                              $1,542,340    $   (288,652)   $ 1,253,688

Operating Costs and Selling and Administrative Expense          1,242,331        (177,241)     1,065,090
Depreciation and Amortization                                     132,532         (24,343)       108,189
Restructuring Expense                                              12,800              --         12,800
                                                              ------------  --------------  -------------
OPERATING INCOME                                                  154,677         (87,068)        67,609
Non-Operating Income--Net(3)                                        7,880              --          7,880
                                                              ------------  --------------  -------------
Income from Continuing Operations Before Provision for
  Income Taxes                                                    162,557         (87,068)        75,489
Provision for Income Taxes                                         73,676         (39,462)        34,214
                                                              ------------  --------------  -------------
Income from Continuing Operations                                  88,881         (47,606)        41,275
Income From Discontinued Operations--Net of Income Taxes           --              47,606         47,606
                                                              ------------  --------------  -------------
NET INCOME                                                     $   88,881    $          0    $    88,881
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------
BASIC EARNINGS PER SHARE CONTINUING OPERATIONS                 $     0.52    $      (0.28)   $      0.24
BASIC EARNINGS PER SHARE DISCONTINUED OPERATIONS                   --                0.28           0.28
                                                              ------------  --------------  -------------
BASIC EARNINGS PER SHARE OF COMMON STOCK                       $     0.52    $       0.00    $      0.52
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------
DILUTED EARNINGS PER SHARE CONTINUING OPERATIONS               $     0.52    $      (0.28)   $      0.24
DILUTED EARNINGS PER SHARE DISCONTINUED OPERATIONS                 --                0.28           0.28
                                                              ------------  --------------  -------------
DILUTED EARNINGS PER SHARE OF COMMON STOCK                     $     0.52    $       0.00    $      0.52
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------

AVERAGE NUMBER OF SHARES OUTSTANDING--BASIC.................  169,522,000                   169,522,000
AVERAGE NUMBER OF SHARES OUTSTANDING--DILUTED...............  171,608,000                   171,608,000

  See Summary of Adjustments to Unaudited Consolidated Pro Forma Statements of
                              Income, on page 38.

                SUMMARY OF ADJUSTMENTS TO UNAUDITED CONSOLIDATED
                         PRO FORMA STATEMENTS OF INCOME

(1) As described in Note 22 to Cognizant's Consolidated Financial Statements included elsewhere in this Information Statement, on March 23, 1998 Cognizant entered into two separate definitive agreements to acquire Walsh and PMSI. As these acquisitions do not either individually or in the aggregate meet the "significant subsidiary test" for purposes of pro forma disclosures, they have not been reflected in the above tables.

(2) The pro forma adjustments reflect Nielsen Media Research revenue, operating expense, operating income, non-operating income and provision for income taxes for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995 as a discontinued operation, although not yet required to be reflected in the historical financial statements. As such, these amounts do not reflect certain adjustments made in the preparation of the Nielsen Media Research audited separate financial statements included elsewhere in this Information Statement. Such adjustments include primarily a tax provision for Nielsen Media Research on a separate company basis and the allocation of corporate overhead expense.

(3) Non-Operating Income--Net does not include a pro forma adjustment to reflect the impact of interest income for all periods presented related to the proceeds from the repayment of existing intercompany liabilities to IMS HEALTH of $300 million. Interest income related to the proceeds from the repayment of existing intercompany liabilities to IMS HEALTH of $300 million, at an assumed annual interest rate of 5.25%, would be $15.75 million per year and $3.94 million per quarter. See Nielsen Media Research Unaudited Consolidated Pro Forma Statement of Income included elsewhere in this Information Statement for the related impact of interest expense on the $300 million of third-party debt.

       IMS HEALTH (ACCOUNTING SUCCESSOR TO COGNIZANT) UNAUDITED CONDENSED
             CONSOLIDATED PRO FORMA STATEMENT OF FINANCIAL POSITION

                                                                         AS OF MARCH 31, 1998
                                                              -------------------------------------------
                                                               ($ AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                                                 DATA)       IMS HEALTH
                                                               HISTORICAL     PRO FORMA       PRO FORMA
                                                               IMS HEALTH   ADJUSTMENTS(2)  HISTORICAL(3)
                                                              ------------  --------------  -------------
ASSETS
Current Assets
Cash and Cash Equivalents...................................   $  344,251    $     (4,004)   $   340,247
Accounts Receivable--Net....................................      303,047         (52,966)       250,081
Other Current Assets........................................       77,209          (5,115)        72,094
                                                              ------------  --------------  -------------
    Total Current Assets....................................      724,507         (62,085)       662,422
                                                              ------------  --------------  -------------
Investment in Gartner Group.................................      212,863         --             212,863
Notes Receivable and Other Investments......................      100,707            (751)        99,956
Property, Plant and Equipment--Net..........................      233,578         (58,023)       175,555

Other Assets--Net
  Computer Software.........................................      147,911         (45,724)       102,187
  Goodwill..................................................       91,464         --              91,464
  Other Assets..............................................      119,301         (38,712)        80,589
                                                              ------------  --------------  -------------
Total Other Assets--Net.....................................      358,676         (84,436)       274,240
                                                              ------------  --------------  -------------
Net Assets of Discontinued Operations.......................            0         131,176        131,176
                                                              ------------  --------------  -------------
Total Assets................................................   $1,630,331    $    (74,119)   $ 1,556,212
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------

Liabilities and Shareholders' Equity
Accrued Liabilities.........................................   $  203,264    $    (18,563)   $   184,701
Other Current Liabilities...................................      222,138         (24,755)       197,383
                                                              ------------  --------------  -------------
Current Liabilities.........................................      425,402         (43,318)       382,084
Minority Interests..........................................      102,891         --             102,891
Other Liabilities...........................................      229,776         (30,801)       198,975
                                                              ------------  --------------  -------------
Total Liabilities...........................................      758,069         (74,119)       683,950
                                                              ------------  --------------  -------------
Commitments and Contingencies
Shareholders' Equity:
Preferred Stock, Par Value $.01 Per Share, Authorized--
  10,000,000 Shares; Outstanding--None
Series Common Stock, Par Value $.01 Per Share,
  Authorized--10,000,000 Shares; Outstanding--None
Common Stock, Par Value $.01, Authorized--400,000,000
  Shares; Issued--171,120,069 Shares........................        1,711         --               1,711
Capital in Excess of Par....................................      808,015         --             808,015
Retained Earnings...........................................      413,643         --             413,643
Treasury Stock, at Cost, 8,271,396..........................     (300,250)        --            (300,250)
Cumulative Translation Adjustment...........................      (75,868)        --             (75,868)
Unrealized Gains on Investments.............................       25,011         --              25,011
                                                              ------------  --------------  -------------
Total Shareholders' Equity..................................      872,262         --             872,262
                                                              ------------  --------------  -------------
Total Liabilities and Shareholders' Equity..................   $1,630,331    $    (74,119)   $ 1,556,212
                                                              ------------  --------------  -------------
                                                              ------------  --------------  -------------

    See Summary of Adjustments to Unaudited Consolidated Pro Forma Statement
                       of Financial Position, on page 40.

                SUMMARY OF ADJUSTMENTS TO UNAUDITED CONSOLIDATED
                   PRO FORMA STATEMENT OF FINANCIAL POSITION

(1) As described in Note 22 to Cognizant's Consolidated Financial Statements included elsewhere in this Information Statement, on March 23, 1998 Cognizant entered into merger agreements to acquire each of Walsh and PMSI. As these acquisitions do not, either individually or in the aggregate, meet the "significant subsidiary test" for purposes of pro forma disclosures, they are not reflected in the above tables.

(2) The pro forma adjustments reflect Nielsen Media Research assets and liabilities for the period ended March 31, 1998 as a discontinued operation, although not yet required to be presented in the historical financial statements. As such, these amounts do not reflect certain adjustments made in the preparation of the Nielsen Media Research audited financial statements included elsewhere in this Information Statement. Such adjustments include accrued tax and deferred tax accounts for Nielsen Media Research on a separate company basis.

(3) In connection with the Distribution, adjustments will be made that are not included in IMS HEALTH's pro forma historical balances for the period ended March 31, 1998. These pro forma adjustments are reflected in the IMS HEALTH Capitalization Table on page 31.

          IMS HEALTH (ACCOUNTING SUCCESSOR TO COGNIZANT) MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

AS DESCRIBED UNDER "THE DISTRIBUTION--FORM OF TRANSACTION; BASIS OF PRESENTATION", FOR FINANCIAL REPORTING PURPOSES, IMS HEALTH WILL BE TREATED AS THE "ACCOUNTING SUCCESSOR" TO COGNIZANT. THEREFORE, THE HISTORICAL FINANCIAL INFORMATION FOR IMS HEALTH INCLUDED HEREIN, AND MANAGEMENT'S DISCUSSION AND ANALYSIS THEREOF SET FORTH BELOW, ARE THOSE OF COGNIZANT. THE FOLLOWING HAS BEEN TAKEN FROM COGNIZANT'S 1997 ANNUAL REPORT TO SHAREHOLDERS AND THEREFORE INCLUDES THE NIELSEN MEDIA RESEARCH BUSINESS FROM WHICH THE IMS HEALTH BUSINESS IS BEING SEPARATED IN THE DISTRIBUTION. FOR A DISCUSSION OF THE HISTORICAL FINANCIAL RESULTS OF NIELSEN MEDIA RESEARCH AS THOUGH IT WERE A STAND-ALONE ENTITY, SEE "NIELSEN MEDIA RESEARCH MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" INCLUDED ELSEWHERE IN THIS INFORMATION STATEMENT.

    On January 15, 1998, Cognizant announced a plan to separate into two independent, publicly traded companies--IMS HEALTH and Nielsen Media Research. The transaction is subject to final approval by Cognizant's Board of Directors. IMS HEALTH consists of I.M.S. International, Inc. ("IMS"), Erisco, Inc. ("Erisco"), Cognizant Enterprises, Inc. ("Enterprises"), Cognizant Technology Solutions Corporation ("CTS"), SSJ K.K. ("Super Systems Japan"), and an equity investment in Gartner Group, Inc. ("Gartner").

  THREE MONTHS ENDED MARCH 31, 1998 COMPARED WITH THREE MONTHS ENDED MARCH 31, 1997

    Revenue for the first quarter of 1998 increased by 6.8% to $337,032 from $315,576 for the first quarter of the prior year. Revenue growth for the quarter was held down by the absence of Pilot Software, Inc. ("Pilot") revenues since its divestiture and the impact of a stronger U.S. dollar. Adjusting for these items, revenue for the first quarter of 1998 increased by 13.7%. This increase reflected double-digit constant dollar revenue growth at IMS and Nielsen Media Research. The impact of a stronger U.S. dollar decreased reported revenue by approximately 4% in the first quarter, including the impact of gains related to IMS HEALTH's hedging strategy.

    Operating income for the first quarter of 1998 decreased by 7.1% to $44,477 from $47,887 for the first quarter of the prior year. Operating income in the first quarter includes Year 2000 costs of $13,157, and one-time spin-related charges of $4,900. Adjusting for these items and the impact of a stronger U.S. dollar, operating income for the first quarter of 1998 increased by 36.5%. Operating income growth outpaced revenue growth primarily due to the absence of Pilot operating losses since its divestiture. The impact of a stronger U.S. dollar decreased reported operating income by approximately 5% in the first quarter, including the impact of gains related to IMS HEALTH's hedging strategy.

    Non-operating income-net for the first quarter of 1998 was $38,287, compared with $23,373 for the first quarter of the prior year. This increase is primarily related to realizing higher gains in 1998 related to Enterprises' investments ($13,600) as compared with 1997 ($5,436) and recording a pre-tax unrealized gain on Gartner stock of $7,987 corresponding to the net increase in the value of the Company's investment in Gartner ("SAB 51 Gain"), partially offset by recording, within Gartner equity income, IMS HEALTH's share of an in-process R&D write-off at Gartner of $2,998.

    IMS HEALTH's effective tax rate was 27.4% for the first quarter of 1998, compared with an effective tax rate of 25.8% in the comparable period of the prior year.

    IMS HEALTH's net income for the first quarter of 1998 increased 13.6% to $60,087 from $52,905 in the first quarter of the prior year. Excluding the after-tax impact of Year 2000 costs, the one-time spin-related charges, the SAB 51 Gain, IMS HEALTH's share of the in-process R&D write-off at Gartner, and gains associated with the sale of Cognizant Enterprises' investments, net income for the quarter increased 22.2%.

    Basic earnings per share for the first quarter of 1998 increased 19.4% to $.37 from $.31 for the first quarter of the prior year. Excluding the after-tax impact of the items in the preceding paragraph, basic earnings per share for the quarter increased 27.6%.

    IMS

    IMS is the leading global provider of market information and decision-support services to the pharmaceutical and healthcare industries. IMS revenue for the first quarter 1998 increased 6.5% to $223,401 from $209,822 in the first quarter of the prior year. Adjusting for the impact of a stronger U.S. dollar, revenue for the first quarter 1998 increased by 12.6%. IMS revenue growth benefited from strong performance of its sales management products, geographic expansion and excellent growth of its electronic territory management product. IMS operating income for the first quarter of 1998 decreased 17.1% to $30,926 from $37,316 in the first quarter of the prior year. Operating income in the first quarter of 1998 includes $9,972 of costs related to Year 2000. Excluding these costs and the impact of a stronger U.S. dollar, operating income for the first quarter of 1998 increased 17.2%.

    NIELSEN MEDIA RESEARCH

    Nielsen Media Research is the leading provider of television audience measurement services, both nationally and locally, in the United States and Canada. Nielsen Media Research revenue for the first quarter 1998 increased 11.4% to $96,064 from $86,271 in the first quarter of the prior year. Nielsen Media Research achieved continuing growth from new metered markets, additional cable networks and its local Hispanic and Monitor Plus measurement services. Nielsen Media Research operating income for the first quarter 1998 decreased 2.0% to $25,749 from $26,279 in the first quarter of the prior year. Operating income in the first quarter of 1998 includes $3,185 of costs related to Year 2000. Excluding these costs, operating income for the first quarter of 1998 increased 10.1%.

    EMERGING MARKETS

    Emerging Markets includes Erisco, the premier supplier of software-based administrative and analytical solutions to the managed care industry; CTS, a provider of software application development and maintenance services specializing in Year 2000 and Eurocurrency compliance services; Super Systems Japan, a marketer of financial application software products to the Japanese market; Enterprises, IMS HEALTH's venture capital unit, focused on investments in emerging healthcare businesses; and Pilot, which was sold on July 31, 1997.

    Emerging Markets revenue for the first quarter 1998 decreased 9.8% to $17,567 from $19,483 in the first quarter of the prior year. This decrease was primarily due to the absence of revenues from Pilot since its divestiture. Excluding the effect of Pilot and the impact of a stronger U.S. dollar, revenue for the first quarter 1998 increased 50.9%, primarily due to strong growth at CTS and Erisco. Emerging Markets operating income for the first quarter 1998 increased to $902 from an operating loss of $8,808 in the first quarter of the prior year. This increase was primarily due to the absence of losses from Pilot since its divestiture.

  YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

    In September 1997, Cognizant's voting interest in Gartner fell below 50% as a result of the exercise of Gartner employee stock options and employee stock purchases. Accordingly, in the third quarter, Cognizant deconsolidated Gartner (the "Gartner Deconsolidation") as of January 1, 1997 and is accounting for its ownership interest on the equity basis.

    Revenue in 1997 decreased 18.1% to $1,418,153 from $1,730,596 in 1996. This decrease primarily reflects the impact of the Gartner Deconsolidation. Revenue in 1997 increased by 10.7%, excluding Gartner revenue from both years and the impact of a stronger U.S. dollar. The increase reflects double-digit revenue performance at IMS and Nielsen Media Research, partially offset by Pilot, which was sold in the third quarter of 1997. IMS revenue growth benefited from strong performance of its core business services, geographic expansion and excellent growth of its electronic territory management product. The growth at Nielsen Media Research was driven by the addition of new cable and broadcast customers, new products and services, and continued service expansion to existing customers. The impact of a stronger U.S. dollar in 1997 decreased reported revenue by approximately 2.0%.

    Operating costs and selling and administrative expenses in 1997 were $965,497 compared with $1,253,567 in 1996, a decrease of 23.0%. This decrease primarily reflects the impact of the Gartner Deconsolidation. Excluding Gartner expenses from both years and discontinued business units in 1996, operating costs and selling and administrative expenses increased 7.1% to $965,497 in 1997 from $901,454 in 1996. This increase reflects Cognizant's increased spending on new revenue growth initiatives which contributed to revenue growth of 10.7% in 1997. The impact of a stronger U.S. dollar in 1997 decreased operating costs and selling and administrative expenses by approximately 2.0%.

    Operating income in 1997 decreased 2.3% to $335,342 from $343,168 in 1996. This decrease primarily reflects the impact of the Gartner Deconsolidation. Excluding Gartner operating income in both years and discontinued business units in 1996, operating income increased 17.1% to $335,342 in 1997 from $286,332 in 1996. Operating income growth outpaced revenue growth primarily due to IMS's ability to leverage its resources. The impact of a stronger U.S. dollar in 1997 decreased reported operating income by less than 1.0%. The sale of Pilot, which had been generating an operating loss, enabled Cognizant to redeploy resources to strategic technology investments, including the initiative to accelerate Year 2000 compliance. The impact on operating income of Year 2000 compliance was $12,500 in 1997.

    Operating margin in 1997 was 23.6%, compared with 19.8% in 1996. Excluding Gartner results from both years, and discontinued business units in 1996, operating margin was 23.6% in 1997 compared with 21.9% in 1996.

    Non-operating income-net in 1997 was $94,893, compared with $5,853 in 1996. The increase was due principally to recording $65,120 of Gartner equity income in 1997 as a result of the Gartner Deconsolidation. Cognizant also recognized a pre-tax unrealized gain on its investment in Gartner ("SAB 51 Gain") of $14,689 (included as a separate line in the income statement) corresponding to the net increase in the underlying value of its investment in Gartner. In addition, non-operating income-net for 1997 includes gains of $39,336 related to the disposition of Enterprises' investment in WEFA Group, Inc. and a portion of its investment in TSI International, Inc. and Aspect Development, Inc., and a $29,945 loss on the sale of Pilot (included in gains from dispositions-net).

    Cognizant's consolidated 1997 effective tax rate was 27.4%, compared with 44.0% in 1996. Cognizant's lower tax rate in 1997 is due to the benefits of global tax planning strategies.

    Net income in 1997 was $312,350, compared with $195,451 in 1996, an increase of 59.8%. This increase principally reflects gains from dispositions-net and SAB 51 gains in 1997 and a reduction in the tax rate from 44.0% in 1996 to 27.4% in 1997 due to global tax-planning actions. It also reflects a one-time after-tax acquisition-related charge of $32,778 for in-process research and development costs associated with Gartner's acquisition of J3 Learning Corportion (the "J3 charge") in 1996. Excluding these items, net income increased 17.9% to $294,850 in 1997 from $250,079 in 1996.

RESULTS BY BUSINESS SEGMENT

    IMS

    The IMS segment consists of IMS, the leading global provider of market information and decision-support services to the pharmaceutical and healthcare industries, and Sales Technologies, Inc. ("Sales Technologies"), a leading U.S. provider of automated sales support technologies to the pharmaceutical industry. IMS revenue increased 8.4% in 1997 to $980,521 from $904,444 in 1996. This growth reflected strong performance of core business services, new product introductions, geographic expansion and strong revenue growth at Sales Technologies. Excluding the impact of a stronger U.S. dollar, revenue growth was

11.4%. Operating income grew 14.0% to $265,351 in 1997 from $232,827 in 1996 due to the factors described above. Operating income growth outpaced revenue growth primarily due to IMS's ability to leverage its resources. Excluding the impact of Year 2000 compliance and a stronger U.S. dollar in 1997, and discontinued business units in 1996, operating income grew 18.2%.

    NIELSEN MEDIA RESEARCH

    Nielsen Media Research is the leading provider of television audience measurement services, both nationally and locally, in the United States and Canada. Nielsen Media Research revenue increased 12.3% in 1997 to $358,594 from $319,404 in 1996. Revenue growth resulted from additional cable customers, entrance into three new metered markets, an increase in the level of special analyses and the continued growth of the Hispanic service. 1997 operating income for the Nielsen Media Research segment was $107,732, compared with $99,461 in 1996, an increase of 8.3%. Excluding the impact of Year 2000 compliance, operating income increased 11.0% to $110,413 in 1997, from $99,461 in 1996.

    GARTNER

    Gartner is the world's leading independent provider of research and analysis on the computer hardware, software, communications and related information technology industries. As discussed earlier, Cognizant's voting interest in Gartner fell below 50% in September 1997. Accordingly, Cognizant has deconsolidated Gartner and is accounting for its ownership interest on the equity basis as of January 1, 1997. In 1997, the income statement impact of Cognizant's ownership interest appears in non-operating income-net as Gartner equity income and as a pre-tax unrealized gain on Gartner stock (included as a separate line in the income statement). 1996 revenue and operating income for Gartner were $424,382 and $60,114, respectively. Operating income was adversely affected by the J3 charge. Excluding this item, operating income was $93,347.

    EMERGING MARKETS

    The Emerging Markets segment consists of Erisco, CTS, Enterprises, Pilot and Super Systems Japan. In the third quarter, Cognizant sold Pilot and recorded a non-cash pre-tax loss of $29,945. The segment had a 4.0% decrease in 1997 revenue to $79,038 from $82,366 in 1996, reflecting the sale of Pilot. Erisco, CTS and Super Systems Japan posted high revenue growth through the addition of new customers and new product introductions. The 1997 operating loss for the segment was $9,752, compared with $12,903 in 1996, reflecting the sale of Pilot.

    RESULTS BY GEOGRAPHIC AREA

    Revenue in the United States decreased by 20.1% to $759,070 in 1997 from $950,526 in 1996. This decrease is primarily the result of the Gartner Deconsolidation. Excluding Gartner revenue in both years, 1997 revenue in the United States increased by 12.0.%. The increase reflected Nielsen Media Research's addition of new customers and service expansions; and new product introductions and a strong performance of core business services by IMS, partially offset by Pilot. Non-U.S. revenue decreased 15.5% to $659,083 in 1997 from $780,070 in 1996. The decrease is primarily the result of the Gartner Deconsolidation. Excluding Gartner revenue in both years, 1997 revenue for non-U.S. increased by 4.9%, and rose 9.4%, excluding the impact of a stronger U.S. dollar. The non-U.S. revenue growth is due to new product introductions and geographic expansion by IMS.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

    Revenue in 1996 increased 12.2% to $1,730,596 from $1,542,340 in 1995.
Revenue growth was held down principally by the one-time impact in 1995 of conforming fiscal quarters between Cognizant and Gartner ("the Gartner fiscal quarter change") and by the impact of discontinued business units not in the portfolio in 1996. Excluding these items, revenue growth was 14.8%. The increase reflected continued high growth at Gartner, principally from the introduction of new products and delivery options, and double-digit revenue performance at IMS and Nielsen Media Research, partially offset by declining revenue at Pilot. The growth at Nielsen Media Research was driven by the addition of new cable and broadcast customers, new products and services and continued service expansion to existing customers. The impact of a stronger U.S. dollar in 1996 decreased revenue growth for Cognizant by approximately 1%.

    Operating costs and selling and administrative expenses in 1996 were $1,253,567, compared with $1,242,331 in 1995, an increase of 0.9%. Operating costs and selling and administrative expenses in 1995 include a non-recurring charge of $90,070 ($49,268 after-tax) for costs principally associated with asset impairments, software write-offs and contractual obligations that have no future economic benefit; an incremental provision for postemployment benefit expense of $32,500 ($17,778 after tax); the Gartner fiscal quarter change and the impact of discontinued business units not in the portfolio in 1996. Operating costs and selling and administrative expenses in 1996 also include the J3 charge. Excluding the above-mentioned 1995 and 1996 items, operating costs and selling and administrative expenses increased 13.4% to $1,217,056 in 1996 from $1,072,980 in 1995, reflecting Cognizant's increased spending in new revenue growth initiatives which contributed to revenue growth of 14.8% in 1996. The impact of a stronger U.S. dollar in 1996 decreased operating costs and selling and administrative expense growth by approximately 1%.

    Operating income in 1996 increased 121.9% to $343,168 from $154,677 in 1995. The increase reflects the impact of the 1995 and 1996 items discussed above, as well as 1995 restructuring expense of $12,800 ($7,002 after-tax). Excluding these 1995 and 1996 items, operating income increased 25.5% to $379,679 in 1996 from $302,438 in 1995. Operating income growth outpaced revenue growth, primarily due to Gartner's ability to take advantage of economies of scale and IMS's ability to leverage its resources. The impact of a stronger U.S. dollar in 1996 decreased operating income growth by approximately 2%.

    Operating margin in 1996 was 19.8%, compared with 10.0% in 1995. The increase reflects the impact of the 1995 and 1996 items described above. Excluding these items in both years, operating margin was 21.9% in 1996, compared with 20.1% in 1995.

    Non-operating income-net in 1996 was $5,853, compared with $7,880 in 1995, a decrease of 25.7%. The decrease was due principally to lower disposition gains in 1996, partially offset by lower minority interest expense related to Gartner due to the J3 charge, and the impact in 1996 of a foreign exchange hedge gain.

    Cognizant's consolidated 1996 effective tax rate was 44.0%, compared with 45.3% in 1995. The tax rates were computed on a separate-company basis.

    Net income in 1996 was $195,451, compared with $88,881 in 1995, an increase of 119.9%. Excluding the after-tax impact of the items discussed in operating and non-operating income, net income increased 28.0% to $208,075 in 1996, from $162,593 in 1995.

RESULTS BY BUSINESS SEGMENT

    IMS

    IMS revenue increased 8.3% in 1996 to $904,444 from $835,422 in 1995. The growth reflected strong performance of core business services, new product introductions and geographic expansion at IMS; and strong revenue growth at Sales Technologies. Excluding the impact of a stronger U.S. dollar in 1996 and discontinued business units in both years, revenue growth was 11.2%. Operating income grew 160.6% to $232,827 in 1996 from $89,335 in 1995. The increase was primarily due to the absence in 1996 of: $53,630 of the 1995 non-recurring charge, $24,300 of the 1995 incremental provision for postemployment benefits expense, and 1995 restructuring expense of $12,800. Excluding these items, discontinued business units in 1996, and the impact of a stronger U.S. dollar, operating income growth was 21.3%. Operating income growth outpaced revenue growth primarily due to IMS's ability to leverage its resources.

    NIELSEN MEDIA RESEARCH

    Nielsen Media Research revenue increased 10.7% in 1996 to $319,404 from $288,652 in 1995. Revenue growth resulted from the expansion of network schedules, increased demand for special analyses, addition of cable customers and entrance into two new metered markets. 1996 operating income for the segment was $99,461, compared with $87,068 in 1995, an increase of 14.2%. The increase was due, in part, to the absence in 1996 of $2,300 of the 1995 non-recurring charge. Excluding this item, operating income growth for Nielsen Media Research was 11.3%, reflecting the revenue factors described above.

    GARTNER

    Gartner, a majority-owned subsidiary in 1995 and 1996, had 1996 revenue of $424,382, up 25.7% from $337,639 in 1995. Revenue growth was held down by the impact of a Gartner fiscal quarter change. Excluding this impact, revenue growth was 31.9%. This growth principally reflected strong gains from symposium events, consulting and technology-based training businesses.

    Operating income for Gartner increased 17.5% to $60,114 in 1996 from $51,180 in 1995. This growth was held down by the J3 charge. In addition, 1995 results include $8,200 of the incremental provision for postemployment benefits expense and the impact of the Gartner fiscal quarter change. Excluding these items, operating income grew 67.2% to $93,347 in 1996 from $55,818 in 1995. The growth in operating income was primarily due to revenue growth and Gartner's ability to take advantage of economies of scale.

    EMERGING MARKETS

    Emerging Markets had a 2.2% increase in 1996 revenue to $82,366 from $80,607 in 1995. The increase reflected strong growth at CTS and the addition of new customers at Erisco and Super Systems Japan, partially offset by declining revenue at Pilot. The 1996 operating loss for the segment was $12,903, compared with $18,366 in 1995. The 1996 operating loss was due to Pilot. 1995 results include $16,940 of the 1995 non-recurring charge.

    RESULTS BY GEOGRAPHIC AREA

    Revenue in the United States increased by 13.9% to $950,526 in 1996 from $834,786 in 1995. The increase reflected Gartner's introduction of new products and delivery options, Nielsen Media Research's addition of new customers and service expansions; and new product introductions by IMS, partially offset by declining revenue at Pilot, the impact of the Gartner fiscal quarter change and the absence of revenue from discontinued business units no longer in the portfolio. Non-U.S. revenue increased 10.3% to $780,070 in 1996 from $707,554 in 1995, principally reflecting expansion into new global markets at IMS and Gartner's increased subscription services revenue and geographic expansion. Excluding the 1996 and 1995 items discussed previously and the impact of a stronger U.S. dollar, non-U.S. revenue growth was 11.8%.

CHANGES IN FINANCIAL POSITION AT MARCH 31, 1998 COMPARED TO DECEMBER 31, 1997

    Notes Receivable and Other Investments decreased to $100,707 at March 31, 1998, from $109,712 at December 31, 1997, primarily reflecting the sale of certain Enterprise investments.

    Accrued Income Taxes decreased to $48,335 at March 31, 1998, from $57,549 at December 31, 1997, primarily reflecting tax payments during 1998, partially offset by the first quarter 1998 tax provision.

CHANGES IN FINANCIAL POSITION AT DECEMBER 31, 1997 COMPARED WITH DECEMBER 31,
  1996

    Cash and Cash Equivalents decreased to $318,435 at December 31, 1997 from $428,520 at December 31, 1996, primarily due to the purchase of 9,074,600 shares of Cognizant Common Stock and the absence of Gartner's cash balance as a result of the Gartner Deconsolidation. Offsetting the above were strong operating cash flows from IMS and Nielsen Media Research and proceeds from minority interest financing in 1997.

    Accounts Receivable-Net decreased to $303,609 at December 31, 1997 from $453,791 at December 31, 1996, principally due to the Gartner Deconsolidation.

    Investment in Gartner Group of $195,695 at December 31, 1997 represents the accounting for Gartner on an equity basis, compared with consolidating Gartner results in 1996.

    Goodwill decreased to $87,430 at December 31, 1997 from $251,483 at December 31, 1996, principally due to the Gartner Deconsolidation and the sale of Pilot.

    Accrued and Other Current Liabilities decreased to $212,944 at December 31, 1997 from $266,932 at December 31, 1996, principally due to the Gartner Deconsolidation.

    Deferred Revenue decreased to $111,921 at December 31, 1997 from $292,970 at December 31, 1996, principally due to the Gartner Deconsolidation.

    Minority Interests increased to $101,209 at December 31, 1997 from $90,635 at December 31, 1996, principally due to minority interest financing offset by the Gartner Deconsolidation.

    Shareholders' Equity decreased to $801,570 at December 31, 1997 from $872,613 at December 31, 1996, principally due to the purchase of Cognizant Common Stock, payment of dividends and the change in cumulative translation adjustment, partially offset by net income.

ADOPTION OF STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

    In 1995, Cognizant recorded a pre-tax charge of $90,070 that included an impairment loss of $40,570 related to long-lived assets for which management, having the authority to approve such business decisions, committed to a plan to discontinue certain product lines and dispose of certain real property.

    Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In general, this statement requires recognition of an impairment loss when the sum of undiscounted expected future cash flows is less than the carrying amount of such assets. The measurement for such impairment loss is then based on the fair value of the asset. While SFAS No. 121 affected the measurement of the impairment charge noted above, it had no effect on the timing of recognition of the impairment.

    The 1995 charge principally reflected an impairment loss of $40,570 reflecting the revaluation of certain fixed assets, administrative and production systems and other intangibles that were replaced or no longer used. In addition, Cognizant recorded a charge of $20,300, principally related to the write-off of certain computer software product lines at Pilot. (See Note 3 to the Cognizant Consolidated Financial Statements.)

    In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 "Accounting for Stock-Based Compensation", which requires that companies with stock-based compensation plans either recognize compensation expense based on the fair value of options granted or continue to apply the existing accounting rules and disclose pro forma net income and earnings per share assuming the fair value method had been applied. Cognizant has chosen to continue applying Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for the fixed stock option plans. If compensation cost for Cognizant's stock-based compensation plans had been determined based on the fair value at the grant dates for awards under those plans, consistent with the method of SFAS No. 123, Cognizant's net income and earnings per share would have been reduced to the pro forma amounts as disclosed in Note 12 to the Cognizant Consolidated Financial Statements.

    In February 1997, the FASB issued SFAS No. 128, "Earnings per Share", which simplifies existing computational guidelines, revises disclosure requirements and increases the comparability of earnings-per-share data on an international basis. Basic earnings per common share are based on the weighted average number of common shares outstanding in each year. Diluted earnings per common share assume that outstanding common shares were increased by shares issuable upon exercise of those stock options for which market price exceeds exercise price, less shares which could have been purchased by Cognizant with related proceeds. This statement, which has been adopted by Cognizant, requires restatement of all prior period earnings-per-share data presented. (See Note 2 to the Cognizant Consolidated Financial Statements.)

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for periods beginning after December 15, 1997. Cognizant is in the process of determining its preferred disclosure format.

    In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", which changes the way public companies report information about segments. SFAS No. 131, which is based on the management approach to segment reporting, includes requirements to report selected segment information quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. This statement is effective for financial statements for periods beginning after December 15, 1997. Management has decided to early adopt this Statement. (See Note 19 to the Cognizant Consolidated Financial Statements.)

    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures About Pensions And Other Postretirement Benefits", which changes current financial statement disclosure requirements from those required under SFAS No. 87, "Employers' Accounting for Pensions", SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The statement does not change the existing measurement or recognition provisions of SFAS Nos. 87, 88 or 106, and is effective for the fiscal years beginning after December 15, 1997. Cognizant is in the process of evaluating the disclosure requirements under this standard.

RESTRUCTURING

    In 1995, Cognizant recorded a $12,800 restructuring provision, primarily to write off software for product lines that were discontinued at Sales Technologies, a unit of IMS.

NON-U.S. OPERATING AND MONETARY ASSETS

    Cognizant operates globally, deriving a significant portion of its operating income from non-U.S. operations. As a result, fluctuations in the value of foreign currencies relative to the U.S. dollar may increase the volatility of U.S. dollar operating results. In 1997, foreign currency translation decreased U.S. dollar revenue growth and operating income growth by approximately 2% and 1%, respectively. In 1996, foreign currency translation decreased U.S. dollar revenue growth and operating income growth by approximately 1% and 2%, respectively.

    Non-U.S. monetary assets are maintained in currencies other than the U.S. dollar, principally in Switzerland, Japan and Spain. Changes in the value of these currencies relative to the U.S. dollar are charged or credited to shareholders' equity. The effect of exchange rate changes during 1997 decreased the U.S. dollar amount of cash and cash equivalents by $11,222.

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
LIQUIDITY AND CAPITAL RESOURCES

    Net cash provided by operating activities totaled $35,969 for the three months ended March 31, 1998 compared with $58,537 for the comparable period in 1997. The decrease of $22,568 principally reflects a lower increase in deferred revenues ($15,276), and a net increase in Other Working Capital items ($5,432).

    Net cash used in investing activities totaled $25,946 for the three months ended March 31, 1998 compared with $37,383 for the comparable period in 1997. The decrease in cash usage of $11,437 is principally due to higher proceeds from the sale of investments in 1998 as compared with 1997 ($16,161), partially offset by payments for acquisitions for businesses ($2,938).

    Net cash provided by / (used in) financing activities totaled $15,663 for the three months ended March 31, 1998 compared with ($99,311) for the comparable period in 1997. The increase in cash provided by financing activities of $114,974 was primarily due to the purchase of treasury shares in 1997 ($95,069) and higher proceeds from the exercise of stock options in 1998 ($17,833), as compared with 1997 ($1,151).

    At December 31, 1997, cash and cash equivalents totaled $318,435. At December 31, 1996, cash and cash equivalents totaled $428,520 (including $123,697 of Gartner cash). The decrease in cash of $110,085 was primarily due to the Gartner Deconsolidation.

    Net cash provided by operating activities was $357,014, $352,023 and $288,539 in 1997, 1996 and 1995, respectively. The increase of $4,991 in operating activities in 1997 primarily reflected increased cash from operations, improved collections of accounts receivable, the absence in 1997 of restructuring payments, and a lower level of postemployment benefit and non-recurring charge payments. These increases were partially offset by payment of income taxes in 1997 of $72,827. The increase of $63,484 in net cash provided by operating activities in 1996 primarily reflected increased cash from operations, improved collections of accounts receivable and lower postemployment benefit payments, partially offset by lower other working capital items ($75,459), lower deferred revenue ($30,512), higher income tax payments ($21,416) and payments related to the 1995 non-recurring charge of ($13,125).

    Net cash used in investing activities totaled $240,679 for 1997, compared with $158,065 and $148,169 in 1996 and 1995, respectively. The increase in cash usage in 1997 of $82,614 primarily reflected the change in Gartner to an equity basis ($123,697), the absence of net proceeds from marketable securities ($27,601) offset in part by higher proceeds from the sale of businesses and investments ($43,336) and the absence of purchases of Gartner common stock ($49,419). The increase in cash usage in 1996 of $9,896 primarily reflected the purchase of Gartner common stock, higher payments for acquisitions and equity investments, offset in part by higher net proceeds for marketable securities and lower additions to computer software.

    Net cash (used in)/provided by financing activities totaled ($215,198) for 1997, compared with $80,531 and ($116,095) in 1996 and 1995, respectively. The increase in 1997 of cash used in financing activities primarily reflected the purchase of shares of Cognizant Common Stock ($324,767) and dividend payments ($19,883); partially offset by minority interest financing $100,000 and proceeds from exercise of stock options $26,409.

    The increase in 1996 cash provided by financing activities principally reflected a net amount transferred from D&B as a result of Cognizant's separation from D&B in the D&B spin-off, compared with net transfers to D&B in 1995 and long-term liabilities assumed with the D&B spin-off related to prior business transactions, offset in part by the payment of short-term debt assumed with the D&B spin-off. The increase in cash usage in 1995 of $10,035 primarily reflected short and long-term debt payments, included in Other financing activities.

    On February 18, 1997, Cognizant announced that its board of directors had authorized a systematic stock repurchase program to buy up to 8,500,000 shares of Cognizant's outstanding common stock. The stock repurchases are held in treasury and reissued upon exercise of employee stock options. This program was completed on September 5, 1997 at a total cost of $299,737.

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
    On October 21, 1997, Cognizant announced that its board of directors had authorized a second systematic stock repurchase program to buy up to 10,000,000 shares of Cognizant's outstanding common stock. A portion of this program is intended to cover option exercises. Through December 31, 1997, 574,600 shares have been acquired at a total cost of $22,756.

    Cognizant's existing balances of cash, cash equivalents and marketable securities, and cash generated from operations and debt capacity are expected to be sufficient to meet Cognizant's long-term and short-term cash requirements including dividends, acquisitions and the stock repurchase programs.

YEAR 2000

    Many existing computer systems and software applications use two digits, rather than four, to record years, e.g., "98" instead of "1998." Unless modified, such systems will not properly record or interpret years after 1999, which could lead to business disruptions. This is known as the Year 2000 issue.

    Cognizant depends on systems and software both for its internal operations as well as for the receipt of data used in its information products and the transmission of those products to its customers. Cognizant began to address the Year 2000 issue in 1996. It expects to complete upgrading or replacing affected programs during 1998, with testing to be done during 1999. The operating income impact of Year 2000 compliance was $12,500 in 1997. Based on current information, the operating income impact of Year 2000 compliance in 1998 is expected to be in the range of $50,000 to $55,000. Year 2000 compliance expenditures for 1999, the final year of the project, are in the process of being determined; however, they are expected to be significantly less than in 1998. These costs are being expensed as incurred.

    In addition, Cognizant is communicating with its customers and data suppliers to assess their ability to address the Year 2000 issue. Failures by customers to be Year 2000 compliant could hinder their ability to make use of Cognizant's products. Failures by data suppliers could disrupt the flow of data used in Cognizant's products. While Cognizant believes most companies it deals with are addressing the issue, it is unable to determine the effect, if any, such failures might have on Cognizant's business or future results of operations.

    The costs of addressing the Year 2000 issue and the date on which Cognizant expects to complete Year 2000 compliance are based on the best estimates of Cognizant management, which were derived utilizing various assumptions regarding future events. There can be no guarantee that these estimates will be achieved, and actual results may differ materially. Specific factors that may cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area of expertise, the ability to locate and correct all relevant computer codes, and the success of customers and suppliers in addressing the Year 2000 issue.

MARKET RISK

    Cognizant's primary market risks are the impact of foreign exchange fluctuations on non-dollar-denominated revenue and price fluctuations on equity securities.

    In the normal course of business, Cognizant employs established practices and procedures to manage its exposure to fluctuations in the value of foreign currencies using a variety of financial instruments.

    Cognizant's objective in managing the exposure to foreign currency fluctuations is to reduce earnings and cash flow volatility associated with foreign exchange rate changes to allow management to focus its attention on its core business activities. Accordingly, Cognizant enters into various contracts which change in value as foreign exchange rates change to protect the value of a portion of committed and anticipated foreign currency revenues and non-functional currency assets and liabilities. The principal currencies hedged are the Japanese yen, Swiss franc, German mark and Italian lira. By policy, Cognizant maintains

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hedge coverage between minimum and maximum percentages of its anticipated foreign exchange exposures over the next year. The gains and losses on these hedges offset changes in the value of the related exposures.

    It is Cognizant's policy to enter into foreign currency transactions only to the extent necessary to meet its objectives as stated above. Cognizant does not enter into foreign currency transactions for speculative purposes.

    The fair value of Cognizant's hedging instruments are subject to change as a result of potential changes in foreign exchange rates. The potential loss in fair value for foreign exchange rate-sensitive instruments, based on a hypothetical 10% decrease in the value of U.S. dollar or, in the case of non-dollar-related instruments, the currency being purchased, was $2,600 at December 31, 1997. The estimated fair values of the foreign exchange risk management contracts were determined based on quoted market prices.

    Cognizant also invests in marketable securities and is subject to equity price risk. These investments are classified as available for sale and consequently, carried at fair value, with unrealized gains and losses, net of income taxes, reported as a component of shareholders' equity. Cognizant does not hedge this market risk exposure. A 10% decline in the market price of these equity securities would cause the fair value of the securities to decrease by $4,800 at December 31, 1997.

DIVIDENDS

    The payment and level of cash dividends by Cognizant are subject to the discretion of the Board of Directors of Cognizant. Although Cognizant has declared and anticipates that it will declare quarterly dividends in the range of 5% to 8% of net earnings, dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of Cognizant.

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
                              IMS HEALTH BUSINESS

    AS DESCRIBED UNDER "THE DISTRIBUTION--FORM OF TRANSACTION; BASIS OF PRESENTATION", FOR FINANCIAL REPORTING PURPOSES, IMS HEALTH WILL BE TREATED AS THE "ACCOUNTING SUCCESSOR" TO COGNIZANT. THEREFORE, THE HISTORICAL FINANCIAL INFORMATION INCLUDED HEREIN WITH RESPECT TO IMS HEALTH IS THAT OF COGNIZANT. HOWEVER, WHILE THE FOLLOWING DESCRIPTION OF THE IMS HEALTH BUSINESS IS DERIVED FROM THE COGNIZANT FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, IT INCLUDES ADDITIONAL INFORMATION ON THE IMS HEALTH BUSINESS AND IT DOES NOT INCLUDE A DESCRIPTION OF THE NIELSEN MEDIA RESEARCH BUSINESS FROM WHICH THE IMS HEALTH BUSINESS IS BEING SEPARATED IN THE DISTRIBUTION. FOR A DESCRIPTION OF THE NIELSEN MEDIA RESEARCH BUSINESS, SEE "NIELSEN MEDIA RESEARCH BUSINESS" INCLUDED ELSEWHERE IN THIS INFORMATION STATEMENT.

I.M.S. INTERNATIONAL

GENERAL

    IMS provides information and decision-support services to the pharmaceutical and healthcare industries worldwide. These services broadly include market research services, sales management services, and other professional, software, direct marketing and research and development services. IMS provides information services covering 94 countries and maintains offices in 74 countries on six continents, with 64% of total revenue generated outside the United States in 1997. In 1997, IMS continued its expansion in developing markets in Eastern Europe, Asia and Sub-Saharan Africa. Revenue in 1997 increased by 16% over 1996 in these developing markets.

MARKET RESEARCH SERVICES

    Market research services represented approximately 41% of IMS's worldwide revenue in 1997. The principal market research services are syndicated pharmaceutical, medical, hospital, promotional, prescription and self-medication audits. Market research services are utilized by clients for various strategic and tactical purposes, including analyzing market shares, therapeutic prescribing trends and price movements at the national and subnational levels. The information reported in these services is generated or derived from data collected primarily from pharmaceutical manufacturers, pharmaceutical wholesalers, pharmacies, hospitals and doctors. Market research services are delivered to clients via hardcopy reports, CD-ROMs, computer on-line services and magnetic media for use in client computer systems. IMS's principal market research services are as follows:

    - PHARMACEUTICAL AUDITS. These audits measure the sale of pharmaceutical products into pharmacies, supplemented in some countries by data collected from prescribing physicians, retail chains and discount stores. These audits contain data projected to national estimates, showing product sales by therapeutic class broken down by package size and dosage form. IMS publishes pharmaceutical audits in over 84 countries.

    - MEDICAL AUDITS. These audits are based on information collected from panels of practicing physicians and contain projected national estimates of the number of consultations for each diagnosed disease with details of the therapy prescribed. These audits also analyze the use physicians make of individual drugs by listing the diseases for which they are prescribed, the potential therapeutic action the physician is expecting, other drugs prescribed at the same time, and estimates of the total number of drugs used for each disease. IMS publishes medical audits in over 47 countries.

    - HOSPITAL AUDITS. These audits contain data projected to national estimates and show the sale of pharmaceutical products to hospitals by therapeutic class. Related reports provide audits of laboratory diagnostic supplies, hospital supplies, and hospital records. IMS publishes hospital audits for 37 countries.

    - PROMOTIONAL AUDITS. These audits measure pharmaceutical promotion for a particular market, including sales-force promotion and journal and mail advertising, based on information received

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      from panels of physicians and from monitoring medical journals and direct mail. IMS publishes promotional reports for 27 countries.

    - PRESCRIPTION AUDITS. These audits analyze the rate at which drugs move out of the pharmacy and into the hands of the consumer, and measure both what is prescribed by physicians and what is actually dispensed at the pharmacy. IMS publishes prescription audits in over 13 countries.

    - SELF-MEDICATION REPORTS. These reports provide detailed product movement, market share and pricing information for over-the-counter, personal care and patient care products. IMS publishes self-medication reports in 22 countries.

    - OTHER MARKET RESEARCH REPORTS. These include managed care reports which offer an array of information to quantify the effects of managed care on the pharmaceutical and healthcare industry; personal care reports which measure the sale of healthcare accessories, wound care and dietetic aids; and veterinary reports which analyze the animal care pharmaceutical market. IMS has developed, in certain countries, disease and treatment information at the patient level (which information is not identifiable to any individual patient) that gives participants in the healthcare industry new insights into the treatment of diseases. The availability, scope and frequency of the foregoing reports vary on a country-by-country basis.

SALES MANAGEMENT SERVICES

    Sales management services represented approximately 45% of IMS's worldwide revenue in 1997. Sales management services include sales territory reports, prescription tracking reports, call reporting services and doctor profiling services. These reports are customized for each pharmaceutical client and are used principally by pharmaceutical manufacturers to measure and forecast the effectiveness and efficiency of sales representatives and to target the marketing and sales efforts of a client's salesforce. IMS's principal sales management services are as follows:

    - SALES TERRITORY REPORTING SERVICES. Sales territory reporting is the principal sales management service offered by IMS to its pharmaceutical clients. Sales territory reports can be precisely tailored for each client, and measure the sales of a client's own products and those of competitors within specified geographical configurations. These reports are designed to provide marketing and sales managers with a reliable measurement of each salesperson's activity and effectiveness in his or her sales territory, and therefore are used by clients, among other things, for determining sales force compensation. Data reported for multiple territories are used for applications such as resource allocation, territory alignment, market analyses and distribution management. Depending on the particular market, sales territory reports are available to clients on a weekly, monthly or quarterly basis. In the United States, sales territory reports from IMS's DDD service allow pharmaceutical clients to track the flow of their products and those of their competitors to various levels of geography and channels of distribution. The DDD database contains a virtual census of sales of pharmaceutical products through all distribution channels, including direct sales by pharmaceutical manufacturers and indirect sales through drug wholesalers, mail order distributors, warehousing chains and other market participants. IMS provides sales territory reporting services in 34 countries.

    - PRESCRIPTION TRACKING REPORTING SERVICES. Prescription tracking reporting services are designed to monitor prescription activity and to track the movement of pharmaceutical products out of pharmacies. Prescription tracking services are used by pharmaceutical companies to facilitate product marketing at the prescriber level. In the United States, the Xponent service monitors prescription activity at the retail pharmacy and mail order outlet level, and uses a patented statistical methodology to project the prescription activity of over one million individual prescribers on a monthly basis. In Europe, IMS has begun rolling out Xtrend, a prescription database service. The Xtrend database is built from prescription data collected from retail pharmacies and coding centers which are linked to the geographical area in which the prescription was written, and where permissible under local data privacy laws, to individual prescribers. Xtrend is currently available in

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
      the United Kingdom, Germany, Belgium, and the Netherlands, and is expected to be launched in Italy, Spain, and France in 1998. In order to protect patient privacy, IMS does not collect any data with patient-identifiable information.

    - CALL REPORTING SERVICES. Call reporting services further assist pharmaceutical companies in the management of their sales forces. IMS's call reporting services aid a pharmaceutical client's sales representatives and management to record, assess, and organize their call activity to physicians and other healthcare providers. IMS provides call reporting services in over 10 countries.

    Sales management services are made available to clients and their sales representatives and management via hardcopy reports, CD-ROMs, computer on-line services, and magnetic media for use in client computer systems. IMS's data delivery systems assist clients in maximizing efficiency by aiding in the setting of sales targets and calculation of sales bonuses; giving fast access to sales data and permitting more sophisticated analyses; improving call reporting; and improving communication between sales management and their sales forces. In the United States, IMS has launched Xplorer, a customized client-server decision support system that allows a client to store large amounts of data at its own site and integrate its own internal sales and marketing data with IMS data and other external data. IMS also provides clients with customized data warehouse tools. In 1997, IMS released Xplorer.Web, which is a web-type browser front-end to the Xplorer system.

VALUE-ADDED SERVICES

    The remaining 14% of IMS's 1997 revenue was derived primarily through professional consulting, software, direct marketing, and research and development services. IMS provides pharmaceutical and other clients with a range of value-added services that are used (i) to study specific issues and trends in the pharmaceutical marketplace and the healthcare industry, (ii) to evaluate the effectiveness of marketing programs, (iii) to analyze components of a product marketing program at any stage of its implementation, and (iv) for consultancy in optimizing strategy, marketing programs and product commercialization. These services are as follows:

    - IMS GLOBAL SERVICES. IMS's Global Services unit is based in the United Kingdom and provides global level information services and strategic solutions to pharmaceutical clients operating on a multinational level. Global Services' core service offering, MIDAS, is a multinational integrated data analysis tool and on-line system which harnesses IMS's worldwide databases and is used by the pharmaceutical industry to assess world-wide pharmaceutical information. MIDAS gives clients on-line access to IMS-compiled pharmaceutical, medical and chemical statistics. Using MIDAS, clients are able to select information from the national databases compiled by IMS and produce statistical reports in the format the client requires. IMS Global Services also publishes various in-depth reviews of the worldwide pharmaceutical marketplace and provides custom market research services.

    - PROFESSIONAL CONSULTING SERVICES. IMS's professional consulting services are provided to assist clients in the analysis and evaluation of market trends, strategies and tactics, and to assist in the development and implementation of customized software applications and data warehouse tools. In the United States, IMS provides professional consulting services through its divisions The Plymouth Group and the Decision Support Consulting Group. The Plymouth Group provides a range of custom market research and consulting services on the pharmaceutical and healthcare marketplace. The Decision Support Consulting Group assists clients in designing customized decision support systems based on a variety of cutting-edge technologies which enable clients to optimize IMS data more rapidly and effectively in their decision-making process. Outside of the United States, a variety of consulting services is generally offered on a country-by-country basis.

    - SOFTWARE SERVICES. IMS's software services include the development, licensing and implementation of healthcare information systems, including electronic sales territory management systems provided by IMS's Sales Technologies, Inc. ("Sales Technologies") operating unit. Sales Technologies is a leading provider in the United States of automated sales support technologies to the pharmaceutical industry. Sales Technologies' core product, Cornerstone, is a software suite which provides pharmaceutical salespeople with a comprehensive tool that supports key selling requirements, including profiling, targeting, activity reporting, team selling and sample management. In October 1997, Sales Technologies entered into a joint venture agreement with Valuation, Ltd. ("Valuation") whereby Valuation will be the exclusive value-added reseller of Cornerstone in Europe. IMS's Amfac/Chemdata business unit is a significant provider of pharmacy dispensing and point-of-sales software systems to retail pharmacies in Australia.

    - DIRECT MARKETING SERVICES. IMS engages in the direct marketing businesses in the United States. Clark-O'Neill, Inc. ("Clark-O'Neill"), a wholly-owned subsidiary, represents the core of IMS's direct marketing business. Clark-O'Neill's services include sample distribution, pharmaceutical field force support services, publication circulation management, direct mail, telemarketing projects utilizing physicians and other healthcare professionals, and other customized promotion programs.

    - RESEARCH AND DEVELOPMENT SERVICES. IMS's research and development services provide clients with information and workstation tools intended to improve the effectiveness and speed of clinical research and subsequent regulatory approvals. IMS's regulatory affairs database, IDRAC, covers the European Union and the United States and guides users through the drug development and registration process. IMS also owns a 40% equity interest in DataEdge, an information provider to the pharmaceutical industry on clinical trial design and implementation.

DATA SUPPLIERS

    Over the past four decades, IMS has developed strong relationships with its data suppliers in each market in which it operates. As the supply of pharmaceutical data is critical to IMS's business, IMS devotes significant human and financial resources to its data collection efforts and in many cases has historical connections with the trade associations and professional associations involved. In the United States, IMS America and Clark-O'Neill each have been designated as database licensees by the American Medical Association ("AMA") for use and sublicensing of the AMA's physician database.

CUSTOMERS

    Sales to the healthcare industry accounted for substantially all of IMS's revenue in 1997. All major pharmaceutical companies are customers of IMS, and many of the companies subscribe to reports and services in several countries. IMS's customer base is broad in scope and enables it to avoid dependence on any single customer. None of IMS's customers accounted for more than 10% of its gross revenues in 1997.

COMPETITION

    While no competitor provides the geographical reach or breadth of IMS's services, IMS does have competition in each of the countries in which it operates from other information services companies, as well as the in-house capabilities of its customers. Generally, competition has arisen on a country-by-country basis. In the United States, certain of IMS's sales management services, including its sales territory reports, representing approximately 60% of the annual revenue of the IMS America unit, compete with the services of National Data Corp. Quality, completeness and speed of delivery of information services and products are the principal methods of competition in IMS's market.

ERISCO, INC.

    Erisco has been a leading provider of application software and services serving the healthcare industry for over two decades. Erisco's legacy system solutions, ClaimFacts and GroupFacts, were designed to help indemnity insurance carriers, third party administrators and self-administered corporations manage the administration of group health and life insurance products.

    Erisco's primary offering, Facets, is a client/server system which integrates advanced technology with clinical information to help managed care organizations ("MCOs") provide high-quality, cost-effective solutions in their marketplace. Primary markets include health maintenance organizations, preferred provider organizations, Blue Cross/Blue Shield organizations, managed-indemnity carriers and specialized MCOs.

    Erisco's strategic growth will come from Facets sales to the MCO market. Ongoing change in healthcare has had a significant impact on this market segment, resulting in the migration of plan members from indemnity-oriented plans to managed care. By the year 2000, managed health plan membership in the U.S. is estimated to surpass the 100,000,000 mark. Erisco believes that market growth and the limitations of aging information systems will increase the demand for sophisticated managed care applications.

    Within the high-growth managed care market segment, Erisco competes with three other information systems vendors -- HBOC/Amisys, Computer Sciences Corporation and Health Systems Design. Competition is principally based on reputation, functionality, ease of use and service.

    Erisco also extends its Facets business solution through a service bureau offering for low-volume customers, and through alliances with strategic, complementary systems partners, and systems integration and implementation consultants.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

SERVICES

    CTS delivers high-quality, cost-effective, full life cycle solutions to complex software development and maintenance problems. Its services include the following:

    - APPLICATION DEVELOPMENT SERVICES. CTS develops new applications for IBM mainframe, client/server architectures and other emerging technology environments. CTS follows either of two approaches including (i) full life cycle application development in which CTS assumes total start-to-finish responsibility and accountability for analysis, design, implementation and testing of systems, and (ii) cooperative development in which CTS's employees work with a customer's in-house information technology ("IT") personnel to analyze, design, implement and test new systems.

    - APPLICATION MAINTENANCE SUPPORT SERVICES. CTS provides services to ensure that a customer's legacy software systems are operational and responsive to end-users' changing needs. In doing so, CTS is often able to introduce process enhancements and improve service levels to customers requesting modifications and on-going support.

    - YEAR 2000 COMPLIANCE SERVICES. With the year 2000 approaching, computer software systems that were not designed to process dates correctly in the next century are expected to fail. Organizations rely on mission-critical software systems and must either repair the problem presented by the Year 2000 issue or replace legacy systems. CTS uses its proprietary Year 2000 toolset and methodology, Century Transition Services 2000, to provide a cost-effective total solution for all phases of a Year 2000 compliance project. The Century Transition Services 2000 methodology covers the entire life cycle of a Year 2000 compliance project and comprises a seven step process: (i) inventory preparation, (ii) impact analysis, (iii) strategy and design, (iv) code change and data migration, (v) unit, system and acceptance testing, (vi) implementation and (vii) post-implementation support. The Century Transition Services 2000 toolset covers a wide array of common programming languages and environments including many client/server environments. CTS is thus able to provide complete solutions across a larger portion of customers' systems.

    - EUROCURRENCY COMPLIANCE SERVICES. The upcoming monetary union of the European Community presents a significant opportunity for CTS as computer systems which deal with any European denominated currency will need to be modified to handle local currency and Eurocurrency transactions. CTS has begun to address the Eurocurrency compliance problem and has established a dedicated practice to focus on this problem. CTS believes that portions of its Year 2000 toolset and methodology can be extended to efficiently address the European currency compliance needs of customers.

    - TESTING AND QUALITY ASSURANCE SERVICES. Testing and quality assurance is a critical aspect of any software development activity. CTS works with customers to better define the quality assurance processes which are in use by the customers' in-house IT departments. CTS utilizes its quality assurance expertise to ensure better quality software through fundamental process improvements.

    - RE-HOSTING AND RE-ENGINEERING SERVICES. Through CTS's re-hosting and re-engineering service offerings, CTS works with customers to migrate systems based on legacy computing environments to newer, open-systems-based platforms and client/server architectures.

CUSTOMERS

    CTS began operations in 1994 as an in-house technology development center for D&B, the former parent of Cognizant, and has only served third-party customers for a limited time. While CTS has increased the percentage of revenues generated from third parties, 41.8% of CTS's 1997 revenue was generated from Cognizant and its current affiliates and an additional 31.9% of CTS's 1997 revenue was generated from companies previously affiliated with D&B. During 1997, CTS's five largest third-party customers (which include certain former affiliates) accounted for 36.6% of revenues. CTS believes that demand for Year 2000 compliance services will diminish after the Year 2000, as many solutions are implemented and tested. A core element of CTS's growth strategy is to use the business relationships it has developed and the knowledge of its customers' computer systems obtained in providing Year 2000 services to generate additional projects for these customers. There can be no assurance, however, that CTS will be successful in generating demand for other services from its Year 2000 customers.

COMPETITION

    The IT services market includes a large number of participants, is subject to rapid changes and is highly competitive. In certain markets in which CTS competes, such as the Year 2000 compliance market, there are no significant barriers to entry. Many of CTS's competitors have significantly greater financial, technical and marketing resources and greater name recognition than CTS. The principal competitive factors affecting the markets for CTS's services include (i) performance and reliability, (ii) quality of technical support, training and services, (iii) responsiveness to customer needs, (iv) reputation, experience and financial stability and (v) competitive pricing of services.

COGNIZANT ENTERPRISES, INC.

    Enterprises invests in emerging and established businesses, primarily in the health care information industry. It invests as a limited partner in Information Partners Capital Fund, Information Associates, L.P. and Information Associates II, L.P., venture capital limited partnerships, as well as through direct investments.

SSJ K.K.

    Super Systems Japan, an entity based in Japan, markets financial application software products and services tailored for the Japanese market.

FOREIGN OPERATIONS

    As indicated above, IMS HEALTH and its subsidiaries engage in a significant portion of their business outside of the United States. IMS HEALTH's foreign operations are subject to the usual risks inherent in carrying on business outside of the United States, including fluctuation in relative currency values, possible nationalization, expropriation, price controls and other restrictive government actions.

IMS HEALTH believes that the risk of nationalization or expropriation is reduced because its products are software, services and information, rather than the production of products which require manufacturing facilities or the use of natural resources.

INTELLECTUAL PROPERTY

    IMS HEALTH owns and controls a number of patents, trade secrets, confidential information, trademarks, trade names, copyrights and other intellectual property rights which, in the aggregate, are of material importance to its business. Management believes that the "IMS" name and related names, marks and logos are of material importance to IMS HEALTH. IMS HEALTH is licensed to use certain technology and other intellectual property rights owned and controlled by others, and similarly, other companies are licensed to use certain technology and other intellectual property rights owned and controlled by IMS HEALTH. The technology and other intellectual property rights licensed by IMS HEALTH are of importance to its business, although management of IMS HEALTH believes that IMS HEALTH's business, as a whole, is not dependent upon any one intellectual property or group of such properties.

    The names of IMS HEALTH's and its subsidiaries' products and services referred to herein are trademarks, service marks, registered trademarks or registered service marks owned by or licensed to IMS HEALTH or one of its subsidiaries.

EMPLOYEES

    As of December 31, 1997, IMS HEALTH had approximately 7,200 employees in approximately 70 countries. Of these, approximately 2,500 are located in the United States, and none of these is represented by labor unions. In the Netherlands, Italy, Spain, France and Germany, IMS has Workers' Councils, which are a legal requirement in those countries. IMS has also established a European Workers' Council as required under European Union regulations. IMS HEALTH believes that, generally, relations with its employees are good and have been maintained in a normal and customary manner.

PROPERTIES

    IMS HEALTH's real property is geographically distributed to meet sales and operating requirements worldwide. Most of IMS HEALTH's properties are leased from third parties. IMS HEALTH's properties are generally considered to be both suitable and adequate to meet current operating requirements and virtually all space is being utilized.

STRATEGY

    IMS HEALTH believes that the expanding need for efficient quality healthcare will generate increasing demand for healthcare information services. IMS HEALTH's strategy is to capitalize on the significant new growth opportunities in the industry by expansion of its core business through internal investment and carefully targeted acquisitions in its areas of strength.

    Key areas for internal investment and development include:

    - New product and service innovations, such as the launch of the Xtrend prescription tracking service in Europe;

    - Market extension, by introducing existing products to new markets through IMS HEALTH's global distribution channels;

    - Geographic expansion, including building upon IMS HEALTH's initial presence in China, India and Poland and planned expansion in Sri Lanka, Nepal, Zimbabwe and Kenya; and

    - Expansion beyond the traditional customer base to provide new products and services within the healthcare industry.

    Acquisitions are expected to help drive future growth. However, acquisitions will be measured against clearly defined criteria:

    - Target companies should be within the healthcare information services market; and

    - Target companies should be logical extensions of IMS HEALTH's businesses into related areas.

RECENT DEVELOPMENTS

    On March 23, 1998, Cognizant announced the signing of definitive agreements to acquire Walsh, which develops and markets leading-edge sales force automation systems for pharmaceutical companies, and PMSI, which provides information services to pharmaceutical and healthcare companies in the U.S., Europe and Japan. Under terms of the agreements, Walsh shareholders will receive .3041 shares of Cognizant Common Stock per Walsh share (or, based on a Cognizant share price of $51.792, consideration of approximately $167 million), and PMSI shareholders will receive .2800 shares of Cognizant Common Stock per PMSI share (or, based on a Cognizant share price of $51.792, consideration of approximately $180 million). The number of shares of Cognizant Common Stock to be issued in connection with each of the Acquisitions is subject to a collar adjustment based on the price of Cognizant Common Stock during a period prior to the closing of the Acquisitions. Currently Walsh and PMSI have approximately 10.6 million and approximately 12.4 million shares outstanding, respectively. Cognizant expects to issue approximately 6.7 million shares from treasury stock to consummate the Acquisitions. In the event the Acquisitions are not completed prior to the Record Date, Walsh and PMSI stockholders will receive, in lieu of Cognizant Common Stock, IMS HEALTH Common Stock pursuant to a formula designed to recalibrate the collar computations based on the relative value of IMS HEALTH to the total value of IMS HEALTH and Nielsen Media Research following the Distribution. The Acquisitions, which have been independently authorized by the Cognizant, Walsh and PMSI Boards of Directors, are subject to approval by Walsh and PMSI shareholders, the receipt of regulatory and other required approvals and consents and customary closing conditions. Each of the Acquisitions is an independent transaction and neither is conditioned upon the consummation of the other or upon the consummation of the Distribution. Following the Distribution, Walsh and PMSI will be part of IMS HEALTH.

    On April 9, 1998, CTS filed a registration statement with the SEC with respect to an underwritten offering of 2,917,000 shares of Class A Common Stock, par value $0.01 per share, of CTS (3,354,550 if the underwriters' over-allotment option granted by Cognizant is exercised in full). Of such shares, 2,500,000 are to be offered by CTS and 417,000 shares are to be offered by Cognizant. Following the offering, Cognizant will own 66.7% of the outstanding common stock of CTS and approximately 95.3% of the combined voting power of CTS's outstanding common stock and, accordingly, will continue to consolidate CTS results within its financial statements. The initial offering price is estimated to be between $11.00 and $13.00 per share. The transaction is expected to result in a significant one-time gain to Cognizant. A portion of the proceeds to be received by CTS in the offering will be used to repay an intercompany balance. The registration statement has not become effective under the Securities Act. If the offering is not completed prior to the Distribution Date, IMS HEALTH will be the selling stockholder in the offering.

LEGAL PROCEEDINGS

    IMS HEALTH and its subsidiaries are involved in legal proceedings and litigation arising in the ordinary course of business. In the opinion of management, the outcome of all current proceedings, claims and litigation, if decided adversely, could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, in the opinion of management, these matters will not materially affect IMS HEALTH's consolidated financial position.

    In addition, on July 29, 1996, IRI filed a complaint in the United States District Court for the Southern District of New York, naming as defendants D&B, A.C. Nielsen Company and IMS.

    The complaint, as subsequently amended, alleges various violations of the United States antitrust laws, including alleged violations of Sections 1 and 2 of the Sherman Act. The complaint also alleges a claim of tortious interference with a contract and a claim of tortious interference with a prospective business relationship. These latter claims relate to the acquisition by defendants of SRG. IRI alleges that SRG violated an alleged agreement with IRI when it agreed to be acquired by defendants and that the defendants induced SRG to breach that agreement.

    IRI's complaint alleges damages in excess of $350 million, which amount IRI has asked to be trebled under the antitrust laws. IRI also seeks punitive damages in an unspecified amount. Defendants have filed answers denying the material allegations in IRI's complaint and amended complaint, and A.C. Nielsen Company has filed a counterclaim alleging that IRI has made false and misleading statements about its services and commercial activities.

    In connection with the 1996 Distribution, with respect to the IRI Action, D&B, ACNielsen (the parent company of A.C. Nielsen Company) and Cognizant entered into the Indemnity and Joint Defense Agreement pursuant to which they agreed (i) to certain arrangements allocating IRI Liabilities that may arise out of or in connection with the IRI Action, and (ii) to conduct a joint defense of such action. In particular, the Indemnity and Joint Defense Agreement provides that ACNielsen will assume exclusive liability for IRI Liabilities up to the ACN Maximum Amount, and that Cognizant and D&B will share liability equally for any amounts in excess of the ACN Maximum Amount. The ACN Maximum Amount will be determined by an investment banking firm as the maximum amount which ACNielsen is able to pay after giving effect to (i) any plan submitted by such investment bank which is designed to maximize the claims paying ability of ACNielsen without impairing the investment banking firm's ability to deliver a viability opinion (but which will not require any action requiring shareholder approval), and (ii) payment of related fees and expenses. For these purposes, financial viability means the ability of ACNielsen, after giving effect to such plan, the payment of related fees and expenses and the payment of the ACN Maximum Amount, to pay its debts as they become due and to finance the current and anticipated operating and capital requirements of its business, as reconstituted by such plan, for two years from the date any such plan is expected to be implemented.

    Under the terms of the 1996 Distribution Agreement, as a condition to the Distribution, IMS HEALTH and Nielsen Media Research are required to undertake to be jointly and severally liable to D&B and ACNielsen for Cognizant's obligations under the 1996 Distribution Agreement. However, pursuant to the Distribution Agreement, IMS HEALTH and Nielsen Media Research have agreed that, as between themselves, IMS HEALTH will assume 75%, and Nielsen Media Research will assume 25%, of any payments to be made in respect of the IRI Action under the Indemnity and Joint Defense Agreement or otherwise, including any legal fees and expenses related thereto incurred in 1999 or thereafter. IMS HEALTH has agreed to be fully responsible for any legal fees and expenses incurred during 1998. Nielsen Media Research's aggregate liability to IMS HEALTH for payments in respect of the IRI Action and certain other contingent liabilities shall not exceed $125 million.

    Management of IMS HEALTH is unable to predict at this time the final outcome of this matter or whether the resolution of this matter could materially affect IMS HEALTH's results of operations, cash flows or financial position.

           COGNIZANT/IMS HEALTH MANAGEMENT AND EXECUTIVE COMPENSATION

    Robert E. Weissman is currently Chairman and Chief Executive Officer of Cognizant and Chairman and Chief Executive Officer of IMS HEALTH. Mr. Weissman will resign from such positions at Cognizant effective upon the Distribution Date, but will remain a director of Cognizant after the Distribution. The Board of Directors of IMS HEALTH will be composed of certain persons who are currently directors of Cognizant. See "--Cognizant/IMS HEALTH Board of Directors". In addition to Mr. Weissman, the other executive officers of IMS HEALTH will be drawn from the current management of Cognizant or its subsidiaries, and they will resign from their positions at Cognizant effective upon the Distribution. See "--Cognizant/IMS HEALTH Executive Officers".

COGNIZANT/IMS HEALTH BOARD OF DIRECTORS

    Immediately after the Distribution, IMS HEALTH expects to have a Board of Directors composed of nine directors (including all eight members of the Board of Directors of Cognizant).

    The following table sets forth the names, in alphabetical order, and information as to the persons who are expected to serve as directors of IMS HEALTH following the Distribution, including information as to service with Cognizant, if applicable.

                            POSITIONS       DIRECTOR
                              WITH        OF COGNIZANT      PRINCIPAL OCCUPATION                          OTHER
          NAME              COGNIZANT         SINCE        DURING LAST FIVE YEARS      AGE*           DIRECTORSHIPS
------------------------  -------------  ---------------  ------------------------     -----     ------------------------

Clifford L. Alexander,        Director           1996     President, Alexander &            64   The Dun & Bradstreet
  Jr.                                                     Associates, Inc.,                      Corporation; MCI
                                                          Washington, DC                         Communications
                                                          (consulting firm                       Corporation; Dreyfus
                                                          specializing in                        Third Century Fund;
                                                          workforce                              Dreyfus General Family
                                                          inclusiveness), 1/81 to                of Funds; Dreyfus
                                                          present.                               Premier Family of Funds;
                                                                                                 Mutual of America Life
                                                                                                 Insurance Company;
                                                                                                 American Home Products
                                                                                                 Corp.; TLC Beatrice
                                                                                                 International Holdings,
                                                                                                 Inc.

Victoria R. Fash             Executive             --     Executive Vice President          46   Orion Capital
                                  Vice                    and Chief Financial                    Corporation; Ligand
                             President                    Officer of Cognizant                   Pharmaceuticals
                                   and                    9/96 to present;                       Incorporated
                                 Chief                    Chairman and Chief
                             Financial                    Executive Officer of
                               Officer                    IMS, 12/97 to present;
                                                          Senior Vice President--
                                                          Business Strategy, The
                                                          Dun & Bradstreet
                                                          Corporation, Wilton, CT
                                                          (information services),
                                                          4/95 to 10/96; Vice
                                                          President-- Business
                                                          Operations Planning,
                                                          5/94 to 4/95; Assistant
                                                          to the President, 9/91
                                                          to 5/94.

                            POSITIONS       DIRECTOR
                              WITH        OF COGNIZANT      PRINCIPAL OCCUPATION                          OTHER
          NAME              COGNIZANT         SINCE        DURING LAST FIVE YEARS      AGE*           DIRECTORSHIPS
------------------------  -------------  ---------------  ------------------------     -----     ------------------------
John P. Imlay, Jr.            Director           1996     Chairman, Imlay                   61   Gartner Group, Inc.;
                                                          Investments, Inc.,                     Metromedia International
                                                          Atlanta, GA (private                   Group
                                                          venture capital
                                                          investments), 1990 to
                                                          present; Chairman, Dun &
                                                          Bradstreet Software
                                                          Services, Inc., Atlanta,
                                                          GA (software company),
                                                          3/90 to 11/96; Principal
                                                          Executive Officer, 3/90
                                                          to 1/93; President, 3/90
                                                          to 3/92.

Robert Kamerschen             Director           1996     Chairman and Chief                62   ADVO, Inc.; Micrografx,
                                                          Executive Officer, ADVO,               Inc.
                                                          Inc., Windsor, CT
                                                          (direct mail marketing
                                                          services), 11/88 to
                                                          present.

Robert J. Lanigan             Director           1996     Limited Partner,                  69   The Dun & Bradstreet
                                                          Palladium Equity                       Corporation; Owens-
                                                          Partners, New York, NY                 Illinois, Inc.;
                                                          (private investment                    Transocean Offshore,
                                                          firm), 6/97 to present,                Inc.; Sonat Inc.;
                                                          Chairman Emeritus,                     Chrysler Corporation
                                                          Owens-Illinois, Inc.,
                                                          Toledo, OH (glass,
                                                          plastics and other
                                                          packaging products),
                                                          1/92 to present;
                                                          Chairman of the Board
                                                          4/84 to 10/91; Chief
                                                          Executive Officer, 1/84
                                                          to 9/90.

H. Eugene Lockhart            Director           1996     President, Retail                 48   Niagara Mohawk Power
                                                          Banking Division,                      Corp.; RJR Nabisco
                                                          BankAmerica Corporation,               Holdings Corp.
                                                          San Francisco, CA
                                                          (financial services),
                                                          5/97 to present;
                                                          President and Chief
                                                          Executive Officer,
                                                          MasterCard International
                                                          Inc., Purchase, NY
                                                          (credit card company),
                                                          3/94 to 4/97; Executive
                                                          Vice President, First
                                                          Manhattan Consulting
                                                          Group, New York, NY
                                                          (banking consulting
                                                          firm), 9/92 to 2/94;
                                                          Chief Executive Officer,
                                                          UK Banking and Group
                                                          Operations, Midland Bank
                                                          plc, London, England,
                                                          1986 to 1993.

                            POSITIONS       DIRECTOR
                              WITH        OF COGNIZANT      PRINCIPAL OCCUPATION                          OTHER
          NAME              COGNIZANT         SINCE        DURING LAST FIVE YEARS      AGE*           DIRECTORSHIPS
------------------------  -------------  ---------------  ------------------------     -----     ------------------------
M. Bernard Puckett            Director           1996     Private Investor, 1/96            53   P-Com, Inc.; R.R.
                                                          to present; President                  Donnelley & Sons
                                                          and Chief Executive                    Company; Oacis
                                                          Officer, Mobile                        Healthcare Holdings
                                                          Telecommunication                      Corp.
                                                          Technologies Corp.;
                                                          Jackson, MS
                                                          (telecommunications),
                                                          5/95 to 1/96; President,
                                                          Chief Operating Officer,
                                                          1/94 to 5/95; Senior
                                                          Vice President-Corporate
                                                          Strategy and
                                                          Development,
                                                          International Business
                                                          Machines Corporation,
                                                          Armonk, NY (computers),
                                                          7/93 to 12/93; General
                                                          Manager of Applications
                                                          Solutions, 1/91 to 7/93.

William C. Van Faasen         Director           1998     President and Chief               49   BankBoston Corporation
                                                          Executive Officer, Blue
                                                          Cross and Blue Shield of
                                                          Massachusetts, Boston,
                                                          MA (health insurance),
                                                          9/92 to present.

Robert E. Weissman         Chairman and          1996     Chairman and Chief                57   State Street Boston
                                 Chief                    Executive Officer,                     Corporation; Gartner
                             Executive                    Cognizant, 9/96 to                     Group, Inc.; Nielsen
                              Officer,                    present; Chairman and                  Media Research
                              Director                    Chief Executive Officer,
                                                          The Dun & Bradstreet
                                                          Corporation, Wilton, CT
                                                          (information services)
                                                          4/95 to 10/96; President
                                                          and Chief Executive
                                                          Officer 1/94 to 3/95;
                                                          President and Chief
                                                          Operating Officer 1/85
                                                          to 12/93.

------------------------

    * As of March 13, 1998

DIRECTORS' COMPENSATION--IMS HEALTH

    The Board of Directors of Cognizant has approved a director compensation program for IMS HEALTH. It is anticipated that the Board of Directors of IMS HEALTH will adopt and implement such program as described below prior to, on or shortly after the Distribution Date.

    If such program is adopted and implemented, each non-employee director will receive a 1998 retainer of $12,500; thereafter, the retainer will be paid at an annual rate of $25,000. Each non-employee director who is the Chairman of a Committee of the Board of Directors will be paid an additional retainer of $1,500 for 1998 and $3,000 annually thereafter. A fee of $1,000 will be paid to each non-employee director for every Board or Committee meeting attended. Directors who are employed by IMS HEALTH shall receive no retainers or meeting fees.

    Unexercised options to acquire Cognizant Common Stock held by non-employee directors of IMS HEALTH as of the Distribution Date will be cancelled and replaced with options that are exercisable into shares of IMS HEALTH Common Stock (except in the case of unexercised options held by M. Bernard Puckett, which will be cancelled and replaced with options exercisable for IMS HEALTH Common Stock and options excercisable for NMR Common Stock, in proportion to the relative value of shares of IMS HEALTH Common Stock and NMR Common Stock immediately after the Distribution). On the second anniversary of the date a non-employee director commences service on the Board of Directors, and on each anniversary thereafter, a non-employee director will receive option grants for shares of IMS HEALTH Common Stock. Such options will vest in accordance with a schedule set by the Compensation and Benefits Committee of the IMS HEALTH Board of Directors at the time of grant. The exercise price per share of all options granted will be not less than 100% of the Fair Market Value (as hereinafter defined) of a share on the date of grant. For purposes of these and the following provisions, Fair Market Value of a share on a given date means the average of the high and low trading prices of such share on such date.

    Each non-employee director may elect to have all or a specified part of the retainer and fees deferred until he or she ceases to be a director. Deferred amounts may be credited to the account of the directors as deferred cash, which bears interest at prescribed rates, or as deferred share units in an amount equal to the amount of deferred compensation divided by the Fair Market Value of a share of IMS HEALTH Common Stock on the date the compensation would otherwise have been paid. Deferred share units are credited with dividend equivalents. Deferred amounts and accrued interest and dividend equivalents are paid in the form of cash or stock, as appropriate, on the first business day of the calendar year following the date of the director's termination of service on the IMS HEALTH Board of Directors.

DIRECTORS' COMPENSATION--COGNIZANT

    During 1997, each director not employed by Cognizant was paid a retainer at an annual rate of $25,000 in quarterly installments and each non-employee director who was chairman of a committee of the Cognizant Board of Directors was paid an additional retainer at an annual rate of $3,000 in quarterly installments. In addition, each non-employee director of Cognizant was paid a fee of $1,000 for each Board or Committee meeting attended in 1997. Directors who were employed by Cognizant received no retainers or fees.

    Each non-employee director of Cognizant may elect to have all or a specified part of the retainer and fees deferred until he or she ceases to be a director. Deferred amounts may be credited to the account of directors as deferred cash, which bears interest at prescribed rates, or as deferred share units in an amount equal to the amount of deferred compensation divided by the fair market value of a share of Cognizant Common Stock on the date the compensation would otherwise have been paid. Deferred share units are credited with dividend equivalents. Fair market value is the average of the high and low trading prices of the Cognizant Common Stock on the date of determination. Deferred amounts and accrued interest and dividend equivalents are paid in the form of cash or stock, as appropriate, on the first business day of the calendar year following the date of the director's termination of service on Cognizant's Board of Directors.

    Upon the occurrence of a Change in Control (as defined below under "--Change-in-Control Agreements") of Cognizant, the Compensation and Benefits Committee may take such action as it deems necessary or desirable with respect to deferred amounts.

    The Non-Employee Directors' Stock Incentive Plan provides for the granting of stock options and restricted stock to non-employee directors of Cognizant on such terms as are determined by the Compensation and Benefits Committee of the Cognizant Board of Directors. No grants under this plan were made in 1997.

    Upon the occurrence of a Change in Control (as defined below under "--Change-in-Control Agreements") of Cognizant, the Compensation and Benefits Committee may take such action as it deems necessary or desirable with respect to awards, including acceleration of an award, payment of cash in exchange for cancellation of an award, and/or issuing substitute awards that substantially preserve the value, rights and benefits of previously granted awards.

COMMITTEES OF THE IMS HEALTH BOARD OF DIRECTORS

    Prior to the Distribution, the IMS HEALTH Board of Directors will establish Audit, Executive, Compensation and Benefits, and Nominating Committees and designate specific functions and areas of oversight as to such committees. No final determination has yet been made as to the memberships of such standing committees.

COMMITTEES OF THE COGNIZANT BOARD OF DIRECTORS

    The Audit Committee of the Cognizant Board of Directors reviews the scope of the audits of Cognizant's internal audit staff and the auditors' evaluation of internal controls, receives an annual summary of the results of such audits and reviews the scope of the audit of Cognizant's consolidated financial statements by independent public accountants and their report on the audit. The committee also recommends the appointment of Cognizant's independent public accountants to the full Board. The Audit Committee consists of Messrs. Alexander (Chairman), Lanigan and Lockhart. The Audit Committee held three meetings during 1997.

    The Compensation and Benefits Committee of the Cognizant Board of Directors establishes and revises all compensation arrangements for certain executives of Cognizant consistent with a statement of executive compensation philosophy adopted by the Cognizant Board of Directors. The committee also has authority to administer Cognizant's executive benefit plans and to establish and review the policies regarding executive and all other benefit programs. The committee consists of Messrs. Puckett (Chairman), Imlay, Kamerschen and Van Faasen. The Compensation and Benefits Committee held four meetings during 1997.

    The Nominating Committee of the Cognizant Board of Directors screens candidates for membership on the Cognizant Board of Directors and makes recommendations to the full Board. Shareholders' recommendations of nominees for membership on the Cognizant Board of Directors will be considered by the Nominating Committee; the Nominating Committee has not adopted formal procedures for the submission of such recommendations. However, shareholders may recommend nominees for membership on the Cognizant Board of Directors to the Nominating Committee by submitting the names in writing to: Kenneth S. Siegel, Senior Vice President, General Counsel and Secretary, Cognizant Corporation, 200 Nyala Farms, Westport, Connecticut 06880. The Nominating Committee consists of Messrs. Alexander, Imlay, Kamerschen, Lanigan, Lockhart, Peterson and Puckett. Cognizant's By-Laws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations before an Annual or Special Meeting. The Nominating Committee was recently established and held no meetings during 1997.

    Six meetings of the Cognizant Board of Directors were held during 1997. No Director attended fewer than 75% of the total number of meetings of the Cognizant Board of Directors and of the Committees of the Board on which the Director serves.

COGNIZANT/IMS HEALTH EXECUTIVE OFFICERS

    Listed below is certain information as to the executive officers who have been selected to serve after the Distribution. Except as otherwise noted, the position listed below for each of the IMS HEALTH executives officers is identical to the position held by such executive officer with Cognizant.

NAME, POSITION WITH IMS HEALTH AND AGE*                                      BIOGRAPHICAL DATA
--------------------------------------------------------  --------------------------------------------------------

Robert E. Weissman, 57..................................  See information under "Cognizant/IMS HEALTH Board of
  Chairman and Chief Executive Officer                    Directors".

Victoria R. Fash, 46....................................  See information under "Cognizant/IMS HEALTH Board of
  President and Chief Operating Officer(1)                Directors".

Alan J. Klutch, 53......................................  Senior Vice President--Finance of Cognizant 9/96 to
  Senior Vice President--Finance                          present; Vice President--Financial Planning, D&B, 10/84
                                                          to 10/96.

Kenneth S. Siegel, 42...................................  Senior Vice President and General Counsel of Cognizant
  Senior Vice President, General Counsel and Secretary    1/97 to present; Secretary of Cognizant 7/97 to present;
                                                          Partner, Baker & Botts, L.L.P., 9/94 to 1/97; Partner,
                                                          O'Sullivan Graev & Karabell, 7/87 to 9/94.

James C. Malone, 49.....................................  Senior Vice President--Finance and Controller of
  Senior Vice President--Finance and Controller           Cognizant, 12/96 to present; Vice President-- Finance of
                                                          Cognizant, 9/96 to 12/96; Assistant Vice President, D&B,
                                                          2/95 to 10/96; Vice President and Controller, The Reuben
                                                          H. Donnelley Corporation (a subsidiary of D&B), 1990 to
                                                          2/95.

Leslye G. Katz, 43......................................  Vice President and Treasurer of Cognizant, 9/96 to
  Vice President and Treasurer                            present; Senior Vice President and Chief Financial
                                                          Officer, The Reuben H. Donnelley Corporation, 9/92 to
                                                          9/96.

Craig S. Kussman, 39....................................  Vice President--Corporate Development of Cognizant,
  Vice President--Corporate Development                   10/97 to present; Vice President-- Mergers and
                                                          Acquisitions of Cognizant, 9/96 to 10/97; Assistant Vice
                                                          President, D&B, 5/91 to 9/96.

------------------------

* As of March 13, 1998

(1) Ms. Fash's position with Cognizant is Executive Vice President and Chief Financial Officer.

COMPENSATION OF COGNIZANT/IMS HEALTH EXECUTIVE OFFICERS

    The following table discloses the compensation paid by Cognizant for services rendered to Cognizant in 1997 to the Chief Executive Officer of Cognizant and IMS HEALTH and to each of the persons who are either one of the three other most highly compensated executive officers of Cognizant or are anticipated to be one of the three other most highly compensated executive officers of IMS HEALTH following the Distribution. During the period presented, the individuals were compensated in accordance with Cognizant's plans and policies.

    Four of the executive officers named in the Summary Compensation Table below were employed by D&B until November 1, 1996, the date on which Cognizant was spun off from D&B (the "D&B Spin-off Date"). Accordingly, for 1996 the Summary Compensation Table shows separately the amounts paid by Cognizant (indicated as "CZT") starting on the D&B Spin-off Date and the amount paid by D&B (indicated as "D&B") before the D&B Spin-off Date.

    In particular, D&B's 1996 payments included acceleration of certain long-term awards (as described in the footnotes to the Summary Compensation Table) upon the D&B Spin-off Date as required by the applicable D&B compensation plans. In addition, Cognizant has discontinued the performance unit component of D&B's compensation program.

    All 1995 compensation amounts were paid by D&B.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                  ---------------------------------------------
                                                                                                      PAYOUTS
                                                                                                    -----------
                                                   ANNUAL                      AWARDS
                                                COMPENSATION      --------------------------------      (G)
                                            --------------------                           (F)      SECURITIES       (H)
        (A)                                                                            RESTRICTED   UNDERLYING    LONG-TERM
 NAME AND PRINCIPAL                            (C)        (D)             (E)             STOCK      OPTIONS/     INCENTIVE
   POSITION WITH         (B)                 SALARY    BONUS(1)      OTHER ANNUAL      AWARD(S)(3)    SARS(4)    PAYOUTS(5)
COGNIZANT/IMS HEALTH    YEAR                   ($)        ($)     COMPENSATION(2)($)       ($)          (#)          ($)
--------------------  ---------             ---------  ---------  -------------------  -----------  -----------  -----------
Robert E. Weissman..       1997  CZT          750,000  1,007,100           1,006                0            0            0
  Chairman and Chief       1996  CZT          125,000    125,000               0                0      575,000*           0
  Executive Officer        1995  D&B          720,833  1,887,500              89                0      400,000**  4,432,257
  of Cognizant and               Total        845,833  2,012,500              89                0      568,721***  4,432,257
  IMS HEALTH                     D&B          830,000    802,095             216          443,895            0      887,800
                                                                                                     1,543,721
                                                                                                        34,823

William G. Jacobi          1997  CZT          400,000    375,984           4,352                0            0            0
  (7)...............
  Executive Vice           1996  CZT           66,667     46,667               0                0      275,000*           0
  President                                                                                            125,000**
  of Cognizant                                                                                         114,842***
                                 D&B          333,333    615,000           2,921                0            0      996,459
                                            ---------  ---------         -------       -----------  -----------  -----------
                                 Total        400,000    661,667           2,921                0      514,842      996,459

                           1995  D&B          377,315    277,557           3,448          277,964       13,813      155,996

Victoria R. Fash....       1997  CZT          375,000    349,128               0          268,938            0            0
  President and
  Chief                    1996  CZT           62,500     43,333               0                0      275,000*           0
  Operating Officer                                                                                    125,000**
  of IMS HEALTH;                                                                                        34,617***
  Executive Vice
  President and                  D&B          245,833    462,500           4,825                0            0      383,002
  Chief Financial                Total        308,333    505,833           4,825                0      434,617      383,002
  Officer of
  Cognizant
                           1995  D&B          258,359    250,901               0          219,283        8,788       38,600

Alan J. Klutch......       1997  CZT          325,000    303,473               0                0            0            0
  Senior Vice
  President--              1996  CZT           54,167     33,333               0                0      175,000*           0
  Finance of                                                                                            50,000***
  Cognizant and                                                                                        122,451***
  IMS HEALTH                     D&B          270,833    450,000          30,116                0            0      869,045
                                            ---------  ---------         -------                    -----------  -----------
                                 Total        325,000    483,333          30,116                0      347,451      869,045

                           1995  D&B          312,500    224,772          34,778          101,303        6,588      202,650

Kenneth S.                 1997  CZT          325,000    235,025         127,388                0      190,000            0
  Siegel(6).........
  Senior Vice
  President, General
  Counsel and
  Secretary of
  Cognizant and
  IMS HEALTH

        (A)
 NAME AND PRINCIPAL       ALL OTHER
   POSITION WITH       COMPENSATION(6)
COGNIZANT/IMS HEALTH         ($)
--------------------  -----------------
Robert E. Weissman..         72,568
  Chairman and Chief          3,750
  Executive Officer          65,313
  of Cognizant and           69,063
  IMS HEALTH                 55,063
William G. Jacobi            28,944
  (7)...............
  Executive Vice              2,000
  President
  of Cognizant
                             25,502
                             ------
                             27,502
                             21,217
Victoria R. Fash....         19,655
  President and
  Chief                       1,875
  Operating Officer
  of IMS HEALTH;
  Executive Vice
  President and              16,777
  Chief Financial            18,652
  Officer of
  Cognizant
                              4,176
Alan J. Klutch......         22,637
  Senior Vice
  President--                 1,625
  Finance of
  Cognizant and
  IMS HEALTH                 19,868
                             ------
                             21,493
                              6,795
Kenneth S.                    4,800
  Siegel(6).........
  Senior Vice
  President, General
  Counsel and
  Secretary of
  Cognizant and
  IMS HEALTH

------------------------

*   Effective Date Stock Options

**  Effective Date Purchased Options

*** D&B Substitute Options

(1) The 1997 bonus awards were earned in 1997 and paid in 1998. The 1996 Cognizant bonus amounts were earned in 1996 and paid in 1997 while the 1996 D&B bonus amounts were earned and paid in 1996. The 1995 bonus amounts were earned in 1995 and paid in 1996.

(2) Amounts shown for those other than Mr. Siegel represent reimbursement for taxes paid by the named executive officers with respect to company-directed travel and certain other expenses. Amounts shown for Mr. Siegel include reimbursement of relocation expenses in connection with his joining Cognizant and related tax obligations. The value of certain personal benefits is not included since it does not exceed $50,000 for any named executive officer.

(3) The amount shown for Ms. Fash represents the dollar value of restricted stock on the date of the grant. This grant was a special one-time award and will vest one year following the date of the award. Dividends are paid at the rate established from time to time for Cognizant Common Stock. In 1996, no restricted stock was granted and there were no restricted stock holdings outstanding for the named executive officers at December 31, 1996. Previous D&B restricted stock awards either vested or were paid in cash in connection with the D&B Spin-off. Amounts shown for 1995 represent the dollar value on the date of grant of D&B restricted stock granted that year.

(4) Only the amounts designated as Effective Date Stock Options reflect new Cognizant option grants for 1996. Those designated as Effective Date Purchased Options are options that were purchased by the named executive officers for cash at a price of 10% of the exercise price. The remaining 90% is payable if and when the options are exercised. The 10% purchase price is forfeited if the options expire without being exercised, and the portion of the purchase price attributable to vested options is also forfeitable upon termination of employment in certain circumstances. The new grants were designed to implement a front-loaded equity based incentive covering several years. Accordingly, while the grants are larger than typical annual grants, none of the named executive officers who received options in 1996 received options in 1997. The options designated as Substitute Options were issued in substitution of D&B options that were canceled as of the D&B Spin-off Date. Amounts granted in 1995 represent the original number of D&B stock options granted in 1995. These shares are among the D&B options that were replaced by the Substitute Options shown in the 1996 grant. All the options in this table are without tandem stock appreciation rights, except for the Limited SARs described under the "Option/SAR Grants in Last Fiscal Year" table below. In addition, Ms. Fash received a grant of options for 6,500 shares (after adjustment for a reverse stock split) (without tandem stock appreciation rights) of Cognizant's subsidiary Cognizant Technology Solutions Corporation, as described under the table "Option/SAR Grants in Last Fiscal Year".

(5) Amounts shown for 1995 represent payments made under the Dun & Bradstreet Key Employees Performance Unit Plan ("PUP"). The amounts shown for 1996 represent a cash payout of the cash and restricted stock components of the 1993, 1994 and 1995 PUP awards. The 1994 and 1995 PUP awards would normally have been paid in future years, but were accelerated pursuant to the terms of the PUP as a result of the D&B Spin-off. Cognizant does not have an incentive plan equivalent to the PUP.

(6) Amounts shown represent aggregate annual company contributions for the account of each named executive officer under the Dun & Bradstreet Profit Participation Plan ("PPP") and Profit Participation Benefit Equalization Plan ("PPBEP"), and the Cognizant Corporation Savings Plan ("Savings Plan") and Savings Benefit Equalization Plan ("SBEP"), plans which are open to employees of D&B or Cognizant and certain subsidiaries. The PPP and Savings Plan are tax-qualified defined contribution plans and the PPBEP and SBEP are non-qualified plans which provide a benefit to participants in the PPP and Savings Plan equal to the amount of company contributions that would have been made to the participant's PPP and Savings Plan accounts but for certain Federal tax laws.

(7) Mr. Jacobi ceased being an executive officer of Cognizant on December 31, 1997. It is expected that Mr. Jacobi will continue to be employed by IMS HEALTH until his scheduled retirement in 1998; however, he will not be an executive officer of IMS HEALTH.

(8) Mr. Siegel joined Cognizant on January 31, 1997. The salary and bonus amounts provided above have been annualized for the full year 1997.

OPTION GRANTS ON COGNIZANT COMMON STOCK TO COGNIZANT/IMS HEALTH EXECUTIVES IN
  LAST FISCAL YEAR

    The following table provides information on fiscal year 1997 grants of options to the named executives of Cognizant and IMS HEALTH to purchase shares of Cognizant Common Stock. Options to acquire Cognizant Common Stock will be replaced by options to acquire IMS HEALTH Common Stock. See "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution--Employee Benefits Agreement".

OPTION GRANTS/SAR GRANTS IN LAST FISCAL YEAR TO PURCHASE COGNIZANT COMMON STOCK

                                                        (B)
                                                     NUMBER OF          (C)
                                                    SECURITIES      % OF TOTAL                                     (F)
                                                    UNDERLYING     OPTIONS/SARS        (D)                     GRANT DATE
                                                   OPTIONS/SARS     GRANTED TO     EXERCISE OR      (E)          PRESENT
                       (A)                          GRANTED(1)     EMPLOYEES IN    BASE PRICE   EXPIRATION      VALUE(2)
NAME                                                    (#)         FISCAL YEAR     ($/SHARE)      DATE            ($)
-------------------------------------------------  -------------  ---------------  -----------  -----------  ---------------
Robert E. Weissman...............................            0              NA             NA           NA              NA
William G. Jacobi(3).............................            0              NA             NA           NA              NA
Victoria R. Fash(4)..............................            0              NA             NA           NA              NA
Alan J. Klutch...................................            0              NA             NA           NA              NA
Kenneth S. Siegel(5).............................      190,000             4.8%     $ 33.0625     01/30/07     $ 1,678,032

------------------------

(1) The amount shown represents a non-qualified stock option, without tandem stock appreciation rights ("SARs"), granted in 1997. The option may not be exercised for at least one year after grant and may then be exercised in installments of one-sixth of the grant amount each year until they are 100% vested. Payment must be made in full upon exercise in cash or Cognizant Common Stock. The option holder may elect to have shares of Cognizant Common Stock issuable upon exercise withheld by Cognizant to pay withholding taxes due. The option shown includes Limited SARs in tandem with the option. Limited SARs are exercisable only if and to the extent that the related option is exercisable and are exercisable only during the 30-day period following the acquisition of at least 20% of the outstanding Cognizant Common Stock pursuant to a tender or exchange offer not made by Cognizant. Each Limited SAR permits the holder to receive cash equal to the excess over the related option exercise price or the highest price paid pursuant to a tender or exchange offer for Cognizant Common Stock which is in effect at any time during the 60 days preceding the date upon which the Limited SAR is exercised. Limited SARs can be exercised regardless of whether Cognizant supports or opposes the offer.

(2) Grant date present value is based on the Black-Scholes option valuation model, which makes the following material assumptions for the January 31, 1997 grant: an expected stock-price volatility factor of 25%, a risk-free rate of return of 6.23%, an annual dividend yield of 0.30%, an assumed time of exercise of 4.5 years from grant date, and a reduction of approximately 15.4% to reflect the probability of forfeiture due to termination prior to vesting. These assumptions may or may not be fulfilled. The amount shown cannot be considered predictions of future value. In addition, the option will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

(3) Mr. Jacobi ceased being an executive officer of Cognizant on December 31, 1997.

(4) In 1997, Ms. Fash was granted options for 6,500 shares (after adjustment for a reverse stock split) of Class A Common Stock of Cognizant's subsidiary, CTS, in her capacity as a director of CTS. This grant represents 1.2% of the total CTS options granted in 1997. The options' exercise price approximates fair market value on the date of grant and they expire on December 31, 2007. The options become exercisable in 8.75 years, except that accelerated vesting occurs on the first and second anniversary of an initial public offering or controlling interest sale of CTS. The potential realizable value of this grant assuming annual rates of appreciation of the Class A Common Stock, from the grant date until the expiration date, of 5% and 10% is calculated at $51,105 and $108,031, respectively.

(5) Mr. Siegel joined Cognizant on January 31, 1997.

AGGREGATE COGNIZANT OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END
  COGNIZANT OPTION VALUES

    The following table provides information on option exercises in 1997 by the named executives of Cognizant and IMS HEALTH and the value of each such executive's unexercised in-the-money options to acquire Cognizant Common Stock at December 31, 1997. See also "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution--Employee Benefits Agreement".

     AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                                                                      (E)
                                                                                                                   VALUE OF
                                                                                                                  UNEXERCISED,
                                                                                                 (D)              IN-THE-MONEY
                                                                                         NUMBER OF SECURITIES      COGNIZANT
                                                                                        UNDERLYING UNEXERCISED    OPTIONS/SARS
                                                                                      COGNIZANT OPTIONS/SARS AT       AT
                                                             (B)             (C)                                    FISCAL
                                                       SHARES ACQUIRED      VALUE       FISCAL YEAR-END(2)(#)     YEAR-END(3)($)
           (A)                                         ON EXERCISE(1)     REALIZED    --------------------------  -----------
          NAME                                               (#)             ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE
-------------------------                             -----------------  -----------  -----------  -------------  -----------
Robert E. Weissman.......  Effective Date Options                 0               0      162,499       812,501     $1,767,177
                           SUBSTITUTE OPTIONS                 3,256       $   6,756      473,122        49,985     $7,160,966
                                                             15,813       $  32,809
                                                             26,545       $ 430,483

William G. Jacobi(4).....  Effective Date Options                 0       $       0       66,666       333,334     $ 724,993
                           SUBSTITUTE OPTIONS                 3,256       $   5,535       82,600        16,479     $1,087,499
                                                              3,588       $   6,099
                                                              8,919       $ 124,015

Victoria R. Fash(5)......  Effective Date Options                 0       $       0       66,666       333,334     $ 724,993
                           SUBSTITUTE OPTIONS                     0       $       0       24,678         9,939     $ 300,235

Alan J. Klutch...........  Effective Date Options                 0       $       0       37,499       187,501     $ 407,802
                           SUBSTITUTE OPTIONS                 3,256       $   6,756       97,120         9,456     $1,491,515
                                                              2,119       $   4,397
                                                              7,803       $ 126,542
                                                              2,697       $  39,256
Kenneth S. Siegel(6).....  Stock Options                          0       $       0            0       190,000     $       0


           (A)
          NAME             UNEXERCISABLE
-------------------------  -------------
Robert E. Weissman.......   $ 8,835,948
                            $   546,848

William G. Jacobi(4).....   $ 3,625,007
                            $   189,244

Victoria R. Fash(5)......   $ 3,625,007
                            $   109,811
Alan J. Klutch...........   $ 2,039,073
                            $   103,451

Kenneth S. Siegel(6).....   $ 2,125,625

------------------------

(1) Effective Date Options reflect Cognizant option grants for 1996. Substitute Options were issued in substitution of D&B options that were canceled as of the date of the D&B spin-off.

(2) No SARs were outstanding at December 31, 1997.

(3) The values shown equal the difference between the exercise price of unexercised in-the-money options and the fair market value of the underlying Cognizant Common Stock at December 31, 1997. Options are in-the-money if the fair market value of the Cognizant Common Stock exceeds the exercise price of the option.

(4) Mr. Jacobi ceased being an executive officer of Cognizant on December 31, 1997.

(5) The value at year-end of in-the-money options held by Ms. Fash for shares of Class A Common Stock of CTS, a subsidiary of Cognizant, none of which are presently exercisable, was zero.

(6) Mr. Siegel joined Cognizant on January 31, 1997.

COGNIZANT RETIREMENT BENEFITS

    The following table sets forth the estimated aggregate annual benefits payable under the Cognizant Retirement Plan, the Cognizant Corporation Supplemental Executive Retirement Plan and the Cognizant Retirement Excess Plan to persons in the specified average final compensation and credited service classifications upon retirement at age 65. Amounts shown in the table include U.S. Social Security benefits and benefits payable under predecessor plans of D&B which would be deducted in calculating benefits payable under these plans. These aggregate annual retirement benefits do not increase as a result of additional credited service after 15 years.

    Benefits vest after five years of credited service and are calculated at 5% of average final compensation per year for the first 10 years of credited service, and 2% per year for the next five years, up to a maximum of 60% of average final compensation after 15 years of credited service.

                   ESTIMATED AGGREGATE ANNUAL RETIREMENT BENEFITS
               ------------------------------------------------------
   AVERAGE                 ASSUMING CREDITED SERVICE OF:
    FINAL      ------------------------------------------------------
COMPENSATION     15 YEARS      20 YEARS      25 YEARS      30 YEARS
-------------  ------------  ------------  ------------  ------------
 $   550,000   $    330,000  $    330,000  $    330,000  $    330,000
     700,000        420,000       420,000       420,000       420,000
     850,000        510,000       510,000       510,000       510,000
   1,000,000        600,000       600,000       600,000       600,000
   1,300,000        780,000       780,000       780,000       780,000
   1,600,000        960,000       960,000       960,000       960,000
   1,900,000      1,140,000     1,140,000     1,140,000     1,140,000

    The number of years of credited service for Messrs. Weissman and Jacobi and Ms. Fash are 18, 18 and 6, respectively.

    Compensation, for the purpose of determining retirement benefits, consists of base salary, annual bonuses, commissions and overtime pay. Severance pay, income derived from equity-based awards, contingent payments and other forms of special remuneration are excluded. The bonuses included in the Summary Compensation Table above were not paid until the year following the year in which they were accrued and expensed; therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year but paid in the current year are part of retirement compensation in the current year and any unpaid current year's bonuses accrued and included in the Summary Compensation Table are not part of retirement compensation in that year. For 1997, compensation for purposes of determining retirement benefits for Messrs. Weissman and Jacobi and Ms. Fash was $875,000, $446,667 and $418,333, respectively.

    Average final compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last ten consecutive twelve-month periods of the participant's credited service. Participants vest in their accrued retirement benefit upon completion of five years' service. The benefits shown in the table above are calculated on a straight-life annuity basis.

    Retirement benefits for Messrs. Klutch and Siegel are determined solely under the Cognizant Retirement Plan and the Retirement Excess Plan. Under these plans, Cognizant contributes 6% of the participant's compensation monthly to the participant's cash balance in the plan. The cash balance earns monthly investment credits based on the yield on 30-year Treasury bonds from time to time. These plans also include a minimum monthly benefit for certain employees who had attained age 50 and had earned 5 years of service as of October 31, 1996, including Mr. Klutch. The minimum benefit is equal to the excess of (i) 1.7% of final average compensation multiplied by years of credited service not in excess of 25, plus 1.0% of average final compensation multiplied by years of credited service in excess of 25, over (ii) 1.7% of the primary Social Security insurance benefits multiplied by years of credited service not in excess of 25, plus 0.5% of the primary Social Security insurance benefits multiplied by years of credited service in excess of 25. Mr. Klutch's estimated annual benefits upon retirement at age 65 are $202,828, based upon his credited service to date for these plans of 23.5 years. In 1997, Mr. Siegel was not eligible to participate in the Cognizant Retirement Plan and the Cognizant Retirement Excess Plan.

LIMITED SARS

    Cognizant Limited SARs held by IMS HEALTH executive officers will be converted into Limited SARs of IMS HEALTH which will have the terms described for Cognizant Limited SARs in footnote 1 under the caption "--Option Grants on Cognizant Common Stock to IMS HEALTH Executives in Last

Fiscal Year" above. See "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution--Employee Benefits Agreement".

CHANGE-IN-CONTROL-AGREEMENTS

    Cognizant has entered into agreements with the executive officers named in the Summary Compensation Table above (as well as with other officers and key employees of Cognizant and its subsidiaries), providing for certain benefits upon termination of employment in the event of a Change in Control (as defined below) of Cognizant. If, following a Change in Control, the employment of a named executive officer is terminated without cause or he or she terminates employment for "good reason" (generally, an adverse change in employment status, compensation or benefits, a required relocation or the lapse of 12 months following the Change in Control), the officer will receive a lump sum payment equal to three times base salary and annual target bonus, reimbursement for outplacement expenses, life and health insurance coverage for 36 months after termination, retiree medical coverage, the accelerated vesting of stock options and the accelerated payment of prorated annual and other bonuses. Messrs. Weissman and Jacobi and Ms. Fash will also receive full vesting under the Supplemental Executive Retirement Plan and crediting of the maximum years of service for purposes of determining the amount of retirement benefits. A Change in Control will generally have occurred under the following circumstances: (i) an acquisition by any person of 20% of the combined voting power of Cognizant's securities, (ii) during any period of twenty-four months a majority of the Board ceases to consist of (x) directors in office at the beginning of such period or
(y) directors whose election was approved by two-thirds of the directors in office at the beginning of the period or by directors whose election was so approved, (iii) Cognizant's merger or consolidation with another entity (other than one in which Cognizant's shares outstanding prior to the merger represent 66 2/3% of the voting power of the surviving company and no shareholder holds 20% or more of such remaining voting power) or (iv) the liquidation or sale of substantially all of Cognizant's assets.

EXECUTIVE TRANSITION PLAN

    The Cognizant Executive Transition Plan (the "ETP") provides severance benefits to executive officers of Cognizant (including those named in the Summary Compensation Table above) and certain of its subsidiaries, selected by the Chief Executive Officer of Cognizant. The ETP generally provides for the payment of severance benefits if the employment of a covered executive terminates by reason of a reduction in force, job elimination, unsatisfactory job performance or a mutually acceptable resignation. In the event of an eligible termination, the executive will be paid 104 weeks of salary continuation consisting of annual base salary and annual bonus opportunity for the year of termination. However, if the executive is terminated by reason of unsatisfactory performance, the bonus opportunity will not be included.

    In addition, the ETP provides to eligible terminated executives (i) continued medical, dental and life insurance coverage throughout the salary continuation period; (ii) payment of the annual bonus for the year of termination that would have been paid if employment continued, prorated based on the number of months worked during that year; and (iii) in certain instances, outplacement services and financial counseling. The Chief Executive Officer of Cognizant may increase or decrease ETP benefits for executives other than the Cognizant Chief Executive Officer, provided such decision is reported to the Compensation and Benefits Committee of the Cognizant Board, and that Committee may increase or decrease ETP benefits for the Cognizant Chief Executive Officer.

    Neither the prorated annual bonus nor the financial counseling is provided if employment terminates due to unsatisfactory performance.

                   COGNIZANT/IMS HEALTH SECURITY OWNERSHIP BY
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    All the outstanding shares of IMS HEALTH Common Stock are currently held by Cognizant. The following table sets forth the number of shares of Cognizant Common Stock beneficially owned, and the number of shares of IMS HEALTH Common Stock that are expected to be beneficially owned after the Distribution, by each of the Cognizant and IMS HEALTH directors, by each of the executive officers named in the Cognizant/IMS HEALTH Summary Compensation Table above, by all such directors and executive officers as a group and by each person known by IMS HEALTH to beneficially own more than 5% of the outstanding shares of Cognizant Common Stock at December 31, 1997 ("5% Owners"). Stock ownership information is based on (i) the number of shares of Cognizant Common Stock held by directors and executive officers as of December 31, 1997, (ii) the number of shares held by 5% Owners, based upon a Schedule 13G filed with the SEC by such 5% Owners and
(iii) one share of IMS HEALTH Common Stock being distributed for every share of Cognizant Common Stock. See "The Distribution" and "Cognizant/IMS HEALTH Management and Executive Compensation--Compensation of Cognizant/IMS HEALTH Executive Officers". Information regarding shares subject to options reflects shares of Cognizant Common Stock subject to options as of December 31, 1997 and exercisable within 60 days thereafter and represents the number of shares of IMS HEALTH Common Stock which would be obtained in the Distribution if the Cognizant stock options were exercised prior to the Record Date. Unexercised Cognizant stock options held by IMS HEALTH employees as of the Distribution Date will be converted into options that are exercisable into shares of IMS HEALTH Common Stock based upon a conversion formula to be calculated after the Distribution Date. See "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution--Employee Benefits Agreement". All directors and executive officers as a group beneficially owned less than one percent of the outstanding shares of Cognizant Common Stock outstanding on December 31, 1997 and are expected to own less than one percent of the shares of IMS HEALTH Common Stock outstanding as of the Distribution Date. The mailing address for each of the IMS HEALTH directors and executive officers listed herein is 200 Nyala Farms, Westport, Connecticut 06880.

                                                                                               NUMBER OF SHARES
                                                                                              SUBJECT TO OPTIONS
                                                                        NUMBER OF SHARES     EXERCISABLE WITHIN 60
NAME AND ADDRESS OF BENEFICIAL OWNER                                   BENEFICIALLY OWNED            DAYS
-------------------------------------------------------------------  ----------------------  ---------------------

Clifford L. Alexander, Jr..........................................               4,198(1)             1,166

Victoria R. Fash(2)................................................               8,804(3)            91,344

John P. Imlay, Jr..................................................              10,898(1)             1,166

Robert Kamerschen..................................................               4,898(1)             1,166

Alan J. Klutch.....................................................              12,206              134,619

Robert J. Lanigan..................................................               7,998(1)(4)           1,166

H. Eugene Lockhart.................................................               1,198(1)             1,166

M. Bernard Puckett.................................................               4,498(1)             1,166

Kenneth S. Siegel..................................................                  --               31,666

William C. Van Faasen..............................................                 200(5)                --

Robert E. Weissman.................................................             122,964              635,621

All Directors and Executive Officers as a Group(6).................             177,862              900,246

FMR Corporation....................................................          18,355,768(7)(8)              --
82 Devonshire Street
Boston, MA 02109

------------------------
(1) Includes 898 shares of restricted stock granted under the Non-Employee Directors' Stock Incentive Plan, which shares are scheduled to vest on November 15, 2001.

(2) Ms. Fash also owns 3,250 shares (after adjustment for a reverse stock split) of restricted Class A Common Stock of CTS, purchased pursuant to the CTS Restricted Stock Purchase Plan. These restricted shares vest upon the occurrence of an initial public offering of CTS, and represent less than 1% of the outstanding shares of CTS.

(3) Includes 6,500 shares of restricted stock granted under the Key Employees' Stock Incentive Plan, which shares are scheduled to vest on October 21, 1998.

(4) These shares are held in two revocable trusts (one trust holding 5,900 shares and the other 1,200 shares) for the benefit of Mr. Lanigan in which he is the settlor and sole beneficial owner and over which he has sole investment control.

(5) In addition, on April 21, 1998, Mr. Van Faasen was granted 556 shares of restricted stock under the Non-Employee Directors' Stock Incentive Plan, which shares are scheduled to vest on April 21, 2003.

(6) Includes all shares beneficially owned regardless of the nature of ownership.

(7) Represents 11.32% of the total outstanding Cognizant Common Stock on December 31, 1997.

(8) FMR Corporation ("FMR Corp.") and its wholly owned subsidiaries, Fidelity Management & Research Company ("Fidelity") and Fidelity Management Trust Company ("FMTC"), jointly filed a Schedule 13G with the SEC on February 14, 1998. This Schedule 13G shows that Fidelity, a registered investment adviser, beneficially owned at December 31, 1997, 17,116,190 shares of Cognizant Common Stock. Edward C. Johnson, 3rd, Chairman of FMR Corp., FMR Corp. and the registered investment companies advised by Fidelity each has sole dispositive power (but no voting power) over such shares. Voting power with respect to such shares resides with the respective Boards of Trustees of each of the Fidelity Funds. Mr. Johnson and FMR Corp. each has sole dispositive power over 1,239,578 shares of Cognizant Common Stock held by FMTC, a bank as defined under the Securities Act which serves as investment manager for institutional accounts, sole voting power over 749,378 of such shares and no voting power over 490,200 of such shares.

                    DESCRIPTION OF IMS HEALTH CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

    The total number of shares of all classes of stock that IMS HEALTH has authority to issue under its Restated Certificate of Incorporation is 420,000,000 shares of which 400,000,000 shares represent shares of IMS HEALTH Common Stock, 10,000,000 shares represent shares of Preferred Stock (the "IMS HEALTH Preferred Stock") and 10,000,000 shares represent shares of Series Common Stock (the "IMS HEALTH Series Common Stock"). Based on 162,848,673 shares of Cognizant Common Stock outstanding as of March 31, 1998, and a distribution ratio of one share of IMS HEALTH Common Stock for every one share of Cognizant Common Stock, 162,848,673 shares of IMS HEALTH Common Stock would be distributed to holders of Cognizant Common Stock on the Distribution Date.

IMS HEALTH COMMON STOCK

    Subject to any preferential rights of any IMS HEALTH Preferred Stock or IMS HEALTH Series Common Stock created by the Board of Directors of IMS HEALTH, each outstanding share of IMS HEALTH Common Stock will be entitled to such dividends, if any, as may be declared from time to time by the Board of Directors of IMS HEALTH. See "Dividend Policies--IMS HEALTH". Each outstanding share is entitled to one vote on all matters submitted to a vote of stockholders. In the event of liquidation, dissolution or winding up of IMS HEALTH, holders of IMS HEALTH Common Stock are entitled to receive on a pro rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of IMS HEALTH Preferred Stock and IMS HEALTH Series Common Stock.

IMS HEALTH PREFERRED STOCK AND IMS HEALTH SERIES COMMON STOCK

    Each of the authorized IMS HEALTH Preferred Stock and the authorized IMS HEALTH Series Common Stock is available for issuance from time to time in one or more series at the discretion of the IMS HEALTH Board of Directors without stockholder approval. The IMS HEALTH Board of Directors has the authority to prescribe for each series of IMS HEALTH Preferred Stock or IMS HEALTH Series Common Stock it establishes the number of shares in that series, the voting rights (if any) to which such shares in that series are entitled, the consideration for such shares in that series and the designation, powers, preference and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions of the shares in that series. Depending upon the rights of such IMS HEALTH Preferred Stock or IMS HEALTH Series Common Stock, as applicable, the issuance of IMS HEALTH Preferred Stock or IMS HEALTH Series Common Stock, as applicable, could have an adverse effect on holders of IMS HEALTH Common Stock by delaying or preventing a change in control of IMS HEALTH, making removal of the present management of IMS HEALTH more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of IMS HEALTH Common Stock.

AUTHORIZED BUT UNISSUED CAPITAL STOCK

    Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the IMS HEALTH Common Stock remained listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of IMS HEALTH Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions. Under terms of the agreements relating to the Acquisitions and subject to Walsh and PMSI shareholder approval, Walsh shareholders will receive .3041 shares of Cognizant Common Stock per Walsh share outstanding and PMSI shareholders will receive .2800 shares of Cognizant Common Stock per PMSI share outstanding. The number of shares of Cognizant Common Stock to be issued in connection with each of the Acquisitions is subject to a collar adjustment based on the price of Cognizant Common Stock during a period prior to the closing of each Acquisition. Cognizant expects to issue approximately 6.7 million shares from treasury stock to consummate the Acquisitions. In the event the Acquisitions are not completed prior to the Record Date, Walsh and PMSI shareholders will receive, in lieu of Cognizant Common Stock, IMS HEALTH Common Stock pursuant to a formula designed to recalibrate the collar computations based on the relative value of IMS HEALTH to the total value of IMS HEALTH and Nielsen Media Research following the Distribution. In addition, IMS HEALTH will be required to issue IMS HEALTH Common Stock with a value between $550,000 and $4,400,000 within the next five years as part of the consideration for a previous acquisition. IMS HEALTH currently does not have any other plans to issue additional shares of IMS HEALTH Common Stock, IMS HEALTH Preferred Stock or IMS HEALTH Series Common Stock other than in connection with employee compensation plans. See, however, "Risk Factors--Risks Relating to IMS HEALTH--Acquisitions".

    One of the effects of the existence of unissued and unreserved IMS HEALTH Common Stock, IMS HEALTH Preferred Stock and IMS HEALTH Series Common Stock may be to enable the Board of Directors of IMS HEALTH to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of IMS HEALTH by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of IMS HEALTH's management and possibly deprive the stockholders of opportunities to sell their shares of IMS HEALTH Common Stock at prices higher than prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of IMS HEALTH pursuant to the operation of the IMS HEALTH Rights Plan, which is discussed below.

IMS HEALTH RIGHTS PLAN

    Prior to the Distribution, the Board of Directors of IMS HEALTH will declare a dividend of one preferred share purchase right (an "IMS HEALTH Right") for each outstanding share of IMS HEALTH Common Stock. The dividend will be payable to Cognizant on a date prior to the Distribution which is set by IMS HEALTH Board of Directors (the "IMS HEALTH Record Date"). Cognizant will be the sole stockholder of record on the IMS HEALTH Record Date. Each IMS HEALTH Right will entitle the registered holder to purchase from IMS HEALTH one one-thousandth of a share of Series A Junior Participating IMS HEALTH Preferred Stock, par value $.01 per share (the "IMS HEALTH Participating Preferred Stock"), of IMS HEALTH at a price per one one-thousandth of a share of IMS HEALTH Participating Preferred Stock to be determined by the IMS HEALTH Board of Directors (as the same may be adjusted, hereinafter referred to as the "IMS HEALTH Participating Preferred Stock Purchase Price"), subject to adjustment. The description and terms of the IMS HEALTH Rights will be set forth in an IMS HEALTH Rights Agreement (the "IMS HEALTH Rights Agreement") to be entered into between IMS HEALTH and First Chicago Trust Company of New York, as the IMS HEALTH Rights Agent (the "IMS HEALTH Rights Agent").

    It is anticipated that until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, hereinafter referred to in this description of IMS HEALTH Rights, an "IMS HEALTH Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding shares of IMS HEALTH Common Stock or
(ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an IMS HEALTH Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of IMS HEALTH Common Stock (the earlier of such dates hereinafter referred to in this description of IMS HEALTH Rights as the "IMS HEALTH Rights Distribution Date"), the IMS HEALTH Rights will be evidenced by the certificates representing IMS HEALTH Common Stock.

    The IMS HEALTH Rights Agreement is expected to provide that, until the IMS HEALTH Rights Distribution Date (or earlier redemption or expiration of the IMS HEALTH Rights), the IMS HEALTH Rights will be transferred with and only with the IMS HEALTH Common Stock. Until the IMS HEALTH Rights Distribution Date (or earlier redemption or expiration of the IMS HEALTH Rights), IMS HEALTH Common Stock certificates will contain a notation incorporating the IMS HEALTH Rights Agreement by reference. Until the IMS HEALTH Rights Distribution Date (or earlier redemption or expiration of the IMS HEALTH Rights), the surrender for transfer of any certificates for shares of IMS HEALTH Common Stock will also constitute the transfer of the IMS HEALTH Rights associated with the shares of IMS HEALTH Common Stock represented by such certificate. As soon as practicable following the IMS HEALTH Rights Distribution Date, separate certificates evidencing the IMS HEALTH Rights ("IMS HEALTH Rights Certificates") will be mailed to holders of record of the IMS HEALTH Common Stock as of the close of business on the IMS HEALTH Rights Distribution Date and such separate IMS HEALTH Rights Certificates alone will evidence the IMS HEALTH Rights.

    The IMS HEALTH Rights will not be exercisable until the IMS HEALTH Rights Distribution Date. The IMS HEALTH Rights are expected expire on June 30, 2008 (hereinafter referred to in this description of IMS HEALTH Rights as the "IMS HEALTH Final Expiration Date"), unless the IMS HEALTH Final Expiration Date is advanced or extended or unless the IMS HEALTH Rights are earlier redeemed or exchanged by IMS HEALTH, in each case as described below.

    The IMS HEALTH Participating Preferred Stock Purchase Price payable, and the number of shares of IMS HEALTH Participating Preferred Stock or other securities or property issuable, upon exercise of the IMS HEALTH Rights will be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the IMS HEALTH Participating Preferred Stock, (ii) upon the grant to holders of the IMS HEALTH Participating Preferred Stock of certain rights or warrants to subscribe for or purchase IMS HEALTH Participating Preferred Stock at a price, or securities convertible into IMS HEALTH Participating Preferred Stock with a conversion price, less than the then-current market price of the IMS HEALTH Participating Preferred Stock or (iii) upon the distribution to holders of the IMS HEALTH Participating Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in IMS HEALTH Participating Preferred Stock) or of subscription rights or warrants (other than those referred to above).

    The IMS HEALTH Rights will also be subject to adjustment in the event of a stock dividend on the IMS HEALTH Common Stock payable in shares of IMS HEALTH Common Stock or subdivisions, consolidations or combinations of the IMS HEALTH Common Stock occurring, in any such case, prior to the IMS HEALTH Rights Distribution Date.

    Shares of IMS HEALTH Participating Preferred Stock purchasable upon exercise of the IMS HEALTH Rights will not be redeemable. Each share of IMS HEALTH Participating Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of IMS HEALTH Common Stock. In the event of liquidation, dissolution or winding up of IMS HEALTH, the holders of the IMS HEALTH Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1,000 times the payment made per share of IMS HEALTH Common Stock. Each share of IMS HEALTH Participating Preferred Stock will have 1,000 votes, voting together with the IMS HEALTH Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of IMS HEALTH Common Stock are converted or exchanged, each share of IMS HEALTH Participating Preferred Stock will be entitled to receive 1,000 times the amount received per share of IMS HEALTH Common Stock. These rights will be protected by customary antidilution provisions.

    Because of the nature of the IMS HEALTH Participating Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of IMS HEALTH Participating

Preferred Stock purchasable upon exercise of each IMS HEALTH Right should approximate the value of one share of IMS HEALTH Common Stock.

    In the event that any person or group of affiliated or associated persons becomes an IMS HEALTH Acquiring Person, each holder of an IMS HEALTH Right, other than IMS HEALTH Rights beneficially owned by the IMS HEALTH Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of an IMS HEALTH Right and payment of the IMS HEALTH Participating Preferred Stock Purchase Price, that number of shares of IMS HEALTH Common Stock having a market value of two times the IMS HEALTH Participating Preferred Stock Purchase Price.

    In the event that, after a person or group has become an IMS HEALTH Acquiring Person, IMS HEALTH is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of an IMS HEALTH Right (other than IMS HEALTH Rights beneficially owned by an IMS HEALTH Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof, that number of shares of common stock of the person with whom IMS HEALTH has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the IMS HEALTH Participating Preferred Stock Purchase Price.

    At any time after any person or group becomes an IMS HEALTH Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of IMS HEALTH Common Stock or the occurrence of an event described in the prior paragraph, the Board of Directors of IMS HEALTH will be able to exchange the IMS HEALTH Rights (other than IMS HEALTH Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of IMS HEALTH Common Stock, or a fractional share of IMS HEALTH Participating Preferred Stock of equivalent value (or of a share of a class or series of IMS HEALTH's Preferred Stock having similar rights, preferences and privileges), per IMS HEALTH Right (subject to adjustment).

    With certain exceptions, no adjustment in the IMS HEALTH Participating Preferred Stock Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such IMS HEALTH Participating Preferred Stock Purchase Price. No fractional shares of IMS HEALTH Participating Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of IMS HEALTH Participating Preferred Stock, which may, at the election of IMS HEALTH, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the IMS HEALTH Participating Preferred Stock on the last trading period to the date of exercise.

    At any time prior to the time an IMS HEALTH Acquiring Person becomes such, the Board of Directors of IMS HEALTH will be able to redeem the IMS HEALTH Rights in whole, but not in part, at a price of $.01 per IMS HEALTH Right (hereinafter referred to in this description of IMS HEALTH Rights as the "IMS HEALTH Right Redemption Price"). It is expected that the redemption of the IMS HEALTH Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the IMS HEALTH Rights, the right to exercise the IMS HEALTH Rights will terminate and the only right of the holders of IMS HEALTH Rights will be to receive the IMS HEALTH Right Redemption Price.

    For so long as the IMS HEALTH Rights are then redeemable, IMS HEALTH may, except with respect to the IMS HEALTH Right Redemption Price, amend the IMS HEALTH Rights in any manner. After the IMS HEALTH Rights are no longer redeemable, IMS HEALTH may, except with respect to the IMS HEALTH Right Redemption Price, amend the IMS HEALTH Rights in any manner that does not adversely affect the interests of holders of the IMS HEALTH Rights.

    Until an IMS HEALTH Right is exercised, the holder thereof, as such, will have no rights as a stockholder of IMS HEALTH, including, without limitation, the right to vote or to receive dividends.

    A copy of the IMS HEALTH Rights Agreement will be filed as an exhibit to the Registration Statement on Form 10 of IMS HEALTH in respect of the registration of the IMS HEALTH Common Stock under the Exchange Act. A copy of the IMS HEALTH Rights Agreement is available free of charge from IMS HEALTH. The summary description of the IMS HEALTH Rights set forth above does not purport to be complete and is qualified in its entirety by reference to the IMS HEALTH Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

CERTAIN EFFECTS OF THE IMS HEALTH RIGHTS AGREEMENT

    The IMS HEALTH Rights Agreement will be designed to protect stockholders of IMS HEALTH in the event of unsolicited offers to acquire IMS HEALTH and other coercive takeover tactics which, in the opinion of the Board of Directors of IMS HEALTH, could impair its ability to represent stockholder interests. The provisions of the IMS HEALTH Rights Agreement may render an unsolicited takeover of IMS HEALTH more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer IMS HEALTH's stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the stockholders of IMS HEALTH.

NO PREEMPTIVE RIGHTS

    No holder of any class of stock of IMS HEALTH authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of IMS HEALTH of any kind or class.

DELAWARE GENERAL CORPORATION LAW

    The terms of Section 203 of the General Corporation Law of the State of Delaware (the "DGCL") apply to IMS HEALTH since it is a Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder" for a period of three years from the time that such person became an interested stockholders unless (a) the transaction that results in the person's becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder, (b) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans or (c) on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders. Under
Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is
(a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares, but such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. IMS HEALTH's Restated Certificate of Incorporation does not exclude IMS HEALTH from the restrictions imposed under Section 203.

    Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of
Section 203 may encourage companies interested in acquiring IMS HEALTH to negotiate in advance with IMS HEALTH's Board of Directors, because the stockholder approval requirement would be avoided if the Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the Board of Directors of IMS HEALTH. It is further possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

PROVISIONS OF IMS HEALTH RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND
  RESTATED BY-LAWS AFFECTING CHANGE IN CONTROL

    Certain provisions of the IMS HEALTH Restated Certificate of Incorporation and Amended and Restated By-laws may delay or make more difficult unsolicited acquisitions or changes of control of IMS HEALTH. It is believed that such provisions will enable IMS HEALTH to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of IMS HEALTH and its stockholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of IMS HEALTH, although such proposals, if made, might be considered desirable by a majority of IMS HEALTH's stockholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current Board of Directors of IMS HEALTH. These provisions include (i) the availability of capital stock for issuance from time to time at the discretion of the Board of Directors (see "--Authorized but Unissued Capital Stock"), (ii) prohibitions against stockholders calling a special meeting of stockholders or acting by written consent in lieu of a meeting, (iii) requirements for advance notice for raising business or making nominations at stockholders' meetings, (iv) the ability of the Board of Directors to increase the size of the board and to appoint directors to newly created directorships, (v) a classified Board of Directors and (vi) higher than majority requirements to make certain amendments to the By-laws and Certificate of Incorporation. These provisions are present in the Restated Certificate of Incorporation or Amended and Restated By-laws of Cognizant.

    NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

    The IMS HEALTH Restated Certificate of Incorporation and Amended and Restated By-laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent in lieu of a meeting. The IMS HEALTH Restated Certificate of Incorporation and Amended and Restated By-laws also provide that special meetings of the stockholders can be called only by the Chief Executive Officer of IMS HEALTH or by a vote of the majority of the Board of Directors. Furthermore, the By-laws of IMS HEALTH provide that only such business as is specified in the notice of any such special meeting of stockholders may come before such meeting.

    ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS

    The By-laws of IMS HEALTH establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the Chairman of the Board of Directors, or by a stockholder of IMS HEALTH who is entitled to vote at the meeting who has given to the Secretary of IMS HEALTH timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. The chairman of such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, the Chairman of the Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of IMS HEALTH.

    To be timely, a stockholder's notice of business to be brought before an annual meeting and nominations of candidates for election as directors at any annual meeting shall be delivered to the Secretary of IMS HEALTH at the principal executive offices of IMS HEALTH not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

    To be timely, a stockholder's notice of nominations of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice shall be delivered to the Secretary of IMS HEALTH at the principal executive offices of IMS HEALTH not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

    The notice of any nomination for election as a director must set forth the name and address of, and the class and number of shares of IMS HEALTH held by, the stockholder who intends to make the nomination and the beneficial owner, if any, on whose behalf the nomination is being made; the name and address of the person or persons to be nominated; a representation that the stockholder is a holder of record of stock of IMS HEALTH entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors; and the consent of each nominee to serve as a director if so elected.

    NUMBER OF DIRECTORS; FILLING OF VACANCIES; REMOVAL

    The IMS HEALTH Restated Certificate of Incorporation and Amended and Restated By-laws provide that newly created directorships resulting from an increase in the authorized number of directors (or any vacancy) may be filled by a vote of a majority of directors then in office. Accordingly, the Board of Directors of IMS HEALTH may be able to prevent any stockholder from obtaining majority representation on the Board of Directors by increasing the size of the board and filling the newly created directorships with its own nominees. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% in voting power of all shares of IMS HEALTH entitled to vote generally in the election of directors, voting as a single class. Directors may be removed only for cause, and only by the affirmative vote of at least 80% in voting power of all shares of IMS HEALTH entitled to vote generally in the election of directors, voting as a single class.

    CLASSIFIED BOARD OF DIRECTORS

    The IMS HEALTH Restated Certificate of Incorporation provides for IMS HEALTH's Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one third of IMS HEALTH's Board of Directors will be elected each year. See Cognizant/ "IMS HEALTH Management and Executive Compensation--Cognizant/IMS HEALTH Board of Directors".

    IMS HEALTH believes that a classified board will help to assure the continuity and stability of its Board of Directors, and its business strategies and policies as determined by its Board of Directors, because a majority of the directors at any given time will have prior experiences as directors of IMS HEALTH. This provision should also help to ensure that IMS HEALTH's Board of Directors, if confronted with an unsolicited proposal from a third party that has acquired a block of IMS HEALTH's voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders.

    This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of IMS HEALTH's Board of Directors until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest, could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of IMS HEALTH and could thus increase the likelihood that incumbent directors will retain their positions.

    AMENDMENTS TO THE AMENDED AND RESTATED BY-LAWS

    The IMS HEALTH Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% in voting power of all the shares of IMS HEALTH entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the Amended and Restated By-laws which is to the same effect as provisions contained in the Restated Certificate of Incorporation relating to (i) the amendment of the Amended and Restated By-laws, (ii) the classified Board of Directors and the filling of director vacancies and (iii) calling and taking actions at meetings of stockholders and prohibiting stockholders from taking action by written consent.

    AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION

    The IMS HEALTH Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 80% in voting power of all the shares of IMS HEALTH entitled to vote generally in the election of directors, voting together as a single class, to alter, amend or repeal provisions of the Restated Certificate of Incorporation relating to (i) the amendment of the Restated Certificate of Incorporation and/or the Amended and Restated By-laws,
(ii) the classified Board of Directors and the filling of director vacancies and
(iii) calling and taking actions at meetings of stockholders and prohibiting stockholders from taking action by written consent.

INDEMNIFICATION AND LIMITATION OF LIABILITY FOR DIRECTORS AND OFFICERS

    The IMS HEALTH Restated Certificate of Incorporation provides that IMS HEALTH shall indemnify directors and officers to the fullest extent permitted by the laws of the State of Delaware. The IMS HEALTH Restated Certificate of Incorporation also provides that a director of IMS HEALTH shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

    The indemnification rights conferred by the Restated Certificate of Incorporation of IMS HEALTH are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. IMS HEALTH will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them, while acting in their capacities as directors or officers.

                     NIELSEN MEDIA RESEARCH CAPITALIZATION

    The following table sets forth the capitalization of Nielsen Media Research at March 31, 1998 on a historical basis, and at March 31, 1998 on a pro forma basis, as adjusted to give effect to the Distribution and the transactions contemplated thereby. Accordingly, the table does not reflect the proposed acquisitions of Walsh and PMSI. The following data are qualified in their entirety by the consolidated financial statements of Nielsen Media Research and other information contained elsewhere in this Information Statement. See "Risk Factors".

                                                                               NIELSEN MEDIA RESEARCH
                                                                                (AT MARCH 31, 1998)
                                                                                    (UNAUDITED)
                                                                           ------------------------------
                                                                             HISTORICAL      PRO FORMA
                                                                           --------------  --------------

                                                                              ($ AMOUNTS IN THOUSANDS)
Cash and Cash Equivalents................................................    $    4,004     $      4,004
                                                                           --------------  --------------
                                                                           --------------  --------------

Long-Term Debt...........................................................        --              300,000(1)

Divisional/Shareholders' Equity:
  Divisional Equity......................................................       107,137          --     (2)
  Preferred Stock, par value $.01 per share, authorized -- 10,000,000 shares;
    outstanding -- none..................................................        --              --
  Series Common Stock, par value $.01 per share, authorized -- 10,000,000 shares;
    outstanding -- none..................................................        --              --
  Common Stock, par value $.01 per share, authorized -- 400,000,000 shares;
    issued -- 171,120,069 shares (Pro forma).............................        --                1,711(2)
Capital Surplus..........................................................        --              --     (1)(2)
Retained Earnings/Deficit................................................        --             (150,179)(1)(2)(3)
Cumulative Translation Adjustment........................................        --                  643(2)
Treasury Stock -- 0 shares (Actual) and 8,271,396 shares
  (Pro forma)............................................................        --              (45,038)(2)(3)
                                                                           --------------  --------------
      Total Equity.......................................................       107,137         (192,863)
                                                                           --------------  --------------
      Total Capitalization...............................................    $  107,137     $    107,137
                                                                           --------------  --------------
                                                                           --------------  --------------

SUMMARY OF SIGNIFICANT PRO FORMA CAPITALIZATION ASSUMPTIONS

    The capitalization table presented above gives effect to the Distribution Agreement and the transactions contemplated thereby. See "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution--Distribution Agreement." The Distribution Agreement is to be entered into by Cognizant and IMS HEALTH prior to the Distribution and is subject to approval by Cognizant's Board of Directors. The assumptions upon which this capitalization table is based therefore remain to be finalized and do not necessarily reflect all the factors that may affect the capitalization of Nielsen Media Research at the time of the Distribution.

(1) In connection with the Distribution, Cognizant will borrow $300 million, which will be used to repay intercompany liabilities. This debt will be the obligation of Nielsen Media Research after the Distribution. The adjustment is reflected as an increase in long-term debt.

(2) This adjustment reflects the recapitalization of Nielsen Media Research in connection with the Distribution.

(3) The cost basis of the shares of treasury stock on a pro forma basis reflects an allocation of the historical cost of such treasury shares to Nielsen Media Research.

                 NIELSEN MEDIA RESEARCH SELECTED FINANCIAL DATA

    The following data are qualified in their entirety by the financial statements of Nielsen Media Research and other information contained elsewhere in this Information Statement. The financial data as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, have been derived from the audited financial statements of Nielsen Media Research contained elsewhere in this Information Statement. The financial data as of March 31, 1998 and 1997, and December 31, 1994 and 1993, for the three months ended March 31, 1998 and 1997 and for the years ended December 31, 1994 and 1993, are unaudited. The historical financial statements of Nielsen Media Research contained in this Information Statement are presented as if Nielsen Media Research were a separate entity for all periods presented. The following financial data should be read in conjunction with the information set forth under "Nielsen Media Research Management's Discussion and Analysis of Financial Condition and Results of Operations" and Nielsen Media Research's Consolidated Financial Statements and Notes thereto appearing elsewhere in this Information Statement.

                                          THREE MONTHS ENDED
                                              AND AS OF
                                              MARCH 31,                     YEAR ENDED AND AS OF DECEMBER 31,
                                        ----------------------  ----------------------------------------------------------
                                           1998        1997        1997        1996        1995        1994        1993
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------

                                             (UNAUDITED)                                                 (UNAUDITED)
                                                         ($ AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Operating Revenue.....................  $   96,064  $   86,271  $  358,594  $  319,404  $  288,652  $  250,303  $  209,894
Net Income............................  $   14,246  $   12,730  $   52,475  $   47,605  $   40,412  $   30,115  $   19,661
Earnings Per Share of Common
  Stock--Basic........................  $     0.09  $     0.07  $     0.32  $     0.28  $     0.24  $     0.18  $       --
Earnings Per Share of Common
  Stock--Diluted......................  $     0.09  $     0.07  $     0.32  $     0.28  $     0.24  $     0.18  $       --

BALANCE SHEET DATA:
Total Assets..........................  $  199,645  $  177,200  $  192,434  $  170,331  $  134,521  $  138,842  $   97,831
Long-Term Debt........................  $       --  $       --  $       --  $       --  $       78  $      244  $      411

                 NIELSEN MEDIA RESEARCH UNAUDITED CONSOLIDATED
                         PRO FORMA FINANCIAL STATEMENTS

    The historical Consolidated Statement of Income for Nielsen Media Research has been derived from the historical (pre-Distribution) Consolidated Statement of Income of Cognizant and is presented as if Nielsen Media Research had been operated as a separate entity. The Unaudited Consolidated Pro Forma Statement of Income of Nielsen Media Research for the year ended December 31, 1997 presents the results of operations of Nielsen Media Research and all material pro forma adjustments necessary for this purpose.

    The Unaudited Consolidated Pro Forma Statement of Income and Statement of Financial Position of Nielsen Media Research should be read in conjunction with the historical consolidated financial statements of Nielsen Media Research contained elsewhere in this Information Statement. The pro forma data are for informational purposes only and may not necessarily reflect future results of operations or what the results of operations would have been had Nielsen Media Research been operated as a separate entity.

    The following tables set forth the Nielsen Media Research historical Consolidated Statement of Income for the year ended December 31, 1997 and the three months ended March 31, 1998, giving effect to the impact of interest expense as of the beginning of the period presented related to the anticipated borrowing by Cognizant of $300 million of third-party debt in connection with the repayment of existing intercompany liabilities to IMS HEALTH. The Nielsen Media Research Unaudited Condensed Consolidated Pro Forma Statement of Financial Position as of March 31, 1998 gives effect to the anticipated borrowing of $300 million of third party debt. This debt will be an obligation of Nielsen Media Research after the Distribution.

                 NIELSEN MEDIA RESEARCH UNAUDITED CONSOLIDATED
                         PRO FORMA STATEMENT OF INCOME

                                                                              YEAR ENDED DECEMBER 31, 1997
                                                                       -------------------------------------------
                                                                                                      PRO FORMA
                                                                       NIELSEN MEDIA    PRO FORMA   NIELSEN MEDIA
                                                                          RESEARCH     ADJUSTMENTS     RESEARCH
                                                                       --------------  -----------  --------------
                                                                             ($ AMOUNTS IN THOUSANDS, EXCEPT
                                                                                     PER SHARE DATA)
OPERATING REVENUE....................................................  $      358,594   $       0   $      358,594
                                                                       --------------  -----------  --------------
Operating Costs and Selling and Administrative Expense...............         239,670           0          239,670
Depreciation and Amortization........................................          28,663           0           28,663
                                                                       --------------  -----------  --------------
OPERATING INCOME.....................................................          90,261           0           90,261
                                                                       --------------  -----------  --------------
Non-Operating Income--Net............................................               0     (19,300)(1)        (19,300)
                                                                       --------------  -----------  --------------
Income Before Provision for Income Taxes.............................          90,261     (19,300)          70,961
Provision for Income Taxes...........................................         (37,786)      8,080          (29,706)
                                                                       --------------  -----------  --------------
NET INCOME...........................................................  $       52,475   $ (11,220)  $       41,255
                                                                       --------------  -----------  --------------
                                                                       --------------  -----------  --------------
BASIC EARNINGS PER SHARE OF COMMON STOCK.............................  $         0.32   $   (0.07)  $         0.25
DILUTED EARNINGS PER SHARE OF COMMON STOCK...........................  $         0.32   $   (0.08)(2) $         0.24
Average Number of Shares Outstanding--Basic..........................     165,163,000          --      165,163,000
Average Number of Shares Outstanding--Diluted........................     165,664,990          --      175,355,183

  See Summary of Adjustments to Unaudited Consolidated Pro Forma Statements of
                                    Income.

            NIELSEN MEDIA RESEARCH UNAUDITED CONSOLIDATED PRO FORMA
                              STATEMENT OF INCOME

                                                                       THREE MONTHS ENDED MARCH 31, 1998
                                                                   -----------------------------------------
                                                                                                 PRO FORMA
                                                                   NIELSEN MEDIA   PRO FORMA   NIELSEN MEDIA
                                                                     RESEARCH     ADJUSTMENTS    RESEARCH
                                                                   -------------  -----------  -------------
                                                                        ($ AMOUNTS IN THOUSANDS, EXCEPT
                                                                                PER SHARE DATA)
OPERATING REVENUE................................................   $    96,064    $  --         $  96,064
                                                                   -------------  -----------  -------------
Operating Costs and Selling and Administrative Expense...........        67,625                     67,625
Depreciation and Amortization....................................         7,122       --             7,122
                                                                   -------------  -----------  -------------
OPERATING INCOME.................................................        21,317       --            21,317
                                                                   -------------  -----------  -------------
Non-Operating Income--Net........................................         3,185       (4,800)(1)      (1,615)
                                                                   -------------  -----------  -------------
Income Before Provision for Income Taxes.........................        24,502       (4,800)       19,702
                                                                   -------------  -----------  -------------
Provision for Income Taxes.......................................       (10,256)       2,001        (8,255)
                                                                   -------------  -----------  -------------
NET INCOME.......................................................   $    14,246    $  (2,799)    $  11,447
                                                                   -------------  -----------  -------------
                                                                   -------------  -----------  -------------
BASIC EARNINGS PER SHARE OF COMMON STOCK.........................   $      0.09    $   (0.02)    $    0.07
DILUTED EARNINGS PER SHARE OF COMMON STOCK.......................   $      0.09    $   (0.02)(2)   $    0.07

Average Number of Shares Outstanding--Basic........  162,406,000      --      162,406,000
Average Number of Shares Outstanding--Diluted......  163,321,842      --      171,670,784

SUMMARY OF ADJUSTMENTS TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

(1) Non-Operating Income--Net includes the impact of interest expense as of the beginning of the period presented related to $300 million of debt at an assumed annual interest rate of 6.4%. Each 1/8% variance in the actual interest rate will result in an increase or decrease in interest expense of $375,000 for the year ended December 31, 1997 and $94,000 for the three months ended March 31, 1998.

(2) Diluted Earnings Per Share of Common Stock for the year ended December 31, 1997 includes the impact ($0.01) of the conversion of Cognizant stock options held by Nielsen Media Research Employees into Nielsen Medica Research stock options in accordance with the methodology described under "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution--Employee Benefits Agreement". The impact for the three months ended March 31, 1998 is less than $0.01.

       NIELSEN MEDIA RESEARCH UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                        STATEMENT OF FINANCIAL POSITION

                                                                                   MARCH 31, 1998
                                                                        -------------------------------------
                                                                                                   PRO FORMA
                                                                          NIELSEN                   NIELSEN
                                                                           MEDIA      PRO FORMA      MEDIA
                                                                         RESEARCH    ADJUSTMENTS   RESEARCH
                                                                        -----------  -----------  -----------
Assets
Current Assets
  Cash and Cash Equivalents...........................................   $   4,004           --    $   4,004
  Accounts Receivable--Net............................................      52,966           --       52,966
  Other Current Assets................................................       5,115           --        5,115
                                                                        -----------  -----------  -----------
Total Current Assets..................................................      62,085           --       62,085
                                                                        -----------  -----------  -----------
Property, Plant and Equipment--Net....................................      58,023           --       58,023
Computer Software.....................................................      45,724           --       45,724
Intangibles...........................................................      12,085           --       12,085
Other Assets..........................................................      21,728           --       21,728
                                                                        -----------  -----------  -----------
Total Assets..........................................................   $ 199,645           --      199,645
                                                                        -----------  -----------  -----------
                                                                        -----------  -----------  -----------

Liabilities and Divisional Equity

Current Liabilities...................................................   $  43,539           --       43,539
Long-Term Debt........................................................          --      300,000(1)    300,000
Other Liabilities.....................................................      48,969           --       48,969
                                                                        -----------  -----------  -----------
Total Liabilities.....................................................      92,508      300,000      392,508
                                                                        -----------  -----------  -----------

Divisional/Shareholders' Equity.......................................     107,137     (107,137)(2)         --
  Other Divisional Equity.............................................          --           --           --
  Preferred Stock, par value $.01 per share, authorized-- 10,000,000
    shares; outstanding--none.........................................          --           --           --
  Series Common Stock, par value $.01 per share,
    authorized--10,000,000 shares; outstanding--none..................          --           --           --
  Common Stock, par value $.01 per share, authorized-- 400,000,000
    shares; outstanding--162,848,673 shares...........................          --        1,711(2)      1,711
Capital Surplus.......................................................          --           --           --
Retained Earnings.....................................................          --     (150,179)(2)   (150,179)
Cumulative Translation Adjustment.....................................          --          643(2)        643
Treasury Stock--8,271,396 shares......................................          --      (45,038)(2)    (45,038)
                                                                        -----------  -----------  -----------
      Total Equity....................................................     107,137     (300,000)    (192,863)
                                                                        -----------  -----------  -----------
                                                                        -----------  -----------  -----------

Total Liabilities and Divisional/Shareholders' Equity.................   $ 199,645    $       0    $ 199,645
                                                                        -----------  -----------  -----------
                                                                        -----------  -----------  -----------

SUMMARY OF ADJUSTMENTS TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT
  OF FINANCIAL POSITION

(1) Long-term debt reflects the borrowing by Cognizant of $300 million to repay intercompany liabilities. This debt will be an obligation of Nielsen Media Research after the Distribution.

(2) Divisional/Shareholders' Equity reflects the recapitalization of Nielsen Media Research in connection with the Distribution.

          NIELSEN MEDIA RESEARCH MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL REVIEW

    DOLLAR AMOUNTS IN THOUSANDS

    On January 15, 1998, Cognizant announced a plan to separate into two independent, publicly traded companies--Nielsen Media Research and IMS HEALTH. The Distribution is subject to final approval by the Cognizant Board of Directors and obtaining a ruling from the Internal Revenue Service with respect to the tax-free treatment of the transaction. See Notes 1 and 8 to the Nielsen Media Research Consolidated Financial Statements.

THREE MONTHS ENDED MARCH 31, 1998 COMPARED WITH THREE MONTHS ENDED MARCH 31,
  1997

    Nielsen Media Research revenue for the first three months of 1998 increased 11.4% to $96,064 from $86,271. Continuing revenue growth resulted from new metered markets, additional cable networks and the local Hispanic and Monitor-Plus measurement services.

    Operating costs and selling and administrative expenses for the first three months of 1998 were $67,625 compared with $57,728 in 1997, an increase of 17.1%. The increase reflects higher costs related to Year 2000 and increased investment in the business, including the establishment of new metered markets.

    Operating income for the first three months of 1998 were $21,317 compared with $21,910 in 1997, a decline of 2.7%. The decline resulted primarily from Year 2000 expenses offset by the revenue growth factors noted above. Excluding the Year 2000 expenses of 3,185, operating income would have increased 11.8%.

    Operating margin during the first three months of 1998 was 22.2%, compared with 25.4% in 1997. Excluding the Year 2000 expense mentioned above, 1997 operating margin for the first three months of 1998 was 25.5%.

    Non-operating income--net of $3,185 for the first three months of 1998 included gains from the disposition of investments.

    The consolidated effective tax rate of Nielsen Media Research was 41.9% for the first three months of 1998 and 1997. The tax rates were computed on a separate-company basis.

    Net income for the first three months of 1998 was $14,246, compared with $12,730 for the first three months of 1997, an increase of 11.9%.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

    Nielsen Media Research revenue increased 12.3% in 1997 to $358,594 from $319,404 in 1996. Revenue growth resulted from additional cable customers, entrance into three new metered markets, an increase in the level of special analyses and the continued growth of the Hispanic service.

    Operating costs and selling and administrative expenses in 1997 were $239,670, compared with $212,214 in 1996, an increase of 12.9%. The increase reflects higher costs related to increased investment in the business, including the opening of new metered markets and expanded Hispanic services.

    Operating income in 1997 was $90,261 compared with $81,961 in 1996, an increase of 10.1%. The increase resulted primarily from the factors noted above, partially offset by Year 2000 expenses of $2,681. Excluding the Year 2000 expenses, operating income would have increased 13.4%.

    Operating margin in 1997 was 25.2%, compared with 25.7% in 1996. Excluding the Year 2000 expenses mentioned above, 1997 operating margin was 25.9%.

    Nielsen Media Research's consolidated 1997 and 1996 effective tax rate was 41.9%. The tax rates were computed on a separate-company basis.

    Net income in 1997 was $52,475, compared with $47,605 in 1996, an increase of 10.2%.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

    Revenue increased 10.7% in 1996 to $319,404 from $288,652 in 1995. Revenue growth resulted from the expansion of network schedules, increased demand for custom analyses, addition of cable customers and entrance into two new metered markets.

    Operating costs and selling and administrative expenses in 1996 were $212,214, compared with $194,741 in 1995, an increase of 9.0%. Operating costs and selling and administrative expenses in 1995 include a non-recurring charge of $2,300. Excluding this charge, the increase was 10.3%. The higher operating costs and selling and administrative expenses were the result of additional costs related to increased investments in the business, including expanded metered markets and cable operations.

    Operating income in 1996 increased 17.8% to $81,961 from $69,568 in 1995. Included in the 1995 results were $2,300 of non-recurring charges. Excluding these charges, the 1996 operating income growth rate was 14.0%. The increase was the result of the factors mentioned above.

    Operating margin in 1996 was 25.7%, compared with 24.1% in 1995. The 1995 margin includes $2,300 of non-recurring charges. Excluding these charges, the operating margin was 24.9%.

    Nielsen Media Research's consolidated effective tax rate was 41.9%, in 1996 and 1995. The tax rates were computed on a separate-company basis.

    Net income in 1996 was $47,605, compared with $40,412 in 1995, an increase of 17.8%.

CHANGES IN FINANCIAL POSITION AT DECEMBER 31, 1997 COMPARED WITH DECEMBER 31,
  1996

    Accounts Receivable-Net increased to $51,986 at December 31, 1997 from $44,773 at December 31, 1996, principally due to higher receivables from increased revenues from cable customers and new metered markets.

    Property, Plant and Equipment increased to $55,050 at December 31, 1997 from $44,310 at December 31, 1996, principally due to equipment purchases for metered markets.

    Computer Software increased to $43,093 at December 31, 1997 from $35,653 at December 31, 1996, principally due to software related to the transition from mainframe to client server technology.

    Unbilled Accounts Receivable (included in Other Assets) decreased to $12,566 at December 31, 1997 from $15,547 at December 31, 1996, principally due to the timing of contract billings.

    Accounts Payable increased to $14,355 at December 31, 1997 from $6,876 at December 31, 1996, principally due to the timing of payments.

    Deferred Income Taxes increased to $34,394 at December 31, 1997 from $29,379 at December 31, 1996, principally due to the future tax impact arising from computer software additions.

    Divisional Equity increased to $101,583 at December 31, 1997 from $99,353 at December 31, 1996, principally due to net income of $52,475, partially offset by transfers to Cognizant of $51,107.

ADOPTION OF STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

    In 1995, Nielsen Media Research recorded a pre-tax charge of $2,300 that included an impairment loss of $500 related to long-lived assets for which management, having the authority to approve such business decisions, committed to a plan to replace certain production systems.

    Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In general, this statement requires recognition of an impairment loss when the sum of undiscounted expected future cash flows is less than the carrying amount of such assets. The measurement for such impairment loss is then based on the fair value of the asset. While SFAS No. 121 affected the measurement of the impairment charge noted above, it had no effect on the timing of recognition of the impairment.

    The 1995 charge principally reflected an impairment loss related to the revaluation of certain production systems which were replaced or no longer used and the write-down of an equity investment.

    In October 1995, the Financial Accounting Standards Board (``FASB") issued SFAS No. 123 ``Accounting for Stock-Based Compensation", which requires that companies with stock-based compensation plans either recognize compensation expense based on the fair value of options granted or continue to apply the existing accounting rules and disclose pro forma net income and earnings per share assuming the fair value method had been applied. Nielsen Media Research has chosen to continue applying Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for the fixed stock option plans. If compensation cost for Nielsen Media Research's stock-based compensation plans had been determined based on the fair value at the grant dates for awards under those plans, consistent with the method of SFAS No. 123, Nielsen Media Research's net income and earnings per share would have been reduced to the pro forma amounts as disclosed in Note 5 to the Nielsen Media Research Consolidated Financial Statements.

    In February 1997, the FASB issued SFAS No. 128, "Earnings per Share", which simplifies existing computational guidelines, revises disclosure requirements and increases the comparability of earnings-per-share data on an international basis. Basic earnings per common share are based on the weighted average number of common shares outstanding in each year. Diluted earnings per common share assume that outstanding common shares were increased by shares issuable upon exercise of those stock options for which market price exceeds exercise price, less shares which could have been purchased by Nielsen Media Research with related proceeds. This statement has been adopted by Nielsen Media Research. (See Note 2 to the Nielsen Media Research Consolidated Financial Statements.)

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for periods beginning after December 15, 1997. Nielsen Media Research is in the process of evaluating the disclosure requirements under this standard.

    In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", which changes the way public companies report information about segments. SFAS No. 131, which is based on the management approach to segment reporting, includes requirements to report selected segment information quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. This statement is effective for periods beginning after December 15, 1997. Nielsen Media Research is in the process of evaluating the disclosure requirements under this standard.

    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures About Pensions And Other Postretirement Benefits", which changes current financial statement disclosure requirements from those required under SFAS No. 87, "Employers' Accounting for Pensions", SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". The statement does not change the existing measurement or recognition provisions of SFAS Nos. 87, 88 or 106, and is effective for periods beginning after December 15, 1997. Nielsen Media Research is in the process of evaluating the disclosure requirements under this standard.

    In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 provides guidance on costs to be capitalized and when capitalization of such costs should commence. Nielsen Media Research is evaluating the impact of this SOP on its financial position and results of operations and will be required to implement SOP 98-1 for the fiscal year ended December 31, 1999.

NON-U.S. OPERATING AND MONETARY ASSETS

    Nielsen Media Research operates in the U.S. and Canada. Approximately 3% of Nielsen Media Research's revenues and 4% of operating income in 1997 were derived from Canadian operations. As a result, fluctuations in the value of the Canadian dollar relative to the U.S. dollar do not significantly affect Nielsen Media Research's results of operations.

    Non-U.S. monetary assets are maintained in Canadian dollars. Changes in the value of this currency relative to the U.S. dollar are charged or credited to Divisional Equity. The effect of exchange rate changes during 1997 was not material.

LIQUIDITY AND CAPITAL RESOURCES

    Cash and cash equivalents totaled $4,004 and $10,081 at March 31, 1998 and 1997, respectively, a decrease of $6,077.

    Net cash provided by operating activities was $21,481 and $28,295 for the three months ended March 31, 1998 and 1997, respectively. The decrease of $6,814 in cash provided by operating activities compared to the prior period primarily reflected an increase in other working capital.

    Net cash used in investing activities totaled $14,944 for the three months ended March 31, 1998 compared with $9,685 in the prior period. The increase of $5,259 primarily reflected an increase in additions to computer software.

    Net cash used in financing activities was $8,530 for the three months ended March 31, 1998 compared with $14,061 in the prior period. The decrease of $5,531 in cash used in financing activities compared to the prior period reflected a decrease in the net transfers to Cognizant.

    Cash and cash equivalents totaled $5,993 and $5,557 at December 31, 1997 and 1996, respectively. The increase in cash and cash equivalents of $436 was primarily due to increased cash flow from operations, offset, in part, by increased cash used in investing activities and transfers to Cognizant.

    Net cash provided by operating activities was $94,392, $64,667 and $90,273 in 1997, 1996 and 1995, respectively. The increase of $29,725 in cash provided by operating activities in 1997 primarily reflected a lower increase in accounts receivable, an increase in accounts payable and an increase in postretirement benefits, offset, in part, by a lower increase in deferred income taxes. The decrease of $25,606 in net cash provided by operating activities in 1996 primarily reflected a higher level of accounts receivable and a decrease in postretirement benefits, offset, in part, by an increase in deferred income taxes.

    Net cash used in investing activities totaled $42,842 for 1997, compared with $40,785 and $30,899 in 1996 and 1995, respectively. The increase of $2,057 in cash used in investing activities in 1997 primarily reflected an increase in capital expenditures and an increase in additions to computer software. The increase of $9,886 in cash used in investing activities in 1996 primarily reflected an increase in capital expenditures and an increase in additions to intangibles.

    Net cash used in financing activities totaled $51,107 for 1997, compared with $19,069 and $58,755 in 1996 and 1995, respectively. The increase of $32,038 of cash used in financing activities in 1997 reflected an increase in the net transfers to Cognizant/D&B. The decrease of $39,686 of cash used in financing activities in 1996 reflected a decrease in the net transfer to Cognizant/D&B.

    On February 18, 1997 Cognizant announced that its Board of Directors had authorized a systematic stock repurchase program to buy up to 8.5 million shares of Cognizant's outstanding common stock. The stock purchases are held in Treasury and reissued upon exercise of employee stock options. This program was completed on September 5, 1997 at a total cost of $299,737.

    On October 21, 1997 Cognizant announced that its Board of Directors had authorized a second systematic stock repurchase program to buy up to 10 million shares of Cognizant's outstanding common stock. A portion of this program is intended to cover option exercises. Through December 31, 1997, 574,600 shares have been acquired at a total cost of $22,756. Nielsen Media Research's management has not decided the extent to which Nielsen Media Research will continue this stock repurchase program after the Distribution.

    Nielsen Media Research's existing balances of cash and cash equivalents and, cash generated from operations and debt capacity are expected to be sufficient to meet Nielsen Media Research's long-term and short-term cash requirements including continued investment in the business.

YEAR 2000

    Many existing computer systems and software applications use two digits, rather than four, to record years, e.g., "98" instead of "1998." Unless modified, such systems will not properly record or interpret years after 1999, which could lead to business disruptions. This is known as the "Year 2000 issue".

    Nielsen Media Research depends on systems and software both for its internal operations as well as for the receipt of data used in its information products and the transmission of those products to its customers. Nielsen Media Research began to address the Year 2000 issue in 1996. It expects to complete upgrading or replacing substantially all affected programs during 1998, with testing to be done during 1999. The operating income impact of Year 2000 compliance in 1997 was $2,681. Based on current information, the operating income impact of Year 2000 compliance in 1998 is expected to be in the range of $8,000 to $9,000. Year 2000 compliance expenditures for 1999 are in the process of being determined; however, the costs are expected to be less than in 1998. These costs are being expensed as incurred.

    In addition Nielsen Media Research is communicating with its customers and data suppliers to assess their ability to address the Year 2000 issue. Failures by customers to be Year 2000 compliant could hinder their ability to make use of Nielsen Media Research's products. Failures by data suppliers could disrupt the flow of data used in Nielsen Media Research's products. While Nielsen Media Research believes most companies it deals with are addressing the issue, it is unable to determine the effect, if any, such failures might have on Nielsen Media Research's business or future results of operations.

    The costs of addressing the Year 2000 issue and the date on which Nielsen Media Research expects to complete Year 2000 compliance are based on the best estimates of Nielsen Media Research management, which were derived utilizing various assumptions regarding future events. There can be no guarantee that these estimates will be achieved and actual results may differ materially. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area of expertise, the ability to locate and correct all relevant computer codes, and the success of customers and suppliers in addressing the Year 2000 issue.

DIVIDENDS

    The payment and level of cash dividends by Nielsen Media Research are subject to the discretion of the Board of Directors of Nielsen Media Research. Nielsen Media Research currently intends to retain future earnings for the development of its business and does not anticipate paying cash dividends in the near future. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of Nielsen Media Research on a stand-alone basis. There can be no assurance that any dividends will be declared or paid.

                        NIELSEN MEDIA RESEARCH BUSINESS

GENERAL

    Nielsen Media Research conducts television audience measurement and related services in the United States and, through a wholly owned subsidiary, Nielsen Media Research, Ltd., in Canada.

    Nielsen Media Research estimates television audience size and demographics and reports this and related information to advertisers, advertising agencies, program syndicators, broadcast networks, cable networks, cable operators, television stations, station representatives and others in order to increase the effectiveness of television advertising and programming. This syndicated information is offered on a subscription basis. Custom or ad-hoc analyses of the data are also offered to subscribers. The information is used by subscribers to buy, sell, plan and price television time and to make programming and scheduling decisions.

    In 1997, advertisers spent approximately $42 billion in the United States on national and local television advertising, according to McCann-Erickson Worldwide, to bring a variety of programs and advertising messages to approximately 98 million U.S. television households. This underscores the need for television stations, networks, advertisers, advertising agencies and others to understand how many households and what types of people are reached by such programming.

    Nielsen Media Research estimates television audiences and reports data in the United States primarily through these services: Nielsen Television Index, Nielsen Syndication Services, Nielsen Homevideo Index, Nielsen Station Index, Nielsen Hispanic Television Index and Nielsen Hispanic Station Index. In Canada, Nielsen Media Research measures television audiences and reports data through national and local market people meter services.

    Nielsen Media Research also offers services that enable advertisers to manage their media spending by linking television ratings to commercial occurrences, and that provide information to the expanding interactive media industry.

NATIONAL SERVICES

    Through its U.S. national services, Nielsen Media Research serves the television audience measurement needs of 6 national television broadcast networks, 46 national and regional cable networks, more than 100 program syndicators, and more than 150 national advertising agencies and advertisers. Audience measurement data are collected nationally through Nielsen People Meters installed in over 5,000 randomly selected households across the U.S. Audience estimates are produced and delivered to subscribers daily. People meters not only collect television set tuning data (which channel the set is tuned to) but also the demographics of the audience (who in the household is watching).

    Three national services are offered in the United States:

    - NIELSEN TELEVISION INDEX (NTI) provides daily audience total and demographic estimates for all national broadcast network television programs to broadcast networks and agencies. This service was established in 1950.

    - NIELSEN HOMEVIDEO INDEX (NHI) - NATIONAL provides audience estimates of cable and pay cable television. This service was established in 1980.

    - NIELSEN SYNDICATION SERVICES (NSS) provides reports and services on both the local and national levels to the program syndication segment of the television industry. This service was established in 1985.

LOCAL SERVICES

    Nielsen Media Research's local services serve the television audience measurement needs of more than 1,000 television stations, more than 150 local cable operators and syndicators, and over 2,000 national, regional and local advertising agencies and advertisers in over 200 local television markets throughout the United States. Nielsen Media Research currently provides metered service in 38 of the nation's largest markets representing about 59% of television households in the United States. Six additional markets are scheduled to be metered during 1998, bringing the total number of local metered markets to
44. Television set tuning data are collected electronically using a Nielsen Media Research set meter. Household audience (as opposed to persons) estimates are delivered daily to subscribers. In these markets, written diaries are used, during designated measurement periods, to collect audience demographic estimates for integration with the metered tuning data. Diaries are used in the balance of local markets to collect both tuning and persons-viewing information during designated periods.

    Two local services are offered in the United States:

    - NIELSEN STATION INDEX (NSI) provides local market television audience measurement to stations and agencies throughout the U.S. This service was established in 1954.

    - NIELSEN HOMEVIDEO INDEX (NHI) - LOCAL provides audience measurement services for more than 150 local cable operators.

U.S. HISPANIC SERVICES

    Hispanic Services provide both national and local television audience measurement of U.S. Hispanic households.

    - NIELSEN HISPANIC TELEVISION INDEX (NHTI) provides viewing estimates of national Hispanic audiences. Begun in November 1992, the NHTI service remains the first and only metered national Hispanic audience measurement service. Based on a sample of 800 Hispanic households across the U.S., it uses the same methodology as the other national services (the Nielsen People Meter) to collect Hispanic audience data.

    - NIELSEN HISPANIC STATION INDEX (NHSI) uses a language-stratified sample to reflect the unique characteristics of each local Hispanic market. The NHSI service provides advertisers, agencies, networks and syndicators viewing information in more than a dozen television markets with significant Hispanic population. The data are collected using a people meter methodology in the Los Angeles market and a variety of set meter and diary methodologies in the remaining markets.

CANADIAN SERVICES

    In Canada, Nielsen Media Research has offered national people meter service since 1989 to Canadian national and regional broadcasters, cable networks, agencies and advertisers. Nielsen Media Research has also provided local people meter service in Canada's two largest English-language markets, Toronto (since
1995) and Vancouver (begun in the fall of 1997) to local broadcasters, agencies and advertisers.

OTHER SERVICES

    - MONITOR-PLUS. Nielsen Media Research's Monitor-Plus service links television ratings to commercial occurrence data and tracks "share of spending" and "share of voice" (the proportion of all television advertising within a product category attributable to a brand or advertiser, as expressed in rating points) by company, by brand, and by product category across fifteen monitored media. These include print, outdoor, radio and free-standing inserts as well as television, for which it also reports at the creative execution and campaign level. This service offers the data and tools necessary for advertisers and their agencies to actively manage their media spending by enabling them to understand their own performance and that of their competitors. Customers use the data to determine competitive advertising trends and performance within markets of interest. The media also use this service for sales planning and targeting.

      In January 1997, Monitor-Plus expanded service to 75 markets from 50, thereby matching the coverage of its principal competitor and market leader Competitive Media Reports. Monitor-Plus plans to deploy new digital data collection and processing technology in 1998.

    - NEW MEDIA SERVICES (NMS) is a successor to a service formed in 1980 that provides custom research and start-up services for newly developed syndicated products, both national and local. This includes measurement performance of non-traditional research such as place-based media and out-of-home studies. The automated tracking of the use of video news releases and the measuring of media exposure in airports and in-flight are two more examples of NMS research services.

    - NIELSEN INTERACTIVE SERVICES. In 1995, Nielsen Media Research formed a separate service to develop research products and services for the Internet and other interactive media.

      During 1995, Nielsen Media Research entered into a strategic relationship with Internet Profiles Corporation ("I/Pro") to jointly market and brand two Internet measurement tools: Netline (formerly I/COUNT), which monitors Web site usage and I/AUDIT, which audits and verifies audience usage and characteristics.

      In addition, separate from its agreement with I/Pro, Nielsen Media Research plans to establish a panel to monitor computer usage and activity in households. The panel will provide high quality research to computer and Internet industry participants (media, advertisers, agencies, hardware manufacturers, software developers, etc.). Roll-out of the service is planned for 1998. Additional offerings in the interactive/Internet area include the Nielsen CommerceNet Internet Demographics Study (a twice per year study that profiles the size and audience composition of on-line users) and the Home Technology Report, a survey that provides data on consumer interest and use of various technologies in the home.

DATA COLLECTION

    PEOPLE METER. The heart of the Nielsen Media Research national and Hispanic services in the United States and all services in Canada is an electronic measurement system called the Nielsen People Meter. These meters are placed in a sample of 5,000 households in the U.S., 850 U.S. Hispanic households and over 2,000 households in Canada, randomly selected and recruited by Nielsen Media Research. A set meter is installed on each television set in a national sample home along with a device to record who is watching the television. Each member of the household is assigned a personal viewing button identified by name or symbol on the people meter that the viewer can use to enter his or her viewing status. Household members are instructed to record their viewing on a television set in a household whenever they are watching or listening to that set. Each button is linked to the age and gender of a person in the household. Additional buttons on the meter enable visitors to a sample household to record when they watch television by entering their age and gender and pushing a visitor button.

    The Nielsen Media Research metering system stores half minute by half minute records of television receiver tuning activity and of people meter audience data entries in sample households. The U.S. tuning records are automatically transmitted by phone to Nielsen Media Research's central computer facility in Dunedin, Florida where the data are matched with program line-up information and processed to create ratings estimates.

    SET METER. In 38 of the largest local markets in the U.S., a set metering system provides household television ratings information on a daily basis. In each of these markets, approximately 400-550 households (or approximately 19,000 households across the U.S.) are recruited to participate in a sample distinct from the national people meter sample. Electronic meters are attached to each television set in each sample home. Homes recruited for local samples are not equipped with people meter attachments, so that the information is limited to identification of the program to which the set is tuned. The metered market samples of television households are used to obtain audience estimates with measurable reliability of television programs for stations which originated in or are assigned for reporting purposes to Nielsen Media Research's Designated Market Areas ("DMAs").

    DIARIES. In addition to set meters, Nielsen Media Research uses diaries in local markets (over 200 DMAs in the U.S.) to collect viewing data during at least four designated measurement periods each year. Diary measurement is used to collect viewing information (both tuning and demographics) from sample homes in every local television market across the United States in November, February, May and July (known as "sweeps" months) of each year. The diary provides audience (both tuning and demographics) data in the smaller non-metered markets and demographic data for the metered markets. In addition to the four sweeps months, in some larger markets diaries are used to provide viewer information in as many as three additional months (October, January, and March). Diaries returned to Nielsen Media Research are examined and edited using established procedures. Audience estimates are then computed separately for each quarter hour of viewing recorded in the diary.

INVESTMENTS

    Nielsen Media Research maintains an active investment program to enhance existing services and develop new services in response to the rapidly changing media marketplace, as well as to develop the technology necessary to succeed in the emerging television environment. The majority of the investment effort and spending is dedicated to improving the quality and efficiency of existing services; realizing the full potential of those services by adding new, value-added or derivative products, especially new software products; developing a next-generation data collection capability and infrastructure; and creating new services and businesses.

    Nielsen Media Research's most significant investment initiatives include the local service diary sample expansion; new client-server based data processing and delivery software development; the Universal Metering Initiative ("UMI"); and new business development, notably Nielsen Interactive Services and New Millennium.

    In March 1996, Nielsen Media Research announced plans to implement a significant increase in the size of its diary samples. Beginning in May 1996, diary samples were increased by 10% and by an additional 5% in October 1996. During 1997, Nielsen Media Research increased diary samples by an additional 35% in 88 markets where stations financially supported the increase.

    Since 1992, Nielsen Media Research has continued to make significant investments to transition itself to a new flexible client/server architecture for data collection, processing and delivery. These investments are designed to provide Nielsen Media Research with reengineered and more capable data collection and processing systems, and to provide customers with flexible and high value Windows-TM--based software products.

    As part of its UMI program, Nielsen Media Research is developing a next-generation metering system, known as the Active/Passive, or "A/P", metering system, to enable measurement of program viewing in the emerging digital television environment. This new system uses codes, which are imperceptible to the viewer, inserted in the audio and/or video portions of programs and commercials that can be detected by metering equipment installed in the sample households. The system also has a passive signature-recognition back-up capability. This encoding approach builds upon Nielsen Media Research's experience in developing and using its highly successful program video code technology used in today's analog television environment, which has received permanent authorization from the Federal Communications Commission (the "FCC"). There can be no assurance, however, that the coding used by the new system will be adopted by the television industry, be approved by the FCC, or be compatible with signal compression techniques implemented by the industry in the future.

    In December 1997, Nielsen Media Research purchased approximately 5% of the outstanding shares in I/Pro.

    New Millennium is an agency buying system that Nielsen Media Research believes will be superior in design and concept to any existing or anticipated competitive product. It is being designed to give advertising agencies the ability to perform pre-buy analyses, track negotiations and scheduling of ad time, evaluate overall performance in terms of delivery and cost, and finally, perform the reconciliation and subsequent accounting functions. By automating tasks now done manually at agencies, the system may substantially reduce agency costs. To date, the first of seven planned modules, Spot TV, has been built.

    In January 1998, Nielsen Media Research announced the development of a new metering system to track television viewing within Microsoft Corporation's Windows 98-TM-. This new technology, developed jointly by Nielsen Media Research and Microsoft engineers, will be used to capture audience for those sample households where television programming is viewed using this Microsoft operating system.

COMPETITION

    Nielsen Media Research has maintained a strong leadership position in relation to its competitors. Arbitron, a former competitor, discontinued its local syndicated broadcast and cable television ratings service as of December 31, 1993.

    A television ratings project funded by the CONTAM and designed and operated by SRI, is operating a 500 household sample in Philadelphia as a national television ratings laboratory. SRI's Philadelphia sample has yet to provide program level data, although SRI has recently announced plans to provide program level data from a subset of the sample in early 1998. Funding has been contributed primarily by the three major broadcast networks, ABC, CBS, and NBC. During 1996, ABC, CBS, and NBC together through CONTAM contributed $10 million (in addition to the $30 million they contributed in 1994) in funding for the completion of the Philadelphia test. In addition to the other three major networks, Fox Broadcasting as well as four cable networks, fifteen major advertising agencies and buying services, one program syndicator and five of the nation's largest advertisers have agreed to support and participate in the testing phase. Some of these companies have contributed to the funding of SRI and SRI is actively seeking financial support from major media companies for a national ratings service. The Philadelphia sample is viewed by some as a test market for a national ratings service. In addition, the NBC and CBS broadcast television networks have asked SRI for a business plan for the creation of a national measurement system that could provide an alternative to the Nielsen Television Index service.

    On the local level, ADCOM offers individual cable system measurement. It is currently collecting and issuing local cable measurement data in Jacksonville, Florida. Arbitron continues to develop its passive people meter technology and is believed to be testing this technology for possible use in the television audience measurement business. Indirectly, on both a national and local basis, competition stems from other marketing research services offering product movement and television audience data and services.

    In Canada, BBM, an established media research organization, has joined with Taylor Nelson/AGB, a U.K.-based media research company, and announced plans to provide a competing metered service in Vancouver. BBM, alone or with Taylor Nelson/AGB, could offer other competitive services in Canada.

    Monitor-Plus has significant competition from Competitive Media Reports, a subsidiary of VNU, a Netherlands-based media company, which has long been the major participant in this market.

INTELLECTUAL PROPERTY

    Nielsen Media Research owns and controls a number of patents, trade secrets, confidential information, trademarks, trade names, copyrights and other intellectual property rights which, in the aggregate, are of material importance to its business. Management believes that the "Nielsen Media Research" name and related names, marks and logos are of material importance to Nielsen Media Research. Nielsen Media Research is licensed to use certain technology and other intellectual property rights owned and controlled by others, and similarly, other companies are licensed to use certain technology and other intellectual property rights owned and controlled by Nielsen Media Research.

    Pursuant to the Intellectual Property Agreement dated as of October 28, 1996 between Cognizant, D&B and ACNielsen (the "D&B IP Agreement"), Nielsen Media Research has exclusive and unrestricted rights to the "Nielsen Media Research" name worldwide; however, Nielsen Media Research's use of the "Nielsen" name, standing alone and as part of a name describing new products and services to be offered, is subject to certain limitations. In addition, the D&B IP Agreement provided for the establishment of a limited liability company jointly owned by Cognizant and ACNielsen, into which certain trademarks incorporating or relating to the "Nielsen" name in various countries were assigned. This company is obligated to license such trademarks on a royalty-free basis to Nielsen Media Research or ACNielsen for use in a manner consistent with the D&B IP Agreement and for purposes of conducting their respective businesses, and is responsible for preserving the quality of those trademarks and minimizing any risk of possible confusion. Pursuant to the TAM Master Agreement dated as of October 28, 1996 between Cognizant and ACNielsen, Cognizant granted a non-exclusive license to ACNielsen to use certain trademarks, technology and related intellectual property rights in the conduct of the television audience measurement business outside of the United States and Canada for a period of five years. This agreement does not restrict Nielsen Media Research from doing business outside the United States and Canada.

    The technology and other intellectual property rights licensed by Nielsen Media Research are of importance to its business, although management of Nielsen Media Research believes that, with the exception of the trademarks incorporating or relating to the "Nielsen" name, the business, as a whole, is not dependent upon any one intellectual property or group of such properties.

    The names of Nielsen Media Research's and its subsidiaries' products and services referred to herein are trademarks, service marks, registered trademarks or registered service marks owned by or licensed to Nielsen Media Research or one of its subsidiaries.

EMPLOYEES

    As of December 31, 1997, Nielsen Media Research had approximately 3,300 full-time equivalent employees in the United States and Canada. Of these, approximately 3,200 are located in the United States, and none of these are represented by labor unions. Nielsen Media Research believes that, generally, relations with its employees are good and have been maintained in a normal and customary manner.

PROPERTIES

    Nielsen Media Research's real property is geographically distributed to meet sales and operating requirements. Nielsen Media Research owns its major processing facility in Dunedin, Florida. Its other properties are leased from third parties. Nielsen Media Research's properties are generally considered to be both suitable and adequate to meet current operating requirements and virtually all space is being utilized.

STRATEGY

    Nielsen Media Research's strategic goal is to be the acknowledged worldwide leader in satisfying the media industry's needs for high quality information which defines the value of media, and services which enable its customers and the marketplace to operate more effectively.

    Nielsen Media Research's strategy has two components: first, to realize the potential of its existing businesses, both national and local; and second, to optimize its market strengths and capabilities into realizing new opportunities in adjacent markets and new businesses.

    - Nielsen Media Research intends to realize the potential of its core businesses by enhancing quality in its operations, enhancing productivity, anticipating environmental and marketplace changes and competitive threats, responding with fast moving and flexible capabilities and decision support solutions, adding derivative products and services, and providing value-added solutions. Central to this strategy are its investments in data collection and processing technology, as well as in data and sample quality.

    - Nielsen Media Research intends to optimize its capabilities and infrastructure into new high-potential opportunities by providing services that not only enable its customers to make better decisions but allow them to better anticipate their own futures. Nielsen Media Research's most significant initiatives in this area include Monitor-Plus, Nielsen Interactive Services and New Millennium.

LEGAL PROCEEDINGS

    Nielsen Media Research and its subsidiaries are involved in legal proceedings and litigation arising in the ordinary course of business. In the opinion of management, the outcome of all current proceedings, claims and litigation, if decided adversely, could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, in the opinion of management, these matters will not materially affect Nielsen Media Research's consolidated financial position.

    In addition, on July 29, 1996, IRI filed a complaint in the United States District Court for the Southern District of New York, naming as defendants D&B, A.C. Nielsen Company and IMS.

    The complaint, as subsequently amended, alleges various violations of the United States antitrust laws, including alleged violations of Sections 1 and 2 of the Sherman Act. The complaint also alleges a claim of tortious interference with a contract and a claim of tortious interference with a prospective business relationship. These latter claims relate to the acquisition by defendants of SRG. IRI alleges that SRG violated an alleged agreement with IRI when it agreed to be acquired by defendants and that the defendants induced SRG to breach that agreement.

    IRI's complaint alleges damages in excess of $350 million, which amount IRI has asked to be trebled under the antitrust laws. IRI also seeks punitive damages in an unspecified amount. Defendants have filed answers denying the material allegations in IRI's complaint and amended complaint, and A.C. Nielsen Company has filed a counterclaim alleging that IRI has made false and misleading statements about its services and commercial activities.

    In connection with the 1996 Distribution, with respect to the IRI Action, D&B, ACNielsen (the parent company of A.C. Nielsen Company) and Cognizant entered into the Indemnity and Joint Defense Agreement pursuant to which they agreed (i) to certain arrangements allocating IRI Liabilities that may arise out of or in connection with the IRI Action, and (ii) to conduct a joint defense of such action. In particular, the Indemnity and Joint Defense Agreement provides that ACNielsen will assume exclusive liability for IRI Liabilities up to ACN Maximum Amount, and that Cognizant and D&B will share liability equally for any amounts in excess of the ACN Maximum Amount. The ACN Maximum Amount will be determined by an investment banking firm as the maximum amount which ACNielsen is able to pay after giving effect to (i) any plan submitted by such investment bank which is designed to maximize the claims paying ability to ACNielsen without impairing the investment banking firm's ability to deliver a viability opinion (but which will not require any action requiring shareholder approval), and (ii) payment of related fees and expenses. For these purposes, financial viability means the ability of ACNielsen, after giving effect to such plan, the payment of related fees and expenses and the payment of the ACN Maximum Amount, to pay its debts as they become due and to finance the current and anticipated operating and capital requirements of its business, as reconstituted by such plan, for two years from the date any such plan is expected to be implemented.

    Under the terms of the 1996 Distribution Agreement, as a condition to the 1996 Distribution, IMS HEALTH and Nielsen Media Research are required to undertake to be jointly and severally liable to D&B and ACNielsen for Cognizant's obligations under the 1996 Distribution Agreement. However, pursuant to the Distribution Agreement, IMS HEALTH and Nielsen Media Research have agreed that, as between themselves, IMS HEALTH will assume 75%, and Nielsen Media Research will assume 25%, of any payments to be made in respect of the IRI Action under the Indemnity and Joint Defense Agreement or otherwise, including any legal fees and expenses related thereto incurred in 1999 or thereafter. IMS HEALTH has agreed to be fully responsible for any legal fees and expenses incurred during 1998. Nielsen Media Research's aggregate liability to IMS HEALTH for payments in respect of the IRI Action and certain other contingent liabilities shall not exceed $125 million.

    Management of Nielsen Media Research is unable to predict at this time the final outcome of this matter or whether the resolution of this matter could materially affect Nielsen Media Research's results of operations, cash flows or financial position.

          NIELSEN MEDIA RESEARCH MANAGEMENT AND EXECUTIVE COMPENSATION

    William G. Jacobi is currently Chairman of Nielsen Media Research and will be non-executive Chairman of the Board of Directors of Nielsen Media Research after the Distribution. John A. Dimling is currently President and Chief Operating Officer of Nielsen Media Research and will be President and Chief Executive Officer of Nielsen Media Research after the Distribution. The Board of Directors of Nielsen Media Research will be composed of certain persons who are currently directors of Cognizant and certain persons who are not currently directors of Cognizant. In addition to Mr. Dimling, the other executive officers of Nielsen Media Research will be drawn primarily from the current management of Nielsen Media Research and Cognizant.

NIELSEN MEDIA RESEARCH BOARD OF DIRECTORS

    Immediately after the Distribution, Nielsen Media Research expects to have a Board of Directors composed of seven directors.

    The following table sets forth the names, in alphabetical order, and information as to the persons who are expected to serve as directors of Nielsen Media Research following the Distribution, including information as to service with Cognizant, if applicable.

                                                  DIRECTOR OF
                                POSITIONS WITH     COGNIZANT            PRINCIPAL OCCUPATION DURING
NAME                              COGNIZANT          SINCE                    LAST FIVE YEARS                   AGE*
----------------------------  ------------------  ------------  --------------------------------------------  ---------

John A. Dimling.............  President and            --       President and Chief Operating Officer,               59
                              Chief Operating                   Nielsen Media Research, 7/93 to present
                              Officer of Nielsen
                              Media Research

William G. Jacobi...........  Chairman of              --       Chairman, Nielsen Media Research, 11/96 to           54
                              Nielsen Media                     present; Chairman, IMS; Executive Vice
                              Research                          President, Cognizant, 9/96 to 12/97; Senior
                                                                Vice President, The Dun & Bradstreet
                                                                Corporation, Wilton, CT (information
                                                                services), 7/93 to 10/96; President and
                                                                Chief Operating Officer, Nielsen Media
                                                                Research, 1/91 to 7/93.

M. Bernard Puckett..........  Director                1996      Private Investor, 1/96 to present; President         53
                                                                and Chief Executive Officer, Mobile
                                                                Telecommunication Technologies Corp.;
                                                                Jackson, MS (telecommunications), 5/95 to
                                                                1/96; President, Chief Operating Officer,
                                                                1/94 to 5/95; Senior Vice President--
                                                                Corporate Strategy and Development,
                                                                International Business Machines Corporation,
                                                                Armonk, NY (computers), 7/93 to 12/93;
                                                                General Manager of Applications Solutions,
                                                                1/91 to 7/93.

Robert E. Weissman..........  Chairman and            1996      Chairman and Chief Executive Officer,                57
                              Chief Executive                   Cognizant, 9/96 to present; Chairman and
                              Officer, Director                 Chief Executive Officer, The Dun &
                                                                Bradstreet Corporation, Wilton, CT
                                                                (information services), 4/95 to 10/96;
                                                                President and Chief Executive Officer, 1/94
                                                                to 3/95; President and Chief Operating
                                                                Officer, 1/85 to 12/93.

                                    OTHER
NAME                            DIRECTORSHIPS
----------------------------  ------------------
John A. Dimling.............
William G. Jacobi...........
M. Bernard Puckett..........  P-Com, Inc.; R.R.
                              Donnelley & Sons
                              Company; Oacis
                              Healthcare
                              Holdings Corp.
Robert E. Weissman..........  State Street
                              Boston
                              Corporation;
                              Gartner Group,
                              Inc.; Cognizant
                              Corporation.

------------------------

*   As of March 13, 1998

DIRECTOR'S COMPENSATION

    Under the director compensation program of Nielsen Media Research, each non-employee director other than Mr. Jacobi will receive a 1998 retainer of $12,500; thereafter, the retainer will be paid at an annual rate of $25,000. Each non-employee director who is the Chairman of a Committee of the Board of Directors will be paid an additional retainer of $1,500 for 1998 and $3,000 annually thereafter. A fee of $1,000 will be paid to each non-employee director for every Board or Committee meeting attended. Directors who are employed by Nielsen Media Research will receive no retainers or meeting fees. As non-executive Chairman of the Board of Directors, Mr. Jacobi will receive an annual retainer of $300,000, commencing with his retirement as an employee of IMS HEALTH in February 1999.

    Each non-employee director may elect to have all or a specified part of the retainer and fees deferred until he or she ceases to be a director. Deferred amounts may be credited to the account of the directors as deferred cash, which bears interest at prescribed rates, or as deferred share units in an amount equal to the amount of deferred compensation divided by the Fair Market Value (as defined below) of a share of Nielsen Media Research Common Stock on the date the compensation would otherwise have been paid. Deferred share units are credited with dividend equivalents. Fair Market Value is the average of the high and low trading prices of the Nielsen Media Research Common Stock on the date of determination. Deferred amounts and accrued interest and dividend equivalents are paid in the form of cash or stock, as appropriate, on the first business day of the calendar year following the date of the director's termination of service on the Board of Directors.

COMMITTEES OF THE NIELSEN MEDIA RESEARCH BOARD OF DIRECTORS

    Nielsen Media Research's Board of Directors has established Audit and Compensation and Benefits Committees and designated specific functions and areas of oversight as to such committees. However, no final determination has yet been made as to the memberships of such standing committees after the Distribution.

NIELSEN MEDIA RESEARCH EXECUTIVE OFFICERS

    Listed below is certain information as to the executive officers who have been selected to serve after the Distribution.

NAME, POSITION WITH NIELSEN MEDIA RESEARCH AND AGE*                          BIOGRAPHICAL DATA
--------------------------------------------------------  --------------------------------------------------------

John A. Dimling, 59.....................................  See information under "Nielsen Media Research Board of
President and Chief Executive Officer                       Directors".

Thomas W. Young, 59.....................................  Executive Vice President and Chief Financial Officer,
Executive Vice President and Chief Financial Officer      2/98 to present; employee of D&B, 11/96-2/98; Senior
                                                            Vice President and Controller, D&B, 4/92 to 10/96.

Barry P. Cook, 53.......................................  Senior Vice President and Chief Research Officer, 11/90
Senior Vice President and Chief Research Officer          to present.

Stuart J. Goldshein, 51.................................  Assistant Controller, Cognizant, 11/96 to present;
Vice President and Controller                             Assistant Controller, D&B, 1991 to 10/96.

Stephen J. Boatti, 48...................................  Associate General Counsel, Cognizant, 11/96 to present;
Senior Vice President, Chief Legal Officer and Secretary    Associate General Counsel, D&B, 1993 to 10/96.

Robert A. Lane, 38......................................  Vice President--Finance and Planning, 7/92 to present.
Vice President and Treasurer

Anita M. Rubino, 41.....................................  Vice President--Human Resources, 5/94 to present; Vice
Senior Vice President and Chief Human Resources Officer     President--Organizational Development, Marketing
                                                            Information Services Division, D&B, 5/93-5/94.

John A. Loftus, 55......................................  Vice President--Communications, 4/90 to present.
Senior Vice President and Chief Communication Officer

------------------------

*   As of March 13, 1998

COMPENSATION OF NIELSEN MEDIA RESEARCH EXECUTIVE OFFICERS

    The following table discloses the compensation paid by Cognizant for services rendered to Cognizant in 1997 of Nielsen Media Research's Chief Executive Officer and to each of the persons who are currently anticipated to be one of the four other most highly compensated executive officers of Nielsen Media Research following the Distribution. During the period presented, the individuals were compensated in accordance with Cognizant's plans and policies.

                           SUMMARY COMPENSATION TABLE
                          FOR SERVICES WITH COGNIZANT

                                                                                                 LONG-TERM COMPENSATION
                                                                                          ------------------------------------
                                                                                                  AWARDS             PAYOUTS
                                                                                          -----------------------  -----------
                                                          ANNUAL COMPENSATION                             (G)
                                                ----------------------------------------      (F)      SECURITIES      (H)
                                                                                          RESTRICTED   UNDERLYING   LONG-TERM
                (A)                                (C)        (D)            (E)             STOCK      OPTIONS/    INCENTIVE
NAME AND PRINCIPAL POSITION WITH        (B)      SALARY    BONUS(1)      OTHER ANNUAL      AWARD(S)       SARS       PAYOUTS
NIELSEN MEDIA RESEARCH                 YEAR        ($)        ($)        COMPENSATION         ($)         (#)          ($)
-----------------------------------  ---------  ---------  ---------  ------------------  -----------  ----------  -----------

John A. Dimling....................       1997    303,000    181,662         -0-              -0-         -0-          -0-
President and Chief Executive
Officer

Thomas W. Young(3).................       1997          0          0          0                0           0            0
Executive Vice President and Chief
Financial Officer

Barry P. Cook......................       1997    212,167    109,165          0                0           0            0
Senior Vice President and
Chief Research Officer

Stuart J. Goldshein................       1997    211,500    105,746          0                0           0            0
Vice President and Controller

Stephen J. Boatti..................       1997    188,100     98,226          0                0           0            0
Senior Vice President, Chief
Legal Officer and Secretary

                                           (I)
                (A)                     ALL OTHER
NAME AND PRINCIPAL POSITION WITH     COMPENSATION(2)
NIELSEN MEDIA RESEARCH                     ($)
-----------------------------------  ----------------
John A. Dimling....................            19,682
President and Chief Executive
Officer
Thomas W. Young(3).................                 0
Executive Vice President and Chief
Financial Officer
Barry P. Cook......................            11,454
Senior Vice President and
Chief Research Officer
Stuart J. Goldshein................            10,508
Vice President and Controller
Stephen J. Boatti..................             9,585
Senior Vice President, Chief
Legal Officer and Secretary

------------------------

(1) The 1997 bonus award was earned in 1997 and paid in 1998.

(2) The amounts shown represent aggregate annual company contributions for the account of each named executive officer under the Cognizant Corporation Savings Plan ("Savings Plan") and Savings Benefit Equalization Plan ("SBEP"), plans which are open to employees of Cognizant and certain subsidiaries. The Savings Plan is a tax-qualified defined contribution plan and the SBEP is a non-qualified plan which provides a benefit to participants in the Savings Plan equal to the amount of company contributions that would have been made to the participant's Savings Plan accounts but for certain Federal tax laws.

(3) Mr. Young was not employed by Cognizant during 1997.

OPTION GRANTS ON COGNIZANT COMMON STOCK TO NIELSEN MEDIA RESEARCH EXECUTIVES
  IN LAST FISCAL YEAR

    The following table provides information on fiscal year 1997 grants of options to the named Nielsen Media Research executives to purchase shares of Cognizant Common Stock. Options to acquire Cognizant Common Stock become options to purchase Nielsen Media Research Common Stock. See "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution--Employee Benefits Agreement".

                  OPTION GRANTS/SAR GRANTS IN LAST FISCAL YEAR
                       TO PURCHASE COGNIZANT COMMON STOCK

                                                 (B)           (C)
                                              NUMBER OF     % OF TOTAL
                                             SECURITIES      OPTIONS/       (D)
                                             UNDERLYING        SARS       EXERCISE                     (F)
                                            OPTIONS/SARS    GRANTED TO       OR         (E)        GRANT DATE
                   (A)                         GRANTED     EMPLOYEES IN  BASE PRICE  EXPIRATION   PRESENT VALUE
NAME                                             (#)       FISCAL YEAR   ($/SHARE)      DATE           ($)
------------------------------------------  -------------  ------------  ----------  ----------  ---------------

John A. Dimling...........................       -0-            NA           NA          NA            NA

Thomas W. Young...........................       -0-            NA           NA          NA            NA

Barry P. Cook.............................       -0-           N/A          N/A         N/A            N/A

Stuart J. Goldshein.......................       -0-           N/A          N/A         N/A            N/A

Stephen J. Boatti.........................       -0-           N/A          N/A         N/A            N/A

AGGREGATE COGNIZANT OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END
  COGNIZANT OPTION VALUES

    The following table provides information on option exercises in 1997 by the named executives of Nielsen Media Research and the value of each such executive's unexercised options to acquire Cognizant Common Stock at December 31, 1997. See also, "Relationship Between IMS HEALTH and Nielsen Media Research After the Distribution--Employee Benefits Agreement".

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                     (D)                          (E)
                                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED,
                                                  (B)                       UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                SHARES           (C)        OPTIONS/SARS AT FISCAL            OPTIONS/SARS
                                               ACQUIRED         VALUE           YEAR-END(1)(#)          AT FISCAL YEAR-END(2)($)
       (A)                                    ON EXERCISE     REALIZED   ----------------------------  --------------------------
NAME                                              (#)            ($)      EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------                         -----------------  ---------  -------------  -------------  -----------  -------------

John A. Dimling     Effective Date                 1,667      $  16,462       28,015        190,085     $ 304,683    $ 2,067,175
                    Options                        8,333      $  82,288

                    Substitute Options             4,989      $  80,907       36,252          5,241     $ 516,425    $    57,341
                                                   5,514      $  80,258
                                                   7,599      $ 157,963

Thomas W. Young     Effective Date                -0-         $       0       -0-            -0-        $       0    $         0
                    Options                       -0-         $       0       -0-            -0-        $       0    $         0
                    Substitute Options

Barry P. Cook       Effective Date                -0-         $       0       13,333         66,667     $ 144,996    $   725,004
                    Options                       -0-         $       0       16,982          2,646     $ 216,682    $    28,947
                    Substitute Options

Stuart J.           Effective Date                -0-         $       0       12,332         61,868     $ 134,111    $   676,640
  Goldshein         Options                       -0-         $       0       13,856          4,430     $ 151,389    $    48,463
                    Substitute Options

Stephen J. Boatti   Effective Date                -0-         $       0       11,333         56,667     $ 123,246    $   616,254
                    Options                       -0-         $       0       30,237          4,431     $ 442,278    $    48,478
                    Substitute Options

------------------------

(1) Effective Date Options reflect Cognizant option grants for 1996. Substitute Options were issued in substitution of D&B Options that were canceled as of the date of the D&B Spin-off.

(2) No SARs were outstanding at December 31, 1997.

(3) The values shown equal the difference between the exercise price of unexercised in-the-money options and the fair market value of the underlying Cognizant Common Stock at December 31, 1997. Options are in-the-money if the fair market value of the Cognizant Common Stock exceeds the exercise price of the option.

COGNIZANT RETIREMENT BENEFITS

    Retirement benefits for the named Nielsen Media Research executive officers are determined under the Cognizant Retirement Plan and the Cognizant Retirement Excess Plan. Under these plans, Cognizant contributes 6% of the participant's compensation monthly to the participant's cash balance in the plan. The cash balance earns monthly investment credits based on the yield on 30-year Treasury bonds from time to time. These plans also include a minimum monthly benefit for certain employees who had attained age 50 and had earned 5 years of service as of October 31, 1996, including Messrs. Dimling and Cook. The minimum benefit is equal to the excess of (i) 1.7% of final average compensation multiplied by years of credited service not in excess of 25, plus 1.0% of average final compensation multiplied by years of credited service in excess of 25, over (ii) 1.7% of the primary Social Security insurance benefits multiplied by years of credited service not in excess of 25, plus 0.5% of the primary Social Security insurance benefits multiplied by years of credited service in excess of 25. The estimated annual benefits upon retirement at age 65 for Messrs. Dimling, Cook, Goldshein and Boatti are $82,974, $27,830, $41,152 and $29,123, respectively, based upon their respective credited service to date for these plans of 12, 7, 12 and 11 years. In 1997, Mr. Young was not eligible to participate in the Cognizant Retirement Plan and the Cognizant Retirement Excess Plan.

                  NIELSEN MEDIA RESEARCH SECURITY OWNERSHIP BY
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    After the Distribution, shares of Cognizant Common Stock will be shares of Nielsen Media Research Common Stock. The following table sets forth the number of shares of Cognizant Common Stock, the only outstanding equity security (other than stock options) or voting security of Cognizant, beneficially owned by each of the directors, each of the executive officers named in the Summary Compensation Table above, and all persons expected to be directors and executive officers of Cognizant after the Distribution as a group, at December 31, 1997. The table also sets forth the name and address of the only persons known to Cognizant to be the beneficial owners of more than 5% of the outstanding Cognizant Common Stock (the "5% Owners") and the number of shares so owned, to Cognizant's knowledge, on December 31, 1997. This information is based upon information furnished by each such person (or, in the case of the 5% Owners, based upon a Schedule 13G filed by the 5% Owners with the SEC). Please note that in certain cases shares required under rules of the SEC to be shown as beneficially owned are shares as to which the indicated person holds only rights to acquire within 60 days through exercise of stock options. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. All persons expected to be directors and executive officers of Nielsen Media Research after the Distribution as a group owned less than one percent of the Cognizant Common Stock on December 31, 1997 and are expected to own less than one percent of the Nielsen Media Research Common Stock as of the Distribution Date. Percentages are based upon the number of shares of Cognizant Common Stock outstanding at December 31, 1997 plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date. The mailing address for each of the Nielsen Media Research directors and executive officers listed herein is 299 Park Avenue, New York, New York 10171.

                                                                                              NUMBER OF SHARES
                                                                                             SUBJECT TO OPTIONS
                                                                      NUMBER OF SHARES     EXERCISABLE WITHIN 60
NAME AND ADDRESS OF BENEFICIAL OWNER                                 BENEFICIALLY OWNED             DAYS
------------------------------------------------------------------  --------------------  ------------------------

Stephen J. Boatti.................................................               732                 41,570

Barry P. Cook.....................................................               639                 30,315

John A. Dimling...................................................             1,819                 64,267

Stuart J. Goldshein...............................................               873                 26,188

William G. Jacobi.................................................             6,742                149,266

M. Bernard Puckett................................................             4,498(1)               1,166

Robert E. Weissman................................................           122,964                635,621

Thomas W. Young...................................................                 0                      0

FMR Corporation...................................................        18,355,768(2)(3)                --
  82 Devonshire Steet
  Boston, MA 02109

------------------------

(1) Includes 898 shares of restricted stock granted under the Non-Employee Directors' Stock Incentive Plan, which shares are scheduled to vest on November 15, 2001.

(2) Represents 11.32% of the total outstanding Cognizant Common Stock on December 31, 1997.

(3) FMR Corporation ("FMR Corp.") and its wholly owned subsidiaries, Fidelity Management & Research Company ("Fidelity") and Fidelity Management Trust Company ("FMTC"), jointly filed a Schedule 13G with the SEC on February 14, 1998. This Schedule 13G shows that Fidelity, a registered investment adviser, beneficially owned at December 31, 1997, 17,116,190 shares of Cognizant Common Stock. Edward C. Johnson, 3rd, Chairman of FMR Corp., FMR Corp. and the registered investment companies advised by Fidelity each has sole dispositive power (but no voting power) over such shares. Voting power with respect to such shares resides with the respective Boards of Trustees of each of the Fidelity Funds. Mr. Johnson and FMR Corp. each has sole dispositive power over 1,239,578 shares of Cognizant Common Stock held by FMTC, a bank as defined under the Securities Act which serves as investment manager for institutional accounts, sole voting power over 749,378 of such shares and no voting power over 490,200 of such shares.

              DESCRIPTION OF NIELSEN MEDIA RESEARCH CAPITAL STOCK

    Since after the Distribution the capital stock of Cognizant held by Cognizant stockholders will represent a continuing ownership interest in the Nielsen Media Research Business, the following summary of Cognizant's current capital stock structure describes Nielsen Media Research's capital structure from and after the Distribution.

AUTHORIZED CAPITAL STOCK

    The total number of shares of all classes of stock that Nielsen Media Research has authority to issue under its Restated Certificate of Incorporation is 420,000,000 shares of which 400,000,000 shares represent shares of Nielsen Media Research Common Stock, 10,000,000 shares represent shares of Preferred Stock (the "Nielsen Media Research Preferred Stock") and 10,000,000 shares represent shares of Series Common Stock (the "Nielsen Media Research Series Common Stock").

NIELSEN MEDIA RESEARCH COMMON STOCK

    Subject to any preferential rights of any Nielsen Media Research Preferred Stock or Nielsen Media Research Series Common Stock created by the Board of Directors of Nielsen Media Research, each outstanding share of Nielsen Media Research Common Stock will be entitled to such dividends, if any, as may be declared from time to time by the Board of Directors of Nielsen Media Research. See "Dividend Policies--Nielsen Media Research". Each outstanding share is entitled to one vote on all matters submitted to a vote of stockholders. In the event of liquidation, dissolution or winding up of Nielsen Media Research, holders of Nielsen Media Research Common Stock are entitled to receive on a pro rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of Nielsen Media Research Preferred Stock and Nielsen Media Research Series Common Stock.

NIELSEN MEDIA RESEARCH PREFERRED STOCK AND NIELSEN MEDIA RESEARCH SERIES COMMON
  STOCK

    Each of the authorized Preferred Stock and the authorized Series Common Stock of Nielsen Media Research is available for issuance from time to time in one or more series at the discretion of the Nielsen Media Research Board of Directors without stockholder approval. The Nielsen Media Research Board of Directors has the authority to prescribe for each series of Nielsen Media Research Preferred Stock or Nielsen Media Research Series Common Stock it establishes the number of shares in that series, the voting rights (if any) to which such shares in that series are entitled, the consideration for such shares in that series and the designation, powers, preference and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions of the shares in that series. Depending upon the rights of such Preferred Stock or Series Common Stock, as applicable, the issuance of Nielsen Media Research Preferred Stock or Nielsen Media Research Series Common Stock, as applicable, could have an adverse effect on holders of Nielsen Media Research Common Stock by delaying or preventing a change in control of Nielsen Media Research, making removal of the present management of Nielsen Media Research more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of Nielsen Media Research Common Stock.

AUTHORIZED BUT UNISSUED CAPITAL STOCK

    Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the Nielsen Media Research Common Stock remained listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Nielsen Media Research Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions. Under terms of the agreements relating to the Acquisitions and subject to Walsh and PMSI shareholder approval, Walsh shareholders will receive .3041 shares of Cognizant Common Stock per Walsh share outstanding and PMSI shareholders will receive .2800 shares of Cognizant Common Stock per PMSI share outstanding. The number of shares of Cognizant Common Stock to be issued in connection with each of the Acquisitions is subject to a collar adjustment based on the price of Cognizant Common Stock during a period prior to the closing of the Acquisitions. In the event the Acquisitions are not completed prior to the Record Date, Walsh and PMSI shareholders will receive, in lieu of Cognizant Common Stock, IMS HEALTH Common Stock pursuant to a formula designed to recalibrate the collar computations based on the relative value of IMS HEALTH to the total value of IMS HEALTH and Nielsen Media Research following the Distribution. Cognizant expects to issue approximately 6.7 million shares from treasury stock to consummate the Acquisitions. Nielsen Media Research currently does not have any other plans to issue additional shares of Nielsen Media Research Common Stock, Nielsen Media Research Preferred Stock or Nielsen Media Research Series Common Stock other than in connection with employee compensation plans.

    One of the effects of the existence of unissued and unreserved Nielsen Media Research Common Stock, Nielsen Media Research Preferred Stock and Nielsen Media Research Series Common Stock may be to enable the Board of Directors of Nielsen Media Research to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Nielsen Media Research by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Nielsen Media Research's management and possibly deprive the stockholders of opportunities to sell their shares of Nielsen Media Research Common Stock at prices higher than prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of Nielsen Media Research pursuant to the operation of the Nielsen Media Research Rights Plan, which is discussed below.

NIELSEN MEDIA RESEARCH RIGHTS PLAN

    Nielsen Media Research plans to continue the Cognizant Rights Plan pursuant to which a dividend of one preferred share purchase right (a "Nielsen Media Research Right") for each outstanding share of Nielsen Media Research Common Stock was declared. Each Nielsen Media Research Right entitles the registered holder to purchase from Nielsen Media Research one one-thousandth of a share of Series A Junior Participating Nielsen Media Research Preferred Stock, par value $0.01 per share (the "Nielsen Media Research Participating Preferred Stock"), of Nielsen Media Research at a price of $210 per one one-thousandth of a share of Nielsen Media Research Participating Preferred Stock (as the same may be adjusted, hereinafter referred to as the "Nielsen Media Research Participating Preferred Stock Purchase Price"), subject to adjustment. The description and terms of the Nielsen Media Research Rights are set forth in a Rights Agreement dated as of October 15, 1996, as the same may be amended from time to time (the "Nielsen Media Research Rights Agreement"), between Cognizant as predecessor to Nielsen Media Research and First Chicago Trust Company of New York, as the Nielsen Media Research Rights Agent (the "Nielsen Media Research Rights Agent").

    Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, hereinafter referred to in this description of Nielsen Media Research Rights, a "Nielsen Media Research Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding shares of Nielsen Media Research Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes a Nielsen Media Research Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Nielsen Media Research Common Stock (the earlier of such dates hereinafter referred to in this description of Nielsen Media Research Rights as the "Nielsen Media Research Rights Distribution Date"), the Nielsen Media Research Rights will be evidenced by the certificates representing Nielsen Media Research Common Stock.

    The Nielsen Media Research Rights Agreement provides that, until the Nielsen Media Research Rights Distribution Date (or earlier redemption or expiration of the Nielsen Media Research Rights), the Nielsen Media Research Rights will be transferred with and only with the Nielsen Media Research Common Stock. Until the Nielsen Media Research Rights Distribution Date (or earlier redemption or expiration of the Nielsen Media Research Rights), Nielsen Media Research Common Stock certificates will contain a notation incorporating the Nielsen Media Research Rights Agreement by reference. Until the Nielsen Media Research Rights Distribution Date (or earlier redemption or expiration of the Nielsen Media Research Rights), the surrender for transfer of any certificates for shares of Nielsen Media Research Common Stock will also constitute the transfer to the Nielsen Media Research Rights associated with the shares of Nielsen Media Research Common Stock represented by such certificate. As soon as practicable following the Nielsen Media Research Rights Distribution Date, separate certificates evidencing the Nielsen Media Research Rights ("Nielsen Media Research Rights Certificates") will be mailed to holders of record of the Nielsen Media Research Common Stock as of the close of business on the Nielsen Media Research Rights Distribution Date and such separate Nielsen Media Research Rights Certificates alone will evidence the Nielsen Media Research Rights.

    The Nielsen Media Research Rights will expire on October 23, 2006 (hereinafter referred to in this description of Nielsen Media Research Rights as the "Nielsen Media Research Final Expiration Date"), unless the Nielsen Media Research Final Expiration Date is advanced or extended or unless the Nielsen Media Research Rights are earlier redeemed or exchanged by Nielsen Media Research, in each case as described below.

    The Nielsen Media Research Participating Preferred Stock Purchase Price payable, and the number of shares of Nielsen Media Research Participating Preferred Stock or other securities or property issuable, upon exercise of the Nielsen Media Research Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Nielsen Media Research Participating Preferred Stock, (ii) upon the grant to holders of the Nielsen Media Research Participating Preferred Stock of certain rights or warrants to subscribe for or purchase Nielsen Media Research Participating Preferred Stock at a price, or securities convertible into Nielsen Media Research Participating Preferred Stock with a conversion price, less than the then-current market price of the Nielsen Media Research Participating Preferred Stock or (iii) upon the distribution to holders of the Nielsen Media Research Participating Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Nielsen Media Research Participating Preferred Stock) or of subscription rights or warrants (other than those referred to above).

    The Nielsen Media Research Rights are also subject to adjustment in the event of a stock dividend on the Nielsen Media Research Common Stock payable in shares of Nielsen Media Research Common Stock or subdivisions, consolidations or combinations of the Nielsen Media Research Common Stock occurring, in any such case, prior to the Nielsen Media Research Rights Distribution Date.

    Shares of Nielsen Media Research Participating Preferred Stock purchasable upon exercise of the Nielsen Media Research Rights will not be redeemable. Each share of Nielsen Media Research Participating Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Nielsen Media Research Common Stock. In the event of liquidation, dissolution or winding up of Nielsen Media Research, the holders of the Nielsen Media Research Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1,000 times the payment made per share of Nielsen Media Research Common Stock. Each share of Nielsen Media Research Participating Preferred Stock will have 1,000 votes, voting together with the Nielsen Media Research Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Nielsen Media Research Common Stock are converted or exchanged, each share of Nielsen Media Research Participating Preferred

Stock will be entitled to receive 1,000 times the amount received per share of Nielsen Media Research Common Stock. These rights are protected by customary antidilution provisions.

    Because of the nature of the Nielsen Media Research Participating Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Nielsen Media Research Participating Preferred Stock purchasable upon exercise of each Nielsen Media Research Right should approximate the value of one share of Nielsen Media Research Common Stock.

    In the event that any person or group of affiliated or associated persons becomes a Nielsen Media Research Acquiring Person, each holder of a Nielsen Media Research Right, other than Nielsen Media Research Rights beneficially owned by the Nielsen Media Research Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Nielsen Media Research Right and payment of the Nielsen Media Research Participating Preferred Stock Purchase Price, that number of shares of Nielsen Media Research Common Stock having a market value of two times the Nielsen Media Research Participating Preferred Stock Purchase Price.

    In the event that, after a person or group has become a Nielsen Media Research Acquiring Person, Nielsen Media Research is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Nielsen Media Research Right (other than Nielsen Media Research Rights beneficially owned by a Nielsen Media Research Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof, that number of shares of common stock of the person with whom Nielsen Media Research has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Nielsen Media Research Participating Preferred Stock Purchase Price.

    At any time after any person or group becomes a Nielsen Media Research Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Nielsen Media Research Common Stock or the occurrence of an event described in the prior paragraph, the Board of Directors of Nielsen Media Research may exchange the Nielsen Media Research Rights (other than Nielsen Media Research Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Nielsen Media Research Common Stock, or a fractional share of Nielsen Media Research Participating Preferred Stock of equivalent value (or of a share of a class or series of Nielsen Media Research's Preferred Stock having similar rights, preferences and privileges), per Nielsen Media Research Right (subject to adjustment).

    With certain exceptions, no adjustment in the Nielsen Media Research Participating Preferred Stock Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Nielsen Media Research Participating Preferred Stock Purchase Price. No fractional shares of Nielsen Media Research Participating Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Nielsen Media Research Participating Preferred Stock, which may, at the election of Nielsen Media Research, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Nielsen Media Research Participating Preferred Stock on the last trading period to the date of exercise.

    At any time prior to the time a Nielsen Media Research Acquiring Person becomes such, the Board of Directors of Nielsen Media Research may redeem the Nielsen Media Research Rights in whole, but not in part, at a price of $0.01 per Nielsen Media Research Right (hereinafter referred to in this description of Nielsen Media Research Rights as the "Nielsen Media Research Right Redemption Price"). The redemption of the Nielsen Media Research Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Nielsen Media Research Rights, the right to exercise the Nielsen Media Research Rights will terminate and the only right of the holders of Nielsen Media Research Rights will be to receive the Nielsen Media Research Right Redemption Price.

    For so long as the Nielsen Media Research Rights are then redeemable, Nielsen Media Research may, except with respect to the Nielsen Media Research Right Redemption Price, amend the Nielsen Media Research Rights in any manner. After the Nielsen Media Research Rights are no longer redeemable, Nielsen Media Research may, except with respect to the Nielsen Media Research Right Redemption Price, amend the Nielsen Media Research Rights in any manner that does not adversely affect the interests of holders of the Nielsen Media Research Rights.

    Until a Nielsen Media Research Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Nielsen Media Research, including, without limitation, the right to vote or to receive dividends.

    The summary description of the Nielsen Media Research Rights set forth above does not purport to be complete and is qualified in its entirety by reference to the Nielsen Media Research Rights Agreement, as the same may be amended from time to time.

CERTAIN EFFECTS OF THE NIELSEN MEDIA RESEARCH RIGHTS AGREEMENT

    The Nielsen Media Research Rights Agreement is designed to protect stockholders of Nielsen Media Research in the event of unsolicited offers to acquire Nielsen Media Research and other coercive takeover tactics which, in the opinion of the Board of Directors of Nielsen Media Research, could impair its ability to represent stockholder interests. The provisions of the Nielsen Media Research Rights Agreement may render an unsolicited takeover of Nielsen Media Research more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer Nielsen Media Research's stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the stockholders of Nielsen Media Research.

NO PREEMPTIVE RIGHTS

    No holder of any class of stock of Nielsen Media Research authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of Nielsen Media Research of any kind or class.

DELAWARE GENERAL CORPORATION LAW

    The terms of Section 203 of the DGCL apply to Nielsen Media Research since it is a Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder" for a period of three years from the time that such person became an interested stockholders unless (a) the transaction that results in the person's becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder, (b) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans or (c) on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders. Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.
Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares, but such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Nielsen Media Research's Restated Certificate of Incorporation does not exclude Nielsen Media Research from the restrictions imposed under Section 203.

    Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of
Section 203 may encourage companies interested in acquiring Nielsen Media Research to negotiate in advance with Nielsen Media Research's Board of Directors, because the stockholder approval requirement would be avoided if the Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the Board of Directors of Nielsen Media Research. It is further possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

PROVISIONS OF NIELSEN MEDIA RESEARCH RESTATED CERTIFICATE OF INCORPORATION AND
  AMENDED AND RESTATED BY-LAWS AFFECTING CHANGE IN CONTROL

    Certain provisions of the Nielsen Media Research Restated Certificate of Incorporation and Amended and Restated By-laws may delay or make more difficult unsolicited acquisitions or changes of control of Nielsen Media Research. It is believed that such provisions will enable Nielsen Media Research to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of Nielsen Media Research and its stockholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of Nielsen Media Research, although such proposals, if made, might be considered desirable by a majority of Nielsen Media Research's stockholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current Board of Directors of Nielsen Media Research. These provisions include (i) the availability of capital stock for issuance from time to time at the discretion of the Board of Directors (see "--Authorized but Unissued Capital Stock"), (ii) prohibitions against stockholders calling a special meeting of stockholders or acting by written consent in lieu of a meeting, (iii) requirements for advance notice for raising business or making nominations at stockholders' meetings, (iv) the ability of the Board of Directors to increase the size of the board and to appoint directors to newly created directorships, (v) a classified Board of Directors and (vi) higher than majority requirements to make certain amendments to the By-laws and Certificate of Incorporation.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

    The Nielsen Media Research Restated Certificate of Incorporation and Amended and Restated By-laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent in lieu of a meeting. The Nielsen Media Research Restated Certificate of Incorporation and Amended and Restated By-laws also provide that special meetings of the stockholders can be called only by the Chief Executive Officer of Nielsen Media Research or by a vote of the majority of the Board of Directors. Furthermore, the By-laws of Nielsen Media Research provide that only such business as is specified in the notice of any such special meeting of stockholders may come before such meeting.

ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS

    The By-laws of Nielsen Media Research establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the Chairman of the Board of Directors, or by a stockholder of Nielsen Media Research who is entitled to vote at the meeting who has given to the Secretary of Nielsen Media

Research timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. The chairman of such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, the Chairman of the Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of Nielsen Media Research.

    To be timely, a stockholder's notice of business to be brought before an annual meeting and nominations of candidates for election as directors at any annual meeting shall be delivered to the Secretary of Nielsen Media Research at the principal executive offices of Nielsen Media Research not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

    To be timely, a stockholder's notice of nominations of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice shall be delivered to the Secretary of Nielsen Media Research at the principal executive offices of Nielsen Media Research not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

    The notice of any nomination for election as a director must set forth the name and address of, and the class and number of shares of Nielsen Media Research held by, the stockholder who intends to make the nomination and the beneficial owner, if any, on whose behalf the nomination is being made; the name and address of the person or persons to be nominated; a representation that the stockholder is a holder of record of stock of Nielsen Media Research entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors; and the consent of each nominee to serve as a director if so elected.

NUMBER OF DIRECTORS; FILLING OF VACANCIES; REMOVAL

    The Nielsen Media Research Restated Certificate of Incorporation and Amended and Restated By-laws provide that newly created directorships resulting from an increase in the authorized number of directors (or any vacancy) may be filled by a vote of a majority of directors then in office. Accordingly, the Board of Directors of Nielsen Media Research may be able to prevent any stockholder from obtaining majority representation on the Board of Directors by increasing the size of the board and filling the newly created directorships with its own nominees. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% in voting power of all shares of Nielsen Media Research entitled to vote generally in the election of directors, voting as a single class. Directors may be removed only for cause, and only by the affirmative vote of at least 80% in voting power of all shares of Nielsen Media Research entitled to vote generally in the election of directors, voting as a single class.

CLASSIFIED BOARD OF DIRECTORS

    The Nielsen Media Research Restated Certificate of Incorporation provides for Nielsen Media Research's Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one third of Nielsen Media Research's Board of Directors will be elected each year. See "Nielsen Media Research Management and Executive Compensation--Nielsen Media Research Board of Directors."

    Nielsen Media Research believes that a classified board will help to assure the continuity and stability of its Board of Directors, and its business strategies and policies as determined by its Board, because a majority of the directors at any given time will have prior experiences as directors of Nielsen Media Research. This provision should also help to ensure that Nielsen Media Research's Board of Directors, if confronted with an unsolicited proposal from a third party that has acquired a block of Nielsen Media Research's voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders.

    This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of Nielsen Media Research's Board of Directors until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest, could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Nielsen Media Research and could thus increase the likelihood that incumbent directors will retain their positions.

AMENDMENTS TO THE AMENDED AND RESTATED BY-LAWS

    The Nielsen Media Research Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% in voting power of all the shares of Nielsen Media Research entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the Amended and Restated By-laws which is to the same effect as provisions contained in the Restated Certificate of Incorporation relating to (i) the amendment of the Amended and Restated By-laws, (ii) the classified Board of Directors and the filling of director vacancies and (iii) calling and taking actions at meetings of stockholders and prohibiting stockholders from taking action by written consent.

AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION

    The Nielsen Media Research Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 80% in voting power of all the shares of Nielsen Media Research entitled to vote generally in the election of directors, voting together as a single class, to alter, amend or repeal provisions of the Restated Certificate of Incorporation relating to (i) the amendment of the Restated Certificate of Incorporation and/or the Amended and Restated By-laws, (ii) the classified Board of Directors and the filling of director vacancies and (iii) calling and taking actions at meetings of stockholders and prohibiting stockholders from taking action by written consent.

INDEMNIFICATION AND LIMITATION OF LIABILITY FOR DIRECTORS AND OFFICERS

    The Nielsen Media Research Restated Certificate of Incorporation provides that Nielsen Media Research shall indemnify directors and officers to the fullest extent permitted by the laws of the State of Delaware. The Nielsen Media Research Restated Certificate of Incorporation also provides that a director of Nielsen Media Research shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

    The indemnification rights conferred by the Restated Certificate of Incorporation of Nielsen Media Research are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. Nielsen Media Research will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them, while acting in their capacities as directors or officers.

                             AVAILABLE INFORMATION

    IMS HEALTH has filed with the SEC a Registration Statement on Form 10 with respect to the shares of IMS HEALTH Common Stock to be received by the stockholders of Cognizant in the Distribution. This Information Statement does not contain all of the information set forth in the Form 10 Registration Statement and the exhibits thereof, to which reference is hereby made. Statements made in this Information Statement as to the contents of any contract, agreement or other documents referred to herein are not necessarily complete. With respect to each such contract, agreement or other documents filed as an exhibit to the Form 10 Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Form 10 Registration Statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and in the Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60662. In addition, copies of the Form 10 Registration Statement and related documents may be obtained through the SEC Internet address at http://www.sec.gov.

                             REPORTS OF IMS HEALTH

    After the Distribution, IMS HEALTH will be required to comply with the reporting requirements of the Exchange Act and, in accordance therewith, to file reports, proxy statements and other information with the SEC.

    After the Distribution, such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the SEC listed above and obtained by mail from the SEC as described above. Application will be made for listing the shares of IMS HEALTH Common Stock on the NYSE and, when such shares of IMS HEALTH Common Stock commence trading on the NYSE, such reports, proxy statements and other information will be available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    Additionally, IMS HEALTH will be required to provide annual reports, containing audited financial statements, to its stockholders in connection with its annual meetings of stockholders.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
COGNIZANT CORPORATION (1)
Report of Independent Accountants..........................................................................        F-2
Financial Statements:
Consolidated Statements of Income for the Three Months Ended March 31, 1998 and 1997 (unaudited) and the
  Three Years Ended December 31, 1997......................................................................        F-3
Consolidated Statements of Financial Position as of March 31, 1998 (unaudited) and
  December 31, 1997 and 1996...............................................................................        F-4
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1998 and 1997 (unaudited) and
  the Three Years Ended December 31, 1997..................................................................        F-5
Consolidated Statements of Shareholders' Equity............................................................        F-6
Notes to Consolidated Financial Statements.................................................................        F-7
Five-Year Selected Financial Data (Unaudited)..............................................................       F-33
Report of Independent Accountants..........................................................................       F-34
Schedule II -- Valuation and Qualifying Accounts for the years ended December 31, 1997, 1996 and 1995......       F-35

IMS HEALTH INCORPORATED
Report of Independent Accountants..........................................................................       F-36
Statement of Financial Position as of March 31, 1998.......................................................       F-37
Notes to Financial Statement...............................................................................       F-38

NIELSEN MEDIA RESEARCH, INC.
Report of Independent Accountants..........................................................................       F-39
Financial Statements:
Consolidated Statements of Income for the Three Months Ended March 31, 1998 and 1997 (unaudited) and the
  Three Years Ended December 31, 1997......................................................................       F-40
Consolidated Statements of Financial Position as of March 31, 1998 (unaudited) and December 31, 1997 and
  1996.....................................................................................................       F-41
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1998 and 1997 (unaudited) and
  the Three Years Ended December 31, 1997..................................................................       F-42
Consolidated Statements of Divisional Equity for the Three Months Ended March 31, 1998 (unaudited) and the
  Three Years Ended December 31, 1997......................................................................       F-43
Notes to Consolidated Financial Statements.................................................................       F-44
Financial Statement Schedule:
Report of Independent Accountants..........................................................................       F-58
Schedule II -- Valuation and Qualifying Accounts for the years ended December 31, 1997, 1996 and 1995......       F-59

GARTNER GROUP, INC. (2)
Report of Independent Auditors.............................................................................       F-60
Report of Independent Accountants..........................................................................       F-61
Financial Statements:
Consolidated Balance Sheets as of September 30, 1997 and 1996..............................................       F-62
Consolidated Statements of Operations for the Fiscal Years Ended September 30, 1997, 1996 and 1995.........       F-63
Consolidated Statements of Changes in Stockholders' Equity.................................................       F-64
Consolidated Statements of Cash Flows......................................................................       F-65
Notes to Consolidated Financial Statements ................................................................       F-66

------------------------

(1) Because of the significance to Cognizant of the IMS HEALTH Business to be distributed to Cognizant stockholders in the Distribution, IMS HEALTH will be the accounting successor to Cognizant from a financial reporting perspective. See Note 20 to the Cognizant Consolidated Financial Statements.

(2) Gartner is a significant investee of Cognizant.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Cognizant Corporation:

    We have audited the accompanying consolidated statements of financial position of Cognizant Corporation as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cognizant Corporation as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

    As discussed in Note 2 to the consolidated financial statements, in 1995, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of".

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

New York, New York
February 17, 1998

                             COGNIZANT CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                                       THREE MONTHS ENDED
                                           MARCH 31,                        YEARS ENDED DECEMBER 31,
                                 ------------------------------  ----------------------------------------------
                                      1998            1997            1997            1996            1995
                                 --------------  --------------  --------------  --------------  --------------
                                          (UNAUDITED)
OPERATING REVENUE..............   $     337,032   $     315,576   $   1,418,153   $   1,730,596   $   1,542,340
                                 --------------  --------------  --------------  --------------  --------------
Operating Costs................         166,784         147,959         597,199         746,781         753,466
Selling and Administrative
  Expenses.....................          96,955          86,786         368,298         506,786         488,865
Depreciation and
  Amortization.................          28,816          32,944         117,314         133,861         132,532
Restructuring Expense..........                                               0               0          12,800
                                 --------------  --------------  --------------  --------------  --------------
OPERATING INCOME...............          44,477          47,887         335,342         343,168         154,677
                                 --------------  --------------  --------------  --------------  --------------
Interest Income................           4,098           3,616          12,775           9,456          10,325
Interest Expense...............            (200)           (450)         (2,293)         (1,338)           (540)
Gartner Equity Income..........          15,574          15,534          65,120               0               0
Gain from Sale of Subsidiary
  Stock (SAB51)................           7,987               0          14,689               0               0
Gains from Dispositions--
  Net..........................          13,600           5,436           9,391             200          15,124
Other Expense--Net.............          (2,772)           (763)         (4,789)         (2,465)        (17,029)
                                 --------------  --------------  --------------  --------------  --------------
Non-Operating Income-- Net.....          38,287          23,373          94,893           5,853           7,880
                                 --------------  --------------  --------------  --------------  --------------
Income Before Provision for
  Income Taxes.................          82,764          71,260         430,235         349,021         162,557
Provision for Income Taxes.....         (22,677)        (18,355)       (117,885)       (153,570)        (73,676)
                                 --------------  --------------  --------------  --------------  --------------
NET INCOME.....................   $      60,087   $      52,905   $     312,350   $     195,451   $      88,881
                                 --------------  --------------  --------------  --------------  --------------
                                 --------------  --------------  --------------  --------------  --------------
BASIC EARNINGS PER SHARE OF
  COMMON STOCK.................   $         .37   $         .31   $        1.89   $        1.15   $         .52
                                 --------------  --------------  --------------  --------------  --------------
                                 --------------  --------------  --------------  --------------  --------------
DILUTED EARNINGS PER SHARE OF
  COMMON STOCK.................   $         .36   $         .31   $        1.86   $        1.15   $         .52
                                 --------------  --------------  --------------  --------------  --------------
                                 --------------  --------------  --------------  --------------  --------------
Average Number of Shares
  Outstanding--Basic...........     162,406,000     169,770,000     165,163,000     169,944,000     169,522,000
Dilutive Effect of Shares
  Issuable as of Year-End Under
  Stock Option Plans...........       4,276,000         178,000       1,667,000         187,000       2,061,000
Adjustment of Shares Applicable
  to Exercised Stock Options
  and Restricted Stock.........         600,000          14,000         660,000         369,000          25,000
                                 --------------  --------------  --------------  --------------  --------------
Average Number of Shares
  Outstanding--Diluted.........     167,282,000     169,962,000     167,490,000     170,500,000     171,608,000
                                 --------------  --------------  --------------  --------------  --------------
                                 --------------  --------------  --------------  --------------  --------------

   The accompanying notes are an integral part of the consolidated financial statements.

                             COGNIZANT CORPORATION

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                                                           DECEMBER 31,
                                                                        MARCH 31,    -------------------------
                                                                           1998          1997         1996
                                                                       ------------  ------------  -----------
                                                                       (UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents............................................  $    344,251  $    318,435  $   428,520
Accounts Receivable--Net.............................................       303,047       303,609      453,791
Other Current Assets.................................................        77,209        72,368      112,151
                                                                       ------------  ------------  -----------
      Total Current Assets                                                  724,507       694,412      994,462
                                                                       ------------  ------------  -----------
INVESTMENT IN GARTNER GROUP..........................................       212,863       195,695            0
                                                                       ------------  ------------  -----------
NOTES RECEIVABLE AND OTHER INVESTMENTS...............................       100,707       109,712      117,706
                                                                       ------------  ------------  -----------
PROPERTY, PLANT AND EQUIPMENT--NET...................................       233,578       233,583      268,888
                                                                       ------------  ------------  -----------
Other Assets--Net....................................................
Computer Software....................................................       147,911       142,268      139,040
Goodwill.............................................................        91,464        87,430      251,483
Other Assets.........................................................       119,301       116,420      103,403
                                                                       ------------  ------------  -----------
      Total Other Assets--Net                                               358,676       346,118      493,926
                                                                       ------------  ------------  -----------
TOTAL ASSETS.........................................................  $  1,630,331  $  1,579,520  $ 1,874,982
                                                                       ------------  ------------  -----------
                                                                       ------------  ------------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts and Notes Payable...........................................  $     59,630  $     58,796  $    46,923
Accrued and Other Current Liabilities................................       203,264       212,944      266,932
Accrued Income Taxes.................................................        48,335        57,549       63,416
Deferred Revenues....................................................       114,173       111,921      292,970
                                                                       ------------  ------------  -----------
      Total Current Liabilities                                             425,402       441,210      670,241
                                                                       ------------  ------------  -----------
POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS...........................        47,915        49,927       60,269
DEFERRED INCOME TAXES................................................       108,373       113,749      105,074
MINORITY INTERESTS...................................................       102,891       101,209       90,635
OTHER LIABILITIES....................................................        73,488        71,855       76,150
                                                                       ------------  ------------  -----------
TOTAL LIABILITIES....................................................  $    758,069  $    777,950  $ 1,002,369
                                                                       ------------  ------------  -----------
                                                                       ------------  ------------  -----------
COMMITMENTS AND CONTINGENCIES........................................
SHAREHOLDERS' EQUITY.................................................
Preferred Stock, Par Value $.01 Per Share, Authorized--
  10,000,000 Shares; Outstanding--None...............................
Series Common Stock, Par Value $.01 Per Share, Authorized--
  10,000,000 Shares; Outstanding--None...............................
Common Stock, Par Value $.01 Per Share, Authorized-- 400,000,000
  Shares; Issued 171,120,069, 171,120,069 and 171,082,301 Shares in
  1998, 1997 and 1996, respectively..................................         1,711         1,711        1,711
Capital Surplus......................................................       808,015       808,550      805,170
Retained Earnings....................................................       413,643       358,456       65,989
Treasury Stock, at cost, 8,039,396, 9,026,448 and 800,000 Shares in
  1998, 1997 and 1996, respectively..................................      (300,250)     (323,026)     (25,200)
Cumulative Translation Adjustment....................................       (75,868)      (76,771)     (11,752)
Unrealized Gains on Investments......................................        25,011        32,650       36,695
                                                                       ------------  ------------  -----------
TOTAL SHAREHOLDERS' EQUITY...........................................       872,262       801,570      872,613
                                                                       ------------  ------------  -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...........................  $  1,630,331  $  1,579,520  $ 1,874,982
                                                                       ------------  ------------  -----------
                                                                       ------------  ------------  -----------

   The accompanying notes are an integral part of the consolidated financial statements.

                             COGNIZANT CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          DOLLAR AMOUNTS IN THOUSANDS

                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,           YEARS ENDED DECEMBER 31,
                                                                 --------------------  -------------------------------
                                                                   1998       1997       1997       1996       1995
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income.....................................................  $  60,087  $  52,905  $ 312,350  $ 195,451  $  88,881
Reconciliation of Net Income to Net Cash
  Provided by Operating Activities:
    Depreciation and Amortization..............................     28,816     32,944    117,314    133,861    132,532
    Net Gains from Dispositions................................    (13,600)    (5,436)    (9,391)      (200)   (15,124)
    Write-Off of Purchased In-Process Research and
      Development..............................................         --         --         --     33,233         --
    Restructuring Provisions...................................         --         --         --         --     12,800
    Restructuring Payments.....................................         --         --         --    (11,515)   (15,544)
    Postemployment Benefit Expense.............................         --         --         --        666     37,632
    Postemployment Benefit Payments............................     (1,391)    (3,157)    (7,129)   (11,045)   (18,480)
    Non-Recurring Charge.......................................                               --         --     90,070
    Non-Recurring Charge Payments..............................       (955)    (2,180)    (5,255)   (13,125)        --
    Net Increase in Accounts Receivable........................        579        450     (1,378)   (19,576)   (83,035)
    Net Increase in Deferred Revenue...........................      2,245     17,521      9,973     23,276     53,788
    Equity Income, Net of Taxes................................     (9,181)    (8,902)   (38,040)        --         --
    Gain from Sale of Subsidiary Stock (SAB 51)................     (7,987)        --    (14,689)        --         --
    Minority Interests.........................................      2,146        156      4,797     11,710     14,696
    Deferred Income Taxes......................................      1,460    (13,012)    38,562     16,566    (13,392)
    Net (Decrease) Increase in Accrued Income Taxes............     (9,210)    (1,144)   (21,352)    23,606    (35,994)
    Net (Increase) Decrease in Other Working Capital Items.....    (17,040)   (11,608)   (28,749)   (30,885)    39,709
                                                                 ---------  ---------  ---------  ---------  ---------
Net Cash Provided by Operating Activities......................     35,969     58,537    357,014    352,023    288,539
                                                                 ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from Maturities of Marketable Securities..............         --         --         --    193,392     40,338
Payments for Marketable Securities.............................         --         --         --   (165,791)   (70,546)
Payments for Acquisitions of Businesses........................     (2,938)        --         --    (24,386)   (10,916)
Proceeds from Sale of Businesses and Investments...............     23,165      7,004     44,901      1,565     11,349
Capital Expenditures...........................................    (12,691)   (14,778)   (71,894)   (74,963)   (77,032)
Additions to Computer Software.................................    (15,415)   (15,726)   (66,673)   (49,395)   (70,565)
Additions to Other Assets......................................     (9,254)    (5,644)   (32,905)   (19,187)    (4,694)
Increase in Other Investments--Net.............................     (8,092)   (10,693)   (16,705)   (24,423)    (8,232)
Payments for Purchase of Gartner Group Common Stock............         --         --         --    (49,419)    (8,372)
Other..........................................................       (721)     2.454     26,294     54,542     50,501
                                                                 ---------  ---------  ---------  ---------  ---------
Net Cash Used in Investing Activities..........................    (25,946)   (37,383)  (116,982)  (158,065)  (148,169)
                                                                 ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for Purchase of Treasury Stock........................          0    (95,069)  (324,767)        --         --
Proceeds from Exercise of Stock Options........................     17,833      1,151     26,409        557         --
Dividends Paid.................................................     (4,900)    (5,117)   (19,883)        --         --
Proceeds from Employee Stock Purchase Plan.....................      2,733          0      1,683         --         --
Other Stock Transactions with Employees........................         --         --         --     14,377      5,149
Proceeds from Issuance of Purchased Stock Options..............         --         --         --      8,699         --
Net Transfers from (to) The Dun & Bradstreet Corporation.......         --         --         --     44,880   (113,051)
Minority Interest Financing....................................         --         --    100,000         --         --
Payment of Short-Term Debt.....................................         --         --         --    (50,000)        --
Other..........................................................         (3)      (276)     1,360     62,018     (8,193)
                                                                 ---------  ---------  ---------  ---------  ---------
Net Cash (Used in) Provided by Financing Activities............     15,663    (99,311)  (215,198)    80,531   (116,095)
                                                                 ---------  ---------  ---------  ---------  ---------
Change of Gartner Group to Equity Basis........................         --   (123,697)  (123,697)        --         --
Effect of Exchange Rate Changes on Cash and Cash Equivalents...        130     (7,244)   (11,222)    (3,074)     4,846
                                                                 ---------  ---------  ---------  ---------  ---------
Increase (Decrease) in Cash and Cash Equivalents...............     25,816   (209,098)  (110,085)   271,415     29,121
Cash and Cash Equivalents, Beginning of Year...................    318,435    428,520    428,520    157,105    127,984
                                                                 ---------  ---------  ---------  ---------  ---------
Cash and Cash Equivalents, End of Year.........................  $ 344,251  $ 219,422  $ 318,435  $ 428,520  $ 157,105
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid during the Period for Interest.......................  $     200  $     255  $   2,293  $   1,463  $     425
Cash Paid during the Period for Income Taxes...................  $  30,728  $  21,524  $  72,827  $  48,372  $  26,956
NON-CASH INVESTING ACTIVITIES:
Stock Issued in Connection with Acquisition....................  $   1,412         --         --         --         --

   The accompanying notes are an integral part of the consolidated financial statements.

                             COGNIZANT CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                                                                               UNREALIZED
                                                                                                  CUMULATIVE      GAINS
                                      DIVISIONAL    COMMON      CAPITAL    RETAINED    TREASURY   TRANSLATION  (LOSSES) ON
                                        EQUITY       STOCK      SURPLUS    EARNINGS      STOCK    ADJUSTMENT   INVESTMENTS
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------
BALANCE, JANUARY 1, 1995............  $  622,253   $      --   $      --   $      --   $      --   $ (15,770)   $      --
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------
Net Income..........................      88,881
Net Transfers to The Dun &
  Bradstreet Corporation............    (113,051)
Change in Cumulative Translation
  Adjustment........................                                                                  22,275
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------
BALANCE, DECEMBER 31, 1995..........     598,083          --          --          --          --       6,505           --
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------
Net Income..........................     129,462
Net Transfers from The Dun &
  Bradstreet Corporation............      44,880
Change in Cumulative Translation
  Adjustment........................                                                                 (16,817)
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------
BALANCE, NOVEMBER 1, 1996...........          --       1,711     795,914          --     (25,200)    (10,312)          --
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------
Net Income..........................                                          65,989
Exercise of Stock Options
  (18,467)..........................                                 557
Restricted Stock Plan (6,286).......                                 210
    Less: Unearned Portion..........                                (210)
Purchase of Stock Options
  (2,692,700).......................                               8,699
Change in Cumulative Translation
  Adjustment........................                                                                  (1,440)
Unrealized Gains on
  Investments--Net..................                                                                               36,695
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------
BALANCE, DECEMBER 31, 1996..........          --       1,711     805,170      65,989     (25,200)    (11,752)      36,695
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------
Net Income..........................                                         312,350
Cash Dividends ($.12 per share).....                                         (19,883)
Exercise of Stock Options
  (37,768)..........................                               1,151
Treasury Stock Reissued Under:
  Exercise of Stock Options
    (818,925).......................                               2,187                  25,258
  Restricted Stock Plan (41,400)....                                                       1,741
    Less: Unearned Portion..........                                                      (1,741)
    Plus: Earned Portion............                                  42
  Employee Stock Purchase Plan
    (46,645)........................                                                       1,683
Treasury Shares Acquired
  (9,133,418).......................                                                    (324,767)
Change in Cumulative Translation
  Adjustment........................                                                                 (65,019)
Unrealized Loss on
  Investments--Net..................                                                                               (4,045)
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------
BALANCE, DECEMBER 31, 1997            $       --   $   1,711   $ 808,550   $ 358,456   $(323,026)  $ (76,771)   $  32,650
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------
UNAUDITED
Net Income..........................                                          60,087
Cash Dividends......................                                          (4,900)
Treasury Stock Reissued Under:
  Exercise of Stock Options
    (675,558).......................                                (535)                 17,833
  Restricted Stock Plan (6,010).....                                                         297
    Less: Unearned Portion..........                                                        (297)
    Plus: Earned Portion of
      Grants........................                                                         798
  Employee Stock Purchase Plan
    (47,733)........................                                                       2,733
Issued in Connection with
  Acquisition (25,571)..............                                                       1,412
Change in Cumulative Translation
  Adjustment........................                                                                     903
Unrealized Gains on Investments.....                                                                               (7,639)
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------
BALANCE, MARCH 31, 1998               $       --   $   1,711   $ 808,015   $ 413,643   $(300,250)  $ (75,868)   $  25,011
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------
                                      ----------  -----------  ---------  -----------  ---------  -----------  -----------


                                        TOTAL
                                      ---------
BALANCE, JANUARY 1, 1995............  $ 606,483
                                      ---------
Net Income..........................     88,881
Net Transfers to The Dun &
  Bradstreet Corporation............   (113,051)
Change in Cumulative Translation
  Adjustment........................     22,275
                                      ---------
BALANCE, DECEMBER 31, 1995..........    604,588
                                      ---------
Net Income..........................    129,462
Net Transfers from The Dun &
  Bradstreet Corporation............     44,880
Change in Cumulative Translation
  Adjustment........................    (16,817)
                                      ---------
BALANCE, NOVEMBER 1, 1996...........    762,113
                                      ---------
Net Income..........................     65,989
Exercise of Stock Options
  (18,467)..........................        557
Restricted Stock Plan (6,286).......        210
    Less: Unearned Portion..........       (210)
Purchase of Stock Options
  (2,692,700).......................      8,699
Change in Cumulative Translation
  Adjustment........................     (1,440)
Unrealized Gains on
  Investments--Net..................     36,695
                                      ---------
BALANCE, DECEMBER 31, 1996..........    872,613
                                      ---------
Net Income..........................    312,350
Cash Dividends ($.12 per share).....    (19,883)
Exercise of Stock Options
  (37,768)..........................      1,151
Treasury Stock Reissued Under:
  Exercise of Stock Options
    (818,925).......................     27,445
  Restricted Stock Plan (41,400)....      1,741
    Less: Unearned Portion..........     (1,741)
    Plus: Earned Portion............         42
  Employee Stock Purchase Plan
    (46,645)........................      1,683
Treasury Shares Acquired
  (9,133,418).......................   (324,767)
Change in Cumulative Translation
  Adjustment........................    (65,019)
Unrealized Loss on
  Investments--Net..................     (4,045)
                                      ---------
BALANCE, DECEMBER 31, 1997            $ 801,570
                                      ---------
UNAUDITED
Net Income..........................     60,087
Cash Dividends......................     (4,900)
Treasury Stock Reissued Under:
  Exercise of Stock Options
    (675,558).......................     17,298
  Restricted Stock Plan (6,010).....        297
    Less: Unearned Portion..........       (297)
    Plus: Earned Portion of
      Grants........................        798
  Employee Stock Purchase Plan
    (47,733)........................      2,733
Issued in Connection with
  Acquisition (25,571)..............      1,412
Change in Cumulative Translation
  Adjustment........................        903
Unrealized Gains on Investments.....     (7,639)
                                      ---------
BALANCE, MARCH 31, 1998               $ 872,262
                                      ---------
                                      ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                             COGNIZANT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 1. BASIS OF PRESENTATION

    Cognizant Corporation (the "Company") integrates information and technology to create business insight. The Company includes I.M.S. International, Inc. ("IMS"), Nielsen Media Research, Inc. ("Nielsen Media Research"), Erisco Inc. ("Erisco"), Cognizant Technology Solutions Corporation ("CTS"), Cognizant Enterprises, Inc. ("Enterprises"), SSJ K.K. ("Super Systems Japan"), and Pilot Software, Inc. ("Pilot"), which was divested in July 1997. During 1997, the Company's voting interest in Gartner Group, Inc. ("Gartner") fell below 50% due principally to Gartner stock option exercises. Accordingly, the Company has deconsolidated its investment in Gartner and accounted for its interest on an equity basis for the year-ended December 31, 1997. The prior years' financial statements, however, continue to account for Gartner as a consolidated subsidiary.

    On November 1, 1996 (the "D&B Distribution Date"), The Dun & Bradstreet Corporation ("D&B") distributed to its shareholders all of the outstanding shares of common stock of the Company, then a wholly-owned subsidiary of D&B (the "D&B Distribution"). In the D&B Distribution, holders of D&B common stock received one share of the Company's common stock for every share of D&B common stock held.

    These financial statements reflect the financial position, results of operations and cash flows of the Company as if it were a separate entity for all periods presented. D&B's historical basis in the assets and liabilities of the Company has been carried over.

    The financial statements for 1996 and 1995 also include allocations of certain D&B corporate headquarters assets (including prepaid pension assets), liabilities (including pension and postretirement benefits) and expenses (including cash management, legal, accounting, tax, employee benefits, insurance services, data services and other D&B corporate overhead) relating to the Company's businesses that were transferred to the Company from D&B. Management believes these allocations are reasonable. However, the financial information included herein for 1996 and 1995 may not necessarily reflect the financial position, results of operations, and cash flows had the Company been a separate entity.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CONSOLIDATION. The consolidated financial statements of the Company include the accounts of the Company and its subsidiaries after elimination of all material intercompany accounts and transactions. Investments in companies over which the Company has significant influence but not a controlling interest are accounted for under the equity method of accounting. The Company recognizes as income any gains or losses related to the sale or issuance of stock by a consolidated subsidiary or a company accounted for under the equity basis. The financial statements of IMS and its affiliates reflect a fiscal year ending November 30 to facilitate timely reporting of the Company's financial results.

    UNAUDITED INTERIM FINANCIAL INFORMATION. The accompanying interim consolidated balance sheet as of March 31, 1998 and the consolidated statements of operations and cash flows for the three months ended March 31, 1997 and 1998 together with the related disclosures and amounts set forth in the notes are unaudited but include all adjustments, consisting of only normal recurring adjustments, which the Company considers necessary to present fairly, in all material respects, the consolidated financial position, the consolidated results of operations and cash flows for the three months ended March 31, 1997 and 1998. Results for the three months ended March 31, 1997 and 1998 are not necessarily indicative of results for the entire year.

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CASH EQUIVALENTS. The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents.

    MARKETABLE SECURITIES. The Company values all marketable securities that mature in more than 90 days at amortized cost (which approximates market value) as it is management's intent to hold these instruments to maturity. Other marketable securities, principally consisting of equity securities, are classified as available-for-sale. Such securities are carried at fair value, with the unrealized gains and losses, net of income taxes, reported as a component of shareholders' equity.

    PROPERTY, PLANT AND EQUIPMENT. Buildings and machinery and equipment are depreciated over their estimated useful lives using principally the straight-line method. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful life of the improvement.

    COMPUTER SOFTWARE. Direct costs incurred in the development of computer software are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". Costs incurred to establish technological feasibility of a computer software product are expensed in the periods in which they are incurred. Capitalization ceases and amortization starts when the product is available for general release to customers. Computer software costs are being amortized, on a product by product basis, generally over three to five years. Annual amortization is the greater of the amount computed using (a) the ratio that gross revenues for a product bear to the total of current and anticipated future gross revenues for that product, or (b) the straight-line method over the remaining estimated economic life of the product. At each balance sheet date, the Company reviews the recoverability of the unamortized capitalized costs of computer software products by comparing the carrying value of computer software with its estimated net realizable value.

    GOODWILL. Goodwill represents the excess purchase price over the fair value of identifiable net assets of businesses acquired and is amortized on a straight-line basis over seven to forty years. At each balance sheet date, the Company reviews the recoverability of goodwill, not identified with impaired long-lived assets, based on estimated undiscounted future cash flow from operating activities compared with the carrying value of goodwill and recognizes any impairment on the basis of such comparison. The recognition and measurement of goodwill impairment is assessed at the business unit level.

    OTHER ASSETS. Other intangibles result from acquisitions and database development and are included in other assets. Other intangibles are being amortized, using principally the straight-line method, over three to seven years.

    The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" in 1995. This statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In general, this statement requires recognition of an impairment loss when the sum of undiscounted expected future cash flow is less than the carrying amount of such assets. The measurement for such impairment loss is then based on the fair value of the asset. See Note 6 to the Cognizant Consolidated Financial Statements.

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    REVENUE RECOGNITION. The Company recognizes revenue as earned, which is over the contract period or as the information is delivered or related services are performed. Amounts billed for service and subscriptions are credited to deferred revenues and reflected in operating revenue over the subscription term, which is generally one year. Software license revenue is recognized upon delivery of the software and documentation when there are no significant remaining related obligations. Revenue from post-contract customer support (maintenance) is recognized on a straight-line basis over the term of the contract.

    FOREIGN CURRENCY TRANSLATION. The Company has significant investments in non-U.S. countries. Therefore, changes in the value of foreign currencies affect the Company's consolidated financial statements when translated into U.S. dollars.

    For all operations outside the United States where the Company has designated the local currency as the functional currency, assets and liabilities are translated using end-of-period exchange rates; revenues and expenses are translated using average rates of exchange. For these countries, currency translation adjustments are accumulated in a separate component of shareholders' equity whereas realized transaction gains and losses are recognized in other expense--net. For operations in countries that are considered to be highly inflationary, where the U.S. dollar is designated as the functional currency, monetary assets and liabilities are translated using end-of-period exchange rates, non-monetary accounts are translated using historical exchange rates, and all translation and transaction adjustments are recognized in other expense--net.

    INCOME TAXES. Prior to the D&B Distribution, the Company was included in the Federal and certain state and non-U.S. income tax returns of D&B. The provision for income taxes in the Company's financial statements has been calculated on a separate-company basis. Income taxes paid on behalf of the Company by D&B, prior to the D&B Distribution, are included in Divisional Equity.

    DIVISIONAL EQUITY. Divisional Equity includes historical investments and advances from D&B prior to the D&B Distribution, including net transfers to/from D&B, third-party liabilities paid on behalf of the Company by D&B and amounts due to/from D&B for services and other charges, as well as current-period income through the D&B Distribution Date.

    ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Estimates are used for, but not limited to, the accounting for: allowance for uncollectible accounts receivable, depreciation and amortization, capitalized software costs, employee benefit plans, taxes, restructuring reserves and contingencies.

    EARNINGS PER SHARE. In 1997, the Company adopted SFAS No. 128, "Earnings Per Share". Previously reported earnings per share amounts have been restated. Basic earnings per share are calculated by dividing net income by weighted average common shares. Diluted earnings per share are calculated by dividing net income by dilutive potential common shares. Dilutive potential common shares are calculated in accordance with the Treasury stock method, which assumes that proceeds from the exercise of all options are used to repurchase common stock at market value. The amount of shares remaining after the proceeds are exhausted represent the potentially dilutive effect of the securities. The computation includes the weighted average number of shares of D&B common stock outstanding through the D&B Distribution

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Date, reflecting the one-for-one distribution ratio, and the weighted average number of shares of Cognizant common stock outstanding since the D&B Distribution.

    CONCENTRATIONS OF CREDIT RISK. IMS maintains accounts receivable balances ($228,284 and $237,279 at December 31, 1997 and 1996, respectively), principally from customers in the pharmaceutical industry.

    RECLASSIFICATIONS. Certain prior-year amounts have been reclassified to conform with the current period presentation.

    RECENTLY ISSUED ACCOUNTING STANDARDS: In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income", which requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for periods beginning after December 15, 1997. The Company is in the process of determining its preferred disclosure format.

    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures About Pensions And Other Postretirement Benefits", which changes current financial statement disclosure requirements from those required under SFAS No. 87, "Employers' Accounting for Pensions", SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". The statement does not change the existing measurement or recognition provisions of SFAS Nos. 87, 88 or 106, and is effective for the fiscal years beginning after December 15, 1997. The Company is in the process of evaluating the disclosure requirements under this standard.

    In October 1997, the AICPA issued SOP 97-2, "Software Revenue Recognition", which provides guidance on when and in what amounts revenue should be recognized for the licensing, selling, leasing or marketing of computer software. This statement is effective for the periods beginning after December 15, 1997. The Company has determined that the impact of the adoption of this standard will not have a material effect on its financial statements.

NOTE 3. INVESTMENT IN GARTNER

    In the third quarter of 1997, the Company's voting interest in Gartner fell below 50% as a result of the exercise of Gartner employee stock options and employee stock purchases. Accordingly, the Company has deconsolidated Gartner and is accounting for its ownership interest on the equity basis.

    The Company has restated the first and second quarter Statements of Income to reflect the change to equity accounting as of January 1, 1997. Generally accepted accounting principles do not permit the restatement of prior-year financial results.

    During the third and fourth quarters of 1997, the proceeds from the issuance of shares to Gartner employees, including associated tax benefits, increased Gartner's equity and reduced the Company's ownership interest by slightly less than 2%. This reduction in ownership was partially offset by an increase in Gartner treasury stock. As a result, the Company recognized, as a separate line on the income statement, a pre-tax unrealized gain on its investment in Gartner ("SAB 51 Gain") of $14,689 corresponding to the net increase in the underlying value of its investment in Gartner.

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 3. INVESTMENT IN GARTNER (CONTINUED)
    Selected financial information regarding the results of operations and financial position of Gartner is summarized below:

                                                                         YEARS ENDED DECEMBER
                                                                                 31,
                                                                        ----------------------
                                                                           1997        1996
                                                                        ----------  ----------
                                                                             (UNAUDITED)
Condensed Income Statement Information
Operating Revenue.....................................................  $  548,539  $  423,565
Operating Income......................................................  $  126,239  $   61,624
Income Before Provision for Taxes.....................................  $  134,385  $   65,803
Net Income............................................................  $   79,732  $   23,987

Condensed Balance Sheet Information
Current Assets........................................................  $  439,356  $  325,904
Non-current Assets....................................................  $  237,284  $  133,031
Current Liabilities...................................................  $  338,087  $  273,616
Non-current Liabilities...............................................  $    3,933  $    2,871

NOTE 4. DISPOSITIONS

    During 1997, the Company recorded a $39,336 pre-tax gain on the sale of its investment in WEFA Group, Inc. and a portion of its investment in TSI International, Inc. and Aspect Development, Inc. These investments, which were part of Enterprises' portfolio, generated cash proceeds of $43,601.

    Additionally, in the third quarter, the Company sold Pilot and recorded a non-cash pre-tax loss of $29,945.

NOTE 5. INVESTMENT PARTNERSHIP

    Three of the Company's subsidiaries have contributed assets to, and participate in, a limited partnership. One subsidiary serves as general partner, and all other partners hold limited partnership interests. The partnership, which is a separate and distinct legal entity, is in the business of licensing database assets and computer software. In the second quarter of 1997, third-party investors contributed $100,000 to the partnership in exchange for limited partnership interests. For financial reporting purposes, the assets, liabilities, results of operations and cash flows of the partnership are included in the Company's consolidated financial statements because the Company and its subsidiaries maintain a controlling (84%) interest in the partnership. The third-parties' investments in this partnership are reflected in minority interests.

NOTE 6. NON-RECURRING CHARGES

    In the fourth quarter of 1995, the Company recorded within operating costs a charge of $90,070. This charge primarily reflected an impairment loss in connection with the adoption of the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ($40,570), the write-off of certain computer software ($20,300), a provision for postemployment

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 6. NON-RECURRING CHARGES (CONTINUED) benefits ($7,400) under the Company's severance plan and an accrual for contractual obligations that have no future economic benefits ($21,800).

    SFAS No. 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In connection with this review, the Company recorded an impairment loss of $40,570 reflecting the revaluation of certain fixed assets, administrative and production systems and other intangibles that were replaced or no longer used. In addition, the Company recognized a charge of $20,300, principally related to the write-off of certain computer software product lines at Pilot.

    The provision for postemployment benefits of $7,400 represented the cost of workforce reductions. The accrual for contractual obligations that have no future economic benefits of $21,800 related to the acquisition of certain information and other services that were no longer used by the Company.

    This 1995 non-recurring charge evolved from D&B's annual budget and strategic planning process, which included a review of D&B's underlying cost structure, products and services and assets used in the business. Based upon such analysis, management, having the authority to approve such business decisions, committed in December 1995 to a plan to discontinue certain product lines and dispose of certain other assets, resulting in the charge. These decisions were not reversed or modified as a result of D&B's reorganization plan relating to the D&B Distribution, which was reviewed and, subject to certain conditions, approved by the Board of Directors of D&B on January 9, 1996.

NOTE 7. RESTRUCTURING

    In 1995, the Company recorded a $12,800 restructuring provision primarily to write-off software for product lines that were discontinued at Sales Technologies. All restructuring actions were completed in 1996.

                                                           DECEMBER 31,              DECEMBER 31,
CATEGORY                                                       1995      CASH ITEMS      1996
---------------------------------------------------------  ------------  ----------  ------------
Real Estate Cost Reductions..............................   $    1,059   $   (1,059)  $   --
Discontinued Production and Data Collection Systems and
 Products................................................        4,400       (4,400)
Other....................................................        6,056       (6,056)      --
                                                           ------------  ----------  ------------
Total....................................................   $   11,515   $  (11,515)  $   --
                                                           ------------  ----------  ------------
                                                           ------------  ----------  ------------

NOTE 8. ACQUISITIONS

    In 1996 and 1995, the Company acquired various companies in separate transactions that were accounted for as purchases.

    The aggregate cash purchase price of such acquisitions totaled $24,386 in 1996. The largest acquisition during 1996 was Gartner's acquisition of J3 Learning Corporation ("J3"), a leading provider of software educational materials for corporate and individual training. Gartner acquired all of the outstanding shares of J3 for consideration of $8,000 in cash, approximately $35,400 in Gartner Group Class A Common Stock, and options to purchase Gartner Group Class A Common Stock, which had a value of $1,300. Operating

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 8. ACQUISITIONS (CONTINUED)
costs and selling and administrative expenses in 1996 include a one-time acquisition related charge of $33,233 for in-process research and development costs associated with J3.

    The aggregate purchase price of such acquisitions totaled $10,916 in 1995.

    The results of operations of all purchases are included in the Consolidated Statements of Income from the date of acquisition. Had the acquisitions made in 1995 and 1996 been consummated on January 1 of the year preceding the year of acquisition, the results of these acquired operations would not have had a significant impact on the Company's consolidated results of operations for any of the years presented.

NOTE 9. MARKETABLE SECURITIES AND OTHER INVESTMENTS

    Amounts included below are classified in the consolidated statements of financial position as marketable securities and other investments. Cash equivalents have been excluded from these disclosures.

                                                                                        DECEMBER 31,
                                                                         ------------------------------------------
                                                                                 1997                  1996
                                                                         --------------------  --------------------
                                                                                      FAIR                  FAIR
                                                                           COST       VALUE      COST       VALUE
                                                                         ---------  ---------  ---------  ---------
Debt Securities of States and Other Subdivisions of the U.S.
  Government...........................................................     --         --      $  23,317  $  23,317
Equity Securities......................................................  $   3,491  $  48,463      4,357     58,320
                                                                         ---------  ---------  ---------  ---------
Total..................................................................  $   3,491  $  48,463  $  27,674  $  81,637
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------

NOTE 10. FINANCIAL INSTRUMENTS

FOREIGN EXCHANGE RISK MANAGEMENT

    The Company transacts business in virtually every part of the world and is subject to risks associated with changing foreign exchange rates. The Company's objective is to reduce earnings and cash flow volatility associated with foreign exchange rate changes to allow management to focus its attention on its core business activities. Accordingly, the Company enters into various contracts which change in value as foreign exchange rates change to protect the value of a portion of committed and anticipated foreign currency revenues and non-functional currency assets and liabilities. By policy, the Company maintains hedge coverage between minimum and maximum percentages of its anticipated foreign exchange exposures over the next year. The gains and losses on these hedges offset changes in the value of the related exposures.

    It is the Company's policy to enter into foreign currency transactions only to the extent necessary to meet its objectives as stated above. The Company does not enter into foreign currency transactions for speculative purposes.

    The Company uses forward contracts and purchased currency options to hedge committed and anticipated foreign currency denominated revenues, respectively. The principal currencies hedged are the Japanese yen, Swiss franc, German mark and Italian lira. The Company also uses forward contracts to hedge non-functional currency assets and liabilities.

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 10. FINANCIAL INSTRUMENTS (CONTINUED)
    Gains and losses on contracts hedging anticipated and committed foreign currency revenues are deferred until such revenues are recognized, and offset changes in the value of such revenues. At December 31, 1997, the Company had unrealized deferred gains of $2,768 related to foreign currency hedge transactions. Deferred amounts to be recognized can change with market conditions and will substantially be offset by changes in the value of the related hedged transactions. The impact of foreign exchange risk management activities on operating income in 1997 was a net gain of $15,617. Gains and losses on contracts hedging non-functional currency assets and liabilities are not deferred and are included in current income in other income/expense--net.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    At December 31, 1997, the Company's financial instruments included cash, cash equivalents, receivables, accounts payable and foreign exchange risk management contracts. At December 31, 1997, the fair values of cash, cash equivalents, receivables and accounts payable approximated carrying values due to the short-term nature of these instruments. At December 31, 1997, the notional amounts of the Company's risk management contracts were $212,000 (currency options $137,000; forward contracts $75,000) and all contracts will mature in 1998. The estimated fair values of the foreign exchange risk management contracts were determined based on quoted market prices, and approximate carrying value.

CREDIT CONCENTRATIONS

    The Company continually monitors its positions with, and the credit quality of, the financial institutions which are counterparties to its financial instruments and does not anticipate non-performance by the counterparties. The Company would not realize a material loss as of December 31, 1997 in the event of non-performance by any one counterparty. The Company enters into transactions only with financial institution counterparties which have a credit rating of A or better. In addition, the Company limits the amount of credit exposure with any one institution.

    IMS maintains accounts receivable balances ($228,284 and $237,279 at December 31, 1997 and 1996, respectively), principally from customers in the pharmaceutical industry. The Company's trade receivables do not represent significant concentrations of credit risk at December 31, 1997 due to the high quality of its customers and their dispersion across many geographic areas.

NOTE 11. PENSION AND POSTRETIREMENT BENEFITS

    PENSION PLANS. The Company has a defined benefit pension plan covering all employees in the United States in certain of the Company's businesses. The plan is a cash balance pension plan under which 6% of creditable compensation plus interest is credited to eligible employee retirement accounts on a monthly basis. At the time of retirement, the vested employee's account balance is actuarially converted into an annuity. Pension costs are determined actuarially and are funded to the extent allowable under the Internal Revenue Code. Supplemental plans in the United States are maintained to provide retirement benefits in excess of levels allowed by ERISA. The Company's non-U.S. subsidiaries provide retirement benefits for employees consistent with local practices, primarily using defined benefit or termination indemnity plans.

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 11. PENSION AND POSTRETIREMENT BENEFITS (CONTINUED)
    Consolidated pension costs are summarized as follows:

                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
U.S. Plans--D&B Allocation.......................................  $  --      $   2,230  $   1,241
U.S. Plans--Post Distribution....................................      2,145        291     --
Non-U.S. Plans...................................................      4,837      4,364      4,078
                                                                   ---------  ---------  ---------
Total Pension Cost...............................................  $   6,982  $   6,885  $   5,319
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The components of net periodic pension cost for 1997 (1996 and 1995 are unavailable) are summarized as follows:

                                                                                       1997
                                                                                    ----------
Service Cost......................................................................  $    9,959
Interest Cost.....................................................................      10,503
Actual Return on Plan Assets......................................................     (20,357)
Net Amortization and Deferral.....................................................       6,877
                                                                                    ----------
Net Periodic Pension Cost.........................................................  $    6,982
                                                                                    ----------
                                                                                    ----------

    In addition, during 1996 the Company recognized a pension curtailment gain of $1,895 relating to a reduced level of participation in the Company's supplemental plan and workforce reductions.

The status of all defined benefit pension plans at December 31, 1997 and 1996 is as follows:

                                                                           FUNDED                  UNFUNDED
                                                                  ------------------------  ----------------------
                                                                     1997         1996         1997        1996
                                                                  -----------  -----------  ----------  ----------
Fair Value of Plan Assets.......................................  $   157,643  $   151,724  $   --      $   --
                                                                  -----------  -----------  ----------  ----------
Actuarial Present Value of Accumulated Benefit Obligation:
  Vested........................................................     (112,663)    (120,602)     (5,607)     (4,857)
  Nonvested.....................................................       (1,900)      (1,611)     --            (296)
                                                                  -----------  -----------  ----------  ----------
Accumulated Benefit Obligation..................................     (114,563)    (122,213)     (5,607)     (5,153)
Effect of Projected Future Salary Increases.....................      (11,650)     (12,088)     (9,534)     (7,100)
                                                                  -----------  -----------  ----------  ----------
Projected Benefit Obligation....................................     (126,213)    (134,301)    (15,141)    (12,253)
                                                                  -----------  -----------  ----------  ----------
Plan Assets in Excess of (Less Than) Projected Benefit
  Obligation....................................................       31,430       17,423     (15,141)    (12,253)
Unrecognized Net (Gain) Loss....................................      (11,306)       3,652       3,135         478
Unrecognized Prior Service Cost (Credit)........................       (6,476)      (6,547)        639         833
Unrecognized Net Transition (Asset) Obligation..................       (1,818)      (1,226)         49          49
Adjustment to Recognize Minimum Liability.......................      --           --           --            (123)
                                                                  -----------  -----------  ----------  ----------
Prepaid (Accrued) Pension Cost..................................  $    11,830  $    13,302  $  (11,318) $  (11,016)
                                                                  -----------  -----------  ----------  ----------
                                                                  -----------  -----------  ----------  ----------

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 11. PENSION AND POSTRETIREMENT BENEFITS

    The weighted average expected long-term rate of return on pension plan assets was 9.28%, 9.31% and 9.82% for 1997, 1996 and 1995, respectively. At December 31, 1997 and 1996, the projected benefit obligation was determined using weighted average discount rates of 7.56% and 7.59%, respectively, and weighted average rates of increase in future compensation levels of 4.66% and 4.59%, respectively. Plan assets are invested in diversified portfolios that consist primarily of equity and debt securities.

    Certain employees of the Company in the United States also are eligible to participate in the Company-sponsored defined contribution plan. The Company's businesses make a matching contribution of up to 50% of the employee's contribution based on specified limits of the employee's salary. The Company's expense related to this plan was $4,666, $4,075 and $3,178 for the years 1997, 1996 and 1995, respectively.

    POSTRETIREMENT BENEFITS. In addition to providing pension benefits, the Company provides various healthcare and life insurance benefits for retired employees. Employees at certain businesses of the Company in the United States become eligible for these benefits if they reach normal retirement age while working for the Company. Certain of the Company's subsidiaries outside the United States have postretirement benefit plans, although most participants are covered by government-sponsored or administered plans. The cost of Company-sponsored postretirement benefit plans outside the U.S. is not significant.

    The Company has recorded postretirement benefits costs totaling $1,200, $2,619 and $3,447 for the years 1997, 1996 and 1995, respectively.

    The status of postretirement benefit plans other than pensions at December 31, 1997 and 1996 is as follows:

                                                                           1997        1996
                                                                        ----------  ----------
Accumulated Postretirement Benefit Obligation:
Active Employees--Eligible............................................  $   (8,110) $   (8,350)
Active Employees--Not Yet Eligible....................................      (6,830)     (6,530)
                                                                        ----------  ----------
Accumulated Postretirement Benefit Obligation.........................     (14,940)    (14,880)
Unrecognized Net Loss.................................................         540         300
Unrecognized Prior Service Credit.....................................      (2,110)       (850)
                                                                        ----------  ----------
Accrued Postretirement Benefit Cost...................................  $  (16,510) $  (15,430)
                                                                        ----------  ----------
                                                                        ----------  ----------

    At December 31, 1997 and 1996 the accumulated postretirement benefit obligation was determined using a discount rate of 7.0% and 7.5%, respectively. The assumed rate of future increases in per capita cost of covered healthcare benefits is 7.3% in 1998, decreasing gradually to 5.0% for the year 2021 and remaining constant thereafter. Increasing the assumed healthcare cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation by $2,007 and would increase annual aggregate service and interest costs by $257.

NOTE 12. EMPLOYEE STOCK PLANS

    The Company has a Key Employees Stock Incentive Plan which provides for the grant of stock options and restricted stock to eligible employees. In addition it provides an opportunity for the purchase of stock

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 12. EMPLOYEE STOCK PLANS (CONTINUED) options with a prepayment equal to ten percent of the exercise price, with the remaining payment due when the options are exercised. All options have a life of ten years, vest proportionally over six years and have an exercise price equal to the fair market value of the common stock on the grant date.

    The Company adopted an Employee Stock Purchase Plan in 1997 which allows eligible employees to purchase a limited amount of common stock at the end of each quarter at a price equal to the lesser of 90% of fair market value on (a) the first trading day of the quarter, or (b) the last trading day of the quarter. Fair market value is defined as the average of the high and low prices of the shares on the relevant day.

    Gartner has several stock option and stock purchase plans. The exercise price of options granted under the plans is equal to the fair market value at the date of grant of Gartner stock. Options outstanding and exercisable were 15,496,068 and 6,670,813, respectively, at December 31, 1997, at prices ranging from $0.02 to $35.38 per share.

    In July 1997, CTS adopted a Key Employees Stock Option Plan which provides for the grant of stock options to eligible employees. Options granted under this plan may not be granted at an exercise price less than fair market value of the underlying shares on the date of grant. All such options become exercisable in April 2006 with certain acceleration provisions of the vesting period to 25% per year over four years from the grant date should an initial public offering or change in control occur. At December 31, 1997, 800,500 options were outstanding at a weighted average exercise price of $2.50 per share. None were exercisable.

    CTS also has a Key Employees' Restricted Stock Purchase Plan which allows eligible employees to purchase a limited amount of restricted common stock at the time of grant at a price equal to the fair market value on the effective date of the award. At December 31, 1997, 175,000 shares have been purchased at an average exercise price of $2.50. The restrictions lapse should an initial public offering or change in control occur.

    In October 1995, FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", which requires that companies with stock-based compensation plans either recognize compensation expense based on the fair value of options granted or continue to apply the existing accounting rules and disclose pro forma net income and earnings per share assuming the fair value method had been applied. The Company has chosen to continue applying Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for the fixed stock option plans. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans, consistent with the

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 12. EMPLOYEE STOCK PLANS (CONTINUED) method of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                                    YEARS ENDED DECEMBER 31,
                                                                                ---------------------------------
                                                                                   1997        1996       1995
                                                                                ----------  ----------  ---------
Net Income              As reported...........................................  $  312,350  $  195,451  $  88,881
                        Pro forma.............................................  $  284,634  $  188,705  $  88,120
Earnings Per Share:
  Basic                 As reported...........................................  $     1.89  $     1.15  $     .52
                        Pro forma.............................................  $     1.72  $     1.11  $     .52
  Diluted               As reported...........................................  $     1.86  $     1.15  $     .52
                        Pro forma.............................................  $     1.70  $     1.11  $     .52

------------------------

Note: The pro forma disclosures shown above are not representative of the effects on net income and earnings per share in future years.

    The fair value of the Company's stock options used to compute pro forma net income and earnings per share disclosures is the estimated present value at grant date using the Black-Scholes option pricing model. The following weighted-average assumptions were used for 1997, 1996 and 1995: dividend yield of 0.3%; expected volatility of 25%; a risk-free interest rate of 5.9%; and an expected term of 4.5 years. The weighted average fair value of the Company's stock options granted in 1997, 1996 and 1995 are $13.12, $9.76 and $7.61, respectively.

    The fair value of Gartner stock options used to compute the Company's pro forma net income and earnings per share disclosures was computed in the same manner with the following weighted-average assumptions for 1997, 1996 and 1995: dividend yield of 0%; expected volatility of 40%; a risk-free interest rate of 6.0%; and an expected term of 3.5 years. The weighted average fair value of Gartner stock options granted in 1997, 1996 and 1995 are $10.12, $11.80 and $5.82, respectively.

    Immediately following the D&B Distribution, outstanding awards under the D&B Key Employees Stock Option Plans held by company employees were cancelled and replaced by substitute awards under the Company's Key Employees Stock Incentive Plan. The substitute awards had the same ratio of the exercise price per option to the market value per share, the same aggregate difference between market value and exercise price and the same vesting provisions, option periods and other terms and conditions as the options they replaced.

    At December 31, 1997, outstanding options for Cognizant common stock held by Company employees, including the substitute awards mentioned above, totaled 21,922,390, of which 4,386,181 had vested and were exercisable. The option prices range from $22.99 to $44.47 per share and are exercisable over periods ending no later than 2007. At December 31, 1996, outstanding options for Cognizant common

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 12. EMPLOYEE STOCK PLANS (CONTINUED) stock held by Company employees totaled 20,226,749, of which 2,168,714 had vested and were exercisable. The option prices ranged from $22.99 to $35.31 per share.

                                                                                                  WEIGHTED AVERAGE
                                                                                       SHARES      EXERCISE PRICE
                                                                                    ------------  -----------------
Options Outstanding,
 November 1, 1996.................................................................     3,340,778      $   31.13
Granted...........................................................................    14,209,500      $   33.37
Purchased.........................................................................     2,702,700      $   33.37
Exercised.........................................................................       (18,467)     $   30.17
Expired...........................................................................        (7,762)     $   33.75
                                                                                    ------------         ------
Options Outstanding,
 December 31, 1996................................................................    20,226,749      $   33.00
                                                                                    ------------         ------
Granted...........................................................................     3,878,237      $   42.35
Exercised.........................................................................      (856,693)     $   30.78
Expired...........................................................................    (1,325,903)     $   33.19
                                                                                    ------------         ------
Options Outstanding,
 December 31, 1997................................................................    21,922,390      $   34.75
                                                                                    ------------         ------

                                                                                     WEIGHTED-AVERAGE
                                                    DECEMBER 31, 1997      -------------------------------------
                                                 ------------------------   REMAINING    OPTION EXERCISE PRICES
RANGE OF                                            NUMBER       NUMBER    CONTRACTUAL  ------------------------
EXERCISE PRICES                                  OUTSTANDING   EXERCISABLE    LIFE      OUTSTANDING  EXERCISABLE
-----------------------------------------------  ------------  ----------  -----------  -----------  -----------
$40.00 - $44.47................................     3,095,250           0   9.8 years    $   44.25    $   44.25
$37.56 - $38.88................................       338,000           0   9.5 years    $   37.58    $   37.58
$30.31 - $35.31................................    17,285,856   3,368,490   7.7 years    $   33.43    $   33.50
$22.99 - $29.91................................     1,203,284   1,017,691   4.5 years    $   28.07    $   27.75
                                                 ------------  ----------
                                                   21,922,390   4,386,181
                                                 ------------  ----------
                                                 ------------  ----------

NOTE 13. INCOME TAXES

Income before provision for income taxes consisted of:

                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
U.S..........................................................................  $  230,717  $  162,128  $   43,495
Non-U.S......................................................................     199,518     186,893     119,062
                                                                               ----------  ----------  ----------
                                                                               $  430,235  $  349,021  $  162,557
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 13. INCOME TAXES (CONTINUED)
The provision (benefit) for income taxes consisted of:

                                                                                   1997        1996        1995
                                                                                ----------  ----------  ----------
U.S. Federal and State:
Current.......................................................................  $   55,647  $   53,489  $   57,596
Deferred......................................................................      (8,437)     31,178     (23,871)
                                                                                ----------  ----------  ----------
                                                                                    47,210      84,667      33,725
                                                                                ----------  ----------  ----------

Non-U.S.:
Current.......................................................................      57,949      61,880      33,632
Deferred......................................................................      12,726       7,023       6,319
                                                                                ----------  ----------  ----------
                                                                                    70,675      68,903      39,951
                                                                                ----------  ----------  ----------
Total.........................................................................  $  117,885  $  153,570  $   73,676
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

    The following table summarizes the significant differences between the U.S. Federal statutory taxes and the Company's provision for income taxes for consolidated financial statement purposes.

                                                                                    1997        1996       1995
                                                                                 ----------  ----------  ---------
Tax Expense at Statutory Rate..................................................  $  150,582  $  122,157  $  56,895
State and Local Income Taxes, net of Federal Tax Benefit.......................      13,704      12,729     13,079
Non-U.S. Taxes.................................................................        (623)      2,939     (3,684)
Purchased In-Process R&D Costs.................................................      --          11,632     --
Goodwill.......................................................................       1,396       3,709      4,457
Amortization of Intangibles....................................................     (48,612)     --         --
Other..........................................................................       1,438         404      2,929
                                                                                 ----------  ----------  ---------
Total Taxes....................................................................  $  117,885  $  153,570  $  73,676
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 13. INCOME TAXES (CONTINUED)
    The Company's deferred tax assets (liabilities) are comprised of the following at December 31:

                                                                                             1997         1996
                                                                                          -----------  -----------
Deferred Tax Assets:
  Operating Losses......................................................................  $    23,236  $    34,225
  Intangibles...........................................................................       31,552      --
  Postretirement Benefits...............................................................        6,009        5,274
  Non-Recurring Charges.................................................................        4,073        5,440
  Postemployment Benefits...............................................................        3,923        4,969
  Bad Debts.............................................................................        1,599        2,488
  Other.................................................................................        4,706        9,006
                                                                                          -----------  -----------
                                                                                               75,098       61,402
Valuation Allowance.....................................................................      (21,826)     (29,784)
                                                                                          -----------  -----------
                                                                                               53,272       31,618
                                                                                          -----------  -----------
Deferred Tax Liabilities:
  Intangibles...........................................................................      (66,322)     (67,818)
  Deferred Revenue......................................................................      (37,274)     (16,966)
  Marketable Securities.................................................................      (20,522)     (17,268)
  Depreciation..........................................................................      (17,522)     (12,223)
  Other.................................................................................      (14,535)      (7,442)
                                                                                          -----------  -----------
                                                                                             (156,175)    (121,717)
                                                                                          -----------  -----------
Net Deferred Tax Liability..............................................................  $  (102,903) $   (90,099)
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    The 1997 net deferred tax liability consists of a non-current deferred tax liability of $113,749, offset by a current deferred tax asset of $10,846 included in Other Current Assets. (See Note 18 to the Cognizant Consolidated Financial Statements.)

    The Company has established a valuation allowance attributable to deferred tax assets in certain U.S. state and non-U.S. tax jurisdictions where, based on available evidence, it is more likely than not that such assets will not be realized.

    Undistributed earnings of non-U.S. subsidiaries aggregated approximately $479,960 at December 31, 1997. Deferred tax liabilities have not been recognized for these undistributed earnings because it is the Company's intention to permanently reinvest such undistributed earnings outside the U.S. If such earnings are repatriated in the future, or are no longer deemed to be permanently reinvested, applicable taxes will be provided for on such amounts. It is not currently practicable to determine the amount of applicable taxes.

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 14. COMMITMENTS

    Certain of the Company's operations are conducted from leased facilities, which are under operating leases. Rental expense under real estate operating leases for the years 1997, 1996 and 1995 was $28,298, $37,805, and $34,997, respectively. The totals include $387 and $446 in 1996, and 1995 respectively, for facilities usage charged by D&B or an affiliate. The minimum annual rental expense for real estate operating leases that have remaining noncancelable lease terms in excess of one year, net of sublease rentals, at December 31, 1997 was:
1998--$27,896; 1999--$26,849; 2000--$25,901; 2001--$24,522; 2002-- $18,639 and
an aggregate of $24,411 thereafter.

    The Company also leases or participates in leases of certain computer and other equipment under operating leases. These leases are frequently renegotiated or otherwise changed as advancements in computer technology produce opportunities to lower costs and improve performance. Rental expense under computer and other equipment leases was $30,286, $25,304, and $21,864 for 1997, 1996 and 1995, respectively. At December 31, 1997, the minimum annual rental expense for computer and other equipment under operating leases that have remaining noncancelable lease terms in excess of one year was: 1998--$27,069; 1999--$24,977; 2000--$13,425; 2001--$6,836 and 2002--$5,898.

    The Company has agreements with various third parties to purchase certain data processing and telecommunications services, extending beyond one year. At December 31, 1997, the purchases covered by these agreements aggregated:
1998--$13,578; 1999--$13,638; and 2000--$5,880.

NOTE 15. OTHER TRANSACTIONS WITH AFFILIATES

    Prior to the D&B Distribution, D&B provided certain centralized services (see Note 1 to the Cognizant Consolidated Financial Statements) to the Company. Expenses related to these services were allocated to the Company based on utilization of specific services or, where not estimable, based on assets employed by the Company in proportion to D&B's total assets. Management believes these allocation methods are reasonable. These allocations (including data service charges beginning in 1995) were $107,200 and $116,900 in 1996 and 1995, respectively, and are included in operating costs and selling and administrative expenses in the Consolidated Statements of Income. Amounts due to D&B for these expenses are included in Divisional Equity.

    Net transfers to or from D&B, included in Divisional Equity, include advances and loans from affiliates, net cash transfers to or from D&B, third-party liabilities paid on behalf of the Company by D&B, amounts due to or from D&B for services and other charges, and income taxes paid on behalf of the Company by D&B. No interest has been charged on these transactions. The weighted average balance due from D&B was $466,938, and $452,693 for 1996 and 1995, respectively.

    The activity in the net transfers from (to) D&B account for the periods through the D&B Distribution Date included in Divisional Equity in the Cognizant Consolidated Statements of Shareholders' Equity is summarized as follows:

                                                                                        TEN MONTHS
                                                                                           ENDED      YEAR ENDED
                                                                                        OCTOBER 31,  DECEMBER 31,
                                                                                           1996          1995
                                                                                        -----------  ------------
D&B Services and Other Charges........................................................    $ 111,806     $ 121,673
Loans and Advances--Net...............................................................      137,639        44,917
U.S. Income Taxes.....................................................................       35,434        57,596
Cash Transfers--Net...................................................................     (239,999)     (337,237)
                                                                                        -----------  ------------
Net Transfers from (to) D&B...........................................................     $ 44,880     $(113,051)
                                                                                        -----------  ------------
                                                                                        -----------  ------------

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 15. OTHER TRANSACTIONS WITH AFFILIATES

    In connection with the D&B Distribution, the Company received 800,000 shares of new D&B common stock and 266,666 shares of ACNielsen Corporation ("ACNielsen") common stock. In December 1996 the Company sold such shares to D&B and ACNielsen, at fair market value, for $18,560 and $3,967, respectively. In addition, the Company assumed $69,000 of liabilities (included in Other Liabilities) which are subject to adjustment in accordance with the D&B Distribution Agreement, related to certain prior business transactions, and $50,000 of short-term debt, which was repaid in December 1996.

    For purposes of governing certain of the ongoing relationships between the Company, D&B and ACNielsen after the D&B Distribution and to provide for an orderly transition, the Company, D&B and ACNielsen entered into various agreements including a Distribution Agreement, Tax Allocation Agreement, Employee Benefits Agreement, Indemnity and Joint Defense Agreement, Television Audience Measurement Master Agreement, Intellectual Property Agreement, Shared Transaction Services Agreement, Data Services Agreement and Transition Services Agreement. Among other things, the agreements set forth principles to be applied in allocating certain D&B Distribution-related costs and specify portions of contingent liabilities to be shared if certain amounts are exceeded.

NOTE 16. CAPITAL STOCK

    On February 18, 1997 the Company announced that its board of directors had authorized a systematic stock repurchase program to buy up to 8,500,000 shares of the Company's outstanding common stock. The stock purchases are held in Treasury and reissued upon exercise of employee stock options. This program was completed on September 5, 1997 at a total cost of $299,737.

    On October 21, 1997 the Company announced that its board of directors had authorized a second systematic stock repurchase program to buy up to 10,000,000 shares of the Company's outstanding common stock. A portion of this program is intended to cover option exercises. Through December 31, 1997, 574,600 shares have been acquired at a total cost of $22,756.

    Under a Shareholder Rights Plan adopted by the Board of Directors, each certificate for a share of the Company's common stock also represents one Preferred Share Purchase Right (a "Right"). In the event a person or group (an "Acquiring Person") acquires beneficial ownership of, or commences or announces an intention to make a tender offer for more than 15% of the outstanding shares of common stock, each Right entitles the holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at $210 per each one one-thousandth of a share (the "Purchase Price"). In the event a person or group becomes an Acquiring Person, or the Company is acquired in a merger or other business combination or 50% or more of its assets or earning power are sold, each holder of a Right (other than an Acquiring Person) has the right to receive common stock of the Company or the entity that engaged in such transaction, as applicable, which has a market value of two times the Purchase Price. The Rights, which do not have voting rights and are subject to adjustment in certain circumstances, expire on October 23, 2006 and are redeemable by the Company at a price of $.01 per Right under certain circumstances.

NOTE 17. LITIGATION

    The Company and its subsidiaries are involved in legal proceedings and litigation arising in the ordinary course of business. In the opinion of management, the outcome of such current legal proceedings

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 17. LITIGATION (CONTINUED)
and litigation, if decided adversely, could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, in the opinion of management, these matters will not materially affect the Company's consolidated financial position.

    In addition, on July 29, 1996, Information Resources, Inc. ("IRI") filed a complaint in the United States District Court for the Southern District of New York, naming as defendants D&B, A.C. Nielsen Company and IMS (the"IRI Action").

    The complaint alleges various violations of the United States antitrust laws, including alleged violations of Sections 1 and 2 of the Sherman Act. The complaint also alleges a claim of tortious interference with a contract and a claim of tortious interference with a prospective business relationship. These latter claims relate to the acquisition by defendants of Survey Research Group Limited ("SRG"). IRI alleges that SRG violated an alleged agreement with IRI when it agreed to be acquired by defendants and that the defendants induced SRG to breach that agreement.

    IRI's complaint alleges damages in excess of $350,000, which amount IRI has asked to be trebled under the antitrust laws. IRI also seeks punitive damages in an unspecified amount.

    On October 15, 1996, defendants moved for an order dismissing all claims in the complaint. On May 6, 1997 the United States District Court for the Southern District of New York issued a decision dismissing IRI's claim of attempted monopolization in the United States, with leave to replead within sixty days. The Court denied defendants' motion with respect to the remaining claims in the complaint. On June 3, 1997, defendants filed an answer denying the material allegations in IRI's complaint, and A.C. Nielsen Company filed a counterclaim alleging that IRI has made false and misleading statements about its services and commercial activities. On July 7, 1997, IRI filed an amended and restated complaint repleading its alleged claim of attempted monopolization in the United States and realleging its other claims. On August 18, 1997, defendants moved for an order dismissing the amended claims. On December 1, 1997, the court denied the motion and, on December 16, 1997, defendants filed a supplemental answer denying the remaining material allegations of the amended complaint.

    In connection with the IRI Action, D&B, ACNielsen Corporation ("ACNielsen") (the parent company of A.C. Nielsen Company) and the Company have entered into an Indemnity and Joint Defense Agreement (the "Indemnity and Joint Defense Agreement") pursuant to which they agree (i) to certain arrangements allocating potential liabilities ("IRI Liabilities") that may arise out of or in connection with the IRI Action, and (ii) to conduct a joint defense of such action. In particular, the Indemnity and Joint Defense Agreement provides that ACNielsen will assume exclusive liability for IRI Liabilities up to a maximum amount to be calculated at the time such liabilities, if any, become payable (the "ACN Maximum Amount"), and that the Company and D&B will share liability equally for any amounts in excess of the ACN Maximum Amount. The ACN Maximum Amount will be determined by an investment banking firm as the maximum amount which ACNielsen is able to pay after giving effect to (i) any plan submitted by such investment bank which is designed to maximize the claims paying ability of ACNielsen without impairing the investment banking firm's ability to deliver a viability opinion (but which will not require any action requiring shareholder approval), and (ii) payment of related fees and expenses. For these purposes, financial viability means the ability of ACNielsen, after giving effect to such plan, the payment of related fees and expenses and the payment of the ACN Maximum Amount, to pay its debts as they become due

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 17. LITIGATION (CONTINUED)
and to finance the current and anticipated operating and capital requirements of its business, as reconstituted by such plan, for two years from the date any such plan is expected to be implemented.

    Management of the Company is unable to predict at this time the final outcome of this matter or whether the resolution of this matter could materially affect the Company's results of operations, cash flows or financial position.

NOTE 18. SUPPLEMENTAL FINANCIAL DATA

ACCOUNTS RECEIVABLE--NET:

                                                                                               1997        1996
                                                                                            ----------  ----------
Trade.....................................................................................  $  250,899  $  401,224
Less: Allowance for Doubtful Accounts.....................................................      (7,199)    (15,470)
Unbilled Receivables......................................................................      41,291      35,383
Other.....................................................................................      18,618      32,654
                                                                                            ----------  ----------
                                                                                            $  303,609  $  453,791
                                                                                            ----------  ----------
                                                                                            ----------  ----------

OTHER CURRENT ASSETS:

                                                                                               1997        1996
                                                                                             ---------  ----------
Deferred Income Taxes......................................................................  $  10,846  $   14,975
Prepaid Expenses...........................................................................     35,059      48,531
Inventories................................................................................     26,463      26,369
Marketable Securities......................................................................     --          22,276
                                                                                             ---------  ----------
                                                                                             $  72,368  $  112,151
                                                                                             ---------  ----------
                                                                                             ---------  ----------

PROPERTY, PLANT AND EQUIPMENT--NET, CARRIED AT COST, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION:

                                                                                             1997         1996
                                                                                          -----------  -----------
Buildings...............................................................................  $   113,845  $   118,122
Machinery and Equipment.................................................................      355,624      402,424
Less: Accumulated Depreciation..........................................................     (260,400)    (287,200)
Leasehold Improvements, less: Accumulated Amortization of $14,095 and $20,199...........       16,879       23,282
Land....................................................................................        7,635       12,260
                                                                                          -----------  -----------
                                                                                          $   233,583  $   268,888
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 18. SUPPLEMENTAL FINANCIAL DATA (CONTINUED)
COMPUTER SOFTWARE AND GOODWILL:

                                                                                            COMPUTER
                                                                                            SOFTWARE    GOODWILL
                                                                                           ----------  -----------
January 1, 1996..........................................................................  $  137,700  $   230,888
Additions at Cost........................................................................      49,395       60,484
Amortization.............................................................................     (39,802)     (17,094)
Other Deductions, Additions and Reclassifications........................................      (8,253)     (22,795)
                                                                                           ----------  -----------
December 31, 1996........................................................................     139,040      251,483
Additions at Cost........................................................................      58,707        1,554
Amortization.............................................................................     (42,426)      (8,810)
Other Deductions and Reclassifications (1)...............................................     (13,053)    (156,797)
                                                                                           ----------  -----------
DECEMBER 31, 1997........................................................................  $  142,268  $    87,430
                                                                                           ----------  -----------
                                                                                           ----------  -----------

------------------------

(1) The significant decrease in Goodwill during 1997 is primarily related to the deconsolidation of Gartner.

    Accumulated amortization of Computer Software was $180,106 and $150,481 at December 31, 1997 and 1996, respectively. Accumulated amortization of Goodwill was $40,399 and $67,366 at December 31, 1997 and 1996, respectively.

ACCOUNTS AND NOTES PAYABLE:

                                                                                                1997       1996
                                                                                              ---------  ---------
Trade.......................................................................................  $  33,708  $  25,763
Taxes Other Than Income Taxes...............................................................     16,377     15,587
Notes.......................................................................................        458        464
Other.......................................................................................      8,253      5,109
                                                                                              ---------  ---------
                                                                                              $  58,796  $  46,923
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    The Company has short-term borrowing arrangements with several banks to provide up to $39,400 of borrowings at December 31, 1997. None of these arrangements had material commitment fees or compensating balance requirements.

ACCRUED AND OTHER CURRENT LIABILITIES:

                                                                                               1997        1996
                                                                                            ----------  ----------
Salaries, Wages, Bonuses and Other Compensation...........................................  $   68,717  $   78,676
Postemployment Benefits...................................................................       4,073       7,995
Other.....................................................................................     140,154     180,261
                                                                                            ----------  ----------
                                                                                            $  212,944  $  266,932
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 19. OPERATIONS BY BUSINESS SEGMENT

    In June 1997, the FASB issued SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information". The Company has adopted SFAS No. 131 for the year ended December 31, 1997, and as required has restated the prior years in order to conform to the 1997 presentation. The Company, operating globally in approximately 80 countries, delivers information, software and related services principally through these strategic business segments referenced below.

    IMS is the leading global provider of market information and decision-support services to the pharmaceutical and healthcare industries.

    Nielsen Media Research is the leading provider of television audience measurement services, both nationally and locally, in the United States and Canada.

    Gartner is the world's leading independent provider of research and analysis on the computer hardware, software, communications and related information technology (IT) industries. The company's subscribers receive research and analysis about significant IT industry development and trends.

    Emerging Markets includes Erisco, the premier supplier of software-based administrative and analytical solutions to the managed care industry; CTS, a provider of software application development and maintenance services specializing in Year 2000 and Eurocurrency compliance services; Super Systems Japan, a marketer of financial application software products to the Japanese market; Enterprises, the Company's venture capital unit, focused on investments in emerging healthcare businesses; and Pilot, which was sold on July 31, 1997.

    The accounting policies of these reportable segments are the same as those described for the consolidated entity. The Company evaluates the performance of its operating segments based on revenue and income from operations.

                                                                          NIELSEN MEDIA    EMERGING
                                                                IMS         RESEARCH      MARKETS (2)    TOTAL
                                                             ----------  ---------------  -----------  ----------
THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
OPERATING REVENUE..........................................  $  223,401    $    96,064     $  17,567   $  337,032
SEGMENT OPERATING INCOME...................................  $   30,926    $    25,749     $     902   $   57,577
General Corporate Expenses (2) (8).........................                                            $  (13,100)
Interest Income (3)........................................  $    2,060             --     $      32   $    2,092
Interest Expense (4).......................................  $     (184)            --            --   $     (184)
Non-Operating Income--Net..................................
  Gartner Equity Income....................................                                            $   15,574
  Gain on Gartner Stock (SAB 51)...........................                                            $    7,987
  Gains from Dispositions--Net.............................                $     3,185     $   7,555   $   13,600
  Other--Net...............................................                                            $     (782)
                                                                                                       ----------
Income Before Provision for Income Taxes...................                                            $   82,764
Provision for Income Taxes.................................                                            $  (22,677)
                                                                                                       ----------
Net Income.................................................                                            $   60,087
                                                                                                       ----------
                                                                                                       ----------

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 19. OPERATIONS BY BUSINESS SEGMENT (CONTINUED)

                                                                          NIELSEN MEDIA    EMERGING
                                                                IMS         RESEARCH      MARKETS (2)    TOTAL
                                                             ----------  ---------------  -----------  ----------
THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
OPERATING REVENUE..........................................  $  209,822    $    86,271     $  19,483   $  315,576
SEGMENT OPERATING INCOME...................................  $   37,316    $    26,279     $  (8,808)  $   54,787
General Corporate Expenses.................................                                            $   (6,900)
Interest Income (3)........................................  $    1,097             --     $      61   $    1,158
Interest Expense...........................................  $     (221)            --     $    (229)  $     (450)
Non-Operating Income--Net..................................
  Gartner Equity Income....................................                                            $   15,534
  Gains from Dispositions--Net.............................                                $   5,436   $    5,436
  Other--Net...............................................                                            $    1,695
                                                                                                       ----------
Income Before Provision for Income Taxes...................                                            $   71,260
Provision for Income Taxes.................................                                            $  (18,355)
                                                                                                       ----------
Net Income.................................................                                            $   52,905
                                                                                                       ----------
                                                                                                       ----------

                                                                       NIELSEN                    EMERGING
                                                          IMS      MEDIA RESEARCH   GARTNER(1)   MARKETS(2)      TOTAL
                                                       ----------  ---------------  -----------  -----------  ------------
YEAR ENDED DECEMBER 31, 1997
OPERATING REVENUE....................................  $  980,521    $   358,594                  $  79,038   $  1,418,153
SEGMENT OPERATING INCOME.............................  $  265,351    $   107,732                  $  (9,752)  $    363,331
General Corporate Expenses...........................                                                              (27,989)
Interest Income (3)..................................       4,441                                       140          4,581
Interest Expense (4).................................        (679)                                     (109)          (788)
Non-Operating Income--Net
  Gartner Equity Income (1)..........................                                                               65,120
  Gains from Dispositions--Net.......................                                                 9,391          9,391
  Other--Net.........................................                                                               16,589
                                                       ----------  ---------------  -----------  -----------  ------------
Income Before Provision for Income Taxes.............                                                         $    430,235
Provision for Income Taxes...........................                                                         $   (117,885)
Net Income...........................................                                                         $    312,350
Segment Depreciation and Amortization................  $   76,375    $    28,663                  $  11,139   $    116,177
Segment Capital Expenditures.........................  $   41,932    $    24,874                  $   4,304   $     71,110
IDENTIFIABLE ASSETS AT DECEMBER 31, 1997 (5).........  $  855,789    $   182,642                  $ 147,628   $  1,186,059
                                                       ----------  ---------------  -----------  -----------  ------------
                                                       ----------  ---------------  -----------  -----------  ------------

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                                       NIELSEN                    EMERGING
                                                          IMS      MEDIA RESEARCH   GARTNER(1)   MARKETS(2)      TOTAL
                                                       ----------  ---------------  -----------  -----------  ------------
YEAR ENDED DECEMBER 31, 1996
OPERATING REVENUE....................................  $  904,444    $   319,404     $ 424,382    $  82,366   $  1,730,596
Write-Off of Purchased In Process Research &
  Development........................................                                $  33,233                $     33,233
SEGMENT OPERATING INCOME.............................  $  232,827    $    99,461     $  60,114    $ (12,903)  $    379,499
General Corporate Expenses...........................                                                              (36,331)
Interest Income (3)..................................       3,597                        3,982          221          7,800
Interest Expense (4).................................      (1,043)                                     (295)        (1,338)
Non-Operating Expense--Other--Net....................                                                                 (809)
Gains from Dispositions--Net.........................                                                   200            200
                                                       ----------  ---------------  -----------  -----------  ------------
Income Before Provision for Income Taxes.............                                                         $    349,021
Provision for Income Taxes...........................                                                         $   (153,570)
Net Income...........................................                                                         $    195,451
Segment Depreciation and Amortization................  $   80,313    $    25,229     $  15,934    $  12,181   $    133,657
Segment Capital Expenditures.........................  $   37,862    $    17,929     $  15,918    $   3,254   $     74,963
IDENTIFIABLE ASSETS AT DECEMBER 31, 1996 (5).........  $  756,966    $   152,307     $ 497,242    $ 206,825   $  1,613,340
                                                       ----------  ---------------  -----------  -----------  ------------
                                                       ----------  ---------------  -----------  -----------  ------------

YEAR ENDED DECEMBER 31, 1995
OPERATING REVENUE....................................  $  835,442    $   288,652     $ 337,639    $  80,607   $  1,542,340
Restructuring Expense................................  $   12,800                                             $     12,800
Post-Employment Benefit Expense (6)..................  $   24,300                    $   8,200                $     32,500
Non-Recurring Charge (7).............................  $   53,630    $     2,300                  $  16,940   $     72,870
SEGMENT OPERATING INCOME.............................  $   89,335    $    87,068     $  51,180    $ (18,366)  $    209,217
General Corporate Expenses...........................                                                              (54,540)
Interest Income (3)..................................       6,005                        2,761          330          9,096
Interest Expense (4).................................        (499)                                      (41)          (540)
Non-Operating Expense--Other--Net....................                                                              (15,800)
Gains from Dispositions--Net.........................       4,524                       10,600                      15,124
                                                       ----------  ---------------  -----------  -----------  ------------
Income Before Provision for Income Taxes.............                                                         $    162,557
Provision for Income Taxes...........................                                                         $    (73,676)
Net Income...........................................                                                         $     88,881
Segment Depreciation and Amortization................  $   84,641    $    24,343     $  11,987    $  11,561   $    132,532
Segment Capital Expenditures.........................  $   29,935    $    13,508     $  19,657    $   2,532   $     65,632
IDENTIFIABLE ASSETS AT DECEMBER 31, 1995 (5).........  $  768,684    $   124,535     $ 355,088    $ 132,568   $  1,380,875
                                                       ----------  ---------------  -----------  -----------  ------------
                                                       ----------  ---------------  -----------  -----------  ------------

------------------------------

(1) Cognizant maintained a majority interest in Gartner during 1995 and 1996 and, accordingly, reflected Gartner on a consolidated basis. During 1997, Cognizant's voting interest in Gartner fell below 50%. Gartner's results for 1997 are therefore reflected as Gartner Equity Income and included in Non-Operating Income--Net.

(2) Intersegment sales of $3,734, $2,385, $11,092, $8,877 and $7,929 in March
    31, 1998 and 1997 and December 31, 1997, 1996 and 1995, respectively, consisting primarily of sales from CTS to IMS and Nielsen Media Research, have been excluded. These sales are accounted for on a time and materials basis and recognized as the service is performed.

(3) Interest income excludes amounts recorded at corporate of $2,006, $2,458, $8,194, $1,656 and $1,229 for March 31, 1998 and 1997 and December 31, 1997,
    1996 and 1995, respectively.

(4) Interest expense excludes amounts recorded at corporate of $16 and $1,505 for March 31, 1998 and December 31, 1997, respectively.

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

(5) Assets of $393,461, $261,642 and $61,215 at December 31, 1997, 1996 and
    1995, respectively, include cash and cash equivalents, investment in Gartner and Property, Plant and Equipment not identified with business segments and represent the reconciling items between total identifiable assets shown and the Cognizant's total assets.

(6) Post-employment benefit expense excludes amounts recorded at corporate of $666 and $5,132 for 1996 and 1995, respectively.

(7) Non-recurring charge expense excludes amounts recorded at corporate of $17,200 for 1995.

(8) General corporate expenses in 1998 include $4,900 of one-time spin-related charges.

FINANCIAL INFORMATION BY COUNTRY:

                                                                        UNITED STATES(1)  ALL OTHER      TOTAL
                                                                        ----------------  ----------  ------------
YEAR ENDED DECEMBER 31, 1997
OPERATING REVENUE (2).................................................    $    759,070    $  659,083  $  1,418,153
LONG-LIVED ASSETS.....................................................    $    363,478    $  190,657  $    554,135
                                                                              --------    ----------  ------------
Year Ended December 31, 1996..........................................
                                                                              --------    ----------  ------------
Operating Revenue (2).................................................    $    950,526    $  780,070  $  1,730,596
Long-Lived Assets.....................................................    $    554,795    $  192,472  $    747,267
                                                                              --------    ----------  ------------
Year Ended December 31, 1995..........................................
                                                                              --------    ----------  ------------
Operating Revenue (2).................................................    $    834,786    $  707,554  $  1,542,340
Long-Lived Assets.....................................................    $    488,730    $  198,554  $    687,284
                                                                              --------    ----------  ------------
                                                                              --------    ----------  ------------

------------------------

(1) The above table reflects the deconsolidation of Gartner and the sale of Pilot, in 1997.

(2) Revenue relates to external customers and is primarily attributable to the country of domicile.

NOTE 20. REORGANIZATION PLAN

    On January 15, 1998, the Company announced a plan to separate into two independent, publicly traded companies--IMS HEALTH and Nielsen Media Research (the "Cognizant Distribution"). The transaction, which has been structured as a tax-free dividend of one share of IMS HEALTH common stock for each share of Cognizant common stock, is targeted for completion by the middle of 1998. Concurrent with the transaction, Cognizant Corporation will change its name to Nielsen Media Research, Inc. The separation would create IMS HEALTH as the premier global provider of information solutions to the pharmaceutical and healthcare industries, and establish an independent Nielsen Media Research, the leader in television audience measurement services. Because of the significance to Cognizant of the IMS HEALTH business to be distributed to Cognizant stockholders in the Cognizant Distribution, IMS HEALTH will be the successor to Cognizant from a financial reporting perspective. The Cognizant Distribution is subject to, and requires the final approval of, the Company's board of directors of the plan of the Cognizant Distribution as well as of the material terms of any distribution, tax sharing, employee benefits and other similar agreements pursuant to which assets and liabilities are allocated as part of the Cognizant Distribution.

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 21. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                              THREE MONTHS ENDED
                                             -----------------------------------------------------
                                             MARCH 31 (1)  JUNE 30 (1)  SEPTEMBER 30  DECEMBER 31    FULL YEAR
                                             ------------  -----------  ------------  ------------  ------------
1997
OPERATING REVENUE..........................   $  315,576    $ 338,260    $  341,041    $  423,276   $  1,418,153
OPERATING INCOME...........................   $   47,887    $  66,701    $   87,163    $  133,591   $    335,342
NET INCOME.................................   $   52,905    $  60,055    $   77,066    $  122,324   $    312,350
BASIC EARNINGS PER SHARE OF COMMON STOCK...   $     0.31    $    0.36    $     0.47    $     0.75   $       1.89
DILUTED EARNINGS PER SHARE OF COMMON
  STOCK....................................   $     0.31    $    0.36    $     0.46    $     0.73   $       1.86
                                             ------------  -----------  ------------  ------------  ------------

1996
Operating Revenue..........................   $  370,019    $ 415,703    $  424,188    $  520,686   $  1,730,596
Operating Income (2).......................   $   58,978    $  81,912    $   60,195    $  142,083   $    343,168
Net Income.................................   $   33,277    $  42,875    $   39,858    $   79,441   $    195,451
Basic Earnings Per Share of Common Stock...   $     0.20    $    0.25    $     0.23    $     0.47   $       1.15
Diluted Earnings Per Share of Common
  Stock....................................   $     0.20    $    0.25    $     0.23    $     0.47   $       1.15
                                             ------------  -----------  ------------  ------------  ------------

------------------------

(1) 1997 quarterly results have been restated to reflect the deconsolidation of Gartner.

(2) Includes a one-time acquisition-related charge of $33,233 related to Gartner's acquisition of J3 Learning Corporation in the third quarter.

NOTE 22. SUBSEQUENT EVENT (UNAUDITED)

    On March 23, 1998 the Company announced it has signed two definitive agreements to acquire Walsh International Inc. ("Walsh") and Pharmaceutical Marketing Services Inc. ("PMSI"), subject to regulatory approval. These acquisitions are separate transactions and will be accounted for as purchases. The transactions have been independently authorized by the Cognizant, Walsh and PMSI boards of directors, and are subject to approval by Walsh and PMSI shareholders. Under terms of the agreements, Walsh shareholders will receive
 .3041 shares of Cognizant Corporation common stock per Walsh share (or, based on a Cognizant share price of $51.792, consideration of approximately $167,000), and PMSI shareholders will receive .2800 shares of Cognizant Corporation common stock per PMSI share (or, based on a Cognizant share price of $51.792, consideration of approximately $180,000). The number of shares of Cognizant Corporation common stock to be issued in connection with each of the acquisitions is subject to a collar adjustment based on the price of Cognizant Corporation common stock during a period prior to the closing of the acquisitions. A one-time, non-cash charge to write-off in-process research and development is expected, in the range of $110,000 to $125,000 for both acquisitions combined. The Company expects to issue approximately 6,700,000 shares from treasury stock to consummate these transactions. In connection with the Cognizant Distribution, Walsh and PMSI will become part of IMS HEALTH.

    During the first quarter, the Company acquired ChinaMetrik, Inc., a privately held company that measures the pharmaceutical market in China. As part of the consideration, 25,751 shares of Cognizant Common Stock were issued. This acquisition is not material to Cognizant.

                             COGNIZANT CORPORATION

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 23. GAIN ON SALE OF SUBSIDIARY STOCK (UNAUDITED)

    During the first quarter of 1998, the proceeds from the issuance of shares to Gartner employees, including associated tax benefits, increased Gartner's equity and reduced the Company's ownership interest from 48.0% to 47.2%. In connection with the exercise of stock options and the purchase of stock by Gartner employees, Gartner issued 1,549,156 shares of stock at a weighted average price per share of $6.16 for total cash proceeds of $9,547. Consequently, the Company recognized a SAB 51 gain of $7,987 corresponding to the net increase in the underlying value of the investment in Gartner. Deferred taxes on the SAB 51 gain have been provided in the provision for income taxes.

                             COGNIZANT CORPORATION
                 FIVE-YEAR SELECTED FINANCIAL DATA (UNAUDITED)
               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                          FOR YEARS ENDED AND AS OF DECEMBER 31,
                                       ----------------------------------------------------------------------------
                                            1997            1996            1995            1994           1993
                                       --------------  --------------  --------------  --------------  ------------
RESULTS OF OPERATIONS:

  Operating Revenue..................  $    1,418,153  $    1,730,596  $    1,542,340  $    1,257,415  $  1,039,259

  Costs and Expenses(1)(2)...........       1,082,811       1,387,428       1,387,663       1,030,780       897,909
                                       --------------  --------------  --------------  --------------  ------------

  Operating Income(1)(2).............         335,342         343,168         154,677         226,635       141,350

  Non-Operating Income--Net(3).......          94,893           5,853           7,880          18,853        25,982
                                       --------------  --------------  --------------  --------------  ------------
  Income Before Provision for Income
    Tax..............................         430,235         349,021         162,557         245,488       167,332

  Provision For Income Taxes.........        (117,885)       (153,570)        (73,676)        (99,083)      (58,475)
                                       --------------  --------------  --------------  --------------  ------------
Income Before Cumulative Effect of
  Accounting Changes.................         312,350         195,451          88,881         146,405       108,857
Cumulative Effect of Accounting
  Changes, Net of Income Taxes(4)....        --              --              --              --             (41,143)
                                       --------------  --------------  --------------  --------------  ------------

Net Income...........................  $      312,350  $      195,451  $       88,881  $      146,405  $     67,714
                                       --------------  --------------  --------------  --------------  ------------
                                       --------------  --------------  --------------  --------------  ------------
Basic Earnings Per Share of Common
  Stock..............................  $         1.89  $         1.15  $         0.52  $         0.86  $    --
                                       --------------  --------------  --------------  --------------  ------------
Basic Average Number of Shares
  Outstanding........................     165,163,000     169,944,000     169,522,000     169,946,000       --
                                       --------------  --------------  --------------  --------------  ------------
Diluted Earnings Per Share of Common
  Stock..............................  $         1.86  $         1.15  $         0.52  $         0.85  $    --
                                       --------------  --------------  --------------  --------------  ------------
Diluted Average Number of Shares
  Outstanding........................     167,490,000     170,500,000     171,608,000     171,700,000  $    --
                                       --------------  --------------  --------------  --------------  ------------
As a % of Operating Revenue:

  Operating Income...................           23.6%           19.8%           10.0%           18.0%         13.6%
  Income Before Cumulative Effect of
    Accounting Changes...............           22.0%           11.3%            5.8%           11.6%         10.5%
                                       --------------  --------------  --------------  --------------  ------------
SHAREHOLDERS' EQUITY.................  $      801,570  $      872,613  $      604,588  $      606,483  $    540,833
                                       --------------  --------------  --------------  --------------  ------------
TOTAL ASSETS.........................  $    1,579,520  $    1,874,982  $    1,442,090  $    1,331,038  $  1,158,764
                                       --------------  --------------  --------------  --------------  ------------

------------------------

(1) 1996 includes a one-time acquisition-related charge of $33,233 related to Gartner's acquisition of J3 Learning Corporation.

(2) 1995 includes a non-recurring charge of $90,070 (see Note 6 to the Cognizant Consolidated Financial Statements) and an incremental provision for postemployment benefits of $32,500. Also includes restructuring expense of $12,800, $7,957, and $46,408 in 1995, 1994 and 1993, respectively (See Note
    7 to the Cognizant Consolidated Financial Statements).

(3) Non-Operating Income in 1997 includes Gartner equity income of $65,120, SAB 51 gains of $14,689, and gains from dispositions--net of $9,391. Results for prior years include gains from dispositions--net of $200, $15,124, $21,473 and $21,022 in non-operating income in 1996, 1995, 1994 and 1993, respectively.

(4) 1993 includes the impact of $28,303 for the adoption of SFAS No. 112 and $12,840 for the adoption of SFAS No. 106.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Cognizant Corporation:

    Our report on the consolidated financial statements of Cognizant Corporation as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, is included on page F-2 of Annex IV of this Proxy Statement/Prospectus. In connection with our audits of such financial statements, we have also audited the related financial statement schedule set forth below.

    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
February 17, 1998

                     COGNIZANT CORPORATION AND SUBSIDIARIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEAR ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

-------------------------------------------------------------------------------------------------------------------
                      COL. A                          COL. B       COL. C        COL. D        COL. E

-------------------------------------------------------------------------------------------------------------------
                                                                  ADDITIONS
                                                    BALANCE AT   CHARGED TO                    BALANCE
                                                     BEGINNING    COSTS AND                    AT END
                   DESCRIPTION                       OF PERIOD    EXPENSES    DEDUCTIONS(A)   OF PERIOD
--------------------------------------------------  -----------  -----------  -------------  -----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:

    For the Year Ended December 31, 1997..........   $  15,470    $     790     $   9,061     $   7,199
                                                    -----------  -----------       ------    -----------
                                                    -----------  -----------       ------    -----------

    For the Year Ended December 31, 1996..........   $  11,446    $   4,993     $     969     $  15,470
                                                    -----------  -----------       ------    -----------
                                                    -----------  -----------       ------    -----------

    For the Year Ended December 31, 1995..........   $  10,839    $   3,310     $   2,703     $  11,446
                                                    -----------  -----------       ------    -----------
                                                    -----------  -----------       ------    -----------

NOTE:

(a) Primarily represents the deconsolidation of Gartner and the recovery of accounts in 1997; and the charge-off of uncollectible accounts for which a reserve was provided in 1996 and 1995.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder of IMS Health Incorporated:

    We have audited the accompanying statement of financial position of IMS Health Incorporated, a wholly-owned subsidiary of Cognizant Corporation, as of March 31, 1998. This financial statement is the responsibility of the management of IMS Health Incorporated. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial position. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the statement of financial position provides a reasonable basis for our opinion.

    In our opinion, the statement of financial position referred to above presents fairly, in all material respects, the financial position of IMS Health Incorporated as of March 31, 1998, in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

New York, New York
April 1, 1998

                            IMS HEALTH INCORPORATED
                        STATEMENT OF FINANCIAL POSITION
                                 MARCH 31, 1998

                                       ASSETS

Cash...............................................................................  $  10,000
                                                                                     ---------
Total Assets.......................................................................  $  10,000
                                                                                     ---------
                                                                                     ---------

                       LIABILITIES AND SHAREHOLDER EQUITY

Common Stock, par value $0.01 per share; authorized--100 shares; issued and
  outstanding-- 100 shares.........................................................  $       1
Capital Surplus....................................................................  $   9,999
                                                                                     ---------
Total Liabilities and Shareholder Equity...........................................  $  10,000
                                                                                     ---------
                                                                                     ---------

    The accompanying notes are an integral part of the financial statement.

                            IMS HEALTH INCORPORATED
                          NOTES TO FINANCIAL STATEMENT

NOTE 1. ORGANIZATION

    On February 3, 1998, IMS Health Incorporated (the "Company") was incorporated under the General Corporation Law of the State of Delaware. The Company has the authority under its Certificate of Incorporation to issue 100 shares of common stock, par value $0.01 per share (the "Common Stock"), one hundred shares of which were issued to Cognizant Corporation ("Cognizant") for $10,000 on February 4, 1998. The Company has no assets other than cash and has not commenced operations. The Company's activities to date have been solely related to its incorporation.

NOTE 2. PROPOSED REORGANIZATION

    On January 15, 1998, the Board of Directors of Cognizant approved in principle a plan to distribute the Common Stock of IMS Health Incorporated to all holders of outstanding shares of common stock of Cognizant (the "Distribution"). The Distribution is subject to final approval by Cognizant's Board of Directors and obtaining a ruling from the Internal Revenue Service with respect to the tax-free treatment of the transaction. After the Distribution, the Company will operate as an independent company that will focus on information solutions to the pharmaceutical and healthcare industries. The Company's principal businesses will include those of I.M.S. International, Inc., Erisco, Inc., Cognizant Enterprises, Inc., Cognizant Technology Solutions Corporation, SSJ K.K. and an equity investment in Gartner Group, Inc. In connection with the Distribution, application will be made by the Company to list its Common Stock on the New York Stock Exchange.

NOTE 3. RESTATED CERTIFICATE OF INCORPORATION

    Prior to the date of the Distribution, the Company will file a Restated Certificate of Incorporation which will authorize the issuance of 420,000,000 shares of all classes of stock of which 10,000,000 shares will represent shares of preferred stock, par value $.01 per share ("Preferred Stock"), 400,000,000 shares will represent shares of Common Stock, and 10,000,000 shares will represent shares of Series Common Stock, par value $.01 per share ("Series Common Stock").

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder of Nielsen Media Research, Inc.:

    We have audited the accompanying consolidated statements of financial position of Nielsen Media Research, Inc. (a wholly-owned subsidiary of Cognizant Corporation) as of December 31, 1997 and 1996, and the related consolidated statements of income, divisional equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nielsen Media Research, Inc. as of December 31, 1997 and 1996, and the consolidated results of its operations and cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

New York, New York
March 30, 1998

                          NIELSEN MEDIA RESEARCH, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                  THREE MONTHS ENDED MARCH 31,              YEAR ENDED DECEMBER 31,
                                 ------------------------------  ----------------------------------------------
                                      1998            1997            1997            1996            1995
                                 --------------  --------------  --------------  --------------  --------------

                                  (UNAUDITED)     (UNAUDITED)
                                               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA
OPERATING REVENUE..............  $       96,064  $       86,271  $      358,594  $      319,404  $      288,652
                                 --------------  --------------  --------------  --------------  --------------
Operating Costs................          47,194          39,253         164,516         146,981         133,059
Selling and Administrative
  Expenses.....................          20,431          18,475          75,154          65,233          61,682
Depreciation and
  Amortization.................           7,122           6,633          28,663          25,229          24,343
                                 --------------  --------------  --------------  --------------  --------------
Operating Income...............          21,317          21,910          90,261          81,961          69,568
                                 --------------  --------------  --------------  --------------  --------------
Other Income...................           3,185              --              --              --              --
                                 --------------  --------------  --------------  --------------  --------------
INCOME BEFORE PROVISION FOR
  INCOME TAXES.................          24,502          21,910          90,261          81,961          69,568
                                 --------------  --------------  --------------  --------------  --------------
Provision for Income Taxes.....         (10,256)         (9,180)        (37,786)        (34,356)        (29,156)
                                 --------------  --------------  --------------  --------------  --------------
NET INCOME.....................  $       14,246  $       12,730  $       52,475  $       47,605  $       40,412
                                 --------------  --------------  --------------  --------------  --------------
                                 --------------  --------------  --------------  --------------  --------------
BASIC EARNINGS PER SHARE OF
  COMMON STOCK.................  $         0.09  $         0.07  $          .32  $          .28  $          .24
                                 --------------  --------------  --------------  --------------  --------------
                                 --------------  --------------  --------------  --------------  --------------
DILUTED EARNINGS PER SHARE OF
  COMMON STOCK.................  $         0.09  $         0.07  $          .32  $          .28  $          .24
                                 --------------  --------------  --------------  --------------  --------------
                                 --------------  --------------  --------------  --------------  --------------
Average Number of Shares
  Outstanding--Basic...........     162,406,000     169,770,000     165,163,000     169,944,000      169,522,00
Dilutive Effect of Shares
  Issuable as of Balance Sheet
  Date Under Stock Option
  Plans........................         721,084          10,792         287,323          59,170              --
Adjustment of Shares Applicable
  to Exercise of Stock
  Options......................         194,758          10,053         214,667              --              --
                                 --------------  --------------  --------------  --------------  --------------
Average Number of Shares
  Outstanding--Diluted.........     163,321,842     169,790,845     165,664,990     170,003,170     169,522,000
                                 --------------  --------------  --------------  --------------  --------------
                                 --------------  --------------  --------------  --------------  --------------

   The accompanying notes are an integral part of the consolidated financial statements.

                          NIELSEN MEDIA RESEARCH, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                                                                               DECEMBER 31,
                                                                             MARCH 31,   ------------------------
                                                                                1998         1997         1996
                                                                             ----------  ------------  ----------
                                                                             (UNAUDITED)

                                                                                 DOLLAR AMOUNTS IN THOUSANDS
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents..................................................  $    4,004  $      5,993  $    5,557
Accounts Receivable--Net...................................................      52,966        51,986      44,773
Other Current Assets.......................................................       5,115         4,551       5,145
                                                                             ----------  ------------  ----------
    Total Current Assets...................................................      62,085        62,530      55,475
                                                                             ----------  ------------  ----------
PROPERTY, PLANT AND EQUIPMENT--NET.........................................      58,023        55,050      44,310
COMPUTER SOFTWARE..........................................................      45,724        43,093      35,653
INTANGIBLES................................................................      12,085        10,649      11,686
OTHER ASSETS...............................................................      21,728        21,112      23,207
                                                                             ----------  ------------  ----------
TOTAL ASSETS...............................................................  $  199,645  $    192,434  $  170,331
                                                                             ----------  ------------  ----------
                                                                             ----------  ------------  ----------
LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES
Accounts Payable...........................................................  $   18,165  $     14,355  $    6,876
Accrued and Other Current Liabilities......................................      18,690        23,629      20,398
Accrued Income Taxes.......................................................       5,455         5,475       4,810
Deferred Revenues..........................................................       1,229         1,153       1,254
                                                                             ----------  ------------  ----------
    Total Current Liabilities..............................................      43,539        44,612      33,338
                                                                             ----------  ------------  ----------
POSTRETIREMENT BENEFITS....................................................      11,916        11,845       8,261
DEFERRED INCOME TAXES......................................................      37,053        34,394      29,379
                                                                             ----------  ------------  ----------
TOTAL LIABILITIES..........................................................      92,508        90,851      70,978
                                                                             ----------  ------------  ----------
COMMITMENTS AND CONTINGENCIES

TOTAL DIVISIONAL EQUITY....................................................     107,137       101,583      99,353
                                                                             ----------  ------------  ----------
TOTAL LIABILITIES AND DIVISIONAL EQUITY....................................  $  199,645  $    192,434  $  170,331
                                                                             ----------  ------------  ----------
                                                                             ----------  ------------  ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                          NIELSEN MEDIA RESEARCH, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           THREE MONTHS
                                                         ENDED MARCH 31,            YEAR ENDED DECEMBER 31,
                                                     ------------------------  ----------------------------------
                                                        1998         1997         1997        1996        1995
                                                     -----------  -----------  ----------  ----------  ----------

                                                     (UNAUDITED)  (UNAUDITED)
                                                                     DOLLAR AMOUNTS IN THOUSANDS
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income.........................................   $  14,246    $  12,730   $   52,475  $   47,605  $   40,412
Reconciliation of Net Income to Net Cash
Provided by Operating Activities:
    Depreciation and Amortization..................       7,122        6,633       28,663      25,229      24,343
    (Increase) Decrease in Accounts Receivable.....        (980)         526       (7,213)    (14,022)     13,597
    Increase in Accounts Payable...................       3,810        1,714        7,479         896       2,201
    Increase (Decrease) in Postretirement
      Benefits.....................................          72        1,292        3,543      (6,183)      9,380
    Deferred Income Taxes..........................       2,859        4,410        5,585      10,473      (4,058)
    Increase (Decrease) in Accrued Income Taxes....         (20)       1,073          665         728       1,029
    (Increase) Decrease in Other Working Capital
      Items........................................      (5,628)         (83)       3,195         (59)      3,369
                                                     -----------  -----------  ----------  ----------  ----------
Net Cash Provided by Operating Activities..........      21,481       28,295       94,392      64,667      90,273
                                                     -----------  -----------  ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures...............................      (6,719)      (6,500)     (24,874)    (17,929)    (13,508)
Additions to Computer Software.....................      (5,151)      (3,594)     (17,121)    (14,356)    (14,298)
Additions to Intangibles...........................      (2,356)      (1,931)      (7,681)     (6,266)     (3,011)
Other..............................................        (718)       2,340        6,834      (2,234)        (82)
                                                     -----------  -----------  ----------  ----------  ----------
Net Cash Used in Investing Activities..............     (14,944)      (9,685)     (42,842)    (40,785)    (30,899)
                                                     -----------  -----------  ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Transfers to Cognizant/D&B.....................      (8,530)     (14,061)     (51,107)    (19,069)    (58,755)
                                                     -----------  -----------  ----------  ----------  ----------
Net Cash Used in Financing Activities..............      (8,530)     (14,061)     (51,107)    (19,069)    (58,755)
                                                     -----------  -----------  ----------  ----------  ----------
Effect of Exchange Rate Changes on Cash and Cash
  Equivalents......................................           4          (25)          (7)        (11)     --
                                                     -----------  -----------  ----------  ----------  ----------
(Decrease) Increase in Cash and Cash Equivalents...      (1,989)       4,524          436       4,802         619
Cash and Cash Equivalents, Beginning of Period.....       5,993        5,557        5,557         755         136
                                                     -----------  -----------  ----------  ----------  ----------
Cash and Cash Equivalents, End of Period...........   $   4,004    $  10,081   $    5,993  $    5,557  $      755
                                                     -----------  -----------  ----------  ----------  ----------
                                                     -----------  -----------  ----------  ----------  ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                          NIELSEN MEDIA RESEARCH, INC.

                  CONSOLIDATED STATEMENTS OF DIVISIONAL EQUITY

                                                      THREE
                                                     MONTHS
                                                      ENDED         YEAR ENDED DECEMBER 31,
                                                    MARCH 31,   -------------------------------
                                                      1998        1997       1996       1995
                                                   -----------  ---------  ---------  ---------
                                                   (UNAUDITED)
                                                           DOLLAR AMOUNTS IN THOUSANDS
BALANCE, BEGINNING OF PERIOD.....................   $ 101,583   $  99,353  $  70,874  $  87,893
Net Income.......................................      14,246      52,475     47,605     40,412
Net Transfers to Cognizant/D&B...................      (8,530)    (51,107)   (19,069)   (58,755)
Change in Unrealized Gains on Investments........      --          --         --          1,324
Change in Cumulative Translation Adjustment......        (162)        862        (57)    --
                                                   -----------  ---------  ---------  ---------
BALANCE, END OF PERIOD...........................   $ 107,137   $ 101,583  $  99,353  $  70,874
                                                   -----------  ---------  ---------  ---------
                                                   -----------  ---------  ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                          NIELSEN MEDIA RESEARCH, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 1. BASIS OF PRESENTATION

    On January 15, 1998, Cognizant Corporation ("Cognizant") announced a plan to separate into two independent, publicly traded companies--Nielsen Media Research, Inc. ("Nielsen Media Research"), and IMS Health Incorporated ("IMS HEALTH") (the "Cognizant Distribution"). The transaction, which has been structured as a tax-free dividend of one share of IMS HEALTH common stock for each share of Cognizant Corporation common stock, is targeted for completion by mid-1998. Concurrent with the transaction, Cognizant Corporation will change its name to Nielsen Media Research, Inc. Although Nielsen Media Research, Inc. will be the same corporate legal entity as Cognizant Corporation, except as specifically included or disclosed in these consolidated financial statements, or specified in agreements between Nielsen Media Research and IMS HEALTH, Nielsen Media Research will be indemnified by IMS Health for liabilities of Cognizant incurred before the date of the Cognizant Distribution.

    The separation will create IMS HEALTH as the premier global provider of information solutions to the pharmaceutical and healthcare industries, and establish an independent Nielsen Media Research, the leader in television audience measurement services. The Cognizant Distribution is subject to final approval by Cognizant's Board of Directors and obtaining a ruling from the Internal Revenue Service with respect to the tax-free treatment of the transaction.

    As used in the accompanying consolidated financial statements, the term "Nielsen Media Research" or "the Company" refers to the operations of the television audience measurement business, the term "IMS HEALTH" refers to the operations of the pharmaceutical and healthcare information business, and the term "Cognizant" refers to the pre-Cognizant Distribution consolidated entity which operates both businesses. The term "D&B" refers to Cognizant's former parent.

    On November 1, 1996 (the "D&B Distribution Date"), The Dun Bradstreet Corporation ("D&B") distributed to its shareholders all of the outstanding shares of common stock of Cognizant, then a wholly-owned subsidiary of D&B (the "D&B Distribution"). In the D&B Distribution, holders of D&B common stock received one share of Cognizant common stock for every share of D&B common stock held.

    The consolidated financial statements have been prepared using Cognizant's historical basis in the assets and liabilities and historical results of operations related to the Company's business.

    The consolidated financial statements generally reflect the financial position, results of operations, and cash flows of the Company as if it were a separate entity for all periods presented. The consolidated financial statements include allocations of certain Cognizant corporate headquarters assets (including prepaid pension assets) and liabilities (including pension and postretirement benefits) and an allocation of Cognizant corporate and other expenses (including cash management, legal, accounting, tax, employee benefits, insurance services, data services and other corporate overhead) relating to the Company's business for the year ended December 31, 1997 and for the two months ended December 31, 1996 and corresponding D&B corporate and other expenses for the ten months ended October 31, 1996 and for the year ended December 31, 1995 (the "Respective Periods"). Management believes these allocations are reasonable. However, the financial information included herein may not necessarily reflect the consolidated financial position, results of operations, and cash flows of the Company in the future or what they would have been if the Company had been a separate entity during the periods presented.

    For purposes of governing certain of the ongoing relationships between the Company and IMS HEALTH after the Cognizant Distribution and to provide for orderly transition, the Company and IMS

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 1. BASIS OF PRESENTATION (CONTINUED)
HEALTH will enter into various agreements including a Distribution Agreement, Tax Allocation Agreement, Employee Benefits Agreement, Intellectual Property Agreement, Shared Transaction Services Agreement, Data Services Agreement and Transition Services Agreement. Summaries of these agreements are set forth elsewhere in this Information Statement.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CONSOLIDATION. The consolidated financial statements of the Company include the accounts of the Company and its subsidiaries after elimination of all material intercompany accounts and transactions.

    UNAUDITED INTERIM FINANCIAL INFORMATION. The accompanying interim consolidated balance sheet as of March 31, 1998 and the consolidated statements of operations and cash flows for the three months ended March 31, 1997 and 1998 together with the related disclosures and amounts set forth in the notes are unaudited but include all adjustments, consisting of only normal recurring adjustments, which the Company considers necessary to present fairly, in all material respects, the consolidated financial position, the consolidated results of operations and cash flows for the three months ended March 31, 1997 and 1998. Results for the three months ended March 31, 1997 and 1998 are not necessarily indicative of results for the entire year.

    CASH EQUIVALENTS. The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents.

    PROPERTY, PLANT AND EQUIPMENT. Buildings and machinery and equipment are depreciated over their estimated useful lives of 40 and 3 to 5 years, respectively, using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful life of the improvement.

    COMPUTER SOFTWARE. Certain direct costs incurred in the development of computer software for external use or to meet the internal needs of the Company are capitalized. Computer software costs incurred to establish technological feasibility or in the preliminary project stage of development are expensed in the periods in which they are incurred. Capitalization ceases and amortization starts when a computer software product is available for general release to customers or when the computer software project is placed in service. Amortization on a computer software product is computed using the greater of (a) the ratio of a product's current gross revenues to the total of current and expected gross revenues or (b) the straight-line method computed by dividing the capitalized costs by the estimated economic life of a product over three to five years. The costs of computer software developed for internal use are amortized on a straight-line basis over three to five years. At each balance sheet date the Company reviews the recoverability of the unamortized capitalized costs of computer software by comparing the carrying value of computer software with the estimated net realizable value.

    INTANGIBLES. Intangibles primarily result from the deferral of direct costs related to the installation of meters in markets in which customer contracts preexist. Intangibles are amortized, using the straight-line method, over the life of the contracts, which are generally five years.

    LONG-LIVED ASSETS. Long-lived assets and certain identifiable intangibles held and used by an entity are reviewed for impairment whenever events or changes in circumstances indicate that the carrying

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) amount of an asset may not be recoverable. Recognition of an impairment loss is recognized when the sum of undiscounted expected future cash flows is less than the carrying amount of such assets. The measurement for such impairment loss is then based on the fair value of the asset.

    REVENUE RECOGNITION. The Company recognizes subscription revenue as earned, which is generally pro rata over a one-year period, or as the information is delivered or related services are performed. For certain metered market contracts with fixed payment terms, revenue is recognized on a straight-line basis over the contract period, which is generally five years. The difference between the amount recognized as revenue and the amount billed for service is recorded as unbilled receivables.

    FOREIGN CURRENCY TRANSLATION. The Company has operations in Canada. Changes in the value of the Canadian dollar (the functional currency) affect the Company's consolidated financial statements when translated into U.S. dollars.

    For operations in Canada, assets and liabilities are translated using end-of-period exchange rates; revenues and expenses are translated using average rates of exchange. Currency translation adjustments are accumulated in a separate component of Divisional Equity, whereas realized transaction gains and losses are recognized in current income.

    INCOME TAXES. The Company has been included in the Federal and certain state and Canadian income tax returns of Cognizant and D&B for the Respective Periods. The provision for income taxes in the Company's consolidated financial statements has been calculated on a separate-company basis. Income taxes paid on behalf of the Company by Cognizant and D&B for the Respective Periods are included in Divisional Equity. Effective after the Cognizant Distribution, the Company will file separate income tax returns.

    DIVISIONAL EQUITY. Divisional Equity includes historical investments and advances from Cognizant and D&B, including net transfers to/from Cognizant and D&B, third-party liabilities paid on behalf of the Company by Cognizant and D&B and amounts due to/from Cognizant and D&B for services and other charges, as well as current-period income through the Respective Periods.

    ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Estimates are used for, but not limited to, the accounting for: allowance for uncollectible accounts receivable, depreciation and amortization, capitalized software costs, employee benefit plans, taxes and contingencies.

    EARNINGS PER SHARE. In 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". Basic earnings per share are calculated by dividing net income by weighted average common shares. Diluted earnings per share are calculated by dividing net income by dilutive potential common shares. Dilutive potential common shares are calculated in accordance with the treasury stock method, which assumes that proceeds from the exercise of all Nielsen Media Research employee options are used to repurchase common stock at market value. The amount of shares remaining after the proceeds are exhausted represent the potentially dilutive effect of the options. In 1997, the computation represents the weighted average number of shares of Cognizant. The computation in 1996

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and 1995 includes the weighted average number of D&B shares outstanding, reflecting the one-for-one distribution ratio and the weighted average number of shares of Cognizant common stock outstanding during the Respective Periods.

    CONCENTRATIONS OF CREDIT RISK. The Company maintains trade accounts receivable and unbilled receivable balances ($66,207 and $62,266 at December 31, 1997 and 1996, respectively), principally from customers in the television media industry.

    RECENTLY ISSUED ACCOUNTING STANDARDS: In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income", which requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for periods beginning after December 15, 1997. The Company is in the process of evaluating the disclosure requirements under this standard.

    In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", which changes the way public companies report information about segments. SFAS No. 131, which is based on the management approach to segment reporting, includes requirements to report selected segment information quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. This statement is effective for periods beginning after December 15, 1997. The Company is in the process of evaluating the disclosure requirements under this standard.

    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures About Pensions And Other Postretirement Benefits", which changes current financial statement disclosure requirements from those required under SFAS No. 87, "Employers' Accounting for Pensions"; SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits"; and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". The statement does not change the existing measurement or recognition provisions of SFAS Nos. 87, 88 or 106, and is effective for periods beginning after December 15, 1997. The Company is in the process of evaluating the disclosure requirements under this standard.

    In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 provides guidance on costs to be capitalized and when capitalization of such costs should commence. Nielsen Media Research is evaluating the impact of this SOP on its financial position and results of operations and will be required to implement SOP 98-1 for the fiscal year ended December 31, 1999.

NOTE 3. FINANCIAL INSTRUMENTS

    At December 31, 1997, the Company's financial instruments included cash, cash equivalents, receivables, and accounts payable. At December 31, 1997, the fair values of cash, cash equivalents, trade receivables and accounts payable approximated carrying values because of the short-term nature of these instruments.

    The Company's trade receivables do not represent significant concentrations of credit risk at December 31, 1997 due to the high quality of its customers.

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 4. PENSION AND POSTRETIREMENT BENEFITS

    At the date of the Cognizant Distribution (the "Cognizant Distribution Date"), the Company will assume responsibility for pension and postretirement benefits for active employees and retirees of the Company. An allocation of assets and liabilities for such benefits has been included in the consolidated financial statements.

    U.S. BENEFIT PLANS. The Company participates in Cognizant's defined benefit pension plan covering all eligible employees in the United States. The plan is a cash balance pension plan under which 6% of creditable compensation plus interest is credited to eligible employee's retirement accounts on a monthly basis. At the time of retirement, the vested employee's account balance is actuarially converted into an annuity. Prior to the D&B Distribution, the Company participated in the D&B defined benefit pension plan. Accordingly, the Company has recorded pension expense, as allocated in the Respective Periods by Cognizant and D&B, totaling $1,571, $2,397, and $2,397 for the years 1997, 1996, and 1995, respectively.

    Certain employees of the Company in the United States also have been eligible to participate in the Cognizant and D&B-sponsored defined contribution plans during the Respective Periods. The Company makes a matching contribution of up to 50% of the employee's contribution based on specified limits of the employee's salary. The Company's expense related to these plans was $2,021, $1,797 and $2,340 for the years 1997, 1996 and 1995, respectively.

    NON-U.S. BENEFIT PLANS. The Company's subsidiary in Canada provides retirement benefits for eligible employees through defined benefit plans. The projected benefit obligations and accrued pension cost for these funded and unfunded plans at December 31, 1997 and 1996 and the pension costs for these plans for the years 1997, 1996 and 1995, respectively, were not significant.

    POSTRETIREMENT BENEFITS. In addition to providing pension benefits, Cognizant and D&B provide various healthcare and life insurance benefits for retired Company employees. Employees in the United States become eligible for these benefits if they reach normal retirement age while working for the Company. The Company accounts for the plans as multi-employer plans. The cost of postretirement benefit plans as allocated by Cognizant and D&B during the respective periods was not significant.

NOTE 5. EMPLOYEE STOCK PLANS

    Under Cognizant's Key Employees Stock Incentive Plan (the ``Plan") certain employees of the Company are eligible for the grant of stock options and restricted stock. These awards are granted at the market value on the date of grant. Immediately following the D&B Distribution, outstanding stock option awards under the D&B Key Employee Stock Option Plans held by Company employees were canceled and replaced by substitute awards under the Plan. At December 31, 1997 outstanding options for Cognizant

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 5. EMPLOYEE STOCK PLANS (CONTINUED) common stock held by Company employees totaled 4,107,012, of which 1,006,740 had vested and were exercisable. The option prices range from $22.99 to $44.47 per share.

                                                                                                 WEIGHTED AVERAGE
                                                                                       SHARES     EXERCISE PRICE
                                                                                     ----------  -----------------
Options Outstanding
 November 1, 1996..................................................................     687,231      $   31.35
Granted............................................................................   3,602,800      $   33.38
Exercised..........................................................................      --
Expired............................................................................      --

Options Outstanding
 December 31, 1996                                                                    4,290,031      $   33.05

Granted............................................................................     231,487      $   36.03
Exercised..........................................................................    (139,932)     $   30.29
Expired............................................................................    (274,574)     $   32.98

Options Outstanding
 December 31, 1997.................................................................   4,107,012      $   33.32

                                                                                      WEIGHTED-AVERAGE
                                                    DECEMBER 31, 1997     -----------------------------------------
                                                 -----------------------     REMAINING      OPTION EXERCISE PRICES
RANGE OF                                           NUMBER       NUMBER      CONTRACTUAL    ------------------------
EXERCISE PRICES                                  OUTSTANDING  EXERCISABLE      LIFE        OUTSTANDING  EXERCISABLE
-----------------------------------------------  -----------  ----------  ---------------  -----------  -----------
$42.4375-$44.4687..............................      70,000            0            10      $  42.805           --
$34.4837-$37.5625..............................     234,333      152,477             8      $  35.185    $  34.807
$31.4369-$33.3750..............................   3,593,442      675,688             9      $  33.309    $  33.082
$22.9891-$29.9135..............................     209,237      178,575             6      $  28.195    $  27.900
                                                 -----------  ----------
                                                  4,107,012    1,006,740

    Immediately following the Cognizant Distribution Date, outstanding awards under the Plan held by Company employees will be adjusted or replaced by substitute awards in accordance with the Plan. The adjusted or substitute awards will have the same ratio of the exercise price per option to the market value per share, the same aggregate difference between market value and exercise price, and the same vesting provisions, option periods and other terms and conditions as the options they replace.

    In October 1995, the FASB issued SFAS No. 123, ``Accounting for Stock-Based Compensation", which requires that companies with stock-based compensation plans either recognize compensation expense based on the fair value of options granted or continue to apply the existing accounting rules and disclose pro forma net income and earnings per share assuming the fair value method had been applied. The Company has chosen to continue applying Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for the fixed stock option plans. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards to Company employees under those plans,

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 5. EMPLOYEE STOCK PLANS (CONTINUED) consistent with the method of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                                            YEAR ENDED DECEMBER 31,
                                                                                        -------------------------------
                                                                                          1997       1996       1995
                                                                                        ---------  ---------  ---------
Net Income
    As reported.......................................................................  $  52,475  $  47,605  $  40,412
    Pro forma.........................................................................  $  49,059  $  46,660  $  40,408
Earnings Per Share:
  Basic/Diluted
    As reported.......................................................................  $     .32  $     .28  $     .24
    Pro forma.........................................................................  $     .30  $     .27  $     .24

------------------------

Note: The pro forma disclosures shown above are not representative of the effects on net income and earnings per share in future years.

    The fair value of the stock options used to compute the Company's pro forma net income and earnings per share disclosures is based on an allocation of the estimated value of the Cognizant and D&B stock options at grant date using the Black-Scholes option pricing model. The following assumptions were used for Cognizant options granted in 1997 and 1996: dividend yield of 0.3%; expected volatility of 25%; a weighted average risk-free interest rate of 5.9%; and an expected term of 4.5 years. The following assumptions were used for D&B options granted in 1995: dividend yield of 4.7%; expected volatility of 15%; expected term of 5 years and a weighted average risk-free interest rate of 6.1%. The weighted average fair value of the Cognizant and D&B stock options granted in 1997, 1996 and 1995 are $11.46, $10.31 and $6.68, respectively.

NOTE 6. INCOME TAXES

    Income before provision for income taxes consisted of:

                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
Pretax Income....................................................................  $  90,261  $  81,961  $  69,568

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 6. INCOME TAXES (CONTINUED)
    The provision (benefit) for income taxes consisted of:

                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
U.S. Federal
Current..........................................................................  $  23,600  $  16,735  $  23,984
Deferred.........................................................................      4,674      8,764     (3,397)
                                                                                   ---------  ---------  ---------
                                                                                      28,274     25,499     20,587
                                                                                   ---------  ---------  ---------
U.S. State & Local and Other
Current..........................................................................      8,601      7,148      9,231
Deferred.........................................................................        911      1,709       (662)
                                                                                   ---------  ---------  ---------
                                                                                       9,512      8,857      8,569
                                                                                   ---------  ---------  ---------
Total............................................................................  $  37,786  $  34,356  $  29,156
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    The following table summarizes the significant differences between the U.S. Federal statutory taxes and the Company's provision for income taxes for consolidated financial statement purposes.

                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
Tax Expense at Statutory Rate....................................................  $  31,591  $  28,686  $  24,349
State and Local Income Taxes, net of Federal Tax Benefit.........................      6,053      5,355      4,563
Other............................................................................        142        315        244
                                                                                   ---------  ---------  ---------
Total Taxes......................................................................  $  37,786  $  34,356  $  29,156
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 6. INCOME TAXES

    The Company's deferred tax assets (liabilities) are comprised of the following at December 31:

                                                                                               1997        1996
                                                                                            ----------  ----------
Deferred Tax Assets:
  Postretirement Benefits.................................................................  $    4,428  $    3,177
  Bad Debts...............................................................................       1,735       1,743
  Other...................................................................................         151         285
                                                                                            ----------  ----------
                                                                                                 6,314       5,205
Deferred Tax Liabilities:
  Computer Software and Intangibles.......................................................     (25,524)    (20,498)
  Unbilled Revenue........................................................................      (3,952)     (2,858)
  Postretirement Benefits.................................................................      (3,418)     (3,064)
  Depreciation............................................................................      (5,879)     (6,136)
  Other...................................................................................        (477)          0
                                                                                            ----------  ----------
                                                                                               (39,250)    (32,556)
                                                                                            ----------  ----------
  Net Deferred Tax Liability..............................................................  $  (32,936) $  (27,351)
                                                                                            ----------  ----------
                                                                                            ----------  ----------

NOTE 7. LEASE COMMITMENTS

    Certain of the Company's operations are conducted from leased facilities under operating leases. Rental expense under real estate operating leases for the years 1997, 1996 and 1995 was $8,866, $8,842, and $8,938, respectively. The approximate minimum annual rental expense for real estate operating leases that have remaining noncancelable lease terms in excess of one year, net of sublease rentals, at December 31, 1997 was: 1998 -- $7,787; 1999 -- $6,816; 2000 --
$6,621; 2001 -- $4,141; 2002 -- $1,505 and an aggregate of $4,848 thereafter.

    The Company also leases or participates in leases of certain computer and other equipment under operating leases. These leases are frequently renegotiated or otherwise changed as advancements in computer technology produce opportunities to lower costs and improve performance. Rental expense under computer and other equipment leases was $2,045, $1,932, and $2,599 for 1997, 1996 and 1995, respectively. At December 31, 1997, the minimum annual rental expense for computer and other equipment under operating leases that have remaining noncancelable lease terms in excess of one year was: 1998 -- $1,333; 1999 -- $863; 2000 -- $479 and 2001 -- $6.

    Prior to the Cognizant Distribution Date, the Company will assume certain Cognizant leases or enter into sublease agreements with IMS HEALTH, an affiliate or third parties for certain leased facilities, computer and other equipment, which principally are a continuation of existing lease commitments at market rates. These commitments are included in the amounts disclosed above.

NOTE 8. OTHER TRANSACTIONS WITH AFFILIATES

    Cognizant and D&B (pre-D&B Distribution) have used a centralized cash management system to finance their operations. Cash deposits from most of the Company's businesses are transferred to Cognizant and were transferred to D&B (pre-D&B Distribution) on a daily basis. Cognizant and D&B (pre-D&B Distribution) funded the Company's disbursement bank accounts as required. No interest has

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 8. OTHER TRANSACTIONS WITH AFFILIATES (CONTINUED) been charged on these transactions. Cash and cash equivalents in the accompanying consolidated financial statements represent remaining balances in the Company's accounts.

    Cognizant and D&B provided certain centralized services (see Note 1 to the Consolidated Financial Statements) to the Company. Expenses related to these services were allocated to the Company based on utilization of specific services or, where not estimable, based on revenue of the Company in proportion to Cognizant's and D&B's consolidated revenue. Management believes these allocation methods are reasonable. These allocations were $34,146, $34,676 and $30,353 in 1997, 1996 and 1995, respectively, and are included in operating costs and selling and administrative expenses in the Consolidated Statements of Income. Amounts due to Cognizant and D&B for these allocated expenses are included in Divisional Equity.

    Net transfers to or from Cognizant and D&B, included in Divisional Equity, include advances and loans from affiliates, net cash transfers to or from Cognizant and D&B, third-party liabilities paid on behalf of the Company by Cognizant and D&B, amounts due to or from Cognizant and D&B for services and other charges, and income taxes paid on behalf of the Company by Cognizant and D&B during the Respective Periods. No interest has been charged on these transactions. The weighted average balance due from Cognizant and D&B was $334,329, $342,319 and $275,471 for 1997, 1996 and 1995, respectively.

    The activity in the net transfers to Cognizant and D&B account for the periods through the respective Distribution Dates included in Divisional Equity in the Consolidated Statements of Divisional Equity is summarized as follows:

                                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                            1997          1996          1995
                                                                        ------------  ------------  ------------
Cognizant/D&B Services and Other Charges..............................   $  (37,738)   $  (38,870)   $  (35,090)
Loans and Advances--Net...............................................       12,151       (28,980)       (6,683)
U.S. Income Taxes.....................................................      (23,600)      (16,735)      (23,984)
Cash Transfers--Net...................................................      100,294       103,654       124,512
                                                                        ------------  ------------  ------------
Net Transfers to Cognizant/D&B........................................   $   51,107    $   19,069    $   58,755
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

    For purposes of governing certain of the ongoing relationships between the Company and IMS HEALTH after the Cognizant Distribution and to provide for an orderly transition, the Company and IMS HEALTH will enter into various agreements including a Distribution Agreement, Tax Allocation Agreement, Employee Benefits Agreement, Intellectual Property Agreement, Shared Transaction Services Agreement, Data Services Agreement and Transition Services Agreement. Among other things, the agreements will set forth principles to be applied in allocating certain Cognizant Distribution-related costs and specify portions of contingent liabilities (including certain contingent liabilities arising from the D&B Distribution) to be shared if certain amounts are exceeded.

NOTE 9. CAPITAL STOCK

    Under a Shareholder Rights Plan (the "Rights Plan") adopted by the Cognizant Board of Directors, each certificate for a share of Cognizant's common stock also represents one Preferred Share Purchase Right (a ``Right"). In the event a person or group (an ``Acquiring Person") acquires beneficial ownership

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 9. CAPITAL STOCK (CONTINUED)
of, or commences or announces an intention to make a tender offer for more than 15% of the outstanding shares of common stock, each Right entitles the holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at $210 per each one one-thousandth of a share (the ``Purchase Price"). In the event a person or group becomes an Acquiring Person, or Cognizant is acquired in a merger or other business combination or 50% or more of its assets or earning power are sold, each holder of a Right (other than an Acquiring Person) has the right to receive common stock of Cognizant or the entity that engaged in such transaction, as applicable, which has a market value of two times the Purchase Price. The Rights, which do not have voting rights and are subject to adjustment in certain circumstances, expire on October 23, 2006 and are redeemable by Cognizant at a price of $0.01 per Right under certain circumstances. The Company intends to continue this Rights Plan.

NOTE 10. LITIGATION

    The Company and its subsidiaries are involved in legal proceedings and litigation arising in the ordinary course of business. In the opinion of management, the outcome of such current legal proceedings and litigation, if decided adversely, could have a material adverse effect on quarterly or annual operating results or cash flows when resolved in a future period. However, in the opinion of management, these matters will not materially affect the Company's consolidated financial position.

    On July 29, 1996, Information Resources, Inc. ("IRI") filed a complaint in the United States District Court for the Southern District of New York, naming as defendants D&B, A.C. Nielsen Company and IMS, a unit of Cognizant (the "IRI Action"). The complaint alleges, among other things, various violations of the antitrust laws and damages in excess of $350,000, which amount IRI has asked to be trebled under the antitrust laws. IRI also seeks punitive damages in an unspecified amount. In connection with the D&B Distribution, D&B, ACNielsen Corporation ("ACNielsen") and Cognizant entered into an Indemnity and Joint Defense Agreement (the "Indemnity and Joint Defense Agreement") pursuant to which ACNielsen agreed to be responsible for any potential liabilities which may ultimately be incurred by D&B or Cognizant as a result of such action, up to a minimum amount to be determined by an independent investment bank if and when any such liabilities are incurred. The determination of such maximum amount will be based on ACNielsen's ability to satisfy such liabilities and remain financially viable, subject to certain assumptions and limitations. However, Cognizant and D&B agreed that to the extent that ACNielsen is unable to satisfy any such liabilities in full and remain financially viable, Cognizant and D&B will each be responsible for 50% of the difference between the amount, if any, which may be payable as a result of such litigation and the maximum amount which ACNielsen is then able to pay as determined by such investment bank. Under the terms of the D&B Distribution Agreement, dated October 28, 1996, among Cognizant, D&B and ACNielsen (the "1996 Distribution Agreement"), pursuant to which shares of Cognizant and ACNielsen were distributed to the stockholders of D&B as a condition to the Cognizant Distribution, Nielsen Media Research and IMS HEALTH are required to undertake to be jointly and severally liable to D&B and ACNielsen. However, pursuant to the Distribution Agreement, IMS HEALTH and Nielsen Media Research have agreed that, as between themselves, IMS HEALTH will assume 75%, and Nielsen Media Research will assume 25%, of any payments to be made in respect of the IRI Action under the Indemnity and Joint Defense Agreement or otherwise, including any ongoing legal fees and expenses related thereto incurred in 1999 or thereafter. IMS HEALTH has agreed to be fully responsible for any legal fees and expenses incurred during 1998. Nielsen Media Research's aggregate liability to IMS HEALTH for payments in respect of the IRI Action and certain other contingent liabilities shall not

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 10. LITIGATION (CONTINUED)
exceed $125 million. Management is unable to predict at this time the final outcome of the IRI Action or whether the resolution of such matter could materially affect Nielsen Media Research's results of operations, cash flows or financial position.

NOTE 11. SUPPLEMENTAL FINANCIAL DATA

ACCOUNTS RECEIVABLE--NET:

                                                                                                1997       1996
                                                                                              ---------  ---------
Trade.......................................................................................  $  53,641  $  46,719
Less: Allowance for Doubtful Accounts.......................................................     (3,294)    (3,773)
Other.......................................................................................      1,639      1,827
                                                                                              ---------  ---------
                                                                                              $  51,986  $  44,773
                                                                                              ---------  ---------
                                                                                              ---------  ---------

OTHER CURRENT ASSETS:

                                                                                                   1997       1996
                                                                                                 ---------  ---------
Deferred Income Taxes..........................................................................  $   1,458  $   2,028
Prepaid Expenses...............................................................................      3,093      3,117
                                                                                                 ---------  ---------
                                                                                                 $   4,551  $   5,145
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

PROPERTY, PLANT AND EQUIPMENT--NET, CARRIED AT COST, LESS ACCUMULATED
  DEPRECIATION AND AMORTIZATION:

                                                                                               1997        1996
                                                                                            ----------  ----------
Buildings.................................................................................  $   13,413  $   13,360
Machinery and Equipment...................................................................     134,155     111,372
Less: Accumulated Depreciation............................................................     (98,325)    (85,506)
Leasehold Improvements, less: Accumulated Amortization of $2,597 and $1,886...............       4,243       4,059
Land......................................................................................       1,564       1,025
                                                                                            ----------  ----------
                                                                                            $   55,050  $   44,310
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 11. SUPPLEMENTAL FINANCIAL DATA (CONTINUED)
COMPUTER SOFTWARE AND INTANGIBLES

                                                                                             COMPUTER
                                                                                             SOFTWARE    INTANGIBLES
                                                                                            -----------  -----------
January 1, 1996...........................................................................   $  27,601    $  12,299
Additions at Cost.........................................................................      14,356        6,266
Amortization..............................................................................      (7,021)      (4,599)
Other Deductions and Reclassifications....................................................         717       (2,280)
                                                                                            -----------  -----------
December 31, 1996.........................................................................      35,653       11,686
Additions at Cost.........................................................................      17,121        7,681
Amortization..............................................................................      (9,641)      (4,934)
Other Deductions and Reclassifications....................................................         (40)      (3,784)
                                                                                            -----------  -----------
December 31, 1997.........................................................................   $  43,093    $  10,649
                                                                                            -----------  -----------
                                                                                            -----------  -----------

    Accumulated Amortization of Computer Software was $32,605 and $23,019 at December 31, 1997 and 1996, respectively.

    Accumulated Amortization of Intangibles was $22,773 and $34,309 at December 31, 1997 and 1996, respectively.

OTHER ASSETS:

                                                                                                1997       1996
                                                                                              ---------  ---------
Unbilled Receivables........................................................................  $  12,566  $  15,547
Pension Assets..............................................................................      8,546      7,660
                                                                                              ---------  ---------
                                                                                              $  21,112  $  23,207
                                                                                              ---------  ---------
                                                                                              ---------  ---------

ACCOUNTS PAYABLE:

                                                                                                 1997       1996
                                                                                               ---------  ---------
Trade........................................................................................  $  11,714  $   5,003
Taxes Other Than Income Taxes................................................................      2,641      1,873
                                                                                               ---------  ---------
                                                                                               $  14,355  $   6,876
                                                                                               ---------  ---------
                                                                                               ---------  ---------

ACCRUED AND OTHER CURRENT LIABILITIES:

                                                                                                1997       1996
                                                                                              ---------  ---------
Salaries, Wages, Bonuses and Other Compensation.............................................  $  13,386  $   4,820
Other.......................................................................................     10,243     15,578
                                                                                              ---------  ---------
                                                                                              $  23,629  $  20,398
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                          NIELSEN MEDIA RESEARCH, INC.

               DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

NOTE 12. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                        THREE MONTHS ENDED
                                         ------------------------------------------------
                                                                  SEPTEMBER    DECEMBER
                                          MARCH 31,   JUNE 30,       30,          31,      FULL YEAR
                                         -----------  ---------  -----------  -----------  ---------
1997
OPERATING REVENUE......................   $  86,271   $  87,184   $  89,911    $  95,228   $ 358,594
OPERATING INCOME.......................   $  21,910   $  22,980   $  24,267    $  21,104   $  90,261
NET INCOME.............................   $  12,730   $  13,351   $  14,099    $  12,295   $  52,475
BASIC EARNINGS PER SHARE OF
  COMMON STOCK.........................   $    0.07   $    0.08   $    0.09    $    0.08   $    0.32
DILUTED EARNINGS PER SHARE OF
  COMMON STOCK.........................   $    0.07   $    0.08   $    0.09    $    0.08   $    0.32

1996
Operating Revenue......................   $  76,821   $  78,194   $  79,823    $  84,566   $ 319,404
Operating Income.......................   $  19,164   $  20,246   $  21,322    $  21,229   $  81,961
Net Income.............................   $  11,134   $  11,763   $  12,387    $  12,321   $  47,605
Basic Earnings Per Share of Common
  Stock................................   $    0.07   $    0.07   $    0.07    $    0.07   $    0.28
Diluted Earnings Per Share of Common
  Stock................................   $    0.07   $    0.07   $    0.07    $    0.07   $    0.28

NOTE 13. INVESTMENTS (UNAUDITED)

    In the first quarter of 1998, the Company realized a gain of $3,185 (which is included in the caption "Other Income" for the three months ended March 31,
1998) on the sale of an investment in Aspect Development, Inc. The proceeds on the sale were $3,339.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder of Nielsen Media Research, Inc.

    Our report on the consolidated financial statements of Nielsen Media Research, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, is included in this Form 10 on page F-36 of the Information Statement. In connection with our audits of such financial statements, we have also audited the related financial statement schedule set forth on page F-58 of this Form 10.

    In our opinion, the financial statement schedule referred to above when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

New York, New York
March 30, 1998

                          NIELSEN MEDIA RESEARCH, INC.
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEAR ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                       COL. A                            COL. B       COL. C       COL. D       COL. E
-----------------------------------------------------  -----------  -----------  -----------  -----------
                                                                     ADDITIONS
                                                       BALANCE AT   CHARGED TO                  BALANCE
                                                        BEGINNING    COSTS AND                  AT END
                     DESCRIPTION                        OF PERIOD    EXPENSES    DEDUCTIONS    OF PERIOD
-----------------------------------------------------  -----------  -----------  -----------  -----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
  For the Year Ended December 31, 1997...............   $   3,773    $     328    $     807    $   3,294
                                                       -----------  -----------  -----------  -----------
                                                       -----------  -----------  -----------  -----------

  For the Year Ended December 31, 1996...............   $   3,311    $     900    $     438    $   3,773
                                                       -----------  -----------  -----------  -----------
                                                       -----------  -----------  -----------  -----------

  For the Year Ended December 31, 1995...............   $   2,644    $     664    $      (3)   $   3,311
                                                       -----------  -----------  -----------  -----------
                                                       -----------  -----------  -----------  -----------

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Gartner Group, Inc.:

    We have audited the accompanying consolidated balance sheets of Gartner Group, Inc. and its subsidiaries as of September 30, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of Gartner Group, Inc. and its subsidiaries for the year ended September 30, 1995 were audited by other auditors whose report, dated November 1, 1995, except as to the Dataquest acquisition discussed in Note 3, which is as of January 25, 1996 and the stock split discussed in Note 10, which is as of March 29, 1996, expressed an unqualified opinion on those statements.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gartner Group, Inc. and its subsidiaries as of September 30, 1997 and 1996 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

KPMG PEAT MARWICK LLP

Stamford, Connecticut
October 31, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of GARTNER GROUP, INC.:

    In our opinion, the consolidated statements of operations, of changes in stockholders' equity and of cash flows for the year ended September 30, 1995 present fairly, in all material respects, the results of operations and cash flows of Gartner Group, Inc. and its subsidiaries, for the year ended September 30, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Gartner Group, Inc. for any period subsequent to September 30, 1995.

PRICE WATERHOUSE LLP
Stamford, Connecticut
November 1, 1995, except as to the Dataquest acquisition discussed in Note 3, which is as of January 25, 1996 and the stock split discussed in Note 10, which is as of March 29, 1996

                                 GARTNER GROUP

                          CONSOLIDATED BALANCE SHEETS

                                                                                                SEPTEMBER 30,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------

                                                                                            (IN THOUSANDS, EXCEPT
                                                                                                 SHARE DATA)
                                                      ASSETS

Current assets:
  Cash and cash equivalents...............................................................  $  142,415  $   96,755
  Marketable securities...................................................................      28,639      30,054
  Fees receivable, net of allowances of $5,340 and $4,460.................................     205,760     143,762
  Deferred commissions....................................................................      23,019      17,539
  Prepaid expenses and other current assets...............................................      25,775      22,040
                                                                                            ----------  ----------
    Total current assets..................................................................     425,608     310,150
  Long-term marketable securities.........................................................      17,691       3,047
  Property, equipment and leasehold improvements, net.....................................      44,102      32,818
  Intangible assets, net..................................................................     132,195      93,144
  Other assets............................................................................      25,716       4,949
                                                                                            ----------  ----------
    Total assets..........................................................................  $  645,312  $  444,108
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities................................................  $   85,411  $   60,527
  Commissions payable.....................................................................      16,979      15,148
  Accrued bonuses payable.................................................................      15,722      16,781
  Deferred revenues.......................................................................     254,071     198,952
                                                                                            ----------  ----------
    Total current liabilities.............................................................     372,183     291,408
                                                                                            ----------  ----------
  Long-term deferred revenues.............................................................       3,259       2,465
  Commitments and contingencies
  Stockholders' equity:
  Preferred stock:
    $.01 par value, authorized 2,500,000 shares; none issued or outstanding...............      --          --
  Common stock:
    $.0005 par value, authorized 200,000,000 shares of Class A Common Stock and 1,600,000 shares of Class B Common Stock; issued 108,334,601 shares of Class A Common
    (102,697,739 in 1996) and 0 shares of Class B Common Stock (1,600,000 in 1996)........          54          52
  Additional paid-in capital..............................................................     179,017     134,711
  Cumulative translation adjustment.......................................................      (1,098)     (2,965)
  Accumulated earnings....................................................................     105,138      32,008
  Treasury stock, at cost, 11,624,805 and 11,370,594 shares...............................     (13,241)    (13,571)
                                                                                            ----------  ----------
    Total stockholders' equity............................................................     269,870     150,235
                                                                                            ----------  ----------
    Total liabilities and stockholders' equity............................................  $  645,312  $  444,108
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                 See notes to consolidated financial statements

                                 GARTNER GROUP

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                FISCAL YEAR ENDED SEPTEMBER 30,
                                                                               ----------------------------------
                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------

                                                                                (IN THOUSANDS, EXCEPT PER SHARE
                                                                                             DATA)
REVENUES:
  Advisory and measurement...................................................  $  396,219  $  306,542  $  235,867
  Learning...................................................................      21,314      12,219       1,301
  Other, principally consulting and conferences..............................      93,706      75,911      57,978
                                                                               ----------  ----------  ----------
    Total revenues...........................................................     511,239     394,672     295,146
                                                                               ----------  ----------  ----------
COSTS AND EXPENSES:
  Cost of services and product development...................................     202,815     152,982     112,675
  Selling, general and administrative........................................     173,610     144,473     119,626
  Acquisition-related charges................................................      --          34,898      --
  Depreciation...............................................................      11,758       9,064       6,399
  Amortization of intangibles................................................       6,443       3,815       3,906
  Nonrecurring charges.......................................................      --          --           8,800
                                                                               ----------  ----------  ----------
    Total costs and expenses.................................................     394,626     345,232     251,406
                                                                               ----------  ----------  ----------
Operating income.............................................................     116,613      49,440      43,740
Minority interest............................................................      --              25          98
Interest income, net.........................................................       7,260       3,665       2,271
                                                                               ----------  ----------  ----------
Income before provision for income taxes.....................................     123,873      53,130      46,109
Provision for income taxes...................................................      50,743      36,692      20,948
                                                                               ----------  ----------  ----------
    Net income...............................................................  $   73,130  $   16,438  $   25,161
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
NET INCOME PER COMMON SHARE:
  Primary....................................................................  $      .71  $      .17  $      .27
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Fully diluted..............................................................  $      .71  $      .17  $      .26
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary....................................................................     102,459      98,612      94,762
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Fully diluted..............................................................     102,751      98,854      95,212
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                 See notes to consolidated financial statements

                                 GARTNER GROUP

                     CONSOLIDATED STATEMENTS OF CHANGES IN
                              STOCKHOLDERS' EQUITY

                                                                  ADDITIONAL   CUMULATIVE                               TOTAL
                                         PREFERRED     COMMON       PAID-IN    TRANSLATION  ACCUMULATED   TREASURY   STOCKHOLDERS'
                                           STOCK        STOCK       CAPITAL    ADJUSTMENT     EARNINGS      STOCK       EQUITY
                                        -----------  -----------  -----------  -----------  ------------  ---------  ------------
                                                                    (IN THOUSANDS, EXCEPT SHARE DATA)
Balance at September 30, 1994.........   $       0    $      50    $  59,709    $     250    $    7,699   $ (13,821)  $   53,887
Net income............................      --           --           --           --            25,161      --           25,161
Issuance of 1,838,902 shares of Class
  A Common Stock upon exercise of
  stock options.......................      --                1        1,259       --            --          --            1,260
Issuance of 345,644 shares of Class A
  Common Stock from purchases by
  employees...........................      --                0        1,659       --            --          --            1,659
Issuance from treasury stock of
  172,594 shares of Class A Common
  Stock...............................      --           --            1,410       --            --               3        1,413
Purchase of 152,624 of Class A Common
  Stock...............................      --           --           --           --            --             (17)         (17)
Tax benefits of stock transactions
  with employees......................      --           --            9,241       --            --          --            9,241
Net transfers to D&B by Dataquest.....      --           --           --           --           (15,603)     --          (15,603)
Cumulative translation adjustment.....      --           --           --           (2,750)       --          --           (2,750)
                                        -----------  -----------  -----------  -----------  ------------  ---------  ------------
Balance at September 30, 1995.........           0           51       73,278       (2,500)       17,257     (13,835)      74,251
Net income............................      --           --           --           --            16,438      --           16,438
Issuance of 3,036,403 shares of Class
  A Common Stock upon exercise of
  stock options.......................      --                1        5,752       --            --          --            5,753
Issuance of 199,648 shares of Class A
  Common Stock from purchases by
  employees...........................      --                0        2,407       --            --          --            2,407
Issuance from treasury stock of
  117,470 shares of Class A Common
  Stock from purchases by employees...      --           --            2,140       --            --             264        2,404
Tax benefits of stock transactions
  with employees......................      --           --           29,415       --            --          --           29,415
Net transfers to D&B by Dataquest.....      --           --           --           --            (1,687)     --           (1,687)
Cumulative translation adjustment.....      --           --           --             (465)       --          --             (465)
Acquisition of Dataquest, Inc.........      --           --          (15,000)      --            --          --          (15,000)
Acquisition of J3 Learning, Inc.......      --                0       36,719       --            --          --           36,719
                                        -----------  -----------  -----------  -----------  ------------  ---------  ------------
Balance at September 30, 1996.........           0           52      134,711       (2,965)       32,008     (13,571)     150,235
Net income............................      --           --           --           --            73,130      --           73,130
Issuance of 4,036,862 shares of Class
  A Common Stock upon exercise of
  stock options.......................      --                2       13,594       --            --          --           13,596
Issuance from treasury stock of
  195,721 shares of Class A Common
  Stock from purchases by employees...      --           --            5,883       --            --             330        6,213
Conversion of 1,600,000 shares of
  Class B Common Stock into Class A
  Common Stock........................      --                0       --           --            --          --                0
Tax benefits of stock transactions
  with employees......................      --           --           36,833       --            --          --           36,833
Net share settlement of 449,932 shares
  of Class A Common Stock received on
  forward purchase agreement..........      --           --           --           --            --               0            0
Net cash settlement paid on forward
  purchase agreement..................      --           --          (12,004)      --            --          --          (12,004)
Cumulative translation adjustment.....      --           --           --            1,867        --          --            1,867
                                        -----------  -----------  -----------  -----------  ------------  ---------  ------------
Balance at September 30, 1997.........   $       0    $      54    $ 179,017    $  (1,098)   $  105,138   $ (13,241)  $  269,870
                                        -----------  -----------  -----------  -----------  ------------  ---------  ------------
                                        -----------  -----------  -----------  -----------  ------------  ---------  ------------

                 See notes to consolidated financial statements

                                 GARTNER GROUP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    FISCAL YEAR ENDED SEPTEMBER 30,
                                                                                    -------------------------------
                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------

                                                                                            (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income......................................................................  $  73,130  $  16,438  $  25,161
Adjustments to reconcile net income to cash provided by operating activities:
  Depreciation and amortization of intangibles....................................     18,201     12,879      9,703
  Acquisition-related charges.....................................................     --         34,898     --
  Provision for doubtful accounts.................................................      3,421      3,295      1,862
  Equity in losses of minority owned company......................................        202     --         --
  Deferred revenues...............................................................     41,750     35,800     25,479
  Deferred tax expense (benefit)..................................................      1,554     (1,394)    (2,690)
  Pre-acquisition tax benefit applied to reduce goodwill..........................        275        517      1,257
  Minority interest...............................................................     --            (25)       (98)
  Provision for nonrecurring charges..............................................     --         --          8,800
  Payments for nonrecurring charges...............................................       (724)    (7,691)      (408)
Changes in assets and liabilities, net of effects of acquisitions:
  Increase in fees receivable.....................................................    (60,378)   (31,779)   (10,136)
  Increase in deferred commissions................................................     (4,262)    (1,154)    (4,216)
  Increase in prepaid expenses and other current assets...........................     (7,915)    (1,995)    (1,138)
  (Increase) decrease in other assets.............................................     (2,707)       116       (242)
  Increase in accounts payable and accrued liabilities............................     23,782      2,277     10,001
  Increase in commissions payable.................................................      1,785      2,160      1,248
  (Decrease) increase in accrued bonuses payable..................................       (957)     1,347      2,383
                                                                                    ---------  ---------  ---------
Cash provided by operating activities.............................................     87,157     65,689     66,966
                                                                                    ---------  ---------  ---------
INVESTING ACTIVITIES:
  Payment for businesses acquired (excluding cash acquired).......................    (33,306)   (46,176)    (9,749)
  Investments in unconsolidated subsidiaries......................................     (9,089)      (750)      (180)
  Addition of property, equipment and leasehold improvements......................    (21,513)   (15,614)   (18,183)
  Proceeds from disposal of property, equipment and leasehold improvements........     --         --         11,826
  Marketable securities purchased, net............................................    (13,229)    (4,268)   (24,783)
  Loans to Officers...............................................................     (7,163)    --         --
  Other investing.................................................................     --         --           (341)
                                                                                    ---------  ---------  ---------
Cash used for investing activities................................................    (84,300)   (66,808)   (41,410)
                                                                                    ---------  ---------  ---------
FINANCING ACTIVITIES:
  Principal payments on long-term debt and capital lease obligations..............     --         (6,725)    (5,825)
  Issuance of common stock and warrants...........................................     13,596      5,753      1,260
  Proceeds from Employee Stock Purchase Plan offering.............................      5,883      4,547      3,069
  Tax benefits of stock transactions with employees...............................     36,833     29,415      9,241
  Distributions of capital between Dataquest and its former parent................     --         (1,687)   (15,731)
  Net cash settlement on forward purchase agreement...............................    (12,004)    --         --
  Sale (purchase) of treasury stock...............................................        330        264        (14)
                                                                                    ---------  ---------  ---------
Cash provided by (used for) financing activities..................................     44,638     31,567     (8,000)
                                                                                    ---------  ---------  ---------
Net increase in cash and cash equivalents.........................................     47,495     30,448     17,556
Effect of exchange rates on cash and cash equivalents.............................     (1,835)      (274)       220
Cash and cash equivalents, beginning of period....................................     96,755     66,581     48,805
                                                                                    ---------  ---------  ---------
Cash and cash equivalents, end of period..........................................  $ 142,415  $  96,755  $  66,581
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
  Interest........................................................................     --      $     437  $     225
  Income taxes....................................................................  $   6,597  $   8,463  $   7,265
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Stock and options issued in connection with J3 acquisition......................     --      $  36,719     --

                 See notes to consolidated financial statements

                                 GARTNER GROUP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of Gartner Group, Inc. ("GGI" or the "Company") and its majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated. Minority interest represents the minority shareholder's proportionate share of the equity in businesses owned less than 100%. The results of operations for acquisitions of companies accounted for using the purchase method have been included in the Consolidated Statements of Operations beginning on the effective date of acquisition. The Company's investments in 20% to 50% owned companies in which it has the ability to exercise significant influence over operating and financial policies are accounted for on the equity method. Investments of less than 20% are carried at cost.

    REVENUE AND COMMISSION EXPENSE RECOGNITION. Revenues from advisory, measurement and learning ("AML") contracts are recognized as services and products are delivered, and as the Company's obligation to the client is completed over the contract period, generally twelve months. The Company's policy is to record at the time of signing of an AML contract the fees receivable and related deferred revenues, for the full amount of the contract billable on that date. All such contracts are non-cancelable and non-refundable, except for government contracts which have a 30-day cancellation clause, but have not produced material cancellations to date. All contracts are billable upon signing, absent special terms granted on a limited basis from time to time. The Company also records the related commission obligation upon the signing of the contract and amortizes the corresponding deferred commission expense over the contract period in which the related revenues are earned and amortized to income. Other revenues consist principally of revenues recognized as earned from consulting services and conferences.

    CASH EQUIVALENTS AND MARKETABLE SECURITIES. Marketable securities that mature within three months of purchase are considered cash equivalents. Investments with maturities of more than three months are classified as marketable securities. Marketable securities are considered "held-to-maturity" and valued at amortized cost, which approximates market. It is management's intent to hold all investments to maturity.

    INVENTORIES. Inventories, which consist primarily of finished goods relating to the Company's learning business (technology-based training products), are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis. Inventories consist primarily of material costs, and are included in the balance sheet caption "Prepaid and other current assets." Inventories were $2.1 million and $1.3 million at September 30, 1997 and 1996, respectively.

    PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS. Property, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the asset or the remaining term of the related leases.

    SOFTWARE DEVELOPMENT COSTS. Under Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," capitalization of computer software development costs is to begin upon the establishment of technological feasibility, limited to the net realizable value of the software product, and cease when the software product is available for general release to clients. Until these products reach technological feasibility, all costs related to development efforts are charged to expense. Software development costs, subsequent to technological feasibility and prior to general release, were not material and have been expensed.

                                 GARTNER GROUP

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INTANGIBLE ASSETS. Intangible assets include goodwill, non-compete agreements, tradenames and other intangibles. Goodwill represents the excess of the purchase price of acquired businesses over the estimated fair value of the tangible and identifiable intangible net assets acquired. Amortization is recorded using the straight-line method over periods ranging from seven to thirty years. These amounts have been and are subject to adjustment in accordance with the provisions of the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109") (see Note 9. Income Taxes). Non-compete agreements are being amortized on a straight-line basis over the period of the agreement ranging from three to five years. Tradenames and other intangibles are amortized using the straight-line method over their estimated useful lives ranging from four to thirty years. At the end of each quarter, the Company reviews the recoverability of all intangibles based on estimated undiscounted future cash flows from operating activities compared with the carrying value of the intangible asset. Should the aggregate of such future cash flows be less than the carrying value, a writedown would be required, measured by the difference between the discounted future cash flows (or another acceptable method for determining fair value) and the carrying value of the intangible.

    FOREIGN CURRENCY TRANSLATION. All assets and liabilities of foreign subsidiaries are translated into U.S. dollars at fiscal year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the fiscal year. The resulting translation adjustments are recorded as a component of stockholders' equity.

    INCOME TAXES. Income taxes are provided using the asset and liability method in accordance with FAS 109. Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted tax rates. The provision for income taxes is the sum of the amount of income tax paid or payable for the year as determined by applying the provisions of enacted tax laws to taxable income for that year and the net changes during the year in the Company's deferred tax assets and liabilities.

    Undistributed earnings of subsidiaries outside of the U.S. amounted to approximately $4.2 million and will either be indefinitely reinvested or remitted substantially free of tax. Accordingly, no material provision has been made for taxes that may be payable upon remittance of such earnings, nor is it practicable to determine the amount of this liability. The Company credits Additional paid-in capital for realized tax benefits arising from stock transactions with employees. The tax benefit on a non-qualified stock option is equal to the tax effect of the difference between the market price of a share of the Company's common stock on the exercise and grant dates. To the extent the Company incurs employment taxes as a direct result of the exercise of such stock options, this cost is charged to Additional paid-in capital.

    COMPUTATIONS OF NET INCOME PER SHARE OF COMMON STOCK. Primary and fully diluted net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. The computation includes the weighted average number of shares issued in connection with the Dataquest, Inc. ("Dataquest") acquisition (see Note 3. Acquisitions), on December 1, 1995, as if they had been issued at the beginning of fiscal 1996 and fiscal 1995. The warrant issued in connection with the Dataquest acquisition has been excluded from primary and fully diluted weighted average shares outstanding for fiscal 1995 due to its anti-dilutive effect.

                                 GARTNER GROUP

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    STOCK BASED COMPENSATION. In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("FAS 123") was issued. This statement defines a fair value based method of accounting for an employee stock option. Companies may, however, elect to adopt this new accounting rule through a pro forma disclosure option, while continuing to use the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." As permitted by FAS 123, the Company has adopted the disclosure provisions and continues accounting for its employee stock compensation plans under APB 25 (see Note 12 for the fair value disclosures required under FAS
123).

    RECENTLY ISSUED ACCOUNTING STANDARDS. In February 1997, Statement of Financial Accounting Standard No. 128, "Earnings per Share", was issued. The statement sets forth guidance on the presentation of earnings per share and requires dual presentation of basic and diluted earnings per share on the face of the income statement. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if all common stock equivalents were exercised (similar to fully diluted earnings per share under APB Opinion No.
15). If the new standard was in effect during fiscal 1997, basic net income per common share for the fiscal year ended September 30, 1997 would have been $0.77 and diluted net income per common share would have been $0.71. The Company is required to adopt the new standard in the first quarter of fiscal 1998.

    In June 1997, Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income ("FAS 130") and "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"), were issued. FAS 130 establishes standards for reporting and disclosure of comprehensive income and its components in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. FAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders which is currently not required. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company is required to adopt both new standards in the first quarter of fiscal 1999.

    EXPENSE ALLOCATIONS. Prior to the Company's acquisition of Dataquest, Dataquest was a wholly-owned subsidiary of The Dun and Bradstreet Corporation ("D&B"). D&B provided certain services to and incurred certain costs on behalf of its wholly-owned subsidiaries and divisions. These costs, which included employee benefit and executive compensation programs, payroll processing and administration, general treasury services and various business insurance coverages, were allocated on a pro rata basis to Dataquest when it was a wholly-owned subsidiary of D&B and were $0.3 and $1.9 million during the fiscal years 1996 and 1995, respectively. The costs of D&B's general corporate overheads were not allocated, as such costs related to Dataquest were deemed to be immaterial.

    DISTRIBUTIONS OF CAPITAL BETWEEN DATAQUEST AND ITS FORMER PARENT. Dataquest transfers to D&B included historical investments and advances from D&B, as well as current period income or losses, net transfers to/ from D&B, and current income taxes payable or receivable.

                                 GARTNER GROUP

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS. Most of the Company's financial instruments, including cash, marketable securities, trade receivables and payables and accruals, are short-term in nature. Accordingly, the carrying amount of the Company's financial instruments approximates its fair value.

    CONCENTRATIONS OF CREDIT RISK. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, marketable securities and fees receivable. The Company invests its cash primarily in a diversified portfolio of highly-rated municipal and government bonds. Concentrations of credit risk with respect to fees receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across many different industries and geographic regions.

    USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures, if any, of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    RECLASSIFICATIONS. Certain reclassifications have been made in the prior years financial statements to conform with the fiscal 1997 presentation.

2. RELATED PARTIES

    D&B, an investor in Information Partners Capital Fund, L.P. ("the Fund"), provided a portion of the financing in connection with the acquisition of the Company in October 1990. In April 1993, D&B acquired a majority of the outstanding voting securities of the Company in transactions among the Company, D&B and persons and entities associated with the Fund. On November 1, 1996, D&B transferred ownership of its Class A and Class B Common Stock of the Company to Cognizant Corporation ("Cognizant"), a spin-off of D&B and an independent public company. At the date of transfer, these shares represented approximately 51% of the Company's outstanding common stock. During fiscal 1997, Cognizant's ownership of the Company's outstanding common stock fell below 50%.

    On June 4, 1997, with the Board of Directors approval, the Company provided loans totaling $7.2 million to certain Officers to facilitate the purchase of common stock arising out of the exercise of stock options. The loan proceeds were not used to fund the option exercise price of the common stock acquired. The loans are full recourse obligations to the Officers and are also secured by shares of the Company's common stock held by the Officers. The loans bear interest at an annual rate of 6.14% and mature on June 3, 1999. The principal amount of the loans totaling $7.2 million are included in Other assets on the September 30, 1997 Consolidated Balance Sheet.

3. ACQUISITIONS

    On December 1, 1995, the Company acquired all the outstanding shares of Dataquest, a wholly-owned subsidiary of D&B, for consideration of $15.0 million in cash, 3,000,000 shares of Class A Common Stock with an approximate fair market value of $60.0 million, and a five year warrant to purchase 600,000 shares of Class A Common Stock at $16.42 per share. Dataquest is a provider of information technology ("IT") market research and consulting for the IT vendor manufacturer and financial communities which complements the Company's end user focus. The Company has accounted for the acquisition as a transfer and

                                 GARTNER GROUP

3. ACQUISITIONS (CONTINUED)
exchange between companies under common control and the 3,000,000 shares have been assumed to be outstanding for all periods presented. Accordingly, the accounts of Dataquest have been combined with the Company's at historical cost in a manner similar to a pooling of interests. Transaction costs of $1.7 million relating to the acquisition have been included in acquisition-related charges in the Consolidated Statement of Operations for fiscal 1996.

    Combined and separate results of GGI and Dataquest during the periods preceding the merger were as follows (in thousands):

                                                                                        THREE MONTHS ENDED
                                                                                         DECEMBER 31, 1995
                                                                                -----------------------------------
                                                                                   GGI       DATAQUEST    COMBINED
                                                                                ----------  -----------  ----------

                                                                                            (UNAUDITED)
Total revenues................................................................  $   76,005   $  20,469   $   96,474
Net income....................................................................  $   10,570   $     923   $   11,493
                                                                                ----------  -----------  ----------

                                                                                  FISCAL YEAR ENDED SEPTEMBER 30,
                                                                                               1995
                                                                                -----------------------------------
                                                                                   GGI
                                                                                ----------
                                                                                DATAQUEST    COMBINED
                                                                                ----------  -----------
Total revenues................................................................  $  229,152   $  65,994   $  295,146
Net income (loss).............................................................  $   25,539   $    (378)  $   25,161

    There were no intercompany transactions between the two companies for the periods presented.

    On July 31, 1996, the Company acquired all of the outstanding shares of J3 Learning Corporation ("J3") for consideration of approximately $8.0 million in cash, 1,065,290 shares of Class A Common Stock which had an approximate fair market value of $35.4 million and options to purchase Class A Common Stock which had a value of $1.3 million. J3 publishes, markets and distributes software educational materials for corporate and individual training. The acquisition was accounted for by the purchase method, and the purchase price has been allocated to the assets acquired and liabilities assumed, based upon the estimated fair values at the date of acquisition. The excess purchase price over the fair value of amounts assigned to the net tangible assets acquired was $51.1 million. Of such amount, $32.2 million was expensed at acquisition as purchased in-process research and development costs and is included in acquisition-related charges in the Consolidated Statement of Operations for fiscal 1996, and the remaining excess purchase price was allocated as follows (in thousands):

                                                                                          AMORTIZATION
                                                                                             PERIOD
                                                                                             (YEARS)      AMOUNT
                                                                                          -------------  ---------
Existing title library..................................................................            4    $   1,900
Tradename...............................................................................           12        4,200
Goodwill................................................................................           12       12,787
                                                                                                         ---------
                                                                                                         $  18,887
                                                                                                         ---------
                                                                                                         ---------

    The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the acquisition of J3 had occurred at the beginning of fiscal 1995 and does not purport to be

                                 GARTNER GROUP

3. ACQUISITIONS (CONTINUED)
indicative of what would have occurred had the acquisition been made as of that date or of results which may occur in the future (in thousands, except per share data):

                                                                                              FISCAL YEAR ENDED
                                                                                                SEPTEMBER 30,
                                                                                            ----------------------
                                                                                               1996        1995
                                                                                            ----------  ----------
Total revenues............................................................................  $  401,329  $  310,150
Net income................................................................................  $   11,749  $   16,360
Net income per common share...............................................................  $     0.12  $     0.17

    On August 1, 1997, the Company acquired all of the outstanding shares of Datapro Information Services, Inc. ("Datapro"), a unit of the McGraw-Hill Companies for consideration of approximately $25 million in cash. Datapro is a provider of information on product specifications and pricing, product comparisons, technology reports, market overviews, case studies and user ratings surveys. Datapro's services and products provide feature and side-by-side comparisons of computer hardware, software and communications products. The acquisition was accounted for by the purchase method, and the purchase price has been allocated to the assets acquired and liabilities assumed, based upon the estimated fair values at the date of acquisition. The excess purchase price over the fair value of amounts assigned to the net tangible assets acquired was $33.5 million and has been recorded as goodwill which is being amortized over 30 years. In addition, $2.5 million of the purchase price was allocated to a non-compete agreement which is being amortized over 4 years. If the acquisition of Datapro had occurred at the beginning of fiscal 1996, consolidated total revenues would have been $536.6 million and $431.4 for fiscal 1997 and 1996, respectively. This revenue does not purport to be indicative of what would have occurred had the acquisition been made as of that date or of total revenues which may occur in the future. The pro forma effect on the Company's fiscal 1997 and 1996 net income and net income per common share is not material.

    During fiscal 1997 and 1996, the Company completed additional acquisitions for consideration of $8.1 and $23.2 million in cash, respectively. These acquisitions have been accounted for under the purchase method and substantially all of the purchase price has been assigned to goodwill. The results of these acquired operations individually and collectively, had they occurred at the beginning of fiscal 1997, 1996 or 1995 are not material.

    During fiscal 1997 and 1996 the Company made several investments totaling $7.1 million and $0.9 million, respectively, that are accounted for on the cost method. The Company also made an investment totaling $1.9 million in 1997 that is accounted for on the equity method. These investments totaled $9.4 million and $0.9 million and are included in Other assets on the Consolidated Balance Sheets as of September 30, 1997 and 1996, respectively.

    In October 1997, the Company acquired a 32% membership interest in Jupiter Communications, LLC ("Jupiter") for $8.0 million in cash. Jupiter is a provider of analyst-based research and strategic planning services to the consumer Internet and interactive industry.

                                 GARTNER GROUP

4. NONRECURRING CHARGES

    During fiscal 1995, Dataquest closed certain operations of its subsidiary in Japan for a $0.6 million pre-tax charge, and initiated workforce reduction actions resulting in a pre-tax charge of $8.2 million. These charges were recorded as a nonrecurring charge in the Consolidated Statement of Operations.

5. PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Property, equipment and leasehold improvements, are carried at cost less accumulated depreciation and amortization, and consist of the following (in thousands):

                                                                                   USEFUL        SEPTEMBER 30,
                                                                                    LIFE      --------------------
                                                                                   (YEARS)      1997       1996
                                                                                 -----------  ---------  ---------
Furniture and equipment........................................................         3-8   $  25,568  $  19,801
Computer equipment.............................................................         2-3      56,979     34,843
Leasehold improvements.........................................................        2-15      19,257     14,293
                                                                                              ---------  ---------
                                                                                                101,804     68,937
Less--accumulated depreciation and amortization................................                 (57,702)   (36,119)
                                                                                              ---------  ---------
                                                                                              $  44,102  $  32,818
                                                                                              ---------  ---------
                                                                                              ---------  ---------

6. INTANGIBLE ASSETS

    Intangible assets, net, are carried at cost less accumulated amortization, and consist of the following (in thousands):

                                                                              AMORTIZATION       SEPTEMBER 30,
                                                                                 PERIOD      ---------------------
                                                                                 (YEARS)        1997       1996
                                                                              -------------  ----------  ---------
Goodwill....................................................................          7-30   $  138,537  $  97,535
Non-compete agreements......................................................           3-5        3,462     --
Tradenames..................................................................            12        6,978      6,200
Title library...............................................................             4        1,900      1,900
                                                                                             ----------  ---------
                                                                                                150,877    105,635
Less--accumulated amortization..............................................                    (18,682)   (12,491)
                                                                                             ----------  ---------
                                                                                             $  132,195  $  93,144
                                                                                             ----------  ---------
                                                                                             ----------  ---------

7. COMMITMENTS

    The Company leases various facilities, furniture and computer equipment under lease arrangements expiring between fiscal 1998 and 2010.

                                 GARTNER GROUP

7. COMMITMENTS (CONTINUED)
    Future minimum annual payments under operating lease agreements as of September 30, 1997 are as follows (in thousands):

FISCAL YEAR ENDING SEPTEMBER 30,
-------------------------------------------------------------------------------------------------------
1998...................................................................................................  $  12,346
1999...................................................................................................     10,326
2000...................................................................................................      9,312
2001...................................................................................................      7,743
2002...................................................................................................      6,220
Thereafter.............................................................................................     52,350
                                                                                                         ---------
Total minimum lease payments...........................................................................  $  98,297
                                                                                                         ---------
                                                                                                         ---------

    Rental expense for operating leases, net of sublease income, was $16.8, $11.0 and $10.4 million for the fiscal years ended September 30, 1997, 1996 and 1995, respectively. The Company has commitments with two facilities management companies for printing, copying, mail room and other related services. The minimum annual obligations under these service agreements are $3.8 million for fiscal 1998 and 1999, $1.3 million for fiscal 2000, and $0.4 million for fiscal 2001.

    The Company is involved in legal proceedings and litigation arising in the ordinary course of business. The Company believes the outcome of all current proceedings, claims and litigation will not have a material effect on the Company's financial position or results of operations when resolved in a future period.

8. LONG-TERM OBLIGATIONS

    The Company has available two unsecured credit lines with The Bank of New York and Chase Manhattan Bank for $5.0 million and $25.0 million, respectively. Borrowings under The Bank of New York line accrue interest charges at LIBOR plus 2%. Alternatively, the rate shall be the higher of the prime commercial lending rate of the bank or the Federal Funds Rate plus 1/2 of 1% in the event LIBOR is unavailable. The Chase Manhattan Bank line carries an interest rate equal to either the prime rate of Chase Manhattan Bank, LIBOR plus 2.5% for periods of 30, 60 or 90 days as the Company may choose, or a "fixed option" rate. There are no commitment fees associated with these lines. These lines may be canceled by the banks at any time without prior notice or penalty. No borrowings were outstanding under either line at September 30, 1997 and 1996.

    Letters of credit are issued by the Company in the ordinary course of business. The Company had outstanding letters of credit with Chase Manhattan Bank of $4.0 million and $2.0 million with The Bank of New York at September 30, 1997.

                                 GARTNER GROUP

9. INCOME TAXES

    Following is a summary of the components of income before provision for income taxes (in thousands):

                                                                                  FISCAL YEAR ENDED SEPTEMBER 30,
                                                                                  --------------------------------
                                                                                     1997       1996       1995
                                                                                  ----------  ---------  ---------
U.S.............................................................................  $   93,758  $  40,650  $  38,588
Non-U.S.........................................................................      30,115     12,480      7,521
                                                                                  ----------  ---------  ---------
Consolidated....................................................................  $  123,873  $  53,130  $  46,109
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------

    The provision for income taxes on the above income consists of the following components (in thousands):

                                                                                   FISCAL YEAR ENDED SEPTEMBER 30,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
Current tax expense:
  U.S. federal...................................................................  $     797  $   1,775  $   9,282
  State and local................................................................      1,872      2,178      2,051
  Foreign........................................................................      8,208      3,164      1,807
                                                                                   ---------  ---------  ---------
Total current....................................................................     10,877      7,117     13,140
                                                                                   ---------  ---------  ---------
Deferred tax expense (benefit):
  U.S. federal...................................................................        434         58     (1,967)
  State and local................................................................        912     (1,347)      (678)
  Foreign........................................................................        208       (105)       (45)
                                                                                   ---------  ---------  ---------
Total deferred...................................................................      1,554     (1,394)    (2,690)
                                                                                   ---------  ---------  ---------
Total current and deferred.......................................................     12,431      5,723     10,450
                                                                                   ---------  ---------  ---------
Benefit of stock transactions with employees credited to additional paid-in
  capital........................................................................     38,037     30,452      9,241
Benefit of purchased tax benefits credited to goodwill...........................        275        517      1,257
                                                                                   ---------  ---------  ---------
Total provision for income taxes.................................................  $  50,743  $  36,692  $  20,948
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    Current and long-term deferred tax assets and liabilities are comprised of the following (in thousands):

                                                                                                  SEPTEMBER 30,
                                                                                               --------------------
                                                                                                 1997       1996
                                                                                               ---------  ---------
Depreciation.................................................................................  $     895  $     749
Expense accruals for book purposes...........................................................      6,992      8,528
Loss and credit carryforwards................................................................      9,380      9,698
Other........................................................................................      1,706      1,767
                                                                                               ---------  ---------
Gross deferred tax asset.....................................................................     18,973     20,742
                                                                                               ---------  ---------
Intangible assets............................................................................     (3,383)    (1,919)
Other........................................................................................       (858)      (895)
                                                                                               ---------  ---------
Gross deferred tax liability.................................................................     (4,241)    (2,814)
                                                                                               ---------  ---------
Valuation allowance..........................................................................     (4,962)    (6,580)
                                                                                               ---------  ---------
Net deferred tax asset.......................................................................  $   9,770  $  11,348
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                                 GARTNER GROUP

9. INCOME TAXES (CONTINUED)
    Current and long-term net deferred tax assets are $5.1 million and $4.7 million as of September 30, 1997 and $8.8 million and $2.5 million as of September 30, 1996, respectively, and are included in Prepaid and other current assets and Other assets, respectively, in the Consolidated Balance Sheets.

    The valuation allowance relates to domestic and foreign tax loss carryforwards. The net decrease in the valuation allowance of approximately $1.6 million in the current year results primarily from the utilization of foreign tax loss carryforwards. The tax benefit from such tax loss carryforwards was $1.7, $1.0 and $1.7 million for fiscal years 1997, 1996 and 1995, respectively. Approximately $1.8 million and $1.4 million of the valuation allowance would reduce goodwill and additional paid-in capital, respectively, upon subsequent recognition of any related tax benefits.

    The differences between the U.S. federal statutory income tax rate and the Company's effective rate are:

                                                                                            FISCAL YEAR ENDED SEPTEMBER 30,
                                                                                            -------------------------------
                                                                                              1997       1996       1995
                                                                                            ---------  ---------  ---------
Statutory tax rate........................................................................       35.0%      35.0%      35.0%
State income taxes, net of federal benefit................................................        4.5        5.3        5.4
Foreign income taxed at a different rate..................................................        0.6        1.5       (0.7)
Non-deductible goodwill and direct acquisition costs......................................        0.9        0.9        2.1
Non-taxable interest income...............................................................       (0.9)      (1.3)      (1.7)
Exempt foreign trading gross receipts.....................................................       (1.0)    --         --
Other items...............................................................................        1.9        1.6        5.4
                                                                                                  ---        ---        ---
Effective rate without write-off of purchased in-process research and development costs...       41.0       43.0       45.5
Non-deductible write-off of purchased in-process research and development costs...........     --           26.1     --
                                                                                                  ---        ---        ---
Effective tax rate........................................................................       41.0%      69.1%      45.5%
                                                                                                  ---        ---        ---
                                                                                                  ---        ---        ---

    As of September 30, 1997, the Company had U.S. federal tax loss carryforwards of $10.0 million which will expire in eleven to fifteen years and state and local tax loss carryforwards of $35.4 million the majority of which will expire in four to five years. The U.S. federal tax loss carryforwards are subject to limitations on their use under the Internal Revenue Code. In addition, the Company has foreign tax loss carryforwards of $6.6 million, of which $1.1 million will expire within three to four years, and $5.5 million can be carried forward indefinitely.

10. CAPITAL STOCK AND STOCK REPURCHASE PROGRAM

    The Company effected two-for-one stock splits of its Class A and Class B Common Stock by means of stock dividends in March 1996, June 1995 and August 1994. All earnings per share and share data presented herein have been restated retroactively to reflect such splits. As of September 30, 1997, the Company has recorded the conversion of all Class B Common Stock into Class A Common Stock on a one for one basis, pursuant to a provision of the Articles of Incorporation which requires conversion when the Class B Common Stockholder's voting equity falls below a certain ownership percentage after considering all exercisable options and warrants outstanding. Class A Common Stock stockholders are entitled to one vote per share on all matters to be voted by stockholders, other than the election of directors. Prior to the

                                 GARTNER GROUP

10. CAPITAL STOCK AND STOCK REPURCHASE PROGRAM (CONTINUED) conversion of the Class B Common Stock, Class B Common stockholders had certain preferential voting rights with respect to the election of members of the Board of Directors.

    During fiscal 1997, the Company entered into a series of forward purchase agreements on its common stock. These agreements are settled at the Company's option on a net basis in either shares of its own common stock or in cash. To the extent that the market price of the Company's common stock on a settlement date is higher (lower) than the forward purchase price, the net differential is received (paid) by the Company. As of September 30, 1997, an agreement in place cover approximately $36.9 million or 1,350,068 shares of the Company's stock having forward purchase prices established at $27.31 per share. If the market priced portion of this agreement was settled based on the September 30, 1997 market price of the Company's common stock ($30.00 per share), the Company would be entitled to receive approximately 100,081 shares. During fiscal 1997, two settlements resulted in the Company receiving 449,932 shares of common stock (recorded in Treasury stock at no cost) and paying approximately $12.0 million in cash (recorded as a reduction of Additional paid-in capital).

11. EMPLOYEE STOCK PURCHASE PLANS

    In January 1993, the Company adopted an employee stock purchase plan (the "1993 Employee Stock Purchase Plan"), and reserved an aggregate of 4,000,000 shares of Class A Common Stock for issuance under this plan. The plan permits eligible employees to purchase Class A Common Stock through payroll deductions, which may not exceed 10% of an employee's compensation (or $21,250 in any calendar year), at a price equal to 85% of Class A Common Stock price as reported by NASDAQ at the beginning or end of each offering period, whichever is lower. During fiscal 1997, 195,721 shares were issued from treasury stock at an average purchase price of $31.76 per share in connection with this plan. At September 30, 1997, 2,272,316 shares were available for offering under the plan.

12. STOCK OPTIONS AND WARRANTS

    Under the terms of the 1991 Stock Option Plan, (the "Option Plan"), the Board of Directors may grant non-qualified and incentive stock options, entitling employees to purchase shares of the Company's common stock at the fair market value determined by the Board on the date of grant. The Board can determine the date on which options vest and become exercisable. A total of 22,800,000 shares of Class A Common Stock were reserved for issuance under the plan. At September 30, 1997 and 1996 2,955,416 and 4,152,381 options were available for grant, respectively.

    In January 1993, the Company adopted a stock option plan for directors (the "1993 Director Option Plan") and reserved an aggregate of 1,200,000 shares of Class A Common Stock for issuance under this plan. The plan provided for the automatic grant of 120,000 options to purchase shares of Class A Common Stock to each non-employee director upon first becoming a director on or after February 1, 1993, and the automatic grant of an option to purchase an additional 24,000 options to purchase shares of Class A Common Stock annually based on continuous service as a director. In January 1996, the plan was amended to provide for the automatic grant of 15,000 options to purchase shares of Class A Common Stock to each non-employee director upon first becoming a director and the automatic grant of an option to purchase an additional 3,000 options to purchase shares of Class A Common Stock annually based on continuous service as a director. The exercise price of each option granted under the plan is equal to the fair value of the Class A Common Stock at the date of grant. Options granted are subject to cumulative yearly vesting over a three year period after the date of grant and the number of shares to be granted under the amended

                                 GARTNER GROUP

12. STOCK OPTIONS AND WARRANTS (CONTINUED) terms will not be adjusted for any future stock splits. At September 30, 1997 and 1996, 621,000 and 648,000 options were available for grant, respectively.

    In October 1994, the Board of Directors and stockholders of the Company approved the adoption of a Long-Term Stock Option Plan ("the 1994 Long-Term Plan") and the reservation of an aggregate of 7,200,000 shares of Class A Common Stock for issuance thereunder. The purpose of the plan is to provide senior personnel long-term equity participation in the Company as an incentive to promote the long-term success of the Company. The exercise price of each option granted under the plan is equal to the fair value of the Class A Common Stock at the date of grant. All options granted under the plan vest and become fully exercisable five years following the date of grant, based on continued employment, and have a term of ten years from the date of grant assuming continued employment. Vesting and exercisability accelerates upon achievement of certain financial performance targets determined by the Board of Directors. If all financial performance targets are met in accordance with parameters as set by the Board in its sole discretion, 25% of the shares granted become exercisable on the first anniversary date following the date of grant and, if subsequent financial performance targets are met for both the first and second fiscal years following the date of grant, a second 25% become exercisable three years following the date of grant. If financial performance targets are met consecutively for all three fiscal years following the date of grant, a third 25% become exercisable on the fourth anniversary date following the date of grant and the final 25% become exercisable on the fifth anniversary following the date of grant. Failure to achieve the specified target or targets for any one fiscal year or consecutive fiscal years can be remedied by achievement of the cumulative target in a succeeding fiscal year or years. Based on fiscal year 1995, 1996 and 1997 performance, 1,597,500 options were exercisable on September 30, 1997. An additional 1,543,750 options became exercisable on October 10, 1997. At September 30, 1997 and 1996, 810,000 and 750,000 shares were available for grant, respectively.

    In October 1996, the Company adopted the 1996 Long-Term Stock Option Plan ("the 1996 Long-Term Plan"). Under the terms of the plan, the Board of Directors may grant non-qualified and incentive options, entitling employees to purchase shares of the Company's common stock at the fair market value at the date of option grant. An aggregate of 1,800,000 shares of Class A Common Stock were reserved for issuance under this plan. All options granted under the plan vest and become fully exercisable six years following the date of grant, based on continued employment, and have a term of ten years from the date of grant assuming continued employment. Vesting and exercisability accelerates upon achievement of certain financial performance targets determined by the Board of Directors. If all financial performance targets are met in accordance with parameters as set by the Board in its sole discretion, 25% of the shares granted become exercisable on the third anniversary date following the date of grant and, if subsequent financial performance targets are met for both the first and second years following the date of grant, a second 25% become exercisable four years following the date of grant. If financial performance targets are met consecutively for all three years following the date of grant, a third 25% become exercisable on the fifth anniversary date following the date of grant and the final 25% become exercisable on the sixth anniversary following the date of grant. Based on fiscal year 1997 performance, 451,250 options will be exercisable on February 24, 2000. At September 30, 1997, 25,000 options to purchase common stock were available for grant.

    On April 4, 1997, the Company repriced certain stock options granted from October 1995 through January 1997 under the 1991 Option Plan and the 1994 Long-Term Plan. In total, options to purchase 1,647,000 shares of common stock were repriced at an exercise price of $23.875 per share. The original vesting schedules and expiration dates associated with these stock options were also amended to coincide

                                 GARTNER GROUP

12. STOCK OPTIONS AND WARRANTS (CONTINUED) with the stock option repricing date. These amounts have been included as granted and canceled options during fiscal 1997 in the summary activity table shown below.

    A summary of stock option activity under the plans and agreement through September 30, 1997 follows:

                                                                                                         WEIGHTED
                                                                                           SHARES UNDER   AVERAGE
                                                                                              OPTION       PRICE
                                                                                           ------------  ---------
Outstanding at September 30, 1994........................................................   12,806,072   $   1.540
  Granted................................................................................    8,707,672   $   7.860
  Exercised..............................................................................   (1,838,902)  $   0.811
  Canceled...............................................................................     (548,688)  $   3.653
                                                                                           ------------  ---------
Outstanding at September 30, 1995........................................................   19,126,154   $   4.439
  Granted................................................................................    3,665,506   $  21.943
  Exercised..............................................................................   (3,036,403)  $   1.994
  Canceled...............................................................................     (968,660)  $   9.809
                                                                                           ------------  ---------
Outstanding at September 30, 1996........................................................   18,786,597   $   6.922
  Granted................................................................................    5,694,814   $  23.023
  Exercised..............................................................................   (4,036,862)  $   3.385
  Canceled...............................................................................   (2,623,199)  $  26.416
                                                                                           ------------  ---------
Outstanding at September 30, 1997........................................................   17,821,350   $  11.462
                                                                                           ------------  ---------
                                                                                           ------------  ---------

    Options for the purchase of 3,492,390 and 4,295,277 shares were exercisable at September 30, 1997 and 1996, respectively.

    Shares purchased under the terms of the plans are subject to repurchase by the Company at the fair market value of the shares as determined by the Board of Directors at the repurchase date based on the circumstances as outlined in the option agreements.

    The following table summarizes information about stock options outstanding at September 30, 1997:

                                                          WEIGHTED
                                            WEIGHTED       AVERAGE
                                            AVERAGE       REMAINING
   RANGE OF        NUMBER       NUMBER      EXERCISE     CONTRACTUAL
EXERCISE PRICES  OUTSTANDING  EXERCISABLE    PRICE      LIFE (YEARS)
---------------  -----------  ----------  ------------  -------------
$     0.02--.94   1,299,751      965,191   $     0.57           1.9
$    1.13--4.83   2,495,746    1,066,786   $     2.87           3.3
$    5.03--9.50   7,130,592      522,312   $     7.25           6.9
$10.28--13.88...    564,268      342,650   $    12.27           7.7
$16.63--21.09...  5,059,046      545,796   $    19.93           9.0
$25.15--35.38...  1,271,947       49,655   $    28.91           9.5

    A warrant expiring December 1, 2000 to purchase 600,000 shares of Class A Common Stock at $16.42 per share is held by Cognizant. The warrant was issued in connection with the acquisition of Dataquest.

    The Company has chosen to continue applying APB No. 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for the fixed stock option plans. Had compensation cost for the Company's stock-based compensation plans been determined

                                 GARTNER GROUP

12. STOCK OPTIONS AND WARRANTS (CONTINUED) based on the fair value at the grant dates under those plans, consistent with the method prescribed under FAS 123, the Company's net income and net income per common share would have been reduced to the pro forma amounts indicated below:

                                                                       FISCAL YEAR ENDED SEPTEMBER 30,
                                                                     ------------------------------------
                                                                                       1997       1996
                                                                                     ---------  ---------
Net income.........................................................     As reported  $  73,130  $  16,438
                                                                          Pro forma  $  62,497  $  10,616
Net income per common share........................................     As reported  $    0.71  $    0.17
                                                                     Pro forma.....  $    0.61  $    0.11

    The pro forma disclosures shown above reflect options granted after fiscal 1995 and are not likely to be representative of the effects on net income and net income per common share in future years.

    The fair value of the Company's stock options used to compute pro forma net income and earnings per share disclosures is the estimated fair value at grant date using the Black-Scholes option pricing model. The following weighted-average assumptions were used for stock options granted or modified:

                                                                                              FISCAL YEAR ENDED
                                                                                                SEPTEMBER 30,
                                                                                           -----------------------
                                                                                               1997        1996
                                                                                           ------------  ---------
Expected life (in years).................................................................       2.4-6.4    2.4-6.4
Expected volatility......................................................................           .40        .38
Risk free interest rate..................................................................    6.00%-6.09%      6.00%
Expected dividend yield..................................................................          0.00%      0.00%

    The weighted average fair values of the Company's stock options granted in 1997 and 1996 are $12.32 and $5.56, respectively.

13. EMPLOYEE BENEFIT AND DEFERRED COMPENSATION PLANS

    The Company has a savings and investment plan covering substantially all domestic employees. The Company contributes amounts to this plan based upon the level of employee contributions.

    In addition, the Company also contributes fixed and discretionary amounts based on employee participation and attainment of operating margins specified by the Board. Amounts expensed in connection with the plan totaled $4.6, $3.2, and $2.0 million for the years ended September 30, 1997, 1996 and 1995, respectively.

14. GEOGRAPHIC DATA

    The Company's consolidated total revenues are generated primarily through direct sales to clients by domestic and international sales forces, a network of independent international distributors, and to a lesser extent by international joint venture partners. The Company defines "Europe Revenues" as revenues attributable to clients located in England and the European region and "Other International Revenues" as revenues attributable to all other areas located outside of the United States.

    European identifiable tangible assets consist primarily of the assets of the European subsidiaries and include the accounts receivable balances carried directly by the subsidiaries located in England, France and Germany. All other European customer receivables are maintained by and therefore are included as identifiable assets of the U.S. operations.

                                 GARTNER GROUP

14. GEOGRAPHIC DATA (CONTINUED)
    Summarized information by geographic location is as follows (in thousands):

                                                                                FISCAL YEAR ENDED SEPTEMBER 30,
                                                                               ----------------------------------
                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
United States:
  Revenues...................................................................  $  333,038  $  253,451  $  184,615
  Operating income...........................................................  $   62,884  $   26,359  $   33,600
  Identifiable tangible assets...............................................  $  407,262  $  282,201  $  222,262
Europe:
  Revenues...................................................................  $  121,971  $   98,789  $   71,946
  Operating income...........................................................  $   36,800  $   15,968  $    5,330
  Identifiable tangible assets...............................................  $   73,974  $   50,564  $   36,474
Other International:
  Revenues...................................................................  $   56,230  $   42,432  $   38,585
  Operating income...........................................................  $   16,929  $    7,113  $    4,810
  Identifiable tangible assets...............................................  $   27,654  $   18,199  $    8,481

    Excluding acquisition-related and nonrecurring charges, operating income in the United States was $61.3, and $41.8 million for the fiscal years ended September 30, 1996 and 1995, respectively.

                                 GARTNER GROUP

15. SELECTED CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF OPERATIONS DATA

    A summary of Selected Consolidated Balance Sheets and Statements of Operations data is set forth below (in thousands):

                                                         BALANCE SHEETS DATA      STATEMENTS OF OPERATIONS DATA
                                                       -----------------------  ----------------------------------
                                                                                                          TOTAL
                                                       GROSS FEES    DEFERRED      AML        OTHER    FISCAL YEAR
                                                       RECEIVABLE    REVENUES    REVENUE    REVENUES    REVENUES
                                                       -----------  ----------  ----------  ---------  -----------
Balance at September 30, 1994........................   $ 105,940   $  136,911
Billings.............................................     322,169      234,065  $   36,163  $  52,211
Acquisition balances.................................         997          243      --
Cash collections.....................................    (313,257)      --          --         --
AML revenue amortization.............................      --         (201,005)    201,005     --
Other service revenue amortization...................      --           (5,767)     --          5,767
                                                       -----------  ----------  ----------  ---------  -----------
Balance at September 30, 1995........................     115,849      164,447  $  237,168  $  57,978   $ 295,146
                                                       -----------  ----------  ----------  ---------  -----------
                                                       -----------  ----------  ----------  ---------  -----------
Billings.............................................     420,037      340,476  $   22,071  $  67,432
Acquisition balances.................................       3,976        1,663      --         --
Cash collections.....................................    (391,640)      --          --         --
AML revenue amortization.............................      --         (296,690)    296,690     --
Other service revenue amortization...................      --           (8,479)     --          8,479
                                                       -----------  ----------  ----------  ---------  -----------
Balance at September 30, 1996........................     148,222      201,417  $  318,761  $  75,911   $ 394,672
                                                       -----------  ----------  ----------  ---------  -----------
                                                       -----------  ----------  ----------  ---------  -----------
Billings.............................................     574,588      452,271  $   18,160  $  80,723
Acquisition balances.................................       4,297       15,998      --         --
Cash collections.....................................    (516,007)      --          --         --
AML revenue amortization.............................      --         (399,373)    399,373     --
Other service revenue amortization...................      --          (12,983)     --         12,983
                                                       -----------  ----------  ----------  ---------  -----------
Balance at September 30, 1997........................   $ 211,100   $  257,330  $  417,533  $  93,706   $ 511,239
                                                       -----------  ----------  ----------  ---------  -----------
                                                       -----------  ----------  ----------  ---------  -----------

    For a description of the Company's revenue recognition policies, see Note 1--Significant Accounting Policies. AML revenues shown above of $417.5, $318.8, and $237.2 million for fiscal years 1997, 1996 and 1995, respectively, are recognized as services and products are delivered, and as the Company's obligation to the client is completed over the contract period. Included in AML revenues are catch-up adjustments also shown above for the fiscal years 1997, 1996 and 1995 of $18.2, $22.1, and $36.2 million, respectively, to account for certain renewals. Catch-up adjustments occur when there is a lag between the month that a contract expires and the month that it is renewed. The Company continues to provide services for a certain period of time after expiration, based on the Company's historical experience that most clients who do not renew prior to expiration do so on a retroactive basis. The Company recognizes no revenues, however, during this period. When a client renews the service on a retroactive basis, the Company records the previously unrecognized revenue as a catch-up adjustment.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of IMS HEALTH is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

    Article Sixth of IMS HEALTH's Restated Certificate of Incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), limiting the personal monetary liability of directors for breach of fiduciary duties as a director. The DGCL and IMS HEALTH's Restated Certificate of Incorporation provide that such provision does not eliminate or limit liability (i) for any breach of the director's duty of loyalty to IMS HEALTH or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

    Section 145 of the DGCL permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which an officer, director, employee or agent is a party by reason of the fact that he is or was such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not IMS HEALTH would have the power to indemnify such persons against such liabilities under the provisions of such sections. IMS HEALTH has purchased such insurance.
Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    IMS HEALTH's Restated Certificate of Incorporation provides that IMS HEALTH shall indemnify directors and officers to the fullest extent permitted by the laws of the State of Delaware. IMS HEALTH's Restated Certificate of Incorporation also provides that a director of IMS HEALTH shall not be liable to IMS HEALTH or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

    The indemnification rights conferred by IMS HEALTH's Restated Certificate of Incorporation are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. IMS HEALTH will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following Exhibits are filed herewith unless otherwise indicated:

  EXHIBIT
    NO.                                                 DESCRIPTION                                                 PAGE
-----------  --------------------------------------------------------------------------------------------------     -----

       2.1   Agreement and Plan of Merger, dated as of March 23, 1998, among Cognizant Corporation, WAC Inc.
             and Walsh International Inc. (included as Annex I to this Proxy Statement/Prospectus).............

       2.2   Stock Option Agreement, dated as of March 23, 1998, by and between Walsh International Inc. and
             Cognizant Corporation (included as Annex II to this Proxy Statement/Prospectus)...................

       3.1   Restated Certificate of Incorporation of IMS Health Incorporated dated May 29, 1998...............

       3.2   Amended and Restated By-laws of IMS Health Incorporated...........................................

       5.1   Opinion of Simpson Thacher & Bartlett regarding the legality of securities being issued...........

       8.1   Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol regarding certain US tax consequences of the Merger........................................................................................

      23.1   Consent of Simpson Thacher & Bartlett (contained in Exhibit 5.1)..................................

      23.2   Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (contained in Exhibit 8.1)................

      23.3   Consent of Coopers & Lybrand L.L.P., independent accountants of Cognizant Corporation.............

      23.4   Consent of Coopers & Lybrand L.L.P., independent accountants of Walsh International Inc...........

      23.5   Consent of Coopers & Lybrand L.L.P., independent accountants of Nielsen Media Research, Inc.......

      23.6   Consent of Coopers & Lybrand L.L.P., independent accountants of IMS Health Incorporated...........

      23.7   Consent of KMPG Peat Marwick LLP, independent accountants of Gartner Group, Inc...................

      23.8   Consent of Price Waterhouse LLP, former independent accountants of Gartner Group, Inc.............

      23.9   Consent of NationsBanc Montgomery Securities LLC..................................................

      24.1   Power of Attorney.................................................................................

      99.1   Opinion of NationsBanc Montgomery Securities LLC (included as Annex III to this Proxy
             Statement/Prospectus).............................................................................

      99.2   Notice of Special Meeting of Stockholders of Walsh International Inc..............................

      99.3   Form of proxy for the Special Meeting of Stockholders of Walsh International Inc..................

      99.4   Form of Letter of Chief Executive Officer of Walsh International Inc. to Stockholders.............

      99.5   Walsh International Inc. and Subsidiaries Computation of Earnings (Loss) Per Share For the Years
             Ended June 30, 1995, 1996 and 1997................................................................

    (b) Financial Data Schedule.

    Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

ITEM 22. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (5) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by this form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form;

        (6) that every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (7) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

        (8) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

        (9) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in New York, New York, on June 2, 1998.

                                              IMS HEALTH INCORPORATED

                                              By:        /s/ ROBERT E. WEISSMAN
                                                         -----------------------------------------
                                                         Name: Robert E. Weissman
                                                         Title: Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------
                                Chairman and
              *                   Chief Executive Officer
------------------------------    (Principal Executive         June 2, 1998
      Robert E. Weissman          Officer)
                                President and Chief
              *                   Operating Officer
------------------------------    (Principal Financial         June 2, 1998
       Victoria R. Fash           Officer)
                                Senior Vice President and
              *                   Controller
------------------------------    (Principal Accounting        June 2, 1998
       James C. Malone            Officer)

              *
------------------------------  Director                       June 2, 1998
      Stephen J. Boatti

              *
------------------------------  Director                       June 2, 1998
     Jared T. Finkelstein
              *
------------------------------  Director                       June 2, 1998
      Kenneth S. Siegel

------------------------

* Victoria R. Fash hereby signs this Registration Statement on June 2, 1998, on behalf of each of the above named Directors and Officers of the registrant above whose typed names asterisks appear, pursuant to a power of attorney duly excuted by such Directors and Officers and filed with the Securities and Exchange Commission as an exhibit to this Registration Statement.

                                                     /s/ VICTORIA R. FASH
                                                     --------------------------------------
                                                     Attorney-in-fact